 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1998

                                                REGISTRATION NO. 333-63305
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                       AMENDMENT NO. 1 TO FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                       GREEN TREE FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------
               DELAWARE                              41-1807858
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)
                             1100 LANDMARK TOWERS
                             345 ST. PETER STREET
                       SAINT PAUL, MINNESOTA 55102-1639
                                (612) 293-3400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                               JOEL H. GOTTESMAN
                             1100 LANDMARK TOWERS
                             345 ST. PETER STREET
                       SAINT PAUL, MINNESOTA 55102-1639
                                (612) 293-3400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
           CHARLES F. SAWYER                      JEFFREY J. MURPHY
         DORSEY & WHITNEY LLP                  THACHER PROFFITT & WOOD
        220 SOUTH SIXTH STREET                 TWO WORLD TRADE CENTER
     MINNEAPOLIS, MINNESOTA 55402             NEW YORK, NEW YORK 10048

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                               PROPOSED       PROPOSED
                                 AMOUNT        MAXIMUM        MAXIMUM      AMOUNT OF
  TITLE OF EACH CLASS OF         TO BE      OFFERING PRICE   AGGREGATE    REGISTRATION
SECURITIES TO BE REGISTERED    REGISTERED    PER UNIT(1)   OFFERING PRICE    FEE(2)
--------------------------------------------------------------------------------------
 Certificates for Home
  Improvement and Home
  Equity Loans ..........    $2,000,000,000      100%      $2,000,000,000 $590,000(4)
--------------------------------------------------------------------------------------
 Limited Guaranty of
  Green Tree Financial
  Corporation............         (3)            (3)            (3)           (3)

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(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price, pursuant to Rule 457(c).
(2) The amount of Certificates for Home Improvement and Home Equity Loans being carried forward from Registration Statement No. 333-49951 pursuant to Rule 429 is $671,637,069, and the Registrant previously paid a filing fee with respect to such securities of $198,132.94 (calculated at the rate of 1/29th of 1% of the amount of securities being registered, the rate in effect at the time such Registration Statement was filed).
(3) No additional consideration will be paid for the Limited Guaranty; accordingly, no separate filing fee is being paid herewith pursuant to Rule 457(n).

(4) Previously paid.
  Pursuant to Rule 429, the Prospectuses contained in this Registration Statement also relate to and constitute Post-Effective Amendment No. 1 to Registration Statement No. 333-49951, which became effective on April 23, 1998.
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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


                     GREEN TREE FINANCIAL CORPORATION

         CERTIFICATES FOR HOME IMPROVEMENT AND HOME EQUITY LOANS
-------------------------------------------------------------------------------
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                             EXPLANATORY NOTE

  This Registration Statement includes seven different Base Prospectuses, with an accompanying form of Prospectus Supplement, describing different combinations of assets or transaction structures that might be employed by the
Registrant:

Base No. 1Home Equity Loans, REMIC

      The assets of the related Trust would consist of home equity loans. Each such home equity loan would constitute a "qualified mortgage" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured to qualify as a "real estate mortgage investment conduit"("REMIC") under the Internal Revenue Code, and would issue certificates constituting "regular interests" in the REMIC.

Base No. 2 High-LTV Home Equity Loans , Owner Trust

      The assets of the related Trust would consist of home equity loans. For various reasons, which may include a loan-to-value ratio in excess of 125%, Green Tree is unable to represent that such home equity loans constitute "qualified mortgages" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured as an "owner trust," issuing notes pursuant to an indenture representing indebtedness of the Trust, and possibly issuing certificates representing beneficial interests in the Trust.

Base No. 3 Secured Home Improvement and Home Equity Loans, REMIC

      The assets of the related Trust would consist of home improvement loans and home equity loans. Each such home improvement loan and each such home equity loan would constitute a "qualified mortgage" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured to qualify as a REMIC under the Internal Revenue Code, and would issue certificates constituting "regular interests" in the REMIC.

Base No. 4 Secured Home Improvement Loans, REMIC

      The assets of the related Trust would consist of home improvement loans. Each such home improvement loan would constitute a "qualified mortgage" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured to qualify as a REMIC under the Internal Revenue Code, and would issue certificates constituting "regular interests" in the REMIC.

Base No. 5 Unsecured Home Improvement Loans and High-LTV Home Equity Loans ,
 Owner Trust

      The assets of the related Trust would consist of home improvement loans and home equity loans. For various reasons, which may include the lack of a mortgage on the related improved real estate or a loan-to-value ratio of such loan in excess of 125%, Green Tree is unable to represent that such home improvement loans and home equity loans constitute "qualified mortgages" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured as an "owner trust," issuing notes pursuant to an indenture representing indebtedness of the Trust, and possibly issuing certificates representing beneficial interests in the Trust.

Base No. 6 Unsecured Home Improvement Loans , Grantor Trust

      The assets of the related Trust would consist of home improvement loans. For various reasons, which may include the lack of a mortgage on the related improved real estate or a loan-to-value ratio of such loan in excess of 125%, Green Tree is unable to represent that such home improvement loans constitute "qualified mortgages" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured to qualify as a "grantor trust" under the Internal Revenue Code, and would issue certificates representing beneficial interests in the Trust.

Base No. 7 Unsecured Home Improvement Loans , Owner Trust

      The assets of the related Trust would consist of home improvement loans. For various reasons, which may include the lack of a mortgage on the related improved real estate or a loan-to-value ratio of such loan in excess of 125%, Green Tree is unable to represent that such home improvement loans constitute "qualified mortgages" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured as an "owner trust," issuing notes pursuant to an indenture representing indebtedness of the Trust, and possibly issuing certificates representing beneficial interests in the Trust.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE INFORMATION CONTAINED HEREIN   +
+ARE SUBJECT TO COMPLETION OR AMENDMENT AND PROSPECTIVE PURCHASERS ARE         +
+REFERRED TO THE RELATED FINAL PROSPECTUS SUPPLEMENT FOR DEFINITIVE            +
+INFORMATION ON ANY MATTER CONTAINED HEREIN. THIS PRELIMINARY PROSPECTUS       +
+SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN    +
+OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY           +
+JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL + +PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH +
+JURISDICTION.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                                           PROSPECTUS SUPPLEMENT
                                                                   TO BASE NO. 1
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED       , 1998)
                           $            (APPROXIMATE)
                                      LOGO
                              [LOGO OF GREENTREE]
                              SELLER AND SERVICER
                       CERTIFICATES FOR HOME EQUITY LOANS
                                 SERIES 1998-

    $            (APPROX.) CLASS A-1 ARM
                                   (1)    (APPROX.)     % CLASS A-5 IO
    $            (APPROX.)     % CLASS A-1
                                $           (APPROX.)     % CLASS M-1
    $            (APPROX.)     % CLASS A-2
                                $           (APPROX.)     % CLASS M-2
    $            (APPROX.)     % CLASS A-3
                                $           (APPROX.)     % CLASS B
    $            (APPROX.)     % CLASS A-4

                                    -------
 (PRINCIPAL AND INTEREST PAYABLE ON THE 15TH DAY OF EACH MONTH BEGINNING IN
                                     1998)

  The Certificates for Home Equity Loans, Series 1998- , offered hereby (the "Certificates") will be comprised of nine Classes, designated as the Class A-1 ARM, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 IO, Class M-1, Class M-2 and Class B Certificates, respectively. The Certificates will be issued by, and evidence beneficial ownership interests in, Home Equity Loan Trust
                                                        (Continued on next page)
                                    -------

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK
FACTORS" ON PAGE S-   OF THIS PROSPECTUS SUPPLEMENT AND PAGE   OF THE
ACCOMPANYING PROSPECTUS.

 THE  CERTIFICATES REPRESENT  INTERESTS  IN  THE TRUST  AND  DO NOT  REPRESENT
  INTERESTS IN  OR OBLIGATIONS OF THE  COMPANY, EXCEPT TO THE  LIMITED EXTENT
    DESCRIBED  HEREIN  AND  IN  THE  PROSPECTUS. THE  CERTIFICATES  DO  NOT
     REPRESENT OBLIGATIONS OF,  AND WILL NOT BE INSURED  OR GUARANTEED BY,
      FHA OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES  COMMISSION   NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE  ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR  ENDORSED
   THE  MERITS  OF THIS  OFFERING.  ANY REPRESENTATION  TO THE  CONTRARY  IS
     UNLAWFUL.

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
                              PRICE TO          UNDERWRITING         PROCEEDS TO
                              PUBLIC(2)           DISCOUNT          COMPANY(2)(3)
---------------------------------------------------------------------------------
Per Class A-1 ARM
Certificate                       %                   %                   %
---------------------------------------------------------------------------------
Per Class A-1
Certificate                       %                   %                   %
---------------------------------------------------------------------------------
Per Class A-2
Certificate                       %                   %                   %
---------------------------------------------------------------------------------
Per Class A-3
Certificate                       %                   %                   %
---------------------------------------------------------------------------------
Per Class A-4
Certificate                       %                   %                   %
---------------------------------------------------------------------------------
Per Class A-5 IO
Certificate                       %                   %                   %
---------------------------------------------------------------------------------
Per Class M-1
Certificate                       %                   %                   %
---------------------------------------------------------------------------------
Per Class M-2
Certificate                       %                   %                   %
---------------------------------------------------------------------------------
Per Class B Certificate           %                   %                   %
---------------------------------------------------------------------------------
Total                         $                   $                   $
---------------------------------------------------------------------------------
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
 (1) Interest will be based on a notional principal amount which will equal
     $           (or the Class A Principal Balance for such Payment Date, if
     less), for the first    Payment Dates, and will thereafter equal zero.
 (2) Plus accrued interest, if any, from and including        , 1998.
 (3) Before deducting expenses, estimated to be $       .

                                    -------

  The Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement
system of The Depository Trust Company on or about       , 1998 (the actual
such date being hereinafter referred to as the "Closing Date").

                                    -------

                                 [UNDERWRITERS]
      , 1998

(Continued from previous page)

1998- (the "Trust"). The Trust will be created by Green Tree Financial Corporation (the "Company") pursuant to a Pooling and Servicing Agreement,
dated as of      , 1998 (the "Agreement") between the Company and [Trustee], as Trustee (the "Trustee"). The Trust property will consist primarily of a pool (the "Loan Pool") comprised of closed-end home equity loans (the "Loans"), including the right to receive payments due on the Loans after the
"Cut-off Date" (which will be       , 1997 (or the date of origination
thereof, if later) for each Loan other than the Subsequent Loans (as defined herein), and for each Subsequent Loan, the date on which such Loan is purchased by the Trust), together with liens on the related real estate and amounts held for the Trust in the Certificate Account and, during the Funding Period, in the Pre-Funding Account (each as defined herein). The Loans include adjustable-rate closed-end home equity loans subject to interest rate
adjustments after an initial period of up to    months (the "Adjustable Rate
Loans;" all Loans other than the Adjustable Rate Loans are referred to herein as the "Fixed-Rate Loans"). Each of the Loans is secured by a lien on the related real estate.

  The Agreement provides for a pre-funding account (the "Pre-Funding Account") to provide the Trust with sufficient funds to purchase additional Loans (the "Subsequent Loans") for up to 90 days after the Closing Date.

  The rights of the holders of the Class M-1, Class M-2 and Class B Certificates to receive distributions on each Payment Date will be subordinated to such rights of the holders of the Class A-1 ARM, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 IO Certificates and, in addition, to such rights of the holders of the Class M-1 Certificates (in the case of the Class M-2 and Class B Certificates) and of the Class M-2 Certificates (in the case of the Class B Certificates), all to the extent described herein.

  Principal and interest with respect to the Certificates are distributable on the fifteenth day of each month or, if such fifteenth day is not a Business
Day, the first Business Day thereafter, beginning in     1998. The entitlement
of Certificateholders (other than Class A-5 IO Certificateholders) to such distributions of principal from available funds includes not only actual payments and recoveries of principal but also scheduled payments of principal due on each outstanding Loan during the calendar month preceding the month in which the related Payment Date occurs (the "Due Period"), provided, however, that the "Due Period" for the initial Payment Date with respect to the
Certificates includes both     1998 and     1998, and principal distributions
on the Certificates on such initial Payment Date will therefore comprise two months of scheduled (and unscheduled) payments on certain of the Loans. The Company will act as servicer (in such capacity, the "Servicer") of the Loans.
The final scheduled Payment Date of the Certificates is in    2029. See
"Description of the Certificates" herein and in the Prospectus.

  Elections will be made to treat the Trust as comprising two separate real estate mortgage investment conduits (the "Master REMIC" and "Subsidiary REMIC") for federal income tax purposes. As described more fully herein, the Certificates will constitute "regular interests" in the Master REMIC. The Class C Subsidiary Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Subsidiary REMIC, and the Class C Master Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Master REMIC. The Class C Subsidiary Certificate and the Class C Master Certificate are referred to herein collectively as the "Class C Certificates." See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

  There is currently no secondary market for the Certificates offered hereby, and there is no assurance that any such market will develop or, if it does develop, that it will continue. [Underwriters] (the "Underwriters") expect, but are not obligated, to make a market in the Certificates.

  All dollar amounts in this Prospectus Supplement and the Prospectus are expressed in United States dollars.

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein. Holders of the Certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  No prospectus in respect of the Certificates has been or will be prepared and filed in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulations 1995. Accordingly, the Certificates being offered hereby may not be offered or sold or re-offered or re-sold to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or otherwise in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. Neither this Prospectus Supplement nor the Prospectus nor any other document inviting applications or offers to purchase Certificates or offering Certificates for purchase may be passed to any person in the United Kingdom who does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or who is not otherwise a person to whom the document may lawfully be issued or passed.

  Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Certificates offered hereby. Such transactions may include stabilizing and the purchase of Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

  For 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Upon receipt of a request by an investor, or his or her representative, within the period during which there is a Prospectus delivery obligation, the Company or the Underwriters will transmit or cause to be transmitted promptly, without charge, and in addition to any such delivery requirements, a paper copy of a Prospectus Supplement and a Prospectus, or a Prospectus Supplement and a Prospectus encoded in an electronic format.

  The Certificates offered hereby constitute Classes of a Series of Certificates for Home Equity Loans being offered by the Company from time to time pursuant to the Prospectus. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. To the extent that any statements in this Prospectus Supplement conflict with statements contained in the Prospectus, the statements in this Prospectus Supplement shall control.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them in the Prospectus and in Article I of the Agreement, a copy of which is available upon request made to the Company.

Securities Offered............  Certificates for Home Equity Loans, Series
                                 1998- (the "Certificates"), comprised of nine Classes designated as the Class A-1 ARM, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 IO, Class M-1, Class M-2 and Class B Cer-tificates, respectively. The Class A-1 ARM Certificates are floating-rate and the Certif-icates of each of the other Classes are fixed-rate. The Certificates will be issued by, and evidence beneficial ownership interests in, Home Equity Loan Trust 1998- (the "Trust"), the property of which consists primarily of the Loans, and all rights, benefits, obliga-tions and proceeds arising therefrom or in connection therewith, including liens on the related real estate.

Trustee.......................  [Trustee]

Seller and Servicer...........  Green Tree Financial Corporation.

Payment Date..................  The fifteenth day of each month or, if such day is not a Business Day, the next succeeding
                                 Business Day, commencing in    1998.

Cut-off Date..................        , 1997 (or the date of origination of the
                                 Loan, if later) for each Loan other than the Subsequent Loans, and for each Subsequent Loan, the date on which the Subsequent Loan is purchased by the Trust.

Record Date...................  The Business Day immediately preceding the re-
                                 lated Payment Date.

Original Certificate            $            (approximate).
 Principal Balance............

Original Class A-1 ARM
 Principal Balance............
                                $           (approximate).

Original Class A-1 Principal    $            (approximate).
 Balance......................

Original Class A-2 Principal    $           (approximate).
 Balance......................

Original Class A-3 Principal    $           (approximate).
 Balance......................

Original Class A-4 Principal    $           (approximate).
 Balance......................

Original Class A-5 IO           $0. Interest will be calculated on the Class A-
 Principal Balance............   5 IO Certificates on each Payment Date based
                                 on a "Notional Principal Amount" which will,
                                 for the first    Payment Dates, equal
                                 $           (or the Class A Principal Balance
                                 for such Payment Date, if less) and will thereafter equal zero. The Notional Principal
                                 Amount provides a basis for calculating inter-est payments only, and does not represent the right to receive any distribution in respect of principal.

Original Class M-1 Principal    $           (approximate).
 Balance......................

Original Class M-2 Principal    $           (approximate).
 Balance......................

Original Class B Principal      $          (approximate).
 Balance......................

Class A-1 ARM Pass-Through      A floating rate equal to the lesser of (i) one-
 Rate.........................   month LIBOR plus the applicable Pass-Through
                                 Margin, (ii) the applicable Available Funds
                                 Pass-Through Rate or (iii)      %. The Pass-
                                 Through Margin will equal   % per annum
                                 through the Payment Date on which the aggre-
                                 gate outstanding principal balance of the
                                 Loans is   % or more of the aggregate out-
                                 standing principal balance of the Loans as of
                                 the Cut-Off Date, and   % per annum on each
                                 Payment Date on which the aggregate outstand-
                                 ing principal balance of the Loans is less
                                 than   % of the aggregate outstanding princi-
                                 pal balance of the Loans as of the Cut-off
                                 Date. The Available Funds Pass-Through Rate
                                 for any Payment Date is the rate per annum
                                 equal to the weighted average of the Expense
                                 Adjusted Loan Rates on the then outstanding
                                 Adjustable Rate Loans. The Expense Adjusted
                                 Loan Rate on any Adjustable Rate Loan is equal
                                 to the then applicable Loan Rate thereon, mi-
                                 nus the Expense Fee Rate. The Expense Fee Rate
                                 is   % per annum. One-month LIBOR with respect
                                 to any monthly interest period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page
                                 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. For a description of the method used to calculate one-month LIBOR, see "Description of the Certificates--Calcula-tion of One-Month LIBOR."

Class A-1 Pass-Through Rate...      % per annum.

Class A-2 Pass-Through Rate...      % per annum.

Class A-3 Pass-Through Rate...      % per annum.

Class A-4 Pass-Through Rate...      % per annum.

Class A-5 IO Pass-Through           % per annum.
 Rate.........................

Class M-1 Pass-Through Rate...      % per annum.

Class M-2 Pass-Through Rate...      % per annum.

Class Class B Pass-Through          % per annum.
 Rate.........................

Description of Certificates...  The Class A-1 ARM, Class A-1, Class A-2, Class
                                 A-3, Class A-4 and Class A-5 IO Certificates
                                 (the "Class A Certificates") are Senior Cer-tificates and the Class M-1 and Class M-2 Cer-tificates (the "Class M Certificates") and the Class B Certificates (the "Class B Certifi-cates") are Subordinated Certificates, all as described herein, and are issued by, and pay-able solely from the property of, the Trust. The undivided percentage interest of the holder of any Certificate in the distributions to be made to the related Class (the "Percent-age Interest") will be equal to the percentage obtained by dividing the denomination speci-fied on such Certificate by the Original Principal Balance of such Class. The "Principal Balance" of a Class of Certificates as of any Payment Date is the Original Principal Balance of such Class of Certificates less all amounts previ-ously distributed to such Class on account of principal.

Distributions on               On each Payment Date, distributions on the Cer-
 Certificates................   tificates will be made first to the holders of
                                the Class A Certificates, then to the holders of the Class M Certificates, and then to the holders of the Class B Certificates, in the manner described below.

                               Distributions of interest and principal to the
                                holders of a Class of Class A Certificates will be made, to the extent that the Amount Avail-able (as defined herein) in the Certificate Ac-count is sufficient therefor, in an amount equal to the sum of (i) their respective Per-centage Interests of the amount of interest calculated as described below under "A. Class A Interest," (ii) with respect to the Class A-1 ARM Certificates, their respective Percentage Interests of the Class A-1 ARM Formula Princi-pal Distribution Amount (as defined below) and
                                (iii) with respect to each other Class of Class A Certificates (other than the Class A-5 IO Certificates), their respective Percentage In-terests of the Senior Percentage of the Formula Principal Distribution Amount (each as defined below) for the related Payment Date, in the or-der of priority described below under "B. Class A Principal." Distributions of interest and principal to the Class M-1 Certificateholders will be made in an amount equal to their re-spective Percentage Interests multiplied by the Class M-1 Distribution Amount (as described be-
                                low). Distributions of interest and principal to the Class M-2 Certificateholders will be made in an amount equal to their respective Percentage Interests multiplied by the Class M-2 Distribution Amount (as described below). Distributions of interest and principal to the Class B Certificateholders will be made in an amount equal to their respective Percentage In-terests multiplied by the Class B Distribution Amount (as described below). The rights of the Class M and Class B Certificateholders to re-ceive distributions in respect of the Amount Available are subordinated to the rights of the Class A Certificateholders; the rights of the Class M-2 and Class B Certificateholders to re-ceive such distributions are subordinated to the rights of the Class A Certificateholders and the Class M-1 Certificateholders; and the rights of the Class B Certificateholders to re-ceive such distributions are subordinated to the rights of the Class A and Class M Certificateholders. Distributions will be made
                                on each Payment Date commencing in    1998 to
                                holders of record on the related Record Date, except that the final distribution in respect of the Certificates will only be made upon pre-sentation and surrender of the Certificates at the office or agency appointed by the Trustee
                                for that purpose in     or    , Minnesota.

                               The "Amount Available" will consist primarily of
                                payments made on or in respect of the Loans and will include amounts otherwise payable to the Class M Certificateholders, to the Class B Certificateholders, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee with respect to the Loans and to the Class C Certificateholders.

                               The "Class M-1 Distribution Amount" for any Pay-
                                ment Date is intended to be equal to the "Class M-1 Formula Distribution Amount," which equals the sum of (i) the amount of interest calcu-lated as described under "C. Class M-1 Inter-est" below and (ii) an amount of principal cal-culated as described under "D. Class M-1 Prin-cipal" below. The "Class M-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class M-1 Formula Distribu-tion Amount for such Payment Date or (ii) the Amount Available in the Certificate Account available for distribution to the Class M-1 Certificateholders (after giving effect to the distribution made to Class A
                                Certificateholders) on such Payment Date (the "Class M-1 Remaining Amount Available").

                               The "Class M-2 Distribution Amount" for any Pay-
                                ment Date is intended to be equal to the "Class M-2 Formula Distribution Amount," which equals the sum of (i) the amount of interest calcu-lated as described under "E. Class M-2 Inter-est" below and (ii) an amount of principal cal-culated as described under "F. Class M-2 Prin-cipal" below. The "Class M-2 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class M-2 Formula Distribu-tion Amount for such Payment Date or (ii) the Amount Available in the Certificate Account available for distribution to the Class M-2 Certificateholders (after giving effect to the distribution made to Class A and Class M-1 Certificateholders) on such Payment Date (the "Class M-2 Remaining Amount Available").

                               The "Class B Distribution Amount" for any Pay-
                                ment Date is intended to be equal to the "Class B Formula Distribution Amount," which equals the sum of (i) the amount of interest calcu-lated as described under "G. Class B Interest" below and (ii) an amount of principal calcu-lated as described under "H. Class B Principal" below. The "Class B Distribution Amount" for any Payment Date will equal the lesser of (i) the Class B Formula Distribution Amount for such Payment Date or (ii) the Amount Available in the Certificate Account available for dis-tribution to the Class B Certificateholders (after giving effect to the distribution made to Class A and Class M Certificateholders) on such Payment Date (the "Class B Remaining Amount Available").

                               See "Description of the Certificates" for a de-
                                tailed description of the amounts on deposit in the Certificate Account that will constitute the Amount Available on each Payment Date. The Amount Available will consist primarily of pay-ments made on or in respect of the Loans and will include amounts otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servicing Fee with respect to the Loans, and to the Class C Certificateholders. The Class M-1 Remaining Amount Available will include amounts otherwise payable to the holders of the Class M-2 Certif-icates, to the Class B Certificates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servicing Fee with respect to the Loans, and to the Class C Certificateholders. The Class M-2 Remaining Amount Available will include amounts otherwise payable to the holders of the Class B Certifi-cates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servic-ing Fee with respect to the Loans, and to the Class C Certificateholders. The Class B Remain-ing Amount Available will include amounts oth-erwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servicing Fee with respect to the Loans, and to the Class C Certificateholders.

                               The "Class A Principal Balance" as of any Pay-
                                ment Date is the sum of the Class A-1 ARM Prin-cipal Balance, Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance. The "Class M Principal Balance" as of any Payment Date is the sum of the Class M-1 Principal Balance and the Class M-2 Principal Balance.

                               A portion of the interest otherwise payable on a
                                Payment Date to the Class M and Class B
                                Certificateholders will be subordinated to other amounts payable to Certificateholders on that Payment Date if on the preceding Payment Date the Principal Balance of the Loans is less than the sum of the Class A, Class M and Class B Principal Balances, as further described be-low in the sections describing interest payable on the Class M and Class B Certificates.

A. Class A Interest..........  Interest on the outstanding Principal Balance of each Class of Class A Certificates will accrue
                                from       , 1998, or from the most recent Pay-
                                ment Date on which interest has been paid, to but excluding the following Payment Date. In-terest on each Class of Class A Certificates, other than the Class A-1 ARM Certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-l ARM Certificates will be computed on the basis of actual days elapsed in a 360-day year.

                               Interest will be paid concurrently on each Class
                                of Class A Certificates on each Payment Date, to the extent of the Amount Available for such date in the Certificate Account, at the related Pass-Through Rate on the then outstanding Class A-1 ARM Principal Balance, Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance, Class A-4 Principal Balance and Class A-5 IO Notional Principal Amount. The Notional Principal Amount will equal
                                $           (or The Class A Principal Balance
                                for such Payment Date, if less), for the first 36 Payment Dates, and will thereafter equal ze-ro.

                               In the event that, on a particular Payment Date,
                                the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of outstanding Class A Certificates, the amount of interest to be distributed in respect of the Class A Certifi-cates will be allocated among each Class thereof (and within a Class among the Certifi-cates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Any such amount so carried forward will bear interest at the related Pass-Through Rate, to the extent legally permissible. See "De-scription of the Certificates--Distributions on Certificates--Class A Interest."

B. Class A Principal.........  Holders of a Class of Class A Certificates
                                (other than the Class A-5 IO Certificates) will be entitled to receive payments of principal on each Payment Date in the order of priority set forth below and to the extent of the Amount Available in the Certificate Account after pay-ment of all interest payable on each Class of Class A Certificates. Holders of the Class A-1 ARM Certificates will be entitled to receive, as payments of principal, an amount equal to the Class A-1 ARM Formula Principal Distribu-tion Amount. The "Class A-1 ARM Formula Princi-pal Distribution Amount" on or before the Pay-ment Date on which the Class A-1 ARM Certifi-cates have been paid in full will generally be equal to the lesser of (A) the Class A-1 ARM Principal Balance or (B) the sum of the follow-ing: (i) all scheduled payments of principal due on each outstanding Adjustable Rate Loan during the related Due Period; (ii) the Sched-uled Principal Balance of each Adjustable Rate Loan which, during the related Due Period, was purchased by the Company pursuant to the Agree-ment on account of certain breaches of its rep-resentations and warranties; (iii) the Sched-uled Principal Balance of each Adjustable Rate Loan that became a Liquidated Loan during the related Due Period; (iv) all partial Principal Prepayments applied and Principal Prepayments in Full received on each Adjustable Rate Loan during the related Due Period; and (v) on any Payment Date which is on or after the Payment Date on which the Class A-1, A-2, A-3 and Class A-4 Certificates have been paid in full, (a) the Senior Percentage times (x) the sum of the amounts described in clauses (i) through (vi) of clause (A) of the definition of the Formula Principal Distribution Amount less (y) the sum of the amounts described in clauses (i) through
                                (iv) of clause (B) of the definition of the Class A-1 ARM Formula Principal Distribution Amount less (b) the amount, if any, distributed in payment of principal on the Class A-1, A-2, A-3 and A-4 Certificates on such Payment Date.

                               The Scheduled Principal Balance of a Loan with
                                respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the Due Period, after giving effect to any previous partial Principal Pre-payments applied and to the scheduled payment due on such Due Date, and after giving effect to any adjustments due to bankruptcy or similar proceedings.

                               The Class A-5 IO Certificates are interest-only
                                Certificates and are not entitled to receive distributions of principal.

                               Holders of the Class A Certificates (other than
                                the Class A-1 ARM Certificates and the Class A-5 IO Certificates) will be entitled to receive, as payments of principal, an amount equal to the Senior Percentage of the Formula Principal Distribution Amount. The Formula Principal Dis-tribution Amount is (A) the sum of (i) all scheduled payments of principal due on each outstanding Loan during the related Due Period,
                                (ii) the Scheduled Principal Balance of each
                                Loan which, during such Due Period, was pur-chased by the Company pursuant to the Agreement on account of certain breaches of its represen-tations and warranties, (iii) all partial Prin-cipal Prepayments applied and all Principal Prepayments in Full received during such Due Period in respect of the Loans, (iv) the Sched-uled Principal Balance of each Loan that became a Liquidated Loan during such Due Period (v) any amount described in clauses (i) through
                                (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account, and (vi) the Extra Principal Distribution Amount (as de-scribed below), minus (B) the Class A-1 ARM Formula Principal Distribution Amount. When the Principal Balance of a Class of Class A Certif-icates is reduced to zero, no further distribu-tions of principal will be made to the holders of such Class.

                               The Extra Principal Distribution Amount is the
                                lesser of (i) the Monthly Excess Cashflow and
                                (ii) $          less the sum of all prior dis-
                                tributions of the Extra Principal Distribution Amount. The Monthly Excess Cashflow is, for any Payment Date, the Amount Available less the sum of (a) the interest payable on the Certifi-cates; (b) the sum of the amounts described in clauses (i) through (v) of clause (A) of the Formula Principal Distribution Amount; (c) the Monthly Servicing Fee to be paid to the Servicer; (d) unreimbursed Advances to the Trustee or the Servicer, as applicable, with respect to the Loans made in respect of the current or prior Payment Dates; and (e) ex-penses of the holder of the Class C Certifi-cates incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise.

                               The Senior Percentage will equal 100% on each
                                Payment Date on which the Class B Principal
                                Distribution Test (as described below) is not satisfied. On each Payment Date on which the Class B Principal Distribution Test has been satisfied, the Senior Percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A Principal Balance (excluding the Class A-1 ARM Principal Balance) and the Class M Principal Balance for such Payment Date, and the denomi-nator of which is the Pool Scheduled Principal Balance of the Fixed-Rate Loans for the immedi-ately preceding Payment Date.

                               The Pool Scheduled Principal Balance, with re-
                                spect to the Loan Pool as of any Payment Date is the aggregate of the Scheduled Principal Balances of Loans comprising the Loan Pool that were outstanding during the preceding Due Peri-od. A Liquidated Loan is a defaulted Loan as to which all amounts that the Servicer expects to recover on account of such Loan have been re-ceived.

                               The Senior Percentage of the Formula Principal
                                Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest on each Class of Class A Certificates, as follows: (i) that portion, if any, of the Senior Percentage of the Formula Principal Dis-tribution Amount equal to the Class A-4 Lockout Pro Rata Distribution Amount will be distrib-uted to the Class A-4 Certificateholders; and
                                (ii) the remainder of the Senior Percentage of the Formula Principal Distribution Amount will be distributed in the following order: first, to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Certificateholders until the Class A-3 Princi-pal Balance has been reduced to zero. After the Class A-3 Principal Balance has been reduced to zero, Holders of the Class A-4 Certificates will be entitled to receive the entire Senior Percentage of the Formula Principal Distribu-tion Amount up to the amount necessary to re-duce the Class A-4 Principal Balance to zero, to the extent the remaining Amount Available is sufficient therefor.

                               The "Class A-4 Lockout Pro Rata Distribution
                                Amount," as to any Payment Date, is an amount equal to the lesser of:

                               (a) the product of (1) the Class A-4 Lockout
                                 Percentage, and (2) the product of (A) a fraction, the numerator of which is the Class A-4 Principal Balance immediately preceding such Payment Date and the denominator of which is the Class A Principal Balance less the Class A-1 ARM Principal Balance immediately preceding such Payment Date, and (B) the Senior Percentage of the Formula Principal Distribution Amount for such Payment Date, and

                               (b) the Class A-4 Principal Balance immediately
                                 preceding such Payment Date.

                               The "Class A-4 Lockout Percentage," as to any
                                Payment Date occurring during the periods set forth below, is the percentage designated as such as follows:

                                                                  CLASS A-4
                    PERIODS (DATES INCLUSIVE)                 LOCKOUT PERCENTAGE
                    -------------------------                 ------------------
                        1998 through     2001................           %
                        2001 through     2003................           %
                        2003 through     2004................           %
                        2004 through     2005................           %
                        2005 and thereafter..................           %

                               On any Payment Date as to which there is a Class
                                A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance plus the Pre-Funded Amount is less than the Class A Principal Balance), the remaining Amount Available will be distributed pro rata to each Class of Class A Certificates based on the Class Principal Balance of each Class (but in no event will such amount exceed the Class Principal Balance of any such Class).

                               If, as to any Payment Date, the Amount Available
                                remaining after distributions of interest on the Class A Certificates is less than the sum of the Senior Percentage of the Formula Principal Distribution Amount and the Class A-1 ARM Formula Principal Distribution Amount, the amounts to be distributed to the Class A Certificateholders (including the Class A-1 ARM Certificateholders) will be allocated pro rata based upon the respective portions of the Amount Available that would have been distributed to the Class A Certificateholders, as described above, had the remaining Amount Available been sufficient therefor.

C. Class M-1 Interest........  Interest on the outstanding Class M-1 Principal
                                Balance will accrue from       , 1998, or from
                                the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class M-1 Remaining Amount
                                Available, if any, for a Payment Date after payment of the Class A Distribution Amount for such date, interest will be paid to the Class M-1 Certificateholders on such Payment Date in an amount (the "Class M-1 Interest Payment Amount") equal to the product of (a) the Class M-1 Pass-Through Rate and (b) the then out-standing Class M-1 Principal Balance less the Class M-1 Liquidation Loss Principal Amount, if any. The "Class M-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class M-2 Certifi-cates and the Class B Certificates. The "Aggre-gate Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of (i) the sum of the Class A

                                Principal Balance, the Class M Principal Bal-ance and the Class B Principal Balance as of the preceding Payment Date (after giving effect to distributions of principal thereon) over
                                (ii) sum of the Pool Scheduled Principal Bal-ance plus the Pre-Funded Amount for such pre-ceding Payment Date.

                               In the event that, on a particular Payment Date,
                                the Class M-1 Remaining Amount Available, plus other funds in the Certificate Account avail-able therefor, are not sufficient to make a full distribution of the Class M-1 Interest Payment Amount, the amount of interest to be distributed in respect of the Class M-1 Certif-icates will be allocated among the Class M-1 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class M-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class M-1 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Certificates--Class M-1 Interest."

D. Class M-1 Principal.......  Payments of principal on the Class M-1 Certifi-
                                cates will not commence until the Class A Prin-cipal Balance has been reduced to zero. On each Payment Date on or after the date on which the Class A Principal Balance has been reduced to zero, holders of Class M-1 Certificates will be entitled to receive the Senior Percentage of the Formula Principal Distribution Amount, un-til the Class M-1 Principal Balance has been reduced to zero.

E. Class M-2 Interest........  Interest on the outstanding Class M-2 Principal
                                Balance will accrue from       , 1998, or from
                                the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class M-2 Remaining Amount
                                Available, if any, for a Payment Date after payment of the Class A Distribution Amount and the Class M-1 Distribution Amount for such date, interest will be paid to the Class M-2 Certificateholders on such Payment Date in an amount (the "Class M-2 Interest Payment Amount") equal to the product of (a) the Class M-2 Pass-Through Rate and (b) the then out-standing Class M-2 Principal Balance less the Class M-2 Liquidation Loss Principal Amount, if any. The "Class M-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Liquidation Loss Principal Amount over the Class B Princi-pal Balance.

                               In the event that, on a particular Payment Date,
                                the Class M-2 Remaining Amount Available, plus other funds in the Certificate Account avail-able therefor, are not sufficient to make a full distribution of the Class M-2 Interest Payment Amount, the amount of interest to be distributed in respect of the Class M-2 Certif-icates will be allocated among the Class M-2 Certificates pro rata in accordance with their respective entitle-ments to interest, and the amount of the defi-ciency will be carried forward as an amount that the Class M-2 Certificateholders are enti-tled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class M-2 Pass-Through Rate. See "Description of the Certificates--Distributions on Certificates--
                                Class M-2 Interest."

F. Class M-2 Principal.......  Payments of principal on the Class M-2 Certifi-
                                cates will not commence until the Class A Prin-cipal Balance and the Class M-1 Principal Bal-ance have been reduced to zero. On each Payment Date on or after the date on which the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero, holders of Class M-2 Certificates will be entitled to re-ceive the Senior Percentage of the Formula Principal Distribution Amount, until the Class M-2 Principal Balance has been reduced to zero.

G. Class B Interest..........  Interest on the outstanding Class B Principal
                                Balance will accrue from       , 1998, or from
                                the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class B Remaining Amount
                                Available, if any, for a Payment Date after payment of the Class A Distribution Amount, the Class M-1 Distribution Amount and the Class M-2 Distribution Amount for such date, interest will be paid to the Class B Certificateholders on such Payment Date in an amount (the "Class B Interest Payment Amount") equal to the product of (a) the Class B Pass-Through Rate and (b) the then outstanding Class B Principal Balance less the Class B Liquidation Loss Principal Amount, if any. The "Class B Liquidation Loss Principal Amount" as of any Payment Date will equal the lesser of the Aggregate Liquidation Loss Principal Amount and the Class B Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class B Remaining Amount Available, plus other funds in the Certificate Account avail-able therefor, are not sufficient to make a full distribution of the Class B Interest Pay-ment Amount, the amount of interest to be dis-tributed in respect of the Class B Certificates will be allocated among the Class B Certifi-cates pro rata in accordance with their respec-tive entitlements to interest, and the amount of the deficiency will be carried forward as an amount that the Class B Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the ex-tent legally permissible, bear interest at the Class B Pass-Through Rate. See "Description of the Certificates--Distributions on Certifi-cates--Class B Interest."

H. Class B Principal.........  Payments of principal on the Class B Certifi-
                                cates will not be made unless the Class B Prin-cipal Distribution Test is satisfied. The Class B Principal Distribution Test will be deemed to be satisfied on a Payment Date if either (a) the Class A Principal Bal-
                                ance and the Class M Principal Balance have
                                each been reduced to zero or (b) each of the
                                following conditions is met (i) the average
                                sixty-day delinquency ratio as of the Payment Date and the prior two Payment Dates must not exceed %; (ii) the average thirty-day delin-quency ratio as of the Payment Date and the
                                prior two Payment Dates must not exceed   %;
                                (iii) the cumulative realized losses as of the
                                Payment Date must not exceed    %; (iv) the
                                current realized losses as of the Payment Date
                                must not exceed    %; (v) the Payment Date is
                                on or after    2001; and (vi) the sum of the
                                Class B Principal Balance and all prior distri-butions of the Extra Principal Distribution Amount, divided by the Pool Scheduled Principal Balance as of the immediately preceding Payment
                                Date must be equal to or greater than     %.

                               On each Payment Date on which the Class B Dis-
                                tribution Test is satisfied, the Class B Per-centage of the Formula Principal Distribution Amount will be paid to the Class B Certifi-cateholders to the extent of the Class B Re-maining Amount Available after payment of in-terest on the Class B Certificates. Class B Certificateholders will be entitled to receive payments of principal until the Class B Princi-pal Balance has been reduced to zero.

                               The Class B Percentage for any Payment Date will
                                be equal to 100% minus the Senior Percentage. The Class B Percentage for each Payment Date, if any, after the Class A Principal Balance and the Class M Principal Balance have been reduced to zero, will be equal to 100%.

Subordination of Class M and
 Class B Certificates........
                               The rights of the holders of the Class M Certif-
                                icates and Class B Certificates to receive dis-tributions with respect to the Loans, as well as any other amounts constituting the Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regu-lar receipt by the holders of the Class A Cer-tificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Loans.

                               The protection afforded to the holders of the
                                Class A Certificates by means of the subordina-tion of the Class M and Class B Certificates will be accomplished by the preferential right of the Class A Certificateholders to receive, prior to any distribution being made on a Pay-ment Date in respect of the Class M and Class B Certificates, the amounts of interest and prin-cipal due them on each Payment Date out of the Amount Available on such date in the Certifi-cate Account and, if necessary, by the right of such Class A Certificateholders to receive fu-ture distributions of Amounts Available that would otherwise be payable to the holders of the Class M and Class B Certificates.

                               In addition, the rights of the holders of the
                                Class M-2 Certificates and Class B Certificates to receive distributions with respect to the Loans, as well as any other amounts consti-tuting the Amount Available, will be subordi-nated, to the extent described herein, to such rights of the holders of the Class M-1 Certifi-cates. This subordination is intended to en-hance the likelihood of regular receipt by the holders of the Class M-1 Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Loans.

                               The protection afforded to the holders of the
                                Class M-1 Certificates by means of the subordi-nation of the Class M-2 and Class B Certifi-cates will be accomplished by the preferential right of the Class M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class M-2 and Class B Certificates, the amounts of inter-est and principal due them on each Payment Date out of the Class M-1 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class M-1 Certificateholders to receive future distribu-tions of Class M-1 Remaining Amounts Available that would otherwise be payable to the holders of the Class M-2 and Class B Certificates.

                               In addition, the rights of the holders of the
                                Class B Certificates to receive distributions with respect to the Loans, as well as any other amounts constituting the Amount Available, will be subordinated, to the extent described here-in, to such rights of the holders of the Class M-2 Certificates. This subordination is in-tended to enhance the likelihood of regular re-ceipt by the holders of the Class M-2 Certifi-cates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Loans.

                               The protection afforded to the holders of the
                                Class M-2 Certificates by means of the subordi-nation of the Class B Certificates will be ac-complished by the preferential right of the Class M-2 Certificateholders to receive prior to any distribution being made on a Payment Date in respect of the Class B Certificates, the amounts of interest and principal due them on each Payment Date out of the Class M-2 Re-maining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class M-2 Certificateholders to receive future distributions of Class M-2 Re-maining Amounts Available that would otherwise be payable to the holders of the Class B Cer-tificates.


Losses on Liquidated Loans...  As described above, the distribution of princi-
                                pal to the Class A Certificateholders is in-tended to include the Senior Percentage of the Scheduled Principal Balance of each Loan (other than the Adjustable Rate Loans) that became a Liquidated Loan during the preceding Due Period and the Scheduled Principal Balance of each Ad-justable Rate Loan that became a Liquidated Loan during the preceding Due Period. If the Net Liquidation Proceeds from such Liquidated Loans are less than the Scheduled

                                Principal Balance of such Liquidated Loans plus accrued and unpaid interest thereon, the defi-ciency will, in effect, be absorbed by the Class C Certificateholders, then the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans, then the Class B Certificateholders, then the Class M-2 Certificateholders and then the Class M-1 Certificateholders, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders. Likewise, to the extent the Class M-1 Certificateholders or the Class M-2 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority.

                               If the Amount Available is not sufficient to
                                cover the entire amount distributable to the Class A Certificateholders, the Class M-1 Certificateholders or the Class M-2 Certifi-cateholders on a particular Payment Date, then the Senior Percentage on future Payment Dates may be increased and the Class B Percentage on future Payment Dates may be reduced as a result of such deficiency.

                               But for the effect of the subordination of the
                                Class M-2, Class B and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans, the Class M-1 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class M Certifi-cates and Class B Certificates."

                               But for the effect of the subordination of the
                                Class B and Class C Certificates and the re-lated Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans, the Class M-2 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and un-paid interest thereon less the related Monthly Servicing Fee. See "Description of the Certifi-cates--Subordination of Class M Certificates and Class B Certificates."

                               But for the effect of the subordination of the
                                Class C Certificates and the related Monthly
                                Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans, the Class B Certificate-holders will absorb all losses on each

                                Liquidated Loan in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid in-terest thereon less the related Monthly Servic-ing Fee. See "Description of the Certificates-- Subordination of Class M Certificates and Class B Certificates."


Registration of                The Certificates initially will each be repre-
 Certificates................   sented by one or more certificates registered
                                in the name of Cede & Co. ("Cede") as the nomi-nee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof. Holders of the Class A-1 ARM
                                Certificates may elect to hold their Certifi-cate interests in Europe through Cedel Bank, societe anonyme ("CEDEL") or the Euroclear Sys-tem ("Euroclear"). Certificates will otherwise be issued in definitive form only under the limited circumstances described herein. All references herein to the rights of "holders" or "Certificateholders" shall reflect the rights of beneficial owners as they may indirectly ex-ercise such rights through DTC and participat-ing members thereof, except as otherwise speci-fied herein. See "Description of the Certifi-cates--Registration of the Certificates" here-in.

Fixed-Rate Loans ............  The Loan Pool includes Fixed-Rate Loans (meaning all Loans other than the Adjustable Rate
                                Loans). This Prospectus Supplement contains in-formation regarding certain Fixed-Rate Loans (the "Initial Fixed-Rate Loans"), which will
                                represent approximately   % of all Fixed-Rate
                                Loans. The Agreement provides that additional Fixed-Rate Loans (the "Additional Fixed-Rate Loans") may be purchased by the Trust on the Closing Date. The Agreement also provides that Fixed-Rate Loans (the "Subsequent Fixed-Rate Loans"), which together with the Subsequent Ad-
                                justable Rate Loans will represent no more than
                                  % of the Loan Pool, may be purchased by the
                                Trust for a period of up to    days after the
                                Closing Date. The Initial Fixed-Rate Loans con-
                                sist of      closed-end home equity loans (of
                                which     are Balloon Loans), including any and
                                all rights to receive payments due thereunder on and after the Cut-off Date. The obligations of the Obligor under each Fixed-Rate Loan are secured by the related real estate. The Initial Fixed-Rate Loans arise from loans relating to
                                real estate located in    states and the Dis-
                                trict of Columbia. The Loan Rate on the Initial Fixed-Rate Loans as of the Cut-off Date ranges
                                from     % to      % with a weighted average of
                                     %. The Initial Fixed-Rate Loans had a
                                weighted average term to scheduled maturity, as
                                of origination, of     months, and a weighted
                                average term to scheduled maturity, as of the
                                Cut-off Date, of     months. The weighted aver-
                                age Loan Rate on the Balloon Loans is      %.
                                The Balloon Loans had a weighted average term
                                to scheduled maturity, as of origination, of
                                    months, and a weighted average term to
                                scheduled maturity, as of the Cut-off Date, of
                                months. The final scheduled payment date on the Initial Fixed-Rate Loan with the latest sched-
                                uled maturity is in     2028. See "The Loans--
                                Fixed-Rate Loans" herein.

Adjustable Rate Loans........  The Loan Pool includes Adjustable Rate Loans.
                                This Prospectus Supplement contains information regarding certain Adjustable Rate Loans (the "Initial Adjustable Rate Loans"), which will
                                represent approximately   % of all Adjustable
                                Rate Loans. The Agreement provides that addi-tional Adjustable Rate Loans (the "Additional Adjustable Rate Loans" together with the Addi-tional Fixed-Rate Loans, the "Additional Loans") may be purchased by the Trust on the Closing Date. The Agreement also provides that Adjustable Rate Loans (the "Subsequent Adjust-able Rate Loans"), which together with the Sub-sequent Fixed-Rate Loans will represent no more
                                than   % of the Loan Pool, may be purchased by
                                the Trust for a period of up to    days after
                                the Closing Date. The Initial Adjustable Rate
                                Loans consist of     closed-end home equity
                                loans including any and all rights to receive payments due thereunder on and after the Cut-off Date. The Initial Adjustable Rate Loans ac-crue interest at a fixed rate for up to months and thereafter, the interest rate ad-
                                justs annually or semiannually to equal the sum of the Six-Month LIBOR Index and the Gross Mar-gin specified in the related Loan. The obliga-tions of the Obligor under each Adjustable Rate Loan are secured by the related real estate. The Initial Adjustable Rate Loans arise from loans relating to real estate located in states and the District of Columbia. The Loan Rate on the Initial Adjustable Rate Loans as of
                                the Cut-off Date ranges from     % to      %
                                with a weighted average of     %. The Initial
                                Adjustable Rate Loans had a weighted average
                                term to scheduled maturity, as of origination,
                                of     months, and a weighted average term to
                                scheduled maturity, as of the Cut-off Date, of
                                    months. The final scheduled payment date on
                                the Initial Adjustable Rate Loan with the lat-
                                est scheduled maturity is in     2028. See "The
                                Loans--Adjustable Rate Loans" herein.

Pre-Funding Account..........  On the Closing Date, the Company will pay to the
                                Trustee up to approximately $           (as re-
                                duced from time to time, the "Pre-Funded
                                Amount") for deposit in the Pre-Funding Account to provide the Trust with sufficient funds to purchase the Subsequent Loans. The Pre-Funded Amount will be reduced during the Funding Pe-riod (as defined herein) by the amount used to purchase the Subsequent Loans. See "Description of the Certificates--Conveyance of Subsequent Loans and Pre-Funding Account."

                               The Class A Certificates (other than the Class
                                A-5 IO Certificates) will be prepaid in part on the first Payment Date after the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account on such Payment Date after the purchase by the Trust of the Subse-quent Loans. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Loans will be paid to the Class A-1 ARM Certificateholders and any amounts re-maining which had been allocated to the pur-chase of Subsequent Fixed-Rate Loans will be paid on a pro rata basis to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders.

                               Although no assurance can be given, the Company
                                anticipates that the principal amount of the Subsequent Loans purchased by the Trust will require the application of substantially all of the Pre-Funded Amount and that there should be no material amount of principal prepaid to the Class A Certificateholders from the Pre-Funding Account. However, it is unlikely that the Com-pany will be able to deliver Subsequent Loans with an aggregate principal balance identical to the Pre-Funded Amount. See "Yield and Pre-payment Considerations" herein.

Advances.....................  The Servicer is obligated to make Advances each month of any scheduled payments on the Loans that were due but not received during the prior Due Period. The Servicer will be entitled to reimbursement of an Advance from funds avail-able therefor in the Certificate Account. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Certificate Ac-count. If the Servicer fails to make any Ad-vance required under the Agreement, the Trustee will be obligated (subject to certain condi-tions) to make such Advance. See "Description of the Certificates--Advances" herein and in the Prospectus.

Repurchase or Substitution     The Company has agreed to repurchase any Loan in
 Obligations.................   which the Trust's or the Certificateholders'
                                interest is materially and adversely affected by a breach of a representation and warranty with respect to such Loan made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been dis-covered by the Servicer or the Trustee. In lieu of repurchasing a Loan, during the two-year pe-riod following the Closing Date, the Company may, at its option, substitute another contract for the Loan that it is otherwise obligated to repurchase. See "Description of the Certifi-cates--Conveyance of Loans" herein and in the Prospectus.

Repurchase Option............  The Servicer will have the option to repurchase all of the outstanding Loans on any Payment
                                Date on which the Pool Scheduled Principal Bal-
                                ance of the Loan Pool is less than   % of the
                                Cut-off Date Pool Principal Balance of the Loan Pool. See "Description of the Certificates--Re-purchase Option" herein and in the Prospectus.

Monthly Servicing Fee........  The Servicer will be entitled to monthly compen-
                                sation for servicing the Loans comprising each
                                Sub-Pool equal to 1/12 of the product of   %
                                and the Pool Scheduled Principal Balance plus the Pre-Funded Amount (each a "Monthly Servic-ing Fee"). See "Description of the Certifi-cates--Servicing Compensation and Payment of Expenses" and "--Rights upon an Event of Termi-nation" herein.

Tax Status...................  In the opinion of counsel to the Company, the
                                Trust created by the Agreement will consist of two segregated asset pools (respectively, the "Master REMIC" and the "Subsidiary REMIC") and for federal income tax purposes, each will be treated as a separate real estate mortgage in-vestment conduit ("REMIC"). Each Class of Cer-tificates will constitute "regular interests" in the Master REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equivalent to the terms of such Certificates. The Class C Master Certificate and the Class C Subsidiary Certificate, which are not being of-fered hereby, will constitute the "residual in-terests" in the Master REMIC and the Subsidiary REMIC, respectively. The holders of Certifi-cates will be required to include in income in-terest on such Certificates (including any original issue discount) in accordance with the accrual method of accounting. The Class A-5 IO Certificates will be considered to have been issued with original issue discount. See "Cer-tain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations.........  Subject to the conditions described herein, the
                                Class A-1 ARM, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 IO Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Secu-rity Act of 1974, as amended ("ERISA"). No transfer of any other Certificates will be per-mitted to be made to any employee benefit plan subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), unless the opinion of counsel described under "ERISA Considerations" herein and in the Prospectus is delivered to the Trustee. See "ERISA Considera-tions" herein and in the Prospectus.

Rating.......................  It is a condition precedent to the issuance of the Certificates that the Class A-1 ARM, Class A-1, Class A-2, Class A-3 and Class A-4 Certif-icates each be rated at least ["AAA"] by Stan-dard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and ["AAA"] by Fitch IBCA, Inc. ("Fitch"). It is a condition precedent to the issuance of the Class A-5 IO Certificates that they be rated at least ["AAA"] by S&P and ["AAA"] by Fitch. It is a condition precedent to the issuance of the Class M-1 Certificates that they be rated at least ["AA"] by S&P and ["AA"] by Fitch. It is a condition precedent to the issuance of the Class M-2 Certificates that they be rated at least ["A"] by S&P and ["A"] by Fitch. It is a condition precedent to the issuance of the Class B Certificates that they be rated at least ["BBB"] by S&P and ["BBB"] by Fitch.

                               The rating of each Class of Certificates by S&P
                                addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each Class of Certificates by Fitch addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the as-signing rating agency. See "Ratings" in the Prospectus.

                               The Company has not requested a rating of the
                                Certificates from any rating agencies other than S&P and Fitch. There can be no assurance as to whether any other rating agency will rate the Certificates or, if one does, what rating would be assigned by such rating agency.

Legal Investment               The Certificates will not constitute "mortgage
 Considerations..............   related securities" for purposes of the Second-
                                ary Mortgage Market Enhancement Act of 1984
                                ("SMMEA") because there are a substantial num-ber of Loans that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to in-vest in "mortgage related securities" may not be legally authorized to invest in the Certifi-cates. Investors should consult with their own legal advisors to determine whether and to what extent the Certificates constitute legal in-vestments for them.

                                 RISK FACTORS

  Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Certificates:

  Limited Historical Data With Respect to Home Equity Loans. The Company began originating, purchasing and servicing home equity loans in January 1996, and thus has no significant historical experience with respect to the performance, including the rate of prepayments, of such loans. Accordingly, no information has been included herein with respect to the Company's loan loss or liquidation experience for home equity loans, inasmuch as such information as is available would likely not be indicative of the performance of the Loans.

  Balloon Loans. A substantial number of the Loans provide for the payment of the unamortized principal balance of the loan in a single payment at the maturity of the loan that is greater than the preceding monthly payment (the "Balloon Loans"). All of the Balloon Loans provide for equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the Balloon Loan at the end of a specified period following origination. The remainder of the Loans provide for a schedule of substantially equal payments that are, if timely paid, sufficient to amortize fully the principal balance of the loan on or before its maturity date. Because borrowers under Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing Loans.

  Certain Truth-In-Lending Considerations. It is likely that some Loans included in the Loan Pool will be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"). The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Home Protection Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. The Company will represent and warrant in the Agreement that each of the Loans was originated in compliance with all applicable laws, including the Truth-In-Lending Act, as amended. If any Loan is found to be in breach of such representation and warranty, the Company will be required by the Agreement to repurchase such Loan at a price equal to the principal amount thereof plus accrued interest thereon. The amount of such purchase price will be treated as a Principal Prepayment in Full of the related Loan. In lieu of purchasing a Loan, the Company may under certain circumstances substitute another loan.

  Variations in Loan Characteristics. The Additional Loans and Subsequent Loans will have characteristics that differ somewhat from the Initial Loans described herein. However, each of such Additional Loans and Subsequent Loans must satisfy the eligibility criteria described under "Description of the Certificates--Conveyance of Loans" and "--Conveyance of Subsequent Loans and Pre-Funding Account" herein. Current Reports on Form 8-K will be filed following the purchase of Additional Loans and Subsequent Loans by the Trust and following the termination of the Funding Period, which latter report will include the same type of information regarding such Subsequent Loans as are included in this Prospectus Supplement with respect to the Initial Loans.

                         STRUCTURE OF THE TRANSACTION

  On or about       , 1998 (the "Closing Date"), the Company will establish
the Trust pursuant to a Pooling and Servicing Agreement to be dated as of
 , 1998 (the "Agreement"), between the Company, as Seller and Servicer, and the Trustee.

  The Class A-1 ARM, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 IO, Class M-1, Class M-2 and Class B Certificates (the "Certificates"), will be issued by the Trust, the corpus of which will consist primarily of the Loans,
including all rights to receive payments due on such Loans after (i)       ,
1998 (or the date of origination thereof, if later) for each Loan other than the Subsequent Loans and (ii) for each Subsequent Loan, the date on which such Loan is purchased by the Trust (the "Cut-off Date"), liens on the related real estate and amounts held for the Trust in the Certificate Account (as defined below).

  Payments and recoveries in respect of principal and interest on the Loans will be paid into a separate trust account maintained at an Eligible Institution (initially U.S. Bank National Association, Minneapolis, Minnesota) in the name of the Trust (the "Certificate Account"), no later than one Business Day after receipt. Payments on deposit in the Certificate Account and constituting the Amount Available will be applied on the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business
Day) (each a "Payment Date") to make the distributions to the Certificateholders as of the immediately preceding Record Date as described under "Description of the Certificates--Distribution on Certificates" herein and to pay certain monthly fees to the Servicer as compensation for its servicing of the Loans (the "Monthly Servicing Fee").

  The Servicer will be obligated to advance for each Payment Date any scheduled payments on the Loans that were due but not received during the prior Due Period ("Advances"). The Servicer will be entitled to reimbursement of an Advance from funds available therefor in the Certificate Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee is obligated (subject to certain conditions) to make such Advance.

  Following the transfer of the Loans from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Loans, (b) certain representations and warranties in the Agreement as described under "Description of the Certificates--Conveyance of Loans" herein and (c) certain indemnities. The Company is obligated under the Agreement to repurchase at the Repurchase Price (as defined herein), or, at its option, to substitute another loan for, any Loan on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Trustee, of any breach of any such representation and warranty in the Agreement that materially adversely affects the Certificateholders' interest in such Loan if such breach has not been cured prior to such date. The Agreement also provides that the Company has certain obligations to repurchase Loans and to indemnify the Trustee and Certificateholders with respect to certain other matters.

                                USE OF PROCEEDS

  The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home equity loans, providing warehouse financing for the purchase of loans and other costs of maintaining such loans until they are pooled and sold to other investors.

                                   THE LOANS

FIXED-RATE LOANS

  The Loan Pool includes Fixed-Rate Loans (meaning all Loans other than the Adjustable Rate Loans, described separately below). This Prospectus Supplement contains information regarding the Initial Fixed-Rate Loans, which will
represent approximately   % of all Fixed-Rate Loans, and which consist of
closed-end home equity loans originated through       , 1998. The information
for each Initial Fixed-Rate Loan is as of the Cut-off Date for such Loan. Under the Agreement, the Trust may purchase Additional Fixed-Rate Loans on the Closing Date and may purchase Subsequent Fixed-Rate Loans for a period of up to 90 days thereafter. See "Description of the Certificates--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  The Initial Fixed-Rate Loans have an aggregate principal balance of
$              . Each Fixed-Rate Loan is a closed-end home equity loan
originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Fixed-Rate Loan is secured by a lien on the related real estate.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Fixed-Rate Loan is fully amortizing and provides for level monthly payments over the term of such loan, computed on the simple interest method (except for the Balloon Loans and the step-up rate Loans), (b) each Initial Fixed-Rate Loan has its last scheduled payment due no
later than     2028, and (c) each Fixed-Rate Loan is secured by a lien on the related real estate. The Fixed-Rate Loans will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Fixed-Rate Loans is appended to the Agreement.
See "Description of the Certificates" herein and in the Prospectus. Each of
the Initial Fixed-Rate Loans has a Loan Rate of at least     % per annum and
not more than      % and the weighted average of the Loan Rates of the Initial
Fixed-Rate Loans as of the Cut-off Date is      %. As of the Cut-off Date, the
Initial Fixed-Rate Loans had remaining maturities of at least    months but
not more than     months and original maturities of at least    months but not
more than     months. The Initial Fixed-Rate Loans had a weighted average term
to scheduled maturity, as of origination, of     months, and a weighted
average term to scheduled maturity, as of the Cut-off Date, of     months. The
average principal balance per Initial Fixed-Rate Loan as of the Cut-off Date
was $          and the principal balances on the Initial Fixed-Rate Loans as
of the Cut-off Date ranged from $             to $          . The Balloon
Loans included in the Initial Fixed-Rate Loans consisted of     closed-end
home equity loans and have a principal balance as of the Cut-off Date of
$             . The weighted average of the Loan Rates of such Balloon Loans
as of the Cut-off Date was      %, and such Balloon Loans had a weighted
average term to scheduled maturity, as of origination, of     months, and a
weighted average term to scheduled maturity, as of the Cut-off Date, of months. The Initial Fixed-Rate Loans arise from loans relating to real
property located in    states and the District of Columbia. By principal
balance as of the Cut-off Date, approximately     % of the Initial Fixed-Rate
Loans were secured by real property located in    ,     % in    ,     % in
   ,     % in     and     % in    . No other state represented  % or more of
the Cut-off Date Pool Principal Balance of the Initial Fixed-Rate Loans.

  Set forth below is a description of certain additional characteristics of the Initial Fixed-Rate Loans.

  GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL FIXED-RATE LOANS

                                        % OF INITIAL                           % OF INITIAL
                                      FIXED-RATE LOANS                       FIXED-RATE LOANS
                          NUMBER OF     BY NUMBER OF    AGGREGATE PRINCIPAL   BY OUTSTANDING
                         LOANS AS OF      LOANS AS      BALANCE OUTSTANDING PRINCIPAL BALANCE
                         CUT-OFF DATE  OF CUT-OFF DATE  AS OF CUT-OFF DATE  AS OF CUT-OFF DATE
                         ------------ ----------------- ------------------- ------------------
Alabama.................                         %        $                             %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                            -----          ------         ---------------         ------
    Total...............                   100.00%        $                       100.00%
                            =====          ======         ===============         ======

                 YEARS OF ORIGINATION--INITIAL FIXED-RATE LOANS

                                                                 % OF INITIAL FIXED-
                                                                    RATE LOANS BY
                                            AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                          NUMBER OF LOANS   BALANCE OUTSTANDING     BALANCE AS OF
YEAR OF ORIGINATION      AS OF CUT-OFF DATE AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------      ------------------ ------------------- ---------------------
1995....................                      $                              %
1996....................
1997....................
1998....................
                               -----          ---------------          ------
    Total...............                      $                        100.00%
                               =====          ===============          ======

        DISTRIBUTION OF ORIGINAL LOAN AMOUNTS--INITIAL FIXED-RATE LOANS

                                                                  % OF INITIAL FIXED-
                                                                     RATE LOANS BY
                                             AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
 ORIGINAL LOAN             NUMBER OF LOANS   BALANCE OUTSTANDING     BALANCE AS OF
 AMOUNT (IN DOLLARS)      AS OF CUT-OFF DATE AS OF CUT-OFF DATE      CUT-OFF DATE
 -------------------      ------------------ ------------------- ---------------------
 Less than$ 10,000.......                      $                              %
 $ 10,000 to $ 19,999....
 $ 20,000 to $ 29,999....
 $ 30,000 to $ 39,999....
 $ 40,000 to $ 49,999....
 $ 50,000 to $ 59,999....
 $ 60,000 to $ 69,999....
 $ 70,000 to $ 79,999....
 $ 80,000 to $ 89,999....
 $ 90,000 to $ 99,999....
 $100,000 to $109,999....
 $110,000 to $119,999....
 $120,000 to $129,999....
 $130,000 to $139,999....
 $140,000 to $149,999....
 $150,000 to $159,999....
 $160,000 to $169,999....
 $170,000 to $179,999....
 $180,000 to $189,999....
 $190,000 to $199,999....
 $200,000 to $249,999....
 $250,000 to $299,999....
 Over   $299,999.........
                                -----          ---------------          ------
     Total...............                      $                        100.00%
                                =====          ===============          ======

                      LOAN RATES--INITIAL FIXED-RATE LOANS

                                                                    % OF INITIAL FIXED-RATE
                                                                           LOANS BY
                                                AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                              NUMBER OF LOANS   BALANCE OUTSTANDING      BALANCE AS OF
RANGE OF LOANS BY LOAN RATE  AS OF CUT-OFF DATE AS OF CUT-OFF DATE       CUT-OFF DATE
---------------------------  ------------------ ------------------- -----------------------
Less than 9.01%............                       $                               %
 9.01 to 10.00%............
10.01 to 11.00%............
11.01 to 12.00%............
12.01 to 13.00%............
13.01 to 14.00%............
14.01 to 15.00%............
15.01 to 16.00%............
16.01 to 17.00%............
Over 17.00%................
                                    ----          ---------------           ------
    Total..................                       $                         100.00%
                                    ====          ===============           ======

             REMAINING MONTHS TO MATURITY--INITIAL FIXED-RATE LOANS

                                                                % OF INITIAL FIXED-RATE
                                                                       LOANS BY
  MONTHS REMAINING TO                       AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
   SCHEDULED MATURITY     NUMBER OF LOANS   BALANCE OUTSTANDING      BALANCE AS OF
   AS OF CUT-OFF DATE    AS OF CUT-OFF DATE AS OF CUT-OFF DATE       CUT-OFF DATE
  -------------------    ------------------ ------------------- -----------------------
Fewer than 181..........                      $                               %
181 to 195..............
196 to 210..............
211 to 225..............
226 to 240..............
241 to 255..............
256 to 270..............
271 to 285..............
286 to 300..............
301 to 315..............
316 to 330..............
331 to 345..............
346 to 360..............
                               -----          ---------------           ------
    Total...............                      $                         100.00%
                               =====          ===============           ======

                    LIEN POSITION--INITIAL FIXED-RATE LOANS

                                            % OF INITIAL
                                             FIXED-RATE                      % OF INITIAL FIXED-RATE
                                              LOANS BY                              LOANS BY
                                             NUMBER OF   AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                          NUMBER OF LOANS   LOANS AS OF  BALANCE OUTSTANDING      BALANCE AS OF
                         AS OF CUT-OFF DATE CUT-OFF DATE AS OF CUT-OFF DATE       CUT-OFF DATE
                         ------------------ ------------ ------------------- -----------------------
First...................                             %     $                               %
Second..................
Third...................
                               -----           ------      ---------------           ------
    Total...............                       100.00%     $                         100.00%
                               =====           ======      ===============           ======

                 LOAN-TO-VALUE RATIO--INITIAL FIXED-RATE LOANS

                                                                % OF INITIAL FIXED-RATE
                                                                       LOANS BY
                                            AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                          NUMBER OF LOANS   BALANCE OUTSTANDING      BALANCE AS OF
LOAN-TO-VALUE RATIO      AS OF CUT-OFF DATE AS OF CUT-OFF DATE       CUT-OFF DATE
-------------------      ------------------ ------------------- -----------------------
Less than 10.01%........                      $                               %
10.01 to 20.00%.........
20.01 to 30.00%.........
30.01 to 40.00%.........
40.01 to 50.00%.........
50.01 to 60.00%.........
60.01 to 70.00%.........
70.01 to 80.00%.........
80.01 to 90.00%.........
Over 90.00%.............
                               -----          ---------------           ------
    Total...............                      $                         100.00%
                               =====          ===============           ======

ADJUSTABLE RATE LOANS

  The Loan Pool includes Adjustable Rate Loans. This Prospectus Supplement contains information regarding the Initial Adjustable Rate Loans, which will
represent approximately   % of all Adjustable Rate Loans, and which consist of
closed-end loans originated through      , 1998. The information for each
Initial Adjustable Rate Loan is as of the Cut-off Date for such Loan. Under the Agreement, the Trust may purchase Additional Adjustable Rate Loans on the Closing Date and may purchase Subsequent Adjustable Rate Loans for a period of up to 90 days thereafter. See "Description of the Certificates--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  The Initial Adjustable Rate Loans have an aggregate principal balance of
$             . Each Adjustable Rate Loan is a closed-end loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Adjustable Rate Loan is secured by a lien on the related real estate.

  The Initial Adjustable Rate Loans have Loan Rates subject to annual or
semiannual adjustment after an initial period of up to    months on the day of
the month specified in the Adjustable Rate Loan (each such date, an "Adjustment Date"), to equal the sum of (i) the Six-Month LIBOR Index (as defined below) and (ii) a fixed percentage amount specified in the related Adjustable Rate Loan (the "Gross Margin"). The Loan Rates will not increase on any Adjustment Date by more than % per annum. All of the Initial Adjustable Rate Loans further provide that the Loan Rate will in no event be more than the fixed percentage set forth in the Adjustable Rate Loan (such rate, the "Maximum Loan Rate"). Each Initial Adjustable Rate Loan provides that in no event will the Loan Rate be less than a specified lifetime interest rate floor (such rate, the "Minimum Loan Rate"). Effective with the first payment due on an Initial Adjustable Rate Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of such Adjustable Rate Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. All of the Initial Adjustable Rate Loans were originated with a Loan Rate less than the sum of
(i) the Six-Month LIBOR Index at the time the initial Loan Rate was established and (ii) the Gross Margin. The Six-Month LIBOR Index is a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, as published in The Wall Street Journal and as most recently available as of the date specified in the related Adjustable Rate Loan.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Adjustable Rate Loan is fully amortizing and provides for monthly payments, except, in the case of a Balloon Loan, for the final monthly payment, over the term of such loan, computed on the simple interest method, (b) each Initial Adjustable Rate Loan has its last scheduled
payment due no later than     2028, and (c) each Adjustable Rate Loan is
secured by a lien on the related real estate. The Adjustable Rate Loans will be
originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Adjustable Rate Loans is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. As of the Cut-off Date, the Initial Adjustable Rate Loans had a
Minimum Loan Rate of     %, a Maximum Loan Rate of      % and a weighted
average Loan Rate of     %. As of the Cut-off Date, the weighted average
Maximum Loan Rate of the Initial Adjustable Rate Loans was      %, with
Maximum Loan Rates that range from      % to      %. As of the Cut-Off Date,
the Initial Adjustable Rate Loans had a weighted average gross margin of     %
and gross margins ranging from     % to     %. As of the Cut-off Date, the
Initial Adjustable Rate Loans had remaining maturities of at least 301 months
but not more than     months and original maturities of at least     months
but not more than     months. The Initial Adjustable Rate Loans had a weighted
average term to scheduled maturity, as of origination, of     months, and a
weighted average term to scheduled maturity, as of the Cut-off Date, of months. The average principal balance per Initial Adjustable Rate Loan as of
the Cut-off Date was $           and the principal balances on the Initial
Adjustable Rate Loans as of the Cut-off Date ranged from $           to
$          . The Initial Adjustable Rate Loans arise from loans relating to
real property located in    states and the District of Columbia. By principal
balance as of the Cut-off Date, approximately      % of the Initial Adjustable
Rate Loans were secured by real property located in California,      % in
Washington, and     % in Illinois. No other state represented  % or more of
the Cut-off Date Pool Principal Balance of the Initial Adjustable Rate Loans.

  Set forth below is a description of certain additional characteristics of the Initial Adjustable Rate Loans.

   GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL ADJUSTABLE RATE
                                     LOANS

                                                                                 % OF INITIAL
                                             % OF INITIAL                         ADJUSTABLE
                                              ADJUSTABLE                          RATE LOANS
                                              RATE LOANS    AGGREGATE PRINCIPAL BY OUTSTANDING
                                             BY NUMBER OF         BALANCE         PRINCIPAL
                          NUMBER OF LOANS      LOANS AS      OUTSTANDING AS OF  BALANCE AS OF
                         AS OF CUT-OFF DATE OF CUT-OFF DATE    CUT-OFF DATE      CUT-OFF DATE
                         ------------------ --------------- ------------------- --------------
Alabama.................                              %       $                           %
Arizona.................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Hawaii..................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
Tennessee...............
Texas...................
Utah....................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                                ---             ------        --------------        ------
    Total...............                        100.00%       $                     100.00%
                                ===             ======        ==============        ======

              YEARS OF ORIGINATION--INITIAL ADJUSTABLE RATE LOANS

                                                                    % OF INITIAL
                                                                   ADJUSTABLE RATE
                                                                      LOANS BY
                                            AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                          NUMBER OF LOANS   BALANCE OUTSTANDING     BALANCE AS OF
YEAR OF ORIGINATION      AS OF CUT-OFF DATE AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------      ------------------ ------------------- ---------------------
1993....................                      $                              %
1994....................
1995....................
1996....................
1997....................
1998....................
                                ---           --------------            -----
    Total...............                      $                           100%
                                ===           ==============            =====

      DISTRIBUTION OF ORIGINAL LOAN AMOUNTS--INITIAL ADJUSTABLE RATE LOANS

                                                                    % OF INITIAL
                                                                   ADJUSTABLE RATE
                                                                      LOANS BY
                                            AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
  ORIGINAL LOAN AMOUNT    NUMBER OF LOANS   BALANCE OUTSTANDING     BALANCE AS OF
      (IN DOLLARS)       AS OF CUT-OFF DATE AS OF CUT-OFF DATE      CUT-OFF DATE
  --------------------   ------------------ ------------------- ---------------------
Less than$ 20,000.......                      $                              %
$ 20,000 to $ 29,999....
$ 30,000 to $ 39,999....
$ 40,000 to $ 49,999....
$ 50,000 to $ 59,999....
$ 60,000 to $ 69,999....
$ 70,000 to $ 79,999....
$ 80,000 to $ 89,999....
$ 90,000 to $ 99,999....
$100,000 to $109,999....
$110,000 to $119,999....
$120,000 to $129,999....
$130,000 to $139,999....
$140,000 to $149,999....
$150,000 to $159,999....
$160,000 to $169,999....
$170,000 to $179,999....
$180,000 to $189,999....
$190,000 to $199,999....
$200,000 to $249,999....
$250,000 to $299,999....
Over$299,999............
                                ---           --------------           ------
    Total...............                      $                        100.00%
                                ===           ==============           ======

               CURRENT LOAN RATES--INITIAL ADJUSTABLE RATE LOANS

                                                                       % OF INITIAL
                                            AGGREGATE PRINCIPAL  ADJUSTABLE RATE LOANS BY
   RANGE OF LOANS BY      NUMBER OF LOANS   BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
       LOAN RATE         AS OF CUT-OFF DATE AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
   -----------------     ------------------ ------------------- --------------------------
Less than 9.01%.........                      $                                 %
9.01 to 10.00%
10.01 to 11.00%.........
11.01 to 12.00%.........
12.01 to 13.00%.........
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

          REMAINING MONTHS TO MATURITY--INITIAL ADJUSTABLE RATE LOANS

                                                                       % OF INITIAL
  MONTHS REMAINING TO                       AGGREGATE PRINCIPAL  ADJUSTABLE RATE LOANS BY
   SCHEDULED MATURITY     NUMBER OF LOANS   BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
   AS OF CUT-OFF DATE    AS OF CUT-OFF DATE AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
  -------------------    ------------------ ------------------- --------------------------
300 to 315..............                      $                                 %
316 to 330..............
331 to 345..............
346 to 360..............
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

                  LIEN POSITION--INITIAL ADJUSTABLE RATE LOANS

                                             % OF INITIAL
                                            ADJUSTABLE RATE
                                               LOANS BY                                % OF INITIAL
                                            NUMBER OF LOANS AGGREGATE PRINCIPAL  ADJUSTABLE RATE LOANS BY
                          NUMBER OF LOANS    AS OF CUT-OFF  BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
                         AS OF CUT-OFF DATE      DATE       AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
                         ------------------ --------------- ------------------- --------------------------
First...................                        100.00%       $                           100.00%
                                ---             ------        --------------              ------
    Total...............                        100.00%       $                           100.00%
                                ===             ======        ==============              ======

               LOAN-TO-VALUE RATIO--INITIAL ADJUSTABLE RATE LOANS

                                                                       % OF INITIAL
                                            AGGREGATE PRINCIPAL  ADJUSTABLE RATE LOANS BY
                          NUMBER OF LOANS   BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
LOAN-TO-VALUE RATIO      AS OF CUT-OFF DATE AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
-------------------      ------------------ ------------------- --------------------------
Less than 20.01%........                      $                                 %
20.01 to 30.00%.........
30.01 to 40.00%.........
40.01 to 50.00%.........
50.01 to 60.00%.........
60.01 to 70.00%.........
70.01 to 80.00%.........
80.01 to 90.00%.........
Over 90.00%.............
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

          MONTH OF NEXT RATE ADJUSTMENT--INITIAL ADJUSTABLE RATE LOANS

                                                                             % OF INITIAL
                                                  AGGREGATE PRINCIPAL   ADJUSTABLE RATE LOANS
                                NUMBER OF LOANS   BALANCE OUTSTANDING  BY OUTSTANDING PRINCIPAL
MONTH OF NEXT RATE ADJUSTMENT  AS OF CUT-OFF DATE AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
-----------------------------  ------------------ ------------------- --------------------------
January 1998................
February 1998...............
March 1998..................
April 1998..................
May 1998....................
June 1998...................
November 1998...............
February 1999...............
March 1999..................
April 1999..................
May 1999....................
June 1999...................
July 1999...................
August 1999.................
September 1999..............
October 1999................
November 1999...............
December 1999...............
January 2000................
August 2000.................
October 2000................
November 2000...............
January 2002................
                                      ---           --------------              ------
    Total...................                        $                           100.00%
                                      ===           ==============              ======

          DISTRIBUTION OF GROSS MARGIN--INITIAL ADJUSTABLE RATE LOANS

                                                                       % OF INITIAL
                                            AGGREGATE PRINCIPAL   ADJUSTABLE RATE LOANS
                          NUMBER OF LOANS   BALANCE OUTSTANDING  BY OUTSTANDING PRINCIPAL
GROSS MARGIN             AS OF CUT-OFF DATE AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
------------             ------------------ ------------------- --------------------------
Less Than 3.750%........                      $                                 %
3.750 to 3.999%.........
4.000 to 4.249%.........
4.250 to 4.499%.........
4.500 to 4.749%.........
4.750 to 4.999%.........
5.000 to 5.249%.........
5.250 to 5.499%.........
5.500 to 5.749%.........
5.750 to 5.999%.........
6.000 to 6.249%.........
6.250 to 6.499%.........
6.500 to 6.749%.........
6.750 to 6.999%.........
7.000 to 7.249%.........
7.250 to 7.499%.........
7.500 to 7.749%.........
7.750 to 7.999%.........
8.000 to 8.249%.........
8.250 to 8.499%.........
8.500 to 8.749%.........
8.750 to 8.999%.........
9.000 to 9.249%.........
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

               MAXIMUM LOAN RATES--INITIAL ADJUSTABLE RATE LOANS

                                                                   % OF INITIAL
                                                              ADJUSTABLE RATE LOANS
                         NUMBER OF LOANS AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                          AS OF CUT-OFF  BALANCE OUTSTANDING      BALANCE AS OF
MAXIMUM LOAN RATES            DATE       AS OF CUT-OFF DATE        CUT-OFF DATE
------------------       --------------- ------------------- ------------------------
Less Than 13.990%.......                   $                                %
13.990 to 14.249%.......
14.250 to 14.499%.......
14.500 to 14.749%.......
14.750 to 14.999%.......
15.000 to 15.249%.......
15.250 to 15.499%.......
15.500 to 15.749%.......
15.750 to 15.999%.......
16.000 to 16.249%.......
16.250 to 16.499%.......
16.500 to 16.749%.......
16.750 to 16.999%.......
17.000 to 17.249%.......
17.250 to 17.499%.......
17.500 to 17.749%.......
17.750 to 17.999%.......
18.000 to 18.249%.......
18.250 to 18.499%.......
18.500 to 18.749%.......
18.750 to 18.999%.......
19.000 to 19.249%.......
19.250 to 19.499%.......
19.500 to 19.749%.......
19.750 to 19.999%.......
Over 19.999%............
                               ---         --------------             ------
    Total...............                   $                          100.00%
                               ===         ==============             ======

               MINIMUM LOAN RATES--INITIAL ADJUSTABLE RATE LOANS

                                                                 % OF
                                                               INITIAL
                                                           ADJUSTABLE RATE
                        NUMBER OF                               LOANS
                          LOANS    AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
MINIMUM LOAN RATES       OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
------------------      ---------- ------------------- ------------------------
 Less than 7.250%......              $                                %
 7.250 to  7.499%......
 7.500 to  7.749%......
 7.750 to  7.999%......
 8.000 to  8.249%......
 8.250 to  8.499%......
 8.500 to  8.749%......
 8.750 to  8.999%......
 9.000 to  9.249%......
 9.250 to  9.499%......
 9.500 to  9.749%......
 9.750 to  9.999%......
10.000 to 10.249%......
10.250 to 10.499%......
10.500 to 10.749%......
10.750 to 10.999%......
11.000 to 11.249%......
11.250 to 11.499%......
11.500 to 11.749%......
11.750 to 11.999%......
12.000 to 12.249%......
12.250 to 12.499%......
12.500 to 12.749%......
12.750 to 12.999%......
13.000 to 13.249%......
                           ---       --------------             ------
  Total................              $                          100.00%
                           ===       ==============             ======

DELINQUENCY, LOAN DEFAULT AND LOSS INFORMATION

  The following table sets forth information relating to the Company's delinquency experience with respect to all home equity loans serviced by the Company. Not all such home equity loans are of the type to be included in the Loan Pool and thus the information presented is not necessarily indicative of the Company's delinquency experience with respect to home equity loans similar to the Loans. In addition, the Company began originating, purchasing and servicing home equity loans in January 1996, and thus has no significant experience with respect to the performance of such loans. Moreover, because all such home equity loans have been recently originated, it is likely that this experience is not indicative of the delinquency experience to be expected from a more seasoned portfolio.

                         DELINQUENCY EXPERIENCE--LOANS

                                                               AT DECEMBER 31,
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
Number of Loans Outstanding(1)................................  65,355   17,731
Number of Loans Delinquent(2)(3)
  30-59 Days..................................................   1,141      504
  60-89 Days..................................................     283       94
  90 Days or More.............................................     411       52
                                                               -------  -------
Total Loans Delinquent........................................   1,835      650
Delinquencies as a Percent of Loans Outstanding(4)............    2.81%    3.67%

--------
(1) Excludes defaulted loans not yet liquidated.
(2) A loan is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for December 31, 1996 does not include as delinquent the home equity loans of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.
(4) By number of loans.

Because of the Company's limited historical experience with respect to the performance of home equity loans, no information has been included herein with respect to the Company's loan loss or liquidation experience with respect to home equity loans.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity of any Certificate will depend on the price paid by the Certificateholder and will be sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Loans, which may fluctuate significantly from time to time. The Loans generally may be prepaid in full or in part at any time.

  Higher than expected "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Loan, to reduce the outstanding principal balance on the Loans) will increase the yield on Certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the Loans represented by such Certificates and will decrease the yield on Certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the Loans represented by such Certificates. The Company has no significant experience with respect to the rate of Principal Prepayments on home equity loans. Because the Loans have scheduled due dates throughout the calendar month, prepayments on the Loans would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Loans prepaid prior to their respective due dates in the preceding month (thus paying less than 30 days' interest for that month) while very few Loans prepaid after their respective due dates in the preceding month. In addition, liquidations of Defaulted Loans or the Servicer's exercise of its option to repurchase the entire remaining pool of Loans (see "Description of the Certificates--Repurchase Option" herein) will affect the timing of principal distributions on the Certificates.

  Unless the Certificate Principal Balances of the Class A-1, A-2 and A-3 Certificates have been reduced to zero, the Class A-4 Certificates will not receive any portion of principal payments prior to the Payment Date occurring
in     2001 and thereafter will receive a disproportionately small or large portion of principal payments. Consequently, the Class A-4 Certificates are potentially subject to greater variation in weighted average life and may fluctuate more in market value as a result of changes in market interest rates or market yields, as compared to the other Class A Certificates.

  Because distributions to the Class A-5 IO Certificateholders will consist entirely of interest, the yield to maturity of the Class A-5 IO Certificates may be sensitive to the repurchase, prepayment and default experience of the Loans, and prospective investors should consider the risk that they might not fully recover their initial investment. The Notional Principal Amount of the
Class A-5 IO Certificates is $           (or the Class A Principal Balance on
a Payment Date, if less) for the first 36 Payment Dates, and thereafter, zero. Consequently, the yield on the Class A-5 IO Certificates will be more stable than if the Notional Principal Amount were determined by reference to a single class of Class A Certificates, and the yield to maturity of the Class A-5 IO Certificates will be negatively affected only at high rates of prepayment.

  The Class A Certificates (other than the Class A-5 IO Certificates) will be prepaid in part on the first Payment Date after the Funding Period in the event that any Pre-Funded Amount remains in the Pre-Funding Account on such Payment Date after the purchase by the Trust of the Subsequent Loans. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Loans will be paid to the Class A-1 ARM Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Fixed-Rate Loans will be paid on a pro rata basis to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders. The Company believes that the principal amount of Subsequent Loans to be purchased by the Trust will require the application of substantially all of the Pre-Funded Amount. It is unlikely, however, that the aggregate principal amount of Subsequent Loans purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A Certificateholders will receive some prepayment of principal.

  Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The Certificates were priced using a prepayment assumption of, with respect to the
Fixed-Rate Loans,    % of the applicable Prepayment Assumption (as described
below), and with respect to the Adjustable Rate Loans,   % of CPR. There can
be no assurance that the Loans will prepay at the applicable rate, and it is unlikely that prepayments or liquidations of the Loans in either Sub-Pool will occur at any constant rate.

  The amount of interest to which the Certificateholders of any Class are entitled on any Payment Date will be the product of the related Pass-Through Rate and (in the absence of any liquidation loss principal amount adjustment) the Principal Balance of such Class, or in the case of the Class A-5 IO Certificates, the Notional Principal Amount, immediately following the preceding Payment Date. Interest on each Class of Certificates, other than the Class A-1 ARM Certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-1 ARM Certificates will be computed on the basis of actual days elapsed in a 360-day year. Certificateholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Certificate Account are sufficient therefor, in the priority described under "Description of the Certificates--Distributions on Certificates." As required by applicable state laws, interest paid by Obligors on the Loans is computed according to the simple interest method.

  The final scheduled payment date on the Initial Loan with the latest
maturity is in     2028.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the related Loans on the weighted average life of each Class of Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Loans.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the related Loans is paid. Principal payments on Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Loans).

  The rate of principal payments on pools of home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of Loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such loans. Conversely, if prevailing interest rates rise above the interest rates on such home equity loans, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Loans are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table;
(ii) the Servicer exercises its option to repurchase the Loans, as described under "Description of the Certificates--Repurchase Option;" (iii) the aggregate principal balance of the Initial Loans as of the Cut-off Date is
$               and such Loans have the characteristics set forth under "The
Loans--Fixed-Rate Loans" and "The Loans--Adjustable Rate Loans;" (iv) the Initial Fixed-Rate Loans will, as of the Cut-off Date, be grouped into seven pools having the additional characteristics set forth below under "Assumed Initial Fixed-Rate Loan Characteristics" and the Additional and Subsequent
Fixed-Rate Loans will, as of the Cut-off Date, be grouped into    pools having
the additional characteristics set forth below under "Assumed Additional and Subsequent Fixed-Rate Loan Characteristics;" (v) the Adjustable Rate Loans will, as of the Cut-off Date, be grouped into seven pools having the additional characteristics set forth below under "Assumed Adjustable Rate Loan Characteristics"; (vi) each Class of the Certificates (other than the Class A-5 IO Certificates) has an Original Principal Balance as shown on the cover page of this Prospectus Supplement; (vii) the rate for one-month LIBOR is
     % and the rate for six-month LIBOR is      %, (viii) the Subsequent Loans
will have their first scheduled payment date in     or     1998; (ix) no
interest shortfalls will arise in connection with prepayments in full of the Loans; (x) no delinquencies or losses are experienced on the Loans;
(xi) distributions are made on the Certificates on the 15th day of each month,
commencing in     1998; and (xii) the Certificates are issued on       , 1998.
No representation is made that the Loans will not experience delinquencies or losses.

  Prepayments on home equity loans are commonly measured relative to a prepayment standard or model. Two different models (each a "Prepayment Assumption") are used in this Prospectus Supplement, one for the Adjustable Rate Loans and the other for the Fixed-Rate Loans. Reference in this Prospectus Supplement to a "Prepayment Assumption" shall refer to the appropriate model, depending upon whether the reference is with respect to the Adjustable Rate Loans or the Fixed-Rate Loans.

  The percentages and weighted average life information for the Class A-1 ARM Certificates in the following table are based on a CPR model that assumes that the outstanding principal balance of the Adjustable Rate Loans will prepay at the indicated percentages of CPR set forth in the table.

  The Prepayment Assumption used for the Fixed-Rate Loans represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. The "100% Prepayment Assumption" assumes a constant prepayment of 4% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.45% (precisely, 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption assumes a constant prepayment rate of 20% per annum each month.

  It is not likely that the Loans will prepay at any constant percentage of the Prepayment Assumption or of the CPR to maturity or that all of the Loans will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                             PREPAYMENT SCENARIOS

                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Adjustable Rate Loans
 (1)....................
Fixed-Rate Loans (2)....

--------
(1) As a CPR percentage.
(2) As a percentage of the Prepayment Assumption.

                ASSUMED INITIAL FIXED-RATE LOAN CHARACTERISTICS

                                         WEIGHTED      WEIGHTED    BALLOON LOAN
                             WEIGHTED    AVERAGE        AVERAGE      WEIGHTED
               CUT-OFF DATE  AVERAGE  REMAINING TERM ORIGINAL TERM   AVERAGE
              POOL PRINCIPAL   LOAN    TO MATURITY    TO MATURITY  AMORTIZATION
POOL             BALANCE       RATE      (MONTHS)      (MONTHS)        TERM
----          -------------- -------- -------------- ------------- ------------
1. .......... $                     %
2. ..........
3. ..........
4. ..........
5. ..........
6. ..........
7. ..........

       ASSUMED ADDITIONAL AND SUBSEQUENT FIXED-RATE LOAN CHARACTERISTICS

                                         WEIGHTED      WEIGHTED    BALLOON LOAN
                             WEIGHTED    AVERAGE        AVERAGE      WEIGHTED
               CUT-OFF DATE  AVERAGE  REMAINING TERM ORIGINAL TERM   AVERAGE
              POOL PRINCIPAL   LOAN    TO MATURITY    TO MATURITY  AMORTIZATION
POOL             BALANCE       RATE      (MONTHS)      (MONTHS)        TERM
----          -------------- -------- -------------- ------------- ------------
 1. ......... $                     %
 2. .........
 3. .........
 4. .........
 5. .........
 6. .........
 7. .........
 8. .........
 9. .........
10. .........
11. .........
12. .........
13. .........
14. .........

                  ASSUMED ADJUSTABLE RATE LOAN CHARACTERISTICS

                                                 WEIGHTED  WEIGHTED
                                                  AVERAGE  AVERAGE
                                        WEIGHTED REMAINING ORIGINAL WEIGHTED
                          CUT-OFF DATE  AVERAGE   TERM TO  TERM TO  AVERAGE                           MONTH(S) INITIAL
                         POOL PRINCIPAL   LOAN   MATURITY  MATURITY  GROSS    LIFE    LIFE   PERIODIC TO RATE  PERIODIC
POOL                        BALANCE       RATE   (MONTHS)  (MONTHS)  MARGIN   CAP    FLOOR     CAP     CHANGE    CAP
----                     -------------- -------- --------- -------- -------- ------  ------  -------- -------- --------
1. ..................... $                     %                          %        %       %       %
2. .....................
3. .....................
4. .....................
5. .....................
6. .....................
7. .....................

  Based on the foregoing assumptions, the following tables indicated the projected weighted average lives of each Class of Certificates, and set forth the percentages of the Original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the applicable Prepayment Assumption.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-1 ARM
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:

                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......      %           %           %            %          %
          , 1999........
          , 2000........
          , 2001........
          , 2002........
          , 2003........
          , 2004........
          , 2005........
          , 2006........
          , 2007........
          , 2008........
          , 2009........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class A-1 ARM Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1 ARM Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 ARM Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......      %           %           %            %          %
          , 1999........
          , 2000........
          , 2001........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES AT
   THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......      %           %           %            %          %
          , 1999........
          , 2000........
          ,2001.........
          , 2002........
          , 2003........
          , 2004........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES AT
   THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......      %           %           %            %          %
          , 1999........
          , 2000........
          , 2001........
          , 2002........
          , 2003........
          , 2004........
          , 2005........
          , 2006........
          , 2007........
          , 2008........

Weighted Average Life
 (1) (years)............

--------
*less than 1%.
(1) The weighted average life of a Class A-3 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-3 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-3 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES AT
   THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......      %           %           %            %          %
          , 1999........
          , 2000........
          , 2001........
          , 2002........
          , 2003........
          , 2004........
          , 2005........
          , 2006........
          , 2007........
          , 2008........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class A-4 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-4 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-4 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......      %           %           %            %          %
          , 1999........
          , 2000........
          , 2001........
          , 2002........
          , 2003........
          , 2004........
          , 2005........
          , 2006........
          , 2007........
          , 2008........
          , 2009........
          , 2010........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class M-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-1 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-2 CERTIFICATES AT
   THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......      %           %           %            %          %
          , 1999........
          , 2000........
          , 2001........
          , 2002........
          , 2003........
          , 2004........
          , 2005........
          , 2006........
          , 2007........
          , 2008........
          , 2009........
          , 2010........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class M-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-2 Certificate.

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......      %           %           %            %          %
          , 1999........
          , 2000........
          , 2001........
          , 2002........
          , 2003........
          , 2004........
          , 2005........
          , 2006........
          , 2007........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class B Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B Certificate.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,330,759,044. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

RATIO OF EARNINGS TO FIXED CHARGES FOR THE COMPANY

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                MONTHS
                               YEAR ENDED DECEMBER 31,          ENDED
                               ------------------------ ----------------------
                               1993 1994 1995 1996 1997  1998
                               ---- ---- ---- ---- ---- ------
Ratio of Earnings to Fixed
 Charges...................... 4.81 7.98 7.90 5.44 4.04

RECENT DEVELOPMENTS

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree will continue to operate from its existing headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer, has agreed to continue to manage Green Tree's business for at least one year. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Green Tree and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of Green Tree (particularly with respect to prepayment assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes the material provisions of the Agreement, reference to which is hereby made for a complete recital of its terms.

GENERAL

  The Certificates will be issued in fully registered, certificated form only in minimum denominations of $1,000 or any integral multiple in excess thereof. The Certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "Description of the Certificates--Registration of the Certificates" herein. The Trust consists primarily of the Loans and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate and amounts held in the Certificate Account.

  Distributions on the Certificates will be made by the Paying Agent (which shall initially be the Trustee) on each Payment Date to persons in whose names the Certificates are registered as of the Business Day immediately preceding such Payment Date (the "Record Date"). See "Description of the Certificates-- Registration of the Certificates" herein. The first Payment Date for the
Certificates will be in       1998. Payments will be made by check mailed to
such Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment in respect of its Percentage Interest in such Class by wire transfer). Final payments will be made only upon tender of the Certificates to the Trustee for cancellation.

CONVEYANCE OF LOANS

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Initial and Additional Loans, including all principal and interest received on or with respect to such Loans (other than receipts of principal and interest due on such Loans before the Cut-off Date). The Agreement permits the Trust to purchase up to approximately $ aggregate principal balance of Subsequent Loans on or within 90 days after the Closing Date on one or more closing dates (each a "Subsequent Transfer Date"). See "--Conveyance of Subsequent Loans and Pre-Funding Account" herein.

  On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee, concurrently with each conveyance, will execute and deliver the Certificates to or upon the order of the Company. The Loans will be described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list will include the amount of monthly payments due on each Loan as of the date of issuance of the Certificates, the Loan Rate on each Loan and the maturity date of each Loan. The list will be attached as an exhibit to the Agreement and will be available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Loans to the Trust, the Company will have completed a review of all the Loan files, confirming the accuracy of each item on the list of Loans delivered to the Trustee. Any Loan discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Loan, the Company may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

  The Trustee will maintain possession of the Loans and any other documents contained in the Loan files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the Loans to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

  [Name of Company Counsel], counsel to the Company, will render an opinion to the Trustee that the transfer of the Loans from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Loans from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Loans to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Loans if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Loans to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  The Company will make certain representations and warranties in the Agreement with respect to each Loan, including that: (a) for each Loan other than the Subsequent Loans, as of the applicable Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 59 days; (b) for each Subsequent Loan, as of the respective Subsequent Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 59 days; (c) no provision of a Loan has been waived, altered or modified in any respect, except by instruments or documents included in the Loan file and reflected on the list of Loans delivered to the Trustee; (d) each Loan is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (e) no Loan is subject to any right of rescission, set-off, counterclaim or defense; (f) each Loan was originated by a home equity lender in the ordinary course of its business or was originated by the Company directly; (g) no Loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Loan or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Loan complies with all requirements of law; (i) no Loan has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) each Loan creates a valid and perfected lien on the related real estate; (k) all parties to each Loan had full legal capacity to execute such Loan; (l) no Loan has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Loan to the Trustee; (m) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Loan (except for payment delinquencies permitted by clauses (a) and (b) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Loan, and the Company has not waived any of the foregoing; (n) each Loan is a fully-amortizing loan and provides for level monthly payments based on its applicable Loan Rate, except, in the case of a Balloon Loan, for the final monthly payment, over the term of such Loan; (o) each Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Loan set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Loan; (r) each Loan was originated or purchased in accordance with the Company's then-current underwriting guidelines; and (s) each Loan is a "qualified mortgage" under section 860G(a)(3) of the Internal Revenue Code of 1986, as amended.

  The Company will also make certain representations and warranties with respect to the Loans in the aggregate, including that (i) each Loan (other than the Adjustable Rate Loans) has a contractual rate of interest of at least 7.70%; (ii) no Loan had a remaining term to maturity at origination of more than 360 months; (iii) no more than 1% of the Loans, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than 5.0% of the Loans, by principal balance as of the Cut-off Date, were originated by any one lender; and (v) no adverse selection procedures were employed in selecting the Loans from the Company's portfolio. The Company will make certain additional representations and warranties with respect to the Subsequent Loans. See "--Conveyance of Subsequent Loans and Pre-Funding Account" herein.

  Under the terms of the Agreement, and subject to the Company's option to effect a substitution as described in the next paragraph, the Company has agreed to repurchase, at the Repurchase Price, any Loan that is materially and adversely affected by a breach of a representation and warranty with respect to such Loan made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. The "Repurchase Price," with respect to any Loan to be so repurchased or with respect to a Liquidated Loan, means the outstanding principal balance of such Loan (without giving effect to any

Advances made by the Servicer or the Trustee), plus interest on such Loan at the Pass-Through Rate (which will be the weighted average of the Pass-Through Rates of the related Classes of Certificates) from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances made by the Servicer or the Trustee) through the date of such repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Loans (but not with respect to any other breach by the Company of its obligations under the Agreement).

  In lieu of repurchasing a Loan as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Loan (as defined below) for the Loan that it is otherwise obligated to repurchase (referred to herein as the "Replaced Loan"). An Eligible Substitute Loan is a Loan that satisfies, as of the date of its substitution, the representations and warranties specified in
Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Loan, has a Loan Rate that is at least equal to the Loan Rate of the Replaced Loan and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Loan. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Loan exceeds the Scheduled Principal Balance of the Loan being substituted. Such deposit will be deemed to be a Partial Principal Prepayment.

  Pursuant to the Agreement, the Servicer will service and administer the Loans conveyed and assigned to the Trustee as more fully set forth below.

CONVEYANCE OF SUBSEQUENT LOANS AND PRE-FUNDING ACCOUNT

  An account (the "Pre-Funding Account") will be established by the Trustee
and funded by the Company with up to approximately $         (the "Pre-Funded
Amount") on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Loans. The Pre-Funding Account will be used to purchase Subsequent Loans during the period from the Closing Date until the earliest of
(i) the date on which the amount on deposit in the Pre-Funding Account is less
than $      , (ii)    days after the Closing Date or (iii) the date on which
an Event of Termination occurs under the Agreement (the "Funding Period"). The Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Loans in accordance with the Agreement.

  Under the Agreement, the Trust will be obligated to purchase Subsequent Loans from the Company during the Funding Period, subject to the availability thereof. In connection with the purchase of Subsequent Loans on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Pre-Funding Account a cash
purchase price of   % of the principal balance thereof. The Company will
designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the related Subsequent Loans purchased on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Loans. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Loans will increase by an amount equal to the aggregate principal balance of the Loans so purchased and the amount in the Pre-Funding Account will decrease accordingly.

  Any Pre-Funded Amount remaining after the end of the Funding Period will be applied on the next Payment Date to prepay principal on the Class A Certificates (other than the Class A-5 IO Certificates). Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Loans will be paid to the Class A-1 ARM Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Fixed-Rate Loans will be paid on a pro rata basis to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Loans purchased by the Trust will require the application of substantially all of the related Pre-Funded Amount (as defined herein) and that there should be no material amount of principal prepaid to the Class A Certificateholders from the Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Loans with an aggregate principal balance identical to the remaining Pre-Funded Amount.

  Any conveyance of Subsequent Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company may not select Subsequent Loans in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of the respective Subsequent Cut-off Date the Subsequent Loans must satisfy the following criteria: (i) no Subsequent Loan may be more than 59 days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of each Subsequent Loan may not exceed 360 months; (iii) each Subsequent Loan must have been underwritten in accordance with the Company's standard underwriting criteria; (iv) no Subsequent Loan may have a loan-to-value ratio greater than 100%; (v) as a result of the purchase of the Subsequent Loans, the Class A Certificates will not receive from S&P or Fitch a lower credit rating than the rating assigned at the initial issuance of such Certificates; and (vi) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Loans conform to the characteristics described herein.

PAYMENTS ON LOANS

  The Servicer, on behalf of the Trust, will establish and maintain a Certificate Account in an "Eligible Account" (as defined below) at a depository institution (initially [Name of Depository Institution], Minnesota) with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term deposits have been rated A-1 by S&P and F-1 by Fitch (if rated by Fitch) or whose unsecured long-term debt has been rated in one of the two highest rating categories by S&P and Fitch (if rated by Fitch), and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;
(iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or (iv) an account that will not cause S&P or Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by S&P and Fitch. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the Business Day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "AA" from S&P and Fitch (if rated by Fitch) not in excess of 10% of amounts in the Certificate Account at the time of such investment; and commercial paper assigned a rating of at least A-1+ by S&P and at least F-1+ by Fitch (if rated by Fitch). Any losses on such investments will be deducted from other investment earnings or from other funds in the Certificate Account.

  All receipts by the Servicer of payments with respect to the Loans, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one Business Day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Loans, which are retained by the Servicer as part of its servicing fees and are not paid into the Certificate Account and except for certain proceeds from Liquidated Loans which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. In addition, all payments under FHA Insurance received by the Servicer, any Advances by the Servicer or the Trustee as described under "Description of the Certificates--Advances," and amounts paid by the Company for Loans repurchased, or upon substitution for a Loan otherwise required to be repurchased, as a result of breach of warranties under the Agreement, as described under "Description of the Certificates--Conveyance of Loans," shall be paid into the Certificate Account.

  On the second Business Day preceding each Payment Date (the "Determination Date"), the Servicer will determine the Amount Available in the Certificate Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Certificate Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Certificate Account the Repurchase Price of any Loans required to be repurchased on such Payment Date, or any amounts required to be deposited upon substitution for any Loan otherwise required to be repurchased on such Purchase Date, as a result of a breach of representations and warranties under the Agreement.

  On each Payment Date the Trustee will withdraw the Amount Available from the Certificate Account and make the following payments, in the following order of priority:

    (a) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee with respect to the Loans to the Servicer;

    (b) to pay interest and principal on the Certificates, in the manner and the order of priority described below;

    (c) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer with respect to the Loans;

    (d) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances with respect to the Loans made in respect of current or prior Payment Dates;

    (e) to reimburse the holder of the Class C Certificates for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise; and

    (f) to pay any remaining amounts to the holder of the Class C
  Certificates.

  The Scheduled Principal Balance of a Loan with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the calendar month preceding such Payment Date as specified in its amortization schedule, after giving effect to any previous partial Principal Prepayments and to the scheduled payment due on such Due Date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Principal Balance as of any Payment Date is the aggregate of the Scheduled Principal Balances of Loans comprising the Loan Pool that were outstanding during the preceding Due Period. A Liquidated Loan is a defaulted Loan as to which all amounts that the Servicer expects to recover on account of such Loan have been received.

DISTRIBUTIONS ON CERTIFICATES

  On each Payment Date, distributions on the Certificates in respect of the Amount Available will be made first to the holders of the Class A Certificates, then to the holders of the Class M-1 Certificates, then to the holders of the Class M-2 Certificates and then to the holders of the Class B Certificates, as described below. Distributions of interest and principal on the Certificates will be made primarily from amounts available in respect of the Loans.

  Distributions of interest and principal to holders of a Class of Class A Certificates will be made on each Payment Date, to the extent that the Amount Available in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respective Percentage Interests of the amount of interest calculated as described under "Class A Interest" below, (ii) with respect to the Class A-1 ARM Certificates, their respective Percentage Interests of the Class A-1 ARM Formula Principal Distribution Amount and (iii) with respect to each other Class of A Certificates (other than the Class A-5 IO Certificates), their respective Percentage Interests, distributed to each Class of Class A Certificates in the order of priority described under "Class A Principal" below, of the Senior Percentage of the Formula Principal Distribution Amount, calculated as described under "Class A Principal" below. Distributions on the Class A Certificates will be applied first to the payment of interest and then to the payment of principal. The Class A Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class A Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class A Interest" below, (ii) the Class A-1 ARM Formula Principal Distribution Amount and (iii) the Senior Percentage of the Formula Principal Distribution Amount, provided that, if the Class A Formula Distribution Amount exceeds the Amount Available in the Certificate Account on such Payment Date, then the Class A Distribution Amount shall instead equal the Amount Available and the amount of such deficiency will be carried forward and added to the amount the Class A Certificateholders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class M-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class M-1 Distribution Amount. Distributions on the Class M-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class M-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class M-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class M-1 Interest" below and (ii) after the Class A Principal Balance has been reduced to zero and until the Class M-1 Principal Balance has been reduced to zero, the Senior Percentage of the Formula Principal Distribution Amount. If the Amount Available in the Certificate Account available for distribution to the Class M-1 Certificateholders (after giving effect to any distribution made to Class A Certificateholders on such Payment Date) (the "Class M-1 Remaining Amount Available") is less than the Class M-1 Formula Distribution Amount, then the Class M-1 Distribution Amount will equal the Class M-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class M-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class M-2 Distribution Amount. Distributions on the Class M-2 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class M-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class M-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class M-2 Interest" below and (ii) after the Class M-1 Principal Balance has been reduced to zero and until the Class M-2 Principal Balance has been reduced to zero, the Senior Percentage of the Formula Principal Distribution Amount. If the Amount Available in the Certificate Account available for distribution to the Class M-2 Certificateholders (after giving effect to any distribution made to Class A Certificateholders and the Class M-1 Certificateholders on such Payment Date) (the "Class M-2 Remaining Amount Available") is less than the Class M-2 Formula Distribution Amount, then the Class M-2 Distribution Amount will equal the Class M-2 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class B Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class B Distribution Amount. Distributions on the Class B Certificates will be applied first to the payment of interest and then to the payment of principal. The Class B Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class B Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class B Interest" below and (ii) until the Class B Principal Balance has been reduced to zero, an amount of principal equal to the Class B Percentage of the Formula Principal Distribution Amount. If the Amount Available in the Certificate Account available for distribution to the Class B Certificateholders (after giving effect to any distribution made to Class A Certificateholders, Class M-1 Certificateholders and Class M-2 Certificateholders on such Payment Date) (the "Class B Remaining Amount Available") is less than the Class B Formula Distribution Amount, then the Class B Distribution Amount will equal the Class B Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  On each Payment Date the Amount Available will be distributed to Class A Certificateholders, then Class M Certificateholders and then Class B Certificateholders in the amounts and order of priority set forth below:

Class A Interest

  One month's interest will be paid concurrently to the holders of each Class of Class A Certificates on each Payment Date, to the extent of the Amount Available in the Certificate Account on such date, at the related Pass-Through Rate on the then outstanding Principal Balance of each Class of Class A Certificates, or in the case of the Class A-5 IO Certificates, on the Notional Principal Amount. Interest on each Class of Class A Certificates will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date. Interest on each Class of Class A Certificates, other than the Class A-1 ARM Certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-1 ARM Certificates will be computed on the basis of actual days elapsed in a 360-day year.

  The Pass-Through Rate for the Class A-1 ARM Certificates for any Payment Date will equal the lesser of (i) one-month LIBOR plus the applicable Pass-Through Margin, (ii) the applicable Available Funds Pass-Through Rate or (iii)
     %. The Pass-Through Margin will equal    % per annum through the Payment
Date on which the Principal Balance of the Loans is 10% or more of the
Principal Balance of the Loans as of the Cut-Off Date, and    % per annum on
each Payment Date on which the Principal Balance of the Loans is less than   %
of the Principal Balance of the Loans as of the Cut-Off Date. The Available Funds Pass-Through Rate for any Payment Date is the rate per annum equal to the weighted average of the Expense Adjusted Loan Rates on the then outstanding Adjustable Rate Loans. The Expense Adjusted Loan Rate on any Adjustable Rate Home Equity Loan is equal to the then applicable Loan Rate
thereon, minus the Expense Fee Rate. The Expense Fee Rate is    % per annum.
One-month LIBOR with respect to any monthly interest period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. For a description of the method used to calculate one-month LIBOR, see "Description of the Certificates-- Calculation of One-Month LIBOR."

  The Pass-Through Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 IO Certificates are set forth on the cover of this Prospectus Supplement.

  The Principal Balance of any Class of Class A Certificates (other than the Class A-5 IO Certificates) as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed to holders of such Class on account of principal. The Class A Principal Balance as of any Payment Date is the sum of the Class A-1 ARM Principal Balance, the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance.

  Interest will be calculated on the Class A-5 IO Certificates on each Payment
Date based on the Notional Principal Amount, which for the first    Payment
Dates is equal to $           (or the Class A Principal Balance for such
Payment Date, if less), and will thereafter equal zero. The Notional Principal Amount provides a basis for calculating interest payments only, and does not represent the right to receive any distributions of principal.

  In the event that, on a particular Payment Date, the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of each Class of Class A Certificates, the amount of interest to be distributed in respect of the Class A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Such a shortfall could occur, for example, if delinquencies or losses realized on the Loans were exceptionally high and were concentrated in a particular month. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate for each Class of Class A Certificates, to the extent permitted by law.

Class A Principal

  Holders of a Class of Class A Certificates (other than the Class A-5 IO Certificates) will be entitled to receive payments of principal on each Payment Date in the order of priority set forth below and to the extent of the Amount Available in the Certificate Account after payment of all interest payable on each Class of Class A Certificates. Holders of the Class A-1 ARM Certificates will be entitled to receive, as payments of principal, an amount equal to the Class A-1 ARM Formula Principal Distribution Amount. The "Class A-1 ARM Formula Principal Distribution Amount" on or before the Payment Date on which the Class A-1 ARM Certificates have been paid in full will generally be equal to the lesser of (A) the Class A-1 ARM Principal Balance or (B) the sum of the following: (i) all scheduled payments of principal due on each outstanding Adjustable Rate Loan during the related Due Period; (ii) the Scheduled Principal Balance of each Adjustable Rate Loan which, during the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties; (iii) the Scheduled Principal Balance of each Adjustable Rate Loan that became a Liquidated Loan during the related Due Period; (iv) all partial Principal Prepayments applied and Principal Prepayments in Full received on each Adjustable Rate Loan during the related Due Period; and (v) on any Payment Date which is on or after the Payment Date on which the Class A-1, A-2, A-3 and Class A-4 Certificates have been paid in full, (a) the Senior Percentage times (x) the sum of the amounts described in clauses (i) through (vi) of clause (A) of the definition of the Formula Principal Distribution Amount less
(y) the sum of the amounts described in clauses (i) through (iv) of clause (B) of the definition of the Class A-1 ARM Formula Principal Distribution Amount less (b) the amount, if any, distributed in payment of principal on the Class A-1, A-2, A-3 and A-4 Certificates on such Payment Date.

  The Class A-5 IO Certificates are interest-only Certificates and are not entitled to receive distributions of principal.

  Holders of the Class A Certificates (other than the Class A-1 ARM Certificates and the Class A-5 IO Certificates) will be entitled to receive, as payments of principal, an amount equal to the Senior Percentage of the Formula Principal Distribution Amount. The Formula Principal Distribution Amount is (A) the sum of (i) all scheduled payments of principal due on each outstanding Loan during the related Due Period, (ii) the Scheduled Principal Balance of each Loan which, during such Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such Due Period in respect of the Loans, (iv) the Scheduled Principal Balance of each Loan that became a Liquidated Loan during such Due Period, (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account, and
(vi) the Extra Principal Distribution Amount (as described below), minus (B) the Class A-1 ARM Formula Principal Distribution Amount. When the Principal Balance of a Class of Class A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The Extra Principal Distribution Amount is the lesser of (i) the Monthly
Excess Cashflow and (ii) $          less the sum of all prior distributions of
the Extra Principal Distribution Amount. The Monthly Excess Cashflow is, for any Payment Date, the Amount Available less the sum of (a) the interest payable on the Certificates; (b) the sum of the amounts described in clauses
(i) through (v) of clause (A) of the Formula Principal Distribution Amount;
(c) the Monthly Servicing Fee to be paid to the Servicer; (d) unreimbursed Advances to the Trustee or the Servicer, as applicable, with respect to the Loans made in respect of the current or prior Payment Dates; and (e) expenses of the holder of the Class C Certificates incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise.

  The Senior Percentage will equal 100% on each Payment Date on which the Class B Principal Distribution Test (as described below) is not satisfied. On each Payment Date on which Class B Principal Distribution Test has been satisfied, the Senior Percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A Principal Balance (excluding the Class A-1 ARM Principal Balance) and the Class M Principal Balance for such Payment Date, and the denominator of which is the Pool Scheduled Principal Balance of the Fixed-Rate Loans for the immediately preceding Payment Date.

  The Senior Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest on each Class of Class A Certificates, as follows: (i) that portion, if any, of the Senior Percentage of the Formula Principal Distribution Amount equal to the Class A-4 Lockout Pro Rata Distribution Amount will be distributed to the Class A-4 Certificateholders; and (ii) the remainder of the Senior Percentage of the Formula Principal Distribution Amount will be distributed in the following order: first, to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero. After the Class A-3 Principal Balance has been reduced to zero, Holders of the Class A-4 Certificates will be entitled to receive the entire Senior Percentage of the Formula Principal Distribution Amount up to the amount necessary to reduce the Class A-4 Principal Balance to zero, to the extent the remaining Amount Available is sufficient therefor.

  The Class A-4 Lockout Pro Rata Distribution Amount," as to any Payment Date, is an amount equal to the lesser of:

    (a) the product of (1) the Class A-4 Lockout Percentage, and (2) the product of (A) a fraction, the numerator of which is the Class A-4 Principal Balance immediately preceding such Payment Date and the denominator of which is the Class A Principal Balance less the Class A-1 ARM Principal Balance immediately preceding such Payment Date, and (B) the Senior Percentage of the Formula Principal Distribution Amount for such Payment Date, and

    (b) the Class A-4 Principal Balance immediately preceding such Payment
  Date.

  The "Class A-4 Lockout Percentage," as to any Payment Date occurring during the periods set forth below, is the percentage designated as such as follows:

                                                                  CLASS A-4
      PERIOD (DATES INCLUSIVE)                                LOCKOUT PERCENTAGE
      ------------------------                                ------------------
         1998 through          2001..........................          %
         2001 through          2003..........................          %
         2003 through          2004..........................          %
         2004 through          2005..........................          %
         2005 and thereafter.................................          %

  On any Payment Date as to which there is a Class A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance plus the Pre-Funded Amount is less than the Class A Principal Balance), the remaining Amount Available will be distributed pro rata to each Class of Class A Certificates (other than the Class A-5 IO Certificates) based on the Class Principal Balance of each Class (but in no event will such amount exceed the Class Principal Balance of any such Class).

  If, as to any Payment Date, the Amount Available remaining after distribution of interest on the Class A Certificates is less than the sum of the Senior Percentage of the Formula Principal Distribution Amount and the Class A-1 ARM Formula Principal Distribution Amount, the amounts to be distributed to the Class A Certificateholders (including the Class A-1 ARM Certificateholders but excluding the Class A-5 IO Certificates) will be allocated pro rata based upon the respective portions of the Amount Available that would have been distributed to the Class A Certificateholders, as described above, had the remaining Amount Available been sufficient therefor.

  As hereinafter described, all losses on Liquidated Loans will be absorbed first by the Class C Certificates, then by the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans, then by the Class B Certificates, then by the Class M-2 Certificates and then by the Class M-1 Certificates. If the Amount Available on any Payment Date is less than the Class A Distribution Amount, the Amount Available will be applied first to the payment of interest on the Class A Certificates and then to the payment of principal to the Classes of Class A Certificates then entitled thereto.

Class M-1 Interest

  Interest will be paid to the Class M-1 Certificateholders on each Payment Date, to the extent of the Class M-1 Remaining Amount Available, if any, in an amount (the "Class M-1 Interest Payment Amount") equal to the product of (a) the Class M-1 Pass-Through Rate and (b) the then outstanding Class M-1 Principal Balance less the Class M-1 Liquidation Loss Principal Amount, if any. The "Class M-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class M-2 Certificates and the Class B Certificates (but in no event greater than the Class M-1 Principal Balance). The "Aggregate Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of (i) the aggregate Principal Balance of the Certificates as of the preceding Payment Date (after giving effect to distributions of principal thereon) over (ii) the Pool Scheduled Principal Balance for such preceding Payment Date plus the Pre-Funded Amount for such preceding Payment Date. Interest on the outstanding Class M-1 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class M-1 Principal Balance is the Original Class M-1 Principal Balance less the sum of all amounts previously distributed to Class M-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class M-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class M-1 Interest Payment Amount to the Class M-1 Certificateholders, the amount of such interest to be distributed in respect of the Class M-1 Certificates will be allocated among the Class M-1 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class M-1 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Amount Available remaining after payment of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount and the Class B Distribution Amount. Any interest amounts carried forward will bear interest at the Class M-1 Pass-Through Rate, to the extent permitted by law.

  The Class M-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class M-1 Principal

  On each Payment Date after the Class A Principal Balance has been reduced to zero, Class M-1 Certificateholders will be entitled to receive, as payments of principal, the Senior Percentage of the Formula Principal Distribution Amount (as described under "Class A Principal" above) to the extent of the Class M-1 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class M-1 Certificates (other than in respect of Class M-1 Liquidation Loss Principal Amounts), until the Class M-1 Principal Balance has been reduced to zero. On each Payment Date on which the Class B Principal Distribution Test is satisfied, payments of principal will be made to Class B Certificateholders, even if Class M-1 Certificateholders are not yet entitled to receive payments of principal because the Class A Principal Balance has not been reduced to zero.

Class M-2 Interest

  Interest will be paid to the Class M-2 Certificateholders on each Payment Date, to the extent of the Class M-2 Remaining Amount Available, if any, in an amount (the "Class M-2 Interest Payment Amount") equal to the product of (a) the Class M-2 Pass-Through Rate and (b) the then outstanding Class M-2 Principal Balance less the Class M-2 Liquidation Loss Principal Amount, if any. The "Class M-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Liquidation Loss Principal Amount over the Principal Balance of the Class B Certificates (but in no event greater than the Class M-2 Principal Balance). Interest on the outstanding Class M-2 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class M-2 Principal Balance is the Original Class M-2 Principal Balance less the sum of all amounts previously distributed to Class M-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class M-2 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class M-2 Interest Payment Amount to the Class M-2 Certificateholders, the amount of such interest to be distributed in respect to the Class M-2 Certificates will be allocated among the Class M-2 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class M-2 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Amount Available remaining after payment in full of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B Distribution Amount and interest accrued and unpaid on the Class M-1 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class M-2 Pass-Through Rate, to the extent permitted by law.

  The Class M-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class M-2 Principal

  On each Payment Date after the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero, Class M-2 Certificateholders will be entitled to receive, as payments of principal, the Senior Percentage of the Formula Principal Distribution Amount (as described under "Class A Principal" above) to the extent of the Class M-2 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class M-2 Certificates (other than in respect of Class M-2 Liquidation Loss Principal Amounts), until the Class M-2 Principal Balance has been reduced to zero. On each Payment Date on which the Class B Principal Distribution Test is satisfied, payments of principal will be made to Class B Certificateholders, even if Class M-2 Certificateholders are not yet entitled to receive payments of principal because the Class A Principal Balance and Class M-1 Principal Balance have not been reduced to zero.

Class B Interest

  Interest will be paid to the Class B Certificateholders on each Payment Date, to the extent of the Class B Remaining Amount Available, if any, in an amount (the "Class B Interest Payment Amount") equal to the product of (a) the Class B Pass-Through Rate and (b) the then outstanding Class B Principal Balance less the Class B Liquidation Loss Principal Amount, if any. The "Class B Liquidation Loss Principal Amount" as of any Payment Date will equal the Aggregate Liquidation Loss Principal Amount (but in no event greater than the Class B Principal Balance). Interest on the outstanding Class B Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class B Principal Balance is the Original Class B Principal Balance less the sum of all amounts previously distributed to Class B Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class B Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class B Interest Payment Amount to the Class B Certificateholders, the amount of such interest to be distributed in respect of the Class B Certificates will be allocated among the Class B Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class B Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Amount Available remaining after payment in full of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B Distribution Amount and interest accrued and unpaid on the Class M-1 Liquidation Loss Principal Amount and Class M-2 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class B Pass-Through Rate, to the extent permitted by law.

  The Class B Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class B Principal

  Payments of principal on the Class B Certificates will not be made unless the Class B Principal Distribution Test is satisfied. The Class B Principal Distribution Test will be deemed to be satisfied on a Payment Date if either
(a) the Class A Principal Balance and the Class M Principal Balance have each been reduced to zero or (b) each of the following conditions is met (i) the average sixty-day delinquency ratio as of the Payment Date and the prior two Payment Dates must not exceed %; (ii) the average thirty-day delinquency ratio as of the Payment Date and the prior two Payment Dates must not exceed
  %; (iii) the cumulative realized losses as of the Payment Date must not
exceed    %; (iv) the current realized losses as of the Payment Date must not
exceed    %; (v) the Payment Date is on or after       2001; and (vi) the sum
of the Class B Principal Balance and all prior distributions of the Extra Principal Distribution Amount, divided by the Pool Scheduled Principal Balance as of the immediately preceding Payment Date must be equal to or greater than
    %.

  On each Payment Date on which the Class B Distribution Test is satisfied, the Class B Percentage of the Formula Principal Distribution Amount will be paid to the Class B Certificateholders to the extent of the Class B Remaining Amount Available after payment of interest on the Class B Certificates. Class B Certificateholders will be entitled to receive payments of principal until the Class B Principal Balance has been reduced to zero.

  The Class B Percentage for any Payment Date will be equal to 100% minus the Senior Percentage. The Class B Percentage for each Payment Date, if any, after the Class A Principal Balance and the Class M Principal Balance have been reduced to zero, will be equal to 100%.

CALCULATION OF ONE-MONTH LIBOR

  "LIBOR" ("London Interbank Offered Rate") with respect to any monthly interest period will be established by the calculation agent appointed by the Trust (the "Calculation Agent") and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such monthly interest period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be designated by the Calculation Agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in the City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the monthly interest period immediately preceding such monthly interest period. Notwithstanding the foregoing, however, LIBOR for a Payment Date shall not be based on LIBOR for the prior Payment Date for three consecutive Payment Dates. If, under the priorities described above, LIBOR for a Payment Date would be based on LIBOR for the previous Payment Date for the second consecutive Payment Date, the Calculation Agent shall select an alternative comparable index (over which the Calculation Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party. The "Calculation Agent" will initially be the Trustee.

SUBORDINATION OF CLASS M CERTIFICATES AND CLASS B CERTIFICATES

  The rights of the holders of the Class M Certificates and the Class B Certificates to receive distributions with respect to the Loans, as well as any other amounts constituting Amount Available, will be subordinated to such rights of the Class A Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Loans. The protection afforded to the Class A Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class M Certificates and the Class B Certificates, the amount of principal and interest due them on each Payment Date out of the Amount Available on deposit on such date in the Certificate Account and by the right of the Class A Certificateholders to receive future distributions on the Loans that would otherwise be payable to the holders of Class M Certificates and Class B Certificates. On each Payment Date the Class M-1 Certificateholders will be entitled to receive only amounts described above under "Class M-1 Interest" and "Class M-1 Principal," the Class M-2 Certificateholders will be entitled to receive only amounts described under "Class M-2 Interest" and "Class M-2 Principal" and the Class B Certificateholders will be entitled to receive only amounts described above under "Class B Interest" and "Class B Principal."

  In addition, the rights of the holders of the Class M-2 Certificates and Class B Certificates to receive distributions with respect to the Loans, as well as any other amounts constituting Amount Available, will be subordinate to such rights of the Class M-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Loans. The protection afforded to the Class M-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class M-2 Certificates and the Class B Certificates, the amount of principal and interest due them on each Payment Date out of the Class M-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class M-1 Certificateholders to receive future distributions on the Loans that would otherwise be payable to the holders of Class M-2 Certificates and Class B Certificates.

  In addition, the rights of the holders of the Class B Certificates to receive distributions with respect to the Loans, as well as any other amounts constituting Amount Available, will be subordinate to such rights of the Class M-2 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-2 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Loans. The protection afforded to the Class M-2 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-2 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class B Certificates, the amount of principal and interest due them on each Payment Date out of the Class M-2 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class M-2 Certificateholders to receive future distributions of the Loans that would otherwise be payable to the holders of Class B Certificates.

  As described above, prior to the time that the Class A Principal Balance is reduced to zero, the distribution of principal to the Class A Certificateholders is intended to include (i) the Senior Percentage of the Scheduled Principal Balance of each Loan (other than the Adjustable Rate Loans) that became a Liquidated Loan during the preceding Due Period and (ii) the Scheduled Principal Balance of each Adjustable Rate Loan that became a Liquidated Loan during the preceding Due Period. If the Liquidation Proceeds, net of related Liquidation

Expenses, from such Liquidated Loans are less than the Scheduled Principal Balance of such Liquidated Loans plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class M, the Class B and the Class C Certificateholders and the Company, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Certificateholders. Likewise, to the extent the Class M-1 Certificateholders or the Class M-2 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority. If the Amount Available is not sufficient to cover the amounts distributable to the Class A or Class M Certificateholders on a particular Payment Date, then the Senior Percentage on future Payment Dates may be increased and the Class B Percentage on future Payment Dates may be reduced as a result of such deficiency. But for the effect of the relative subordination of the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans and amounts otherwise distributable to the Class M-2, Class B and Class C Certificateholders, the Class M-1 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans and amounts otherwise distributable to the Class B and Class C Certificateholders on each Payment Date, the Class M-2 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans and amounts otherwise distributable to the Class C Certificateholders, the Class B Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

ADVANCES

  To the extent that collections on a Loan in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a Delinquent Payment on a Loan only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent funds available therefor in the Certificate Account.

  If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent funds available therefor in the Certificate Account, or (ii) the Trustee determines that it is not legally able to make such Advance.

REPORTS TO CERTIFICATEHOLDERS

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of each Class of Class A Certificates allocable to principal (separately identifying (1) the aggregate amount of any Principal Prepayments included and (2) that portion of any such distribution to Class A-4 Certificateholders constituting the Class A-4 Lockout Pro Rata Distribution Amount);

    (c) the amount, if any, by which the Class A Formula Distribution Amount exceeds the Class A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class A Certificates and the Notional Principal Amount for the Class A-5 IO Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Senior Percentage and The Class A-4 Lockout Percentage for such Payment Date;

    (f) the Pool Scheduled Principal Balance of for such Payment Date;

    (g) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance and the denominator of which is
  the Cut-off Date Pool Principal Balance of [   ]); and

    (h) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class A
Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included;

    (c) the amount, if any, by which the Class M-1 Formula Distribution Amount exceeds the Class M-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class M-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance for such Payment Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class M-2 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class M-2 Formula Distribution Amount exceeds the Class M-2 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class M-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of for such Payment Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class B
  Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class B
  Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class B Formula Distribution Amount exceeds the Class B Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class B Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class B Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Class B Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance for such Payment Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B Certificate.

REPURCHASE OPTION

  The Agreement provides that at any time that the Pool Scheduled Principal Balance of the Loan Pool is less than 10% of the Cut-off Date Pool Principal Balance of the Loan Pool, the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Loans (other than any Loan as to which title to the underlying property has been assigned) at a price sufficient to pay the Aggregate Certificate Principal Balance plus the Monthly Interest due on all Certificates on the Payment Date occurring in the month following the date of repurchase. Such price will be distributed on such Payment Date.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Servicer will manage, administer, service and make collections on the Loans, exercising the degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured contracts and generally
on junior lien secured contracts with amounts financed of over $      .

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) for servicing the Loans equal to one-twelfth of the product of .75% and the remaining Pool Scheduled Principal Balance plus the related Pre-Funded Amount (if any).

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Loan for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Loan. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Loans, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Loans and paid by the Company from its servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Loans or foreclosure on collateral relating thereto, payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

EVIDENCE AS TO COMPLIANCE

  The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Description of the Certificates--Reports to Certificateholders." Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or
before     1 of each year, beginning in 1998, the Servicer will deliver to the
Trustee a report of [Name of Accountant], or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  The Agreement provides that the Servicer shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

  The Agreement provides that a Certificateholder holding Certificates representing at least 5% of the Aggregate Certificate Principal Balance will have the same rights of inspection as the Trustee and may upon written request to the Servicer receive copies of all reports provided to the Trustee.

TRANSFERABILITY

  The Certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

CERTAIN MATTERS RELATING TO THE COMPANY

  The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

EVENTS OF TERMINATION

  An Event of Termination under the Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four Business Days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer loan with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

RIGHTS UPON AN EVENT OF TERMINATION

  If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates representing 25% or more of the Aggregate Certificate Principal Balance may terminate all of the Servicer's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the prior servicer or any obligation of the Company to repurchase Loans for breach of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Loans for breaches of warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company as Servicer under the Agreement without the consent of all of the Certificateholders.

TERMINATION OF THE AGREEMENT

  The Agreement will terminate (after distribution of all principal and interest then due to Certificateholders) on the earlier of (a) the Payment Date on which the Pool Scheduled Principal Balance of the Loan Pool is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's repurchase of the Loans as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

AMENDMENT; WAIVER

  The Agreement may be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

  The Agreement may also be amended from time to time by the Trustee, the Servicer and the Company with the consent of holders of Certificates representing 66 2/3% or more of the Aggregate Certificate Principal Balance, and holders of Certificates representing 51% or more of the Aggregate Certificate Principal Balance may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Loans or distributions which are required to be made on any Certificate, or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without unanimous consent of the Certificateholders.

  The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

INDEMNIFICATION

  The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation
(a) arising out of or resulting from the use or ownership by the Company or any affiliate thereof of any real estate securing a Loan, (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Loans to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (c) with respect to certain other tax matters.

  The Agreement also provides that the Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Loan.

DUTIES AND IMMUNITIES OF THE TRUSTEE

  The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or any Loan, Loan file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Loans, or deposited into the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.

  Under the Agreement the Servicer will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company, the Servicer and the Certificateholders of any change thereof.

THE TRUSTEE

  [Name of Trustee] has its corporate trust offices at [Address of Trustee].

  The Trustee may resign from its duties under the Agreement at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

REGISTRATION OF THE CERTIFICATES

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein. Holders of the Certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  CEDEL and Euroclear will hold omnibus positions in the Certificates on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  The beneficial owners of Certificates ("Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Company advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under loan with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Upon the issuance of the Certificates, [Company Counsel], counsel to the Company, will deliver its opinion that, assuming that two separate elections are made to treat segregated portions of the assets of the Trust as REMICs (respectively, the "Master REMIC" and the "Subsidiary REMIC"), and further assuming ongoing compliance with the terms of the Agreement, the Master REMIC and the Subsidiary REMIC will each qualify as a REMIC, the Subsidiary REMIC Regular Interests, which are not being offered hereunder, will be treated as "regular interests" in the Subsidiary REMIC, and each Class of Certificates will be treated as "regular interests" in the Master REMIC for federal income tax purposes. The Class C Subsidiary Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Subsidiary REMIC, and the Class C Master Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Master REMIC.

  Other than the Class A-5 IO Certificates, the Certificates will not be issued with original issue discount for federal income tax purposes. Although the tax treatment is not entirely certain, the Class A-5 IO Certificates will be treated as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. The prepayment assumption that will be used to determine the rate of accrual of original issue discount, market discount and premium, if any, will be based on the assumption that the
Loans will prepay at a rate equal to    % of the applicable Prepayment
Assumption as to the Fixed-Rate Loans and   % CPR as to the Adjustable Rate
Loans. Although unclear, a holder of a Class A-5 IO Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Loans.

  Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in "loans secured by an interest in real property" and "real estate assets" for purposes of Sections 7701(a)(19)(C) and 856(c)(4)(A) of the Code, respectively, in the same proportion that the assets in the Master REMIC consist of qualifying assets under such sections. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code.

  For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the Prospectus.

                             ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted administrative exemptions to Salomon Brothers Inc (Prohibited Transaction Exemption 89-89, as amended; Exemption Application No. D-6446, 54 Fed. Reg. 42,589 (1989)), to Credit Suisse First Boston (Prohibited Transaction Exemption 89-90; Exemption Application No.
D-6555, 54 Fed. Reg. 42,597 (1989)) and to Lehman Brothers Inc. (Prohibited Transaction Exemption No. 91-14, 56 Fed. Reg. 7413 (1991))(the "Exemptions") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The receivables covered by the Exemptions include home equity loans such as the Loans. The Exemptions will apply to the acquisition, holding, and resale of the Class A Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemptions to apply to the Class A Certificates are the following:

    (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc. (the "Exemptions Rating Agencies");

    (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates, as applicable. The sum of all payments made to and retained by the Company pursuant to the sale of the Loans to the Trust represents not more than the fair market value of such Loans. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemptions would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least fifty percent (50%) of the Class A Certificates, as applicable, are acquired by persons independent of the Restricted Group, (ii) the Plan's investment in Class A Certificates does not exceed twenty-five percent (25%) of all of the Class A Certificates, as applicable, outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Loans included in the Trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemptions, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Loan Pool, the amendment will generally allow related Loans supporting payments to related Certificateholders, and having a value equal to no more than 25% of the total principal amount of the related Certificates, to be transferred to the Trust during the Pre-Funding Period, instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemptions, provided that the following general conditions are met:

    (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered must be less than or equal to 25%;


    (2) all Subsequent Loans transferred to the Loan Pool after the Closing Date must meet the same terms and conditions for eligibility as the Initial Loans, which terms and conditions have been approved by one of the Exemptions Rating Agencies;

    (3) the transfer of the Subsequent Loans to the Trust during the Pre-Funding Period must not result in the Certificates to be covered by the Exemptions receiving a lower credit rating from an Exemptions Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

    (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for the Loan Pool at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Initial Loans;

    (5) for transactions occurring on or after May 23, 1997, either:

      (i) the characteristics of the Subsequent Loans must be monitored by an insurer or other credit support provider which is independent of the Company; or

      (ii) an independent accountant retained by the Company must provide the Company with a letter (with copies provided to the Exemptions Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Initial Loans;

    (6) the Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the related Pre-Funding Account falls below the minimum level specified in the Agreement or an event of default occurs;

    (7) amounts transferred to any Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments which are permitted by the Exemptions Rating Agencies rating the Certificates, and such investment must be described in the Agreement and must:

      (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

      (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemptions Rating Agencies;

    (8) the Prospectus or Prospectus Supplement must describe the duration of the Funding Period;

    (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust, must enforce all the rights created in favor of Certificateholders of the Trust, including employee benefit plans subject to ERISA.

  In its prefatory comments to the amendment as proposed by DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the Exemptions, but did not satisfy the conditions of the amendment as proposed, could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the Pre-Funding Account may not satisfy the conditions of the amendment in that the Pre-Funding Account may exceed 25% of the total principal amount of the related Certificates, funds in the Pre-Funding Account in excess of such 25% threshold will be used by the Trust solely to purchase Subsequent Home Equity Loans in accordance with the Agreement from a fixed pool of loans that will have been specifically identified prior to the Closing Date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the Agreement, will be acquired using the Pre-Funding Account. Accordingly, the Company believes that the existence of the Pre-Funding Account should not cause the Exemptions to be inapplicable.

  The Company believes that the Exemptions will apply to the acquisition and holding of Class A Certificates sold by the Underwriters and by Plans and that all conditions of the Exemptions other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Loans included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemptions or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  In addition to the Exemptions, some or all of the transactions involving the purchase, holding and resale of Certificates that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules and related taxes and penalties under certain class exemptions granted by the DOL, including Prohibited Transaction Class Exemption ("PTCE") 83-1, which exempts certain transactions involving employee benefit plans and mortgage pool investment trusts, PTCE 86-128, which exempts certain transactions involving employee benefit plans and certain broker-dealers, PTCE 90-1, which exempts certain transactions involving employee benefit plans and insurance company pooled separate accounts, and PTCE 91-38, which exempts certain transactions involving employee benefit plans and bank collective investment funds. There also may be other exemptions applicable to a particular transaction involving the Trust. A Plan that intends to acquire any class of the Certificates should consult with its own counsel regarding whether such investment would cause a prohibited transaction to occur and whether the terms and conditions of an applicable class exemption may be satisfied.

  The three administrative exemptions referred to herein as the Exemptions are included in the "underwriter exemptions" listed in PTCE 95-60. Consequently, the exemption provided by PTCE 95-60 may apply to the acquisition and holding of the Certificates by an insurance company general account in which an employee benefit plan has an interest. The Small Business Job Protection Act of 1996 (the "1996 Act") became effective on August 20, 1996. The 1996 Act amends ERISA to require the DOL to issue regulations to clarify, retroactively, the application of ERISA and the prohibited transaction provisions of the Code to insurance company general accounts. Any insurance company which proposes to purchase any Certificates for its general account should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the insurance company's acquisition and ownership of any of the Certificates. Assets of an insurance company general account in which an employee benefit plan has an interest should not be invested in any of the Certificates unless it is clear that PTCE 95-60, the 1996 Act or other exemptive relief will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  No transfer of any Class of Certificates other than the Class A Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of any other Class of Certificates by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring such a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                                 UNDERWRITING

  The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Certificates set forth opposite their names below.

                                         PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                                         AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                                       CLASS A-1 ARM  CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4
  UNDERWRITER                          CERTIFICATES  CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
  -----------                          ------------- ------------ ------------ ------------ ------------
                    .................   $            $                      $  $            $
                                   ..
                    .................
                                        ----------   ------------ -----------  -----------  -----------
  Totals.............................   $            $            $            $            $
                                        ==========   ============ ===========  ===========  ===========

                                           PERCENTAGE   PRINCIPAL    PRINCIPAL    PRINCIPAL
                                          INTEREST OF   AMOUNT OF    AMOUNT OF    AMOUNT OF
                                          CLASS A-5 IO  CLASS M-1    CLASS M-2     CLASS B
  UNDERWRITER                             CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
  -----------                             ------------ ------------ ------------ ------------
                    ....................        %       $           $             $
                                      ..
                    ....................
                                              ---       ----------  -----------   ----------
  Totals................................        %       $           $             $
                                              ===       ==========  ===========   ==========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any such Certificates are purchased. In the event of a default by the Underwriters, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Company has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                              SELLING   REALLOWANCE
        CLASS                                CONCESSION  DISCOUNT
        -----                                ---------- -----------
        A-1 ARM.............................       %          %
        A-1.................................       %          %
        A-2.................................       %          %
        A-3.................................       %          %
        A-4.................................       %          %
        A-5 IO..............................       %          %
        M-1.................................       %          %
        M-2.................................       %          %
        B-1.................................       %          %

  In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purposes of pagging, fixing or maintaining the price of the Certificates.

  Each Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement loan or home equity loan pass-through certificates without the consent of the Underwriters.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Company and the Trust by [Company Counsel], and for the Underwriters by [Name of Underwriter Counsel]. The material federal income tax consequences of the Certificates will be passed upon for the Company by [Company Counsel].

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the Certificates will be available only in book-entry form (the "Global Certificates"). Investors in the Global Certificates may hold such Global Certificates through any of DTC, CEDEL or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Certificates are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipts of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 846(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Certificates or such owner's agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Certificate or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a foreign trust within the meaning of Section 7701 (1)(31) of the Code. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.

                                                     BASE PROSPECTUS NO. 1
                                                              HOME EQUITY LOANS

             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
                      CERTIFICATES FOR HOME EQUITY LOANS
                             (ISSUABLE IN SERIES)

  Certificates for Home Equity Loans ("Certificates") of one or more series (each, a "Series") may be sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more classes or subclasses (each, a "Class"), as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.

  The Certificates evidence specified interests in separate pools of closed-end home equity loans (the "Loans"), as more particularly described herein, and liens on the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Loans will have been originated in the ordinary course of business by Green Tree Financial Corporation (the "Company"). Specific information, to the extent available, regarding the size and composition of the pool of Loans relating to each Series of Certificates will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a pool insurance policy, letter of credit, surety bond, guarantee of the Company, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Certificates, or one or more Classes of such Series, evidencing interests in the Loans. The Company will act as Servicer (in such capacity referred to herein as the "Servicer") of the Loans.

  Each Series of Certificates may include one or more senior Classes of Certificates (the "Senior Certificates") and one or more subordinate Classes of Certificates (the "Subordinated Certificates"). A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. Certificates of a Series may be divided into two or more Classes which (i) represent interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Loans relating to such Series, as specified in the related Prospectus Supplement, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series, or on a planned or targeted amortization schedule or upon the occurrence of other specified events. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered thereby.

  The Prospectus Supplement will set forth the Pass-Through Rate that will be paid to Certificateholders of each Class of a given Series. Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, the only obligations of the Company with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except as otherwise specified in the related Prospectus Supplement, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Loans are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Loans. See "Description of the Certificates--Advances" and "--Distributions on Certificates."

  There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

  The Company may elect to cause the Trust Fund relating to a Series of Certificates to be treated as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                               ---------------

  THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES
    AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES COMMISSION NOR  HAS
       THE SECURITIES AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES
         COMMISSION  PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS
           PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY IS  A
              CRIMINAL OFFENSE.

THE  ATTORNEY GENERAL OF THE STATE OF  NEW YORK HAS NOT PASSED ON  OR ENDORSED
 THE  MERITS  OF  THIS  OFFERING.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS
  UNLAWFUL.

  This Prospectus may not be used to consummate sales of all or a portion of any Series of Certificates unless accompanied by a Prospectus Supplement relating to those particular Classes of Certificates.

             The date of this Prospectus is October 9, 1998.

                         REPORTS TO CERTIFICATEHOLDERS

  The Company will cause to be provided to the holders of the Certificates of each Series certain monthly and annual reports concerning such Certificates and the related Trust Fund as further described in the related Prospectus Supplement under "Description of the Certificates--Reports to Certificateholders."

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock and rights to purchase preferred shares are listed on the New York Stock Exchange ("NYSE") and on the Pacific Stock Exchange ("PSE"). The Company's Senior Subordinated Debentures are also listed on the NYSE and the PSE. The Company's Senior Subordinated Notes are listed on the NYSE. Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York and the Pacific Stock Exchange, Inc., 310 Pine Street, San Francisco, California.

                            ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document referred to are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  With respect to any Class of Certificates that is supported by a guarantee of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates, shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement relating to a Class of Certificates that is supported by a guarantee of the Company, and to be a part thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                                SUMMARY OF TERMS

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement.

Title of Securities..........  Certificates for Home Equity Loans (Issuable in
                                Series) (the "Certificates").

Seller.......................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer," which term shall include any successor to Green Tree Financial Corporation in such capacity under the applicable Agreement (as defined herein)).

Risk Factors.................  Certain special considerations are particularly relevant to a decision to invest in any Certif-icates sold hereunder. See "Risk Factors" here-in.

Securities Offered...........  Certificates evidencing interests in pools of
                                Loans (as defined herein) may be issued from time to time in one or more series (each, a "Series") pursuant to separate Pooling and Ser-vicing Agreements (each, an "Agreement") be-tween the Company, as Seller and Servicer, and the Trustee specified in the related Prospectus Supplement for such Series of Certificates (the "Trustee").

The Loans....................  The Loans underlying a Series of Certificates
                                (the "Loan Pool") will be fixed or variable rate Loans. Such Loans, as specified in the re-lated Prospectus Supplement, will consist of closed-end home equity loans (the "Loans"). Each Loan will be secured by the related real estate.

                               The Prospectus Supplement for each Series will
                                provide information with respect to (i) the ag-gregate principal balance of the Loans compris-ing the Loan Pool, as of the date specified in the Prospectus Supplement (the "Cut-off Date");
                                (ii) the weighted average and range of contrac-tual rates of interest (each, a "Loan Rate") on the Loans; (iii) the weighted average and ranges of terms to scheduled maturity of the Loans as of origination and as of the Cut-off Date; (iv) the average outstanding principal balance of the Loans as of the Cut-off Date;
                                (v) the range of loan-to-value ratios; and (vi) the geographic location of improved real estate underlying the Loans. In addition, if so speci-fied in the related Prospectus Supplement, ad-ditional Loans may be purchased from the Com-pany during the Pre-Funding Period specified in the related Prospectus Supplement, from funds on deposit in a Pre-Funding Account.

                               Except as otherwise specified in the related
                                Prospectus Sup-plement, the Loans will have been originated by the Company on an individual basis in the ordinary course of its business.

Description of Certificates..  The Certificates of each Series may be issued in one or more Classes or subclasses as and on the terms specified in the related Prospectus Sup-plement, each of which will evidence the inter-est specified in the related Prospectus Supple-ment in the Loan Pool and certain other prop-erty held in trust for the benefit of the Certificateholders (the "Trust Fund"). For con-venience of description, any reference in this Prospectus to a "Class" of Certificates in-cludes a reference to any subclasses of such Class. If so specified in a Prospectus Supple-ment, a Series of Certificates may include one or more Classes which (i) are entitled to re-ceive distributions only in respect of princi-pal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combina-tion thereof, or in specified proportions in respect of such payments, and/or (ii) are enti-tled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certifi-cates") or upon the occurrence of other speci-fied events. See "Description of Certificates." The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Se-ries (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjust-able, as specified in the related Prospectus Supplement.

                               Each Series of Certificates may include one or
                                more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certifi-cates"). Certificates of a Series which in-cludes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates.

                               The Certificates will be issuable in fully reg-
                                istered form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates." The Cer-tificates will not be guaranteed or insured by any government agency or, unless otherwise specified in the related Prospectus Supplement, other insurer and, except as described herein and in the related Prospectus Supplement, the Loans will not be guaranteed or insured by any government agency or other insurer.

Subordinated Certificates....  One or more Classes of any Series may be Subor-
                                dinated Certificates, as specified in the re-lated Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Loans will be subordinated to the rights of Senior Certificateholders to the extent and in the manner specified in the re-lated Prospectus Sup-plement. If a Series of Certificates contains more than one Class of Subordinated Certifi-cates, distributions and losses will be allo-cated among such classes in the manner speci-fied in the related Prospectus Supplement. The rights of the Subordinated Certificateholders, to the extent not subordinated, may be on a parity with those of the Senior Certificateholders. This subordination is in-tended to enhance the likelihood of regular re-ceipt by Senior Certificateholders of the full amount of scheduled monthly payments of princi-pal and interest due them and to protect the Senior Certificateholders against losses. If so specified in the applicable Prospectus Supple-ment, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhance-ment and may, if rated in one of the four high-est rating categories by a nationally recog-nized statistical rating organization, be of-fered pursuant to this Prospectus and such Pro-spectus Supplement.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the Subordinated Certificates, credit enhancement with respect to a Series of Certificates may be provided by pool insurance, letters of credit, surety bonds, a guarantee of the Company, cash reserve funds or other forms of enhancement ac-ceptable to each nationally recognized rating agency rating a Series of Certificates, in each case as described in the related Prospectus Supplement.

Interest.....................  Except as otherwise set forth in the related
                                Prospectus Supplement, interest on the Certifi-cates will be paid on the dates specified in the related Prospectus Supplement (each, a "Payment Date"). The related Prospectus Supple-ment will set forth for each Class of Certifi-cates the Pass-Through Rate, if any, for each such Class or the method of determining such Pass-Through Rate. See "Yield Considerations" and "Description of the Certificates." As spec-ified in the related Prospectus Supplement, Classes of a Series of Certificates may be en-titled to receive no interest or interest which is not proportionate to the principal allocable to such Certificates.

Principal (Including           Except as otherwise set forth in the related
 Prepayments)................   Prospectus Supple-ment, principal on each Loan,
                                including any principal prepayments, will be passed through on each Payment Date. See "Matu-rity and Prepayment Considerations" and "De-scription of the Certificates."

Optional Termination.........  Unless otherwise specified in the related Pro-
                                spectus Supplement, each of the Company or the Servicer may at its option repurchase all Loans relating to a Series of Certificates remaining outstanding at such time under the circum-stances specified in such Prospectus Supple-ment. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Loans plus accrued and unpaid interest thereon. See "Description of the Certificates--Termination of the Agreement."

Global Certificates..........  If so specified in the related Prospectus Sup-
                                plement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of one or more global cer-tificates (each, a "Global Certificate") to be held by a depositary (each, a "Depositary") on behalf of the beneficial owners of the Certifi-cates, as described herein under "Description of the Certificates--Global Certificates." The description of the Certificates in this Pro-spectus assumes that the Certificates of a Se-ries will not be issued in the form of Global Certificates. If some or all of the Certifi-cates of a Series are issued in the form of one or more Global Certificates, the term "Global Certificateholder," as used herein, will refer to such beneficial owners of such Certificates, and the rights of such Certificateholders will be limited as described herein under "Descrip-tion of the Certificates--Global Certificates."

Representations and
 Warranties of the Company...
                               As a condition to the Company's conveyance of
                                any Loan Pool to the Trust Fund, the Company will be required to make certain representa-tions and warranties in the related Agreement regarding the Loans. Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Loan or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Sup-plement, substitute for the affected Loan, in each case under the conditions further de-scribed herein and in the Prospectus Supple-ment. See "Description of the Certificates-- Conveyance of Loans."

Federal Income Tax             If an election (a "REMIC Election") is made to
 Considerations..............   treat the Trust Fund represented by a Series of
                                Certificates or a segregated portion thereof as a "real estate mortgage investment conduit" (a
                                "REMIC") under the Internal Revenue Code of
                                1986, as amended (the "Code"), the Classes of Certificates which are offered hereby may con-stitute "regular interests" or "residual inter-ests" in such REMIC under the Code, with the tax consequences under the Code described herein and in such Prospectus Supplement. If so specified in the applicable Prospectus Supple-ment, a Class of Certificates offered hereby may represent interests in a "two-tier" REMIC, but all interests in the first and second tier
                                REMIC will be created under the same Agreement.
                                See "Certain Federal Income Tax Consequences--
                                REMIC Series."

                               If a REMIC Election is not made with respect to
                                a Series of Certificates, the Trust Fund repre-sented by such Certificates may be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corpora-tion. In such event, each Certificateholder will be treated as the owner of an undivided pro rata interest in income and corpus attrib-utable to the related

                                Loan Pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the Loans in-cluded in such Loan Pool. If a REMIC Election is not made with respect to a Series of Certif-icates and the Trust Fund represented by such Certificates will not be treated as a grantor trust, the federal income tax consequences of ownership of such Certificates will be de-scribed in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences-- Non-REMIC Series."

ERISA Considerations.........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should review carefully with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

Legal Investment.............  Unless otherwise indicated in the applicable
                                Prospectus Supplement, the Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Invest-ment."

Ratings......................  It is a condition precedent to the issuance of any Class of Certificates sold under this Pro-spectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the as-signing rating agency. See "Ratings."

                                 RISK FACTORS

  Prospective investors in Certificates should consider, among other things, the following factors in connection with the purchase of the Certificates:

    1. Limited Obligations. Except as otherwise specified in the related Prospectus Supplement, the Certificates of a Series will not represent an interest in or obligation of the Company. The Certificates of any Series will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) any other party.

    2. Junior Mortgage Liens; Value of Mortgaged Property. The Company expects that a substantial number of the liens on the improved real estate securing the Loans in a given Loan Pool will be junior to other liens on such real estate. The rights of the Trust Fund (and therefore the Certificateholders of the related Series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Loans--Repurchase Obligations."

    A substantial portion of the Loans included in a Loan Pool are expected to have loan-to-value ratios of 90% or more, based on the aggregate of the outstanding principal balances of all senior mortgages or deeds of trust and of the Loan on the one hand, and the value of the home, on the other. See "Green Tree Financial Corporation--Loan Origination." An overall decline in the residential real estate market, the general condition of a property securing a Loan or other factors could adversely affect the value of the property securing a Loan such that the remaining balance of such Loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

    3. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the holders of any of the Certificates with liquidity of investment or that if such a secondary market develops that it will continue to exist for the term of any Series of Certificates.

    4. Non-recordation of Mortgage Assignments. Because of the expense and administrative inconvenience involved, the Company will not record the assignment to the Trustee of the mortgage or deed of trust securing any Loan. In some states, in the absence of such recordation, the assignment to the related Trustee of the mortgage or deed of trust securing a Loan may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company.

    5. Certain Matters Relating to Insolvency. The Company intends that each transfer of Loans to the related Trust Fund constitute a sale, rather than a pledge of the Loans to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Company or the Company as debtor-in-possession may argue that the sale of the Loans by the Company was a pledge of the Loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

                                THE TRUST FUND

GENERAL

  Each Trust Fund will include (i) a Loan Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates, and (iv) such other property as may be specified in the related Prospectus Supplement.

  Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Loan Pool comprised of Loans having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Loan Pool and will have no interest in the Loan Pool created with respect to any other Series of Certificates. If so specified in the related Prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional Loans ("Subsequent Loans") from the Company during the Pre-Funding Period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Loans, including the requisite characteristics of the Subsequent Loans.

  Except as otherwise specified in the related Prospectus Supplement, all of the Loans will have been originated by the Company in the ordinary course of its business. Specific information respecting the Loans included in each Trust Fund will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever in this Prospectus terms such as "Loan Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Loan Pool and Trust Fund, each Agreement and each Pass-Through Rate applicable to the related Class of Certificates.

THE LOAN POOLS

  Except as otherwise specified in the related Prospectus Supplement, the Loan Pool will consist of closed-end home equity loans (the "Loans"), originated by the Company on an individual basis in the ordinary course of business. All Loans will be secured by the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Loan Rate").

  For each Series of Certificates, the Company will assign the Loans constituting the Loan Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer", which term shall include any successor to the Company in such capacity under the applicable Agreement), will service the Loans pursuant to the Agreement. See "Description of the Certificates-- Servicing." Unless otherwise specified in the related Prospectus Supplement, the Loan documents will be held by the Trustee or a custodian on its behalf.

  Each Loan Pool will be composed of Loans bearing interest at the Loan Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Loans or interest on the principal balance of such Certificate (or on some other principal balance unrelated to that of such Certificate) at the Pass-Through Rate, or both.

  The related Prospectus Supplement will specify for the Loans contained in the related Loan Pool, among other things, the range of the dates of origination of the Loans; the range of the Loan Rates and the weighted average Loan Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Loans included in the Loan Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Loans and the last maturity date of any Loan; and the geographic location of improved real estate securing the Loans. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Loans, including the requisite characteristics of the Subsequent Loans.

  The Company will make representations and warranties as to the types and geographical distribution of the Loans included in a Loan Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Loan, the Company will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Loan as described below. This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Company. See "Description of the Certificates--Conveyance of Loans."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the origination or acquisition of additional home equity loans, costs of carrying such loans until sale of the related certificates and to pay other expenses connected with pooling the Loans and issuing the Certificates.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports are available from the Company upon written request made to the Company.

LOAN ORIGINATION

  The Company has originated closed-end home equity loans since January 1996. As of December 31, 1997, the Company had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, the Company markets its home equity lending directly to consumers using a variety of marketing techniques. The Company also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  The Company's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                             YIELD CONSIDERATIONS

  The Pass-Through Rates and the weighted average Loan Rate of the Loans (as of the related Cut-off Date) relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Loans. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Loans included in a Loan Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Loans occur, the greater the effect on the investor's yield to maturity.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

  Unless otherwise described in an applicable Prospectus Supplement, all of the Loans will have maturities at origination of not more than 25 years.

PREPAYMENT CONSIDERATIONS

  Loans generally may be prepaid in full or in part without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home equity loans. Because the Loans have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Certificateholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Loans would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Loans prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted Loans or the Servicer's or the Company's exercise of its option to repurchase the entire remaining pool of Loans (see "Description of the Certificates-- Repurchase Option") will affect the timing of principal distributions on the Certificates of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Certificates, there can be no assurance that the Loans will prepay at such rate, and it is unlikely that prepayments or liquidations of the Loans will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of the Company's or Servicer's option to repurchase the Loans comprising part of a Trust Fund when the aggregate outstanding principal balance of such Loans is less than a specified percentage of the initial aggregate outstanding principal balance of such Loans as of the related Cut-off Date. See also "The Trust Fund--The Loan Pools" for a description of the obligations of the Company to repurchase a Loan in case of a breach of a representation or warranty relative to such Loan.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. The provisions of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement") that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

GENERAL

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Loans (the "Loan Pool") which are subject to the Agreement, (ii) the amounts held in the Certificate Account from time to time, (iii) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (iv) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Loan Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Loan Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Loan Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Loans evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

  Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Prospectus Supplement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

GLOBAL CERTIFICATES

  The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a Certificate in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

  The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

  Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

CONVEYANCE OF LOANS

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Loans, including all principal and interest received on or with respect to the Loans (other than receipts of principal and interest due on the Loans before the Cut-off
Date). On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Loans will be as described on a list attached to the Agreement. Such list will include the amount of monthly payments due on each Loan as of the date of issuance of the Certificates, the Loan Rate on each Loan and the maturity date of each Loan. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Loans to the Trust Fund, the Company's internal audit department will complete a review of all of the Loan files confirming the accuracy of the list of Loans delivered to the Trustee. Any Loan discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased or substituted for by the Company, or, if the discrepancy relates to the unpaid principal balance of a Loan, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Loans, including the requisite characteristics of the Subsequent Loans.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Loans and any other documents contained in the Loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Loans to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to the Company identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Loans from the Company to the related Trust Fund would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Loans from the Company to the Trust Fund were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Loans to the Trust Fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Loans if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Loans to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Loan as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Loan has been waived, altered or modified in any respect, except by instruments or documents included in the Loan file and reflected on the list of Loans delivered to the Trustee; (c) each Loan is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Loan is subject to any right of rescission, set-off, counterclaim or defense; (e) each Loan was originated by a home equity lender in the ordinary course of such lender's business and assigned to the Company or was originated by the Company directly; (f) no Loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Loan or an interest therein pursuant to the Agreement or the Certificates unlawful; (g) each Loan complies with all requirements of law; (h) no Loan has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (i) each Loan creates a valid and perfected lien on the related improved real estate; (j) all parties to each Loan had full legal capacity to execute such Loan; (k) no Loan has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Loan to the Trustee; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Loan (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Loan, and the Company has not waived any of the foregoing; (m) each Loan is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Loan; (n) each Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (o) the description of each Loan set forth in the list delivered to the Trustee is true and correct; (p) there is only one original of each Loan; and (q) each Loan was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Loan or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Loan, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Loans (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

  The "Repurchase Price" of a Loan at any time means the outstanding principal amount of such Loan (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Pass-Through Rate on such Loan from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

PAYMENTS ON LOANS

  Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories, or such other rating category as will not adversely affect the ratings assigned to the Certificates, by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank, (iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis all proceeds and collections received or made by it with respect to the related Loans subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

    (i) all Obligor payments on account of principal, including principal prepayments, on the Loans;

    (ii) all Obligor payments on account of interest on the Loans;

    (iii) all amounts received and retained in connection with the liquidation of defaulted Loans, net of liquidation expenses ("Net Liquidation Proceeds");

    (iv) any Advances made as described under "Advances" below and certain other amounts required under the Agreement to be deposited in the Certificate Account;

    (v) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

    (vi) all proceeds of any Loan or property acquired in respect thereof repurchased by the Servicer or the Company, as described under "Conveyance of Loans" above or under "Repurchase Option" below.

DISTRIBUTIONS ON CERTIFICATES

  Except as otherwise provided in the related Prospectus Supplement, on each Payment Date for a Series of Certificates, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of such Series of record on the preceding Record Date an amount equal to, in the aggregate, the "Amount Available" for such Payment Date. Unless otherwise specified in the applicable Prospectus Supplement, the "Amount Available" for a Payment Date is an amount equal to the aggregate of all amounts on deposit in the Certificate Account as of the seventh Business Day following the end of the related Due Period, or such other date as may be specified in the related Prospectus Supplement (the "Determination Date") except: (i) all payments on the Loans that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Payment Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Loans as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee. In the case of a Series of Certificates which includes only one Class, the Amount

Available for each Payment Date will be distributed pro rata to the holders of such Certificates. In the case of any other Series of Certificates, the Amount Available for each Payment Date will be allocated and distributed to holders of the Certificates of such Series pursuant to the method and in the order of priority specified in the applicable Prospectus Supplement. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount."

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Payment Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Loans.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, to the extent that collections on a Loan in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Loan only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections on the Loan or from liquidation proceeds thereof. The Servicer will deposit any Advances in the Certificate Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Loan from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including foreclosure resale proceeds), if any, of the Loan, and will release its right to reimbursements in conjunction with the purchase of the Loan by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including foreclosure resale proceeds), if any, of the Loan (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Loans or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Loan or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

EXAMPLE OF DISTRIBUTIONS

  The following is an example of the flow of funds as it would relate to a hypothetical Series of Certificates issued, and with a Cut-off Date occurring, in March 1996 (all weekdays are assumed to be business days):

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Loans and any
                                                     principal prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 29........................................ (3) Record Date.
April 9......................................... (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Payment Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.

--------
(1) The initial principal balance of the Loan Pool will be the aggregate principal balance of the Loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Loan Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Loan is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.
(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution.
(4) On April 9 (the seventh Business Day following the end of the prior Due Period), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 9 will be distributed to Certificateholders.

INDEMNIFICATION

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Loans) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any real estate related to a Loan and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Loans to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Loans, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Loans) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Loan while it was the Servicer.

SERVICING

  Pursuant to the Agreement, the Servicer will service and administer the Loans assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of mortgage loans of the same type as the Loans in those jurisdictions where the related real properties are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of Loans.

  The Servicer will make reasonable efforts to collect all payments called for under the Loans and, consistent with the Agreement, will follow such collection procedures with respect to the Loans as it follows with respect to mortgage loans serviced by it that are comparable to the Loans.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Loan Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home equity loans serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Loans, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Pool Scheduled Principal Balance for such Payment Date. As long as the Company is the Servicer, the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust Fund, for additional administrative services performed by the Servicer on behalf of the Trust Fund and for expenses paid by the Servicer on behalf of the Trust Fund.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Loan. Administrative services performed by the Servicer on behalf of the Trust Fund include selecting and packaging the Loans, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Loans and paid by the Company from its Monthly Servicing Fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Loans or foreclosure on collateral relating thereto, payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Loan for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation;
(d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) if the Company is the Servicer, the Company's servicing rights under its master seller-servicer contract with GNMA are terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of Certificateholders representing 25% or more of the Aggregate Certificate Principal Balance of a Series shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Loans, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Loans for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Loans for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

  The Trustee will forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

    (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, principal prepayments on the Loans, and other payments with respect to the Loans;

    (b) the amount of such distribution which constitutes Monthly Interest;

    (c) the remaining Principal Balance represented by such Certificateholder's interest;

    (d) the amount of fees payable out of the Trust Fund;

    (e) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the Certificates and the denominator of which is the Initial Principal Amount of the Certificates) immediately before and immediately after such Payment Date;

    (f) the number and aggregate principal balance of Loans delinquent (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

    (g) the number of Loans liquidated during the Due Period ending immediately before such Payment Date;

    (h) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

    (i) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

REPURCHASE OPTION

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on any Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Loans in the related Loan Pool at a price equal to the greatest of (i) the principal balance of the Loans on the prior Payment Date plus 30 days' accrued interest thereon at the applicable Pass-Through Rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties, (ii) the fair market value of all of the assets of the Trust Fund, and (iii) an amount equal to the Aggregate Certificate Principal Balance of the related Certificates plus interest on such Certificates payable on and prior to the Payment Date occurring in the month following such repurchase (less amounts on deposit in the Certificate Account and available to pay such principal and interest). Such price will be paid on the Payment Date on which such purchase occurs to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Loans and any acquired properties to the Servicer. The distribution of such purchase price to Certificateholders will be in lieu of any other distribution to be made on such Payment Date with respect to the related Loans.

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Code, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) representing 66 2/3% or more of the Aggregate Certificate Principal Balance of a Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Loans which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

TERMINATION OF THE AGREEMENT

  The obligations created by each Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date next succeeding the later of the final payment or other liquidation of the last Loan or the disposition of all property acquired upon foreclosure of any Loan; or (b) the Payment Date on which the Company or the Servicer repurchases the Loans as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

THE TRUSTEE

  The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have customary commercial banking relationships with the Company or its affiliates and the Servicer or its affiliates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates or any Loan, Loan file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as seller, in consideration of the conveyance of the Loans, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Payment Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

          CERTAIN LEGAL ASPECTS OF THE LOANS; REPURCHASE OBLIGATIONS

  As a result of the Company's conveyance and assignment of a pool of Loans to a Trust Fund, the Certificateholders of such Series, as the beneficial owners of the Trust Fund, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Loans). The following discussion contains summaries of certain legal aspects of home equity loans secured by residential properties which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the Loans may be situated or which may govern any Loan. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES AND DEEDS OF TRUST

  The Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

SUBORDINATE MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Loans in any Loan Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although the Company generally does not cure defaults under a senior mortgage or deed of trust, it is the Company's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in the Company's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of the Company, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

SUBORDINATE FINANCING

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Loans which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust Fund with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Loan, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Certificateholders.

SECOND OR THIRD MORTGAGES

  The Loans may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Loan. See "--Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

RIGHTS OF REDEMPTION

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

CONSUMER PROTECTION LAWS WITH RESPECT TO LOANS

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Loans included in a Loan Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Loan; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans

(which may include some Loans) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

"DUE-ON-SALE" CLAUSES

  All of the Loan documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Loans) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Loan which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and
(vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Loans, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Loans bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Loans and the number of Loans which may be outstanding until maturity.

ENVIRONMENTAL LEGISLATION

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Loans. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Loans, would result in a reduction of the amounts distributable to the Certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Loan which goes into default, there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

REPURCHASE OBLIGATIONS

  The Company will represent and warrant under each Agreement that each Loan complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Loan, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Loan unless the breach is cured. See "Description of the Certificates--Conveyance of Loans."

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in
Section 408 of the Code (collectively, "Tax-Favored Plans").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

  Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates, if assets of the Trust Fund were deemed to be assets of the Plan. An investment of Plan Assets (as defined below) in Certificates may cause the underlying assets included in the Trust to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of the Trust Fund or may be deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section the term "Plan Assets" or assets of a Plan has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests. The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to the Trust Fund and cause the Company, the Trust Fund, the Trustee, any successor, or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Trust Fund, the Trustee, any successor or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

  Any person who has discretionary authority or control respecting the management or disposition of Plan Assets and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the assets of the Trust Fund were to constitute Plan Assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the assets of the Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

  No purchases of Certificates by, on behalf of or with Plan Assets of any Plan will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan Assets of such Plan is permissible under applicable law, will not result in the assets of the Trust Fund being deemed to be Plan Assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust Fund, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan Assets of any Plan.

CONSULTATION WITH COUNSEL

  Any fiduciary or other Plan investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of any prohibited transaction exemption, as well as other issues and their potential consequences.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change (which change may be retroactive) or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular Series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC SERIES

  With respect to each Series of Certificates for which a REMIC Election is made, at the initial issuance of the Certificates in such Series the counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming ongoing compliance with the applicable Agreement, the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Loan is principally secured by an interest in real property if the fair market value of the real property securing the Loan is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Loan at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Loan at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Loan is principally secured by an interest in real property if substantially all of the proceeds of the Loan were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Loan (other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

  Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item of gross income and as a separate item of expense to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 for 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a Regular Certificate in such a REMIC, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the related Prospectus Supplement, the foregoing expenses will not be allocated to holders of a Regular Certificate in a REMIC. If the foregoing limitations apply, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, Regular Certificates in such a "single class-REMIC" may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in any such Regular Certificates.

  Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Loans held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the Code requires that a prepayment assumption be used with respect to the underlying assets of a REMIC in computing the accrual of original issue discount on Regular Certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that such regulations are to provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates.

  In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than
 .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. As described above, it appears that the Prepayment Assumption will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption.

  Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or initial interest rate holiday) includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on Regular Certificates may not be considered to be unconditionally payable under the OID Regulations because Regular Certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the Regular Certificates. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Loan Pool, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Loans will occur in such a manner that the initial Pass-Through Rate for a Certificate will not change. Accordingly, interest at the initial Pass-Through Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate generally includes that pre-issuance accrued interest.

  If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any accrual period a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the accrual period and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate over the adjusted issue price of the Regular Certificate at the beginning of the accrual period. Generally, the accrual period for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Loans held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Loans that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Loans will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's remaining stated redemption price. If the price paid exceeds the Regular Certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (i) the excess of the purchase price therefor over the Regular Certificate's adjusted issue price by (ii) the aggregate original issue discount remaining to be accrued with respect to such Regular Certificate.

  The Company believes that the holder of a Regular Certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

  Adjustable Rate Regular Certificates. Regular Certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate may be computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate Regular Certificates are issued, the related Prospectus Supplement will describe the manner in which the original issue discount rules may be applied with respect thereto and the method to be used in preparing information returns to the holders of such adjustable rate Regular Certificates and to the Service.

  For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to adjustable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its adjusted issue price as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either
(i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) under a ratable accrual method (pursuant to which the market discount is treated as accruing in equal daily installments during the period the Regular Certificate is held by the purchaser), in each case computed taking into account the Prepayment Assumption. Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, such regulations, when issued, might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

  The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income will require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Amortizable bond premium with respect to a Regular Certificate will be treated as an offset to interest income on such Regular Certificate, and a Certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such Regular Certificate for such year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the Service. Bond premium on a Regular Certificate held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Regular Certificate. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Realized Losses. Holders of a Regular Certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the Regular Certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a Regular Certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct such a loss until such holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any such loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a Regular Certificate. Such a holder may be required to accrue interest and original issue discount with respect to such Regular Certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until such holder can establish that such losses will not be recoverable under any circumstances. As a result, the holder of a Regular Certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of such holder in a particular period. It is expected, however, that the holder of such a Regular Certificate would eventually recognize a loss or reduction in income attributable to such income when such loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Loans, plus any cancellation of indebtedness income due to realized losses with respect to Regular Certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the Loans, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Loans.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Loans is acquired by a REMIC at a discount, and one or more of such Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because
(i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Loans which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Loan will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased (but not below zero) by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

  If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is in excess of the corresponding portion of the REMIC's basis in the Loans, the Residual Holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule described therein.

  The REMIC will have market discount income in respect of the Loans if, in general, the basis of the REMIC in such Loans is exceeded by their unpaid principal balances. The REMIC's basis in such Loans is generally the fair market value of the Loans immediately after the transfer thereof to the REMIC (which will equal the aggregate issue prices of the REMIC Certificates which are sold to investors and the estimated fair market value of any classes of Certificates which are retained). In respect of the Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

  Generally, if the basis of a REMIC in the Loans exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Loans at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Loans is the fair market value of the Loans immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a Loan as a capital asset will elect to amortize premium on the Loans under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. In addition, if the Residual Holder is not a U.S. person, such Residual Holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

  Mark-to-Market Rules. On December 24, 1996, the Service released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" that is economically comparable to a Residual Certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Loan occasioned by default or a reasonably foreseeable default of the Loan, the assumption of the Loan, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Loan will not be treated as a disposition of the Loan. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Loans, a sale of such Loans by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Loan, will not result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by the Company or the Trustee, if due to the breach of the Company's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement or in other cases, such taxes shall be borne by the related Trust Fund resulting in a reduction in amounts otherwise payable to holders of the related Regular or Residual Certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have authority to control all substantial decisions of the trust. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  It appears that a Regular Certificate will not be included in the estate of a Foreign Holder and will not be subject to United States estate taxes. However, Foreign Holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related Prospectus Supplement, transfers of Residual Certificates to Foreign Holders will be prohibited by the related Agreement.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

NON-REMIC SERIES

  Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will, unless otherwise specified in the related Prospectus Supplement, have advised the Company that, in their opinion, each Loan Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Loans and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool", within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In such event, each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Loan Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Loans included therein. The following discussion assumes the Trust Fund will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Loans under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the "stripped bond" rules of the Code, Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Loans comprising such Loan Pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Loans. (For purposes of this discussion, the term "disposition," when used with respect to the Loans, includes scheduled or prepaid collections with respect to the Loans, as well as the sale or exchange of a Non-REMIC Certificate.) Subject to the discussion below of certain limitations on itemized deductions, Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($121,200 for 1997, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a Non-REMIC Certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Loans to the extent permitted under the Code.

  To the extent that any of the Loans comprising a Loan Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Loans prior to receipt of cash related to such discount. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Loans comprising a Loan Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." However, it is unclear whether a prepayment assumption should be used in accruing or amortizing any such discount or premium.

  Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Loan from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Loans comprising a Loan Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Loans; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Loans. See "REMIC Series--Market Discount" above.

  Although the OID Regulations suggest that a prepayment assumption is not to be used in computing the yield on the underlying assets of a Trust Fund with respect to which a REMIC election is not made, the Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Loan or (ii) a separate installment obligation for each Loan representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  The servicing compensation to be received by the Company and the fee for credit enhancement, if any, may be questioned by the Service with respect to certain Certificates or Loans as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Loans. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Loans represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported income or gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC
Certificateholder who is a Foreign Holder (as defined above under "REMIC

Series--Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Loans were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

  Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

OTHER TAX CONSEQUENCES

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Loans that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                 UNDERWRITING

  The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUP-PLEMENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PRO-SPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRIT-ERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES IN ANY JURIS-DICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR IN THE AFFAIRS OF THE TRUST SINCE THE DATE HEREOF.

                                    -------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of the Terms of the Certificates...................................  S-4
Risk Factors............................................................... S-23
Structure of the Transaction............................................... S-24
Use of Proceeds............................................................ S-24
The Loans.................................................................. S-25
Yield and Prepayment Considerations........................................ S-39
Green Tree Financial Corporation........................................... S-47
Description of the Certificates............................................ S-48
Certain Federal Income Tax Consequences.................................... S-71
ERISA Considerations....................................................... S-72
Underwriting............................................................... S-76
Legal Matters.............................................................. S-77
Annex I....................................................................  A-1

                                   PROSPECTUS

Reports to Certificateholders...............................................   2
Available Information.......................................................   2
Additional Information......................................................   2
Incorporation of Certain Documents by Reference.............................   2
Summary of Terms............................................................   4
Risk Factors................................................................   9
The Trust Fund..............................................................   9
Use of Proceeds.............................................................  11
Green Tree Financial Corporation............................................  11
Yield Considerations........................................................  12
Maturity and Prepayment Considerations......................................  12
Description of the Certificates.............................................  13
Description of FHA Insurance................................................  13
Certain Legal Aspects of the Contracts; Repurchase Obligations..............  24
ERISA Considerations........................................................  33
Certain Federal Income Tax Consequences.....................................  35
Legal Investment Considerations.............................................  51
Ratings.....................................................................  51
Underwriting................................................................  52
Legal Matters...............................................................  53
Experts.....................................................................  53

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           $           (APPROXIMATE)

                                      LOGO

                              SELLER AND SERVICER

                       CERTIFICATES FOR HOME EQUITY LOANS
                                 SERIES 1998-

                      $           (APPROX.) CLASS A-1 ARM
                     $           (APPROX.)     % CLASS A-1
                     $           (APPROX.)     % CLASS A-2
                     $           (APPROX.)     % CLASS A-3
                     $           (APPROX.)     % CLASS A-4
                                                                % CLASS A-5 IO
                     $           (APPROX.)     % CLASS M-1
                     $           (APPROX.)     % CLASS M-2
                     $           (APPROX.)     % CLASS B-1

                                    -------

                             PROSPECTUS SUPPLEMENT

                                          , 1998

                                    -------

                                 [UNDERWRITER]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE INFORMATION CONTAINED HEREIN   +
+ARE SUBJECT TO COMPLETION OR AMENDMENT AND PROSPECTIVE PURCHASERS ARE         +
+REFERRED TO THE RELATED FINAL PROSPECTUS SUPPLEMENT FOR DEFINITIVE            +
+INFORMATION ON ANY MATTER CONTAINED HEREIN. THIS PRELIMINARY PROSPECTUS       +
+SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN    +
+OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY           +
+JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL + +PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH +
+JURISDICTION.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT                                      PROSPECTUS SUPPLEMENT
(To Prospectus dated        , 1998)                               TO BASE NO. 2

                                      LOGO

                            $          (APPROXIMATE)

                        GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)

                    GREEN TREE HOME EQUITY LOAN TRUST 1998-
       $       (APPROXIMATE) FLOATING RATE ASSET-BACKED NOTES, CLASS A-1
             $     (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-2
             $     (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-3
            $      (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-4
               $     (APPROXIMATE)    % ASSET-BACKED CERTIFICATES
                                  ----------
  Green Tree Home Equity Loan Trust 1998-  (the "Trust") will be governed
pursuant to a Trust Agreement, to be dated as of     , 1998 (the "Trust
Agreement"), among Green Tree Financial Corporation ("Green Tree"), Green Tree Second GP Inc. (the "General Partner"), a wholly owned subsidiary of Green Tree, and [Owner Trustee], as Owner Trustee. The Trust will issue a class of floating rate Asset-Backed Notes, designated as the Class A-1 Notes, and three classes of fixed rate Asset-Backed Notes, designated as the Class A-2, Class A-3 and Class A-4 Notes, respectively, pursuant to an Indenture, to be dated as
of     , 1998 (the "Indenture"), between the Trust and [Indenture Trustee], as
Indenture Trustee. The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are referred to herein as the "Notes." The Trust will also issue Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities").

  The Trust Property will include, among other things, a pool of closed end home equity loans (the "Home Equity Contracts"), including the right to receive payments due on the Home Equity Contracts on or after the "Cutoff Date" (as defined herein). Most of the Home Equity Contracts are secured by a subordinate lien on the related real estate.
                                                   (Continued on following page)

 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
  PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" ON PAGE S-   HEREIN AND ON
                    PAGE    IN THE ACCOMPANYING PROSPECTUS.
                                  ----------
  THE  NOTES  REPRESENT   OBLIGATIONS  OF,  AND  THE
   CERTIFICATES REPRESENT  INTERESTS IN,  THE TRUST
    ONLY AND  DO NOT  REPRESENT OBLIGATIONS  OF OR
     INTERESTS   IN  GREEN   TREE,  THE   GENERAL
      PARTNER, THE  UNDERWRITER OR ANY  OF THEIR
       RESPECTIVE  AFFILIATES,  EXCEPT  TO  THE
        LIMITED EXTENT DESCRIBED HEREIN.
                                  ----------
THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
    PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                         Price to  Underwriting   Proceeds to
                                         Public(1)   Discount   Green Tree(1)(2)
--------------------------------------------------------------------------------
Per Class A-1 Note.....................        %          %               %
--------------------------------------------------------------------------------
Per Class A-2 Note.....................        %          %               %
--------------------------------------------------------------------------------
Per Class A-3 Note.....................        %          %               %
--------------------------------------------------------------------------------
Per Class A-4 Note.....................        %          %               %
--------------------------------------------------------------------------------
Per Certificate........................        %          %               %
--------------------------------------------------------------------------------
Total..................................   $           $             $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from and including       , 1998.
(2) Before deducting estimated expenses of $    payable by Green Tree.
                                  ----------
  The Securities are offered hereby by the Underwriter named below, subject to receipt and acceptance by the Underwriter and its right to reject any order in whole or in part. It is expected that delivery of the Securities will be made
on or about August   , 1998 (the "Closing Date").
                                  ----------
                                 [UNDERWRITERS]

The date of the Prospectus Supplement is        , 1998.

(Continued from preceding page)
The Trust Property will also include an assignment of Green Tree's security interests in the mortgages securing the Home Equity Contracts and certain other property, as more fully described herein. The Home Equity Contracts are also referred to herein as the "Contracts". Green Tree will also act as Servicer of the Contracts. Terms used and not otherwise defined herein have
the meanings ascribed thereto in the Prospectus dated       , 1998 attached
hereto (the "Prospectus").

  Principal and interest on the Notes are payable on the 15th day of each month (or, if the 15th day is not a business day, the next business day
thereafter) (a "Distribution Date"), beginning in      1998. The rights of the
holders of the Class A-2, Class A-3 and Class A-4 Notes and the Certificates to receive distributions on each Distribution Date will be subordinated to such rights of the Class A-1 Noteholders; such rights of the holders of the Class A-3 and Class A-4 Notes and the Certificates will be subordinated to such rights of the Class A-2 Noteholders; such rights of the holders of the Class A-4 Notes and the Certificates will be subordinated to such rights of the Class A-3 Noteholders; and such rights of the Certificateholders will be subordinated to such rights of the Class A-4 Noteholders.

  The Certificates will represent fractional undivided interests in the Trust. Interest will be distributed to the Certificateholders on each Distribution Date as set forth herein. No distributions of principal on the Certificates will be payable until all of the Notes have been paid in full. The Certificateholders will have the benefit of a Limited Guaranty of Green Tree to protect against losses that would otherwise be absorbed by the Certificates. To the extent that available funds in the Collection Account are insufficient to distribute to the holders of the Certificates the Certificateholders' Distributable Amount (as described herein), Green Tree will be obligated to make a payment under the Limited Guaranty equal to the amount of such deficiency.

  The Securities initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under the limited circumstances described herein. Holders of the Securities may hold through DTC (in the United States) or, solely in the case of the Notes, through CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through CEDEL or Euroclear.

  The Certificates may not be offered or sold in the United Kingdom. The Notes may not be offered or sold in the United Kingdom by means of any document except in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services Act of 1986 must be complied with in connection with anything done in relation to the Notes in, from or otherwise involving the United Kingdom. See "Underwriting."

  There currently is no secondary market for the Securities. The Underwriter expects, but is not obligated, to make a market in the Securities. There is no assurance that any such market will develop or continue.

                                ---------------

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                          REPORTS TO SECURITYHOLDERS

  Unless and until Definitive Securities are issued, unaudited monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Indenture Trustee, the Owner Trustee, and Cede & Co., as registered holder of the Securities and the nominee of DTC. See "Description of the Trust Documents and Indenture-- Statements to Securityholders," herein and "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus. Security Owners may receive such reports, upon written request, together with a certification that they are Security Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at [address.] Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, Green Tree expects that the Trust's obligation to file such reports will be terminated following the end of 1998.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the accompanying Prospectus.

Issuer........................  Green Tree Home Equity Loan Trust 1998-  (the
                                "Trust"), a Delaware business trust governed
                                pursuant to a Trust Agreement, to be dated as
                                of      ,      (the "Trust Agreement"), among
                                Green Tree Second GP Inc. (the "General
                                Partner"), Green Tree Financial Corporation
                                ("Green Tree") and [Owner Trustee], as Owner
                                Trustee (the "Owner Trustee").

Seller and Servicer...........  Green Tree Financial Corporation. See "Green
                                Tree Financial Corporation" herein and in the accompanying Prospectus.

Indenture Trustee.............  [Indenture Trustee/Address] (the "Indenture
                                Trustee"). See "The Notes--The Indenture
                                Trustee" in the accompanying Prospectus.

Owner Trustee.................  [Owner Trustee], not in its individual capacity but solely as Owner Trustee under the Trust
                                Agreement. See "Description of the Trust
                                Documents--The Trustee" in the accompanying
                                Prospectus.

The Notes.....................  The Trust will issue a class of floating rate
                                Asset-Backed Notes, designated as the Class A-1 Notes, and three classes of fixed rate Asset-Backed Notes, designated as the Class A-2, Class A-3 and Class A-4 Notes, respectively. The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are referred to herein as the "Notes." The rights of the holders of each Class of Notes to receive distributions will be subordinated to the rights of the holders of each Class of Notes with a prior numeric designation, in the manner and to the extent described herein. The Notes will be issued pursuant to an Indenture, to be
                                dated as of      ,      (the "Indenture"),
                                between the Trust and the Indenture Trustee.
                                The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. See "Certain Information Regarding the Securities--Book-Entry Registration" in the accompanying Prospectus.

                                The Notes will be secured by the assets of the Trust pursuant to the Indenture.


Original Class A-1 Principal    $      (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

Original Class A-2 Principal    $      (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

Original Class A-3 Principal    $      (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

                                $      (Approximate. Subject to a permitted
Original Class A-4 Principal    variance of plus or minus 5%).
Balance.......................

The Certificates..............  The Trust will issue Asset-Backed Certificates
                                (the "Certificates") representing fractional undivided interests in the Trust. The rights of the holders of the Certificates (the "Certificateholders") to receive distributions will be subordinated to the rights of the holders of the Notes (the "Noteholders") in the manner and to the extent described herein. The Certificates will be issued pursuant to the Trust Agreement. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. See "Certain Information Regarding the Securities--Book-Entry Registration" in the accompanying Prospectus.

Original Certificate            $      (Approximate. Subject to a permitted
Principal Balance.............  variance of plus or minus 5%).

Distribution Date.............  The 15th day of each month (or if such 15th day is not a Business Day, the next Business Day
                                thereafter) commencing in     1998. A "Business
                                Day" is a day on which banking institutions in [Indenture Trustee address] or in New York City, New York, are not required or authorized by law to be closed.

Record Date...................  The Business Day immediately preceding the related Distribution Date.

Trust Property................  Each Note will represent an obligation of, and each Certificate will represent a fractional
                                undivided interest in, the Trust. The Trust's assets (the "Trust Property") will include, among other things, a pool (the "Contract Pool") of closed-end home equity loans (the "Home Equity Contracts") (such contracts are also referred to herein as the "Contracts"), and all rights to receive payments due thereon on or after the Cutoff Date. The Trust Property will also include an assignment of Green Tree's security interests in the mortgages securing the Home Equity Contracts and of the right to receive proceeds from claims on certain insurance policies covering the real estate securing the Home Equity Contracts or the Obligors (as defined herein); the Collection Account, the Spread Account, the Reserve Account and the Pre-Funding Account, including all investments therein, all income from the investment of funds therein and all proceeds thereof; certain other rights under the Sale
                                and Servicing Agreement to be dated as of     ,
                                   (the "Sale and Servicing Agreement"),
                                between Green Tree and the Trust; and certain rights under the Interest Rate Cap Agreement (as defined herein). The Contracts will be transferred by Green Tree to the Trust pursuant to the Sale and Servicing Agreement, and Green Tree will be obligated to repurchase Contracts (each, a "Purchased Contract") upon the occurrence of certain breaches of representations and warranties thereunder. On the Closing Date, Green Tree will deposit an amount in an account (the "Pre-

                                Funding Account") to provide the Trust with sufficient funds to purchase the Subsequent Contracts. Pursuant to the Indenture, the Trust Property will be pledged to the Indenture Trustee on behalf of the Noteholders. See "The Trust" herein.

Home Equity Contracts.........  The Home Equity Contracts were originated or purchased by Green Tree in the ordinary course of business. As of the Cutoff Date, the Home Equity Contracts had a weighted average annual
                                percentage rate of      % and a weighted
                                average remaining maturity of approximately
                                months. As of the Cutoff Date, no Home Equity Contract had a scheduled maturity prior to and no Home Equity Contract was more
                                than 30 days past due. The final scheduled
                                payment date on the Home Equity Contract with
                                the latest maturity occurs in       . The Home
                                Equity Contracts are generally prepayable at any time without penalty to the Obligor. See "The Contract Pool" herein and "The Contracts" in the accompanying Prospectus.

Cutoff Date...................  The "Cutoff Date" will be (i)     , 1998 (or
                                the date of origination, if later), with
                                respect to all Home Equity Contracts that had a
                                first scheduled payment due prior to    , 1998,
                                and (ii)    , 1998 with respect to those Home
                                Equity Contracts that had a first scheduled
                                payment due in     1998.

Terms of the Notes............  The principal terms of the Notes will be as described below:

  A. Distributions...........   Noteholders will be entitled to receive on each
                                Distribution Date, to the extent that the Amount Available in the Collection Account is sufficient therefor, the Noteholders'
                                Distributable Amount, as defined under
                                "Description of the Trust Documents and
                                Indenture." Distributions on the Notes will be made first to the Class A-1 Noteholders, then to the Class A-2 Noteholders, then to the Class
                                A-3 Noteholders, and then to the Class A-4
                                Noteholders, in the manner described below.

                                The "Amount Available" on each Distribution
                                Date generally includes payments on the
                                Contracts due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of Purchased Contracts, any Interest Rate Cap Payment, any Guaranty Payment, and all earnings from the investment of funds in the Collection Account.

                                The outstanding principal amount of each Class of Notes, to the extent not previously paid, will be payable on the Distribution Date
                                occurring in       (the "Final Scheduled
                                Distribution Date").

  B. Interest Rates..........   Class A-1 Notes : one-month LIBOR (as defined
                                below) for the monthly interest period plus
                                0.  % (the "Class A-1 Rate").

                                Class A-2 Notes :    % per annum (the "Class A-
                                2 Rate").

                                Class A-3 Notes :    % per annum (the "Class A-
                                3 Rate").

                                Class A-4 Notes :    % per annum (the "Class A-
                                4 Rate").

                                Interest on the Class A-2 Notes, Class A-3
                                Notes and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                Interest on the Class A-1 Notes will be
                                calculated on the basis of the actual number of days in the monthly interest period divided by 360.

                                "LIBOR" ("London Interbank Offered Rate") with respect to any monthly interest period will be established by the calculation agent appointed by the Trust (the "Calculation Agent") and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such monthly interest period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be designated by the Calculation Agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.00001%), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.00001%), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above,

                                LIBOR for such date will be LIBOR applicable to the monthly interest period immediately preceding such monthly interest period. The "Calculation Agent" will initially be the Indenture Trustee.

                                The interest rates for the various classes of Notes are referred to collectively herein as the "Interest Rates."

  C. Class A-1 Interest......   Interest on the outstanding Class A-1 Principal
                                Balance will accrue from       , 1998, or from
                                the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-1 Rate for such monthly interest period. The "Class A-1 Principal Balance" as of any Distribution Date will be the Original
                                Class A-1 Principal Balance minus all amounts previously distributed to the Class A-1
                                Noteholders in respect of principal.

                                Interest will be paid on the Class A-1 Notes to the extent of funds available on such Distribution Date. In the event the funds available are not sufficient to make a full distribution of interest on the Class A-1 Notes, the funds available will be applied pro rata to the Class A-1 Notes based on the amount payable to such Class and the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1 Rate, to the extent legally permissible. See "Description of the Notes."

  D. Class A-1 Principal.....   Class A-1 Noteholders will be entitled to
                                receive on each Distribution Date as payment of
                                principal, to the extent of funds available
                                after payment of all interest then payable on
                                the Class A-1 Notes, an amount equal to the sum
                                of      % (approximate) of the Formula
                                Principal Distribution Amount for such
                                Distribution Date plus the Unpaid Class A-1
                                Principal Shortfall, if any, for such
                                Distribution Date. In the event the funds available are not sufficient to make a full distribution of principal on the Class A-1
                                Notes, the funds available will be applied pro rata to the Class A-1 Notes based on the amount payable to such Class.

                                The "Formula Principal Distribution Amount" with respect to any Distribution Date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each Home Equity Contract: (i) all scheduled payments of principal due on each outstanding Home Equity Contract during the related Monthly Period, (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Home Equity Contract, (iii) the Scheduled Principal Balance of each Home Equity Contract that became a Liquidated Contract during the related Monthly Period, (iv) the Scheduled Principal Balance of each Home Equity

                                Contract which, during the related Monthly
                                Period, was purchased by Green Tree as a result of a breach of a representation or warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing Agreement, and (v) with respect to
                                the Distribution Date in     1998, any
                                remaining amounts on deposit in the Pre-Funding Account. The Formula Principal Distribution
                                Amount for the Distribution Date in     2029
                                will be the sum of the Note Principal Balance and the Certificate Principal Balance.

                                A "Monthly Period" with respect to a
                                Distribution Date is the calendar month
                                immediately preceding the month in which such Distribution Date occurs. The "Scheduled Principal Balance" of a Contract for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, but without giving effect to any adjustments due to bankruptcy or similar proceedings. A "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related real property have been recovered or any defaulted Contract in respect of which the related real property has been realized upon and disposed of and the proceeds of such disposition have been received. See "Description of the Trust Documents and Indenture--Distributions."


  E. Class A-2 Interest......   Interest on the outstanding Class A-2 Principal
                                Balance will accrue from        , 1998, or from
                                the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-2 Rate for such monthly interest period. The "Class A-2 Principal Balance" as of any Distribution Date will be the Original
                                Class A-2 Principal Balance minus all amounts previously distributed to the Class A-2
                                Noteholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the Class A-2 Notes.

                                Interest will be paid on the Class A-2 Notes to the extent of funds available on each Distribution Date, after payment of all interest and principal then payable on the Class A-1 Notes. In the event such funds available are not sufficient to make a full distribution of interest on the Class A-2 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2 Rate, to the extent legally permissible. See "Description of the Notes."


  F. Class A-2 Principal.....   Class A-2 Noteholders will be entitled to
                                receive on each Distribution Date as payment of
                                principal, to the extent of funds available
                                after payment of all interest and principal
                                then payable
                                on the Class A-1 Notes and after payment of all
                                interest then payable on the Class A-2 Notes,
                                the sum of      % (approximate) of the Formula
                                Principal Distribution Amount for such
                                Distribution Date plus the Unpaid Class A-2
                                Principal Shortfall, if any, from prior
                                Distribution Dates.

  G. Class A-3 Interest......   Interest on the outstanding Class A-3 Principal
                                Balance will accrue from        , 1998, or from
                                the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-3 Rate for such monthly interest period. The "Class A-3 Principal Balance" as of any Distribution Date will be the Original
                                Class A-3 Principal Balance minus all amounts previously distributed to the Class A-3
                                Noteholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the Class A-3 Notes.

                                Interest will be paid on the Class A-3 Notes to
                                the extent of funds available on such
                                Distribution Date, after payment of all
                                interest and principal then payable on the
                                Class A-2 Notes. In the event such funds
                                available are not sufficient to make a full
                                distribution of interest on the Class A-3
                                Notes, the amount of the shortfall will be
                                carried forward and added to the amount of
                                interest payable on the next Distribution Date.
                                Any amount so carried forward will bear
                                interest at the Class A-3 Rate, to the extent
                                legally permissible. See "Description of the
                                Notes."
  H. Class A-3 Principal.....   Class A-3 Noteholders will be entitled to
                                receive on each Distribution Date as payment of
                                principal, to the extent of funds available
                                after payment of all interest and principal
                                then payable on the Class A-2 Notes and after
                                payment of all interest then payable on the
                                Class A-3 Notes, the sum of     % (approximate)
                                of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid
                                Class A-3 Principal Shortfall, if any, from prior Distribution Dates.

  I. Class A-4 Interest......   Interest on the outstanding Class A-4 Principal
                                Balance will accrue from        , 1998, or from
                                the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-4 Rate for such monthly interest period. The "Class A-4 Principal Balance" as of any Distribution Date will be the Original
                                Class A-4 Principal Balance minus all amounts previously distributed to the Class A-4
                                Noteholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the Class A-4 Notes.

                                Interest will be paid on the Class A-4 Notes to the extent of funds available on each Distribution Date, after payment of all interest and principal then payable on the Class A-3 Notes. In the event such funds available are not sufficient to make a full distribution of interest on the Class A-4 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-4 Rate, to the extent legally permissible. See "Description of the Notes."

  J. Class A-4 Principal.....   Class A-4 Noteholders will be entitled to
                                receive on each Distribution Date as payment of
                                principal, to the extent of funds available
                                after payment of all interest and principal
                                then payable on the Class A-3 Notes and after
                                payment of all interest then payable on the
                                Class A-4 Notes, the sum of     % (approximate)
                                of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid
                                Class A-4 Principal Shortfall, if any, from prior Distribution Dates.

  K. Optional Redemption.....   The Notes will be redeemed in whole, but not in
                                part, on any Distribution Date on which Green
                                Tree exercises its option to purchase the Contracts, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the Pool Scheduled Principal Balance declines to 10% or less of the Cutoff Date Pool
                                Principal Balance, at a redemption price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon. The
                                "Pool Scheduled Principal Balance" is the aggregate Scheduled Principal Balance of all outstanding Contracts during a Monthly Period.
                                See "Description of the Notes--Optional
                                Redemption."

  L. Mandatory Prepayments...   The Class A-1, Class A-2, Class A-3 and Class
                                A-4 Notes will be prepaid in part on the first
                                Distribution Date after the Pre-Funding Period
                                (in no event later than     , 1998) to the
                                extent of any Pre-Funded Amount remaining in the Pre-Funding Account on such Distribution
                                Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class
                                A-3 and Class A-4 Noteholders will receive some prepayment of principal. See "Yield and Prepayment Considerations."

Interest Rate Cap               Class A-1 Noteholders will have the benefit of
Agreement.....................  an Interest Rate Cap Agreement, dated as of
                                      , 1998 (the "Interest Rate Cap
                                Agreement"), between the Trust and       (the
                                "Counterparty"), a      company. Pursuant to
                                the Interest Rate Cap Agreement, the
                                Counterparty will make a payment (the "Interest
                                Rate Cap Payment") to the Trust on each
                                Distribution Date to the extent that the Class
                                A-1 Rate exceeds 10%, in an amount equal to the amount obtained by multiplying the Class A-1
                                Principal Balance by the product of (i) the maximum of (x) the excess of the Class A-1 Rate over 10% or (y) 0% and (ii) the number of days in the monthly interest period divided by 360.
                                See "Description of the Notes--Interest Rate
                                Cap Agreement" and "Description of the
                                Counterparty."

Spread Account................  Class A-2, Class A-3 and Class A-4 Noteholders
                                will have the benefit of a separate sub-account for each Class contained in an account (the "Spread Account") to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) is insufficient to distribute all interest then payable on the Class A-2, Class A-3 or Class A-4 Notes, the Indenture Trustee will withdraw the amount of the deficiency from the applicable sub-account (or the amount on deposit in the applicable sub-account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class.

                                On the Closing Date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes and all interest then payable on the Certificates, first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub-account, until the amount on deposit in
                                such sub-accounts equals $     and $    ,
                                respectively (subject to reduction as provided in, and to the other terms and conditions contained in, the Sale and Servicing Agreement). If any sub-account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Spread Account will be included in the Trust Property. See "Description of the Notes--The Spread Account."

Reserve Account...............  Noteholders will have the benefit of an account
                                (the "Reserve Account") to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) are insufficient to make full payment in respect of interest or principal payable on a Class of Notes (after making appropriate draws upon the Spread Account), the Indenture Trustee will withdraw the amount of the deficiency from the Reserve Account (or the amount on deposit in the Reserve Account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class.

                                On the Closing Date, the amount on deposit in the Reserve Account will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes, all interest then payable on the Certificates and all deposits in the Spread Account, until the amount on deposit in the Reserve Account equals
                                  % of the Pool Scheduled Principal Balance
                                (subject to reduction as provided in, and to
                                other terms and conditions contained in, the Sale and Servicing Agreement). If the Reserve Account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Reserve Account will be included in the Trust Property. See "Description of the Notes--The Reserve Account."

Terms of the Certificates.....  The principal terms of the Certificates will be as described below:

 A. Distributions.............  Certificateholders will be entitled to receive on each Distribution Date commencing in
                                1998, to the extent the Amount Available in the Collection Account including the Guaranty Payment described below is sufficient therefor, the Certificateholders' Distributable Amount, as defined under "Description of the Trust Documents and Indenture."

                                The outstanding principal amount of the
                                Certificates, to the extent not previously paid, will be payable on the Final Scheduled Distribution Date.

 B. Pass-Through Rate.........      % per annum (the "Pass-Through Rate")
                                payable monthly at one-twelfth of the annual rate, calculated on the basis of a 360-day year consisting of twelve 30-day months.

 C. Interest..................  On each Distribution Date, the Owner Trustee will distribute to the Certificateholders, to the extent the Amount Available in the Collection Account including the Guaranty Payment described below is sufficient therefor, accrued interest at the Pass-Through Rate on the outstanding Certificate Principal Balance. Interest in respect of a Distribution Date will
                                accrue from       , 1998, or from the most
                                recent Distribution Date to but excluding the following Distribution Date. The "Certificate Principal Balance" as of any Distribution Date will be the Original Certificate Principal Balance minus all amounts previously distributed to the Certificateholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the Certificates.

                                Interest will be paid on the Certificates to the extent of funds available on each Distribution Date, after payment of all interest and principal then payable on the Notes. In the event such funds available are not sufficient to make a full distribution of interest on the Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

 D. Principal.................  No distributions of principal on the
                                Certificates will be payable until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal on the Certificates will be payable in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the

                                Notes), plus the Unpaid Certificate Principal Shortfall, if any, from prior Distribution Dates.

 E. Limited Guaranty..........  In order to mitigate the effect of the subordination of the Certificates and the effect of liquidation losses on the Contracts, the Certificateholders are entitled to receive on each Distribution Date an amount equal to the Guaranty Payment, if any, under Green Tree's Limited Guaranty. The "Guaranty Payment" for any Distribution Date will equal the difference, if any, between the Certificateholders' Distributable Amount and the remaining funds available in the Collection Account after payment of all interest and principal on the Notes and the deposit in any sub-account of the Spread Account or the Reserve Account of any amounts previously withdrawn therefrom and not previously replenished. The "Certificateholders'
                                Distributable Amount" equals the unpaid and accrued interest on the Certificates, plus on each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus any Unpaid Certificate Principal Shortfall for such Distribution Date, and plus any unreimbursed Certificate Principal Liquidation Loss.

                                The Limited Guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The ratings assigned to the Certificates may be affected by the ratings of Green Tree's debt securities. Green Tree's senior debt securities were recently downgraded by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") from "A-" to "BBB+" and by Fitch IBCA Inc. ("Fitch") from "A" to "A-", which has been reflected in the ratings assigned to the Certificates. See "Summary of Terms--Ratings."

 F. Optional Prepayment.......  If Green Tree or the Servicer exercises its option to purchase the Contracts, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the Pool Scheduled Principal Balance declines to 10% or less of the Cutoff Date Pool Principal Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the principal amount, together with accrued interest at the Pass-Through Rate and the Certificates will be retired. See "Description of the Certificates--Optional Prepayment."

Collection Account; Priority    Except under certain conditions described
of Payments...................  herein or as otherwise acceptable to S&P and
                                Fitch, the Servicer will be required to remit payments received with respect to the Contracts within one Business Day of receipt thereof to an account in the name of the Indenture Trustee
                                (the "Collection Account"). On each
                                Distribution Date, the Servicer will instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on such Distribution Date as follows (in the priority indicated): (i) if Green Tree is not the Servicer, the monthly servicing fee, together with any unpaid servicing fees from prior Distribution Dates,
                                (ii) reimbursement of any advances made that were recovered during the prior Monthly Period,
                                (iii) the Noteholders' Interest Distributable
                                Amount, the Noteholders' Principal
                                Distributable Amount and any amounts previously withdrawn from any sub-account of the Spread
                                Account or the Reserve Account and not
                                previously replenished, (iv) the
                                Certificateholders' Interest Distributable
                                Amount and, after the Notes have been paid in full, the Certificateholders' Principal
                                Distributable Amount, (v) amounts necessary to fully fund the Class A-2, Class A-3 and Class
                                A-4 sub-accounts of the Spread Account, (vi) the amount necessary to fully fund the Reserve
                                Account and (vii) any remaining amount to Green
                                Tree as the monthly servicing and guaranty fee
                                (the "Monthly Servicing and Guaranty Fee").

Pre-Funding Account...........  On the Closing Date, Green Tree will deposit an amount (as reduced from time-to-time, the "Pre-Funded Amount") in the Pre-Funding Account to provide the Trust with sufficient funds to purchase the Subsequent Contracts. The Pre-Funded Amount will initially equal the
                                difference between $       and the aggregate
                                principal balance as of the Cutoff Date of the Initial Contracts and Additional Contracts. The Pre-Funding Account will be included in the Trust Property. Any reimbursement income earned on amounts on deposit in the Pre-Funding Account will be taxable to Green Tree. See "Yield and Prepayment Considerations" and "Description of the Trust Documents and Indenture--Accounts" herein.

Tax Status....................  In the opinion of counsel to Green Tree, for federal and Minnesota income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an associa-tion (or a publicly traded partnership) taxable as a corporation, and neither the Trust nor any portion of the Trust will constitute a taxable mortgage pool taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. Each Certificateholder, by the acceptance of a Cer-tificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Al-ternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Certain Federal and State Income Tax Consequences" herein and "Cer-tain Federal Income Tax Consequences" and "Cer-tain State Income Tax Consequences" in the ac-companying Prospectus.

ERISA Considerations..........  If the Notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of Notes by or on behalf of a Benefit Plan will not cause the assets of the Trust to become plan assets, thereby generally preventing the application of certain prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, that otherwise would possibly be applicable. Green Tree believes that the Notes should be treated as indebtedness without substantial equity features for purposes of such regulation.

                                The Certificates may not be acquired by, or on the behalf of, any employee benefit plan, individual retirement account or Keogh Plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the accompanying Prospectus.

Ratings.......................  It is a condition to the issuance of the
                                Securities that:

                                the Class A-1 Notes be rated "AAA" by S&P and "AAA" by Fitch;

                                the Class A-2 Notes be rated at least "AA" by S&P and at least "AA" by Fitch;

                                the Class A-3 Notes be rated at least "A" by S&P and at least "A" by Fitch;

                                the Class A-4 Notes be rated at least "BBB" by S&P and at least "BBB" by Fitch; and

                                the Certificates be rated at least "BBB+" by S&P and at least "A-" by Fitch.

                                A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by a Rating Agency. The rating of the Certificates will be based in part on an assessment of Green Tree's ability to make payments under the Limited Guaranty. Any reduction in S&P's or Fitch's ratings of Green Tree's debt securities may result in a similar reduction in the ratings of the Certificates. Green Tree's senior debt securities were recently downgraded by S&P from "A-" to "BBB+" and by Fitch from "A" to "A-".

                                Green Tree has not requested a rating of the Securities from any rating agencies other than S&P and Fitch. There can be no assurance as to whether any other rating agency will rate the Securities or, if one does, what rating would be assigned by such rating agency.

                                 RISK FACTORS

  Prospective holders of the Securities should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Securities:

SUBORDINATION OF CLASS A-2, CLASS A-3 AND CLASS A-4 NOTES AND CERTIFICATES; LIMITED ASSETS

  Distributions of interest and principal on each Class of Notes will be subordinated to the rights of the holders of each Class of Notes with a prior numeric designation to receive prior payment of interest and principal. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Certificateholders, however, will not receive any distributions of principal until the Distribution Date on which the outstanding principal amounts of all of the Notes have been paid in full.

  Holders of the Notes and the Certificates must primarily rely for repayment upon payments on the Contracts. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts, the Spread Account, the Reserve Account, the Interest Rate Cap Payments and, for payment of losses absorbed by the Certificates, the Limited Guaranty of Green Tree.

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

  Green Tree has limited underwriting and servicing experience with the type of home equity loans represented by the Home Equity Contracts included in the Trust, and does not have separate delinquency and net loss experience with respect to this type of home equity loan. Green Tree does not believe that its delinquency and net loss expereience with respect to other types of home equity loans would be indicative of the performance of the Home Equity Contracts included in the Trust.

ADEQUACY OF REAL ESTATE SECURING HOME EQUITY CONTRACTS

  As of the Cutoff Date, the weighted average loan-to-value ratio for the Home
Equity Contracts was approximately    %, and approximately      % of the
Cutoff Date Principal Balance represented Home Equity Contracts which were either unsecured or secured by subordinate liens on the related real estate. Consequently, the real estate securing a Home Equity Contract is not likely to provide adequate security in the event it becomes necessary to realize upon the collateral. Even assuming that the real estate securing a Home Equity Contract provides adequate security, substantial delays could be encountered in connection with the liquidation of such Home Equity Contract that would result in current shortfalls in distributions to the holders of the Certificates to the extent described herein. In addition, liquidation expenses relating to any Liquidated Home Equity Contract (such as legal fees, real estate taxes and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to the holders of the Certificates. In the event that any real estate securing a Home Equity Contract fails to provide adequate security, any losses in connection with such Home Equity Contract will be borne by the holders of the Certificates to the extent described herein.

GEOGRAPHIC CONCENTRATION OF INITIAL CONTRACTS

  As of the Cutoff Date, the Obligors on approximately      % of the Contracts
(based on principal balance and billing address of the Obligor) were located
in [    ]. See "The Contract Pool." Accordingly, adverse economic conditions or other factors particularly affecting this state could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Contracts.

                                   THE TRUST

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

GENERAL

  Green Tree Home Equity Loan Trust 1998- is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust will initially be capitalized with equity equal to $
(approximate) from the sale of the Certificates to third party investors that are expected to be unaffiliated with Green Tree or its affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Contracts from Green Tree pursuant to the Sale and Servicing Agreement.

  The Trust's principal offices are in Wilmington, Delaware, at the address listed below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

  The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and Certificates had taken place on such date:

      Class A-1 Notes.............................................. $
      Class A-2 Notes..............................................
      Class A-3 Notes..............................................
      Class A-4 Notes..............................................
      Certificates.................................................
                                                                    ------------
        Total...................................................... $
                                                                    ============

THE OWNER TRUSTEE

  [Name of Owner Trustee] is the Owner Trustee under the Trust Agreement. [Owner Trustee] is a Delaware banking corporation and its principal offices are
located at                     ,      , Delaware      . The Owner Trustee will
perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement.

                               THE TRUST PROPERTY

  The Trust Property will include, among other things, (i) the Contracts; (ii) all rights to receive payments due thereon on or after the Cutoff Date (excluding certain insurance premiums, late fees and other servicing charges);
(iii) such amounts as from time to time may be held in the Collection Account, the Spread Account, the Reserve Account, the Pre-Funding Account and certain other accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below (including all investments in the Collection Account, the Spread Account, the Reserve Account and such other accounts and all income from the investment of funds therein and all proceeds thereof); (iv) an assignment of the mortgages on the real estate securing the related Home Equity Contracts; and (v) certain other rights under the Trust Documents. See "The Contracts" and "Description of the Trust Documents--Collections" in the accompanying Prospectus.

  Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Trust Documents and Indenture--Distributions."

  [Indenture Trustee] or a custodian on its behalf will hold each original Contract, as well as copies of documents and instruments relating to such Contract and evidencing the mortgage, if any, on the related real property (the "Contract Files"). In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota and Delaware to give notice of the Trust's ownership of the Contracts and the related Trust Property.

                               THE CONTRACT POOL

GENERAL

  This Prospectus Supplement contains information regarding the Initial
Contracts, which were originated through          and will be transferred to
the Trust on the Closing Date. The information for each Contract is as of the Cutoff Date for such Contract. The Contracts had an aggregate principal balance
as of the Cutoff Date of $     . The Sale and Servicing Agreement provides that
the Initial Contracts will be purchased by the Trust on the Closing Date and that the Subsequent Contracts will be purchased by the Trust from time to time during the Pre-Funding Period.

  All of the Contracts will be purchased by Green Tree from dealers and correspondent lenders who regularly originate and sell such contracts to Green Tree, or will be originated by Green Tree directly. Substantially all of the Home Equity Contracts have loan-to-value ratios equal to or greater than 125%. A significant portion of the Home Equity Contracts were purchased by Green Tree from an independent financing company. Green Tree believes that the underwriting standards employed by such independent financing company are similar to the standards used by Green Tree.

CERTAIN OTHER CHARACTERISTICS

  The Contracts (i) had a remaining maturity, as of the Cutoff Date, of at
least    months, but not more than     months, (ii) had an original maturity of
at least    months, but not more than     months, (iii) had an original
principal balance of at least $         and not more than $    , (iv) had a
remaining principal balance as of the Cutoff Date of at least $       and not
more than     .

  The Home Equity Contracts have a principal balance as of the Cutoff Date of
approximately $      (the "Cutoff Date Principal Balance"). The Home Equity
Contracts were originated between      and     . A significant portion of the
Home Equity Contracts were purchased by Green Tree from an independent financing company. Green Tree believes that the underwriting standards employed by such independent financing company are similar to the standards used by Green Tree.

               GEOGRAPHIC CONCENTRATION OF HOME EQUITY CONTRACTS

                            NUMBER OF
                         CONTRACTS AS OF PERCENT OF NUMBER PRINCIPAL BALANCE PERCENT OF CUTOFF DATE
       STATE (1)           CUTOFF DATE     OF CONTRACTS    AS OF CUTOFF DATE   PRINCIPAL BALANCE
       ---------         --------------- ----------------- ----------------- ----------------------
Alabama.................                            %       $                              %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----           ------        ---------------          ------
  Total.................                      100.00%       $                        100.00%
                              =====           ======        ===============          ======

--------
(1) Based on the address of the Obligor set forth in Green Tree's records.

       DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS OF HOME EQUITY CONTRACTS

                                                AGGREGATE
                                                PRINCIPAL          % OF
                                                 BALANCE       CONTRACT POOL
                               NUMBER OF       OUTSTANDING    BY OUTSTANDING
                               CONTRACTS      AS OF CUTOFF   PRINCIPAL BALANCE
 ORIGINAL CONTRACT AMOUNT  AS OF CUTOFF DATE      DATE       AS OF CUTOFF DATE
 ------------------------  ----------------- --------------- -----------------
Less than $10,000.........                   $                          %
Between $10,000 and
 $19,999..................
Between $20,000 and
 $29,999..................
Between $30,000 and
 $39,999..................
Between $40,000 and
 $49,999..................
Between $50,000 and
 $59,999..................
Between $60,000 and
 $69,999..................
Between $70,000 and
 $79,999..................
Between $80,000 and
 $89,999..................
Between $90,000 and
 $99,999..................
Between $100,000 and
 $109,999.................
Between $110,000 and
 $119,999.................
Between $120,000 and
 $129,999.................
Between $130,000 and
 $139,999.................
Between $140,000 and
 $149,999.................
Between $150,000 and
 $159,999.................
Between $160,000 and
 $169,999.................
Between $170,000 and
 $179,999.................
Between $180,000 and
 $189,999.................
Between $190,000 and
 $199,999.................
Between $200,000 and
 $249,999.................
Between $250,000 and
 $299,999.................
Over $300,000.............
                                 -----       ---------------      ------
  Total...................                   $                    100.00%
                                 =====       ===============      ======

                  YEAR OF ORIGINATION OF HOME EQUITY CONTRACTS

                                                                      % OF
                                                  AGGREGATE       CONTRACT POOL
                                NUMBER OF     PRINCIPAL BALANCE  BY OUTSTANDING
  YEAR OF                       CONTRACTS        OUTSTANDING    PRINCIPAL BALANCE
 OIGINATIONR                AS OF CUTOFF DATE AS OF CUTOFF DATE AS OF CUTOFF DATE
-----------                 ----------------- ----------------- -----------------
   1989....................                     $                          %
   1990....................
   1991....................
   1992....................
   1993....................
   1994....................
   1995....................
   1996....................
   1997....................
                                 ------         -------------        ------
     Total.................                     $                    100.00%
                                 ======         =============        ======

                     LIEN POSITION OF HOME EQUITY CONTRACTS

                                                                                           %
                                                  % OF                             CONTRACT POOL BY
                                                NUMBER OF    AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         NUMBER OF CONTRACTS CONTRACTS AS OF BALANCE OUTSTANDING     BALANCE AS OF
                          AS OF CUTOFF DATE    CUTOFF DATE    AS OF CUTOFF DATE       CUTOFF DATE
                         ------------------- --------------- ------------------- ---------------------
First...................                               %        $                             %
Second..................
Third...................
                                -----            ------         -------------           ------
    Total...............                         100.00%        $                       100.00%
                                =====            ======         =============           ======

                           HOME EQUITY CONTRACT RATES

                                             AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
                         NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
     CONTRACT RATE        AS OF CUTOFF DATE   AS OF CUTOFF DATE  BALANCE AS OF CUTOFF DATE
     -------------       ------------------- ------------------- -------------------------
Less than 9.00%.........                        $                               %
 9.01% to 10.00%........
10.01% to 11.00%........
11.01% to 12.00%........
12.01% to 13.00%........
13.01% to 14.00%........
14.01% to 15.00%........
15.01% to 16.00%........
16.01% to 17.00%........
Over 17.00%.............
                                -----           -------------             ------
  Total.................                        $                         100.00%
                                =====           =============             ======

             REMAINING MONTHS TO MATURITY OF HOME EQUITY CONTRACTS

                                                  AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
                              NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
REMAINING MONTHS TO MATURITY   AS OF CUTOFF DATE   AS OF CUTOFF DATE  BALANCE AS OF CUTOFF DATE
----------------------------  ------------------- ------------------- -------------------------
Fewer than 31.............                           $                               %
 31 to  60................
 61 to  90................
 91 to 120................
121 to 150................
151 to 180................
181 to 210................
211 to 240................
241-270...................
271-300...................
301-330...................
331-360...................
                                     -----           -------------             ------
  Total...................                           $                         100.00%
                                     =====           =============             ======

                     LIEN POSITION OF HOME EQUITY CONTRACTS

                                        % OF
                           NUMBER OF HOME EQUITY
                           CONTRACTS  CONTRACTS                         % OF
                             AS OF      AS OF    AGGREGATE PRINCIPAL CUTOFF DATE
                            CUT-OFF     CUT-     BALANCE OUTSTANDING  PRINCIPAL
      LIEN POSITION          DATE     OFF DATE   AS OF CUT-OFF DATE    BALANCE
      -------------        --------- ----------- ------------------- -----------
First.....................                   %      $                        %
Second....................
Third.....................
Fourth....................
                             -----     ------       -------------      ------
  Total...................             100.00%      $                  100.00%
                             =====     ======       =============      ======

                        GREEN TREE FINANCIAL CORPORATION

  The following information supplements the information in the Prospectus under the heading "Green Tree Financial Corporation." No delinquency, loan loss or liquidation information has been included with respect to home equity loans, because Green Tree has only limited historical experience with respect to the performance of such loans, and does not currently compile separate delinquency, loan loss and liquidation information on home equity loans with high loan-to-value ratios such as the Home Equity Contracts.

RECENT DEVELOPMENTS

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree will continue to operate from its existing headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer, has agreed to continue to manage Green Tree's business for at least one year. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  The Company has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of the Company as purported class actions on behalf of persons or entities who purchased common stock of the Company during the alleged class periods. In addition to the Company, certain current and former officers and directors of the Company are named as defendants in one or more of the lawsuits. The Company and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that the Company and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of the Company (particularly with respect to prepayment assumptions and performance of certain of the Company's loan portfolios) which allegedly rendered the Company's financial statements false and misleading. The Company believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements the information in the Prospectus under the heading "Yield and Prepayment Considerations."

  The Servicer and Green Tree each has the option to purchase from the Trust all remaining Contracts, and thereby effect early redemption of the Notes and early retirement of the Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is 10% or less of the Cutoff Date Pool Principal Balance. See "Description of the Trust Documents--Termination" in the Prospectus.

  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be prepaid in part on the first Distribution Date after the Pre-Funding Period (in no event
later than     , 1998) to the extent of any Pre-Funded Amount remaining in the
Pre-Funding Account on such Distribution Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the Formula Principal Distribution Amount.

  Principal prepayments on the Home Equity Contracts will result in accelerating principal payments on the Notes. The rate of principal payments on pools of home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of home equity loans and home improvement contacts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. Since home equity loans are not generally viewed by borrowers as permanent financing, the Home Equity Contracts may experience a higher rate of prepayments than traditional mortgage loans. In addition, if prevailing interest rates fall significantly below the interest rates on such loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such loans. Conversely, if prevailing interest rates rise above the interest rates on such loans, the rate of prepayment would be expected to decrease.

  Green Tree has no significant experience with respect to the rate of principal prepayments on home equity loans. In addition, liquidations of defaulted Contracts or the exercise by Green Tree or the Servicer of the option to purchase the remaining pool of Contracts will affect the timing of principal distributions on the Securities.

WEIGHTED AVERAGE LIFE OF THE NOTES AND THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments on the Contracts on the weighted average life of the Notes and the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes and the Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on the Contracts may be in the form of scheduled amortization or prepayments (including, for this purpose, liquidations due to default).

  The Base Case prepayment model is Green Tree management's best estimate of the prepayment rates that may be experienced on the Contracts. Because Green Tree began originating and servicing home equity loans only recently, such estimate is based in part on industry experience with similar loans and contracts rather than Green Tree's experience. There can be no assurance that the Contracts will experience prepayments at such projected rates or in the manner assumed by the prepayment model used for that type of Contract, or that the Contracts in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner projected in the Base Case.

  The model used in this Prospectus Supplement is the Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the Home Equity Contracts. The Base Case Prepayment Rate used with respect to the Home Equity Contracts included in the Trust, for purposes of the following
tables, was    % CPR.

  As used in the following tables, the columns headed   %,   %,    %,    % and
   % assume that prepayments on the Contracts are made at Base Case Prepayment
Rates of   %,   %,    %,    % and    %, respectively. For example,   % Base
Case Prepayment Rate and    % Base Case Prepayment Rate mean that Home Equity
Contracts have been assumed to have a prepayment rate equal to     % CPR and
    % CPR, respectively. CPR DOES NOT PURPORT TO BE AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF CONTRACTS, INCLUDING THE CONTRACTS.

                            [PREPAYMENT TABLES HERE]

                            DESCRIPTION OF THE NOTES

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Noteholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Trust Documents."


GENERAL

  The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made. [Indenture Trustee], a national
banking association headquartered in [   ], will be the Indenture Trustee.

DISTRIBUTIONS

  Noteholders will be entitled to receive on each Distribution Date commencing
in     1998, to the extent that funds available are sufficient therefor, the
Noteholders' Distributable Amount. Distributions on the Notes will be made from funds available first to the holders of the Class A-1 Notes, then to the holders of the Class A-2 Notes, then to the holders of the Class A-3 Notes and then to the holders of the Class A-4 Notes, in the manner and order of priority described below.

CLASS A-1 INTEREST

  Interest on the outstanding Class A-1 Principal Balance will accrue from
      , , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-1 Rate for such monthly interest period. The "Class A-1 Principal Balance" as of any Distribution Date will be the Original Class A-1 Principal Balance minus all amounts previously distributed to the Class A-1 Noteholders in respect of principal.

  Interest will be paid on the Class A-1 Notes to the extent of funds available on such Distribution Date. In the event the funds available are not sufficient to make a full distribution of interest on the Class A-1 Notes, the funds available will be applied pro rata to the Class A-1 Notes based on the amount payable to such Class and the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1 Rate, to the extent legally permissible.

CLASS A-1 PRINCIPAL

  To the extent of funds available after payment of all interest payable on the Class A-1 Notes, the Class A-1 Noteholders will be entitled to receive on each
Distribution Date as payment of principal equal to the sum of      %
(approximate) of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-1 Principal Shortfall, if any, for such Distribution Date. In the event the funds available are not sufficient to make a full distribution of principal on the Class A-1 Notes, the funds available will be applied pro rata to the Class A-1 Notes based on the amount payable to such Class.

  The "Formula Principal Distribution Amount" with respect to any Distribution Date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each Home Equity Contract: (i) all scheduled payments of principal due on each outstanding Home Equity Contract during the related Monthly

Period, (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Home Equity Contract, (iii) the Scheduled Principal Balance of each Home Equity Contract that became a Liquidated Contract during the related Monthly Period, (iv) the Scheduled Principal Balance of each Home Equity Contract which, during the related Monthly Period, was purchased by Green Tree as a result of a breach of a representation as warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing
Agreement, and (v) with respect to the Distribution Date in     1998, any
remaining amounts on deposit in the Pre-Funding Account. The Formula Principal
Distribution Amount for the Distribution Date in       , will be the sum of the
Note Principal Balance and the Certificate Principal Balance. A "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related real property have been recovered or any defaulted Contract in respect of which the related real property has been realized upon and disposed of and the proceeds of such disposition have been received. The "Unpaid Class A-1 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-1 Notes on any prior Distribution Date but not paid on any intervening Distribution Date.

CLASS A-2 INTEREST

  Interest on the outstanding Class A-2 Principal Balance will accrue from    ,
  , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-2 Rate for such monthly interest period. The "Class A-2 Principal Balance" as of any Distribution Date will be the Original Class A-2 Principal Balance minus all amounts previously distributed to the Class A-2 Noteholders in respect of principal, and minus any unreimbursed Class A-2 Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-2 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-1 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-2 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2 Rate, to the extent legally permissible.

CLASS A-2 PRINCIPAL

  Class A-2 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-1 Notes and after payment of all interest payable on the Class A-2 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-2 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-2 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-2 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-2 Principal Liquidation Loss.

CLASS A-3 INTEREST

  Interest on the outstanding Class A-3 Principal Balance will accrue from
     ,     , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-3 Rate for such monthly interest period. The "Class A-3 Principal Balance" as of any Distribution Date will be the Original Class A-3 Principal Balance minus all amounts previously distributed to the Class A-3 Noteholders in respect of principal, and minus any unreimbursed Class A-3 Principal Liquidation Loss (described below under "-- Losses on Liquidated Contracts").

  Interest will be paid on the Class A-3 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-2 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-3 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-3 Rate, to the extent legally permissible.

CLASS A-3 PRINCIPAL

  Class A-3 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-2 Notes and after payment of all interest payable on the Class A-3 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-3 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-3 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-3 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-3 Principal Liquidation Loss.

CLASS A-4 INTEREST

  Interest on the outstanding Class A-4 Principal Balance will accrue from
    ,   , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-4 Rate for such monthly interest period. The "Class A-4 Principal Balance" as of any Distribution Date will be the Original Class A-4 Principal Balance minus all amounts previously distributed to the Class A-4 Noteholders in respect of principal, and minus any unreimbursed Class A-4 Principal Liquidation Loss (described below under "-- Losses on Liquidated Contracts").

  Interest will be paid on the Class A-4 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-3 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-4 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-4 Rate, to the extent legally permissible.

CLASS A-4 PRINCIPAL

  Class A-4 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-3 Notes and after payment of all interest payable on the Class A-4 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-4 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-4 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-4 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-4 Principal Liquidation Loss.

OPTIONAL REDEMPTION

  The Notes will be redeemed in whole, but not in part, on any Distribution Date on which Green Tree exercises its option to purchase the Contracts. Green Tree may purchase the Contracts when the Pool Scheduled Principal Balance has declined to 10% or less of the Cutoff Date Pool Principal Balance, as described in the accompanying Prospectus under "Description of the Trust Documents-- Termination." The "Pool Scheduled Principal Balance" is the aggregate Scheduled Principal Balance of all outstanding Contracts during a Monthly

Period. Such redemption will effect early retirement of the Notes. The redemption price will be equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon.

MANDATORY PREPAYMENTS

  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be prepaid in part on the first Distribution Date after the Pre-Funding Period (in no event
later than     , 1998) to the extent of any Pre-Funded Amount remaining in the
Pre-Funding Account on such Distribution Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the Formula Principal Distribution Amount.

THE INTEREST RATE CAP AGREEMENT

  Class A-1 Noteholders will have the benefit of the Interest Rate Cap Agreement between the Trust and the Counterparty. Pursuant to the Interest Rate Cap Agreement, the Counterparty will make a payment (the "Interest Rate Cap Payment") to the Trust on each Distribution Date to the extent that the Class A-1 Rate exceeds 10%, in an amount equal to the amount obtained by multiplying the Class A-1 Principal Balance by the product of (i) the maximum of (x) the excess of the Class A-1 Rate over 10% or (y) 0% and (ii) the number of days in the monthly interest period divided by 360. Payments received by the Indenture Trustee pursuant to the Interest Rate Cap Agreement will be deposited in the Collection Account. See "Description of the Counterparty."

THE SPREAD ACCOUNT

  Class A-2, Class A-3 and Class A-4 Noteholders will have the benefit of a separate sub-account for each Class contained in the Spread Account to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) is insufficient to distribute all interest then payable on the Class A-2, Class A-3 or Class A-4 Notes, the Indenture Trustee will withdraw the amount of the deficiency from the applicable sub-account (or the amount on deposit in the applicable sub-account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class. On any Distribution Date, the amount of funds in the Spread Account will not be available to cover a shortfall in principal distributable on any Class of Notes, but would only be available to cover a shortfall in interest distributable on the Class A-2, Class A-3 and Class A-4 Notes.

  On the Closing Date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes and all interest then payable on the Certificates, first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub-account, until
the amount on deposit in such sub-accounts equals $    , $     and $    ,
respectively (subject to reduction as provided in, and to the other terms and conditions contained in, the Sale and Servicing Agreement). If any sub-account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Spread Account is included in the Trust Property. Any amount remaining in the Spread Account upon termination of the Trust will be distributed to Green Tree.

THE RESERVE ACCOUNT

  Noteholders will have the benefit of the Reserve Account to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) are insufficient to make full payment in respect of interest or principal payable on a Class of Notes (after making appropriate draws upon the Spread Account), the Indenture Trustee will withdraw the amount of the deficiency from the Reserve Account (or the amount on deposit in the Reserve

Account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class.

  On the Closing Date, the amount on deposit in the Reserve Account will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes, all interest then payable on the Certificates and all deposits in the Spread Account, until the amount on deposit in the Reserve Account equals 1.5% of the Pool Scheduled Principal Balance (subject to reduction as provided in, and to other terms and conditions contained in, the Sale and Servicing Agreement). If the Reserve Account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Reserve Account is included in the Trust Property. Any amount remaining in the Reserve Account upon termination of the Trust will be distributed to Green Tree.

LOSSES ON LIQUIDATED CONTRACTS

  As described above, the distribution of principal to each Class of Notes is intended to equal the applicable percentage of the Formula Principal Distribution Amount. On each Distribution Date, each such amount includes the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Monthly Period related to such Distribution Date. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree, then by the Certificateholders (although Green Tree will be obligated to make a Guaranty Payment equal to any shortfall in the distribution to the Certificateholders), and then by each Class of Notes in inverse numeric order (although funds on deposit in the Reserve Account will be available to pay any shortfall in the distribution of interest and principal to any Class of Notes).

  If the funds available for any Distribution Date, after making all required distributions of interest and principal to more senior Classes of Notes, are insufficient to make a full distribution of interest and/or principal to a Class of Notes or the Certificates, such deficiency will be carried forward and added to the amount to be distributed to such Class of Notes or the Certificates on the following Distribution Date.

  If the Pool Scheduled Principal Balance for any Distribution Date is less than the sum of the aggregate outstanding principal balance of the Notes and the Certificate Principal Balance after giving effect to all distributions of principal on such Distribution Date, then the Certificate Principal Balance will be reduced by the amount of such deficiency (a "Certificate Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Certificate Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Certificates on future Distribution Dates would include interest on any such Certificate Principal Liquidation Loss at the Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Pass-Through
Rate) accrued from the date such Certificate Principal Liquidation Loss was incurred, and the amount of such Certificate Principal Liquidation Loss.

  Similarly, if the Certificate Principal Balance were reduced to zero (which would be caused only by Certificate Principal Liquidation Losses, whether or not Green Tree makes any required payments under the Limited Guaranty) and the Pool Scheduled Principal Balance on any Distribution Date were less than the aggregate outstanding principal balance of the Notes after giving effect to distributions of principal on such Distribution Date, then the Class A-4 Principal Balance would be reduced by the amount of such deficiency (a "Class A-4 Principal Liquidation Loss"). The funds on deposit in the Reserve Account will be available to pay the amount of any such Class A-4 Principal Liquidation Loss. If the funds available in the Reserve Account are insufficient to pay such amount, however, the amount distributable on the Class A-4 Notes on future Distribution Dates would include interest on any such Class A-4 Principal Liquidation Loss at the Class A-4 Rate (and, to the extent legally permissible, interest on such unpaid interest at the Class A-4 Rate) accrued from the date such Class A-4 Principal Liquidation Loss was incurred, and the amount of such Class A-4 Principal Liquidation Loss. Each more senior Class of Notes would similarly be subject to reduction in its outstanding principal balance if the aggregate outstanding principal balance of all more junior Classes of Notes were reduced to zero and the

Pool Scheduled Principal Balance were less than the aggregate outstanding principal balance of the Notes, and would similarly be entitled on future Distribution Dates to receive interest on any such Principal Liquidation Loss at the applicable Interest Rate, and the amount of such Principal Liquidation Loss. The applicable percentage of the Formula Principal Distribution Amount distributable to each Class of Notes on each Distribution Date will not be affected by any Principal Liquidation Loss experienced by a Class of Notes. Accordingly, even if a Class of Notes has experienced a Principal Liquidation Loss, such Class will continue to be entitled to receive its applicable percentage of the Formula Principal Distribution Amount (or, if the Amount Available in the Collection Account is insufficient to make such distribution, such Class will be entitled to receive the amount of such deficiency on subsequent Distribution Dates as an Unpaid Principal Shortfall).

BOOK-ENTRY REGISTRATION

  Holders of the Notes or the Certificates may hold through DTC (in the United States) or, solely in the case of the Notes, CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through CEDEL or Euroclear.

  Cede & Co., as nominee for DTC, will hold the Notes and the Certificates. CEDEL and Euroclear will hold omnibus positions in the Notes on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  For a description of transfers between persons holding directly or indirectly through DTC, see "Certain Information Regarding the Securities--Book-Entry Registration" in the Prospectus.

  Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                        DESCRIPTION OF THE COUNTERPARTY


                  [insert description of counterparty, if any]


  The description of the Counterparty set out above has been provided by the Counterparty. The Counterparty has not, however, been involved in the preparation of, and does not accept responsibility for, this Prospectus Supplement as a whole.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements the information contained in the accompanying Prospectus. Prospective Certificateholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Certificates," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

GENERAL

  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS

  Certificateholders will be entitled to receive on each Distribution Date
commencing in     1998, to the extent that funds available together with the
Guaranty Payment described below are sufficient therefor, the Certificateholders' Distributable Amount.

INTEREST

  On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders accrued interest at the Pass-Through Rate on the outstanding Certificate Principal Balance. Interest in respect of a Distribution Date will
accrue from       , 1998, or from the most recent Distribution Date to but
excluding the following Distribution Date. The "Certificate Principal Balance" as of any Distribution Date will be the Original Certificate Principal Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders minus any unreimbursed Certificate Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Certificates to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Notes and any amounts previously withdrawn from any sub-account of the Spread Account or the Reserve Account and not previously replenished. In the event such funds available are not sufficient to make a full distribution of interest on the Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

PRINCIPAL

  No distributions of principal on the Certificates will be payable until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal on the Certificates will be payable in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus the Unpaid Certificate Principal Shortfall, if any, from prior Distribution Dates.

  The "Unpaid Certificate Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Certificates on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Certificate Principal Liquidation Loss.

OPTIONAL PREPAYMENT

  If Green Tree exercises its option to purchase the Contracts when the Pool Scheduled Principal Balance declines to 10% or less of the Cutoff Date Pool Principal Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding principal amount together with accrued interest at the Pass-Through Rate, which distribution will effect early retirement of the Certificates. See "Description of the Trust Documents-- Termination" in the accompanying Prospectus.

LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Certificates and the effect of liquidation losses and delinquencies on the Contracts, the Certificateholders are entitled to receive on each Distribution Date the amount equal to the Guaranty Payment, if any, under Green Tree's Limited Guaranty. The Guaranty Payment for any Distribution Date will equal the difference, if any, between the Certificateholders' Distributable Amount and the remaining funds available in the Collection Account after payment of all interest and principal on the Notes and the deposit in any sub-account of the Spread Account or the Reserve Account of any amounts previously withdrawn therefrom and not previously replenished. The "Certificateholders' Distributable Amount" equals the unpaid and accrued interest on the Certificates, plus on each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus any Unpaid Certificate Principal Shortfall for such Distribution Date, and plus any unreimbursed Certificate Principal Liquidation Loss.

  The Limited Guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The ratings assigned to the Certificates may be affected by the ratings of Green Tree's debt securities. Green Tree's senior debt securities were recently downgraded by S&P from "A-" to "BBB+" and by Fitch from "A" to "A-", which has been reflected in the ratings assigned to the Certificates. See "Summary of Terms--Ratings."

  The Limited Guaranty will not benefit in any way, or result in any payment to, the Class A-1, Class A-2, Class A-3 or Class A-4 Noteholders.

  As compensation for servicing the Contracts and providing the Limited Guaranty, Green Tree will be entitled to receive the Monthly Servicing and Guaranty Fee on each Distribution Date, which will be equal to the Amount Available remaining after payment of the Certificateholders' Distributable Amount and any deposits into the Spread Account or the Reserve Account required on that Distribution Date.

TRANSFERS OF CERTIFICATES

  Certificateholders, other than individuals or entities holding Certificates through a broker who reports sales of securities on Form 1099-B, are required under the Trust Agreement to notify the Owner Trustee of any transfer of their Certificates in a taxable sale or exchange within 30 days of such transfer.

LOSSES ON LIQUIDATED CONTRACTS

  As described above, the distribution of principal to the Certificates is intended to equal the Class A-1:HE Formula Principal Distribution Amount. Such amount includes the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Monthly Period preceding such Distribution Date. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree and the General Partner Fee payable to the General Partner and then by the Certificateholders (although Green Tree will be obligated to make a Guaranty Payment equal to any shortfall in the distribution to the Certificateholders).

  If the funds available for any Distribution Date, after making all required distributions of interest and principal to the Notes, are insufficient to make a full distribution of interest and/or principal to the Certificates, such deficiency will be carried forward and added to the amount to be distributed to the Certificates on the following Distribution Date.

  If the Pool Scheduled Principal Balance for any Distribution Date is less than the sum of the aggregate outstanding Principal Balance of the Notes and the Certificate Principal Balance after giving effect to all distributions of principal on such Distribution Date, then the Certificate Principal Balance will be reduced by the amount of such deficiency (a "Certificate Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Certificate Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Certificates on future Distribution Dates would include interest on any such Certificate Principal Liquidation Loss at the Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Pass-Through
Rate) accrued from the date such Certificate Principal Liquidation Loss was incurred, and the amount of such Certificate Principal Liquidation Loss.

                DESCRIPTION OF THE TRUST DOCUMENTS AND INDENTURE

  The following summary describes certain terms of the Sale and Servicing Agreement and the Trust Agreement (together, the "Trust Documents") and the Indenture. Forms of the Trust Documents and Indenture, as executed, have been filed as exhibits to the Registration Statement. A copy of each of the Trust Documents and Indenture will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents and Indenture. The following summary supplements, the description of the general terms and provisions of the Trust Documents and Indenture (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.

ACCOUNTS

  The Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, into which all payments made on or with respect to the Contracts will be deposited (the "Collection Account"). The Servicer will establish and maintain the Spread

Account, which will include sub-accounts for the Class A-2, Class A-3 and Class A-4 Noteholders, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts will be deposited to cover shortfalls in interest distributable on the Class A-2, Class A-3 and Class A-4 Notes. In addition, the Servicer will establish and maintain the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts will be deposited to cover shortfalls in interest or principal distributable on the Notes. The Servicer will establish and maintain an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account, the Spread Account and the Reserve Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain an account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account"). See "Description of the Trust Documents-- Collections" in the accompanying Prospectus.

  An account (the "Pre-Funding Account") will be established by the Indenture Trustee and funded by Green Tree on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Contracts. The amount deposited in the Pre-Funding Account (as reduced from time-to-time, the "Pre-Funded Amount")
will initially equal the difference between $      and the aggregate principal
balance as of the Cutoff Date of the Initial Contracts and Additional Contracts. The Pre-Funding Account will be used to purchase Subsequent Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than
$10,000, (ii)     , 1998 or (iii) the date on which an Event of Termination
occurs under the Sale and Servicing Agreement (the "Pre-Funding Period"). The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount used to purchase Subsequent Contracts in accordance with the Sale and Servicing Agreement.

  Under the Sale and Servicing Agreement, following the initial issuance of the Securities, the Trust will be obligated to purchase Subsequent Contracts from Green Tree during the Pre-Funding Period, subject to the availability thereof. Each Subsequent Contract will have been underwritten in accordance with Green Tree's standard underwriting criteria. Subsequent Contracts will be transferred to the Trust pursuant to subsequent transfer instruments between Green Tree and the Trust. In connection with the purchase of Subsequent Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to Green Tree from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. Green Tree will designate the Subsequent Transfer Date as the Cutoff Date with respect to the related Subsequent Contracts purchased on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Contracts in the Trust will increase by an amount equal to the aggregate principal balance of the Contracts so purchased and the amount in the Pre-Funding Account will decrease accordingly. Any Pre-Funded Amount remaining after the purchase of Subsequent Contracts will be applied on the first Distribution Date on or after the last day of the Pre-Funding Period to prepay principal on the Class A-1 Class A-2, Class A-3 and Class A-4 Notes.

  Any conveyance of Subsequent Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Sale and Servicing Agreement; (b) Green Tree will not select Subsequent Contracts in a manner that it believes is adverse to the interests of the Securityholders; (c) as of its respective Cutoff Date, each Subsequent Contract will satisfy the following criteria: (i) no Subsequent Contract may be more than 59 days contractually delinquent; (ii) the remaining stated term to maturity of each Subsequent Contract will not exceed 240 months; (iii) each Subsequent Contract will be underwritten in accordance with Green Tree's standard underwriting criteria; and (iv) no Subsequent Contract will have a loan-to-value ratio greater than 100%.

DISTRIBUTIONS

  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute from the Collection Account the Amount Available in the following order of priority:

    1. If Green Tree or an affiliate is no longer the Servicer, then to the Servicer, the Servicing Fee for the related Monthly Period.

    2. To the Servicer, reimbursement for advances made with respect to delinquent payments that were recovered during the prior Monthly Period.

    3. To the Note Distribution Account, the Noteholders' Distributable Amount and any amounts previously withdrawn from any sub-account of the Spread Account or the Reserve Account and not previously replenished.

    4. To the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount and, after the Notes have been paid in full, the Certificateholders' Principal Distributable Amount.

    5. To the Indenture Trustee for deposit in the Spread Account, to fund the initial amounts required in the Class A-2, Class A-3 and Class A-4 sub-accounts.

    6. To the Indenture Trustee for deposit in the Reserve Account, to fund the initial amount required therein.

    7. To Green Tree, the Monthly Servicing and Guaranty Fee.

  On each Distribution Date, the Indenture Trustee will distribute all amounts on deposit in the Note Distribution Account in the following order of priority:

    (i) to the Class A-1 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods;

    (ii) to the Class A-2 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (iii) to the Class A-2 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-2 Notes and have not previously been replenished;

    (iv) to the Class A-3 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (v) to the Class A-3 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-3 Notes and have not previously been replenished;

    (vi) to the Class A-4 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (vii) to the Class A-4 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-4 Notes and have not previously been replenished; and

    (viii) to the Reserve Account to the extent amounts have previously been withdrawn therefrom to pay interest or principal on any Class of Notes and have not previously been replenished.

On each Distribution Date, the Owner Trustee or its Paying Agent will distribute all amounts on deposit in the Certificate Distribution Account to the Certificateholders.

  For the purposes hereof, the following terms shall have the following meanings:

  "Amount Available" with respect to any Distribution Date, means generally the sum of payments on the Contracts due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of Purchased Contracts, any Interest Rate Cap Payment, any Guaranty Payment, and all earnings from the investment of funds in the Collection Account.

  The "Formula Principal Distribution Amount" with respect to any Distribution Date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each Home Equity Contract: (i) all scheduled payments of principal due on each outstanding Home Equity Contract during the related Monthly Period, (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Home Equity Contract, (iii) the Scheduled Principal Balance of each Home Equity Contract that became a Liquidated Contract during the related Monthly Period, (iv) the Scheduled Principal Balance of each Home Equity Contract which, during the related Monthly Period, was purchased by Green Tree as a result of a breach of a representation or warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing Agreement, and (v) with
respect to the Distribution Date in     1998, any remaining amounts on deposit
in the Pre-Funding Account. The Formula Principal Distribution Amount for the
Distribution Date in     2029, will be the sum of the Note Principal Balance
and the Certificate Principal Balance.

  "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related real property have been recovered; provided that any defaulted Contract in respect of which the related real property has been realized upon and disposed of and proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

  "Purchased Contract" means a Contract (i) that Green Tree has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by Green Tree of a representation or warranty made by Green Tree with respect to such Contract or (ii) that the Servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such Contract.

  "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount.

  "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

  "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related monthly interest period on each Class of Notes at the respective Interest Rate for such Class on (i) the outstanding Principal Balance of the Notes of such Class and (ii) the aggregate unreimbursed Principal Liquidation Losses of such Class on each prior Distribution Date, in each case after giving effect to all payments of principal to the Noteholders of such Class on the immediately preceding Distribution Date.

  "Principal Liquidation Loss" means, with respect to any Distribution Date and any Class of Notes, the amount by which the aggregate Principal Balance of such Class and each junior Class and the Certificate Principal Balance (after giving effect to any Principal Liquidation Losses imposed on such junior Classes and Certificates) exceeds the Pool Scheduled Principal Balance, after giving effect to all distributions of principal on such Distribution Date.

  "Principal Balance" means, with respect to any Determination Date and any Class of Notes, the Original Principal Balance of such Class minus all amounts previously distributed in respect of principal of such Class and minus any unreimbursed Principal Liquidation Losses of such Class.

  "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rate for each Class of Notes for the applicable monthly interest period.

  "Noteholder's Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes, and provided further, that the Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balances (including all unreimbursed Principal Liquidation Losses) of all Classes of Notes to zero.

  "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Formula Principal Distribution Amount plus the aggregate unreimbursed Principal Liquidation Losses of each Class of Notes.

  "Noteholders' Percentage" means, 100% until and including the Distribution Date on which the aggregate Principal Balance of the Notes are paid in full and 0% thereafter.

  "Noteholders' Unpaid Principal Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Unpaid Principal Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

  "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.

  "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

  "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued at the Pass-Through Rate on
(i) the Certificate Principal Balance and (ii) the aggregate unreimbursed Certificate Principal Liquidation Losses on each prior Distribution Date, in each case after giving effect to all payments of principal to the Certificateholders on the immediately preceding Distribution Date.

  "Certificate Principal Liquidation Loss" means, with respect to any Distribution Date, the amount by which the aggregate Principal Balance of the Notes and the Certificate Principal Balance exceeds the Pool Scheduled Principal Balance, after giving effect to all distributions of principal on such Distribution Date.

  "Certificate Principal Balance" equals, initially, $      (approximate) and,
thereafter, equals the Original Certificate Principal Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders minus any unreimbursed Certificate Principal Liquidation Losses.

  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but excluding the current Distribution Date.

  "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Principal Balance plus any unreimbursed Certificate Principal Liquidation Losses. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited into the Certificate Distribution Account shall not be less than the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce to zero the Certificate Principal Balance plus the unreimbursed Certificate Principal Liquidation Losses.

  "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, the Formula Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

  "Certificateholders' Unpaid Principal Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Unpaid Principal Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

STATEMENTS TO SECURITYHOLDERS

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders and to the Owner Trustee a statement to be delivered to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each Class of Notes and to the Certificates;

    (ii) the amount of the distribution allocable to principal on or with respect to each Class of Notes and to the Certificates;

    (iii) the aggregate outstanding principal balance and the Note Pool Factor for the Notes and the Certificate Principal Balance and the Certificate Pool Factor for the Certificates after giving effect to all payments reported under (ii) above on such date;

    (iv) the Noteholders' Interest Shortfall, the Noteholders' Principal Shortfall, the Certificateholders' Interest Shortfall and the
  Certificateholders' Principal Shortfall, if any, and the change in such amounts from the preceding statement;

    (v) the amount, if any, of Principal Liquidation Losses, aggregate unreimbursed Principal Liquidation Losses since the Closing Date and the amount of the distribution allocable to such losses for the Notes and Certificates;

    (vi) the amount, if any, deposited or withdrawn from each sub-account of the Spread Account and the amount on deposit in each sub-account of the Spread Account after giving effect to all withdrawals and deposits on such Distribution Date;

    (vii) the amount, if any, deposited or withdrawn from the Reserve Account and the amount on deposit in the Reserve Account after giving effect to all withdrawals and deposits on such Distribution Date;

    (viii) the amount, if any, of the Interest Rate Cap Payment and the Guaranty Payment;

    (ix) the amount of the Monthly Servicing and Guaranty Fee paid to the Servicer;

    (x) the number and aggregate principal balances of delinquent Contracts, the number of Products repossessed and repossessed and remaining in inventory, the number of foreclosures and the number of Contracts that became Liquidated Contracts with respect to the immediately preceding Monthly Period; and

    (xi) the aggregate amount of Servicer Advances made by the Servicer with respect to such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates.

  Each amount set forth pursuant to subclauses (i) through (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or the initial Certificate Principal Balance, as applicable.

  Unless and until Definitive Notes or Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. Note Owners and Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Note Owners or Certificate Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Indenture Trustee or Owner Trustee. See "Reports to Securityholders" herein and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying Prospectus.

  Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as Green Tree deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" herein.

ADMINISTRATOR

  Green Tree Financial Servicing Corporation, a Delaware corporation (the "Administrator"), will provide the notices and perform other administrative obligations required by the Indenture and the Trust Agreement. The Administrator, a subsidiary of Green Tree, will enter into an Administration Agreement with the Trust and the Indenture Trustee relating to its duties and obligations as Administrator.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership, and disposition of the Notes and the Certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain Federal Income Tax Consequences--Owner Trust Series" and "Certain State Income Tax Consequences" in the Prospectus.

  Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed herein or in the accompanying Prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

  In the opinion of [Dorsey & Whitney LLP], for federal and Minnesota income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and neither the Trust nor any portion of the Trust will constitute a taxable mortgage pool taxable as a corporation. Each Certificateholder, by the acceptance of a Certificate, agrees to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. The Notes will not be issued with original issue discount ("OID"). The Class A-1 Notes provide for stated interest at a floating rate based on LIBOR. Under Treasury regulations, stated interest payable at a variable rate is not treated as OID or contingent interest if the variable rate is a qualified floating rate or a qualified objective rate. The stated interest on the Class A-1 Notes represents interest payable at a qualified floating rate and will be taxable to holders of such Notes as interest and not as OID or contingent interest. The Class A-2, Class A-3 and Class A-4 Notes will not be issued with OID or contingent interest because interest will be payable at a single fixed rate at least annually.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and or Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

  Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Green Tree believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

  The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). The Small Business Job Protection Act of 1996 (the "1996 Act") became effective on August 20, 1996. The 1996 Act amends ERISA to require the Department of Labor to issue regulations to clarify, retroactively, the application of ERISA and the prohibited transaction provisions of the Code to insurance company general accounts. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Such plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

  A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

  [Underwriters] (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from Green Tree the respective principal amounts of Notes and Certificates set forth below:

       CLASS A-1:      CLASS A-2        CLASS A-3        CLASS A-4
          NOTES          NOTES            NOTES            NOTES          CERTIFICATES
       -----------     ----------       ----------       ----------       ------------
       $               $                $                $                 $

  The Underwriting Agreement provides that the Underwriter is obligated to purchase all of the Notes and Certificates offered hereby, if any of such Notes and Certificates are purchased.

  Green Tree has been advised by the Underwriter that it proposes initially to offer the Notes and Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain
dealers at such price less a concession not in excess of    % of the Class A-1
Principal Balance,    % of the Class A-2 Principal Balance,    % of the Class
A-3 Principal Balance,    % of the Class A-4 Principal Balance and    % of the
Certificate Principal Balance, and that the Underwriter and such dealers may
reallow a discount of not in excess of     % of the Class A-1 Principal
Balance,    % of the Class A-2 Principal Balance,     % of the Class A-3
Principal Balance,    % of the Class A-4 Principal Balance and    % of the
Certificate Principal Balance, to other dealers. The public offering price and the concession and discount to dealers may be changed by the Underwriter after the initial public offering of the Notes and Certificates offered hereby.

  Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

  If the Underwriter creates a short position in the Securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Securities in the open market.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither Green Tree nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither Green Tree nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

  The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and the Underwriter has agreed that it will not offer or sell any of the Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Green Tree has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Green Tree does not intend to apply for listing of the Notes and Certificates on a national securities exchange, but has been advised by the Underwriter that the Underwriter currently intends to make a market in the Securities, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Securities and any such market may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Securities.

                                 LEGAL MATTERS

  Certain matters with respect to the legality of the Notes and Certificates and with respect to the federal and Minnesota income tax matters discussed under "Certain Federal and State Income Tax Consequences" will be passed upon
for Green Tree by                        , Minnesota. The validity of the Notes
and Certificates will be passed upon for the Underwriter by            , New
York, New York.

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the Notes will be available only in book-entry form (the "Global Notes"). Investors in the Global Notes may hold such Global Notes through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Notes through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Notes through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Notes to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Notes from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Notes holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

    Exemption for non-U.S. Person with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

PROSPECTUS

                                                     BASE PROSPECTUS NO. 2
                                       HIGH-LTV HOME EQUITY LOANS --OWNER TRUST

                      GREEN TREE HOME EQUITY LOAN TRUSTS
                               LOAN-BACKED NOTES
                           LOAN-BACKED CERTIFICATES

                               ---------------

                       GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)

                               ---------------

  The Loan-Backed Notes (the "Notes") and the Loan-Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will include either one or more classes (each, a "Class") of Notes or, if Certificates are issued as part of a Series, one or more Classes of Notes and one or more Classes of Certificates, as set forth in the related Prospectus Supplement.

  The Notes and the Certificates, if any, of any Series of Securities will be issued by a trust (a "Trust") to be formed with respect to such Series by Green Tree Financial Corporation ("Green Tree"). The assets of each Trust (the "Trust Property") will include specified interests in separate pools of closed-end home equity loans (the "Contracts"), as more particularly described herein and liens on the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by Green Tree. Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Securities will be set forth in the related Prospectus Supplement. Green Tree will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with an Indenture Trustee, which may include a Pre-Funding Account which would be used to purchase additional Contracts (the "Subsequent Contracts") from the Seller from time to time during the Pre-Funding Period specified in the related Prospectus Supplement.

  Each Trust will be formed pursuant to a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the Owner Trustee and certain other parties as specified in the related Prospectus Supplement. A Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among Green Tree, as Seller and Servicer, and each Trust. The Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes of a Series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

                                                       (Continued on next page)


FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE 15 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ---------------

  THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF GREEN TREE (EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT) OR ANY AFFILIATE OF GREEN TREE.

                               ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               ---------------

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS OCTOBER 9, 1998.

(Continued from previous page)

  Except as otherwise provided in the related Prospectus Supplement, each Class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Contracts in the manner described herein and in the related Prospectus Supplement. The right of each Class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. A Series may include two or more Classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any Series, if any, will be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

  Each Class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes of any Class will depend on the priority of payment of such Class and the rate and timing of payments (including prepayments, liquidations and repurchases of Contracts) on the related Contracts.

  Except as otherwise specified in the related Prospectus Supplement, the only obligations of Green Tree with respect to a Series of Securities will be pursuant to certain limited representations and warranties. Except as otherwise specified in the related Prospectus Supplement, the Servicer's obligations with respect to the Securities evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. See "Description of the Trust Documents--Advances."

  If specified in the related Prospectus Supplement, a financial guaranty insurance policy, letter of credit, surety bond, Green Tree guaranty, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Trust or any Class of Securities.

  Unless otherwise provided in the related Prospectus Supplement, the Notes and the Certificates, if any, of any Series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.

  There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

                             AVAILABLE INFORMATION

  Green Tree, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                          REPORTS TO SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Certificates or Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities--Statements to Securityholders" and "--Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Green Tree does not intend to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. However, unless otherwise specified in the related Prospectus Supplement, Green Tree expects that each Trust's obligation to file such reports will be terminated following the end of the year in which such Trust is formed in accordance with the Exchange Act and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Servicer on behalf of each Trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

  Green Tree will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement.

Issuer.............................. With respect to each series of Securities, a trust (the "Trust") will be formed by
                                     Green Tree pursuant to a Trust Agreement
                                     between the Seller, the trustee (the "Owner
                                     Trustee") specified in the related
                                     Prospectus Supplement and certain other
                                     parties as specified in the related
                                     Prospectus Supplement.
Seller.............................. Green Tree Financial Corporation (in such capacity referred to herein as "Green
                                     Tree").
Servicer............................ Green Tree Financial Corporation (in such capacity referred to herein as the
                                     "Servicer," which term shall include any
                                     successor to Green Tree Financial
                                     Corporation in such capacity under the
                                     applicable Sale and Servicing Agreement (as
                                     defined herein)).
Risk Factors........................ Certain special considerations are particularly relevant to a decision to
                                     invest in any Securities sold hereunder.
                                     See "Risk Factors" herein.
Trustee............................. The Owner Trustee for a Trust, as specified in the related Prospectus Supplement. The
                                     Owner Trustee for any Trust will be
                                     referred to in this Prospectus as the
                                     "Trustee," although the Prospectus
                                     Supplement will refer to the Trustee as the
                                     "Owner Trustee" in order to distinguish the
                                     Owner Trustee and the Indenture Trustee for
                                     such Series. See "Description of the Trust
                                     Documents--The Trustee."
Indenture Trustee................... With respect to any Series of Securities, the Indenture Trustee specified in the
                                     related Prospectus Supplement (the
                                     "Indenture Trustee").


The Notes.......................... Each Series of Securities will include one or more Classes of Notes, which will be
                                    issued pursuant to an Indenture.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, Notes will be
                                    available for purchase in denominations of
                                    $1,000 and integral multiples thereof, and
                                    will be available in book-entry form only.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, beneficial owners of
                                    Notes ("Note Owners") will be able to
                                    receive Definitive Notes only in the
                                    limited circumstances described herein or

     in the related Prospectus Supplement. See
     "Certain Information Regarding the
     Securities--Book-Entry Registration."

     The Notes will not be guaranteed or insured by any government agency or, unless otherwise specified in the related
     Prospectus Supplement, other insurer and, except as described herein and in the related Prospectus Supplement, the
     Contracts will not be guaranteed or insured by any government agency or other insurer.
     Unless otherwise specified in the related
     Prospectus Supplement, each Class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each Class of Notes, the "Interest Rate"). Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable
     Interest Rate, or any combination of the foregoing. The related Prospectus
     Supplement will specify the Interest Rate and the method for determining subsequent changes to the Interest Rate.
     A Series may include two or more Classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Contract Pool. In addition, a Series may include one or more Classes of Notes
     ("Stripped Notes") entitled to (i)
     principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.
     The Notes of a Series may include one or more Classes ("Subordinated Notes") which are subordinated in right of distribution to one or more other Classes of Notes
     ("Senior Notes"). Notes of a Series which includes Senior Notes and Subordinated
     Notes are referred to herein collectively as "Senior/Subordinated Notes." A Series of
     Senior/Subordinated Notes may include one or more Classes ("Mezzanine Notes") which are subordinated to one or more Classes of Notes and are senior to one or more Classes of Notes.
     If the Seller or the Servicer exercises its option to purchase the Contracts of a Trust on the terms and conditions described under "Description of the Trust Documents--
     Termination," the outstanding Notes, if

                                     any, of such Series will be redeemed as set
                                     forth in the related Prospectus Supplement.
                                     In addition, if the related Prospectus
                                     Supplement provides that the property of a
                                     Trust will include a Pre-Funding Account
                                     (the "Pre-Funding Account"), the
                                     outstanding Notes, if any, of such Series
                                     will be subject to partial redemption on or
                                     immediately following the end of the Pre-
                                     Funding Period in an amount and manner
                                     specified in the related Prospectus
                                     Supplement (the "Pre-Funding Period"). In
                                     the event of such partial redemption, the
                                     Note Owners may be entitled to receive a
                                     prepayment premium from the Trust, in the
                                     amount and to the extent provided in the
                                     related Prospectus Supplement.
The Certificates.................... With respect to any Series of Securities including one or more Classes of
                                     Certificates, such Certificates will be
                                     issued pursuant to the related Trust
                                     Documents. For convenience of description,
                                     any reference in this Prospectus to a
                                     "Class" of Certificates includes a
                                     reference to any subclasses of such Class.
                                     If so specified in a Prospectus Supplement,
                                     the Certificates of a Series may include
                                     one or more Classes which (i) are entitled
                                     to receive distributions only in respect of
                                     principal ("Principal Only Certificates"),
                                     interest ("Interest Only Certificates") or
                                     any combination thereof, or in specified
                                     proportions in respect of such payments,
                                     and/or (ii) are entitled to receive
                                     distributions in respect of principal
                                     before or after specified principal
                                     distributions have been made on one or more
                                     other Classes of Certificates within such
                                     Series ("Fast Pay/Slow Pay Certificates"),
                                     or on a planned amortization schedule ("PAC
                                     Certificates") or targeted amortization
                                     schedule ("TAC Certificates") or upon the
                                     occurrence of other specified events. See
                                     "The Certificates."
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, Certificates will be
                                     available for purchase in denominations of
                                     $1,000 and in integral multiples thereof
                                     and will be available in book-entry form
                                     only. Unless otherwise specified in the
                                     related Prospectus Supplement, beneficial
                                     owners of Certificates ("Certificate
                                     Owners") will be able to receive Definitive
                                     Certificates only in the limited
                                     circumstances described herein or in the
                                     related Prospectus Supplement. See "Certain
                                     Information Regarding the Securities--Book-
                                     Entry Registration."

     The Certificates of a Series will not be guaranteed or insured by any government agency or, unless otherwise specified in the related Prospectus
                                     Supplement, other insurer and, except as
                                     described herein and in the related
                                     Prospectus Supplement, the Contracts will
                                     not be guaranteed or insured by any
                                     government agency or other insurer.
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, each Class of
                                     Certificates will have a stated Certificate
                                     Balance (as defined in the related
                                     Prospectus Supplement) and will accrue
                                     interest on such Certificate Balance at a
                                     specified rate (with respect to each Class
                                     of Certificates, the "Pass-Through Rate").
                                     Each Class of Certificates may have
                                     a different Pass-Through Rate, which may be
                                     a fixed, variable or adjustable Pass-
                                     Through Rate, or any combination of the
                                     foregoing. The related Prospectus
                                     Supplement will specify the Pass-Through
                                     Rate for each Class of Certificates, or the
                                     initial Pass-Through Rate and the method
                                     for determining subsequent changes to the
                                     Pass-Through Rate.
                                     The Certificates of a Series may include
                                     one or more Classes ("Subordinated
                                     Certificates") which are subordinated in
                                     right of distribution to one or more other
                                     Classes of Certificates ("Senior
                                     Certificates"). Certificates of a Series
                                     which includes Senior Certificates and
                                     Subordinated Certificates are referred to
                                     herein collectively as "Senior/Subordinated
                                     Certificates." A Series of
                                     Senior/Subordinated Certificates may
                                     include one or more Classes ("Mezzanine
                                     Certificates") which are subordinated to
                                     one or more Classes of Certificates and are
                                     senior to one or more Classes of
                                     Certificates.
                                     If the Seller or Servicer exercises its
                                     option to purchase the Contracts of a Trust
                                     on the terms and conditions described under
                                     "Description of the Trust Documents--
                                     Termination," Certificate Owners will
                                     receive an amount in respect of the
                                     Certificates as specified in the related
                                     Prospectus Supplement. In addition, if the
                                     related Prospectus Supplement provides that
                                     the property of a Trust will include a Pre-
                                     Funding Account, Certificate Owners will
                                     receive a distribution in respect of
                                     principal on or immediately following the
                                     end of the funding period specified in the
                                     related Prospectus Supplement in an amount
                                     and manner specified in the related
                                     Prospectus Supplement.
Subordination....................... With respect to any Series of Securities including one or more Classes of
                                     Certificates, distributions in respect of
                                     the Certificates may be subordinated in
                                     priority of payment to payments on the
                                     Notes, to the
                                     extent specified in the related Prospectus
                                     Supplement.

     One or more Classes of Notes of any Series may be Subordinated Notes, as specified in the related Prospectus Supplement. The rights of the Subordinated Noteholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Noteholders to the extent and in the manner specified in the related Prospectus
     Supplement. If a Series contains more than one Class of Subordinated Notes, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Noteholders, to the extent not subordinated, may be on a parity with those of the Senior
     Noteholders. This subordination is intended to enhance the likelihood of regular receipt by Senior Noteholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Noteholders against losses. If so specified in the applicable
     Prospectus Supplement, other Classes of
     Subordinated Notes may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.
     One or more Classes of Certificates of any Series may be Subordinated Certificates, as specified in the related Prospectus
     Supplement. The rights of the Subordinated
     Certificateholders to receive any or a
     specified portion of distributions with
     respect to the Contracts will be
     subordinated to the rights of Senior
     Certificateholders to the extent and in the manner specified in the related Prospectus
     Supplement. If a Series contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated
     Certificateholders, to the extent not
     subordinated, may be on a parity with those of the Senior Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by Senior
     Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior
     Certificateholders against losses. If so specified in the applicable Prospectus
     Supplement, Mezzanine Certificates or other
     Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

Trust Property...................... Each Note will represent an obligation of, and each Certificate, if any, will
                                     represent a fractional undivided interest
                                     in, the related Trust. The assets of
                                     each Trust (the "Trust Property") will
                                     include, among other things, (i) a pool
                                     (the "Contract Pool") of closed-end home
                                     equity loans, (ii) amounts held in the
                                     Collection Account, including all
                                     investments therein, all income from the
                                     investment of funds therein and all
                                     proceeds thereof, certain other accounts
                                     and the proceeds thereof, (iii) any letter
                                     of credit, guarantee, surety bond,
                                     insurance policy, cash reserve fund or
                                     other credit enhancement securing payment
                                     of all or part of a Series of Securities,
                                     (iv) certain other rights under the Trust
                                     Documents and (v) such other property as
                                     may be specified in the related Prospectus
                                     Supplement. In addition, if so specified in
                                     the related Prospectus Supplement, the
                                     Trust Property will include monies on
                                     deposit in a Pre-Funding Account to be
                                     established with the Indenture Trustee or
                                     the Trustee, which will be used to purchase
                                     Subsequent Contracts (as defined below)
                                     from the Seller from time to time during
                                     the Pre-Funding Period specified in the
                                     related Prospectus Supplement, as well as
                                     any Subsequent Contracts so purchased. See
                                     "The Trusts."
                                     If and to the extent provided in the
                                     related Prospectus Supplement, the related
                                     Trust will be obligated to purchase from
                                     Green Tree (subject to the satisfaction of
                                     certain conditions described in the
                                     applicable Sale and Servicing Agreement),
                                     additional Contracts (the "Subsequent
                                     Contracts") from time to time (as
                                     frequently as daily) during the Pre-Funding
                                     Period specified in the related Prospectus
                                     Supplement having an aggregate principal
                                     balance approximately equal to the amount
                                     on deposit in the Pre-Funding Account (the
                                     "Pre-Funded Amount") on such Closing Date.
                                     Green Tree will be obligated to repurchase
                                     Contracts upon the occurrence of certain
                                     breaches of representations and warranties
                                     (a "Repurchase Event"). See "Description of
                                     the Trust Documents--Sale and Assignment of
                                     the Contracts" and "Certain Legal Aspects
                                     of the Contracts--Repurchase Obligations."

Enhancement......................... If and to the extent specified in the related Prospectus Supplement, as an
                                     alternative, or in addition, to the credit
                                     enhancement afforded by subordination of
                                     the Subordinated Notes and Subordinated
                                     Certiticates, credit enhancement with
                                     respect to a Trust or any Class of
                                     Securities may include any one or more of
                                     the following: a financial guaranty
                                     insurance policy,
                                     letter of credit, surety bond, Green Tree
                                     guaranty, cash reserve fund, derivative
                                     product, or other form of credit
                                     enhancement, or any combination thereof.
                                     The enhancement with respect to any Trust
                                     or any Class of Securities may be
                                     structured to provide protection against
                                     delinquencies and/or losses on the
                                     Contracts, against changes in interest
                                     rates, or other risks, to the extent and
                                     under the conditions specified in the
                                     related Prospectus Supplement. Unless
                                     otherwise specified in the related
                                     Prospectus Supplement, any form of
                                     enhancement will have certain limitations
                                     and exclusions from coverage thereunder,
                                     which will be described in the related
                                     Prospectus Supplement. Further information
                                     regarding any provider of credit
                                     enhancement, including financial
                                     information when material, will be included
                                     in the related Prospectus Supplement. See
                                     "Description of the Trust Documents--
                                     Enhancement."
Servicing........................... The Servicer will be responsible for managing, administering, servicing and
                                     making collections on the Contracts held by
                                     each Trust. Unless otherwise specified in
                                     the related Prospectus Supplement, with
                                     respect to each Series of Securities
                                     compensation to the Servicer will include a
                                     monthly fee (the "Monthly Servicing Fee")
                                     which will be payable from the
                                     related Trust to the Servicer on each
                                     Distribution Date, in an amount equal to
                                     the product of one-twelfth of the annual
                                     servicing fee rate described in the
                                     applicable Prospectus Supplement multiplied
                                     by the aggregate principal balance of the
                                     Contracts (the "Aggregate Principal
                                     Balance") as of the first day of the prior
                                     calendar month ("Due Period"), plus any
                                     late fees and other administrative fees and
                                     expenses or similar charges collected with
                                     respect to the Contracts during such Due
                                     Period. See "Description of the Trust
                                     Documents--Servicing."
Advances............................ Unless otherwise specified in the related
                                     Prospectus Supplement, the Servicer will be
                                     obligated to make advances ("Advances")
                                     each month of any scheduled payments on the
                                     Contracts that were due but not received
                                     during the prior Due Period. The Servicer
                                     will be entitled to reimbursement of an
                                     Advance from the Amount Available in the
                                     Collection Account for

                                     the related Trust. The Servicer will be
                                     obligated to make an Advance only to the
                                     extent that it determines that such Advance
                                     will be recoverable from subsequent funds
                                     available therefor in the Collection
                                     Account for the related Trust. See
                                     "Description of the Trust Documents--
                                     Advances."
Contracts........................... The Contract Pool underlying a Series of
                                     Securities will consist of fixed or
                                     variable rate Contracts. Such Contracts, as
                                     specified in the related Prospectus
                                     Supplement, will consist of closed-end home
                                     equity loans. Each Contract will be secured
                                     by the related real estate, but may have a
                                     Loan-to-Value Ratio (as defined herein)
                                     substantially in excess of 100%.

     The Prospectus Supplement for each Series will provide information with respect to
     (i) the aggregate principal balance of the Contracts comprising the Contract Pool, as of the date specified in the Prospectus
     Supplement (the "Cut-off Date"); (ii) the weighted average and range of contractual rates of interest (each, a "Contract Rate") on the Contracts; (iii) the weighted average and ranges of terms to scheduled maturity of the Contracts as of origination and as of the Cut-off Date; (iv) the average outstanding principal balance of the Contracts as of the Cut-off Date; (v) the range of loan-to-value ratios and (vi) the geographic location of improved real estate underlying the Contracts. In addition, if so specified in the related
     Prospectus Supplement, additional Contracts may be purchased from Green Tree during the Pre-Funding
     Period specified in the related Prospectus
     Supplement, from funds on deposit in a Pre-
     Funding Account.

                                     Except as otherwise specified in the
                                     related Prospectus Supplement, the
                                     Contracts will have been originated by
                                     Green Tree on an individual basis in the
                                     ordinary course of its business.
Collection Account.................. With respect to each Series of Securities, the Servicer will establish and maintain
                                     one or more separate accounts (the
                                     "Collection Account") in the name of the
                                     Indenture Trustee for the benefit of the
                                     Certificate Owners and the Note Owners. All
                                     payments from obligors under the Contracts
                                     ("Obligors") that are received by the
                                     Servicer on behalf of each Trust will be
                                     deposited in the related Collection Account
                                     no later than one Business Day after
                                     receipt thereof.

                                    Unless otherwise specified in the related
                                    Prospectus Supplement, all payments from
                                    Obligors and all proceeds (net of
                                    reasonable expenses of collection) with
                                    respect to Liquidated Contracts ("Net
                                    Liquidation Proceeds") that are received by
                                    the Servicer will be deposited in the
                                    related Collection Account no later than
                                    one Business Day after receipt thereof.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, the Servicer will be
                                    permitted to use any alternative remittance
                                    schedule acceptable to the Rating Agencies
                                    (as defined below). See "Description of the
                                    Trust Documents--Collections."
Representations and Warranties of   As a condition to the Seller's conveyance
 the Seller........................ of any Contract Pool to the Trust, the
                                    Seller will make certain representations
                                    and warranties in the related Sale and
                                    Servicing Agreement regarding the
                                    Contracts. The Trustee will assign its
                                    right to enforce such representations and
                                    warranties to the related Indenture Trustee
                                    as collateral for the Notes. Under the
                                    terms of the Sale and Servicing Agreement,
                                    if the Seller becomes aware of a breach of
                                    any such representation or warranty that
                                    materially adversely affects the interests
                                    of the Note Owners, the Certificate Owners,
                                    if any, or the related Trust therein (a
                                    "Repurchase Event") in any Contract or
                                    receives written notice of such a breach
                                    from the Trustee, the Indenture Trustee or
                                    the Servicer, then the Seller will be
                                    obligated either to cure such breach or to
                                    repurchase or, if so provided in the
                                    related Prospectus Supplement, substitute
                                    for the affected Contract, in each case
                                    under the conditions further described
                                    herein and in the Prospectus Supplement.
                                    See "Description of the Trust Documents--
                                    Sale and Assignment of the Contracts."
Optional Purchase of Contracts..... Unless otherwise specified in the related
                                    Prospectus Supplement, with respect to each
                                    Series of Securities, the Seller or the
                                    Servicer may purchase all the Contracts
                                    held by the related Trust on any
                                    Distribution Date following the first Due
                                    Period as of which the Aggregate Principal
                                    Balance has declined to 10% or less (or
                                    such other percentage as may be specified
                                    in the related Prospectus Supplement) of
                                    the Aggregate Principal Balance as of the
                                    Cut-off Date (the "Cut-off Date Principal
                                    Balance"), subject to certain provisions in
                                    the related Trust Documents. See
                                    "Description of the Trust Documents--
                                    Termination."

Tax Status.......................... In the opinion of Counsel to Green Tree, for federal and Minnesota income tax
                                     purposes, the Notes will be characterized
                                     as debt and the Trust will not be
                                     characterized as an association or a
                                     publicly traded partnership taxable as a
                                     corporation. Each Noteholder, by the
                                     acceptance of a Note, will agree to treat
                                     the Notes as debt. Each Certificateholder,
                                     by the acceptance of a Certificate, will
                                     agree to treat the Trust as a partnership
                                     in which the Certificateholders are
                                     partners for federal income tax purposes.
                                     Alternative characterizations of the Trust,
                                     the Notes and the Certificates are
                                     possible, but would not result in
                                     materially adverse tax consequences to
                                     Noteholders or Certificateholders. See
                                     "Certain Federal Income Tax Consequences"
                                     and "Certain State Income Tax Consequences"
                                     herein.
ERISA Considerations ............... Subject to the considerations discussed under "ERISA Considerations" herein and in
                                     the related Prospectus Supplement, and
                                     unless otherwise specified in the related
                                     Prospectus Supplement, the Notes will be
                                     eligible for purchase by employee benefit
                                     plans subject to the Employee Retirement
                                     Income Security Act of 1974, as amended
                                     ("ERISA"). The related Prospectus
                                     Supplement will provide further information
                                     with respect to the eligibility of a Class
                                     of Certificates for purchase
                                     by employee benefit plans. A fiduciary of
                                     any employee benefit plan subject to ERISA,
                                     or the Internal Revenue Code of 1986, as
                                     amended (the "Code"), should review
                                     carefully with its legal advisors whether
                                     the purchase or holding of a Class of
                                     Certificates could give rise to a
                                     transaction prohibited or otherwise
                                     impermissible under ERISA or the Code. See
                                     "ERISA Considerations" herein and in the
                                     related Prospectus Supplement.
Legal Investment ................... The Securities will not constitute
                                     "mortgage related securities" under the
                                     Secondary Mortgage Market Enhancement Act
                                     of 1984, as amended. See "Legal Investment
                                     Considerations."
Rating.............................. As a condition of issuance, the Securities of each Series offered pursuant to this
                                     Prospectus will be rated in one of the four
                                     highest rating categories by at least one
                                     nationally recognized rating agency (a
                                     "Rating Agency"). There is no assurance
                                     that the rating initially assigned to such
                                     Securities will not be subsequently lowered
                                     or withdrawn by the Rating Agency. In the
                                     event the rating initially assigned to any
                                     Securities is subsequently lowered for any
                                     reason, no person or entity will be
                                     obligated to provide any

                                     credit enhancement in addition to the
                                     credit enhancement, if any, specified in
                                     the related Prospectus Supplement.
Registration of Certificates........ Unless otherwise specified in the related
                                     Prospectus Supplement, the Notes and the
                                     Certificates, if any, of each Series will
                                     be registered in the name of Cede & Co., as
                                     the nominee of DTC, and will be available
                                     for purchase only in book-entry form on the
                                     records of DTC and participating members
                                     thereof. Notes and Certificates will be
                                     issued in definitive form only under the
                                     limited circumstances
                                     described herein. All references herein to
                                     "Holders," "Certificateholders" or
                                     "Noteholders" shall reflect the rights of
                                     beneficial owners of Notes ("Note Owners")
                                     or of Certificates ("Certificate Owners"),
                                     as the case may be, as they may indirectly
                                     exercise such rights through DTC and
                                     participating members thereof, except as
                                     otherwise specified herein or in the
                                     related Prospectus Supplement. See "Certain
                                     Information Regarding the Securities--Book-
                                     Entry Registration."

                                 RISK FACTORS

LIMITED OBLIGATIONS

  Except as otherwise specified in the related Prospectus Supplement, the Securities of a Series will not represent an interest in or obligation of Green Tree. The Securities of any Series will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) any other party.

RISKS TO INVESTORS UPON ANY INSOLVENCY OF GREEN TREE

  Green Tree intends that any transfer of Contracts to the related Trust will constitute a sale, rather than a pledge of the Contracts to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of Green Tree or Green Tree as debtor-in-possession might argue that such sale of Contracts by Green Tree was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could cause the related Trust to experience a delay in or reduction of collections on the Contracts.

JUNIOR MORTGAGE LIENS; VALUE OF MORTGAGED PROPERTY

  Green Tree expects that a substantial number of the liens on the improved real estate securing the Contracts in a given Contract Pool will be junior to other liens on such real estate. The rights of the Trust Contract (and therefore the Securityholders of the related Series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Contract--Repurchase Obligations."

VALUE OF MORTGAGED PROPERTY

  A substantial portion of the Contracts included in a Contract Pool are expected to have loan-to-value ratios of 90% or more, based on the aggregate of the outstanding principal balances of all senior mortgages or deeds of trust and of the Contract on the one hand, and the value of the home on the other. See "Green Tree Financial Corporation--Contract Origination." An overall decline in the residential real estate market, the general condition of a property securing a Contract or other factors could adversely affect the value of the property securing a Contract such that the remaining balance of such Contract, together with that of any senior liens on the related property, could equal or exceed the value of the property.

NON-RECORDATION OF MORTGAGE ASSIGNMENTS

  Because of the expense and administrative inconvenience involved, Green Tree will not record the assignment to the Trustee of the mortgage or deed of trust securing any Contract. In some states, in the absence of such recordation, the assignment to the related Trustee of the mortgage or deed of trust securing a Contract may not be effective against creditors of or purchasers from Green Tree or a trustee in bankruptcy of Green Tree.

SUBORDINATION OF CERTAIN CLASSES OF SECURITIES; LIMITED ASSETS

  To the extent specified in the related Prospectus Supplement, distributions of interest and principal on some or all Classes of Securities of a Series may be subordinated in priority of payment to interest and principal due on the Notes of such Series and/or to distributions of interest and principal on other Classes of Securities of such Series. In addition, holders of certain Classes of Securities of any Series may have the right to take actions that are detrimental to the interests of the holders of certain other Classes of Securities of such Series. For example, holders of a Class of more senior Securities may be entitled to instruct the Indenture Trustee or Trustee to liquidate the Trust Property when it is not in the interest of holders of more junior Classes of Securities of such Series to do so. Conversely, certain actions may require the consent of a majority of Security Owners of all Classes of a Series, which may mean that Security Owners of more junior classes can prevent the Security Owners of more senior Classes of such Series from taking action. Moreover, no Trust will have any significant assets or sources of funds other than the Contracts and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account and any credit enhancement specified in the related Prospectus Supplement. The Notes of any Series will represent obligations solely of, and the Certificates, if any, of such Series will represent interests solely in, the related Trust, and, except as specified in the related Prospectus Supplement, neither the Notes nor the Certificates of any such Series will be insured or guaranteed by Green Tree, the Servicer, the applicable Owner Trustee, the applicable Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any Series must rely for payment upon payments on the related Contracts and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, credit enhancement for a Class of Securities of a Series may cover one or more other Classes of Securities of such Series, and accordingly may be exhausted for the benefit of some Classes and thereafter be unavailable for such other Classes.

YIELD AND PREPAYMENT CONSIDERATIONS

  The weighted average life of the Securities will be reduced by full or partial prepayments on the Contracts. The Contracts will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Green Tree as a result of certain uncured breaches of the warranties made by it with respect to the Contracts, purchases by the Servicer as a result of certain uncured breaches of the covenants with respect to the Contracts made by it in the related Sale and Servicing Agreement, or Green Tree or the Servicer exercising its option to purchase all of the remaining Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the amounts paid to Securityholders in respect of principal on any Distribution Date will include all prepayments on the Contracts during the corresponding Due Periods. The Certificate Owners and the Note Owners will bear all reinvestment risk resulting from the timing of payments of principal on the Securities.

LIMITED LIQUIDITY OF THE SECURITIES

  There is currently no market for the Securities of any Series. Although Green Tree expects that the underwriters of any particular Series will intend to make a secondary market for such Securities, they will have no obligation to do so. There can be no assurance that any such market will develop or, if it does develop, that it will provide Certificate Owners or Note Owners with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

  Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge them may be adversely affected. See "Plan of Distribution" and "Certain Information Regarding the Securities--Book-Entry Registration."

                                  THE TRUSTS

  With respect to each Series of Securities, Green Tree will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Contracts pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Notes and the Certificates, if any, of such Series and distributing payments thereon.

  Each Note will represent an obligation of, and each Certificate, if any, will represent a fractional undivided interest in, the related Trust. The Trust Property of each Trust will include, among other things, (i) a Contract Pool, (ii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof), (iii) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Securities, (iv) certain other rights under the Trust Documents and (v) such other property as may be specified in the related Prospectus Supplement. See "The Contracts" and "Description of the Trust Documents--Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Subsequent Contracts from Green Tree from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Contracts so purchased will be included in the related Contract Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more Classes of Securities. Holders of Securities of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Securities, except with respect to FHA Insurance reserves.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by Green Tree in the ordinary course of its business. Specific information respecting the Contracts included in each Trust will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Securities. A copy of the Sale and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Sale and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust," "Sale and Servicing Agreement," "Interest Rate or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust, each Sale and Servicing Agreement, each Interest Rate applicable to the related Class of Notes and each Pass-Through Rate applicable to the related Class of Certificates.

THE CONTRACT POOLS

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of closed-end home equity loans (the "Contracts") originated by Green Tree on an individual basis in the ordinary course of business. All Contracts will be secured by an interest in the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Securities, Green Tree will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). Green Tree, as Servicer (in such capacity referred to herein as the "Servicer," which term shall include any successor to Green Tree in such capacity under the applicable Sale and Servicing Agreement), will service the Contracts pursuant to the Sale and Servicing Agreement. See "Description of the Trust Documents--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Contracts and the last maturity date of any Contract; and the geographic location of improved real estate securing the Contracts. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Green Tree will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders in a Contract, Green Tree will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of representation or warranty by Green Tree. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

THE TRUSTEE

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities of such Series will be limited solely to the express obligations of such Trustee set forth in the related Trust Documents. A Trustee may resign at any time, in which event the General Partner will be obligated to appoint a successor trustee. The General Partner may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the General Partner will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  Green Tree is a Delaware corporation that, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. Through its various divisions, Green Tree purchases, pools, sells and services retail conditional sales contracts for manufactured housing and retail installment sales contracts, as well as home equity loans. Green Tree is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, Green Tree serves all 50 states.

Green Tree also purchases, pools and services installment sales contracts for various consumer products. Its principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from Green Tree upon written request.

CONTRACT ORIGINATION

  Green Tree has originated closed-end home equity loans since January 1996. As of December 31, 1997, Green Tree had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, Green Tree markets its home equity lending directly to consumers using a variety of marketing techniques. Green Tree also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  Green Tree's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

LOSS AND DELINQUENCY INFORMATION

  Each Prospectus Supplement will include Green Tree's loss and delinquency experience with respect to its entire servicing portfolio of home equity loans. However, there can be no assurance that such experience will be indicative of the performance of the Contracts included in a particular Contract Pool.

RATIO OF EARNINGS TO FIXED CHARGES FOR GREEN TREE

  Set forth below are Green Tree's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                               YEAR ENDED DECEMBER 31,        MONTHS ENDED
                               ------------------------ ----------------------
                               1993 1994 1995 1996 1997  1998
                               ---- ---- ---- ---- ---- ------
Ratio of Earnings to Fixed
Charges....................... 4.81 7.98 7.90 5.44 3.94

                             YIELD CONSIDERATIONS

  The Interest Rates, Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Securities will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Securities that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Securities that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Securities which may be offered hereby, such as Stripped Notes, Interest Only Certificates, Principal Only Certificates and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Securities which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Securities may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

PREPAYMENT CONSIDERATIONS

  Contracts generally may be prepaid in full or in part without penalty. Green Tree has no significant experience with respect to the rate of principal prepayments on home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Securityholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Securities on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or Green Tree's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Trust Documents--Termination") will affect the timing of principal distributions on the Securities of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Securities. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Securities, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Trust Documents--Termination" for a description of Green Tree's or the Servicer's option to repurchase the Contracts comprising part of a Trust when the Aggregate Principal Balance of such Contracts as of the related Cut-off Date is less than a specified percentage of the Cut-off Date Principal Balance of such Contracts. See also "The Trusts--The Contract Pools" for a description of the obligations of Green Tree to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                                  POOL FACTOR

  The "Certificate Pool Factor" for each Class of Certificates will be an eight-digit decimal which the Servicer will compute indicating the outstanding balance (the "Certificate Balance") with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution Date), as a fraction of the original Certificate Balance of such Certificates. The "Note Pool Factor" for each Class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Distribution Date (after giving effect to all distributions of principal on such Distribution Date) as a fraction of the initial outstanding principal balance of such Class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable Class of Certificates or reductions in the outstanding principal balance of the applicable Class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related Class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable Class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

  With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the related Certificateholders and Noteholders will receive periodic reports from the Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Trustee and the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Trustee and the Indenture Trustee at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Trust from the sale of each Series of Securities will be used to pay to Green Tree the purchase price for the Contracts and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Green Tree will be used for its general corporate purposes, including the origination or acquisition of additional home equity loans, costs of carrying such loans until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Securities.

                                   THE NOTES

GENERAL

  With respect to each Series of Securities, one or more Classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any Series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any Class or Classes of Notes of such Series, or any Class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A Series may include one or more Classes of Stripped Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain Classes of Stripped Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more Classes of Notes of a Series may be redeemable under the circumstances specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all Classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each Class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

  In the case of a Series of Securities which includes two or more Classes of Notes, the timing, sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any Class of Notes will be made on a pro rata basis among all of the Notes of such Class.

THE INDENTURE

  A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

  Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust;
(iii) to add additional covenants for the benefit of the related Noteholders;
(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

  Modifications of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

  Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment, any place of payment where, or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, Green Tree or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

  Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any Class of Notes on any Payment Date (prior to the final scheduled payment date, if any, for such Class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default unless such Class of Notes has a final scheduled payment date, and then not until such final scheduled payment date for such Class of Notes.

  Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

  Unless otherwise specified in the related Prospectus Supplement, if the Notes of any Series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Contracts following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Note Owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  No holder of a Note of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such Series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, Green Tree, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

  Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Note Owner or Certificate Owner.

  Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or
(v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

  Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. Note Owners may receive such reports upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the address specified in the related Prospectus Supplement.

  Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

  The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. Green Tree may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, Green Tree will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                               THE CERTIFICATES

GENERAL

  A Series of Securities may include one or more Classes of Certificates issued pursuant to Trust Documents to be entered into between Green Tree, as Seller and as Servicer, and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

  If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by Green Tree, the "Depository"). See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

  The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any Series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A Series may include one or more Classes of Certificates ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes of Certificates ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated

Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series may include one or more Classes of Certificates which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the Pass-Through Rate for each Class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificateholders of such Class.

  In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

  Unless otherwise provided in the related Prospectus Supplement, the Securities of each Series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

  Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

  With respect to any Series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

  With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates (if any) and Notes will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, Green Tree or the Servicer advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and Green Tree, the Servicer, the Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) Green Tree or the Administrator (if any) at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and
(iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

  DTC has advised Green Tree that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised Green Tree that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

  Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate

Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

STATEMENTS TO SECURITYHOLDERS

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each Class of Securities;

    (ii) the amount of the distribution allocable to principal on or with respect to each Class of Securities;

    (iii) the Certificate Balance and the Certificate Pool Factor for each Class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each Class of Notes, after giving effect to all payments reported under (ii) above on such date;

    (iv) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Due Period or Periods, as the case may be;

    (v) the Pass-Through Rate or Interest Rate for the next period for any Class of Certificates or Notes with variable or adjustable rates;

    (vi) the amount of Advances made by the Servicer with respect to such Distribution Date, and the amount paid to the Servicer on such Distribution Date as reimbursement of Advances made on previous Distribution Dates;

    (vii) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related form of credit enhancement, if any;


    (viii) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

    (ix) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

    (x) such customary factual information as is necessary to enable Securityholders to prepare their tax returns; and

    (xi) such other information as may be specified in the related Prospectus Supplement.

  Each amount set forth pursuant to subclauses (i), (ii), (iv) and (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

  Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a Series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate

Owners or Note Owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "--Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a Class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. DTC will convey such information to its Participants, who in turn will convey such information to their related indirect participants in accordance with arrangements among DTC and such participants. Certificate Owners and Note Owners may receive such reports upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such information, from the Trustee, with respect to Certificate Owners, or from the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                      DESCRIPTION OF THE TRUST DOCUMENTS

  Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Sale and Servicing Agreements and the Trust Agreements (collectively referred to as the "Trust Documents") pursuant to which Green Tree will sell and assign such Contracts to a Trust and the Servicer will agree to service such Contracts on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Documents. Where particular provisions or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE CONTRACTS

  On the Closing Date (as defined in the Prospectus Supplement), Green Tree will sell and assign to the Trust, without recourse, Green Tree's entire interest in the related Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). Each Contract transferred by Green Tree to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Contracts"). Concurrently with such sale and assignment, the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes to or upon the order of the Seller, and the Trustee will execute and deliver the related certificates representing the Certificates, if any, to or upon the order of Green Tree.

  The Schedule of Contracts will include the amount of monthly payments due on each Contract as of the date of issuance of the Securities, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Securityholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trustee, Green Tree's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Securityholders will be repurchased or substituted for by Green Tree, or, if the discrepancy relates to the unpaid principal balance of a Contract, Green Tree may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Collection Account") in an amount sufficient to offset such discrepancy. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to Green Tree identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from Green Tree to the related Trust would, in the event Green Tree became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from Green Tree to the Trust were treated as a pledge to secure borrowings by Green Tree, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by Green Tree, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if Green Tree were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, Green Tree will make certain representations and warranties in the Sale and Servicing Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract was either (i) originated by a home equity lender in the ordinary course of such lender's business and assigned to Green Tree or (ii) was originated by Green Tree directly; (f) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Sale and Servicing Agreement or the Securities unlawful; (g) each Contract complies with all requirements of law;

(h) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (i) each Contract creates a valid and perfected lien on the related improved real estate (j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and Green Tree has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee;
(l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and Green Tree has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (n) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (o) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (p) there is only one original of each Contract; and (q) each Contract was originated or purchased in accordance with Green Tree's then-current underwriting guidelines.

  The warranties of Green Tree will be made as of the execution and delivery of the related Trust Documents and will survive the sale, transfer and assignment of the related Contracts and other Trust Property to the Trust but will speak only as of the date made.

  Under the terms of the Sale and Servicing Agreement, if Green Tree becomes aware of a breach of any such representation or warranty that materially adversely affects the interests of the Note Owners, the Certificate Owners, if any, or the related Trust in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then Green Tree will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust and the Securityholders for a breach of a representation or warranty under the Sale and Servicing Agreement with respect to the Contracts (but not with respect to any other breach by Green Tree of its obligations under the Sale and Servicing Agreement).

  The "Purchase Amount" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

  Upon the purchase by Green Tree of a Contract due to a breach of a representation or warranty, the Trustee will convey such Contract and the related Trust Property to Green Tree.

COLLECTIONS

  With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Indenture Trustee will establish and maintain for each Series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to any Series including one or more Classes of Certificates, the Trustee will establish and maintain for each Series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). The Collection Account, the Certificate Distribution Account (if any), and the Note Distribution

Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

  Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) has a credit rating from each rating agency rating such Series of Notes and/or Certificates (a "Rating Agency") in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities, as confirmed in writing by each Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Securities of such Series. On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Contracts received by the Servicer after the Cut-off Date and on or prior to the second Business Day preceding the Closing Date.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Collection Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts;

    (iii) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (iv) any Advances made as described under "Advances" below and certain other amounts required under the Sale and Servicing Agreement to be deposited in the Collection Account;

    (v) all amounts received from any credit enhancement provided with respect to a Series of Securities; and

    (vi) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or Green Tree, as described under "Sale and Assignment of the Contracts" above or under "Repurchase Option" below.

  Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule, if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Green Tree will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Contract to be purchased by it for breach of a representation or warranty.

  For any Series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the related Trust Documents ("Eligible Investments"). Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date for the Due Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

  Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Contract (other than late fees or certain other similar fees or charges) received during a Due Period and Purchase Amounts deposited with the Trustee prior to a Distribution Date will be applied first to any outstanding Advances made by the Servicer with respect to such Contract, and then to interest and principal on the Contract in accordance with the terms of the Contract.

SERVICING

  Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Sale and Servicing Agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Sale and Servicing Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of Contracts.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Sale and Servicing Agreement, will follow such collection procedures with respect to the Contracts as it follows with respect to loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Sale and Servicing Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Securities of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Sale and Servicing Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts serviced by the Servicer under agreements similar to the Sale and Servicing Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Sale and Servicing Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Sale and Servicing Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Sale and Servicing Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Sale and Servicing Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which Green Tree may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Aggregate Principal Balance for such Payment Date. As long as Green Tree is the Servicer, the Trustee will pay Green Tree its Monthly Servicing Fee from any monies remaining after the Securityholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Securityholders and providing related data processing and reporting services for Securityholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by Green Tree from its Monthly Servicing Fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Securityholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Sale and Servicing Agreement will occur if (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Noteholders or to the Trustee for distribution to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Documents that materially and adversely affects the interests of Securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Trust Documents, except as specifically permitted under the Trust Documents, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; (v) the Servicer is no longer an Eligible Servicer (as defined in the Trust Documents) or (vi) if Green Tree is the Servicer, Green Tree's receiving rights under its master seller-servicer contract with GNMA are terminated. Notice as used herein shall mean notice to the Servicer by the Trustee, the Indenture Trustee, if any, or Green Tree, or to Green Tree, the Servicer, the Indenture Trustee, if any, and the Trustee by the holders of Securities representing interests aggregating not less than 25% of the outstanding principal balance of the Securities issued by such Trust.

  Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Trustee, the Indenture Trustee or the holders of at least 25% in aggregate principal balance of the outstanding Securities issued by such Trust, by notice then given in writing to the Servicer (and to the Trustee and the Indenture Trustee if given by the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Trustee, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Trustee or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

  On and after the time the Servicer receives a notice of termination, the Trustee or other successor Servicer specified in the related Prospectus Supplement (the "Backup Servicer") will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor

Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer.

  Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Green Tree's obligation to repurchase certain Contracts for breaches of representations or warranties under the Trust Documents. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Trust Documents without the consent of all of the Securityholders.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Sale and Servicing Agreement at the request, order or direction of any of the Holders of Securities, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

  Green Tree, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders), except certain expenses incurred in connection with realizing upon the Contracts.

  Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register and to each Rating Agency.

DISTRIBUTIONS

  With respect to each Trust, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each Class of Certificateholders and all payments to each Class of Noteholders will be set forth in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, on the third Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Notes and Certificates for such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, the "Amount Available" for any Distribution Date will be equal to (i) the funds on deposit in the Collection Account at the close of business on the last day of the related Due Period, plus (ii) any Advances to be made by the Servicer with respect to delinquent payments, plus (iii) any Purchase Amounts to be deposited by Green Tree with respect to Contracts to be repurchased due to a breach of a representation or warranty, minus (iv) any amounts paid by Obligors in the related Due Period, but to be applied in respect of a regular monthly payment due in a subsequent Due Period (an "Advance Payment"), minus
(v) any amounts incorrectly deposited in the Collection Account.

  Except as otherwise specified in the related Prospectus Supplement, on each Distribution Date, prior to making distributions in respect of the Notes and Certificates, the Amount Available will be applied, first, if Green Tree is no longer the Servicer, to pay the Monthly Servicing Fee to the successor Servicer, and second, to reimburse the Servicer (including Green Tree) for any Advances made with respect to a prior Due Period and subsequently recovered and for any Advances previously made that the Servicer has determined are Uncollectible Advances.

ENHANCEMENT

  The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to each Class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, Green Tree guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, enhancement for a Class of Securities of a Series may cover one or more other Classes of Securities in such Series, and accordingly may be exhausted for the benefit of a particular Class and thereafter be unavailable to such other Classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the related Prospectus Supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the enhancement for a Class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such enhancement will be exhausted by the claims of Securityholders of other Classes.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances each month of any scheduled payments on the Contracts included in a Trust that were due but not received during the prior Due Period. The Servicer will be entitled to reimbursement of an Advance from the Amount Available in the Collection Account for the related Trust (i) when the delinquent payment is recovered by the Trust, or (ii) when the Servicer has determined that such Advance has become an Uncollectible Advance. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Collection Account for the related Trust. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds, if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by Green Tree for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from Net Liquidation Proceeds, if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Sale and Servicing Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Collection Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

EVIDENCE AS TO COMPLIANCE

  On or before March 31 of each year the Servicer will deliver to each Trustee and each Indenture Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of Contracts serviced by the Servicer under pooling and servicing agreements or sale and servicing agreements similar to the Trust Documents and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the applicable Trust Documents, except for any exceptions set forth in such report. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

INDEMNIFICATION AND LIMITS ON LIABILITY

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

  The Servicer may, with the prior consent of the Trustee and the Indenture Trustee, if any, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

AMENDMENT

  Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Trustee and the Indenture Trustee, but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to Green Tree or the Servicer) reasonably satisfactory to the Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by Green Tree, the Servicer and the Trustee and the Indenture Trustee, and a Certificate Majority and a Note Majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

TERMINATION

  The obligations created by the Trust Documents will terminate upon the date calculated as specified in the Trust Documents, generally upon (i) the later of the final payment or other liquidation of the last Contract subject thereto and the disposition of all property acquired upon repossession of any Product and (ii) the payment to the Securityholders of all amounts held by the Servicer or the Trustee and required to be paid to the Securityholders pursuant to the Trust Documents.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Securities, in order to avoid excessive administrative expense, Green Tree and the Servicer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following any Due Period as of the last day of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cut-off Date Principal Balance, all remaining Contracts in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

  If a General Partner is named in the related Prospectus Supplement, unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the General Partner becomes insolvent, withdraws or is expelled as a General Partner or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes and prepayment of the Certificates (if any) following the winding-up of the affairs of the related Trust, unless within such 90 days the remaining General Partner, if any, and holders of a majority of the Certificates of such Series agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the former General Partner, and the Owner Trustee is able to obtain an opinion of counsel to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates (if any), to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

THE TRUSTEE

  The Trustee or Owner Trustee, as applicable, for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee. The General Partner, if any, specified in the related Prospectus Supplement (or, if no such General Partner is specified, the Servicer) may also remove the Trustee, if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE TRUSTEE

  The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Contracts or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Contracts prior to deposit in the related Collection Account.

  The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

ADMINISTRATOR

  If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

        CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of Green Tree's conveyance and assignment of a pool of Contracts to a Trust, the Securityholders of such Series, as the beneficial owners of the Trust, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

MORTGAGES AND DEEDS OF TRUST

  The Contracts will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

SUBORDINATE MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Contracts in any Contract Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust (and therefore the Securityholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Contract to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although Green Tree generally does not cure defaults under a senior mortgage or deed of trust, it is Green Tree's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in Green Tree's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of Green Tree, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

SUBORDINATE FINANCING

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Securityholders.

SECOND OR THIRD MORTGAGES

  The Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Securityholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Contract. See "--Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

RIGHTS OF REDEMPTION

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

CONSUMER PROTECTION LAWS WITH RESPECT TO LOANS

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Loans included in a Contract Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans
(which may include some Contracts) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Sale and Servicing Agreement, late charges (to the extent permitted by law and not waived by Green Tree) will be retained by Green Tree as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default.

However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

"DUE-ON-SALE" CLAUSES

  All of the Loan documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Loans) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Loan which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and
(vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Contracts, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Contracts and the number of Contracts which may be outstanding until maturity.

ENVIRONMENTAL LEGISLATION

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related Series of Securities in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, Green Tree has not made and will not make such evaluations prior to the origination of the Loans. Neither Green Tree nor any replacement Servicer will be required by any Sale and Servicing Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Green Tree does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, Green Tree will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Securityholders of the related Series.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders.

REPURCHASE OBLIGATIONS

  Green Tree will represent and warrant under each Sale and Servicing Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the Securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors with respect to the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Securities.

  Dorsey & Whitney LLP, counsel to Green Tree, has delivered an opinion regarding certain federal income tax matters discussed below. Counsel to Green Tree identified in the related Prospectus Supplement ("Counsel") will deliver an opinion regarding tax matters applicable to each Series of Securities. Such an opinion, however, is not binding on the Internal Revenue Service (the "Service") or the courts. The opinion of Counsel will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also will state that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Service.


TAX STATUS OF THE TRUST

  With respect to each Series of Securities which includes both Notes and Certificates, Counsel will deliver its opinion that the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of Counsel, the Trust itself will not be subject to federal income tax but, instead, each Certificateholder will be required to take into account its distributive share of items of income and deduction (including deductions for distributions of interest to the Noteholders) of the Trust as though such items had been realized directly by the Certificateholder. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. There are, however, no cases or Service rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the Service may disagree with all or a part of this discussion.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Contracts, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates.

TAX CONSEQUENCES TO NOTEHOLDERS

  Treatment of the Notes as Indebtedness. The Owner Trustee, on behalf of the Trust, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Counsel will deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  Interest Income on the Notes. Interest on the Notes will be taxable as ordinary interest income when received by Noteholders utilizing the cash-basis method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Under the applicable regulations, the Notes would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note.

  While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Notes are not deemed to be "qualified stated interest" because the Notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the Trust will treat interest payments on the Notes as qualified stated interest under the OID regulations. If the Notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Notes would be includible in the income of Noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes were not materially different from its coupon, this treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

  A Noteholder must include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID.

  Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Noteholder purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the Notes to the extent that the amount of such payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Noteholder held the Note and the denominator of which is the number of days after the date the Noteholder acquired the Note until and including its maturity date. The Noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Service.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder may elect to include market discount in gross income as it accrues and, if such Noteholder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service.

  Amortizable Bond Premium. In general, if a Noteholder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Such Noteholder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a Note will be treated as an offset to interest income on such Note, and a Noteholder's deduction for amortizable bond premium with respect to a Note will be limited in each year to the amount of interest income derived with respect to such Note for such year. Any election to deduct amortizable bond premium shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

  Disposition of Notes. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the Note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a Noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the Note in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Noteholder will be entitled to receive interest payments on the Notes free of United States federal income tax provided that such Noteholder periodically provides the Indenture Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Noteholder is not a United States person and providing the name and address of such Noteholder and will not be subject to federal income tax on gain from the disposition of a Note unless the Noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

  Tax Administration and Reporting. The Indenture Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.

  Backup Withholding. Under certain circumstances, a Noteholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Indenture Trustee. Backup withholding may apply, under certain circumstances, to a Noteholder who is a foreign person if the Noteholder fails to provide the Indenture Trustee or the Noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Note.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of Counsel, the Service successfully asserted that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO CERTIFICATEHOLDERS

  Treatment of the Trust as a Partnership. Green Tree, the General Partner and the Owner Trustee will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the General Partner, and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the General Partner, Green Tree and the Servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of the Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of the Contracts.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) Prepayment Premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Although it is not anticipated that the Certificates will be issued at a price which exceeds their principal amount, such allocations of Trust income to the Certificateholders will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any such excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the General Partner. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  A Certificateholder's share of expenses of the Trust (including fees to the Servicer but not interest expense) will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Code ($124,500 in 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. The purchase price paid by the Trust for the Contracts may exceed the remaining principal balance of the Contracts at the time of purchase. If the Trust is deemed to acquire the Contracts at such a premium or at a market discount, the Trust will elect to offset any such premium against interest income on the Contracts or to include any such discount in income currently as it accrues over the life of the Contracts. The Trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a Contract-by-Contract basis. As indicated above, a portion of such premium deduction or market discount income may be allocated to Certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in its Certificates (as described below under "Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss generally will be capital gain or loss if the Certificates are held as capital assets and will be long-term gain or loss if the holding period of the Certificates is more than one year.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a Certificateholder sells a Certificate, the Certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the Certificate. A Certificateholder's tax basis in a Certificate generally will equal the Certificateholder's cost increased by the Certificateholder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the Certificateholder's share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintain a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the related Record Date. As a result, a Certificateholder purchasing a Certificate may be allocated tax items (which will affect the Certificateholder's tax liability and tax basis) attributable to periods before the Certificateholder actually owns the Certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust may be reallocated among the Certificateholders. The General Partner is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit or loss, the purchasing Certificateholder will have a higher or lower basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders may be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. Pursuant to the Administration Agreement, the Trustee will monitor the performance of the following responsibilities of the Trust by other service providers. The Trust is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form 1065) with the Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-
1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with certain required information statements relating to identification of beneficial owners of Certificates and such nominees will be required to forward such information to such beneficial owners. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the Service of all such inconsistencies.

  Green Tree or a subsidiary identified in the related Prospectus Supplement will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust will be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. It is expected that the Trust will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally will be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes are due because the Trust is not engaged in a U.S. trade or business. However, the Service may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "--Tax Consequences to Noteholders--Backup Withholding."

                     CERTAIN STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change (which may be retroactive). No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the Notes are treated as debt for federal income tax purposes, in the opinion of Counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the Notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the Notes.

  If the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the partnership.

  If the Certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of Counsel this treatment would also apply for Minnesota income and franchise tax purposes. Pursuant to this treatment, the Trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to Certificateholders). Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

                             ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Securities offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Contracts that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Securities.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Securities sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                 UNDERWRITING

  Green Tree may sell Securities of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Securities directly to other purchasers or through agents. Green Tree intends that Securities will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of such methods.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Securities, Green Tree or any affiliate thereof may purchase some or all of one or more Classes of Securities of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Securities so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Securities or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Securities, Underwriters may receive compensation from Green Tree or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Securities of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from Green Tree and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from Green Tree will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by Green Tree, Underwriters and agents who participate in the distribution of the Securities may be entitled to indemnification by Green Tree against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, Green Tree will authorize Underwriters or other persons acting as Green Tree's agents to solicit offers by certain institutions to purchase the Securities from Green Tree pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by Green Tree. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Securities. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for Green Tree in the ordinary course of business.


  The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

  Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for Green Tree by the counsel for Green Tree identified in the applicable Prospectus Supplement. The validity of the Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by the counsel for the underwriters identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND ANY INFOR-MATION OR REPRESENTATION NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GREEN TREE OR ANY UNDERWRITER. THIS PROSPEC-TUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THE PROSPECTUS SUPPLEMENT RE-LATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GREEN TREE OR THE TRUST SINCE THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT

Reports to Securityholders.................................................  S-2
Summary of Terms...........................................................  S-3
Risk Factors............................................................... S-16
The Trust.................................................................. S-17
The Trust Property......................................................... S-17
The Contract Pool.......................................................... S-19
Green Tree Financial Corporation........................................... S-24
Yield and Prepayment Considerations........................................ S-25
Description of the Notes................................................... S-27
Description of the Counterparty............................................ S-34
Description of the Certificates............................................ S-34
Description of the Trust Documents and Indenture........................... S-36
Certain Federal and State Income Tax Consequences.......................... S-42
ERISA Considerations....................................................... S-43
Underwriting............................................................... S-45
Legal Matters.............................................................. S-46
Annex I....................................................................  A-1
                                PROSPECTUS
Available Information......................................................    3
Reports to Securityholders.................................................    3
Incorporation of Certain Documents by Reference............................    3
Prospectus Summary.........................................................    4
Risk Factors...............................................................   15
The Trusts.................................................................   17
Green Tree Financial Corporation...........................................   18
Yield Considerations.......................................................   20
Maturity and Prepayment Considerations.....................................   20
Pool Factor................................................................   21
Use of Proceeds............................................................   21
The Notes..................................................................   21
The Certificates...........................................................   26
Certain Information Regarding the Securities...............................   27
Description of the Trust Documents.........................................   30
Certain Legal Aspects of the Contracts; Repurchase Obligations.............   40
Certain Federal Income Tax Consequences....................................   49
Certain State Income Tax Consequences......................................   56
ERISA Considerations.......................................................   56
Legal Investment Considerations............................................   57
Ratings....................................................................   57
Underwriting...............................................................   57
Legal Matters..............................................................   58
Experts....................................................................   59

                                ---------------

  FOR 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT ALL DEALERS EFFECT-ING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DIS-TRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             $      (APPROXIMATE)

                                     LOGO

                              SELLER AND SERVICER

                            GREEN TREE HOME EQUITY
                               LOAN TRUST 1998-

          $       (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-1:HE

       $       (APPROXIMATE) FLOATING RATE ASSET-BACKED NOTES, CLASS A-1

            $     (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-2

            $     (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-3

            $      (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-4

              $     (APPROXIMATE)    % ASSET-BACKED CERTIFICATES

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                                [UNDERWRITERS]



                                        , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE INFORMATION CONTAINED HEREIN   +
+ARE SUBJECT TO COMPLETION OR AMENDMENT AND PROSPECTIVE PURCHASERS ARE         +
+REFERRED TO THE RELATED FINAL PROSPECTUS SUPPLEMENT FOR DEFINITIVE            +
+INFORMATION ON ANY MATTER CONTAINED HEREIN. THIS PRELIMINARY PROSPECTUS       +
+SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN    +
+OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY           +
+JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL + +PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH +
+JURISDICTION.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Prospectus Supplement                                      PROSPECTUS SUPPLEMENT
(To Prospectus dated               )                               TO BASE NO. 3
                           $            (Approximate)

                                      LOGO
                              SELLER AND SERVICER
            CERTIFICATES FOR HOME IMPROVEMENT AND HOME EQUITY LOANS
                                 SERIES 199
$          (APPROX.)     % CLASS HI: A-1
                  $                  $          (APPROX.)     % CLASS HE: A-6
                  (APPROX.) CLASS
                  HE: A-1 ARM
$          (APPROX.)     % CLASS HI: A-2
                                     $          (APPROX.)     % CLASS HE: A-7
                                     IO
$          (APPROX.)     % CLASS HI: A-3
                  $                  $          (APPROX.)     % CLASS HE: M-1
                  (APPROX.)     %
                  CLASS HE: A-1
$          (APPROX.)     % CLASS HI: M-1
                                     $          (APPROX.)     % CLASS HE: M-2
$          (APPROX.)     % CLASS HI: M-2
                                     $          (APPROX.)     % CLASS HE: B-1
$          (APPROX.)     % CLASS HI: B-1
                  $                  $          (APPROX.)     % CLASS HE: B-2
                  (APPROX.)     %
                  CLASS HE: A-2
$          (APPROX.)     % CLASS HI: B-2
                                  -----------
                  $
                  (APPROX.)     %
                  CLASS HE: A-3
   (PRINCIPAL AND INTEREST PAYABLE ON THE 15TH DAY OF EACH MONTH BEGINNING IN
                                         1998)
                  $
                  (APPROX.)     %
                  CLASS HE: A-4

  The Certificates for Home Improvement and Home Equity Loans, Series 199   ,
offered hereby (the "Certificates") will be comprised of 19 Classes, designated as the Class HI: A-1, Class HI: A-2, Class HI: A-3, Class HI: M-1, Class HI: M-2, Class HI: B-1 and Class HI: B-2 Certificates (the "Sub-Pool
                  $
                  (APPROX.)     %
                  CLASS HE: A-5
                                  -----------
                                                        (Continued on next page)
  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK
     FACTORS" ON PAGE S-   OF THIS PROSPECTUS SUPPLEMENT AND PAGE   OF THE
                            ACCOMPANYING PROSPECTUS.

THE  CERTIFICATES  REPRESENT  INTERESTS  IN  THE TRUST  AND  DO  NOT  REPRESENT
 INTERESTS  IN OR OBLIGATIONS  OF THE  COMPANY, EXCEPT  TO THE LIMITED  EXTENT
  DESCRIBED HEREIN AND  IN THE PROSPECTUS. THE CERTIFICATES  DO NOT REPRESENT
   OBLIGATIONS OF,  AND WILL NOT  BE INSURED OR  GUARANTEED BY,   FHA OR ANY
    OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE ATTORNEY GENERAL OF  THE STATE OF NEW
         YORK HAS  NOT  PASSED ON  OR ENDORSED
           THE MERITS OF  THIS OFFERING. ANY
             REPRESENTATION     TO     THE
               CONTRARY IS UNLAWFUL.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                            Price to  Underwriting  Proceeds to
                                            Public(2)   Discount   Company(2)(3)
--------------------------------------------------------------------------------
Per Class HI: A-1 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HI: A-2 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HI: A-3 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HI: M-1 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HI: M-2 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HI: B-1 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HI: B-2 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HE: A-1 ARM Certificate..........     %          %             %
--------------------------------------------------------------------------------
Per Class HE: A-1 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HE: A-2 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HE: A-3 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HE: A-4 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HE: A-5 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HE: A-6 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HE: A-7 IO Certificate...........     %          %             %
--------------------------------------------------------------------------------
Per Class HE: M-1 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HE: M-2 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HE: B-1 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Per Class HE: B-2 Certificate..............     %          %             %
--------------------------------------------------------------------------------
Total...................................... $           $           $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Interest will be based on a notional principal amount which will equal
    $           (or the Class HE: A Principal Balance for such Payment Date, if less), for the first 36 Payment Dates, and will thereafter, equal zero.
(2) Plus accrued interest, if any, from and including                 .
(3) Before deducting expenses, estimated to be $       .
                                  -----------
  The Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement
system of The Depository Trust Company on or about                  (the actual
such date being hereinafter referred to as the "Closing Date").
                                  -----------
Underwriters of the Certificates (other than the Class HE: A-7 IO Certificates)
                                 [UNDERWRITERS]
                                  -----------
                Underwriter of the Class HE: A-7 IO Certificates
                                 [UNDERWRITER]
                                  -----------
           , 1998.

(Continued from previous page)

HI Certificates"), and as the Class HE: A-1 ARM, Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, Class HE: A-6, Class HE: A-7 IO, Class HE: M-1, Class HE: M-2, Class HE: B-1 and Class HE: B-2 Certificates (the "Sub-Pool HE Certificates"), respectively. The Certificates will be issued by, and evidence beneficial ownership interests in, Home Improvement and Home Equity Loan Trust 1997-E (the "Trust"). The Trust will be created by Green Tree Financial Corporation (the "Company") pursuant to a Pooling and
Servicing Agreement, dated as of           , 1997 (the "Agreement") between
the Company and [Trustee] as Trustee (the "Trustee"). The Trust property will consist primarily of a pool (the "Contract Pool") consisting of two sub-pools (each a "Sub-Pool"), one of which ("Sub-Pool HI") is comprised of home improvement contracts and promissory notes (the "Home Improvement Contracts"), and the other of which ("Sub-Pool HE") is comprised of closed-end home equity loans (the "Home Equity Contracts," and, together with the Home Improvement Contracts, the "Contracts"), including the right to receive payments due on the Contracts after the "Cut-off Date" (which will be (i) with respect to the
Home Equity Contracts,         , 1997 (or the date of origination thereof, if
later) for each Home Equity Contract other than the Subsequent Home Equity Contracts (as defined herein), and for each Subsequent Home Equity Contract, the date on which such Contract is purchased by the Trust; and (ii) with
respect to the Home Improvement Contracts,         , 1997 for each Home
Improvement Contract (other than Subsequent Home Improvement Contracts (as
defined herein)) that has a scheduled payment due in         1997;         ,
1998, for each Home Improvement Contract (other than Subsequent Home Improvement Contracts (as defined herein)) that has a first scheduled payment
due in         1998 or thereafter; and for each Subsequent Home Improvement
Contract, the date on which the Subsequent Home Improvement Contract is purchased by the Trust), together with liens on the related real estate and amounts held for the Trust in the Certificate Account and, during the Funding Period, in the Sub-Pool HI Pre-Funding Account and the Sub-Pool HE Pre-Funding Account (each as defined herein). Sub-Pool HE includes adjustable-rate closed-end home equity loans subject to interest rate adjustments after an initial period of up to 36 months (the "Adjustable Rate Home Equity Contracts"; all Home Equity Contracts other than the Adjustable Rate Home Equity Contracts are referred to herein as the "Fixed Rate Home Equity Contracts"). Each of the Contracts is secured by a lien on the related real estate. Substantially all of the Home Improvement Contracts are secured by a subordinate lien on the related real estate.

  The Agreement provides for a pre-funding account (the "Sub-Pool HE Pre-Funding Account") to provide the Trust with sufficient funds to purchase additional Home Equity Contracts (the "Subsequent Home Equity Contracts") for up to 60 days after the Closing Date, and for a pre-funding account (the "Sub-Pool HI Pre-Funding Account") to provide the Trust with sufficient funds to purchase additional Home Improvement Contracts (the "Subsequent Home Improvement Contracts") for up to 60 days after the Closing Date.

  Distributions of interest and principal on the Sub-Pool HI Certificates will be made primarily from amounts available in respect of the Home Improvement Contracts comprising Sub-Pool HI, while distributions of principal and interest on the Sub-Pool HE Certificates will be made primarily from amounts available in respect of the Home Equity Contracts comprising Sub-Pool HE. Under certain circumstances as described herein, amounts available in respect of the Contracts in one Sub-Pool may be available to make distributions to the holders of Certificates relating to the other Sub-Pool. The rights of the holders of the Class HI: M-1, Class HI: M-2, Class HI: B-1 and Class HI: B-2 Certificates to receive distributions on each Payment Date will be subordinated to such rights of the holders of the Class HI: A-1, Class HI: A-2 and Class HI: A-3 Certificates and, in addition, to such rights of the holders of the Class HI: M-1 Certificates (in the case of the Class HI: M-2, Class HI:
B-1 and Class HI: B-2 Certificates), of the Class HI: M-2 Certificates (in the case of the Class HI: B-1 and Class HI: B-2 Certificates) and of the Class HI:
B-1 Certificates (in the case of the Class HI: B-2 Certificates), all to the extent described herein. Likewise, the rights of the holders of the Class HE:
M-1, Class HE: M-2, Class HE: B-1 and Class HE: B-2 Certificates to receive distributions on each Payment Date will be subordinated to such rights of the holders of the Class HE: A-1 ARM, Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, Class HE: A-6 and Class HE: A-7 IO Certificates and, in addition, to such rights of the holders of the Class HE: M-1 Certificates (in the case of the Class HE: M-2, Class HE: B-1 and Class HE: B-2 Certificates), of the Class HE: M-2 Certificates (in the case of the Class
HE: B-1 and Class HE: B-2 Certificates)
and of the Class HE: B-1 Certificates (in the case of the Class HE: B-2 Certificates), all to the extent described herein.

  The Class HI: B-2 and Class HE: B-2 Certificateholders will each have the benefit of a limited guaranty of the Company (the "Class HI: B-2 Limited Guaranty" and the "Class HE: B-2 Limited Guaranty," respectively) to protect against losses that would otherwise be borne by such Certificateholders. To the extent that funds in the Certificate Account and available for distribution are insufficient to distribute to the holders of the Class HI: B-2 Certificates the Class HI: B-2 Formula Distribution Amount, or in the event that there is a Class HI: B-2 Liquidation Loss Principal Amount for any Payment Date (each as described herein), the Company will be obligated to make a Class HI: B-2 Guaranty Payment in respect thereof (as described herein). See "Description of the Class HI: B-2 Limited Guaranty" herein. Likewise, to the extent that funds in the Certificate Account and available for distribution are insufficient to distribute to the holders of the Class HE: B-2 Certificates the Class HE: B-2 Formula Distribution Amount, or in the event that there is a Class HE: B-2 Liquidation Loss Principal Amount for any Payment Date (each as described herein), the Company will be obligated to make a Class HE: B-2 Guaranty Payment in respect thereof (as described herein). See "Description of the Class HE: B-2 Limited Guaranty" herein.

  Principal and interest with respect to the Certificates are distributable on the fifteenth day of each month or, if such fifteenth day is not a Business
Day, the first Business Day thereafter, beginning in         1998. The
entitlement of Certificateholders (other than Class HE: A-7 IO Certificateholders) to such distributions of principal from available funds includes not only actual payments and recoveries of principal but also scheduled payments of principal due on each outstanding Contract during the calendar month preceding the month in which the related Payment Date occurs (the "Due Period"), provided, however, that the "Due Period" for the initial Payment Date with respect to the Sub-Pool HE Certificates includes both
         1997 and          1997, and principal distributions on the Sub-Pool
HE Certificates on such initial Payment Date will therefore comprise two months of scheduled (and unscheduled) payments on certain of the Home Equity Contracts. The Company will act as servicer (in such capacity, the "Servicer") of the Contracts. The final scheduled Payment Date of the Sub-Pool HI
Certificates is in         2028. The final scheduled Payment Date of the Sub-
Pool HE Certificates is in         2029. See "Description of the Certificates"
herein and in the Prospectus.

  Elections will be made to treat the Trust as comprising two separate real estate mortgage investment conduits (the "Master REMIC" and "Subsidiary REMIC") for federal income tax purposes. As described more fully herein, the Certificates will constitute "regular interests" in the Master REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

  There is currently no secondary market for the Certificates offered hereby, and there is no assurance that any such market will develop or, if it does develop, that it will continue. List of [Underwriters] (the "Underwriters") expect, but are not obligated, to make a market in the Certificates.

  All dollar amounts in this Prospectus Supplement and the Prospectus are expressed in United States dollars.

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein. Holders of the Certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  No prospectus in respect of the Certificates has been or will be prepared and filed in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulations 1995. Accordingly, the Certificates being offered hereby may not be offered or sold or re-offered or re-sold to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or otherwise in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. Neither this Prospectus Supplement nor the Prospectus nor any other document inviting applications or offers to purchase Certificates or offering Certificates for purchase may be passed to any person in the United Kingdom who does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or who is not otherwise a person to whom the document may lawfully be issued or passed.

  Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Certificates offered hereby. Such transactions may include stabilizing and the purchase of Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

  For 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Upon receipt of a request by an investor, or his or her representative, within the period during which there is a Prospectus delivery obligation, the Company or the Underwriters will transmit or cause to be transmitted promptly, without charge, and in addition to any such delivery requirements, a paper copy of a Prospectus Supplement and a Prospectus, or a Prospectus Supplement and a Prospectus encoded in an electronic format.

  The Certificates offered hereby constitute Classes of a Series of Certificates for Home Improvement and Home Equity Loans being offered by the Company from time to time pursuant to the Prospectus. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. To the extent that any statements in this Prospectus Supplement conflict with statements contained in the Prospectus, the statements in this Prospectus Supplement shall control.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them in the Prospectus and in Article I of the Agreement, a copy of which is available upon request made to the Company.

Securities Offered............  Certificates for Home Improvement and Home Eq-
                                 uity Loans, Series 1997-E (the "Certifi-cates"), comprised of 19 Classes designated as the Class HI: A-1, Class HI: A-2, Class HI: A-3, Class HI: M-1, Class HI: M-2, Class HI: B-1 and Class HI: B-2 Certificates (the "Sub-Pool HI Certificates"), and as the Class HE: A-1 ARM, Class HE: A-1, Class HE: A-2, Class HE:
                                 A-3, Class HE: A-4, Class HE: A-5, Class HE:
                                 A-6, Class HE: A-7 IO, Class HE: M-1, Class
                                 HE: M-2, Class HE: B-1 and Class HE: B-2 Cer-tificates (the "Sub-Pool HE Certificates"), respectively. The Class HE: A-1 ARM Certifi-cates are floating-rate and the Certificates of each of the other Classes are fixed-rate. The Certificates will be issued by, and evi-dence beneficial ownership interests in, Home Improvement and Home Equity Loan Trust 1997-E (the "Trust"), the property of which consists primarily of the Contracts, and all rights, benefits, obligations and proceeds arising therefrom or in connection therewith, includ-ing liens on the related real estate, and the Class HI: B-2 Limited Guaranty and the Class
                                 HE: B-2 Limited Guaranty for the benefit of the Class HI: B-2 and Class HE: B-2 Certificateholders, respectively.

Trustee.......................  [Trustee] [        , Minnesota.]

Seller and Servicer...........  Green Tree Financial Corporation.

Payment Date..................  The fifteenth day of each month or, if such day is not a Business Day, the next succeeding
                                 Business Day, commencing in           1998.

Cut-off Date..................        , 1998 (or the date of origination of the
                                 Home Equity Contract, if later) for each Home Equity Contract other than the Subsequent Home Equity Contracts, and for each Subsequent Home Equity Contract, the date on which the Subse-quent Home Equity Contract is purchased by the Trust.

                                          , 1997 with respect to all Home Im-
                                 provement Contracts (other than Subsequent
                                 Home Improvement Contracts) that have a sched-
                                 uled payment due in          1997;       ,
                                 1998, with respect to all Home Improvement
                                 Contracts (other than Subsequent Home Improve-ment Contracts) that have a first scheduled
                                 payment due in         1998 or thereafter; and
                                 for each Subsequent Home Improvement Contract, the date on which the Subsequent Home Improve-ment Contract is purchased by the Trust.

Record Date...................  The Business Day immediately preceding the re-
                                 lated Payment Date.

Original Sub-Pool HI
 Certificate Principal
 Balance......................
                                $           (approximate).

  Original Class HI: A-1
   Principal Balance........
                                $           (approximate).

  Original Class HI: A-2
   Principal Balance........
                                $           (approximate).

  Original Class HI: A-3
   Principal Balance........
                                $           (approximate).

  Original Class HI: M-1
   Principal Balance........
                                $           (approximate).

  Original Class HI: M-2
   Principal Balance........
                                $           (approximate).

  Original Class HI: B-1
   Principal Balance........
                                $           (approximate).

  Original Class HI: B-2
   Principal Balance........
                                $           (approximate).

  Original Sub-Pool HE
   Certificate Principal
   Balance..................    $           (approximate).

  Original Class HE: A-1
   ARM Principal Balance....
                                $           (approximate).

  Original Class HE: A-1
   Principal Balance........
                                $           (approximate).

  Original Class HE: A-2
   Principal Balance........
                                $           (approximate).

  Original Class HE: A-3
   Principal Balance........
                                $           (approximate).

  Original Class HE: A-4
   Principal Balance........
                                $           (approximate).

  Original Class HE: A-5
   Principal Balance........
                                $           (approximate).

  Original Class HE: A-6
   Principal Balance........
                                $           (approximate).

  Original Class HE: A-7 IO
   Principal Balance........
                                $0. Interest will be calculated on the Class
                                 HE: A-7 IO Certificates on each Payment Date
                                 based on a "Notional Principal Amount" which
                                 will, for the first 36 Payment Dates, equal
                                 $          (or the Class HE: A Principal Bal-
                                 ance for such Payment Date, if less) and will thereafter equal zero. The Notional Principal Amount provides a basis for calculating inter-est payments only, and does not represent the right to receive any distribution in respect of principal.

  Original Class HE: M-1
   Principal Balance........
                                $           (approximate).

  Original Class HE: M-2
   Principal Balance........
                                $           (approximate).

  Original Class HE: B-1
   Principal Balance........
                                $           (approximate).

  Original Class HE: B-2
   Principal Balance........
                                $          (approximate).

Class HI: A-1 Pass-Through          % per annum.
 Rate.........................

Class HI: A-2 Pass-Through          % per annum.
 Rate.........................

Class HI: A-3 Pass-Through          % per annum.
 Rate.........................

Class HI: M-1 Pass-Through          % per annum.
 Rate.........................

Class HI: M-2 Pass-Through          % per annum.
 Rate.........................

Class HI: B-1 Pass-Through          % per annum.
 Rate.........................

Class HI: B-2 Pass-Through          % per annum, subject to a maximum rate
 Rate.........................   equal to the weighted average of the Contract
                                 Rates on the Home Improvement Contracts.

Class HE: A-1 ARM Pass-         A floating rate equal to the lesser of one-
 Through Rate.................   month LIBOR plus the Pass-Through Margin or
                                 the Available Funds Pass-Through Rate, but in
                                 no case more than   %. The Pass-Through Margin
                                 will equal 0.25% per annum on each Payment
                                 Date on which the Pool Scheduled Principal
                                 Balance of the Contract Pool is 10% or more of the Cut-off Date Pool Principal Balance of the
                                 Contract Pool, and 0.50% per annum on each Payment Date on which the Pool Scheduled Prin-cipal Balance of the Contract Pool is less than 10% of the Cut-off Date Pool Principal
                                 Balance of the Contract Pool. The Available
                                 Funds Pass-Through Rate for any Payment Date will be a rate per annum equal to the weighted average of the Expense Adjusted Contract Rates on the then outstanding Adjustable Rate Con-tracts. The Expense Adjusted Contract Rate on any Adjustable Rate Contract is equal to the then applicable Mortgage Rate thereon, minus the Expense Fee Rate. The Expense Fee Rate is
                                 0.75%. One-month LIBOR with respect to any monthly interest period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. For a description of the method used to calculate one-month LIBOR, see "Description of the Certificates--Calculation of One-Month
                                 LIBOR."

Class HE: A-1 Pass-Through          % per annum.
 Rate.........................

Class HE: A-2 Pass-Through          % per annum.
 Rate.........................

Class HE: A-3 Pass-Through          % per annum.
 Rate.........................

Class HE: A-4 Pass-Through          % per annum.
 Rate.........................

Class HE: A-5 Pass-Through          % per annum.
 Rate.........................

Class HE: A-6 Pass-Through          % per annum.
 Rate.........................

Class HE: A-7 IO Pass-Through       % per annum.
 Rate.........................

Class HE: M-1 Pass-Through          % per annum.
 Rate.........................

Class HE: M-2 Pass-Through          % per annum.
 Rate.........................

Class HE: B-1 Pass-Through          % per annum.
 Rate.........................

Class HE: B-2 Pass-Through          % per annum, subject to a maximum rate
 Rate.........................   equal to the weighted average of the Contract
                                 Rates on the Fixed-Rate Home Equity Contracts.

Description of Certificates...  The Class HI: A-1, Class HI: A-2 and Class HI:
                                 A-3 Certificates (the "Class HI: A Certifi-cates") and the Class HE: A-1 ARM, Class HE:
                                 A-1, Class HE: A-2, Class HE: A-3, Class HE:
                                 A-4, Class HE: A-5, Class HE: A-6 and Class
                                 HE: A-7 IO Certificates (the "Class HE: A Cer-tificates") are Senior Certificates and the Class HI: M-1 and Class HI: M-2 Certificates (the "Class HI: M Certificates"), the Class
                                 HE: M-1 and Class HE: M-2 Certificates (the
                                 "Class HE: M Certificates"), the Class HI: B-1 and Class HI: B-2 Certificates (the "Class HI:
                                 B Certificates") and the Class HE: B-1 and
                                 Class HE: B-2 Certificates (the "Class HE: B
                                 Certificates") are Subordinated Certificates, all as described herein, and are issued by, and payable solely from the property of, the Trust. The undivided percentage interest of the holder of any Certificate in the distribu-tions to be made to the related Class (the "Percentage Interest") will be equal to the percentage obtained by dividing the denomina-tion specified on such Certificate by the Original Principal Balance of such Class. The "Principal Balance" of a Class of Certificates as of any Payment Date is the Original Princi-pal Balance of such Class of Certificates less all amounts previously distributed to such Class on account of principal.

Distributions on Sub-Pool HI
 Certificates................
                               On each Payment Date, distributions on the Sub-
                                Pool HI Certificates will be made first to the holders of the Class HI: A Certificates, then to the holders of the Class HI: M Certificates, and then to the holders of the Class HI: B Cer-tificates, in the manner described below. Dis-tributions of interest and principal on the Sub-Pool HI Certificates will be made primarily from amounts available in respect of the Home Improvement Contracts comprising Sub-Pool HI, although, under certain circumstances as de-scribed herein, amounts available in respect of the Home Equity Contracts in Sub-Pool HE may be available to make such distributions.

                               Distributions of interest and principal to the
                                holders of a Class of Class HI: A Certificates will be made, to the extent that the Sub-Pool HI Amount Available (as defined herein) in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respec-tive Percentage Interests of the amount of in-terest calculated as described below under "A. Class HI: A Interest" and (ii) their respective Percentage Interests of the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount (each as defined below) for the related Payment Date, in the order of pri-ority described below under "B. Class HI: A Principal." Distributions of interest and prin-cipal to the Class HI: M-1 Certificateholders will be made in an amount equal to their respective Percent-age Interests multiplied by the Class HI: M-1 Distribution Amount (as described below). Dis-tributions of interest and principal to the Class HI: M-2 Certificateholders will be made in an amount equal to their respective Percent-age Interests multiplied by the Class HI: M-2 Distribution Amount (as described below). Dis-tributions of interest and principal to the Class HI: B-1 Certificateholders will be made in an amount equal to their respective Percent-age Interests multiplied by the Class HI: B-1 Distribution Amount (as described below). Dis-tributions of interest and principal to the Class HI: B-2 Certificateholders will be made in an amount equal to their respective Percent-age Interests of the Class HI: B-2 Distribution Amount and any Class HI: B-2 Guaranty Payment (each as described below). The rights of the Class HI: M and Class HI: B Certificateholders to receive distributions in respect of the Sub-Pool HI Amount Available are subordinated to the rights of the Class HI: A Certificate-holders; the rights of the Class HI: M-2 and Class HI: B Certificateholders to receive such distributions are subordinated to the rights of the Class HI: A Certificateholders and the Class HI: M-1 Certificateholders; the rights of the Class HI: B Certificateholders to receive such distributions are subordinated to the rights of the Class HI: A and Class HI: M Certificateholders; and the rights of the Class
                                HI: B-2 Certificateholders to receive such dis-tributions are subordinated to the rights of the Class HI: A, Class HI: M and Class HI: B-1 Certificateholders. Distributions will be made
                                on each Payment Date commencing in     1998 to
                                holders of record on the related Record Date, except that the final distribution in respect of the Sub-Pool HI Certificates will only be made upon presentation and surrender of the Sub-Pool HI Certificates at the office or agency appointed by the Trustee for that pur-pose in Minneapolis or St. Paul, Minnesota.

                               The "Class HI: M-1 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HI: M-1 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "C. Class
                                HI: M-1 Interest" below and (ii) an amount of principal calculated as described under "D. Class HI: M-1 Principal" below. The "Class HI:
                                M-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class HI: M-1 Formula Distribution Amount for such Payment Date or (ii) the Sub-Pool HI Amount Available in the Certificate Account available for dis-tribution to the Class HI: M-1 Certificateholders (after giving effect to the distribution made to Class HI: A Certificate-holders) on such Payment Date (the "Class HI:
                                M-1 Remaining Amount Available").

                               The "Class HI: M-2 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HI: M-2 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "E. Class
                                HI: M-2 Interest"
                                below and (ii) an amount of principal calcu-lated as described under "F. Class HI: M-2 Principal" below. The "Class HI: M-2 Distribu-tion Amount" for any Payment Date will equal the lesser of (i) the Class HI: M-2 Formula Distribution Amount for such Payment Date or
                                (ii) the Sub-Pool HI Amount Available in the
                                Certificate Account available for distribution to the Class HI: M-2 Certificateholders (after giving effect to the distribution made to Class
                                HI: A and Class HI: M-1 Certificateholders) on such Payment Date (the "Class HI: M-2 Remaining Amount Available").

                               The "Class HI: B-1 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HI: B-1 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "G. Class
                                HI: B-1 Interest" below and (ii) an amount of principal calculated as described under "H. Class HI: B-1 Principal" below. The "Class HI:
                                B-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class HI: B-1 Formula Distribution Amount for such Payment Date or (ii) the Sub-Pool HI Amount Available in the Certificate Account available for dis-tribution to the Class HI: B-1 Certificateholders (after giving effect to the distribution made to Class HI: A and Class HI:
                                M Certificateholders) on such Payment Date (the "Class HI: B-1 Remaining Amount Available").

                               The "Class HI: B-2 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HI: B-2 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "I. Class
                                HI: B-2 Interest" below and (ii) the amount of principal calculated as described in the first paragraph under "J. Class HI: B-2 Principal" below. The "Class HI: B-2 Distribution Amount" for any Payment Date will equal the lesser of
                                (i) the Class HI: B-2 Formula Distribution
                                Amount for such Payment Date or (ii) the Sub-Pool HI Amount Available in the Certificate Ac-count available for distribution to the Class
                                HI: B-2 Certificateholders (after giving effect to the distribution made to Class HI: A, Class
                                HI: M and Class HI: B-1 Certificateholders) on such Payment Date (the "Class HI: B-2 Remaining Amount Available").

                               See "Description of the Certificates" for a de-
                                tailed description of the amounts on deposit in the Certificate Account that will constitute the Sub-Pool HI Amount Available on each Pay-ment Date. The Sub-Pool HI Amount Available will consist primarily of payments made on or in respect of the Home Improvement Contracts comprising Sub-Pool HI and will include amounts otherwise payable to the Class HI: M Certificateholders, to the Class HI: B Certifi-cateholders, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servic-ing Fee with respect to the

                                Home Improvement Contracts, to the Company as the Class HI: B-2 Guaranty Fee, and to the Class C Certificateholders. The Class HI: M-1 Remaining Amount Available will include amounts otherwise payable to the holders of the Class
                                HI: M-2 Certificates, to the Class HI: B
                                Certificates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servic-ing Fee with respect to the Home Improvement Contracts, to the Company as the Class HI: B-2 Guaranty Fee, and to the Class C Certificate-holders. The Class HI: M-2 Remaining Amount Available will include amounts otherwise pay-able to the holders of the Class HI: B Certifi-cates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee with respect to the Home Improvement Contracts, to the Company as the Class HI: B-2 Guaranty Fee, and to the Class C Certificateholders. The Class HI: B-1 Remaining Amount Available will include amounts otherwise payable to the Class
                                HI: B-2 Certificateholders, to the Servicer (so long as the Company or any wholly owned subsid-iary of the Company is the Servicer) as the Monthly Servicing Fee with respect to the Home Improvement Contracts, to the Company as the Class HI: B-2 Guaranty Fee, and to the Class C Certificateholders. The Class HI: B-2 Remaining Amount Available will include amounts otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee with respect to the Home Improvement Contracts, to the Company as the Class HI: B-2 Guaranty Fee, and to the Class C Certificateholders.

                               The Class HI: A Principal Balance as of any Pay-
                                ment Date is the sum of the Class HI: A-1 Prin-cipal Balance, the Class HI: A-2 Principal Bal-ance and the Class HI: A-3 Principal Balance. The Class HI: M Principal Balance as of any Payment Date is the sum of the Class HI: M-1 Principal Balance and the Class HI: M-2 Princi-pal Balance. The Class HI: B Principal Balance as of any Payment Date is the sum of the Class
                                HI: B-1 Principal Balance and the Class HI: B-2 Principal Balance.

                               A portion of the interest otherwise payable on a
                                Payment Date to the Class HI: M and Class HI: B Certificateholders will be subordinated to other amounts payable to Sub-Pool HI Certificateholders on that Payment Date if on the preceding Payment Date the Principal Bal-ance of the Home Improvement Contracts compris-ing Sub-Pool HI is less than the sum of the Class HI: A, Class HI: M and Class HI: B Prin-cipal Balances, as further described below in the sections describing interest payable on the Class HI: M and Class HI: B Certificates.

A. Class HI: A Interest......  Interest on the outstanding Principal Balance of each Class of Class HI: A Certificates will ac-
                                crue from            , 1998,
                                or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               Interest will be paid concurrently on each Class
                                of Class HI: A Certificates on each Payment
                                Date, to the extent of the Sub-Pool HI Amount Available for such date in the Certificate Ac-count, at the related Pass-Through Rate on the then outstanding Class HI: A-1 Principal Bal-ance, Class HI: A-2 Principal Balance and Class
                                HI: A-3 Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Sub-Pool HI Amount Available in the Certif-icate Account is not sufficient to make a full distribution of interest to the holders of out-standing Class HI: A Certificates, the amount of interest to be distributed in respect of the Class HI: A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitle-ments to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to re-ceive on the next Payment Date. Any such amount so carried forward will bear interest at the related Pass-Through Rate, to the extent le-gally permissible. See "Description of the Cer-tificates--Distributions on Sub-Pool HI Certif-icates--Class HI: A Interest."

B. Class HI: A Principal.....  Holders of a Class of Class HI: A Certificates
                                will be entitled to receive on each Payment
                                Date as payments of principal, in the order of priority set forth below and to the extent of the Sub-Pool HI Amount Available in the Certif-icate Account after payment of all interest payable on each Class of Class HI: A Certifi-cates, the Sub-Pool HI Senior Percentage of the sum (such sum being hereinafter referred to as the "Sub-Pool HI Formula Principal Distribution Amount") of (i) all scheduled payments of prin-cipal due on each outstanding Home Improvement Contract during the related Due Period, (ii) the Scheduled Principal Balance of each Home Improvement Contract which, during such Due Pe-riod, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such Due Period in respect of Home Improvement Contracts, (iv) the Scheduled Principal Balance of each Home Improvement Contract that became a Liquidated Contract during such Due Period, and
                                (v) any amount described in clauses (i) through
                                (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class HI: B-2 Principal Bal-ance has been reduced to zero, or (b) such amount was not covered by a Class HI: B-2 Guaranty Pay- ment and corresponding reduction in the Class HI: B-2 Principal Balance. When the Principal Balance of a Class of Class HI: A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

                               The Sub-Pool HI Senior Percentage for any Pay-
                                ment Date prior to the Class HI: B Cross-over Date (as described below), and for any Payment Date on or after the Class HI: B Cross-over Date on which each Class HI: B Principal Dis-tribution Test (as described below) has not been satisfied, will equal 100%. On each Pay-ment Date on or after the Class HI: B Cross-over Date, if each Class HI: B Principal Dis-tribution Test has been satisfied on such Pay-ment Date, the Sub-Pool HI Senior Percentage will equal a fraction, expressed as a percent-age, the numerator of which is the sum of the Class HI: A Principal Balance and the Class HI:
                                M Principal Balance for such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI for the imme-diately preceding Payment Date.

                               The Scheduled Principal Balance of a Contract
                                with respect to any Payment Date is its princi-pal balance as of the scheduled payment date (the "Due Date") in the Due Period, after giv-ing effect to any previous partial Principal Prepayments applied and to the scheduled pay-ment due on such Due Date, and after giving ef-fect to any adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Princi-pal Balance, with respect to the Contract Pool or a given Sub-Pool as of any Payment Date, is the aggregate of the Scheduled Principal Bal-ances of Contracts comprising the Contract Pool or such Sub-Pool, as the case may be, that were outstanding during the preceding Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

                               The Sub-Pool HI Senior Percentage of the Sub-
                                Pool HI Formula Principal Distribution Amount will be distributed, to the extent of the Sub-Pool HI Amount Available after payment of in-terest on each Class of Class HI: A Certifi-cates, first, to the Class HI: A-1 Certificateholders until the Class HI: A-1 Principal Balance has been reduced to zero, then to the Class HI: A-2 Certificateholders until the Class HI: A-2 Principal Balance has been reduced to zero, and then to the Class HI:
                                A-3 Certificateholders until the Class HI: A-3 Principal Balance has been reduced to zero. Notwithstanding the foregoing, on any Payment Date as to which there is a Class HI: A Liqui-dation Loss Principal Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount is less than the Class HI: A Principal Balance), the remaining Sub-Pool HI Amount Available will be distrib-uted pro rata to each Class of Class HI: A Certificates based on the Class Principal Balance of each Class (but in no event will such amount exceed the Class Princi-pal Balance of any such Class).

C. Class HI: M-1 Interest....  Interest on the outstanding Class HI: M-1 Prin-
                                cipal Balance will accrue from            ,
                                1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be com-puted on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class HI: M-1 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HI: A Distribution Amount for such date, interest will be paid to the Class HI: M-1 Certificateholders on such Payment Date in an amount (the "Class HI: M-1 Interest Payment Amount") equal to the product of (a) the Class HI: M-1 Pass-Through Rate and
                                (b) the then outstanding Class HI: M-1 Princi-pal Balance less the Class HI: M-1 Liquidation Loss Principal Amount, if any. The "Class HI:
                                M-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class HI: M-2 Certif-icates, the Class HI: B-1 Certificates and the Class HI: B-2 Certificates. The "Sub-Pool HI Aggregate Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of (i) the sum of the Class HI: A Princi-pal Balance, the Class HI: M Principal Balance and the Class HI: B Principal Balance as of the preceding Payment Date (after giving effect to distributions of principal thereon) over (ii) the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount for such preceding Payment Date.

                               In the event that, on a particular Payment Date,
                                the Class HI: M-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, are not sufficient to make a full distribution of the Class HI: M-1 Inter-est Payment Amount, the amount of interest to be distributed in respect of the Class HI: M-1 Certificates will be allocated among the Class
                                HI: M-1 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be car-ried forward as an amount that the Class HI: M-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HI: M-1 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Sub-Pool HI Certifi-cates--Class HI: M-1 Interest."

D. Class HI: M-1 Principal...  Payments of principal on the Class HI: M-1 Cer-
                                tificates will not commence until the Class HI:
                                A Principal Balance has been reduced to zero. On each Payment Date on or after the date on which the Class HI: A Principal Balance has been reduced to zero, holders of Class HI: M-1 Certificates will be entitled to receive the Sub-Pool HI Se-nior Percentage of the Sub-Pool HI Formula Principal Distribution Amount, until the Class
                                HI: M-1 Principal Balance has been reduced to zero.

E. Class HI: M-2 Interest....  Interest on the outstanding Class HI: M-2 Prin-
                                cipal Balance will accrue from            ,
                                1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be com-puted on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class HI: M-2 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HI: A Distribution Amount and the Class HI: M-1 Distribution Amount for such date, interest will be paid to the Class HI: M-2 Certificateholders on such Payment Date in an amount (the "Class HI: M-2 Interest Payment Amount") equal to the product of (a) the Class HI: M-2 Pass-Through Rate and
                                (b) the then outstanding Class HI: M-2 Princi-pal Balance less the Class HI: M-2 Liquidation Loss Principal Amount, if any. The "Class HI:
                                M-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the Class HI: B Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class HI: M-2 Remaining Amount Available, plus other funds in the Certificate Account available therefor, are not sufficient to make a full distribution of the Class HI: M-2 Inter-est Payment Amount, the amount of interest to be distributed in respect of the Class HI: M-2 Certificates will be allocated among the Class
                                HI: M-2 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be car-ried forward as an amount that the Class HI: M-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HI: M-2 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Sub-Pool HI Certifi-cates--Class HI: M-2 Interest."

F. Class HI: M-2 Principal...  Payments of principal on the Class HI: M-2 Cer-
                                tificates will not commence until the Class HI:
                                A Principal Balance and the Class HI: M-1 Prin-cipal Balance have been reduced to zero. On each Payment Date on or after the date on which the Class HI: A Principal Balance and the Class
                                HI: M-1 Principal Balance have been reduced to zero, holders of Class HI: M-2 Certificates will be entitled to receive the Sub-Pool HI Se-nior Percentage of the Sub-Pool HI Formula Principal Distribution Amount, until the Class
                                HI: M-2 Principal Balance has been reduced to zero.

G. Class HI: B-1 Interest....  Interest on the outstanding Class HI: B-1 Prin-
                                cipal Balance will accrue from            ,
                                1998, or from the most recent Pay-
                                ment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class HI: B-1 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount and the Class HI: M-2 Distribution Amount for such date, interest will be paid to the Class
                                HI: B-1 Certificateholders on such Payment Date in an amount (the "Class HI: B-1 Interest Pay-ment Amount") equal to the product of (a) the Class HI: B-1 Pass-Through Rate and (b) the then outstanding Class HI: B-1 Principal Bal-ance less the Class HI: B-1 Liquidation Loss Principal Amount, if any. The "Class HI: B-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the Class HI: B-2 Princi-pal Balance.

                               In the event that, on a particular Payment Date,
                                the Class HI: B-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, are not sufficient to make a full distribution of the Class HI: B-1 Inter-est Payment Amount, the amount of interest to be distributed in respect of the Class HI: B-1 Certificates will be allocated among the Class
                                HI: B-1 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be car-ried forward as an amount that the Class HI: B-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HI: B-1 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Sub-Pool HI Certifi-cates--Class HI: B-1 Interest."

H. Class HI: B-1 Principal...  Payments of principal on the Class HI: B-1 Cer-
                                tificates will not commence until the Class HI:
                                B Cross-over Date, and will be made on that
                                Payment Date and each Payment Date thereafter only if each Class HI: B Principal Distribution Test is satisfied on such Payment Date (unless the Class HI: A Principal Balance and the Class
                                HI: M Principal Balance have been reduced to
                                zero). The Class HI: B Cross-over Date will be the earlier of (A) the Payment Date on which the Class HI: M-2 Principal Balance is reduced to zero and (B) the first Payment Date on or
                                after the Payment Date in         2001 on which
                                the fraction, expressed as a percentage, the numerator of which is the Class HI: B Principal Balance as of such Payment Date and the denomi-nator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Payment Date, is equal to or greater than 14%. The Class HI: B Principal Distribu-tion Tests on each Payment Date relate to losses and delinquencies on the Home Improve-ment Contracts, and are described under "De-scription of the Certificates--Distributions on Sub-Pool HI Certificates--Class HI: B-1 Principal."

                               On each Payment Date on or after the Class HI: B
                                Cross-over Date, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount will be paid to the Class HI: B-1 Certificateholders to the extent of the Class
                                HI: B-1 Remaining Amount Available after pay-ment of interest on the Class HI: B-1 Certifi-cates, until the Class HI: B-1 Principal Bal-ance has been reduced to zero.

                               The Class HI: B Percentage for any Payment Date
                                will be equal to 100% minus the Sub-Pool HI Se-nior Percentage. The Class HI: B Percentage for each Payment Date, if any, after the Class HI:
                                A Principal Balance and the Class HI: M Princi-pal Balance have been reduced to zero will be equal to 100%.

I. Class HI: B-2 Interest....  Interest on the outstanding Class HI: B-2 Prin-
                                cipal Balance will accrue from            ,
                                1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be com-puted on the basis of a 360-day year of twelve 30-day months.

                               To the extent of (i) the Class HI: B-2 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount and the Class HI: B-1 Distribution Amount for such date, and (ii) the Class HI: B-2 Guaranty Pay-ment, if any, for such date, interest will be paid to the Class HI: B-2 Certificateholders on such Payment Date in an amount (the "Class HI:
                                B-2 Interest Payment Amount") equal to the product of (a) the Class HI: B-2 Pass-Through Rate and (b) the then outstanding Class HI: B-2 Principal Balance less the Class HI: B-2 Liqui-dation Loss Principal Amount, if any. The "Class HI: B-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the lesser of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount and the Class HI: B-2 Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class HI: B-2 Remaining Amount Available in the Certificate Account plus any amounts actu-ally paid under the Class HI: B-2 Limited Guar-anty are not sufficient to make a full distri-bution of the Class HI: B-2 Interest Payment Amount, the amount of interest to be distrib-uted in respect of the Class HI: B-2 Certifi-cates will be allocated among the HI: B-2 Cer-tificates pro rata in accordance with their re-spective entitlements to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class HI: B-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HI: B-2 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Sub-Pool HI Certifi-cates--Class HI: B-2 Interest."

J. Class HI: B-2 Principal...  Except for payments of the Class HI: B-2 Liqui-
                                dation Loss Principal Amount, payments of prin-cipal on the Class HI: B-2 Certificates will not commence until the Payment Date on which the Class HI: B-1 Principal Balance has been reduced to zero (the "Class HI: B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class HI: B Principal Distribution Test is sat-isfied on such Payment Date (unless the Class
                                HI: A Principal Balance and the Class HI: M
                                Principal Balance have been reduced to zero). On any such Payment Date, the Class HI: B Per-centage of the Sub-Pool HI Formula Principal Distribution Amount will be distributed, to the extent of the Class HI: B-2 Remaining Amount Available and any amounts actually paid under the Class HI: B-2 Limited Guaranty after pay-ment of interest on the Class HI:B-2 Certifi-cates, to the Class HI: B-2 Certificateholders until the Class HI: B-2 Principal Balance has been reduced to zero. See "Description of the Certificates--Distributions on Sub-Pool HI Cer-tificates--Class HI: B-2 Principal."

                               On each Payment Date, the Class HI: B-2
                                Certificateholders will be entitled to receive, pursuant to the Class HI: B-2 Limited Guaranty, the Class HI: B-2 Liquidation Loss Principal Amount until the Class HI: B-2 Principal Bal-ance has been reduced to zero.

Distributions on Sub-Pool HE
 Certificates................
                               On each Payment Date, distributions on the Sub-
                                Pool HE Certificates will be made first to the holders of the Class HE: A Certificates, then to the holders of the Class HE: M Certificates, and then to the holders of the Class HE: B Cer-tificates, in the manner described below. Dis-tributions of interest and principal on the Sub-Pool HE Certificates will be made primarily from amounts available in respect of the Home Equity Contracts comprising Sub-Pool HE, al-though, under certain circumstances as de-scribed herein, amounts available in respect of the Home Improvement Contracts in Sub-Pool HI may be available to make such distributions.

                               Distributions of interest and principal to the
                                holders of a Class of Class HE: A Certificates will be made, to the extent that the Sub-Pool HE Amount Available (as defined herein) in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respec-tive Percentage Interests of the amount of in-terest calculated as described below under "A. Class HE: A Interest", (ii) with respect to the Class HE: A-1 ARM Certificates, their respec-tive Percentage Interests of the Class HE: A-1 ARM Formula Principal Distribution Amount (as defined below) and (iii) with respect to each other Class of Class HE: A Certificates (other than the Class HE: A-7 IO Certificates), their respective Percentage Interests of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution

                                Amount (each as defined below) for the related Payment Date, in the order of priority de-scribed below under "B. Class HE: A Principal." Distributions of interest and principal to the Class HE: M-1 Certificateholders will be made in an amount equal to their respective Percent-age Interests multiplied by the Class HE: M-1 Distribution Amount (as described below). Dis-tributions of interest and principal to the Class HE: M-2 Certificateholders will be made in an amount equal to their respective Percent-age Interests multiplied by the Class HE: M-2 Distribution Amount (as described below). Dis-tributions of interest and principal to the Class HE: B-1 Certificateholders will be made in an amount equal to their respective Percent-age Interests multiplied by the Class HE: B-1 Distribution Amount (as described below). Dis-tributions of interest and principal to the Class HE: B-2 Certificateholders will be made in an amount equal to their respective Percent-age Interests of the Class HE: B-2 Distribution Amount and any Class HE: B-2 Guaranty Payment (each as described below). The rights of the Class HE: M and Class HE: B Certificateholders to receive distributions in respect of the Sub-Pool HE Amount Available are subordinated to the rights of the Class HE: A Certificate-holders; the rights of the Class HE: M-2 and Class HE: B Certificateholders to receive such distributions are subordinated to the rights of the Class HE: A Certificateholders and the Class HE: M-1 Certificateholders; the rights of the Class HE: B Certificateholders to receive such distributions are subordinated to the rights of the Class HE: A and Class HE: M Certificateholders; and the rights of the Class
                                HE: B-2 Certificateholders to receive such dis-tributions are subordinated to the rights of the Class HE: A, Class HE: M and Class HE: B-1 Certificateholders. Distributions will be made
                                on each Payment Date commencing in         1998
                                to holders of record on the related Record
                                Date, except that the final distribution in re-spect of the Sub-Pool HE Certificates will only be made upon presentation and surrender of the Sub-Pool HE Certificates at the office or agency appointed by the Trustee for that pur-pose in Minneapolis or St. Paul, Minnesota.

                               The "Class HE: M-1 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HE: M-1 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "C. Class
                                HE: M-1 Interest" below and (ii) an amount of principal calculated as described under "D. Class HE: M-1 Principal" below. The "Class HE:
                                M-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class HE: M-1 Formula Distribution Amount for such Payment Date or (ii) the Sub-Pool HE Amount Available in the Certificate Account available for dis-tribution to the Class HE: M-1 Certificateholders (after giving effect to the distribution made to Class HE: A Certificateholders) on such Payment Date (the "Class HE: M-1 Remaining Amount Available").

                               The "Class HE: M-2 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HE: M-2 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "E. Class
                                HE: M-2 Interest" below and (ii) an amount of principal calculated as described under "F. Class HE: M-2 Principal" below. The "Class HE:
                                M-2 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class HE: M-2 Formula Distribution Amount for such Payment Date or (ii) the Sub-Pool HE Amount Available in the Certificate Account available for dis-tribution to the Class HE: M-2 Certificate-holders (after giving effect to the distribu-tion made to Class HE: A and Class HE: M-1 Certificateholders) on such Payment Date (the "Class HE: M-2 Remaining Amount Available").

                               The "Class HE: B-1 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HE: B-1 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "G. Class
                                HE: B-1 Interest" below and (ii) an amount of principal calculated as described under "H. Class HE: B-1 Principal" below. The "Class HE:
                                B-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class HE: B-1 Formula Distribution Amount for such Payment Date or (ii) the Sub-Pool HE Amount Available in the Certificate Account available for dis-tribution to the Class HE: B-1 Certificateholders (after giving effect to the distribution made to Class HE: A and Class HE:
                                M Certificateholders) on such Payment Date (the "Class HE: B-1 Remaining Amount Available").

                               The "Class HE: B-2 Distribution Amount" for any
                                Payment Date is intended to be equal to the "Class HE: B-2 Formula Distribution Amount," which equals the sum of (i) the amount of in-terest calculated as described under "I. Class
                                HE: B-2 Interest" below and (ii) the amount of principal calculated as described in the first paragraph under "J. Class HE: B-2 Principal" below. The "Class HE: B-2 Distribution Amount" for any Payment Date will equal the lesser of
                                (i) the Class HE: B-2 Formula Distribution
                                Amount for such Payment Date or (ii) the Sub-Pool HE Amount Available in the Certificate Ac-count available for distribution to the Class
                                HE: B-2 Certificateholders (after giving effect to the distribution made to Class HE: A, Class
                                HE: M and Class HE: B-1 Certificateholders) on such Payment Date (the "Class HE: B-2 Remaining Amount Available").

                               See "Description of the Certificates" for a de-
                                tailed description of the amounts on deposit in the Certificate Account that will constitute the Sub-Pool HE Amount Available on each Pay-ment Date. The Sub-Pool HE Amount Available will consist primarily of payments made on or in respect of the Home Equity Contracts com-prising Sub-Pool HE and will include amounts other-wise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servicing Fee with respect to the Home Equity Contracts, to the Company as the Class HE: B-2 Guaranty Fee, and to the Class C Certificateholders. The Class HE: M-1 Remaining Amount Available will include amounts otherwise payable to the holders of the Class HE: M-2 Certificates, to the Class HE: B Certificates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servicing Fee with respect to the Home Equity Contracts, to the Company as the Class HE: B-2 Guaranty Fee, and to the Class C Certificateholders. The Class HE: M-2 Remaining Amount Available will include amounts otherwise payable to the hold-ers of the Class HE: B Certificates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servicing Fee with respect to the Home Equity Contracts, to the Company as the Class HE: B-2 Guaranty Fee, and to the Class C Certificateholders. The Class HE: B-1 Remaining Amount Available will include amounts otherwise payable to the Class
                                HE: B-2 Certificateholders, to the Servicer (so long as the Company or any wholly owned subsid-iary of the Company is the Servicer) as the re-lated Monthly Servicing Fee with respect to the Home Equity Contracts, to the Company as the Class HE: B-2 Guaranty Fee, and to the Class C Certificateholders. The Class HE: B-2 Remaining Amount Available will include amounts otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servic-ing Fee with respect to the Home Equity Con-tracts, to the Company as the Class HE: B-2 Guaranty Fee, and to the Class C Certificateholders.

                               The "Class HE: A Principal Balance" as of any
                                Payment Date is the sum of the Class HE: A-1
                                ARM Principal Balance, Class HE: A-1 Principal Balance, the Class HE: A-2 Principal Balance, the Class HE: A-3 Principal Balance, the Class
                                HE: A-4 Principal Balance, the Class HE: A-5
                                Principal Balance and the Class HE: A-6 Princi-pal Balance. The Class HE: M Principal Balance as of any Payment Date is the sum of the Class
                                HE: M-1 Principal Balance and the Class HE: M-2 Principal Balance. The Class HE: B Principal Balance as of any Payment Date is the sum of the Class HE: B-1 Principal Balance and the Class HE: B-2 Principal Balance.

                               A portion of the interest otherwise payable on a
                                Payment Date to the Class HE: M and Class HE: B Certificateholders will be subordinated to other amounts payable to Sub-Pool HE Certificateholders on that Payment Date if on the preceding Payment Date the Principal Bal-ance of the Home Equity Contracts comprising Sub-Pool HE is less than the sum of the Class HE: A, Class HE: M and Class HE: B Principal Balances, as further described below in the sections describing interest payable on the Class HE: M and Class HE: B Certificates.

A. Class HE: A Interest......  Interest on the outstanding Principal Balance of each Class of Class HE: A Certificates will ac-
                                crue from           , 1998, or from the most
                                recent Payment Date on which interest has been paid, to but excluding the following Payment Date. Interest on each Class of HE: A Certifi-cates, other than the Class HE: A-1 ARM Certif-icates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class HE: A-l ARM Certificates will be com-puted on the basis of actual days elapsed in a 360-day year.

                               Interest will be paid concurrently on each Class
                                of Class HE: A Certificates on each Payment
                                Date, to the extent of the Sub-Pool HE Amount Available for such date in the Certificate Ac-count, at the related Pass-Through Rate on the then outstanding Class HE: A-1 ARM Principal Balance, Class HE: A-1 Principal Balance, Class
                                HE: A-2 Principal Balance, Class HE: A-3 Prin-cipal Balance, Class HE: A-4 Principal Balance, Class HE: A-5 Principal Balance, Class HE: A-6 Principal Balance and Class HE: A-7 IO Notional Principal Amount.

                               In the event that, on a particular Payment Date,
                                the Sub-Pool HE Amount Available in the Certif-icate Account is not sufficient to make a full distribution of interest to the holders of out-standing Class HE: A Certificates, the amount of interest to be distributed in respect of the Class HE: A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitle-ments to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to re-ceive on the next Payment Date. Any such amount so carried forward will bear interest at the related Pass-Through Rate, to the extent le-gally permissible. See "Description of the Cer-tificates--Distributions on Sub-Pool HE Certif-icates--Class HE: A Interest."

B. Class HE: A Principal.....  Holders of a Class of Class HE: A Certificates
                                (other than the Class HE: A-7 IO Certificates) will be entitled to receive payments of princi-pal on each Payment Date in the order of prior-ity set forth below and to the extent of the Sub-Pool HE Amount Available in the Certificate Account after payment of all interest payable on each Class of Class HE: A Certificates. Holders of the Class HE: A-1 ARM Certificates will be entitled to receive, as payments of principal, an amount equal to the Class HE: A-1 ARM Formula Principal Distribution Amount. The "Class HE: A-1 ARM Formula Principal Distribu-tion Amount" on or before the Payment Date on which the Class HE: A-1 ARM Certificates have been paid in full will generally be equal to the lesser of (A) the Class HE: A-1 ARM Principal Balance or (B) the sum of the follow-ing: (i) all scheduled payments of principal due on each outstanding Adjustable Rate Con-tract during the related Due Period; (ii) the Scheduled Principal Balance of each Adjustable Rate Contract which, during the related Due Pe-riod, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties; (iii) the Scheduled Principal Balance of each Adjustable Rate Contract that became a Liquidated Contract during the related Due Period; (iv) all partial Principal Prepayments applied and Principal Prepayments in Full received on each Adjustable Rate Contract during the related Due Period; and (v) on any Payment Date which is on or af-ter the Payment Date on which the Class HE: A-1, A-2, A-3, A-4, A-5 and A-6 Certificates have been paid in full, (a) the Sub-Pool HE Senior Percentage times (x) the sum of the amounts de-scribed in clauses (i) through (v) of the defi-nition of the Sub-Pool HE Formula Principal Distribution Amount less (y) the sum of the amounts described in clauses (i) through (iv) of the definition of the Sub-Pool HE: A-1 ARM Formula Principal Distribution Amount less (b) the amount, if any, distributed in payment of principal on the Class HE: A-1, A-2, A-3, A-4, A-5 and A-6 Certificates on such Payment Date.

                               The Class HE: A-7 IO Certificates are interest-
                                only Certificates and are not entitled to re-ceive distributions of principal.

                               Holders of the Class HE: A Certificates (other
                                than the Class HE: A-1 ARM Certificates and the Class HE: A-7 IO Certificates) will be entitled to receive, as payments of principal, an amount equal to the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount. The Sub-Pool HE Formula Principal Dis-tribution Amount is (A) the sum of (i) all scheduled payments of principal due on each outstanding Home Equity Contract during the re-lated Due Period, (ii) the Scheduled Principal Balance of each Home Equity Contract which, during the related Due Period, was purchased by the Company pursuant to the Agreement on ac-count of certain breaches of its representa-tions and warranties, (iii) all partial Princi-pal Prepayments applied and all Principal Pre-payments in Full received during the related Due Period in respect of Home Equity Contracts,
                                (iv) the Scheduled Principal Balance of each
                                Home Equity Contract that became a Liquidated Contract during the related Due Period and (v) any amount described in clauses (i) through
                                (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class HE: B-2 Principal Bal-ance has been reduced to zero, or (b) such amount was not covered by a Class HE: B-2 Guar-anty Payment and corresponding reduction in the

                                Class HE: B-2 Principal Balance, minus (B) the Class HE: A-1 ARM Formula Principal Distribu-tion Amount. When the Principal Balance of a Class of Class HE: A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

                               The Sub-Pool HE Senior Percentage for any Pay-
                                ment Date prior to the Class HE: B Cross-over Date (as described below), and for any Payment Date on or after the Class HE: B Cross-over Date on which any Class HE: B Principal Distri-bution Test (as described below) has not been satisfied, will equal 100%. On each Payment Date on or after the Class HE: B Cross-over Date, if each Class HE: B Principal Distribu-tion Test has been satisfied on such Payment Date, the Sub-Pool HE Senior Percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class
                                HE: A Principal Balance (excluding the Class
                                HE: A-1 ARM Principal Balance) and the Class
                                HE: M Principal Balance for such Payment Date and the denominator of which is the Pool Sched-uled Principal Balance of the Home Equity Con-tracts other than the Adjustable Rate Contracts for the immediately preceding Payment Date.

                               The Sub-Pool HE Senior Percentage of the Sub-
                                Pool HE Formula Principal Distribution Amount will be distributed, to the extent of the Sub-Pool HE Amount Available after payment of in-terest on each Class of Class HE: A Certifi-cates, as follows: (i) that portion, if any, of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount equal to the Class HE: A-6 Lockout Pro Rata Distribution Amount will be distributed to the Class HE: A-6 Certificateholders; and (ii) the remainder of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribu-tion Amount will be distributed in the follow-ing order: first, to the Class HE: A-1 Certificateholders until the Class HE: A-1 Principal Balance has been reduced to zero, then to the Class HE: A-2 Certificateholders until the Class HE: A-2 Principal Balance has been reduced to zero, then to the Class HE: A-3 Certificateholders until the Class HE: A-3 Principal Balance has been reduced to zero, then to the Class HE: A-4 Certificateholders until the Class HE: A-4 Principal Balance has been reduced to zero and then to the Class HE:
                                A-5 Certificateholders until the Class HE: A-5 Principal Balance has been reduced to zero. Af-ter the Class HE: A-5 Principal Balance has been reduced to zero, Holders of the Class HE:
                                A-6 Certificates will be entitled to receive the entire Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount, up to the amount necessary to reduce the Class HE: A-6 Principal Balance to zero, to the extent the remaining Sub-Pool HE Amount Available is sufficient therefor.

                               The "Class HE: A-6 Lockout Pro Rata Distribution
                                Amount," as to any Payment Date, is an amount equal to the lesser of:

                               (a) the product of (1) the Class HE: A-6 Lockout
                                   Percentage, and (2) the product of (A) a fraction, the numerator of which is the Class HE: A-6 Principal Balance immediately preceding such Payment Date and the denomi-nator of which is the Class HE: A Principal Balance less the Class HE: A-1 ARM Principal Balance immediately preceding such Payment Date, and (B) the Sub-Pool HE Senior Per-centage of the Sub-Pool HE Formula Principal Distribution Amount for such Payment Date, and

                               (b) the Class HE: A-6 Principal Balance immedi-
                                   ately preceding such Payment Date.

                               The "Class HE: A-6 Lockout Percentage," as to
                                any Payment Date occurring during the periods set forth below, is the percentage designated as such as follows:

                                                                CLASS HE: A-6
                    PERIOD (DATES INCLUSIVE)                  LOCKOUT PERCENTAGE
                    ------------------------                  ------------------
                            1998 through          2000.......         0%
                            2001 through          2002.......        20%
                            2003 through          2003.......        80%
                            2004 through          2004.......        100%
                            2005 and thereafter..............        300%

                               On any Payment Date as to which there is a Class
                                HE: A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Sched-uled Principal Balance of Sub-Pool HE plus the Pre-Funded Amount is less than the Class HE: A Principal Balance), the remaining Sub-Pool HE Amount Available will be distributed pro rata to each Class of Class HE: A Certificates based on the Class Principal Balance of each Class (but in no event will such amount exceed the Class Principal Balance of any such Class).

                               If, as to any Payment Date, the remaining Sub-
                                Pool HE Amount Available remaining after dis-tributions of interest on the Class HE: A Cer-tificates is less than the sum of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount and the Class HE:
                                A-1 ARM Formula Principal Distribution Amount, the amounts to be distributed to the Class HE-A Certificateholders (including the Class HE: A-1 ARM Certificateholders) will be allocated pro rata based upon the respective portions of the Sub-Pool HE Amount Available that would have been distributed to the Class HE: A Certificateholders, as described above, had the remaining Sub-Pool HE Amount Available been sufficient therefor.

C. Class HE: M-1 Interest....  Interest on the outstanding Class HE: M-1 Prin-
                                cipal Balance will accrue from            ,
                                1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class HE: M-1 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HE: A Distribution Amount for such date, interest will be paid to the Class HE: M-1 Certificateholders on such Payment Date in an amount (the "Class HE: M-1 Interest Payment Amount") equal to the product of (a) the Class HE: M-1 Pass-Through Rate and
                                (b) the then outstanding Class HE: M-1 Princi-pal Balance less the Class HE: M-1 Liquidation Loss Principal Amount, if any. The "Class HE:
                                M-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class HE: M-2 Certif-icates, the Class HE: B-1 Certificates and the Class HE: B-2 Certificates. The "Sub-Pool HE Aggregate Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of (i) the sum of the Class HE: A Princi-pal Balance, the Class HE: M Principal Balance and the Class HE: B Principal Balance as of the preceding Payment Date (after giving effect to distributions of principal thereon) over (ii) sum of the Pool Scheduled Principal Balance of Sub-Pool HE plus the Sub-Pool HE Pre-Funded Amount for such preceding Payment Date.

                               In the event that, on a particular Payment Date,
                                the Class HE: M-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, are not sufficient to make a full distribution of the Class HE: M-1 Inter-est Payment Amount, the amount of interest to be distributed in respect of the Class HE: M-1 Certificates will be allocated among the Class
                                HE: M-1 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be car-ried forward as an amount that the Class HE: M-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HE: M-1 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Sub-Pool HE Certifi-cates--Class HE: M-1 Interest."

D. Class HE: M-1 Principal...  Payments of principal on the Class HE: M-1 Cer-
                                tificates will not commence until the Class HE:
                                A Principal Balance has been reduced to zero. On each Payment Date on or after the date on which the Class HE: A Principal Balance has been reduced to zero, holders of Class HE: M-1 Certificates will be entitled to receive the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount, until the Class HE: M-1 Principal Balance has been reduced to zero.

E. Class HE: M-2 Interest....  Interest on the outstanding Class HE: M-2 Prin-
                                cipal Balance will accrue from            ,
                                1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class HE: M-2 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HE: A Distribution Amount and the Class HE: M-1 Distribution Amount for such date, interest will be paid to the Class HE: M-2 Certificateholders on such Payment Date in an amount (the "Class HE: M-2 Interest Payment Amount") equal to the product of (a) the Class HE: M-2 Pass-Through Rate and
                                (b) the then outstanding Class HE: M-2 Princi-pal Balance less the Class HE: M-2 Liquidation Loss Principal Amount, if any. The "Class HE:
                                M-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the Class HE: B Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class HE: M-2 Remaining Amount Available, plus other funds in the Certificate Account available therefor, are not sufficient to make a full distribution of the Class HE: M-2 Inter-est Payment Amount, the amount of interest to be distributed in respect of the Class HE: M-2 Certificates will be allocated among the Class
                                HE: M-2 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be car-ried forward as an amount that the Class HE: M-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HE: M-2 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Sub-Pool HE Certifi-cates--Class HE: M-2 Interest."

F. Class HE: M-2 Principal...  Payments of principal on the Class HE: M-2 Cer-
                                tificates will not commence until the Class HE:
                                A Principal Balance and the Class HE: M-1 Prin-cipal Balance have been reduced to zero. On each Payment Date on or after the date on which the Class HE: A Principal Balance and the Class
                                HE: M-1 Principal Balance have been reduced to zero, holders of Class HE: M-2 Certificates will be entitled to receive the Sub-Pool HE Se-nior Percentage of the Sub-Pool HE Formula Principal Distribution Amount, until the Class
                                HE: M-2 Principal Balance has been reduced to zero.

G. Class HE: B-1 Interest....  Interest on the outstanding Class HE: B-1 Prin-
                                cipal Balance will accrue from            ,
                                1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be com-puted on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class HE: B-1 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HE: A Distribution Amount, the Class HE: M-1 Distribution Amount and the Class HE: M-2 Distribution Amount for such date, in-terest will be paid to the Class HE: B-1 Certificateholders on such Payment Date in an amount (the "Class HE: B-1 Interest Payment Amount") equal to the product of (a) the Class
                                HE: B-1 Pass-Through Rate and (b) the then out-standing Class HE: B-1 Principal Balance less the Class HE: B-1 Liquidation Loss Principal Amount, if any. The "Class HE: B-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the Class HE: B-2 Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class HE: B-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, are not sufficient to make a full distribution of the Class HE: B-1 Inter-est Payment Amount, the amount of interest to be distributed in respect of the Class HE: B-1 Certificates will be allocated among the Class
                                HE: B-1 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be car-ried forward as an amount that the Class HE: B-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HE: B-1 Pass-Through Rate. See "Description of the Certifi-cates--Distributions on Sub-Pool HE Certifi-cates--Class HE: B-1 Interest."

H. Class HE: B-1 Principal...  Payments of principal on the Class HE: B-1 Cer-
                                tificates will not commence until the Class HE:
                                B Cross-over Date, and will be made on that
                                Payment Date and each Payment Date thereafter only if each Class HE: B Principal Distribution Test is satisfied on such Payment Date (unless the Class HE: A Principal Balance and the Class
                                HE: M Principal Balance have been reduced to
                                zero). The Class HE: B Cross-over Date will be the earlier of (A) the Payment Date on which the Class HE: M-2 Principal Balance is reduced to zero and (B) the first Payment Date on or
                                after the Payment Date in         2001 on which
                                the fraction, expressed as a percentage, the
                                numerator of which is the Class HE: B Principal Balance as of such Payment Date and the denomi-nator of which is the Pool Scheduled Principal Balance of Sub-Pool HE as of the immediately preceding Payment Date, is equal to or greater
                                than    %. The Class HE: B Principal Distribu-
                                tion Tests on each Payment Date relate to losses and delinquencies on the Home Equity Contracts, and are described under "Description of the Certificates--Distributions on Sub-Pool HE Certificates--Class HE: B-1 Principal."

                               On each Payment Date on or after the Class HE: B
                                Cross-over Date, the Class HE: B Percentage of the Sub-Pool HE Formula Principal Distribution Amount will be paid to the Class HE: B-1 Certificateholders to the extent of the Class
                                HE: B-1 Remaining Amount Available after pay-ment of interest on the Class HE: B-1 Certifi-cates, until the Class HE: B-1 Principal Bal-ance has been reduced to zero.

                               The Class HE: B Percentage for any Payment Date
                                will be equal to 100% minus the Sub-Pool HE Se-nior Percentage. The Class HE: B Percentage for each Payment Date, if any, after the Class HE:
                                A Principal Balance and the Class HE: M Princi-pal Balance have been reduced to zero will be equal to 100%.

I. Class HE: B-2 Interest....  Interest on the outstanding Class HE: B-2 Prin-
                                cipal Balance will accrue from            ,
                                1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be com-puted on the basis of a 360-day year of twelve 30-day months.

                               To the extent of (i) the Class HE: B-2 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class HE: A Distribution Amount, the Class HE: M-1 Distribution Amount, the Class HE: M-2 Distribution Amount and the Class HE: B-1 Distribution Amount for such date, and (ii) the Class HE: B-2 Guaranty Pay-ment, if any, for such date, interest will be paid to the Class HE: B-2 Certificateholders on such Payment Date in an amount (the "Class HE:
                                B-2 Interest Payment Amount") equal to the product of (a) the Class HE: B-2 Pass-Through Rate and (b) the then outstanding Class HE: B-2 Principal Balance less the Class HE: B-2 Liqui-dation Loss Principal Amount, if any. The "Class HE: B-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the lesser of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount and the Class HE: B-2 Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class HE: B-2 Remaining Amount Available in the Certificate Account plus any amounts actu-ally paid under the Class HE: B-2 Limited Guar-anty are not sufficient to make a full distri-bution of the Class HE: B-2 Interest Payment Amount, the amount of interest to be distrib-uted in respect of the Class HE: B-2 Certifi-cates will be allocated among the Class HE: B-2 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class HE: B-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class HE: B-2 Pass-Through Rate. See "Description of the Certifi-cates-- Distributions on Sub-Pool HE Certifi-cates--Class HE: B-2 Interest."

J. Class HE: B-2 Principal...  Except for payments of the Class HE: B-2 Liqui-
                                dation Loss Principal Amount, payments of prin-cipal on the Class HE: B-2 Certificates will not commence until the Payment Date on which the Class HE: B-1 Principal Balance has been reduced to zero (the "Class HE: B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class HE: B Principal Distribution Test is sat-isfied on such Payment Date (unless the Class
                                HE: A Principal Balance and the

                                Class HE: M Principal Balance have been reduced to zero). On any such Payment Date, the Class
                                HE: B Percentage of the Sub-Pool HE Formula
                                Principal Distribution Amount will be distrib-uted, to the extent of the Class HE: B-2 Re-maining Amount Available and any amounts actu-ally paid under the Class HE: B-2 Limited Guar-anty after payment of interest on the Class HE:
                                B-2 Certificates, to the Class HE: B-2
                                Certificateholders until the Class HE: B-2
                                Principal Balance has been reduced to zero. See "Description of the Certificates--Distributions on Sub-Pool HE Certificates--Class HE: B-2 Principal."

                               On each Payment Date, the Class HE: B-2
                                Certificateholders will be entitled to receive, pursuant to the Class HE: B-2 Limited Guaranty, the Class HE: B-2 Liquidation Loss Principal Amount until the Class HE: B-2 Principal Bal-ance has been reduced to zero.

Subordination of Class HI: M
 and Class HI: B
 Certificates................
                               The rights of the holders of the Class HI: M
                                Certificates and Class HI: B Certificates to receive distributions with respect to the Home Improvement Contracts comprising Sub-Pool HI, as well as any other amounts constituting the Sub-Pool HI Amount Available, will be subordi-nated, to the extent described herein, to such rights of the holders of the Class HI: A Cer-tificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: A Certificates of the full amount of their scheduled monthly pay-ments of interest and principal and to afford such holders protection against losses on Liq-uidated Home Improvement Contracts.

                               The protection afforded to the holders of the
                                Class HI: A Certificates by means of the subor-dination of the Class HI: M and Class HI: B Certificates will be accomplished by the pref-erential right of the Class HI: A Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HI: M and Class HI: B Cer-tificates, the amounts of interest and princi-pal due them on each Payment Date out of the Sub-Pool HI Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HI: A Certificate-holders to receive future distributions of Sub-Pool HI Amounts Available that would otherwise be payable to the holders of the Class HI: M and Class HI: B Certificates.

                               In addition, the rights of the holders of the
                                Class HI: M-2 Certificates and Class HI: B Cer-tificates to receive distributions with respect to the Home Improvement Contracts, as well as any other amounts constituting Sub-Pool HI Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class HI: M-1 Certificates. This subordination is intended to enhance the like-lihood of regular receipt by the holders of the Class HI: M-1 Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Home Improvement Con-tracts.

                               The protection afforded to the holders of the
                                Class HI: M-1 Certificates by means of the sub-ordination of the Class HI: M-2 and Class HI: B Certificates will be accomplished by the pref-erential right of the Class HI: M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HI: M-2 and Class HI: B Certificates, the amounts of interest and prin-cipal due them on each Payment Date out of the Class HI: M-1 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HI: M-1 Certificateholders to receive future distribu-tions of Class HI: M-1 Remaining Amounts Avail-able that would otherwise be payable to the holders of the Class HI: M-2 and Class HI: B Certificates.

                               In addition, the rights of the holders of the
                                Class HI: B Certificates to receive distribu-tions with respect to the Home Improvement Con-tracts, as well as any other amounts constitut-ing Sub-Pool HI Amount Available, will be sub-ordinated, to the extent described herein, to such rights of the holders of the Class HI: M-2 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: M-2 Certificates of the full amount of their scheduled monthly payments of interest and principal and to af-ford such holders protection against losses on Liquidated Home Improvement Contracts.

                               The protection afforded to the holders of the
                                Class HI: M-2 Certificates by means of the sub-ordination of the Class HI: B Certificates will be accomplished by the preferential right of the Class HI: M-2 Certificateholders to receive prior to any distribution being made on a Pay-ment Date in respect of the Class HI: B Certif-icates, the amounts of interest and principal due them on each Payment Date out of the Class
                                HI: M-2 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HI: M-2 Certificateholders to receive future distribu-tions of Class HI: M-2 Remaining Amounts Avail-able that would otherwise be payable to the holders of the Class HI: B Certificates.

                               In addition, the rights of the holders of the
                                Class HI: B-2 Certificates to receive distribu-tions with respect to the Home Improvement Con-tracts, as well as any other amounts constitut-ing Sub-Pool HI Amount Available, will be sub-ordinated, to the extent described herein, to such rights of the holders of the Class HI: B-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: B-1 Certificates of the full amount of their scheduled monthly payments of interest and principal and to af-ford such holders protection against losses on Liquidated Home Improvement Contracts.

                               The protection afforded to the holders of the
                                Class HI: B-1 Certificates by means of the sub-ordination of the Class HI: B-2 Certificates will be accomplished by the preferential right of the Class HI: B-1 Certificateholders to re-ceive prior to any distribution being made on a Payment Date in respect of the Class HI: B-2 Certificates, the amounts of interest and prin-cipal due them on each Payment Date out of the Class HI: B-1 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HI: B-1 Certificateholders to receive future distribu-tions of Class HI: B-1 Remaining Amounts Avail-able that would otherwise be payable to the holders of the Class HI: B-2 Certificates.

                               If a Class HI: B-2 Guaranty Payment is required
                                 for any Payment Date and the Company fails to
                                pay such amount pursuant to the Class HI: B-2
                                Limited Guaranty, the Class HI: B-2
                                Certificateholders may incur losses on their investment in the Class HI: B-2 Certificates to the extent such losses are not made up from fu-ture payments on the Home Improvement Con-tracts. See "Description of the Certificates-- Subordination of Class HI: M Certificates and Class HI: B Certificates."

Losses on Liquidated Home
 Improvement Contracts.......
                               As described above, the distribution of princi-
                                pal to the Class HI: A Certificateholders is intended to include the Sub-Pool HI Senior Per-centage of the Scheduled Principal Balance of each Home Improvement Contract that became a Liquidated Contract during the preceding Due Period. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract plus accrued and unpaid interest thereon, the deficiency will, in effect, be ab-sorbed by the Class C Certificateholders, then the Class HI: B-2 Guaranty Fee otherwise pay-able to the Company, then the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, then the Class
                                HI: B-2 Certificateholders, then the Class HI:
                                B-1 Certificateholders, then the Class HI: M-2 Certificateholders and then the Class HI: M-1 Certificateholders, since a portion of the Sub-Pool HI Amount Available equal to such defi-ciency and otherwise distributable to them will be paid to the Class HI: A Certificateholders. Likewise, to the extent the Class HI: M-1 Certificateholders or the Class HI: M-2 Certificateholders are entitled to receive dis-tributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority.

                               If the Sub-Pool HI Amount Available is not suf-
                                ficient to cover the entire amount distributa-ble to the Class HI: A Certificateholders, the Class HI: M-1 Certificateholders or the Class
                                HI: M-2 Certificateholders on a particular Pay-ment Date, then the Sub-

                                Pool HI Senior Percentage on future Payment
                                Dates may be increased and the Class HI: B Per-centage on future Payment Dates may be reduced as a result of such deficiency.

                               But for the effect of the subordination of the
                                Class HI: M-2, Class HI: B and Class C Certifi-cates, the Class HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI: M-1 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liqui-dation Proceeds are less than its unpaid prin-cipal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordi-nation of Class HI: M Certificates and Class
                                HI: B Certificates."

                               But for the effect of the subordination of the
                                Class HI: B and Class C Certificates, the Class
                                HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI:
                                M-2 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liquidation Pro-ceeds are less than its unpaid principal bal-ance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class HI: M Certificates and Class HI: B Certificates."

                               But for the effect of the subordination of the
                                Class HI: B-2 and Class C Certificates, the
                                Class HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI:
                                B-1 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liquidation Pro-ceeds are less than its unpaid principal bal-ance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates-- Subordina-tion of Class HI: M Certificates and Class HI:
                                B Certificates."

                               But for the payments under the Class HI: B-2
                                Limited Guaranty described below and the subor-dination of the Class C Certificates, the Class
                                HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class
                                HI: B-2 Certificateholders will absorb all losses on each Liquidated Home Improvement Con-tract in the amount by which its Net Liquida-tion Proceeds are less than its unpaid princi-pal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordi-nation of Class HI: M Certificates and Class
                                HI: B Certificates."

Class HI: B-2 Limited          In order to mitigate the effect of the subordi-
 Guaranty.....................  nation of the Class HI: B-2 Certificates and liquidation losses and delinquencies on the Home Improvement Contracts comprising Sub-Pool HI, the Class HI: B-2 Certificateholders are entitled to receive on each Payment Date an amount equal to the Class HI: B-2 Guaranty Pay-ment, if any, under the Class HI: B-2 Limited Guaranty of the Company. Prior to the Class HI:
                                B-1 Cross-over Date, and on any Payment Date on or after the Class HI: B-1 Cross-over Date on which any Class HI: B Principal Distribution Test is not satisfied (unless the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero), the Class
                                HI: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class
                                HI: B-2 Formula Distribution Amount (which will be equal to accrued and unpaid interest on the Class HI: B-2 Certificates) for such Payment Date and (ii) the Class HI: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date, exceeds (b) the Class HI: B-2 Distribu-tion Amount for such Payment Date. On each Pay-ment Date on or after the Class HI: B-1 Cross-over Date on which each Class HI: B Principal Distribution Test is satisfied (or on which the Class HI: A Principal Balance and the Class HI:
                                M Principal Balance have been reduced to zero), the Class HI: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class HI: B-2 Formula Distribution Amount (which will include both interest and princi-pal) for such Payment Date and (ii) the Class
                                HI: B-2 Liquidation Loss Principal Amount, if any, exceeds (b) the Class HI: B-2 Distribution Amount for such Payment Date.

                               The Class HI: B-2 Limited Guaranty will be an
                                unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The ratings assigned to the Class HI: B-2 Certifi-cates may be affected by the ratings of the Company's debt securities. The Company's senior debt securities were recently downgraded by S&P from "A-" to "BBB+" and by Fitch from "A" to "A-", which has been reflected in the ratings assigned to the Class HI: B-2 Certificates. See "Summary of the Terms of the Certificates-- Rating."

Subordination of Class HE: M
 and Class HE: B
 Certificates................
                               The rights of the holders of the Class HE: M
                                Certificates and Class HE: B Certificates to receive distributions with respect to the

                                Home Equity Contracts comprising Sub-Pool HE, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class HE: A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders pro-tection against losses on Liquidated Home Eq-uity Contracts.

                               The protection afforded to the holders of the
                                Class HE: A Certificates by means of the subor-dination of the Class HE: M and Class HE: B Certificates will be accomplished by the pref-erential right of the Class HE: A Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HE: M and Class HE: B Cer-tificates, the amounts of interest and princi-pal due them on each Payment Date out of the Sub-Pool HE Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HE: A Certificate-holders to receive future distributions of Sub-Pool HE Amounts Available that would otherwise be payable to the holders of the Class HE: M and Class HE: B Certificates.

                               In addition, the rights of the holders of the
                                Class HE: M-2 Certificates and Class HE: B Cer-tificates to receive distributions with respect to the Home Equity Contracts, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class HE: M-1 Certificates. This subor-dination is intended to enhance the likelihood of regular receipt by the holders of the Class
                                HE: M-1 Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders pro-tection against losses on Liquidated Home Eq-uity Contracts.

                               The protection afforded to the holders of the
                                Class HE: M-1 Certificates by means of the sub-ordination of the Class HE: M-2 and Class HE: B Certificates will be accomplished by the pref-erential right of the Class HE: M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HE: M-2 and Class HE: B Certificates, the amounts of interest and prin-cipal due them on each Payment Date out of the Class HE: M-1 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HE: M-1 Certificateholders to receive future distribu-tions of Class HE: M-1 Remaining Amounts Avail-able that would otherwise be payable to the holders of the Class HE: M-2 and Class HE: B Certificates.

                               In addition, the rights of the holders of the
                                Class HE: B Certificates to receive distribu-tions with respect to the Home EquityContracts, as well as any other amounts constituting Sub-Pool

                                HE Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class HE: M-2 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: M-2 Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such hold-ers protection against losses on Liquidated Home Equity Contracts.

                               The protection afforded to the holders of the
                                Class HE: M-2 Certificates by means of the sub-ordination of the Class HE: B Certificates will be accomplished by the preferential right of the Class HE: M-2 Certificateholders to receive prior to any distribution being made on a Pay-ment Date in respect of the Class HE: B Certif-icates, the amounts of interest and principal due them on each Payment Date out of the Class
                                HE: M-2 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HE: M-2 Certificateholders to receive future distribu-tions of Class HE: M-2 Remaining Amounts Avail-able that would otherwise be payable to the holders of the Class HE: B Certificates.

                               In addition, the rights of the holders of the
                                Class HE: B-2 Certificates to receive distribu-tions with respect to the Home Equity Con-tracts, as well as any other amounts constitut-ing Sub-Pool HE Amount Available, will be sub-ordinated, to the extent described herein, to such rights of the holders of the Class HE: B-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: B-1 Certificates of the full amount of their scheduled monthly payments of interest and principal and to af-ford such holders protection against losses on Liquidated Home Equity Contracts.

                               The protection afforded to the holders of the
                                Class HE: B-1 Certificates by means of the sub-ordination of the Class HE: B-2 Certificates will be accomplished by the preferential right of the Class HE: B-1 Certificateholders to re-ceive prior to any distribution being made on a Payment Date in respect of the Class HE: B-2 Certificates, the amounts of interest and prin-cipal due them on each Payment Date out of the Class HE: B-1 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class HE: B-1 Certificateholders to receive future distribu-tions of Class HE: B-1 Remaining Amounts Avail-able that would otherwise be payable to the holders of the Class HE: B-2 Certificates.

                               If a Class HE: B-2 Guaranty Payment is required
                                 for any Payment Date and the Company fails to
                                pay such amount pursuant to the Class HE: B-2
                                Limited Guaranty, the Class HE: B-2
                                Certificateholders may incur losses on their investment in the Class HE: B-2 Certificates to the extent such losses are not made up from fu-ture payments on the Home Equity Contracts. See

                                "Description of the Certificates--Subordination of Class HE: M Certificates and Class HE: B Certificates."

Losses on Liquidated Home
 Equity Contracts............
                               As described above, the distribution of princi-
                                pal to the Class HE: A Certificateholders is intended to include the Sub-Pool HE Senior Per-centage of the Scheduled Principal Balance of each Home Equity Contract (other than the Ad-justable Rate Contracts) that became a Liqui-dated Contract during the preceding Due Period and the Scheduled Principal Balance of each Ad-justable Rate Contract that became a Liquidated Contract during the preceding Due Period. If the Net Liquidation Proceeds from such Liqui-dated Contracts are less than the Scheduled Principal Balance of such Liquidated Contracts plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class C Certificateholder, then the Class HE:
                                B-2 Guaranty Fee otherwise payable to the Com-pany, then the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, then the Class HE:
                                B-2 Certificateholders, then the Class HE: B-1 Certificateholders, then the Class HE: M-2 Certificateholders and then the Class HE: M-1 Certificateholders, since a portion of the Sub-Pool HE Amount Available equal to such defi-ciency and otherwise distributable to them will be paid to the Class HE: A Certificateholders. Likewise, to the extent the Class HE: M-1 Certificateholders or the Class HE: M-2 Certificateholders are entitled to receive dis-tributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority.

                               If the Sub-Pool HE Amount Available is not suf-
                                ficient to cover the entire amount distributa-ble to the Class HE: A Certificateholders, the Class HE: M-1 Certificateholders or the Class
                                HE: M-2 Certificateholders on a particular Pay-ment Date, then the Sub-Pool HE Senior Percent-age on future Payment Dates may be increased and the Class HE: B Percentage on future Pay-ment Dates may be reduced as a result of such deficiency.

                               But for the effect of the subordination of the
                                Class HE: M-2, Class HE: B and Class C Certifi-cates, the Class HE: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: M-1 Certificateholders will absorb all losses on each Liquidated Home Equity Con-tract in the amount by which its Net Liquida-tion Proceeds are less than its unpaid princi-pal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordi-nation of Class HE: M Certificates and Class
                                HE: B Certificates."

                               But for the effect of the subordination of the
                                Class HE: B and Class C Certificates, the Class
                                HE: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: M-2 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class HE:
                                M Certificates and Class HE: B Certificates."

                               But for the effect of the subordination of the
                                Class HE: B-2 and Class C Certificates, the
                                Class HE: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: B-1 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class HE:
                                M Certificates and Class HE: B Certificates."

                               But for the payments under the Class HE: B-2
                                Limited Guaranty described below and the subor-dination of the Class C Certificate, the Class
                                HE: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: B-2 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class HE:
                                M Certificates and Class HE: B Certificates."

Class HE: B-2 Limited          In order to mitigate the effect of the subordi-
 Guaranty....................   nation of the Class HE: B-2 Certificates and
                                liquidation losses and delinquencies on the Home Equity Contracts comprising Sub-Pool HE, the Class HE: B-2 Certificateholders are enti-tled to receive on each Payment Date an amount equal to the Class HE: B-2 Guaranty Payment, if any, under the Class HE: B-2 Limited Guaranty of the Company. Prior to the Class HE: B-1
                                Cross-over Date, and on any Payment Date on or after the Class HE: B-1 Cross-over Date on which any Class HE: B Principal Distribution
                                Test is not satisfied (unless the Class HE: A
                                Principal Balance and the Class HE: M Principal
                                Balance have been reduced to zero), the Class

                                HE: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class
                                HE: B-2 Formula Distribution Amount (which will be equal to accrued and unpaid interest on the Class HE: B-2 Certificates) for such Payment Date and (ii) the Class HE: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date, exceeds (b) the Class HE: B-2 Distribu-tion Amount for such Payment Date. On each Pay-ment Date on or after the Class HE: B-1 Cross-over Date on which each Class HE: B Principal Distribution Test is satisfied (or on which the Class HE: A Principal Balance and the Class HE:
                                M Principal Balance have been reduced to zero), the Class HE: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class HE: B-2 Formula Distribution Amount (which will include both interest and princi-pal) for such Payment Date and (ii) the Class
                                HE: B-2 Liquidation Loss Principal Amount, if any, exceeds (b) the Class HE: B-2 Distribution Amount for such Payment Date.

                               The Class HE: B-2 Limited Guaranty will be an
                                unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The ratings assigned to the Class HE: B-2 Certifi-cates may be affected by the ratings of the Company's debt securities. The Company's senior debt securities were recently downgraded by S&P from "A-" to "BBB+" and by Fitch from "A" to "A-", which has been reflected in the ratings assigned to the Class HE: B-2 Certificates. See "Summary of the Terms of the Certificates-- Rating."

Registration of                The Certificates initially will each be repre-
 Certificates................   sented by one or more certificates registered
                                in the name of Cede & Co. ("Cede") as the nomi-nee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof. Holders of the Class HE: A-1
                                ARM Certificates may elect to hold their Cer-tificate interests in Europe through Cedel
                                Bank, societe anonyme ("CEDEL") or the
                                Euroclear System ("Euroclear"). Certificates will otherwise be issued in definitive form only under the limited circumstances described herein. All references herein to the rights of "holders" or "Certificateholders" shall reflect the rights of beneficial owners as they may in-directly exercise such rights through DTC and participating members thereof, except as other-wise specified herein. See "Description of the Certificates--Registration of the Certificates" herein.

Home Improvement Contracts...  Sub-Pool HI consists of conventional and FHA-in-
                                sured home improvement contracts and promissory notes, including any and all rights to receive payments due thereunder on and after the Cut-off Date. This Prospectus Supplement contains information regarding certain Home Improvement Contracts, which will represent approximately
                                  % of the Sub-Pool HI (the "Initial

                                Home Improvement Contracts"). The Agreement
                                provides that additional Home Improvement Con-tracts (the "Subsequent Home Improvement Con-
                                tracts"), which will represent approximately
                                  % of Sub-Pool HI, will be purchased by the
                                Trust up to 60 days after the Closing Date. The
                                obligations of the Obligor under each Home Im-provement Contract are secured by the related real estate. The Initial Home Improvement Con-
                                tracts include     conventional and       FHA-
                                insured Home Improvement Contracts. The Initial Home Improvement Contracts arise from loans re-lating to the improvement of real estate lo-cated in 49 states and the District of Columbia. The contractual annual percentage rate of interest (the "Contract Rate") on the Initial Home Improvement Contracts as of the
                                Cut-off Date ranges from     % to      % with a
                                weighted average of     %. The Initial Home Im-
                                provement Contracts had a weighted average term to scheduled maturity, as of origination, of 211 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 209 months. The final scheduled payment date on the Initial Home Improvement Contract with the
                                latest scheduled maturity is in           2027.
                                See "The Contracts--Home Improvement Contracts" herein.

Sub-Pool HI Pre-Funding        On the Closing Date, the Company will pay to the
 Account.....................   Trustee approximately $              (as re-
                                duced from time to time, the "Sub-Pool HI Pre-
                                Funded Amount") for deposit in the Sub-Pool HI
                                Pre-Funding Account to provide the Trust with
                                sufficient funds to purchase the Subsequent
                                Home Improvement Contracts. In no event will
                                the Sub-Pool HI Pre-Funded Amount, less the ag-
                                gregate principal balance of Subsequent Home
                                Improvement Contracts specifically identified
                                for purchase by the Trust as of the Closing
                                Date, represent more than   % of the Original
                                Sub-Pool HI Certificate Principal Balance. The
                                Sub-Pool HI Pre-Funded Amount will be reduced during the Funding Period (as defined herein) by the amount used to purchase the Subsequent
                                Home Improvement Contracts. See "Description of the Certificates--Conveyance of Subsequent Home
                                Improvement Contracts and Sub-Pool HI Pre-Fund-ing Account."

                               The Class HI: A-1 Certificates will be prepaid
                                in part on the first Payment Date after the Funding Period in the event that any amount re-mains on deposit in the Sub-Pool HI Pre-Funding Account on such Payment Date after the purchase by the Trust of the related Subsequent Home Im-provement Contracts. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Home Improvement Contracts purchased by the Trust will require the application of substantially all of the Sub-Pool HI Pre-Funded Amount and that there should be no material amount of principal prepaid to the Class HI: A-1 Certificateholders from the Sub-Pool HI Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Home Improvement Contracts with an aggregate principal balance identical to the Sub-Pool HI Pre-Funded Amount. See "Yield and Prepayment Considerations" herein.

FHA Insurance................  Approximately     % of the Initial Home Improve-
                                ment Contracts, by principal balance as of the Cut-off Date, are insured by FHA against Obli-gor defaults pursuant to Title I of the Na-tional Housing Act ("FHA Insurance"). None of the Home Equity Contracts are insured by FHA. See "Description of FHA Insurance" in the Pro-spectus.

Home Equity Contracts (other
 than the Adjustable Rate
 Contracts)..................
                               Sub-Pool HE includes Fixed-Rate Home Equity Con-
                                tracts (meaning all Home Equity Contracts other than the Adjustable Rate Home Equity Con-tracts). This Prospectus Supplement contains information regarding certain Fixed-Rate Home Equity Contracts, which will represent approxi-
                                mately   % of all Fixed-Rate Home Equity Con-
                                tracts (the "Initial Fixed-Rate Home Equity
                                Contracts"). The Agreement provides that addi-tional Fixed-Rate Home Equity Contracts (the "Subsequent Fixed-Rate Home Equity Contracts") will be purchased by the Trust up to 60 days after the Closing Date. The Initial Fixed-Rate Home Equity Contracts included in Sub-Pool HE
                                consist of       closed-end home equity loans
                                (of which       are Balloon Loans), including
                                any and all rights to receive payments due
                                thereunder on and after the Cut-off Date. The obligations of the Obligor under each Fixed-Rate Home Equity Contract are secured by the related real estate. The Initial Fixed-Rate Home Equity Contracts arise from loans relating to real estate located in 48 states and the District of Columbia. The Contract Rate on the Initial Fixed-Rate Home Equity Contracts as of
                                the Cut-off Date ranges from     % to      %
                                with a weighted average of      %. The Initial
                                Fixed-Rate Home Equity Contracts had a weighted average term to scheduled maturity, as of orig-
                                ination, of     months, and a weighted average
                                term to scheduled maturity, as of the Cut-off
                                Date, of     months. The weighted average Con-
                                tract Rate on the Balloon Loans is      %. The
                                Balloon Loans had a weighted average term to scheduled maturity, as of origination, of months, and a weighted average term to sched-uled maturity, as of the Cut-off Date, of months. The final scheduled payment date on the Initial Fixed-Rate Home Equity Contract with the latest scheduled maturity is in 2027. See "The Contracts--Home Equity Con-tracts" herein.

Adjustable Rate Home Equity    Sub-Pool HE includes Adjustable Rate Home Equity
 Contracts...................   Contracts. This Prospectus Supplement contains
                                information regarding certain Adjustable Rate
                                Home Equity Contracts, which will represent ap-
                                proximately   % of all Adjustable Rate Home Eq-
                                uity Contracts (the "Initial Adjustable Rate
                                Home Equity Contracts"). The Agreement provides
                                that Adjustable Rate Home Equity Contracts (the
                                "Subsequent Adjustable Rate Home Equity Con-
                                tracts") will
                                be purchased by the Trust up to 60 days after
                                the Closing Date. The Initial Adjustable Rate
                                Home Equity Contracts consist of     closed-end
                                home equity loans including any and all rights
                                to receive payments due thereunder on and after
                                the Cut-off Date. The Initial Adjustable Rate
                                Home Equity Contracts accrue interest at a
                                fixed rate for up to 36 months and thereafter,
                                the interest rate adjusts annually or
                                semiannually to equal the sum of the Six-Month
                                LIBOR Index and the Gross Margin specified in
                                the related Contract. The obligations of the
                                Obligor under each Adjustable Rate Home Equity
                                Contract are secured by the related real es-
                                tate. The Initial Adjustable Rate Home Equity
                                Contracts arise from loans relating to real es-
                                tate located in 45 states and the District of
                                Columbia. The Contract Rate on the Initial Ad-
                                justable Rate Home Equity Contracts as of the
                                Cut-off Date ranges from    % to   % with a
                                weighted average of   %. The Initial Adjustable
                                Rate Home Equity Contracts had a weighted aver-
                                age term to scheduled maturity, as of origina-
                                tion, of     months, and a weighted average
                                term to scheduled maturity, as of the Cut-off
                                Date, of     months. The final scheduled pay-
                                ment date on the Initial Adjustable Rate Home
                                Equity Contract with the latest scheduled matu-
                                rity is in          2027. See "The Contracts--
                                Adjustable Rate Home Equity Contracts" herein.

Sub-Pool HE Pre-Funding        On the Closing Date, the Company will pay to the
 Account.....................   Trustee approximately $               (as re-
                                duced from time to time, the "Sub-Pool HE Pre-
                                Funded Amount") for deposit in the Sub-Pool HE
                                Pre-Funding Account to provide the Trust with sufficient funds to purchase the Subsequent
                                Home Equity Contracts. In no event will the Sub-Pool HE Pre-Funded Amount, less the aggre-gate principal balance of subsequent Home Eq-uity Contracts specifically identified for pur-chase by the Trust as of the Closing Date, rep-resent more than 25% of the Original Sub-Pool
                                HE Certificate Principal Balance. The Sub-Pool
                                HE Pre-Funded Amount will be reduced during the Funding Period (as defined herein) by the amount used to purchase the Subsequent Home Eq-uity Contracts. See "Description of the Cer-tificates--Conveyance of Subsequent Home Equity
                                Contracts and Sub-Pool HE Pre-Funding Account."

                               The Class HE: A Certificates will be prepaid in
                                part on the first Payment Date after the Fund-ing Period in the event that any amount remains on deposit in the Sub-Pool HE Pre-Funding Ac-count on such Payment Date after the purchase by the Trust of the related Subsequent Home Eq-uity Contracts. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Home Equity Contracts will be paid to the Class HE: A-1 ARM
                                Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Fixed-Rate Home Equity Contracts will be paid to the Class HE: A-1 Certificateholders.

                                Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Home Equity Contracts pur-chased by the Trust will require the applica-tion of substantially all of the related Pre-Funded Amount and that there should be no mate-rial amount of principal prepaid to the Class
                                HE: A-1 ARM Certificateholders and the Class
                                HE: A-1 Certificateholders from the Sub-Pool HE Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subse-quent Home Equity Contracts with an aggregate principal balance identical to the related Pre-Funded Amount. See "Yield and Prepayment Con-siderations" herein.

Advances.....................  The Servicer is obligated to make Advances each month of any scheduled payments on the Con-tracts that were due but not received during the prior Due Period. The Servicer will be en-titled to reimbursement of an Advance from funds available therefor in the Certificate Ac-count. The Servicer will be obligated to make an Advance only to the extent that it deter-mines that such Advance will be recoverable from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee will be obligated (subject to cer-tain conditions) to make such Advance. See "De-scription of the Certificates--Advances" herein and in the Prospectus.

Repurchase or Substitution     The Company has agreed to repurchase any Con-
 Obligations.................   tract in which the Trust's or the
                                Certificateholders' interest is materially and adversely affected by a breach of a representa-tion and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. In lieu of repurchasing a Con-tract, during the two-year period following the Closing Date, the Company may, at its option, substitute another contract for the Contract that it is otherwise obligated to repurchase.
                                See "Description of the Certificates--Convey-ance of Contracts" herein and in the Prospec-tus.

Repurchase Option............  The Servicer will have the option to repurchase all of the outstanding Contracts on any Payment Date on which the Pool Scheduled Principal Bal-ance of the Contract Pool is less than 10% of the Cut-off Date Pool Principal Balance of the Contract Pool. See "Description of the Certifi-cates--Repurchase Option" herein and in the Prospectus.

Monthly Servicing Fee........  The Servicer will be entitled to monthly compen-
                                sation for servicing the Contracts comprising each Sub-Pool equal to 1/12 of the product of .75% and the Pool Scheduled Principal Balance of such Sub-Pool plus the related Pre-Funded Amount (each a "Monthly Servicing Fee"). See "Description of the Certificates--Servicing Compensation and Payment of Expenses" and""-- Rights upon an Event of Termination" herein.

Tax Status...................  In the opinion of counsel to the Company, the
                                Trust created by the Agreement will consist of two segregated asset pools (respectively, the "Master REMIC" and the "Subsidiary REMIC") and for federal income tax purposes, each will be treated as a separate real estate mortgage in-vestment conduit ("REMIC"). Each Class of Sub-Pool HI Certificates and Sub-Pool HE Certifi-cates will constitute "regular interests" in the Master REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equiva-lent to the terms of such Certificates. The Class C Master Certificate and the Class C Sub-sidiary Certificate, which are not being of-fered hereby, will constitute the "residual in-terests" in the Master REMIC and the Subsidiary REMIC, respectively. The holders of Certifi-cates will be required to include in income in-terest on such Certificates (including any original issue discount) in accordance with the accrual method of accounting. The Class HE: A-7 IO Certificates will be considered to have been issued with original issue discount. See "Cer-tain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations.........  Subject to the conditions described herein, the
                                Class HI: A-1, Class HI: A-2, Class HI: A-3,
                                Class HE: A-1 ARM, Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, Class HE: A-6 and Class HE: A-7 IO Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No transfer of any other Certificates will be per-mitted to be made to any employee benefit plan subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), unless the opinion of counsel described under "ERISA Considerations" herein and in the Prospectus is delivered to the Trustee. See "ERISA Considera-tions" herein and in the Prospectus.

Rating.......................  It is a condition precedent to the issuance of the Certificates that the Class HI: A-1, Class
                                HI: A-2 and Class HI: A-3 Certificates each be rated at least ["AAA"] by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and ["AAA"] by Fitch I.B.C.A. Inc. ("Fitch"). It is a condition pre-cedent to the issuance of the Class HI: M-1 Certificates that they be rated at least ["AA"] by S&P and ["AA"] by Fitch. It is a condition precedent to the issuance of the Class HI: M-2 Certificates that they be rated at least ["A"] by S&P and ["A"] by Fitch. It is a condition precedent to the issuance of the Class HI: B-1 Certificates that they be rated at least ["BBB"] by S&P and ["BBB"] by Fitch. It is a condition precedent to the issuance of the Class HI: B-2 Certificates that they be rated at least ["BBB+"] by S&P and ["A-"] by Fitch.

                               It is a condition precedent to the issuance of
                                the Certificates that the Class HE: A-1 ARM,
                                Class HE: A-1, Class HE: A-2, Class

                                HE: A-3, Class HE: A-4, Class HE: A-5 and Class
                                HE: A-6 Certificates each be rated at least
                                ["AAA"] by S&P and ["AAA"] by Fitch. It is a condition precedent to the issuance of the Class HE: A-7 IO Certificates that they be rated at least ["AAAr"] by S&P and ["AAA"] by Fitch. It is a condition precedent to the issu-ance of the Class HE: M-1 Certificates that they be rated at least ["AA"] by S&P and ["AA"] by Fitch. It is a condition precedent to the issuance of the Class HE: M-2 Certificates that they be rated at least ["A"] by S&P and ["A"] by Fitch. It is a condition precedent to the issuance of the Class HE: B-1 Certificates that they be rated at least ["BBB"] by S&P and ["BBB"] by Fitch. It is a condition precedent to the issuance of the Class HE: B-2 Certifi-cates that they be rated at least ["BBB+"] by S&P and ["A-"] by Fitch.

                               The rating of each Class of Certificates by S&P
                                addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each Class of Certificates by Fitch addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The ratings of the Class HI: B-2 and Class HE: B-2 Certificates are based in part on an assessment of the Company's ability to make payments under the Class HI: B-2 Limited Guaranty and Class
                                HE: B-2 Limited Guaranty, respectively. Any re-duction in S&P's or Fitch's rating of the Company's debt securities may result in a simi-lar reduction in the rating of the Class HI: B-2 and Class HE: B-2 Certificates. The Company's senior debt securities were recently downgraded by S&P from ["A"] to ["BBB+"] and by Fitch from ["A"] to ["A-."] A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" in the Prospectus.

                               The Company has not requested a rating of the
                                Certificates from any rating agencies other than S&P and Fitch. There can be no assurance as to whether any other rating agency will rate the Certificates or, if one does, what rating would be assigned by such rating agency.

Legal Investment               The Certificates will not constitute "mortgage
 Considerations..............   related securities" for purposes of the Second-
                                ary Mortgage Market Enhancement Act of 1984
                                ("SMMEA") because there are a substantial num-ber of Contracts that are secured by liens on real estate that are not first liens, as re-quired by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage re-lated securities" may not be legally authorized to invest in the Certificates. Investors should consult with their own legal advisors to deter-mine whether and to what extent the Certifi-cates constitute legal investments for them.

                                 RISK FACTORS

  Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Certificates:

  Limited Historical Data With Respect to Home Improvement Loans. The Company began purchasing and servicing FHA-insured home improvement contracts in April 1989, and conventional home improvement contracts in September 1992, and thus has limited historical experience with respect to the performance, including the rate of prepayments, of home improvement loans. Accordingly, the Company's delinquency experience and loan loss and liquidation experience set forth under "The Contracts--Home Improvement Contracts" herein may not be indicative of the performance of the Home Improvement Contracts comprising Sub-Pool HI.

  Limited Historical Data With Respect to Home Equity Loans. The Company began originating, purchasing and servicing home equity loans in January 1996, and thus has no significant historical experience with respect to the performance, including the rate of prepayments, of such loans. Accordingly, no information has been included herein with respect to the Company's loan loss or liquidation experience for home equity loans, inasmuch as such information as is available would likely not be indicative of the performance of the Home Equity Contracts comprising Sub-Pool HE.

  Balloon Loans. A substantial number of the Home Equity Contracts provide for the payment of the unamortized principal balance of the loan in a single payment at the maturity of the loan that is greater than the preceding monthly payment (the "Balloon Loans"). All of the Balloon Loans provide for equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the Balloon Loan at the end of a specified period following origination. The remainder of the Home Equity Contracts provide for a schedule of substantially equal payments that are, if timely paid, sufficient to amortize fully the principal balance of the loan on or before its maturity date. Because borrowers under Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing Home Equity Contracts.

  Certain Truth-In-Lending Considerations. It is likely that some Contracts included in the Contract Pool will be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"). The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Home Protection Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. The Company will represent and warrant in the Agreement that each of the Contracts was originated in compliance with all applicable laws, including the Truth-In-Lending Act, as amended. If any Contract is found to be in breach of such representation and warranty, the Company will be required by the Agreement to repurchase such Contract at a price equal to the principal amount thereof plus accrued interest thereon. The amount of such purchase price will be treated as a Principal Prepayment in Full of the related Contract. In lieu of purchasing a Contract, the Company may under certain circumstances substitute another contract.

  Variations in Contract Characteristics. The Subsequent Home Improvement Contracts and Subsequent Home Equity Contracts will have characteristics that differ somewhat from the Initial Home Improvement Contracts and the Initial Home Equity Contracts described herein. However, each of such subsequent Contracts must satisfy the eligibility criteria described under "Description of the Certificates--Conveyance of Contracts," "--Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account," and "-- Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" herein. Current Reports on Form 8-K will be filed following each purchase of Subsequent Contracts by the Trust and following the termination of the Funding Period, which latter report will include the same type of information regarding such subsequent Contracts as are included in this Prospectus Supplement with respect to the Initial Home Improvement Contracts and the Initial Home Equity Contracts.

                         STRUCTURE OF THE TRANSACTION

  On or about            , 1997 (the "Closing Date"), the Company will
establish the Trust pursuant to a Pooling and Servicing Agreement to be dated
as of           , 1997 (the "Agreement"), between the Company, as Seller and
Servicer, and the Trustee.

  The Class HI: A-1, Class HI: A-2, Class HI: A-3, Class HI: M-1, Class HI: M-2, Class HI: B-1 and Class HI: B-2 Certificates (the "Sub-Pool HI Certificates"), and the Class HE: A-1 ARM, Class HE: A-1, Class HE: A-2, Class
HE: A-3, Class HE: A-4, Class HE: A-5, Class HE: A-6, Class HE: A-7 IO, Class
HE: M-1, Class HE: M-2, Class HE: B-1 and Class HE: B-2 Certificates (the "Sub-Pool HE Certificates"), will be issued by the Trust, the corpus of which will consist primarily of the Contracts, including all rights to receive
payments due on such Contracts after (i)          , 1997 (or the date of
origination thereof, if later) for each Home Equity Contract other than the
Subsequent Home Equity Contracts; (ii)          , 1997 with respect to all
Home Improvement Contracts (other than Subsequent Home Improvement Contracts)
that have a scheduled payment due in          1997, or         , 1998 with
respect to all Home Improvement Contracts (other than Subsequent Home
Improvement Contracts) that have a first scheduled payment due in         1998
or thereafter; and (iii) for each Subsequent Home Equity Contract or Subsequent Home Improvement Contract, the date on which such Contract is purchased by the Trust (the "Cut-off Date"), all rights under FHA Insurance with respect to the FHA-insured Home Improvement Contracts, liens on the related real estate, amounts held for the Trust in the Certificate Account (as defined below), the Class HI: B-2 Limited Guaranty of the Company for the benefit of the Class HI: B-2 Certificates, as described in "Description of the Class HI: B-2 Limited Guaranty" herein, and the Class HE: B-2 Limited Guaranty of the Company for the benefit of the Class HE: B-2 Certificates, as described in "Description of the Class HE: B-2 Limited Guaranty" herein. Sub-Pool HI and Sub-Pool HE will each be deemed to be a separate sub-trust within the Trust.

  Payments and recoveries in respect of principal and interest on the Contracts will be paid into a separate trust account maintained at an Eligible Institution (initially [Trust Account] Minnesota) in the name of the Trust (the "Certificate Account"), no later than one Business Day after receipt. Payments on deposit in the Certificate Account and constituting Sub-Pool HI Amount Available or Sub-Pool HE Amount Available will be applied on the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day) (each a "Payment Date") to make the distributions to the Certificateholders as of the immediately preceding Record Date as described under "Description of the Certificates--Distributions on Sub-Pool HI Certificates" and "--Distribution on Sub-Pool HE Certificates" herein and to pay certain monthly fees to the Servicer as compensation for its servicing of the Contracts (the "Monthly Servicing Fee") and to pay certain monthly fees to the Company as compensation for providing the Class HI: B-2 Limited Guaranty and the Class HE: B-2 Limited Guaranty (the "Class HI: B-2 Guaranty Fee" and the "Class HE: B-2 Guaranty Fee," respectively).

  The Servicer will be obligated to advance for each Payment Date any scheduled payments on the Contracts that were due but not received during the prior Due Period ("Advances"). The Servicer will be entitled to reimbursement of an Advance from funds available therefor in the Certificate Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee is obligated (subject to certain conditions) to make such Advance.

  Following the transfer of the Contracts from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Contracts, (b) certain representations and warranties in the Agreement as described under "Description of the Certificates--Conveyance of Contracts" herein, (c) certain indemnities, (d) the Class HI: B-2 Limited Guaranty and (e) the Class HE: B-2 Limited Guaranty. The Company is obligated under the Agreement to repurchase at the Repurchase Price (as defined herein), or, at its option, to substitute another contract for, any Contract on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Trustee, of any breach of any such representation and warranty in the Agreement that materially adversely affects the Certificateholders' interest in such Contract if such breach has not been cured prior to such date. The Agreement also provides that the Company has certain obligations to repurchase Contracts and to indemnify the Trustee and Certificateholders with respect to certain other matters.

                                USE OF PROCEEDS

  The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home improvement contracts and home equity loans, providing warehouse financing for the purchase of contracts and loans and other costs of maintaining such contracts and loans until they are pooled and sold to other investors.

                                 THE CONTRACTS

HOME IMPROVEMENT CONTRACTS

  This Prospectus Supplement contains information about the Initial Home Improvement Contracts, which consist of a sub-pool of home improvement
contracts and promissory notes originated through            , 1998. The
information for each Initial Home Improvement Contract, which collectively
represent approximately   % of Sub-Pool HI, is as of the Cut-off Date for such
Contract. The Agreement provides that additional Home Improvement Contracts (the "Subsequent Home Improvement Contracts") will be purchased by the Trust
up to    days after the Closing Date, See "Description of the Certificates--
Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account" below.

  The Initial Home Improvement Contracts have an aggregate principal balance
as of the Cut-off Date of $              . Each Home Improvement Contract is a
home improvement contract originated by a Company-approved home improvement contractor and purchased by the Company, or a home improvement promissory note originated by the Company directly. Each Home Improvement Contract is secured by a lien on the related real estate. Each Home Improvement Contract finances improvements to a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a Company-approved park.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Home Improvement Contract is fully amortizing with a fixed contractual rate of interest and provides for level monthly payments over the term of such loan, computed on the simple interest method, (b) each Home Improvement Contract has its last scheduled payment due
no later than           2027, (c) each FHA-insured Home Improvement Contract
was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance, and (d) each Home Improvement Contract is secured by a lien (which is typically a subordinate lien) on the related real estate. The Home Improvement Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Home Improvement Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the
Prospectus. Approximately     % of the Initial Home Improvement Contracts, by
principal balance as of the Cut-off Date, are insured by FHA to the extent described in "Description of FHA Insurance" in the Prospectus. Each of the
Initial Home Improvement Contracts has a Contract Rate of at least     % per
annum and not more than      % and the weighted average of the Contract Rates
of the Initial Home Improvement Contracts as of the Cut-off Date is     %. As
of the Cut-off Date, the Initial Home Improvement Contracts had remaining
maturities of at least    months but not more than     months and original
maturities of at least    months but not more than     months. The Initial
Home Improvement Contracts had a weighted average term to scheduled maturity,
as of origination, of     months, and a weighted average term to scheduled
maturity, as of the Cut-off Date, of     months. The average principal balance
per Original Home Improvement Contract as of the Cut-off Date was $
and the principal balances on the Initial Home Improvement Contracts as of the
Cut-off Date ranged from $        to $         . The Initial Home Improvement
Contracts arise from loans relating to real property located in 49 states and the District of Columbia. By principal balance as of the Cut-off Date,
approximately     % of the Initial Home Improvement Contracts financed
improvements to real estate located in California,     % in New York,     % in
Florida,    % in Michigan,     % in Arizona,    % in New Jersey and     % in
Pennsylvania. No other state represented % or more of the Cut-off Date Pool Principal Balance of the Initial Home Improvement Contracts. Substantially none of the Initial Home Improvement Contracts provide for recourse to the originating contractor in the event of a default by the Obligor.

  Set forth below is a description of certain additional characteristics of the Initial Home Improvement Contracts.

  GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL HOME IMPROVEMENT
                                   CONTRACTS

                                                                                 % OF
                                                                                INITIAL
                                              % OF                             SUB-POOL
                                             INITIAL                             HI BY
                                         SUB-POOL HI BY  AGGREGATE PRINCIPAL  OUTSTANDING
                            NUMBER OF       NUMBER OF          BALANCE         PRINCIPAL
                         CONTRACTS AS OF  CONTRACTS AS    OUTSTANDING AS OF  BALANCE AS OF
                          CUT-OFF DATE   OF CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE
                         --------------- --------------- ------------------- -------------
Alabama.................                                     $
Alaska..................
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                             ------          -------         ----------         ------
    Total...............                     100.00%         $                  100.00%
                             ======          =======         ==========         ======

            YEARS OF ORIGINATION--INITIAL HOME IMPROVEMENT CONTRACTS

                                                              % OF INITIAL
                           NUMBER OF                         SUB-POOL HI BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
YEAR OF ORIGINATION         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------        ---------- ------------------- ---------------------
1990......................                $
1991......................
1992......................
1993......................
1994......................
1995......................
1996......................
1997......................
                             -----        -----------            ------
    Total.................                $                      100.00%
                             =====        ===========            ======

 DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS--INITIAL HOME IMPROVEMENT CONTRACTS

                                                                 % OF INITIAL
                              NUMBER OF                          SUB-POOL HIBY
                              CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
ORIGINAL HOME IMPROVEMENT     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
CONTRACT AMOUNT (IN DOLLARS)   OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
----------------------------  ---------- ------------------- ---------------------
Less than$ 10,000............
Between$ 10,000--$ 19,999....
Between$ 20,000--$ 29,999....
Between$ 30,000--$ 39,999....
Between$ 40,000--$ 49,999....
Between$ 50,000--$ 59,999....
Between$ 60,000--$ 69,999....
Between$ 70,000--$ 79,999....
Between$ 80,000--$ 89,999....
Between$ 90,000--$ 99,999....
Between$100,000--$109,999....
Between$110,000--$119,999....
Between$120,000--$129,999....
Between$130,000--$139,999....
Between$140,000--$149,999....
Between$150,000--$159,999....
Between$160,000--$169,999....
Between$170,000--$179,999....
Between$180,000--$189,999....
Between$190,000--$199,999....
Over   $200,000..............
                                 ---        -------------           ------
    Total....................               $                       100.00%
                                 ===        =============           ======

               CONTRACT RATES--INITIAL HOME IMPROVEMENT CONTRACTS

                                                                % OF INITIAL
                             NUMBER OF                         SUB-POOL HI BY
                             CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
 RANGE OF HOME IMPROVEMENT   AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
 CONTRACTS BY CONTRACT RATE   OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
 --------------------------  ---------- ------------------- ---------------------
From   0.0000%-- 8.00000%...               $
From  8.00001%-- 9.00000%...
From  9.00001%--10.00000%...
From 10.00001%--11.00000%...
From 11.00001%--12.00000%...
From 12.00001%--13.00000%...
From 13.00001%--14.00000%...
From 14.00001%--15.00000%...
From 15.00001%--16.00000%...
From 16.00001%--17.00000%...
Over17.00001%...............
                               -----       -------------           ------
    Total...................               $                       100.00%
                               =====       =============           ======

       REMAINING MONTHS TO MATURITY--INITIAL HOME IMPROVEMENT CONTRACTS

                                                                  % OF
                                                                 INITIAL
                           NUMBER OF                         SUB-POOL HI BY
   MONTHS REMAINING TO     CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
    SCHEDULED MATURITY     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
    AS OF CUT-OFF DATE      OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
   -------------------     ---------- ------------------- ---------------------
Less than 31..............               $
31-60.....................
61-90.....................
91-120....................
121-150...................
151-180...................
181-210...................
211-240...................
241-270...................
271-300...................
301-330...................
331-360...................
                             -----       -------------           ------
    Total.................               $                       100.00%
                             =====       =============           ======

               LIEN POSITION--INITIAL HOME IMPROVEMENT CONTRACTS

                                     % OF INITIAL                           % OF INITIAL
                         NUMBER OF  SUB-POOL HI BY                         SUB-POOL HI BY
                         CONTRACTS     NUMBER OF    AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         AS OF CUT- CONTRACTS AS OF BALANCE OUTSTANDING     BALANCE AS OF
                          OFF DATE   CUT-OFF DATE   AS OF CUT-OFF DATE      CUT-OFF DATE
                         ---------- --------------- ------------------- ---------------------
First...................                               $
Second..................
Third...................
Fourth..................
                           -----        ------         -------------           ------
    Total...............                100.00%        $                       100.00%
                           =====        ======         =============           ======

DELINQUENCY, LOAN DEFAULT AND LOSS INFORMATION

  The following tables set forth the delinquency experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company (other than Home Improvement Contracts already in foreclosure).

        DELINQUENCY EXPERIENCE--CONVENTIONAL HOME IMPROVEMENT CONTRACTS

                                                      AT DECEMBER 31,
                                    AT         , ----------------------------
                                        1998     1997   1996    1995    1994
                                    ------------ ----  ------  ------  ------
Number of Contracts
 Outstanding(1)....................                    74,021  56,028  29,788
Number of Contracts
 Delinquent(2)(3)
  30-59 Days.......................                       656     394      57
  60-89 Days.......................                       241     109      10
  90 Days or More..................                       279     126      15
                                        ----     ----  ------  ------  ------
Total Contracts Delinquent.........                     1,176     629      82
Delinquencies as a Percent of
 Contracts Outstanding(4)..........         %        %   1.59%   1.12%    .28%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for December 31, 1996 does not include as delinquent the home improvement contracts of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.
(4) By number of contracts.

        DELINQUENCY EXPERIENCE--FHA-INSURED HOME IMPROVEMENT CONTRACTS

                                  AT             AT DECEMBER 31,
                                         ------------------------------------
                                 1998    1997   1996    1995    1994    1993
                               --------- ----  ------  ------  ------  ------
Number of Contracts
 Outstanding(1)...............                 22,001  25,925  26,885  29,787
Number of Contracts
 Delinquent(2)(3)
  30-59 Days..................                    459     462     237     262
  60-89 Days..................                    123     121      95      87
  90 Days or More.............                    198     183     146     164
                                 ----    ----  ------  ------  ------  ------
Total Contracts Delinquent....                    780     766     478     513
Delinquencies as a Percent of
 Contracts Outstanding(4).....       %       %   3.55%   2.95%   1.78%   1.72%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for December 31, 1996 does not include as delinquent the home improvement contracts of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.
(4) By number of contracts.

  The following tables set forth the loan default and loss experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company.

   LOAN DEFAULT AND LOSS EXPERIENCE--CONVENTIONAL HOME IMPROVEMENT CONTRACTS
                            (DOLLARS IN THOUSANDS)

                                                  TWELVE MONTHS
                                AT              ENDED DECEMBER 31,
                                       --------------------------------------
                               1998     1997      1996       1995      1994
                             --------- ------- ----------  --------  --------
Principal Balance of
 Contracts Serviced(1)...... $         $       $1,147,111  $824,419  $418,055
Contract Defaults(2)........                         1.25%      .53%      .12%
Net Losses:
  Dollars(3)................                   $   11,072  $  3,424  $    285
  Percentage(4).............        %        %        .97%      .42%      .07%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has commenced foreclosure or enforcement proceedings or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

   LOAN DEFAULT AND LOSS EXPERIENCE--FHA-INSURED HOME IMPROVEMENT CONTRACTS
                            (DOLLARS IN THOUSANDS)

                                                   TWELVE MONTHS
                             AT                 ENDED DECEMBER 31,
                                    ----------------------------------------------
                            1998     1997     1996      1995      1994      1993
                          --------- ------- --------  --------  --------  --------
Principal Balance of
 Contracts Serviced(1)..   $        $       $161,438  $191,364  $199,286  $235,908
Contract Defaults(2)....                        2.90%     1.81%     1.88%     1.86%
Net Losses:
  Dollars(3)............                    $    574  $    291  $    623  $    737
  Percentage(4).........         %        %      .36%      .15%      .31%      .31%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has submitted a claim to FHA, the Company has commenced foreclosure or enforcement proceedings, or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated. Includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

  The Company's management is not aware of any trends or anomalies which have adversely affected the delinquency, loan default and loss experience of its portfolio of home improvement contracts.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan default and loss experience of the Home Improvement Contracts will be similar to that set forth above. Moreover, because the Company began originating and purchasing FHA-insured home improvement contracts in April 1989, and secured conventional home improvement contracts in September 1992, it is possible that the Company's portfolio is not yet sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. The delinquency, loan default and loss experience of home improvement loans may be adversely affected by a downturn in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area.

FIXED-RATE HOME EQUITY CONTRACTS

  Sub-Pool HE includes Fixed-Rate Home Equity Contracts (meaning all Home Equity Contracts other than the Adjustable Rate Home Equity Contracts, described separately below). This Prospectus Supplement contains information regarding certain Fixed-Rate Home Equity Contracts, which will represent
approximately   % of all Fixed-Rate Home Equity Contracts, and which consist
of closed-end home equity loans originated through            , 1997 (the
"Initial Fixed-Rate Home Equity Contracts"). The information for each Initial Fixed-Rate Home Equity Contract is as of the Cut-off Date for such Contract. The Agreement provides that additional Fixed-Rate Home Equity Contracts (the "Subsequent Fixed-Rate Home Equity Contracts"), will be purchased by the Trust
up to    days after the Closing Date. See "Description of the Certificates--
Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" below.

  The Initial Fixed-Rate Home Equity Contracts have an aggregate principal
balance of $              . Each Fixed-Rate Home Equity Contract is a closed-
end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Fixed-Rate Home Equity Contract is secured by a lien on the related real estate.

  A total of $          , or    % by aggregate principal amount, of the
Initial Fixed-Rate Home Equity Contracts are step-up rate Contracts. The Contract Rate of a step-up rate Contract steps up on a particular date from its initial Contract Rate. Of such step-up rate Contracts, all are still bearing interest at their initial Contract Rate (the period during which such Contracts bear interest at their initial Contract Rate being referred to herein as the "Low Rate Period"). During the Low Rate Period, the total amount and the principal portion of each scheduled payment is determined on a basis that would cause the Contract to be fully amortized over its term if the Contract were to bear interest during its entire term at its initial Contract Rate and were to have level payments over its entire term. The total amount and principal portion of each scheduled payment due after the end of the applicable Low Rate Period is determined on a basis that would cause the Contract (which would then be bearing interest at a stepped-up rate) to be fully amortized over its remaining term on a level-payment basis. The Low Rate Periods for the step-up rate Initial Fixed-Rate Home Equity Contracts will end
no earlier than      1998 and no later than        1998. The Contract Rates
for such step-up rate Initial Fixed-Rate Home Equity Contracts will increase
by     %. The increases in scheduled payments for all step-up rate Contracts
range from $      to $      per month. The statistical information concerning
the Initial Home Equity Contracts which is set forth below, to the extent it relates to the Contract Rates of the step-up rate Contracts, takes into account only their Contract Rates as of the Cut-Off Date.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Fixed-Rate Home Equity Contract is fully amortizing and provides for level monthly payments over the term of such loan, computed on the simple interest method (except for the Balloon Loans and the step-up rate Home Equity Contracts), (b) each Initial Fixed-Rate Home Equity
Contract has its last scheduled payment due no later than          2027, and
(c) each Fixed-Rate Home Equity Contract is secured by a lien on the related real estate. The Fixed-Rate Home Equity Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Fixed-Rate Home Equity Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. Each of the Initial Fixed-Rate Home Equity Contracts has a
Contract Rate of at least     % per annum and not more than 19.99% and the
weighted average of the Contract Rates of the Initial Fixed-Rate Home Equity
Contracts as of the Cut-off Date is      %. As of the Cut-off Date, the
Initial Fixed-Rate Home Equity Contracts had remaining maturities of at least
  months but not more than     months and original maturities of at least
months but not more than     months. The Initial Fixed-Rate Home Equity
Contracts had a weighted average term to scheduled maturity, as of
origination, of     months, and a weighted average term to scheduled maturity,
as of the Cut-off Date, of     months. The average principal balance per
Initial Fixed-Rate Home Equity Contract as of the Cut-off Date was $
and the principal balances on the Initial Fixed-Rate Home Equity Contracts as
of the Cut-off Date ranged from $       to $         . The Balloon Loans
included in the Initial Fixed-Rate Home Equity Contracts consisted of closed-end home equity loans and have a principal balance as of the Cut-off
Date of $            . The weighted average of the Contract Rates of such
Balloon Loans as of the Cut-off Date was      %, and such Balloon Loans had a
weighted average term to scheduled maturity, as of origination, of     months,
and a weighted average term to scheduled maturity, as of the Cut-off Date, of months. The Initial Fixed-Rate Home Equity Contracts arise from loans
relating to real property located in    states and the District of Columbia.
By principal balance as of the Cut-off Date, approximately     % of the
Initial Fixed-Rate Home Equity Contracts were secured by real property located
in     ,     % in       ,     % in             ,    % in            ,    % in
       ,    % in        ,   % in         and     % in         . No other state
represented % or more of the Cut-off Date Pool Principal Balance of the Initial Fixed-Rate Home Equity Contracts.

  Set forth below is a description of certain additional characteristics of the Initial Fixed-Rate Home Equity Contracts.
  GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL FIXED-RATE HOME
                               EQUITY CONTRACTS

                                                                              % OF INITIAL
                                          % OF INITIAL                        FIXED-RATE
                                           FIXED-RATE                         HOME EQUITY
                                           HOME EQUITY                       CONTRACTS BY
                                           CONTRACTS     AGGREGATE PRINCIPAL  OUTSTANING
                            NUMBER OF     BY NUMBER OF         BALANCE         PRINCIPAL
                         CONTRACTS AS OF  CONTRACTS AS    OUTSTANDING AS OF  BALANCE AS OF
                          CUT-OFF DATE   OF CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE
                         --------------- --------------- ------------------- -------------
Alabama.................                          %         $                        %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----          ------         -------------       ------
    Total...............                     100.00%        $                   100.00%
                              =====          ======         =============       ======

        YEARS OF ORIGINATION--INITIAL FIXED-RATE HOME EQUITY CONTRACTS

                                                       % OF INITIAL FIXED-RATE
                        NUMBER OF                      HOME EQUITY CONTRACTS BY
                        CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
YEAR OF ORIGINATION      OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
-------------------     ---------- ------------------- ------------------------
1968...................              $
1975...................
1976...................
1977...................
1978...................
1983...................
1986...................
1989...................
1994...................
1995...................
1996...................
1997...................
                           ----      --------------             ------
    Total..............              $                          100.00%
                           ====      ==============             ======

--------
[*Indicates an amount greater than zero but less than .005% of the aggregate principal balance of the Initial Fixed-Rate Home Equity Contracts as of the Cut-off Date.]

   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS--INITIAL FIXED-RATE HOME EQUITY
                                   CONTRACTS

                                                        % OF INITIAL FIXED-RATE
                         NUMBER OF                      HOME EQUITY CONTRACTS BY
                         CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
   ORIGINAL CONTRACT     AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
  AMOUNT (IN DOLLARS)     OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
  -------------------    ---------- ------------------- ------------------------
Less than$  9,999.......              $                               %
Between$  9,999--
 $ 19,999...............
Between$ 19,999--
 $ 29,999...............
Between$ 29,999--
 $ 39,999...............
Between$ 39,999--
 $ 49,999...............
Between$ 49,999--
 $ 59,999...............
Between$ 59,999--
 $ 69,999...............
Between$ 69,999--
 $ 79,999...............
Between$ 79,999--
 $ 89,999...............
Between$ 89,999--
 $ 99,999...............
Between$ 99,999--
 $109,999...............
Between$109,999--
 $119,999...............
Between$119,999--
 $129,999...............
Between$129,999--
 $139,999...............
Between$139,999--
 $149,999...............
Between$149,999--
 $159,999...............
Between$159,999--
 $169,999...............
Between$169,999--
 $179,999...............
Between$179,999--
 $189,999...............
Between$189,999--
 $199,999...............
Between$199,999--
 $249,999...............
Between$249,999--
 $299,999...............
Over   $300,000.........
                           -----      --------------             ------
    Total...............              $                          100.00%
                           =====      ==============             ======

            CONTRACT RATES--INITIAL FIXED-RATE HOME EQUITY CONTRACTS

                                                           % OF INITIAL FIXED-RATE
                            NUMBER OF                      HOME EQUITY CONTRACTS BY
                            CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
   RANGE OF HOME EQUITY     AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
CONTRACTS BY CONTRACT RATE   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
--------------------------  ---------- ------------------- ------------------------
From  0.00%-- 9.00%.......                $                              %
From  9.01%--10.00%.......
From 10.01%--11.00%.......
From 11.01%--12.00%.......
From 12.01%--13.00%.......
From 13.01%--14.00%.......
From 14.01%--15.00%.......
From 15.01%--16.00%.......
From 16.01%--17.00%.......
Over 17.01%...............
                              -----       -------------             ------
    Total.................                $                         100.00%
                              =====       =============             ======

     REMAINING MONTHS TO MATURITY--INITIAL FIXED-RATE HOME EQUITY CONTRACTS

                                                       % OF INITIAL FIXED-RATE
                        NUMBER OF                      HOME EQUITY CONTRACTS BY
  MONTHS REMAINING TO   CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
  SCHEDULED MATURITY    AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
  AS OF CUT-OFF DATE     OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
  -------------------   ---------- ------------------- ------------------------
Less than 181..........              $                               %
181-195................
196-210................
211-225................
226-240................
241-255................
256-270................
271-285................
286-300................
301-315................
316-330................
331-345................
346-360................
                          -----      --------------             ------
    Total..............              $                          100.00%
                          =====      ==============             ======

            LIEN POSITION--INITIAL FIXED-RATE HOME EQUITY CONTRACTS

                                     % OF INITIAL
                                      FIXED-RATE
                                      HOME EQUITY                       % OF INITIAL FIXED-RATE
                         NUMBER OF   CONTRACTS BY                       HOME EQUITY CONTRACTS BY
                         CONTRACTS     NUMBER OF    AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                         AS OF CUT- CONTRACTS AS OF BALANCE OUTSTANDING      BALANCE AS OF
                          OFF DATE   CUT-OFF DATE   AS OF CUT-OFF DATE        CUT-OFF DATE
                         ---------- --------------- ------------------- ------------------------
First...................                     %        $                               %
Second..................
Third...................
                           -----        ------        --------------             ------
    Total...............                100.00%       $                          100.00%
                           =====        ======        ==============             ======

         LOAN-TO-VALUE RATIO--INITIAL FIXED-RATE HOME EQUITY CONTRACTS

                                                       % OF INITIAL FIXED-RATE
                        NUMBER OF                      HOME EQUITY CONTRACTS BY
                        CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
LOAN-TO-VALUE RATIO      OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
-------------------     ---------- ------------------- ------------------------
From 0.00%-10.00%......               $                              %
From 10.01%-20.00%.....
From 20.01%-30.00%.....
From 30.01%-40.00%.....
From 40.01%-50.00%.....
From 50.01%-60.00%.....
From 60.01%-70.00%.....
From 70.01%-80.00%.....
From 80.01%-90.00%.....
Over 90.01%............
                          -----       -------------             ------
    Total..............               $                         100.00%
                          =====       =============             ======

ADJUSTABLE RATE HOME EQUITY CONTRACTS

  Sub-Pool HE includes Adjustable Rate Home Equity Contracts. This Prospectus Supplement contains information regarding certain Adjustable Rate Home Equity
Contracts, which will represent approximately   % of all Adjustable Rate Home
Equity Contracts, and which consist of closed-end home equity loans originated
through            , 1998 (the "Initial Adjustable Rate Home Equity
Contracts"). The information for each Initial Adjustable Rate Home Equity Contract is as of the Cut-off Date for such Contract. The Agreement also provides that additional Adjustable Rate Home Equity Contracts (the "Subsequent Adjustable Rate Home Equity Contracts"), will be purchased by the
Trust up to    days after the Closing Date. See "Description of the
Certificates--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" below.

  The Initial Adjustable Rate Home Equity Contracts have an aggregate
principal balance of $            . Each Adjustable Rate Home Equity Contract
is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Adjustable Rate Home Equity Contract is secured by a lien on the related real estate.

  The Initial Adjustable Rate Home Equity Contracts have Contract Rates subject to annual or semiannual adjustment after an initial period of up to 36 months on the day of the month specified in the Adjustable Rate Home Equity Contract (each such date, an "Adjustment Date"), to equal the sum of (i) the Six-Month LIBOR Index (as defined below) and (ii) a fixed percentage amount specified in the related Adjustable Rate Home Equity Contract (the "Gross Margin"). The Contract Rates will not increase on any Adjustment Date by more than % per annum. All of the Initial Adjustable Rate Home Equity Contracts further provide that the Contract Rate will in no event be more than the fixed percentage set forth in the Adjustable Rate Home Equity Contract (such rate, the "Maximum Contract Rate"). Each Initial Adjustable Rate Home Equity Contract provides that in no event will the Contract Rate be less than the initial Contract Rate (such rate, the "Minimum Contract Rate"). Effective with the first payment due on an Initial Adjustable Rate Home Equity Contract after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of such Adjustable Rate Home Equity Contract over its remaining term, and pay interest at the Contract Rate as so adjusted. All of the Initial Adjustable Rate Home Equity Contracts were originated with a Contract Rate less than the sum of (i) the Six-Month LIBOR Index at the time the initial Contract Rate was established and (ii) the Gross Margin. The Six-Month LIBOR Index is a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, as published in The Wall Street Journal and as most recently available as of the date specified in the related Adjustable Rate Home Equity Contract.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Adjustable Rate Home Equity Contract is fully amortizing and provides for monthly payments, except, in the case of a Balloon Loan, for the final monthly payment, over the term of such loan, computed on the simple interest method, (b) each Initial Adjustable Rate Home Equity Contract has its last scheduled payment due no later than
2027, and (c) each Adjustable Rate Home Equity Contract is secured by a lien on the related real estate. The Adjustable Rate Home Equity Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Adjustable Rate Home Equity Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. As of the Cut-off Date, the Initial Adjustable
Rate Home Equity Contracts had a Minimum Contract Rate of     %, a Maximum
Contract Rate of      % and a weighted average Contract Rate of      %. As of
the Cut-off Date, the weighted average Maximum Contract Rate of the Initial
Adjustable Rate Home Equity Contracts was      %, with Maximum Contract Rates
that range from     % to      % As of the Cut-Off Date, the Initial Adjustable
Rate Home Equity Contracts had a weighted average gross margin of     % and
gross margins ranging from     % to      %. As of the Cut-off Date, the
Initial Adjustable Rate Home Equity Contracts had remaining maturities of at
least     months but not more than     months and original maturities of at
least     months but not more than     months. The Initial Adjustable Rate
Home Equity Contracts had a weighted average term to scheduled maturity, as of
origination, of     months, and a weighted average term to scheduled maturity,
as of the Cut-off Date, of     months. The average principal balance per
Initial Adjustable Rate Home Equity Contract as of the Cut-off Date was
$           and the principal balances on the Initial Adjustable Rate Home
Equity Contracts as of the Cut-off Date ranged from $       to $          .
The Initial Adjustable Rate Home Equity Contracts arise from loans relating to real property located in 45 states and the District of Columbia. By principal
balance as of the Cut-off Date, approximately      % of the Initial Adjustable
Rate Home Equity Contracts were secured by real property located in
          ,    % in          ,     % in         ,     % in         and     %
in      . No other state represented  % or more of the Cut-off Date Pool
Principal Balance of the Initial Adjustable Rate Home Equity Contracts.

  Set forth below is a description of certain additional characteristics of the Initial Adjustable Rate Home Equity Contracts.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL ADJUSTABLE RATE HOME
                                EQUITY CONTRACTS

                                                                                 % OF INITIAL
                                           % OF INITIAL                           ADJUSTABLE
                                            ADJUSTABLE                             RATE HOME
                                             RATE HOME                         EQUITY CONTRACTS
                                         EQUITY CONTRACTS  AGGREGATE PRINCIPAL  BY OUTSTANDING
                            NUMBER OF      BY NUMBER OF          BALANCE           PRINCIPAL
                         CONTRACTS AS OF   CONTRACTS AS     OUTSTANDING AS OF    BALANCE AS OF
                          CUT-OFF DATE    OF CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE
                         --------------- ----------------- ------------------- -----------------
Alabama.................                           %                      $              %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Missouri................
Mississippi.............
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
                               ---            ------          -------------         ------
    Total...............                      100.00%         $                     100.00%
                               ===            ======          =============         ======

      YEARS OF ORIGINATION--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                              % OF INITIAL
                                                             ADJUSTABLE RATE
                                                               HOME EQUITY
                           NUMBER OF                          CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
YEAR OF ORIGINATION         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------        ---------- ------------------- ---------------------
1997......................               $                         100%
                              ---        -------------             ---
    Total.................               $                         100%
                              ===        =============             ===

 DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS--INITIAL ADJUSTABLE RATE HOME EQUITY
                                   CONTRACTS

                                                              % OF INITIAL
                                                             ADJUSTABLE RATE
                                                               HOME EQUITY
                           NUMBER OF                          CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
 ORIGINAL CONTRACT AMOUNT  AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
       (IN DOLLARS)         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
 ------------------------  ---------- ------------------- ---------------------
Less than$ 19,999.........               $                            %
Between$ 19,999--
 $ 29,999.................
Between$ 29,999--
 $ 39,999.................
Between$ 39,999--
 $ 49,999.................
Between$ 49,999--
 $ 59,999.................
Between$ 59,999--
 $ 69,999.................
Between$ 69,999--
 $ 79,999.................
Between$ 79,999--
 $ 89,999.................
Between$ 89,999--
 $ 99,999.................
Between$ 99,999--
 $109,999.................
Between$109,999--
 $119,999.................
Between$119,999--
 $129,999.................
Between$129,999--
 $139,999.................
Between$139,999--
 $149,999.................
Between$149,999--
 $159,999.................
Between$159,999--
 $169,999.................
Between$169,999--
 $179,999.................
Between$179,999--
 $189,999.................
Between$189,999--
 $199,999.................
Between$199,999--
 $249,999.................
Between$249,999--
 $299,999.................
Over$300,000..............
                              ---        -------------           ------
    Total.................               $                       100.00%
                              ===        =============           ======

     CURRENT CONTRACT RATES--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                  % OF
                                                                 INITIAL
                                                             ADJUSTABLE RATE
                                                               HOME EQUITY
                           NUMBER OF                          CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
  RANGE OF  CONTRACTS BY   AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
      CONTRACT RATE         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
  ----------------------   ---------- ------------------- ---------------------
From  0.00%-- 9.00%.......               $                            %
From  9.01%--10.00%.......
From 10.01%--11.00%.......
From 11.01%--12.00%.......
From 12.01%--13.00%.......
From 13.01%--14.00%.......
Over 14.01%...............
                              ---        -------------           ------
    Total.................               $                       100.00%
                              ===        =============           ======

  REMAINING MONTHS TO MATURITY--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                  % OF
                                                                 INITIAL
                                                          ADJUSTABLE RATE  HOME
                           NUMBER OF                       EQUITY CONTRACTS BY
   MONTHS REMAINING TO     CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
    SCHEDULED MATURITY     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
    AS OF CUT-OFF DATE      OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
   -------------------     ---------- ------------------- ---------------------
Less than 345.............               $                         0.00%
345-360...................
                              ---        ------------            ------
    Total.................                                       100.00%
                              ===        ============            ======

          LIEN POSITION--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                         % OF
                                        INITIAL
                                      ADJUSTABLE
                                       RATE HOME                                % OF
                                        EQUITY                                 INITIAL
                                     CONTRACTS BY                       ADJUSTABLE RATE HOME
                         NUMBER OF  SUB-POOL HE BY                       EQUITY CONTRACTS BY
                         CONTRACTS     NUMBER OF    AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         AS OF CUT- CONTRACTS AS OF BALANCE OUTSTANDING     BALANCE AS OF
                          OFF DATE   CUT-OFF DATE   AS OF CUT-OFF DATE      CUT-OFF DATE
                         ---------- --------------- ------------------- ---------------------
First...................                100.00%        $                       100.00%
                            ---         ------         -------------           ------
    Total...............                100.00%        $                       100.00%
                            ===         ======         =============           ======

       LOAN-TO-VALUE RATIO--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                  % OF
                                                                 INITIAL
                                                          ADJUSTABLE RATE HOME
                           NUMBER OF                       EQUITY CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
LOAN-TO-VALUE RATIO         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------        ---------- ------------------- ---------------------
Less than 30.00%..........               $                            %
From 30.01% to 40.00%.....
From 40.01% to 50.00%.....
From 50.01% to 60.00%.....
From 60.01% to 70.00%.....
From 70.01% to 80.00%.....
From 80.01% to 90.00%.....
Over 90.00%...............
                              ---        -------------           ------
    Total.................               $                       100.00%
                              ===        =============           ======

  MONTH OF NEXT RATE ADJUSTMENT--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                        % OF
                                                                      INITIAL
                                                                  ADJUSTABLE RATE
                               NUMBER OF                       HOME EQUITY CONTRACTS
                               CONTRACTS  AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                               AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
MONTH OF NEXT RATE ADJUSTMENT   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
-----------------------------  ---------- ------------------- ------------------------
December 1997...............                 $                              %
January 1998................
February 1998...............
March 1998..................
April 1998..................
May 1998....................
September 1998..............
March 1999..................
April 1999..................
May 1999....................
June 1999...................
July 1999...................
August 1999.................
September 1999..............
October 1999................
November 1999...............
April 2000..................
July 2000...................
August 2000.................
September 2000..............
                                  ---        -------------             ------
    Total...................                 $                         100.00%
                                  ===        =============             ======

  DISTRIBUTION OF GROSS MARGIN--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                 % OF
                                                               INITIAL
                                                           ADJUSTABLE RATE
                        NUMBER OF                       HOME EQUITY CONTRACTS
                        CONTRACTS  AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
GROSS MARGIN             OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
------------            ---------- ------------------- ------------------------
Less than 3.999%.......               $                              %
4.000 to 4.249%........
4.250 to 4.499%........
4.500 to 4.749%........
4.750 to 4.999%........
5.000 to 5.249%........
5.250 to 5.499%........
5.500 to 5.749%........
5.750 to 5.999%........
6.000 to 6.249%........
6.250 to 6.499%........
6.500 to 6.749%........
6.750 to 6.999%........
7.000 to 7.249%........
7.250 to 7.499%........
7.500 to 7.749%........
7.750 to 7.999%........
8.000 to 8.249%........
8.250 to 8.499%........
8.500 to 8.749%........
8.750 to 8.999%........
9.000 to 9.249%........
9.250 to 9.499%........
9.500 to 9.749%........
Over 9.749%............
                           ---        -------------             ------
    Total..............               $                         100.00%
                           ===        =============             ======

     MAXIMUM CONTRACT RATES--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                 % OF
                                                               INITIAL
                                                           ADJUSTABLE RATE
                        NUMBER OF                       HOME EQUITY CONTRACTS
                        CONTRACTS  AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
MAXIMUM CONTRACT RATES   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
----------------------  ---------- ------------------- ------------------------
Less than 14.000%......               $                              %
14.000 to 14.249%......
14.250 to 14.499%......
14.500 to 14.749%......
14.750 to 14.999%......
15.000 to 15.249%......
15.250 to 15.499%......
15.500 to 15.749%......
15.750 to 15.999%......
16.000 to 16.249%......
16.250 to 16.499%......
16.500 to 16.749%......
16.750 to 16.999%......
17.000 to 17.249%......
17.250 to 17.499%......
17.500 to 17.749%......
17.750 to 17.999%......
18.000 to 18.249%......
18.250 to 18.499%......
18.500 to 18.749%......
18.750 to 18.999%......
19.000 to 19.249%......
19.250 to 19.499%......
19.500 to 19.749%......
19.750 to 19.999%......
Over 19.999%...........
                           ---        -------------             ------
    Total..............               $                         100.00%
                           ===        =============             ======

     MINIMUM CONTRACT RATES--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                 % OF
                                                               INITIAL
                                                           ADJUSTABLE RATE
                        NUMBER OF                       HOME EQUITY CONTRACTS
                        CONTRACTS  AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
MINIMUM CONTRACT RATES   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
----------------------  ---------- ------------------- ------------------------
 Less than 7.250%......               $                              %
 7.250 to  7.499%......
 7.500 to  7.749%......
 7.750 to  7.999%......
 8.000 to  8.249%......
 8.250 to  8.499%......
 8.500 to  8.749%......
 8.750 to  8.999%......
 9.000 to  9.249%......
 9.250 to  9.499%......
 9.500 to  9.749%......
 9.750 to  9.999%......
10.000 to 10.249%......
10.250 to 10.499%......
10.500 to 10.749%......
10.750 to 10.999%......
11.000 to 11.249%......
11.250 to 11.499%......
11.500 to 11.749%......
11.750 to 11.999%......
12.000 to 12.249%......
12.250 to 12.499%......
12.500 to 12.749%......
12.750 to 12.999%......
13.000 to 13.249%......
13.250 to 13.499%......
13.500 to 13.749%......
13.750 to 13.999%......
Over 13.99%............
                           ---        -------------             ------
  Total................               $                         100.00%
                           ===        =============             ======

DELINQUENCY, LOAN DEFAULT AND LOSS INFORMATION

  The following table sets forth information relating to the Company's delinquency experience with respect to all home equity loans serviced by the Company. Not all such home equity loans are of the type to be included in Sub-Pool HE, and thus the information presented is not necessarily indicative of the Company's delinquency experience with respect to home equity loans similar to the Home Equity Contracts comprising Sub-Pool HE. In addition, the Company began originating, purchasing and servicing home equity loans in January 1996, and thus has no significant experience with respect to the performance of such loans. Moreover, because all such home equity loans have been recently originated, it is likely that this experience is not indicative of the delinquency experience to be expected from a more seasoned portfolio.

                 DELINQUENCY EXPERIENCE--HOME EQUITY CONTRACTS

                                         AT       , AT       , AT DECEMBER 31,
                                            1998       1997         1996
                                         ---------- ---------- ---------------
Number of Contracts Outstanding(1)......                           17,731
Number of Contracts Delinquent(2)(3)
  30-59 Days............................                              504
  60-89 Days............................                               94
  90 Days or More.......................                               52
                                           ------     ------       ------
Total Contracts Delinquent..............                              650
Delinquencies as a Percent of Contracts
 Outstanding(4).........................         %          %        3.67%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for December 31, 1996 does not include as delinquent the home equity contracts of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.
(4) By number of contracts.

Because of the Company's limited historical experience with respect to the performance of home equity loans, no information has been included herein with respect to the Company's loan loss or liquidation experience with respect to home equity loans.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield on any Certificate will depend on the price paid by the Certificateholder, the timing of principal payments, and the timing and amount of any liquidation losses on the related Contracts.

  Higher than expected "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Contract, to reduce the outstanding principal balance on the Contracts) will increase the yield on Certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates and will decrease the yield on Certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates. The Company has no significant experience with respect to the rate of Principal Prepayments on home improvement contracts or home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in the preceding month (thus paying less than 30 days' interest for that month) while very few Contracts prepaid after their respective due dates in the preceding month. In addition, liquidations of Defaulted Contracts or the Servicer's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option" herein) will affect the timing of principal distributions on the Certificates.

  The Class HI: A-1 Certificates will be prepaid in part on the first Payment Date after the Funding Period in the event that any Pre-Funded Amount remains in the Sub-Pool HI Pre-Funding Account on such Payment Date after the purchase by the Trust of the Subsequent Home Improvement Contracts. The Class HE: A-1 ARM Certificates and the Class HE: A-1 Certificates will be prepaid in part on the first Payment Date after the Funding Period in the event that any Pre-Funded Amount remains in the Sub-Pool HE: Pre-Funding Account on such Payment Date after the purchase by the Trust of the Subsequent Home Equity Contracts. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Home Equity Contracts will be paid to the Class HE: A-1 ARM Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Fixed-Rate Home Equity Contracts will be paid to the Class HE: A-1 Certificateholders. The Company believes that the principal amount of Subsequent Home Improvement Contracts and Subsequent Home Equity Contracts to be purchased by the Trust will require the application of substantially all of the Pre-Funded Amount. It is unlikely, however, that the aggregate principal amount of Subsequent Home Improvement Contracts and Subsequent Home Equity Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class HI: A-1 Certificateholders, Class HE: A-1 ARM Certificateholders and Class HE: A-1 Certificateholders will receive some prepayment of principal.

  Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The
Sub-Pool HI Certificates were priced using a prepayment assumption of   % CPR
and the Sub-Pool HE Certificates were priced using a prepayment assumption of,
with respect to the Fixed-Rate Contracts,    % of the applicable Prepayment
Assumption (as described below), and with respect to the Adjustable Rate
Contracts,   % CPR. There can be no assurance that the Contracts comprising each Sub-Pool will prepay at the applicable rate, and it is unlikely that prepayments or liquidations of the Contracts in either Sub-Pool will occur at any constant rate.

  The amount of interest to which the Certificateholders of any Class are entitled on any Payment Date will be the product of the related Pass-Through Rate and (in the absence of any liquidation loss principal amount adjustment) the Principal Balance of such Class, or in the case of the Class HE: A-7 IO Certificates, the Notional Principal Amount, immediately following the preceding Payment Date. Interest on each Class of Certificates, other than the Class HE: A-1 ARM Certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class HE: A-1 ARM Certificates will be computed on the basis of actual days elapsed in a 360-day year. Certificateholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Certificate Account are sufficient therefor, in the priority described under "Description of the Certificates--Distributions on Sub-Pool HI Certificates" and "--Distributions on Sub-Pool HE Certificates," as applicable. As required by applicable state laws, interest paid by Obligors on the Contracts is computed according to the simple interest method.

  The final scheduled payment date on the Home Improvement Contract with the
latest maturity is in       2027. The final scheduled payment date on the Home
Equity Contract with the latest maturity is in       2027.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the related Contracts on the weighted average life of each Class of Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts in either Sub-Pool.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the related Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Contracts).

  The rate of principal payments on pools of home improvement contracts and home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their contracts or loans. Other factors affecting prepayment of Contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement contracts and home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such contracts or loans, the contracts or loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such contracts or loans. Conversely, if prevailing interest rates rise above the interest rates on such home improvement contracts or home equity loans, the rate of prepayment would be expected to decrease.

Sub-Pool HI Certificates

  The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Home Improvement Contracts are received in a timely manner and prepayments are made at the indicated percentages of the CPR set forth in the table; (ii) the Servicer exercises its option to repurchase the Contracts, as described under "Description of the Certificates--Repurchase Option;" (iii) the aggregate principal balance of the Initial Home Improvement Contracts as of the Cut-off
Date is $        and such Contracts have the characteristics set forth under
"The Contracts--Home Improvement Contracts;" (iv) the Home Improvement Contracts will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Initial Home Improvement Contract Characteristics" and "Assumed Subsequent Home Improvement Contracts;" (v) each Class of the Sub-Pool HI Certificates has an Original Principal Balance as shown on the cover page of this Prospectus Supplement;
(vi) the Subsequent Home Improvement Contracts will have the characteristics set forth in the table below and have their first scheduled payment date in
    1998; (vii) no interest shortfalls will arise in connection with prepayments in full of the Home Improvement Contracts; (viii) no delinquencies or losses are experienced on the Home Improvement Contracts; (ix) distributions are made on the Sub-Pool HI Certificates on the 15th day of each
month, commencing in     1998; and (x) the Sub-Pool HI Certificates are issued
on      , 1998. No representation is made that the Home Improvement Contracts will not experience delinquencies or losses.

                             PREPAYMENT SCENARIOS

                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIOV
                         ---------- ----------- ------------ ----------- ---------
Home Improvement
 Contracts (1)..........
Adjustable Rate Home
 Equity Contracts (2)...
Fixed-Rate Home Equity
 Contracts (3)..........

--------
(1) As a conditional prepayment rate ("CPR") percentage.
(2) As a CPR percentage.
(3) As a percentage of the Prepayment Assumption.

           ASSUMED INITIAL HOME IMPROVEMENT CONTRACT CHARACTERISTICS

                                                       WEIGHTED      WEIGHTED
                                 CUT-OFF   WEIGHTED    AVERAGE        AVERAGE
                                DATE POOL  AVERAGE  REMAINING TERM ORIGINAL TERM
                                PRINCIPAL  CONTRACT  TO MATURITY    TO MATURITY
POOL                             BALANCE     RATE      (MONTHS)      (MONTHS)
----                            ---------- -------- -------------- -------------
1. ............................ $               %
2. ............................
3. ............................
4. ............................
5. ............................

  It is not likely that the Home Improvement Contracts will prepay at any constant percentage of the CPR to maturity or that all of the Home Improvement Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

         ASSUMED SUBSEQUENT HOME IMPROVEMENT CONTRACT CHARACTERISTICS

                                                       WEIGHTED      WEIGHTED
                                 CUT-OFF   WEIGHTED    AVERAGE        AVERAGE
                                DATE POOL  AVERAGE  REMAINING TERM ORIGINAL TERM
                                PRINCIPAL    LOAN    TO MATURITY    TO MATURITY
POOL                             BALANCE     RATE      (MONTHS)      (MONTHS)
----                           ----------- -------- -------------- -------------
1. ........................... $                %
2. ...........................
3. ...........................
4. ...........................
5. ...........................

  Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Sub-Pool HI Certificates, and set forth the percentages of the original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.


       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: A-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIOV
----                     ---------- ----------- ------------ ----------- ---------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HI: A-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-1 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: A-2 CERTIFICATES
           AT THE RESPECTIVE PERCENTAGES OF THE CPR SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HI: A-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-2 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: A-3 CERTIFICATES
           AT THE RESPECTIVE PERCENTAGES OF THE CPR SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
    , 2004..............
    , 2005..............
    , 2006..............
    , 2007..............
    , 2008..............
    , 2009..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HI: A-3 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-3 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-3 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: M-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
    , 2004..............
    , 2005..............
    , 2006..............
    , 2007..............
    , 2008..............
    , 2009..............
    , 2010..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HI: M-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: M-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: M-1 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: M-2 CERTIFICATES
           AT THE RESPECTIVE PERCENTAGES OF THE CPR SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
    , 2004..............
    , 2005..............
    , 2006..............
    , 2007..............
    , 2008..............
    , 2009..............
    , 2010..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HI: M-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: M-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: M-2 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: B-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    15, 1998............
    15, 1999............
    15, 2000............
    15, 2001............
    15, 2002............
    15, 2003............
    15, 2004............
    15, 2005............
    15, 2006............
    15, 2007............
    15, 2008............
    15, 2009............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HI: B-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: B-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: B-1 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: B-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    15, 1998............
    15, 1999............
    15, 2000............
    15, 2001............
    15, 2002............
    15, 2003............
    15, 2004............
    15, 2005............
    15, 2006............
    15, 2007............
    15, 2008............
    15, 2009............
    15, 2010............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HI: B-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: B-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: B-2 Certificate.

Sub-Pool HE Certificates

  The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Home Equity Contracts are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table; (ii) the Servicer exercises its option to repurchase the Contracts, as described under "Description of the Certificates--Repurchase Option;" (iii) the aggregate principal balance of the Initial Home Equity Contracts as of the
Cut-off Date is $       and such Contracts have the characteristics set forth
under "The Contracts--Home Equity Contracts" and "The Contracts--Adjustable Rate Home Equity Contracts;" (iv) the Home Equity Contracts (other than the Adjustable Rate Home Equity Contracts) will, as of the Cut-off Date, be grouped into 16 pools having the additional characteristics set forth below under "Initial Fixed-Rate Home Equity Contract Characteristic" and "Assumed Subsequent Fixed-Rate Home Equity Contract Characteristics;" (v) the Adjustable Rate Home Equity Contracts will, as of the Cut-off Date, be grouped
into    pools having the additional characteristics set forth below under
"Initial Adjustable Rate Home Equity Contract Characteristics" and "Assumed Subsequent Adjustable Rate Home Equity Contract Characteristics;" (vi) each Class of the Sub-Pool HE Certificates (other than the Class HE: A-7 IO Certificates) has an Original Principal Balance as shown on the cover page of
this Prospectus Supplement; (vii) the rate for one-month LIBOR is    % and the
rate for six-month LIBOR is    %, (viii) the Subsequent Home Equity Contracts
will have the characteristics set forth in the tables below and have their
first scheduled payment date in      1997; (ix) no interest shortfalls will
arise in connection with prepayments in full of the Home Equity Contracts; (x) no delinquencies or losses are experienced on the Home Equity Contracts;
(xi) distributions are made on the Sub-Pool HE Certificates on the   th day of
each month, commencing in     1998; and (xii) the Sub-Pool HE Certificates are
issued on      , 1997. No representation is made that the Home Equity
Contracts will not experience delinquencies or losses.

  Prepayments on home equity loans are commonly measured relative to a prepayment standard or model. Two different models (each a "Prepayment Assumption") are used in this Prospectus Supplement with respect to the Adjustable Rate Home Equity Contracts, on the one hand, and the Fixed-Rate Home Equity Contracts, on the other. Reference in this Prospectus Supplement to a "Prepayment Assumption" shall refer to the appropriate model, depending upon whether the reference is with respect to the Adjustable Rate Home Equity Contracts or the Fixed-Rate Home Equity Contracts.

  The percentages and weighted average life information for the Class HE: A-1 ARM Certificates in the following table are based on a CPR model that assumes that the outstanding principal balance of the Adjustable Rate Contracts will prepay at the indicated percentages of CPR set forth in the table.

  The Prepayment Assumption used in this Prospectus Supplement with respect to the Fixed-Rate Home Equity Contracts represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. The " % Prepayment Assumption" assumes a constant prepayment of % per annum of the then outstanding principal balance of such loans in the first month of the life of
such loans and an additional     % (precisely,    ) per annum in each month
thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the % Prepayment Assumption
assumes a constant prepayment rate of   % per annum each month.

  It is not likely that the Home Equity Contracts will prepay at any constant percentage of the Prepayment Assumption or of the CPR to maturity or that all of the Home Equity Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                              PREPAYMENT SCENARIOS

                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Home Improvement
 Contracts (1)..........
Adjustable Rate Home
 Equity Contracts (2)...
Fixed-Rate Home Equity
 Contracts (3)..........

--------
(1) As a conditional prepayment rate ("CPR") percentage.
(2) As a CPR percentage.
(3) As a percentage of the Prepayment Assumption.

        ASSUMED INITIAL FIXED-RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                         WEIGHTED      WEIGHTED    BALLOON LOAN
                CUT-OFF DATE WEIGHTED    AVERAGE        AVERAGE      WEIGHTED
                    POOL     AVERAGE  REMAINING TERM ORIGINAL TERM   AVERAGE
                 PRINCIPAL   CONTRACT  TO MATURITY    TO MATURITY  AMORTIZATION
POOL              BALANCE      RATE      (MONTHS)      (MONTHS)        TERM
----            ------------ -------- -------------- ------------- ------------
1. ............ $                 %
2. ............
3. ............
4. ............
5. ............
6. ............
7. ............
8. ............

       ASSUMED SUBSEQUENT FIXED-RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                         WEIGHTED      WEIGHTED    BALLOON LOAN
                CUT-OFF DATE WEIGHTED    AVERAGE        AVERAGE      WEIGHTED
                    POOL     AVERAGE  REMAINING TERM ORIGINAL TERM   AVERAGE
                 PRINCIPAL   CONTRACT  TO MATURITY    TO MATURITY  AMORTIZATION
POOL              BALANCE      RATE      (MONTHS)      (MONTHS)        TERM
----            ------------ -------- -------------- ------------- ------------
1. ............ $                 %
2. ............
3. ............
4. ............
5. ............
6. ............
7. ............
8. ............

      ASSUMED INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                              WEIGHTED  WEIGHTED
                                               AVERAGE  AVERAGE
                           CUT-OFF   WEIGHTED REMAINING ORIGINAL WEIGHTED
                          DATE POOL  AVERAGE   TERM TO  TERM TO  AVERAGE                        MONTH(S) INITIAL
                          PRINCIPAL  CONTRACT MATURITY  MATURITY  GROSS   LIFE  LIFE   PERIODIC TO RATE  PERIODIC
POOL                       BALANCE     RATE   (MONTHS)  (MONTHS)  MARGIN  CAP   FLOOR    CAP     CHANGE    CAP
----                     ----------- -------- --------- -------- -------- ----  -----  -------- -------- --------
1. ..................... $                %                           %       %     %        %
2. .....................
3. .....................
4. .....................
5. .....................
6. .....................
7. .....................
8. .....................

    ASSUMED SUBSEQUENT ADJUSTABLE RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                            WEIGHTED  WEIGHTED
                                             AVERAGE  AVERAGE
                          CUT-OFF  WEIGHTED REMAINING ORIGINAL WEIGHTED
                         DATE POOL AVERAGE   TERM TO  TERM TO  AVERAGE                        MONTH(S) INITIAL
                         PRINCIPAL CONTRACT MATURITY  MATURITY  GROSS   LIFE  LIFE   PERIODIC TO RATE  PERIODIC
POOL                      BALANCE    RATE   (MONTHS)  (MONTHS)  MARGIN  CAP   FLOOR    CAP     CHANGE    CAP
----                     --------- -------- --------- -------- -------- ----  -----  -------- -------- --------
1. ..................... $               %                          %       %     %       %
2. .....................
3. .....................
4. .....................
5. .....................
6. .....................
7. .....................
8. .....................

  Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Sub-Pool HE Certificates, and set forth the percentages of the Original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the applicable Prepayment Assumption.

     PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-1 ARM
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:


                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
    , 2004..............
    , 2005..............
    , 2006..............
    , 2007..............
    , 2008..............
    , 2009..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HE: A-1 ARM Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-1 ARM Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-1 ARM Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:


                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HE: A-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-1 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-2 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:


                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
Average Life (1)
 (years)................

--------
(1) The weighted average life of a Class HE: A-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-2 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-3 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......      %            %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
    , 2004..............
    , 2005..............
    , 2006..............
    , 2007..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HE: A-3 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-3 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-3 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-4 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
    , 2004..............
    , 2005..............
    , 2006..............
    , 2007..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HE: A-4 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-4 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-4 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-5 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
    , 2004..............
    , 2005..............
    , 2006..............
    , 2007..............
    , 2008..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HE: A-5 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-5 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-5 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-6
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
    , 2004..............
    , 2005..............
    , 2006..............
    , 2007..............
    , 2008..............
Weighted Average Life
 (1) (years)............

--------
* Indicates an amount greater than zero but less than .5% of the Original Class HE: A-6 Principal Balance.

(1) The weighted average life of a Class HE: A-6 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-6 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-6 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: M-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
    , 2004..............
    , 2005..............
    , 2006..............
    , 2007..............
    , 2008..............
    , 2009..............
    , 2010..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HE: M-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: M-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: M-1 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: M-2 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
    , 2004..............
    , 2005..............
    , 2006..............
    , 2007..............
    , 2008..............
    , 2009..............
    , 2010..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HE: M-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: M-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: M-2 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: B-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
    , 2004..............
    , 2005..............
    , 2006..............
    , 2007..............
    , 2008..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HE: B-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: B-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: B-1 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: B-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                    PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......       %           %           %            %          %
    , 1998..............
    , 1999..............
    , 2000..............
    , 2001..............
    , 2002..............
    , 2003..............
    , 2004..............
    , 2005..............
    , 2006..............
    , 2007..............
    , 2008..............
    , 2009..............
    , 2010..............
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HE: B-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: B-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: B-2 Certificate.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

RATIO OF EARNINGS TO FIXED CHARGES FOR THE COMPANY

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years ending December 31, 1997. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                          SIX MONTHS ENDED
                             YEAR ENDED DECEMBER 31,          JUNE 30,
                             ------------------------     ----------------
                             1993 1994 1995 1996 1997   1998
                             ---- ---- ---- ---- ---- --------
Ratio of Earnings to Fixed
 Charges.................... 4.81 7.98 7.90 5.44 3.94   3.06

RECENT DEVELOPMENTS

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree will continue to operate from its existing headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer, has agreed to continue to manage Green Tree's business for at least one year. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Green Tree and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of Green Tree (particularly with respect to prepayment assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes the material provisions of the Agreement, reference to which is hereby made for a complete recital of its terms.

GENERAL

  The Certificates will be issued in fully registered, certificated form only in minimum denominations of $1,000 or any integral multiple in excess thereof. The Certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "Description of the Certificates--Registration of the Certificates" herein. The Trust consists primarily of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, rights under applicable FHA Insurance for FHA-insured Home Improvement Contracts, amounts held in the Certificate Account and the Class HI: B-2 Limited Guaranty and the Class HE:
B-2 Limited Guaranty of the Company for the benefit of the Class HI: B-2 Certificateholders and the Class HE: B-2 Certificateholders, respectively.

  Distributions on the Certificates will be made by the Paying Agent (which shall initially be the Trustee) on each Payment Date to persons in whose names the Certificates are registered as of the Business Day immediately preceding such Payment Date (the "Record Date"). See "Description of the Certificates-- Registration of the Certificates" herein. The first Payment Date for the
Certificates will be in     1998. Payments will be made by check mailed to
such Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment in respect of its Percentage Interest in such Class by wire transfer). Final payments will be made only upon tender of the Certificates to the Trustee for cancellation.

CONVEYANCE OF CONTRACTS

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Initial Home Improvement Contracts and the Initial Home Equity Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). The Agreement permits
the Trust to purchase approximately $       aggregate principal balance of
Subsequent Home Improvement Contracts and approximately $       aggregate
principal balance of Subsequent Home Equity Contracts within    days after the
Closing Date on one or more closing dates (each a "Subsequent Transfer Date"). See "Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account" and "--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" herein.

  On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee, concurrently with each conveyance, will execute and deliver the Certificates to or upon the order of the Company. The Contracts are described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list includes the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. The list will be attached as an exhibit to the Agreement and will be available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Contracts to the Trust, the Company will have completed a review of all the Contract files, confirming the accuracy of each item on the list of Contracts delivered to the Trustee. Any

Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

  The Trustee will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

  [Company Counsel], counsel to the Company, will render an opinion to the Trustee that the transfer of the Contracts from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  The Company will make certain representations and warranties in the Agreement with respect to each Contract, including that: (a) for each Contract other than the Subsequent Home Improvement Contracts and the Subsequent Home Equity Contracts, as of the applicable Cut-off Date, the most recent scheduled
payment was made or was not delinquent more than    days; (b) for each
Subsequent Home Improvement Contract and each Subsequent Home Equity Contract, as of the respective Subsequent Cut-off Date, the most recent scheduled
payment was made or was not delinquent more than    days; (c) no provision of
a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (d) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (e) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (f) each Contract (if an FHA-insured Home Improvement Contract) was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (g) each Contract was originated by a home improvement contractor or home equity lender in the ordinary course of its business or was originated by the Company directly; (h) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (i) each Contract complies with all requirements of law; (j) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (k) each Contract creates a valid and perfected lien on the related real estate; (l) all parties to each Contract had full legal capacity to execute such Contract; (m) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (n) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clauses (a) and (b) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (o) each Contract is a fully-amortizing loan and provides for level monthly payments based on its applicable Contract Rate, except, in the case of a Balloon Loan, for the final monthly payment, over the term of such Contract;
(p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (r) there is only one original of each Contract; (s) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines; and (t) each Contract is a "qualified mortgage" under section 860G(a)(3) of the Internal Revenue Code of 1986, as amended.

  The Company will also make certain representations and warranties with respect to the Home Improvement Contracts in the aggregate, including that (i) each Home Improvement Contract has a contractual rate of interest of at least 7.5%; (ii) no Home Improvement Contract had a remaining term to maturity at origination of more than 360 months; (iii) no more than 1% of the Home Improvement Contracts, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than 5% of the Home Improvement Contracts, by principal balance as of the Cut-off Date, were originated by any one contractor or lender; and (v) no adverse selection procedures were employed in selecting the Home Improvement Contracts from the Company's portfolio. The Company will make certain additional representations and warranties with respect to the Subsequent Home Improvement Contracts. See "--Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account" herein.

  The Company will also make certain representations and warranties with respect to the Home Equity Contracts in the aggregate, including that (i) each Home Equity Contract (other than the Adjustable Rate Home Equity Contracts)
has a contractual rate of interest of at least     %; (ii) no Home Equity
Contract had a remaining term to maturity at origination of more than months; (iii) no more than 1% of the Home Equity Contracts, by principal balance as of the Cut-off Date, were secured by properties located in an area
with the same zip code; (iv) no more than      % of the Home Equity Contracts,
by principal balance as of the Cut-off Date, were originated by any one lender; and (v) no adverse selection procedures were employed in selecting the Home Equity Contracts from the Company's portfolio. The Company will make certain additional representations and warranties with respect to the Subsequent Home Equity Contracts. See "--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" herein.

  Under the terms of the Agreement, and subject to the Company's option to effect a substitution as described in the next paragraph, the Company has agreed to repurchase, at the Repurchase Price, any Contract that is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. The "Repurchase Price," with respect to any Contract to be so repurchased or with respect to a Liquidated Contract, means the outstanding principal balance of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest on such Contract at the Pass-Through Rate (which will be the weighted average of the Pass-Through Rates of the related Classes of Certificates) from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances made by the Servicer or the Trustee) through the date of such repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

  In lieu of repurchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a Partial Principal Prepayment.

  Pursuant to the Agreement, the Servicer will service and administer the Contracts conveyed and assigned to the Trustee as more fully set forth below.

CONVEYANCE OF SUBSEQUENT HOME IMPROVEMENT CONTRACTS AND SUB-POOL HI PRE-FUNDING ACCOUNT

  An account (the "Sub-Pool HI Pre-Funding Account") will be established by
the Trustee and funded by the Company with approximately $       (the "Sub-
Pool HI Pre-Funded Amount") on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Home Improvement Contracts. In no event will the Sub-Pool HI Pre-Funded Amount, less the aggregate principal balance of Subsequent Home Improvement Contracts specifically identified for
purchase by the Trust as of the Closing Date, represent more than   % of the
Original Sub-Pool HI Certificate Principal Balance. The Sub-Pool HI Pre-Funding Account will be used to purchase Subsequent Home Improvement Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Sub-Pool HI Pre-Funding Account is less
than $      , (ii)    days after the Closing Date or (iii) the date on which
an Event of Termination occurs under the Agreement (the "Funding Period"). The Sub-Pool HI Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Home Improvement Contracts in accordance with the Agreement.

  Under the Agreement following the initial issuance of the Certificates, the Trust will be obligated to purchase Subsequent Home Improvement Contracts from the Company during the Funding Period, subject to the availability thereof. In connection with the purchase of Subsequent Home Improvement Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Sub-Pool HI Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Company will designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the related Subsequent Home Improvement Contracts purchased on such date. The amount paid from the Sub-Pool HI Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Home Improvement Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Home Improvement Contracts in Sub-Pool HI will increase by an amount equal to the aggregate principal balance of the Home Improvement Contracts so purchased and the amount in the Sub-Pool HI Pre-Funding Account will decrease accordingly.

  Any Sub-Pool HI Pre-Funded Amount remaining after the end of the Funding Period will be applied on the next Payment Date to prepay principal on the Class HI: A-1 Certificates. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Home Improvement Contracts purchased by the Trust will require the application of substantially all of the Sub-Pool HI Pre-Funded Amount and that there should be no material amount of principal prepaid to the Class HI: A-1 Certificateholders from the Sub-Pool HI Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Home Improvement Contracts with an aggregate principal balance identical to the remaining Pre-Funded Amount.

  Any conveyance of Subsequent Home Improvement Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to:
(a) each Subsequent Home Improvement Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company may not select Subsequent Home Improvement Contracts in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of the respective Subsequent Cut-off Date the Subsequent Home Improvement Contracts must satisfy the following criteria: (i) no Subsequent Home Improvement Contract may be more than 59 days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of each Subsequent Home Improvement Contract may not exceed 360 months; (iii) each Subsequent Home Improvement Contract must have been underwritten in accordance with the Company's standard underwriting criteria; (iv) no Subsequent Home Improvement Contract may have a loan-to-value ratio greater than 100%; (v) as a result of the purchase of the Subsequent Home Improvement Contracts, neither the Class HI: A Certificates nor the Class HE: A Certificates will receive from S&P or Fitch a lower credit rating than the rating assigned at the initial issuance of such Certificates; and (vi) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Home Improvement Contracts conform to the characteristics described herein.

CONVEYANCE OF SUBSEQUENT HOME EQUITY CONTRACTS AND SUB-POOL HE PRE-FUNDING
ACCOUNT

  An account (the "Sub-Pool HE Pre-Funding Account") will be established by
the Trustee and funded by the Company with approximately $       (the "Sub-
Pool HE Pre-Funded Amount") on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Home Equity Contracts. In no event will the Sub-Pool HE Pre-Funded Amount, less the aggregate principal balance of Subsequent Home Equity Contracts specifically identified for purchase by
the Trust as of the Closing Date, represent more than   % of the Original Sub-
Pool HE Certificate Principal Balance. The Sub-Pool HE Pre-Funding Account will be used to purchase Subsequent Home Equity Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount
on deposit in the Sub-Pool HE Pre-Funding Account is less than $     , (ii)
days after the Closing Date or (iii) the date on which an Event of Termination occurs under the Agreement (the "Funding Period"). The Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Home Equity Contracts in accordance with the Agreement.

  Under the Agreement following the initial issuance of the Certificates, the Trust will be obligated to purchase Subsequent Home Equity Contracts from the Company during the Funding Period, subject to the availability thereof. In connection with the purchase of Subsequent Home Equity Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Sub-Pool HE Pre-Funding
Account a cash purchase price of    % of the principal balance thereof. The
Company will designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the related Subsequent Home Equity Contracts purchased on such date. The amount paid from the Sub-Pool HE Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Home Equity Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Home Equity Contracts in Sub-Pool HE will increase by an amount equal to the aggregate principal balance of the Home Equity Contracts so purchased and the amount in the Sub-Pool HE Pre-Funding Account will decrease accordingly.

  Any Sub-Pool HE Pre-Funded Amount remaining after the end of the Funding Period will be applied on the next Payment Date to prepay principal on the Class HE: A-1 ARM Certificates and the Class HE: A-1 Certificates. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Home Equity Contracts will be paid to the Class HE: A-1 ARM Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Fixed-Rate Home Equity Contracts will be paid to the Class HE: A-1 Certificateholders. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Home Equity Contracts purchased by the Trust will require the application of substantially all of the related Pre-Funded Amount (as defined herein) and that there should be no material amount of principal prepaid to the Class HE:
A-1 ARM Certificateholders or the Class HE: A-1 Certificateholders from the Sub-Pool HE Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Home Equity Contracts with an aggregate principal balance identical to the remaining Sub-Pool HE Pre-Funded Amount.

  Any conveyance of Subsequent Home Equity Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Home Equity Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company may not select Subsequent Home Equity Contracts in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of the respective Subsequent Cut-off Date the Subsequent Home Equity Contracts must satisfy the following criteria: (i) no Subsequent Home Equity Contract may be more than 59 days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of each Subsequent Home Equity Contract may not exceed months; (iii) each Subsequent Home Equity Contract must have been underwritten in accordance with the Company's standard underwriting criteria;
(iv) no Subsequent Home Equity Contract may have a loan-to-value ratio greater than 100%; (v) as a result of the purchase of the Subsequent Home Equity Contracts, neither the Class HI: A Certificates nor the Class HE: A Certificates will receive from S&P or Fitch a lower credit rating than the rating assigned at the initial issuance of such Certificates; and (vi) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Home Equity Contracts conform to the characteristics described herein.

PAYMENTS ON CONTRACTS

  The Servicer, on behalf of the Trust, will establish and maintain a Certificate Account in an "Eligible Account" (as defined below) at a
depository institution (initially [Depository Institution], [     ,
Minnesota]) with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term deposits have been rated A-1 by S&P and F-1 by Fitch (if rated by Fitch) or whose unsecured long-term debt has been rated in one of the two highest rating categories by S&P and Fitch (if rated by Fitch), and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;
(iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or (iv) an account that will not cause S&P or Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by S&P and Fitch. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the Business Day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "AA" from S&P and Fitch (if rated by Fitch) not in excess of 10% of amounts in the Certificate Account at the time of such investment; and commercial paper assigned a rating of at least A-1+ by S&P and at least F-1+ by Fitch (if rated by Fitch). Any losses on such investments will be deducted from other investment earnings or from other funds in the Certificate Account.

  All receipts by the Servicer of payments with respect to the Contracts, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one Business Day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Contracts, which are retained by the Servicer as part of its servicing fees and are not paid into the Certificate Account and except for certain proceeds from Liquidated Contracts which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. In addition, all payments under FHA Insurance received by the Servicer, any Advances by the Servicer or the Trustee as described under "Description of the Certificates--Advances," and amounts paid by the Company for Contracts repurchased, or upon substitution for a Contract otherwise required to be repurchased, as a result of breach of warranties under the Agreement, as described under "Description of the Certificates-- Conveyance of Contracts," shall be paid into the Certificate Account.

  On the second Business Day preceding each Payment Date (the "Determination Date"), the Servicer will determine the Sub-Pool HI Amount Available and the Sub-Pool HE Amount Available in the Certificate Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Certificate Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Certificate Account the Repurchase Price of any Contracts required to be repurchased on such Payment Date, or any amounts required to be deposited upon substitution for any Contract otherwise required to be repurchased on such Purchase Date, as a result of a breach of representations and warranties under the Agreement.

  On each Payment Date the Trustee will withdraw the Sub-Pool HI Amount Available (which will consist primarily of amounts received in respect of the Home Improvement Contracts, but will also include that portion of the Sub-Pool HE Amount Available in excess of the amounts necessary to make the payments described in clauses (a) through (d) of the succeeding paragraph) from the Certificate Account and make the following payments, in the following order of priority:

    (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee with respect to the Home Improvement Contracts to the Servicer;

    (ii) to pay interest and principal on the Sub-Pool HI Certificates, in the manner and the order of priority described below;

    (iii) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer with respect to the Home Improvement Contracts;

    (iv) to reimburse the Trustee or any successor Servicer for any payments of FHA Insurance premiums with respect to the Home Improvement Contracts not paid by the Company, as Servicer, and for which the Trustee or such successor Servicer has not been reimbursed by the Company;

    (v) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances with respect to the Home Improvement Contracts made in respect of current or prior Payment Dates;

    (vi) to reimburse the holder of the Class C Certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;

    (vii) to reimburse the Company for any prior unreimbursed Class HI: B-2 Guaranty Payments;

    (viii) to pay the Class HI: B-2 Guaranty Fee to the Company; and

    (ix) to pay any remaining amounts to the holder of the Class C
  Certificate.

  On each Payment Date the Trustee will withdraw the Sub-Pool HE Amount Available (which will consist primarily of amounts received in respect of the Home Equity Contracts, but will also include that portion of the Sub-Pool HI Amount Available in excess of the amounts necessary to make the payments described in clauses (i) through (v) of the preceding paragraph) from the Certificate Account and make the following payments, in the following order of priority:

    (a) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee with respect to the Home Equity Contracts to the Servicer;

    (b) to pay interest and principal on the Sub-Pool HE Certificates, in the manner and the order of priority described below;

    (c) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer with respect to the Home Equity Contracts;

    (d) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances with respect to the Home Equity Contracts made in respect of current or prior Payment Dates;

    (e) to reimburse the holder of the Class C Certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;

    (f) to reimburse the Company for any prior unreimbursed Class HE: B-2 Guaranty Payments;

    (g) to pay the Class HE: B-2 Guaranty Fee to the Company; and

    (h) to pay any remaining amounts to the holder of the Class C
  Certificate.

  The Scheduled Principal Balance of a Contract with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the calendar month preceding such Payment Date as specified in its amortization schedule, after giving effect to any previous partial Principal Prepayments and to the scheduled payment due on such Due Date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Principal Balance, with respect to the Contract Pool or a given Sub-Pool, as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Contracts comprising the Contract Pool or such Sub-Pool, as the case may be, that were outstanding during the preceding Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

DISTRIBUTIONS ON SUB-POOL HI CERTIFICATES

  On each Payment Date, distributions on the Sub-Pool HI Certificates in respect of the Sub-Pool HI Amount Available will be made first to the holders of the Class HI: A Certificates, then to the holders of the Class HI: M-1 Certificates, then to the holders of the Class HI: M-2 Certificates, then to the holders of the Class HI: B-1 Certificates and then to the holders of the Class HI: B-2 Certificates, as described below. Distributions of interest and principal on the Sub-Pool HI Certificates will be made primarily from amounts available in respect of the Home Improvement Contracts comprising Sub-Pool HI. However, under certain circumstances as described under "Description of the Certificates--Payments on Contracts," amounts available in respect of the Home Equity Contracts in Sub-Pool HE may be available to make distributions to the holders of Sub-Pool HI Certificates.

  Distributions of interest and principal to holders of a Class of Class HI: A Certificates will be made on each Payment Date, to the extent that the Sub-Pool HI Amount Available in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respective Percentage Interests of the amount of interest calculated as described under "Class HI: A Interest" below and (ii) their respective Percentage Interests, distributed to each Class of Class HI: A Certificates in the order of priority described under "Class HI: A Principal" below, of the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount, calculated as described under "Class
HI: A Principal" below. Distributions on the Class HI: A Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HI: A Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HI: A Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class
HI: A Interest" below and (ii) the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount, provided that, if the Class HI:
A Formula Distribution Amount exceeds the Sub-Pool HI Amount Available in the Certificate Account on such Payment Date, then the Class HI: A Distribution Amount shall instead equal the Sub-Pool HI Amount Available and the amount of such deficiency will be carried forward and added to the amount the Class HI:
A Certificateholders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class HI: M-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class HI: M-1 Distribution Amount. Distributions on the Class HI: M-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HI:
M-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HI: M-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HI: M-1 Interest" below and (ii) after the Class HI: A Principal Balance has been reduced to zero and until the Class HI: M-1 Principal Balance has been reduced to zero, the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount. If the Sub-Pool HI Amount Available in the Certificate Account available for distribution to the Class HI: M-1 Certificateholders (after giving effect to any distribution made to Class HI: A Certificateholders on such Payment Date) (the "Class HI: M-1 Remaining Amount Available") is less than the Class HI: M-1 Formula Distribution Amount, then the Class HI: M-1 Distribution Amount will equal the Class HI: M-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class HI: M-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class HI: M-2 Distribution Amount. Distributions on the Class HI: M-2 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HI:
M-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HI: M-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HI: M-2 Interest" below and (ii) after the Class HI: M-1 Principal Balance has been reduced to zero and until the Class HI: M-2 Principal Balance has been reduced to zero, the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount. If the Sub-Pool HI Amount Available in the Certificate Account available for distribution to the Class HI: M-2 Certificateholders (after giving effect to any distribution made to Class HI:
A Certificateholders and the Class HI: M-1 Certificateholders on such Payment
Date) (the "Class HI: M-2 Remaining Amount Available") is less than the Class
HI: M-2 Formula Distribution Amount, then the Class HI: M-2 Distribution Amount will equal the Class HI: M-2 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class HI: B-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class HI: B-1 Distribution Amount. Distributions on the Class HI: B-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HI:
B-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HI: B-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HI: B-1 Interest" below and (ii) until the Class HI: B-1 Principal Balance has been reduced to zero, an amount of principal equal to the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount. If the Sub-Pool HI Amount Available in the Certificate Account available for distribution to the Class
HI: B-1 Certificateholders (after giving effect to any distribution made to Class HI: A Certificateholders, Class HI: M-1 Certificateholders and Class HI:
M-2 Certificateholders on such Payment Date) (the "Class HI: B-1 Remaining Amount Available") is less than the Class HI: B-1 Formula Distribution Amount, then the Class HI: B-1 Distribution Amount will equal the Class HI: B-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of the Class HI: B-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests of the Class HI: B-2 Distribution Amount and any Class HI: B-2 Guaranty Payment. The Class HI: B-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class
HI: B-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HI: B-2 Interest" below and (ii) after the Class HI:
B-1 Principal Balance has been reduced to zero and until the Class HI: B-2 Principal Balance has been reduced to zero, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount. Distributions on the Class
HI: B-2 Certificates will be applied first to the payment of interest and then to the payment of principal. If the Sub-Pool HI Amount Available in the Certificate Account available for distribution to the Class HI: B-2 Certificateholders (after giving effect to distributions made to Class HI: A Certificateholders, Class HI: M Certificateholders and Class HI: B-1 Certificateholders on such Payment Date) (the "Class HI: B-2 Remaining Amount Available") is not sufficient to make a full distribution of the Class HI: B-2 Formula Distribution Amount to the Class HI: B-2 Certificateholders, then the Class HI: B-2 Distribution Amount will equal the Class HI: B-2 Remaining Amount Available and the Company will be obligated to make a Class HI: B-2 Guaranty Payment into the Certificate Account in respect thereof pursuant to the Class HI: B-2 Limited Guaranty.

  On each Payment Date the Sub-Pool HI Amount Available will be distributed to Class HI: A Certificateholders, then Class HI: M Certificateholders and then Class HI: B Certificateholders in the amounts and order of priority set forth below:

Class HI: A Interest

  One month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid concurrently to the holders of each Class of Class
HI: A Certificates on each Payment Date, to the extent of the Sub-Pool HI Amount Available in the Certificate Account on such date, at the related Pass-Through Rate on the then outstanding Principal Balance of each Class of Class
HI: A Certificates. Interest on each Class of Class HI: A Certificates will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date.

  The Pass-Through Rates for the Class HI: A-1, Class HI: A-2 and Class HI: A-3 Certificates are set forth on the cover of this Prospectus Supplement, and in each case will be computed on the basis of a 360-day year of twelve 30-day months.

  The Principal Balance of any Class of Class HI: A Certificates as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed to holders of such Class on account of principal. The Class HI: A Principal Balance as of any Payment Date is the sum of the Class
HI: A-1 Principal Balance, the Class HI: A-2 Principal Balance and the Class
HI: A-3 Principal Balance.

  In the event that, on a particular Payment Date, the Sub-Pool HI Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of each Class of Class HI: A Certificates, the amount of interest to be distributed in respect of the Class
HI: A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Such a shortfall could occur, for example, if delinquencies or losses realized on the Home Improvement Contracts were exceptionally high and were concentrated in a particular month. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate for each Class of Class HI: A Certificates, to the extent permitted by law.

Class HI: A Principal

  Holders of a Class of Class HI: A Certificates will be entitled to receive on each Payment Date as payments of principal, in the order of priority set forth below and to the extent of the Sub-Pool HI Amount Available in the Certificate Account on such date after payment of interest on each Class of Class HI: A Certificates, the Sub-Pool HI Senior Percentage of the sum (such sum being referred to hereinafter as the "Sub-Pool HI Formula Principal Distribution Amount") of (i) all scheduled payments of principal due on each outstanding Home Improvement Contract during the related Due Period, (ii) the Scheduled Principal Balance of each Home Improvement Contract which, during the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Due Period in respect of Home Improvement Contracts, (iv) the Scheduled Principal Balance of each Home Improvement Contract that became a Liquidated Contract during the related Due Period, and
(v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class HI: B-2 Principal Balance has been reduced to zero, or
(b) such amount was not covered by a Class HI: B-2 Guaranty Payment and corresponding reduction in the Class HI: B-2 Principal Balance. When the Principal Balance of a Class of Class HI: A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The Sub-Pool HI Senior Percentage for any Payment Date prior to the Class
HI: B Cross-over Date, and for any Payment Date on or after the Class HI: B Cross-over Date on which any Class HI: B Principal Distribution Test is not satisfied (each as described under "Class HI: B-1 Principal" below), will be 100%, and for any Payment Date on or after the Class HI: B Cross-over Date on which each Class HI: B Principal Distribution Test is satisfied will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class HI: A Principal Balance and the Class HI: M Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Payment Date.

  The Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount will be distributed, to the extent of the Sub-Pool HI Amount Available after payment of interest on each Class of Class HI: A Certificates, first to the Class HI: A-1 Certificateholders until the Class
HI: A-1 Principal Balance has been reduced to zero, then to the Class HI: A-2 Certificateholders until the Class HI: A-2 Principal Balance has been reduced to zero and then to the Class HI: A-3 Certificateholders until the Class HI:
A-3 Principal Balance has been reduced to zero. Notwithstanding the foregoing, on any Payment Date as to which there is a Class HI:

A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount is less than the Class HI: A Principal Balance), the remaining Sub-Pool HI Amount Available will be distributed pro rata to each Class of Class HI: A Certificates based on the Class Principal Balance of each Class (but in no event will such amount exceed the Class Principal Balance of any such Class).

  As hereinafter described, all losses on Liquidated Home Improvement Contracts will be absorbed first by the Class C Certificates, then by the Class HI: B-2 Guaranty Fee otherwise payable to the Company, then by the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, then by the Class HI: B-2 Certificates, then by the Class HI: B-1 Certificates, then by the Class HI: M-2 Certificates and then by the Class HI: M-1 Certificates. If the Sub-Pool HI Amount Available on any Payment Date is less than the Class HI: A Distribution Amount, the Sub-Pool HI Amount Available will be applied first to the payment of interest on the Class HI: A Certificates and then to the payment of principal to the Class of Class HI: A Certificates then entitled thereto.

Class HI: M-1 Interest

  Interest will be paid to the Class HI: M-1 Certificateholders on each Payment Date, to the extent of the Class HI: M-1 Remaining Amount Available, if any, in an amount (the "Class HI: M-1 Interest Payment Amount") equal to the product of (a) the Class HI: M-1 Pass-Through Rate and (b) the then outstanding Class HI: M-1 Principal Balance less the Class HI: M-1 Liquidation Loss Principal Amount, if any. The "Class HI: M-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class HI: M-2 Certificates, the Class HI: B-1 Certificates and the Class HI: B-2 Certificates (but in no event greater than the Class HI: M-1 Principal Balance). The "Sub-Pool HI Aggregate Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of (i) the aggregate Principal Balance of the Sub-Pool HI Certificates as of the preceding Payment Date (after giving effect to distributions of principal thereon) over (ii) the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount for such preceding Payment Date. Interest on the outstanding Class HI: M-1 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class HI: M-1 Principal Balance is the Original Class HI: M-1 Principal Balance less the sum of all amounts previously distributed to Class HI: M-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HI: M-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class
HI: M-1 Interest Payment Amount to the Class HI: M-1 Certificateholders, the amount of such interest to be distributed in respect of the Class HI: M-1 Certificates will be allocated among the Class HI: M-1 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class HI: M-1 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HI Amount Available remaining after payment of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount, the Class HI: B-1 Distribution Amount and the Class HI:
B-2 Distribution Amount. Any interest amounts carried forward will bear interest at the Class HI: M-1 Pass-Through Rate, to the extent permitted by law.

  The Class HI: M-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HI: M-1 Principal

  On each Payment Date after the Class HI: A Principal Balance has been reduced to zero, Class HI: M-1 Certificateholders will be entitled to receive, as payments of principal, the Sub-Pool HI Senior Percentage of the

Sub-Pool HI Formula Principal Distribution Amount (as described under "Class
HI: A Principal" above) to the extent of the Class HI: M-1 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class HI: M-1 Certificates (other than in respect of Class HI: M-1 Liquidation Loss Principal Amounts), until the Class HI: M-1 Principal Balance has been reduced to zero. On each Payment Date on or after the Class HI: B Cross-over Date on which each Class HI: B Principal Distribution Test is satisfied, payments of principal will be made to Class
HI: B-1 or Class HI: B-2 Certificateholders, even if Class HI: M-1 Certificateholders are not yet entitled to receive payments of principal because the Class HI: A Principal Balance has not been reduced to zero.

Class HI: M-2 Interest

  Interest will be paid to the Class HI: M-2 Certificateholders on each Payment Date, to the extent of the Class HI: M-2 Remaining Amount Available, if any, in an amount (the "Class HI: M-2 Interest Payment Amount") equal to the product of (a) the Class HI: M-2 Pass-Through Rate and (b) the then outstanding Class HI: M-2 Principal Balance less the Class HI: M-2 Liquidation Loss Principal Amount, if any. The "Class HI: M-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class HI: B-1 Certificates and the Class HI: B-2 Certificates (but in no event greater than the Class HI: M-2 Principal Balance). Interest on the outstanding Class HI: M-2 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class
HI: M-2 Principal Balance is the Original Class HI: M-2 Principal Balance less the sum of all amounts previously distributed to Class HI: M-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HI: M-2 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class HI: M-2 Interest Payment Amount to the Class
HI: M-2 Certificateholders, the amount of such interest to be distributed in respect to the Class HI: M-2 Certificates will be allocated among the Class
HI: M-2 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class HI: M-2 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HI Amount Available remaining after payment in full of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount, the Class HI: B-1 Distribution Amount, the Class HI: B-2 Distribution Amount and interest accrued and unpaid on the Class HI: M-1 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class HI: M-2 Pass-Through Rate, to the extent permitted by law.

  The Class HI: M-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HI: M-2 Principal

  On each Payment Date after the Class HI: A Principal Balance and the Class
HI: M-1 Principal Balance have been reduced to zero, Class HI: M-2 Certificateholders will be entitled to receive, as payments of principal, the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount (as described under "Class HI: A Principal" above) to the extent of the Class HI: M-2 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class HI:
M-2 Certificates (other than in respect of Class HI: M-2 Liquidation Loss Principal Amounts), until the Class HI: M-2 Principal Balance has been reduced to zero. On each Payment Date on or after the Class HI: B Cross-over Date on which each Class HI: B Principal Distribution Test is satisfied, payments of principal will be made to Class HI: B-1 or Class HI: B-2 Certificateholders, even if Class HI: M-2 Certificateholders are not yet entitled to receive payments of principal because the Class HI: A Principal Balance and Class HI:
M-1 Principal Balance have not been reduced to zero.

Class HI: B-1 Interest

  Interest will be paid to the Class HI: B-1 Certificateholders on each Payment Date, to the extent of the Class HI: B-1 Remaining Amount Available, if any, in an amount (the "Class HI: B-1 Interest Payment Amount") equal to the product of (a) the Class HI: B-1 Pass-Through Rate and (b) the then outstanding Class HI: B-1 Principal Balance less the Class HI: B-1 Liquidation Loss Principal Amount, if any. The "Class HI: B-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the Class HI: B-2 Principal Balance (but in no event greater than the Class HI: B-1 Principal Balance). Interest on the outstanding Class HI: B-1 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class
HI: B-1 Principal Balance is the Original Class HI: B-1 Principal Balance less the sum of all amounts previously distributed to Class HI: B-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HI: B-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class HI: B-1 Interest Payment Amount to the Class
HI: B-1 Certificateholders, the amount of such interest to be distributed in respect of the Class HI: B-1 Certificates will be allocated among the Class
HI: B-1 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class HI: B-1 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HI Amount Available remaining after payment in full of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount, the Class HI: B-1 Distribution Amount, the Class HI: B-2 Distribution Amount and interest accrued and unpaid on the Class HI: M-1 Liquidation Loss Principal Amount and Class HI: M-2 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class HI: B-1 Pass-Through Rate, to the extent permitted by law.

  The Class HI: B-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HI: B-1 Principal

  Prior to the Class HI: B Cross-over Date, there will be no distributions of principal on the Class HI: B-1 Certificates. The Class HI: B Cross-over Date will be the earlier of (A) the Payment Date on which the Class HI: M-2 Principal Balance is reduced to zero, and (B) the first Payment Date on or
after the Payment Date in     2001 on which the fraction, expressed as a
percentage, the numerator of which is the Class HI: B Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Payment Date, is equal
to or greater than   %.

  On each Payment Date on or after the Class HI: B Cross-over Date and prior to the Payment Date on which the Class HI: A Principal Balance and the Class
HI: M Principal Balance have been reduced to zero, holders of Class HI: B Certificates will be entitled to distributions of principal only if each of the following tests (each a "Class HI: B Principal Distribution Test") is satisfied on such Payment Date: (i) the average of the Sub-Pool HI Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and
the prior two Payment Dates must not exceed    %; (ii) the average of the Sub-
Pool HI Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed %; (iii) the Sub-Pool HI Cumulative Realized Loss Ratio (as defined in the Agreement) as of
such Payment Date must not exceed   %; (iv) the Sub-Pool HI Current Realized
Loss Ratio (as defined in the Agreement) as of such Payment Date must not
exceed    %; and (v) the Class HI: B Principal Balance divided by the Pool
Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding
Payment Date must be equal to or greater than   %.

  On each Payment Date on or after the Class HI: B Cross-over Date, if each Class HI: B Principal Distribution Test is satisfied on such Payment Date, Class HI: B-1 Certificateholders will be entitled to receive, as payments of principal, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount to the extent of the Class HI: B-1 Remaining Amount Available in the Certificate Account on such date after payment of all interest payable on the Class HI: B-1 Certificates (other than in respect of Class HI: B-1 Liquidation Loss Principal Amounts), until the Class HI: B-1 Principal Balance has been reduced to zero. The Class HI: B-2 Certificateholders will not be entitled to any distributions of principal from the Class HI: B-1 Remaining Amount Available until the Class HI: B-1 Principal Balance has been reduced to zero.

  The Class HI: B Percentage for any Payment Date will be equal to    % minus
the Sub-Pool HI Senior Percentage. The Class HI: B Percentage for each Payment Date, if any, after the Class HI: A Principal Balance and the Class HI: M
Principal Balance have been reduced to zero will be equal to    %.

Class HI: B-2 Interest

  Interest will be paid to the Class HI: B-2 Certificateholders on each Payment Date, to the extent of (i) the Class HI: B-2 Remaining Amount Available, if any and (ii) the amount, if any, paid pursuant to the Class HI:
B-2 Limited Guaranty, in an amount (the "Class HI: B-2 Interest Payment Amount") equal to the product of (a) the Class HI: B-2 Pass-Through Rate and
(b) the then outstanding Class HI: B-2 Principal Balance less the Class HI: B-2 Liquidation Loss Principal Amount, if any. The "Class HI: B-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the Sub-Pool HI Aggregate Liquidation Loss Principal Amount (but in no event greater than the Class HI: B-2 Principal Balance). Interest on the outstanding Class HI: B-2 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class HI: B-2 Principal Balance is the Original Class HI:
B-2 Principal Balance less the sum of all amounts previously distributed to Class HI: B-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HI: B-2 Remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of the Class HI: B-2 Interest Payment Amount to the Class HI: B-2 Certificateholders and the Company fails to pay such amount under the Class HI: B-2 Limited Guaranty, the amount of such interest to be distributed in respect of the Class HI: B-2 Certificates will be allocated among the Class HI: B-2 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue in respect of the Class HI: B-2 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HI Amount Available remaining after payment in full of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount, the Class HI: B-1 Distribution Amount, the Class HI: B-2 Distribution Amount and interest accrued and unpaid on the Class HI: M-1 Liquidation Loss Principal Amount, the Class HI: M-2 Liquidation Loss Principal Amount and the Class HI: B-1 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class HI: B-2 Pass-Through Rate, to the extent permitted by law.

  The Class HI: B-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HI: B-2 Principal

  Except for distributions of any amounts representing a Class HI: B-2 Liquidation Loss Principal Amount (as described below), payments of principal on the Class HI: B-2 Certificates will not commence until the Payment Date on which the Class HI: B-1 Principal Balance has been reduced to zero (the "Class
HI: B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class HI: B Principal Distribution Test is satisfied on such Payment Date (unless the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero). On any such Payment Date, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount will be distributed, to the extent of the Class HI: B-2 Remaining Amount Available and any amounts actually paid under the Class HI:
B-2 Limited Guaranty after payment of interest on the Class HI: B-2 Certificates (other than in respect of any Class HI: B-2

Liquidation Loss Principal Amounts), to the Class HI: B-2 Certificateholders until the Class HI: B-2 Principal Balance has been reduced to zero.

  On each Payment Date, the Class HI: B-2 Certificateholders will be entitled to receive pursuant to the Class HI: B-2 Limited Guaranty the Class HI: B-2 Liquidation Loss Principal Amount, if any.

DISTRIBUTIONS ON SUB-POOL HE CERTIFICATES

  On each Payment Date, distributions on the Sub-Pool HE Certificates in respect of the Sub-Pool HE Amount Available will be made first to the holders of the Class HE: A Certificates, then to the holders of the Class HE: M-1 Certificates, then to the holders of the Class HE: M-2 Certificates, then to the holders of the Class HE: B-1 Certificates and then to the holders of the Class HE: B-2 Certificates, as described below. Distributions of interest and principal on the Sub-Pool HE Certificates will be made primarily from amounts available in respect of the Home Equity Contracts comprising Sub-Pool HE. However, under certain circumstances as described under "Description of the Certificates--Payments on Contracts," amounts available in respect of the Home Improvement Contracts in Sub-Pool HI may be available to make distributions to the holders of Sub-Pool HE Certificates.

  Distributions of interest and principal to holders of a Class of Class HE: A Certificates will be made on each Payment Date, to the extent that the Sub-Pool HE Amount Available in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respective Percentage Interests of the amount of interest calculated as described under "Class HE: A Interest" below,
(ii) with respect to the Class HE: A-1 ARM Certificates, their respective Percentage Interests of the Class HE: A-1 ARM Formula Principal Distribution Amount and (iii) with respect to each other Class of HE: A Certificates (other than the Class HE: A-7 IO Certificates), their respective Percentage Interests, distributed to each Class of Class HE: A Certificates in the order of priority described under "Class HE: A Principal" below, of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount, calculated as described under "Class HE: A Principal" below. Distributions on the Class HE: A Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HE: A Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class
HE: A Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HE: A Interest" below, (ii) the Class HE: A-1 ARM Formula Principal Distribution Amount and (iii) the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount, provided that, if the Class HE: A Formula Distribution Amount exceeds the Sub-Pool HE Amount Available in the Certificate Account on such Payment Date, then the Class HE: A Distribution Amount shall instead equal the Sub-Pool HE Amount Available and the amount of such deficiency will be carried forward and added to the amount the Class HE: A Certificateholders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class HE: M-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class HE: M-1 Distribution Amount. Distributions on the Class HE: M-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HE:
M-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HE: M-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HE: M-1 Interest" below and (ii) after the Class HE: A Principal Balance has been reduced to zero and until the Class HE: M-1 Principal Balance has been reduced to zero, the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount. If the Sub-Pool HE Amount Available in the Certificate Account available for distribution to the Class HE: M-1 Certificateholders (after giving effect to any distribution made to Class HE: A Certificateholders on such Payment Date) (the "Class HE: M-1 Remaining Amount Available") is less than the Class HE: M-1 Formula Distribution Amount, then the Class HE: M-1 Distribution Amount will equal the Class HE: M-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class HE: M-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class HE: M-2 Distribution Amount. Distributions on the Class HE: M-2 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HE:
M-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HE: M-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HE: M-2 Interest" below and (ii) after the Class HE: M-1 Principal Balance has been reduced to zero and until the Class HE: M-2 Principal Balance has been reduced to zero, the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount. If the Sub-Pool HE Amount Available in the Certificate Account available for distribution to the Class HE: M-2 Certificateholders (after giving effect to any distribution made to Class A HE:
Certificateholders and the Class HE: M-1 Certificateholders on such Payment
Date) (the "Class HE: M-2 Remaining Amount Available") is less than the Class
HE: M-2 Formula Distribution Amount, then the Class HE: M-2 Distribution Amount will equal the Class HE: M-2 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class HE: B-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class HE: B-1 Distribution Amount. Distributions on the Class HE: B-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class HE:
B-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class HE: B-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HE: B-1 Interest" below and (ii) until the Class HE: B-1 Principal Balance has been reduced to zero, an amount of principal equal to the Class HE: B Percentage of the Sub-Pool HE Formula Principal Distribution Amount. If the Sub-Pool HE Amount Available in the Certificate Account available for distribution to the Class
HE: B-1 Certificateholders (after giving effect to any distribution made to Class HE: A Certificateholders, Class HE: M-1 Certificateholders and Class HE:
M-2 Certificateholders on such Payment Date) (the "Class HE: B-1 Remaining Amount Available") is less than the Class HE: B-1 Formula Distribution Amount, then the Class HE: B-1 Distribution Amount will equal the Class HE: B-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of the Class HE: B-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests of the Class HE: B-2 Distribution Amount and any Class HE: B-2 Guaranty Payment. The Class HE: B-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class
HE: B-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class HE: B-2 Interest" below and (ii) after the Class HE:
B-1 Principal Balance has been reduced to zero and until the Class HE: B-2 Principal Balance has been reduced to zero, the Class HE: B Percentage of the Sub-Pool HE Formula Principal Distribution Amount. Distributions on the Class
HE: B-2 Certificates will be applied first to the payment of interest and then to the payment of principal. If the Sub-Pool HE Amount Available in the Certificate Account available for distribution to the Class HE: B-2 Certificateholders (after giving effect to distributions made to Class HE: A Certificateholders, Class HE: M Certificateholders and Class HE: B-1 Certificateholders on such Payment Date) (the "Class HE: B-2 Remaining Amount Available") is not sufficient to make a full distribution of the Class HE: B-2 Formula Distribution Amount to the Class HE: B-2 Certificateholders, then the Class HE: B-2 Distribution Amount will equal the Class HE: B-2 Remaining Amount Available and the Company will be obligated to make a Class HE: B-2 Guaranty Payment into the Certificate Account in respect thereof pursuant to the Class HE: B-2 Limited Guaranty.

  On each Payment Date the Sub-Pool HE Amount Available will be distributed to Class HE: A Certificateholders, then Class HE: M Certificateholders and then Class HE: B Certificateholders in the amounts and order of priority set forth below:

Class HE: A Interest

  One month's interest will be paid concurrently to the holders of each Class of Class HE: A Certificates on each Payment Date, to the extent of the Sub-Pool HE Amount Available in the Certificate Account on such date, at the related Pass-Through Rate on the then outstanding Principal Balance of each Class of Class HE: A Certificates, or in the case of the Class HE: A-7 IO Certificates, on the Notional Principal Amount. Interest on each Class of Class HE: A Certificates will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date. Interest on each Class of HE: A Certificates, other than the Class HE: A-1 ARM Certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class HE: A-1 ARM Certificates will be computed on the basis of actual days elapsed in a 360-day year.

  The Class HE: A-1 ARM Pass-Through Rate is a floating rate equal to the lesser of one-month LIBOR plus the Pass-Through Margin or the Available Funds
Pass-Through Rate, but in no case more than   %. The Pass-Through Margin will
equal 0.  % per annum on each Payment Date on which the Pool Scheduled
Principal Balance of the Contract Pool is   % or more of the Cut-off Date Pool
Principal Balance of the Contract Pool, and 0. % per annum on each Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is
less than   % of the Cut-off Date Pool Principal Balance of the Contract Pool.
The Available Funds Pass-Through Rate for any Payment Date will be a rate per annum equal to the weighted average of the Expense Adjusted Contract Rates on the then outstanding Adjustable Rate Home Equity Contracts. The Expense Adjusted Contract Rate on any Adjustable Rate Home Equity Contract is equal to the then applicable Mortgage Rate thereon, minus the Expense Fee Rate. The
Expense Fee Rate is    %. One-month LIBOR with respect to any monthly interest
period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. For a description of the method used to calculate one-month LIBOR, see "Description of the Certificates--Calculation of One-Month LIBOR."

  The Pass-Through Rates for the Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, Class HE: A-6 and Class HE: A-7 IO Certificates are set forth on the cover of this Prospectus Supplement.

  The Principal Balance of any Class of Class HE: A Certificates (other than the Class HE: A-7 IO Certificates) as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed to holders of such Class on account of principal. The Class HE: A Principal Balance as of any Payment Date is the sum of the Class HE: A-1 ARM Principal Balance, the Class HE: A-1 Principal Balance, the Class HE: A-2 Principal Balance, the Class HE: A-3 Principal Balance, the Class HE: A-4 Principal Balance the Class HE: A-5 Principal Balance and the Class HE: A-6 Principal Balance.

  Interest will be calculated on the Class HE: A-7 IO Certificates on each Payment Date based on the Notional Principal Amount, which for the first 36
Payment Dates is equal to $      (or the Class HE: A Principal Balance for
such Payment Date, if less), and will thereafter equal zero. The Notional Principal Amount provides a basis for calculating interest payments only, and does not represent the right to receive any distributions of principal.

  In the event that, on a particular Payment Date, the Sub-Pool HE Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of each Class of Class HE: A Certificates, the amount of interest to be distributed in respect of the Class
HE: A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Such a shortfall could occur, for example, if delinquencies or losses realized on the Home Equity Contracts were exceptionally high and were concentrated in a particular month. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate for each Class of Class HE: A Certificates, to the extent permitted by law.

Class HE: A Principal

  Holders of a Class of Class HE: A Certificates (other than the Class HE: A-7 IO Certificates) will be entitled to receive payments of principal on each Payment Date in the order of priority set forth below and to the extent of the Sub-Pool HE Amount Available in the Certificate Account after payment of all interest payable on each Class of Class HE: A Certificates. Holders of the Class HE: A-1 ARM Certificates will be entitled to receive, as payments of principal, an amount equal to the Class HE: A-1 ARM Formula Principal Distribution Amount. The "Class HE: A-1 ARM Formula Principal Distribution Amount" on or before the Payment Date on which the Class HE: A-1 ARM Certificates have been paid in full will generally be equal to the lesser of
(A) the Class HE: A-1 ARM Principal Balance or (B) the sum of the following:
(i) all scheduled payments of principal due on each outstanding Adjustable Rate Home Equity Contract during the related Due Period; (ii) all partial Principal Prepayments and Principal Prepayments in Full received on each Adjustable Rate Home Equity Contract during the related Due Period; (iii) the scheduled principal balance of each Adjustable Rate Home Equity Contract that became a Liquidated Contract during the related Due Period; (iv) the scheduled principal balance of each Adjustable Rate Home Equity Contract purchased by the Company during the related Due Period pursuant to the Pooling and Servicing Agreement; and (v) on any Payment Date which is on or after the Payment Date on which the Class HE: A-1, A-2, A-3, A-4, A-5 and A-6 Certificates have been paid in full, (a) the Sub-Pool HE Senior Percentage times (x) the sum of the amounts described in clauses (i) through (v) of the definition of the Sub-Pool HE Formula Principal Distribution Amount less (y) the sum of the amounts described in clauses (i) through (iv) of the definition of the Sub-Pool HE: A-1 ARM Formula Principal Distribution Amount less (b) the amount, if any, distributed in payment of principal on the Class HE: A-1, A-2, A-3, A-4, A-5 and A-6 Certificates on such Payment Date.

  The Class HE: A-7 IO Certificates are interest-only Certificates and are not entitled to receive distributions of principal.

  Holders of the Class HE: A Certificates (other than the Class HE: A-1 ARM Certificates and the Class HE: A-7 IO Certificates) will be entitled to receive, as payments of principal, an amount equal to the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount. The Sub-Pool HE Formula Principal Distribution Amount is the sum of (i) all scheduled payments of principal due on each outstanding Home Equity Contract during the related Due Period, (ii) the Scheduled Principal Balance of each Home Equity Contract which, during such Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such Due Period in respect of Home Equity Contracts, (iv) the Scheduled Principal Balance of each Home Equity Contract that became a Liquidated Contract during such Due Period and (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class HE: B-2 Principal Balance has been reduced to zero, or
(b) such amount was not covered by a Class HE: B-2 Guaranty Payment and corresponding reduction in the Class HE: B-2 Principal Balance, minus (vi) the Class HE: A-1 ARM Formula Principal Distribution Amount. When the Principal Balance of a Class of Class HE: A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The Sub-Pool HE Senior Percentage for any Payment Date prior to the Class
HE: B Cross-over Date, and for any Payment Date on or after the Class HE: B Cross-over Date on which any Class HE: B Principal Distribution Test is not satisfied (each as described under "Class HE: B-1 Principal" below), will be 100%, and for any Payment Date on or after the Class HE: B Cross-over Date on which each Class HE: B Principal Distribution Test is satisfied will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class HE: A Principal Balance (excluding the Class HE: A-1 ARM Principal Balance) and the Class HE: M Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of the Home Equity Contracts (other than the Adjustable Rate Home Equity Contracts) as of the immediately preceding Payment Date.

  The Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount will be distributed, to the extent of the Sub-Pool HE Amount Available after payment of interest on each Class of Class HE: A Certificates other than the Class HE: A-7 IO Certificates, as follows: (i) that portion, if any, of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount equal to the Class HE: A-6 Lockout Pro Rata Distribution Amount will be distributed to the Class HE: A-6 Certificateholders; and (ii) the remainder of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount will be distributed in the following order: first to the Class HE: A-1 Certificateholders until the Class HE: A-1 Principal Balance has been reduced to zero, then to the Class HE: A-2 Certificateholders until the Class HE: A-2 Principal Balance has been reduced to zero, then to the Class HE: A-3 Certificateholders until the Class HE: A-3 Principal Balance has been reduced to zero, then to the Class HE: A-4 Certificateholders until the Class HE: A-4 Principal Balance has been reduced to zero, and then to the Class HE: A-5 Certificateholders until the Class HE: A-5 Principal Balance has been reduced to zero. After the Class HE: A-5 Principal Balance has been reduced to zero, Holders of the Class HE: A-6 Certificates will be entitled to receive the entire Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount, up to the amount necessary to reduce the Class HE: A-6 Principal Balance to zero, to the extent the remaining Sub-Pool HE Amount Available is sufficient therefor.

  The "Class HE: A-6 Lockout Pro Rata Distribution Amount," as to any Payment Date, is an amount equal to the lesser of:

    (a) the product of (1) the Class HE: A-6 Lockout Percentage, and (2) the product of (A) a fraction, the numerator of which is the Class HE: A-6 Principal Balance immediately preceding such Payment Date and the denominator of which is the Class HE: A Principal Balance less the Class
  HE: A-1 ARM Principal Balance immediately preceding such Payment Date, and
  (B) the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount for such Payment Date, and

    (b) the Class HE: A-6 Principal Balance immediately preceding such Payment Date.

  The "Class HE: A-6 Lockout Percentage," as to any Payment Date occurring during the periods set forth below, is the percentage designated as such as follows:

        PERIOD (DATES INCLUSIVE)               CLASS HE: A-6 LOCKOUT PERCENTAGE
        ------------------------               --------------------------------
        1998 through      2000................                 %
        2001 through      2002................                 %
        2003 through      2003................                 %
        2004 through      2004................                 %
        2005 and thereafter...................                 %

  On any Payment Date as to which there is a Class HE: A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance of Sub-Pool HE plus the Sub-Pool HE Pre-Funded Amount is less than the Class HE: A Principal Balance), the remaining Sub-Pool HE Amount Available will be distributed pro rata to each Class of Class HE: A Certificates (other than the Class HE: A-7 IO Certificates) based on the Class Principal Balance of each Class (but in no event will such amount exceed the Class Principal Balance of any such Class).

  If, as to any Payment Date, the remaining Sub-Pool HE Amount Available is less than the sum of the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount and the Class HE: A-1 ARM Formula Principal Distribution Amount, the amounts to be distributed to the Class HE-A Certificateholders (including the Class HE:A-1 ARM Certificateholders but excluding the Class HE: A-7 IO Certificates) will be allocated pro rata based upon the respective portions of the Sub-Pool HE Amount Available that would have been distributed to the Class HE:A Certificateholders, as described above, had the remaining Sub-Pool HE Amount Available been sufficient therefor.

  As hereinafter described, all losses on Liquidated Home Equity Contracts will be absorbed first by the Class C Certificate, then by the Class HE: B-2 Guaranty Fee otherwise payable to the Company, then by the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, then by the Class HE: B-2 Certificates, then by the Class
HE: B-1 Certificates, then by the Class HE: M-2 Certificates and then by the Class HE: M-1 Certificates. If the Sub-Pool HE Amount Available on any Payment Date is less than the Class HE: A Distribution Amount, the Sub-Pool HE Amount Available will be applied first to the payment of interest on the Class HE: A Certificates and then to the payment of principal to the Class of Class HE: A Certificates then entitled thereto.

Class HE: M-1 Interest

  Interest will be paid to the Class HE: M-1 Certificateholders on each Payment Date, to the extent of the Class HE: M-1 Remaining Amount Available, if any, in an amount (the "Class HE: M-1 Interest Payment Amount") equal to the product of (a) the Class HE: M-1 Pass-Through Rate and (b) the then outstanding Class HE: M-1 Principal Balance less the Class HE: M-1 Liquidation Loss Principal Amount, if any. The "Class HE: M-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class HE: M-2 Certificates, the Class HE: B-1 Certificates and the Class HE: B-2 Certificates (but in no event greater than the Class HE: M-1 Principal Balance). The "Sub-Pool HE Aggregate Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of (i) the aggregate Principal Balance of the Sub-Pool HE Certificates as of the preceding Payment Date (after giving effect to distributions of principal thereon) over (ii) the Pool Scheduled Principal Balance of Sub-Pool HE for such preceding Payment Date plus the Sub-Pool HE Pre-Funded Amount for such preceding Payment Date. Interest on the outstanding Class HE: M-1 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class HE: M-1 Principal Balance is the Original Class HE: M-1 Principal Balance less the sum of all amounts previously distributed to Class
HE: M-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HE: M-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class HE: M-1 Interest Payment Amount to the Class HE: M-1 Certificateholders, the amount of such interest to be distributed in respect of the Class HE: M-1 Certificates will be allocated among the Class HE: M-1 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class HE: M-1 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HE Amount Available remaining after payment of the Class HE: A Distribution Amount, the Class HE:
M-1 Distribution Amount, the Class HE: M-2 Distribution Amount, the Class HE:
B-1 Distribution Amount and the Class HE: B-2 Distribution Amount. Any interest amounts carried forward will bear interest at the Class HE: M-1 Pass-Through Rate, to the extent permitted by law.

  The Class HE: M-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HE: M-1 Principal

  On each Payment Date after the Class HE: A Principal Balance has been reduced to zero, Class HE: M-1 Certificateholders will be entitled to receive, as payments of principal, the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount (as described under "Class HE: A Principal" above) to the extent of the Class HE: M-1 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class HE: M-1 Certificates (other than in respect of Class HE: M-1 Liquidation Loss Principal Amounts), until the Class HE: M-1 Principal Balance has been reduced to zero. On each Payment Date on or after the Class HE: B Cross-over Date on which each Class HE: B Principal

Distribution Test is satisfied, payments of principal will be made to Class
HE: B-1 or Class HE: B-2 Certificateholders, even if Class HE: M-1 Certificateholders are not yet entitled to receive payments of principal because the Class HE: A Principal Balance has not been reduced to zero.

Class HE: M-2 Interest

  Interest will be paid to the Class HE: M-2 Certificateholders on each Payment Date, to the extent of the Class HE: M-2 Remaining Amount Available, if any, in an amount (the "Class HE: M-2 Interest Payment Amount") equal to the product of (a) the Class HE: M-2 Pass-Through Rate and (b) the then outstanding Class HE: M-2 Principal Balance less the Class HE: M-2 Liquidation Loss Principal Amount, if any. The "Class HE: M-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the aggregate of the Principal Balances of the Class HE: B-1 Certificates and the HE: Class B-2 Certificates (but in no event greater than the Class HE: M-2 Principal Balance). Interest on the outstanding Class HE: M-2 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class
HE: M-2 Principal Balance is the Original Class HE: M-2 Principal Balance less the sum of all amounts previously distributed to Class HE: M-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HE: M-2 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class HE: M-2 Interest Payment Amount to the Class
HE: M-2 Certificateholders, the amount of such interest to be distributed in respect to the Class HE: M-2 Certificates will be allocated among the Class
HE: M-2 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class HE: M-2 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HE Amount Available remaining after payment in full of the Class HE: A Distribution Amount, the Class HE: M-1 Distribution Amount, the Class HE: M-2 Distribution Amount, the Class HE: B-1 Distribution Amount, the Class HE: B-2 Distribution Amount and interest accrued and unpaid on the Class HE: M-1 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class HE: M-2 Pass-Through Rate, to the extent permitted by law.

  The Class HE: M-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HE: M-2 Principal

  On each Payment Date after the Class HE: A Principal Balance and the Class
HE: M-1 Principal Balance have been reduced to zero, Class HE: M-2 Certificateholders will be entitled to receive, as payments of principal, the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount (as described under "Class HE: A Principal" above) to the extent of the Class HE: M-2 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class HE:
M-2 Certificates (other than in respect of Class HE: M-2 Liquidation Loss Principal Amounts), until the Class HE: M-2 Principal Balance has been reduced to zero. On each Payment Date on or after the Class HE: B Cross-over Date on which each Class HE: B Principal Distribution Test is satisfied, payments of principal will be made to Class HE: B-1 or Class HE: B-2 Certificateholders, even if Class HE: M-2 Certificateholders are not yet entitled to receive payments of principal because the Class HE: A Principal Balance and Class HE:
M-1 Principal Balance have not been reduced to zero.

Class HE: B-1 Interest

  Interest will be paid to the Class HE: B-1 Certificateholders on each Payment Date, to the extent of the Class HE: B-1 Remaining Amount Available, if any, in an amount (the "Class HE: B-1 Interest Payment Amount") equal to the product of (a) the Class HE: B-1 Pass-Through Rate and (b) the then outstanding Class

HE: B-1 Principal Balance less the Class HE: B-1 Liquidation Loss Principal Amount, if any. The "Class HE: B-1 Liquidation Loss Principal Amount" as of any Payment Date will equal the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the Class HE: B-2 Principal Balance (but in no event greater than the Class HE: B-1 Principal Balance). Interest on the outstanding Class HE: B-1 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class HE: B-1 Principal Balance is the Original Class HE: B-1 Principal Balance less the sum of all amounts previously distributed to Class HE: B-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HE:
B-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class
HE: B-1 Interest Payment Amount to the Class HE: B-1 Certificateholders, the amount of such interest to be distributed in respect of the Class HE: B-1 Certificates will be allocated among the Class HE: B-1 Certificates pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class HE: B-1 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HE Amount Available remaining after payment in full of the Class
HE: A Distribution Amount, the Class HE: M-1 Distribution Amount, the Class
HE: M-2 Distribution Amount, the Class HE: B-1 Distribution Amount, the Class
HE: B-2 Distribution Amount and interest accrued and unpaid on the Class HE:
M-1 Liquidation Loss Principal Amount and Class HE: M-2 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class B-1 Pass-Through Rate, to the extent permitted by law.

  The Class HE: B-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HE: B-1 Principal

  Prior to the Class HE: B Cross-over Date, there will be no distributions of principal on the Class HE: B-1 Certificates. The Class HE: B Cross-over Date will be the earlier of (A) the Payment Date on which the Class HE: M-2 Principal Balance is reduced to zero, and (B) the first Payment Date on or
after the Payment Date in     2001 on which the fraction, expressed as a
percentage, the numerator of which is the Class HE: B Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HE as of the immediately preceding Payment Date, is equal
to or greater than    %.

  On each Payment Date on or after the Class HE: B Cross-over Date and prior to the Payment Date on which the Class HE: A Principal Balance and the Class
HE: M Principal Balance have been reduced to zero, holders of Class HE: B Certificates will be entitled to distributions of principal only if each of the following tests (each a "Class HE: B Principal Distribution Test") is satisfied on such Payment Date: (i) the average of the Sub-Pool HE Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed %; (ii) the average of the Sub-Pool HE Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such
Payment Date and the prior two Payment Dates must not exceed   %; (iii) the
Sub-Pool HE Cumulative Realized Loss Ratio (as defined in the Agreement) as of
such Payment Date must not exceed    %; (iv) the Sub-Pool HE Current Realized
Loss Ratio (as defined in the Agreement) as of such Payment Date must not
exceed    %; and (v) the Class HE: B Principal Balance divided by the Pool
Scheduled Principal Balance of Sub-Pool HE as of the immediately preceding
Payment Date must be equal to or greater than     %.

  On each Payment Date on or after the Class HE: B Cross-over Date, if each Class HE: B Principal Distribution Test is satisfied on such Payment Date, Class HE: B-1 Certificateholders will be entitled to receive, as payments of principal, the Class HE: B Percentage of the Sub-Pool HE Formula Principal Distribution Amount to the extent of the Class HE: B-1 Remaining Amount Available in the Certificate Account on such date after payment of all interest payable on the Class HE: B-1 Certificates (other than in respect of Class HE: B-1 Liquidation Loss Principal Amounts), until the Class HE: B-1 Principal Balance has been reduced to zero. The

Class HE: B-2 Certificateholders will not be entitled to any distributions of principal from the Class HE: B-1 Remaining Amount Available until the Class
HE: B-1 Principal Balance has been reduced to zero.

  The Class HE: B Percentage for any Payment Date will be equal to 100% minus the Sub-Pool HE Senior Percentage. The Class HE: B Percentage for each Payment Date, if any, after the Class HE: A Principal Balance and the Class HE: M Principal Balance have been reduced to zero will be equal to 100%.

Class HE: B-2 Interest

  Interest will be paid to the Class HE: B-2 Certificateholders on each Payment Date, to the extent of (i) the Class HE: B-2 Remaining Amount Available, if any and (ii) the amount, if any, paid pursuant to the Class HE:
B-2 Limited Guaranty, in an amount (the "Class HE: B-2 Interest Payment Amount") equal to the product of (a) the Class HE: B-2 Pass-Through Rate and
(b) the then outstanding Class HE: B-2 Principal Balance less the Class HE: B-2 Liquidation Loss Principal Amount, if any. The "Class HE: B-2 Liquidation Loss Principal Amount" as of any Payment Date will equal the Sub-Pool HE Aggregate Liquidation Loss Principal Amount (but in no event greater than the Class HE: B-2 Principal Balance). Interest on the outstanding Class HE: B-2 Principal Balance will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class HE: B-2 Principal Balance is the Original Class HE:
B-2 Principal Balance less the sum of all amounts previously distributed to Class HE: B-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class HE: B-2 Remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of the Class HE: B-2 Interest Payment Amount to the Class HE: B-2 Certificateholders and the Company fails to pay such amount under the Class HE: B-2 Limited Guaranty, the amount of such interest to be distributed in respect of the Class HE: B-2 Certificates will be allocated among the Class HE: B-2 Certificates pro rata in accordance with their respective entitlements to interest, and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue in respect of the Class HE: B-2 Liquidation Loss Principal Amount, if any, and will be payable on the current or succeeding Payment Dates to the extent of the Sub-Pool HE Amount Available remaining after payment in full of the Class HE: A Distribution Amount, the Class HE: M-1 Distribution Amount, the Class HE: M-2 Distribution Amount, the Class HE: B-1 Distribution Amount, the Class HE: B-2 Distribution Amount and interest accrued and unpaid on the Class HE: M-1 Liquidation Loss Principal Amount, the Class HE: M-2 Liquidation Loss Principal Amount and the Class HE: B-1 Liquidation Loss Principal Amount. Any interest amounts carried forward will bear interest at the Class HE: B-2 Pass-Through Rate, to the extent permitted by law.

  The Class HE: B-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class HE: B-2 Principal

  Except for distributions of any amounts representing a Class HE: B-2 Liquidation Loss Principal Amount (as described below), payments of principal on the Class HE: B-2 Certificates will not commence until the Payment Date on which the Class HE: B-1 Principal Balance has been reduced to zero (the "Class
HE: B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class HE: B Principal Distribution Test is satisfied on such Payment Date (unless the Class HE: A Principal Balance and the Class HE: M Principal Balance have been reduced to zero). On any such Payment Date, the Class HE: B Percentage of the Sub-Pool HE Formula Principal Distribution Amount will be distributed, to the extent of the Class HE: B-2 Remaining Amount Available and any amounts actually paid under the Class HE:
B-2 Limited Guaranty after payment of interest on the Class HE: B-2 Certificates (other than in respect of Class HE: B-2 Liquidation Loss Principal Amounts), to the Class HE: B-2 Certificateholders until the Class
HE: B-2 Principal Balance has been reduced to zero.

  On each Payment Date, the Class HE: B-2 Certificateholders will be entitled to receive pursuant to the Class HE: B-2 Limited Guaranty the Class HE: B-2 Liquidation Loss Principal Amount, if any.

CALCULATION OF ONE-MONTH LIBOR

  "LIBOR" ("London Interbank Offered Rate") with respect to any monthly interest period will be established by the calculation agent appointed by the Trust (the "Calculation Agent") and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such monthly interest period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be designated by the Calculation Agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in the City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the monthly interest period immediately preceding such monthly interest period. Notwithstanding the foregoing, however, LIBOR for a Payment Date shall not be based on LIBOR for the prior Payment Date for three consecutive Payment Dates. If, under the priorities described above, LIBOR for a Payment Date would be based on LIBOR for the previous Payment Date for the second consecutive Payment Date, the Calculation Agent shall select an alternative comparable index (over which the Calculation Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party. The "Calculation Agent" will initially be the Trustee.

SUBORDINATION OF CLASS HI: M CERTIFICATES AND CLASS HI: B CERTIFICATES

  The rights of the holders of the Class HI: M Certificates and the Class HI:
B Certificates to receive distributions with respect to the Home Improvement Contracts comprising Sub-Pool HI, as well as any other amounts constituting Sub-Pool HI Amount Available, will be subordinated to such rights of the Class
HI: A Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: A Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Improvement Contracts. The protection afforded to the Class HI: A Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HI: A Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class
HI: M Certificates and the Class HI: B Certificates, the amount of principal and interest due them on each Payment Date out of the Sub-Pool HI: Amount Available on deposit on such date in the Certificate Account and by the right of the Class HI: A Certificateholders to receive future distributions on the Home Improvement Contracts that would otherwise be payable to the holders of Class HI: M Certificates and Class HI: B Certificates. On each Payment Date the Class HI: M-1 Certificateholders will be entitled to receive only amounts described above under "Class HI: M-1 Interest" and "Class HI: M-1 Principal," the Class

HI: M-2 Certificateholders will be entitled to receive only amounts described under "Class HI: M-2 Interest" and "Class HI: M-2 Principal," the Class HI: B-1 Certificateholders will be entitled to receive only amounts described above under "Class HI: B-1 Interest" and "Class HI: B-1 Principal," and the Class
HI: B-2 Certificateholders will be entitled to receive only amounts described above under "Class HI: B-2 Interest" and "Class HI: B-2 Principal."

  In addition, the rights of the holders of the Class HI: M-2 Certificates and Class HI: B Certificates to receive distributions with respect to the Home Improvement Contracts, as well as any other amounts constituting Sub-Pool HI Amount Available, will be subordinate to such rights of the Class HI: M-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: M-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Improvement Contracts. The protection afforded to the Class HI: M-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HI: M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class
HI: M-2 Certificates and the Class HI: B Certificates, the amount of principal and interest due them on each Payment Date out of the Class HI: M-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class HI: M-1 Certificateholders to receive future distributions on the Home Improvement Contracts that would otherwise be payable to the holders of Class HI: M-2 Certificates and Class HI: B Certificates.

  In addition, the rights of the holders of the Class HI: B-1 Certificates and the Class HI: B-2 Certificates to receive distributions with respect to the Home Improvement Contracts, as well as any other amounts constituting Sub-Pool HI Amount Available, will be subordinate to such rights of the Class HI: M-2 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: M-2 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Improvement Contracts. The protection afforded to the Class HI: M-2 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HI: M-2 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class
HI: B Certificates, the amount of principal and interest due them on each Payment Date out of the Class HI: M-2 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class HI: M-2 Certificateholders to receive future distributions of the Home Improvement Contracts that would otherwise be payable to the holders of Class HI: B Certificates.

  In addition, the rights of the holders of the Class HI: B-2 Certificates to receive distributions with respect to the Home Improvement Contracts, as well as any other amounts constituting Sub-Pool HI Amount Available, will be subordinate to such rights of the Class HI: B-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: B-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Improvement Contracts. The protection afforded to the Class HI: B-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HI: B-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HI: B-2 Certificates, the amount of principal and interest due them on each Payment Date out of the Class HI: B-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class HI: B-1 Certificateholders to receive future distributions on the Home Improvement Contracts that would otherwise be payable to the holders of Class HI: B-2 Certificates.

  As described above, prior to the time that the Class HI: A Principal Balance is reduced to zero, the distribution of principal to the Class HI: A Certificateholders is intended to include the Sub-Pool HI Senior Percentage of the Scheduled Principal Balance of each Home Improvement Contract that became a Liquidated Home Improvement Contract during the preceding Due Period. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Home Improvement Contract are less than its Scheduled Principal Balance plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class HI: M, the Class HI: B and the Class C Certificateholders and the Company, since a portion of the Sub-Pool HI Amount

Available equal to such deficiency and otherwise distributable to them will be paid to the Sub-Pool Class HI Certificateholders. Likewise, to the extent the Class HI: M-1 Certificateholders or the Class HI: M-2 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority. If the Sub-Pool HI Amount Available is not sufficient to cover the amounts distributable to the Class HI: A or Class HI: M Certificateholders on a particular Payment Date, then the Sub-Pool HI Senior Percentage on future Payment Dates may be increased and the Class HI: B Percentage on future Payment Dates may be reduced as a result of such deficiency. But for the effect of the relative subordination of the Class HI: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts and amounts otherwise distributable to the Class HI: M-2, Class HI: B and Class C Certificateholders, the Class HI: M-1 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the Class HI: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts and amounts otherwise distributable to the Class HI: B and Class C Certificateholders on each Payment Date, the Class HI: M-2 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the Class HI: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts and amounts otherwise distributable to the Class HI: B-2 and Class C Certificateholders, the Class
HI: B-1 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the Class HI: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts and amounts otherwise distributable to the Class C Certificateholder on each Payment Date, and amounts paid under the Class HI:
B-2 Limited Guaranty as described below, the Class HI: B-2 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. Class HI: B-2 Certificateholders, however, will be entitled to receive Class HI: B-2 Guaranty Payments. If the Company fails to make a payment required under the Class HI: B-2 Limited Guaranty, the Class HI: B-2 Certificateholders will incur a loss on their investment in the Class HI: B-2 Certificates.

SUBORDINATION OF CLASS HE: M CERTIFICATES AND CLASS HE: B CERTIFICATES

  The rights of the holders of the Class HE: M Certificates and the Class HE:
B Certificates to receive distributions with respect to the Home Equity Contracts comprising Sub-Pool HE, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinated to such rights of the Class
HE: A Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: A Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Equity Contracts. The protection afforded to the Class HE: A Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HE: A Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class
HE: M Certificates and the Class HE: B Certificates, the amount of principal and interest due them on each Payment Date out of the Sub-Pool HE Amount Available on deposit on such date in the Certificate Account and by the right of the Class HE: A Certificateholders to receive future distributions on the Home Equity Contracts that would otherwise be payable to the holders of Class HE: M Certificates and Class HE: B Certificates. On each Payment Date the Class HE: M-1 Certificateholders will be entitled to receive only amounts described above under "Class HE: M-1 Interest" and "Class HE: M-1 Principal," the Class HE: M-2 Certificateholders will be entitled to receive only amounts described under "Class HE: M-2 Interest" and "Class HE: M-2 Principal," the Class HE: B-1 Certificateholders will be entitled to receive only amounts described above under "Class HE: B-1 Interest" and "Class HE: B-1 Principal," and the Class HE: B-2 Certificateholders will be entitled to receive only amounts described above under "Class HE: B-2 Interest" and "Class HE: B-2 Principal."

  In addition, the rights of the holders of the Class HE: M-2 Certificates and Class HE: B Certificates to receive distributions with respect to the Home Equity Contracts, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinate to such rights of the Class HE: M-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: M-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Equity Contracts. The protection afforded to the Class HE: M-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HE: M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HE: M-2 Certificates and the Class HE: B Certificates, the amount of principal and interest due them on each Payment Date out of the Class HE: M-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class HE: M-1 Certificateholders to receive future distributions on the Home Equity Contracts that would otherwise be payable to the holders of Class HE: M-2 Certificates and Class HE: B Certificates.

  In addition, the rights of the holders of the Class HE: B-1 Certificates and the Class HE: B-2 Certificates to receive distributions with respect to the Home Equity Contracts, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinate to such rights of the Class HE: M-2 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: M-2 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Equity Contracts. The protection afforded to the Class HE: M-2 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HE: M-2 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HE: B Certificates, the amount of principal and interest due them on each Payment Date out of the Class HE: M-2 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class HE: M-2 Certificateholders to receive future distributions of the Home Equity Contracts that would otherwise be payable to the holders of Class HE: B Certificates.

  In addition, the rights of the holders of the Class HE: B-2 Certificates to receive distributions with respect to the Home Equity Contracts, as well as any other amounts constituting Sub-Pool HE Amount Available, will be subordinate to such rights of the Class HE: B-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: B-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Home Equity Contracts. The protection afforded to the Class HE: B-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class HE: B-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class HE: B-2 Certificates, the amount of principal and interest due them on each Payment Date out of the Class HE: B-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class HE: B-1 Certificateholders to receive future distributions on the Home Equity Contracts that would otherwise be payable to the holders of Class HE: B-2 Certificates.

  As described above, prior to the time that the Class HE: A Principal Balance is reduced to zero, the distribution of principal to the Class HE: A Certificateholders is intended to include (i) the Sub-Pool HE Senior Percentage of the Scheduled Principal Balance of each Home Equity Contract (other than the Adjustable Rate Contracts) that became a Liquidated Contract during the preceding Due Period and (ii) the Scheduled Principal

Balance of each Adjustable Rate Contract that became a Liquidated Contract during the preceding Due Period. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Home Equity Contracts are less than the Scheduled Principal Balance of such Liquidated Contracts plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class HE: M, the Class HE: B and the Class C Certificateholders and the Company, since a portion of the Sub-Pool HE Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Sub-Pool Class HE Certificateholders. Likewise, to the extent the Class HE: M-1 Certificateholders or the Class HE: M-2 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority. If the Sub-Pool HE Amount Available is not sufficient to cover the amounts distributable to the Class
HE: A or Class HE: M Certificateholders on a particular Payment Date, then the Sub-Pool HE Senior Percentage on future Payment Dates may be increased and the Class HE: B Percentage on future Payment Dates may be reduced as a result of such deficiency. But for the effect of the relative subordination of the Class
HE: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts and amounts otherwise distributable to the Class HE: M-2, Class HE: B and Class C Certificateholders, the Class HE: M-1 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the Class HE: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts and amounts otherwise distributable to the Class HE: B and Class C Certificateholders on each Payment Date, the Class HE: M-2 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the Class HE: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts and amounts otherwise distributable to the Class HE: B-2 and Class C Certificateholders, the Class HE: B-1 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. But for the effect of the relative subordination of the Class HE: B-2 Guaranty Fee otherwise payable to the Company, the related Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts and amounts otherwise distributable to the Class C Certificateholder on each Payment Date, and amounts paid under the Class HE: B-2 Limited Guaranty as described below, the Class HE: B-2 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. Class HE: B-2 Certificateholders, however, will be entitled to receive Class HE: B-2 Guaranty Payments. If the Company fails to make a payment required under the Class HE: B-2 Limited Guaranty, the Class HE: B-2 Certificateholders will incur a loss on their investment in the Class HE: B-2 Certificates.

ADVANCES

  To the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a Delinquent Payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent funds available therefor in the Certificate Account.

  If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent funds available therefor in the Certificate Account, or (ii) the Trustee determines that it is not legally able to make such Advance.

REPORTS TO CERTIFICATEHOLDERS

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class HI:
  A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of each Class of Class HI:
  A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HI: A Formula Distribution Amount exceeds the Class HI: A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class HI: A Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Sub-Pool HI Senior Percentage for such Payment Date;

    (f) the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment
  Date;

    (g) the Sub-Pool HI Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class HI: A Principal Balance, the Class HI: M Principal Balance and the Class HI: B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance of Sub-Pool
  HI); and

    (h) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: A Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HI: M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HI: M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HI: M-1 Formula Distribution Amount exceeds the Class HI: M-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class HI: M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class HI: M-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Sub-Pool HI Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment
  Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: M-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HI: M-2 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HI: M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HI: M-2 Formula Distribution Amount exceeds the Class HI: M-2 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class HI: M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class HI: M-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Sub-Pool HI Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment
  Date;

    (h) the Sub-Pool HI Pool Factor; and

    (i) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: M-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: B-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HI: B-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HI: B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HI: B-1 Formula Distribution Amount exceeds the Class HI: B-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class HI: B-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class HI: B-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Class HI: B Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment
  Date;

    (h) the Sub-Pool HI Pool Factor; and

    (i) the number and aggregate principal balance of Sub-Pool HI delinquent
  (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: B-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: B-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class HI: B-2 Certificates allocable to interest;

    (b) the amount of such distribution to holders of Class HI: B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the sum of the Class HI: B-2 Formula Distribution Amount and the Class HI: B-2 Liquidation Loss Principal Amount, if any, exceeds the Class HI: B-2 Distribution Amount for such Payment Date;

    (d) the Class HI: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date;

    (e) any unpaid interest on any Class HI: B-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Class HI: B-2 Guaranty Payment, if any, for such Payment Date;

    (g) the Class HI: B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

    (h) the Class HI: B Percentage for such Payment Date;

    (i) the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment
  Date;

    (j) the Sub-Pool HI Pool Factor; and

    (k) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class HI: B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: B-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class HE:
  A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of each Class of Class HE:
  A Certificates allocable to principal (separately identifying (1) the aggregate amount of any Principal Prepayments included) and (2) that portion of any such distribution to Class HE: A-6 Certificateholders constituting the Class HE: A-6 Lockout Pro Rata Distribution);

    (c) the amount, if any, by which the Class HE: A Formula Distribution Amount exceeds the Class HE: A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class HE: A Certificates and the Notional Principal Amount for the Class HE: A-7 IO Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Sub-Pool HE Senior Percentage and the Class HE: A-6 Lockout Percentage for such Payment Date;

    (f) the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment
  Date;

    (g) the Sub-Pool HE Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class HE: A Principal Balance, the Class HE: M Principal Balance and the Class HE: B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance of Sub-Pool
  HE); and

    (h) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: A Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HE: M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HE: M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included;

    (c) the amount, if any, by which the Class HE: M-1 Formula Distribution Amount exceeds the Class HE: M-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class HE: M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class HE: M-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Sub-Pool HE Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment
  Date;

    (h) the Sub-Pool HE Pool Factor; and

    (i) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: M-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HE: M-2 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HE: M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HE: M-2 Formula Distribution Amount exceeds the Class HE: M-2 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class HE: M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class HE: M-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Sub-Pool HE Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment
  Date;

    (h) the Sub-Pool HE Pool Factor; and

    (i) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: M-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: B-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HE: B-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HE: B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HE: B-1 Formula Distribution Amount exceeds the Class HE: B-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class HE: B-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid interest on any Class HE: B-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Class HE: B Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment
  Date;

    (h) the Sub-Pool HE Pool Factor; and

    (i) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: B-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: B-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class HE: B-2 Certificates allocable to interest;

    (b) the amount of such distribution to holders of Class HE: B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the sum of the Class HE: B-2 Formula Distribution Amount and the Class HE: B-2 Liquidation Loss Principal Amount, if any, exceeds the Class HE: B-2 Distribution Amount for such Payment Date;

    (d) the Class HE: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date;

    (e) any unpaid interest on any Class HE: B-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

    (f) the Class HE: B-2 Guaranty Payment, if any, for such Payment Date;

    (g) the Class HE: B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

    (h) the Class HE: B Percentage for such Payment Date;

    (i) the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment
  Date;

    (j) the Sub-Pool HE Pool Factor; and

    (k) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class HE: B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: B-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

REPURCHASE OPTION

  The Agreement provides that at any time that the Pool Scheduled Principal Balance of the Contract Pool is less than 10% of the Cut-off Date Pool Principal Balance of the Contract Pool, the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts (other than any Contract as to which title to the underlying property has been assigned) at a price sufficient to pay the Aggregate Certificate Principal Balance plus the Monthly Interest due on all Certificates on the Payment Date occurring in the month following the date of repurchase. Such price will be distributed on such Payment Date.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Servicer will manage, administer, service and make collections on the Contracts, exercising the degree of skill and care required by FHA and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties, but is required under FHA regulations to monitor and ensure the maintenance of flood insurance on properties securing FHA-insured Home Improvement Contracts located in federally designated special flood hazard areas. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured contracts and generally on junior lien secured contracts with amounts financed
of over $      .

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) for servicing the Contracts comprising each Sub-Pool equal to one-twelfth of the product of .75% and the remaining Pool Scheduled Principal Balance of the Contracts in such Sub-Pool plus the related Pre-Funded Amount (if any).

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Company from its servicing fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

EVIDENCE AS TO COMPLIANCE

  The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Description of the Certificates--Reports to Certificateholders." Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or
before       of each year, beginning in 1998, the Servicer will deliver to the
Trustee a report of [Accountant] or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  The Agreement provides that the Servicer shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

  The Agreement provides that a Certificateholder holding Certificates representing at least 5% of the Aggregate Certificate Principal Balance will have the same rights of inspection as the Trustee and may upon written request to the Servicer receive copies of all reports provided to the Trustee.

TRANSFERABILITY

  The Certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

CERTAIN MATTERS RELATING TO THE COMPANY

  The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

EVENTS OF TERMINATION

  An Event of Termination under the Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four Business Days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer contract with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

RIGHTS UPON AN EVENT OF TERMINATION

  If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates representing 25% or more of the Aggregate Certificate Principal Balance may terminate all of the Servicer's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the prior servicer or any obligation of the Company to repurchase Contracts for breach of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. In addition, the Trustee will notify FHA of the Servicer's termination as Servicer of the FHA-insured Home Improvement Contracts and will request that the portion of the Servicer's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance" in the Prospectus. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company as Servicer under the Agreement without the consent of all of the Certificateholders.

TERMINATION OF THE AGREEMENT

  The Agreement will terminate (after distribution of all principal and interest then due to Certificateholders) on the earlier of (a) the Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's repurchase of the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

AMENDMENT; WAIVER

  The Agreement may be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

  The Agreement may also be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA regulations, provided that prior to any such amendment S&P and Fitch shall have confirmed that the ratings of the Certificates will not be lowered or withdrawn following such amendment.

  The Agreement may also be amended from time to time by the Trustee, the Servicer and the Company with the consent of holders of Certificates representing 66 2/3% or more of the Aggregate Certificate Principal Balance, and holders of Certificates representing 51% or more of the Aggregate Certificate Principal Balance may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate, or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without unanimous consent of the Certificateholders.

  The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

INDEMNIFICATION

  The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation
(a) arising out of or resulting from the use or ownership by the Company or any affiliate thereof of any real estate securing a Contract, (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (c) with respect to certain other tax matters.

  The Agreement also provides that the Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Contract.

DUTIES AND IMMUNITIES OF THE TRUSTEE

  The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Contracts, or deposited into the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.

  Under the Agreement the Servicer will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company, the Servicer and the Certificateholders of any change thereof.

THE TRUSTEE

  [Trustee] has its corporate trust offices at [Address of Trustee].

  The Trustee may resign from its duties under the Agreement at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Any successor Trustee must be an FHA Title I approved lender.

REGISTRATION OF THE CERTIFICATES

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein. Holders of the Certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  CEDEL and Euroclear will hold omnibus positions in the Certificates on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  The beneficial owners of Certificates ("Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Company advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

               DESCRIPTION OF THE CLASS HI: B-2 LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class HI: B-2 Certificates and liquidation losses and delinquencies on the Home Improvement Contracts, the Company will provide a guaranty (the "Class HI: B-2 Limited Guaranty") against losses that would otherwise be borne by the Class HI: B-2 Certificates. Each payment required to be made under the Class HI: B-2 Limited Guaranty is referred to as a "Class HI: B-2 Guaranty Payment." Prior to the Sub-Pool HI Cross-over Date, and on any Payment Date on or after the Class HI:
B-1 Cross-over Date on which a Class HI: B Principal Distribution Test is not satisfied, the Class HI: B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class HI: B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class HI: B-2 Certificates) and (b) the Class HI: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (ii) the Class HI: B-2 Distribution Amount for such Payment Date. The Class HI: B-2 Liquidation Loss Principal Amount for any Payment Date equals the amount, if any, by which the sum of the Class HI: A Principal Balance, the Class HI: M Principal Balance and the Class HI: B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment Date (but in no event greater than the Class HI: B-2 Principal Balance). The Class HI: B-2 Liquidation Loss Principal Amount is, in substance, the amount of delinquencies and losses experienced on the Home Improvement Contracts during the related Due Period that was not absorbed by the Class C Certificate and the related Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts. On each Payment Date on or after the Class HI: B-1 Cross-over Date, if each Class HI: B Principal Distribution Test is satisfied on such Payment Date (or the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero), the Class HI: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class HI: B-2 Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class HI: B-2 Principal Liquidation Loss Amount, if any, for such Payment Date exceeds (b) the Class HI: B-2 Distribution Amount for such Payment Date.

  The Class HI: B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class HI: B-2 Limited Guaranty will not benefit in any way, or result in any payment to, the Class HI: A-1, Class HI:
A-2, Class HI: A-3, Class HI: M-1, Class HI: M-2 or Class HI: B-1 Certificateholders.

  As compensation for providing the Class HI: B-2 Limited Guaranty, the Company will be entitled to receive a Class HI: B-2 Guaranty Fee on each Payment Date equal to the lesser of (a) the Sub-Pool HI Amount Available less the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount, the Class HI: B-1 Distribution Amount, the Class HI: B-2 Distribution Amount, the Monthly Servicing Fee and certain other amounts required to be paid to the Servicer, the Trustee, the Class C Certificateholder and the Company (see "Description of the Certificates-- Payments on Contracts"), and (b) an amount equal to 1/12th of the product of 3% and the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount for the immediately preceding Payment Date.

               DESCRIPTION OF THE CLASS HE: B-2 LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class HE: B-2 Certificates and liquidation losses and delinquencies on the Home Equity Contracts, the Company will provide a guaranty (the "Class HE: B-2 Limited Guaranty") against losses that would otherwise be borne by the Class HE: B-2 Certificates. Each payment required to be made under the Class HE: B-2 Limited Guaranty is referred to as a "Class HE: B-2 Guaranty Payment." Prior to the Class HE: B-1 Cross-over Date, and on any Payment Date on or after the Class
HE: B-1 Cross-over Date on which a Class HE: B Principal Distribution Test is not satisfied, the Class B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class HE: B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class HE: B-2 Certificates) and (b) the Class HE: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (ii) the Class HE: B-2 Distribution Amount for such Payment Date. The Class HE: B-2 Liquidation Loss Principal Amount for any Payment Date equals the amount, if any, by which the sum of the Class HE: A Principal Balance, the Class HE: M Principal Balance and the Class HE: B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment Date (but in no event greater than the Class HE: B-2 Principal Balance). The Class HE: B-2 Liquidation Loss Principal Amount is, in substance, the amount of delinquencies and losses experienced on the Home Equity Contracts during the related Due Period that was not absorbed by the Class C Certificate and the related Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts. On each Payment Date on or after the Class HE: B-1 Cross-over Date, if each Class HE: B Principal Distribution Test is satisfied on such Payment Date (or the Class HE: A Principal Balance and the Class HE: M Principal Balance have been reduced to zero), the Class HE: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class HE: B-2 Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class HE: B-2 Principal Liquidation Loss Amount, if any, for such Payment Date exceeds (b) the Class
HE: B-2 Distribution Amount for such Payment Date.

  The Class HE: B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class HE: B-2 Limited Guaranty will not benefit in any way, or result in any payment to, the Class HE: A-1 ARM, Class
HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, Class HE:
A-6, Class HE: A-7 IO, Class HE: M-1, Class HE: M-2 or Class HE: B-1 Certificateholders.

  As compensation for providing the Class HE: B-2 Limited Guaranty, the Company will be entitled to receive a Class HE: B-2 Guaranty Fee on each Payment Date equal to the lesser of (a) the Sub-Pool HE Amount Available less the Class HE: A Distribution Amount, the Class HE: M-1 Distribution Amount, the Class HE: M-2 Distribution Amount, the Class HE B-1 Distribution Amount, the Class HE B-2 Distribution Amount, the Monthly Servicing Fee and certain other amounts required to be paid to the Servicer, the Trustee, the Class C Certificateholder and the Company (see "Description of the Certificates-- Payments on Contracts"), and (b) an amount equal to 1/12th of the product of 3% and the Pool Scheduled Principal Balance of Sub-Pool HE plus the Sub-Pool HE Pre-Funded Amount for the immediately preceding Payment Date.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Upon the issuance of the Certificates, [Counsel to the Company], counsel to the Company, will deliver its opinion that, assuming that two separate elections are made to treat segregated portions of the assets of the Trust as REMICs (respectively, the "Master REMIC" and the "Subsidiary REMIC"), and further assuming ongoing compliance with the terms of the Agreement, the Master REMIC and the Subsidiary REMIC will each qualify as a REMIC, the Subsidiary REMIC Regular Interests, which are not being offered hereunder, will be treated as "regular interests" in the Subsidiary REMIC, and each Class of Sub-Pool HI Certificates and Sub-Pool HE Certificates will be treated as "regular interests" in the Master REMIC for federal income tax purposes. The Class C Subsidiary Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Subsidiary REMIC, and the Class C Master Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Master REMIC.

  Other than the Class HE: A-7 IO Certificates, it is not anticipated that any of the Certificates will be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used to determine the rate of accrual of original issue discount, market discount and premium, if any, will be based on the assumption that the Contracts will prepay at a
rate equal to   % CPR as to the Home Improvement Contracts comprising Sub-Pool
HI and    % of the applicable Prepayment Assumption as to the Fixed-Rate Home
Equity Contracts included in Sub-Pool HE and   % CPR as to the Adjustable Rate
Contracts included in Sub-Pool HE.

  Although the tax treatment is not entirely certain, the Class HE: A-7 IO Certificates will be treated as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. Although unclear, a holder of a Class HE: A-7 IO Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Home Equity Contracts.

  Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in "loans secured by an interest in real property" and "real estate assets" for purposes of Sections 7701(a)(19)(C) and 856(c)(5) of the Code, respectively, in the same proportion that the assets in the Master REMIC consist of qualifying assets under such sections. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c) of the Code.

  For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the Prospectus.

                             ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class HI: A Certificates and the Class HE: A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted administrative exemptions to Lehman Brothers Inc. (Prohibited Transaction Exemption No. 91-14, 56 Fed. Reg. 7413 (1991)), to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-29; Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990)), and to Salomon Brothers Inc (Prohibited Transaction Exemption 89-89, as amended; Exemption Application No. D-6446, 54 Fed. Reg. 42,589 (1989)), (the "Exemptions") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The receivables covered by the Exemptions include home improvement contracts and home equity loans such as the Contracts. The Exemptions will apply to the acquisition, holding, and resale of the Class HI: A Certificates and the Class HE: A Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemptions to apply to the Class HI: A Certificates and the Class HE: A Certificates are the following:

    (1) The acquisition of the Class HI: A Certificates or Class HE: A Certificates by a Plan is on terms (including the price for the Class HI: A Certificates or Class HE: A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class HI: A Certificates or Class HE: A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class HI: A Certificates or Class HE: A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc. (the "Exemptions Rating Agencies");

    (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class HI: A Certificates or Class HE: A Certificates represents not more than reasonable compensation for underwriting the Class HI: A Certificates or Class HE: A Certificates, as applicable. The sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Class HI: A Certificates or Class HE: A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemptions would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class HI: A Certificates or Class HE: A Certificates in connection with the initial issuance, at least fifty percent (50%) of the Class HI: A Certificates or Class HE: A Certificates, as applicable, are acquired by persons independent of the Restricted Group, (ii) the Plan's investment in Class HI: A Certificates or Class HE: A Certificates does not exceed twenty-five percent (25%) of all of the Class HI: A Certificates or Class HE: A Certificates, as applicable, outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemptions, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to each Sub-Pool, the amendment will generally allow related Contracts supporting payments to related Certificateholders, and having a value equal to no more than 25% of the total principal amount of the related Certificates, to be transferred to the Trust during the Pre-Funding Period, instead of requiring that all such Contracts be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemptions, provided that the following general conditions are met:

    (1) the ratio of the amount allocated to the related Pre-Funding Account to the total principal amount of the related Certificates being offered must be less than or equal to 25%;


    (2) all Subsequent Home Equity Contracts and Subsequent Home Improvement Contracts transferred to the related Sub-Pool after the Closing Date must meet the same terms and conditions for eligibility as the Initial Home Equity Contracts or Initial Home Improvement Contracts, as the case may be, which terms and conditions have been approved by one of the Exemptions Rating Agencies;

    (3) the transfer of the Subsequent Home Equity Contracts and Subsequent Home Improvement Contracts to the Trust during the Pre-Funding Period must not result in the Certificates to be covered by the Exemptions receiving a lower credit rating from an Exemptions Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

    (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for each of Sub-Pool HE and Sub-Pool HI at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Initial Home Equity Contracts and the Initial Home Improvement Contracts, respectively;

    (5) for transactions occurring on or after May 23, 1997, either:

      (i) the characteristics of the Subsequent Home Equity Contracts and Subsequent Home Improvement Contracts must be monitored by an insurer or other credit support provider which is independent of the Company; or

      (ii) an independent accountant retained by the Company must provide the Company with a letter (with copies provided to the Exemptions Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Home Equity Contracts conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Initial Home Equity Contracts and the Initial Home Improvement Contracts, respectively;

    (6) the Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the related Pre-Funding Account falls below the minimum level specified in the Agreement or an event of default occurs;

    (7) amounts transferred to any Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments which are permitted by the Exemptions Rating Agencies rating the Certificates, and such investment must be described in the Agreement and must:

      (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

      (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemptions Rating Agencies;

    (8) the Prospectus or Prospectus Supplement must describe the duration of the Funding Period;

    (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust, must enforce all the rights created in favor of Certificateholders of the Trust, including employee benefit plans subject to ERISA.

  In its prefatory comments to the amendment as proposed by DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the Exemptions, but did not satisfy the conditions of the amendment as proposed, could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the Pre-Funding Accounts may not satisfy the conditions of the amendment in that each Pre-Funding Account may exceed 25% of the total principal amount of the related Certificates, funds in the Pre-Funding Accounts in excess of such 25% threshold will be used by the Trust solely to purchase Subsequent Home Equity Loans or Subsequent Home Improvement Loans, as applicable, in accordance with the Agreement from a fixed pool of loans that will have been specifically identified prior to the Closing Date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the Agreement, will be acquired using the related Pre-Funded Account. Accordingly, the Company believes that the existence of the Pre-Funding Accounts should not cause the Exemptions to be inapplicable.

  The Company believes that the Exemptions will apply to the acquisition and holding of Class HI: A Certificates or Class HE: A Certificates sold by the Underwriters and by Plans and that all conditions of the Exemptions other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class HI: A Certificates or Class HE: A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class HI: A Certificates and Class HE: A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class HI: A Certificates and Class HE: A Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemptions or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  In addition to the Exemptions, some or all of the transactions involving the purchase, holding and resale of Certificates that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules and related taxes and penalties under certain class exemptions granted by the DOL, including Prohibited Transaction Class Exemption ("PTCE") 83-1, which exempts certain transactions involving employee benefit plans and mortgage pool investment trusts, PTCE 86-128, which exempts certain transactions involving employee benefit plans and certain broker-dealers, PTCE 90-1, which exempts certain transactions involving employee benefit plans and insurance company pooled separate accounts, and PTCE 91-38, which exempts certain transactions involving employee benefit plans and bank collective investment funds. There also may be other exemptions applicable to a particular transaction involving the Trust. A Plan that intends to acquire any class of the Certificates should consult with its own counsel regarding whether such investment would cause a prohibited transaction to occur and whether the terms and conditions of an applicable class exemption may be satisfied.

  The three administrative exemptions referred to herein as the Exemptions are included in the "underwriter exemptions" listed in PTE 95-60. Consequently, the exemption provided by PTE 95-60 may apply to the acquisition and holding of the Certificates by an insurance company general account in which an employee benefit plan has an interest. The Small Business Job Protection Act of 1996 (the "1996 Act") became effective on August 20, 1996. The 1996 Act amends ERISA to require the DOL to issue regulations to clarify, retroactively, the application of ERISA and the prohibited transaction provisions of the Code to insurance company general accounts. Any insurance company which proposes to purchase any Certificates for its general account should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the insurance company's acquisition and ownership of any of the Certificates. Assets of an insurance company general account in which an employee benefit plan has an interest should not be invested in any of the Certificates unless it is clear that PTE 95-60, the 1996 Act or other exemptive relief will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  No transfer of any Class of Certificates other than the Class HI: A Certificates and the Class HE: A Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of any other Class of Certificates by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring such a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                                 UNDERWRITING

  The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Certificates set forth opposite their names below.

                               PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                               AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                                 CLASS        CLASS        CLASS        CLASS        CLASS        CLASS        CLASS
                                HI: A-1      HI: A-2      HI: A-3      HI: M-1      HI: M-2       H1:B-1       H1:B-2
  UNDERWRITER                 CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
  -----------                 ------------ ------------ ------------ ------------ ------------ ------------ ------------
                     .......   $            $            $            $            $            $            $
                          ..   $            $            $            $            $            $            $
                    ........   $            $            $            $            $            $            $
                               ---------    ---------    ---------    ----------   ---------    ---------    ---------
  Totals....................   $            $            $            $            $            $            $
                               =========    =========    =========    ==========   =========    =========    =========

                                            PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                                            AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                                              CLASS        CLASS        CLASS        CLASS        CLASS        CLASS
                                           HE: A-1 ARM    HE: A-1      HE: A-2      HE: A-3      HI: A-4      HE: A-5
  UNDERWRITER                              CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
  -----------                              ------------ ------------ ------------ ------------ ------------ ------------
                     ....................   $           $             $            $            $            $
                                       ..   $           $             $            $            $            $
                    .....................   $           $             $            $            $            $
                                            ----------  -----------   ----------   ----------   ---------    ---------
  Totals.................................   $           $             $            $            $            $
                                            ==========  ===========   ==========   ==========   =========    =========

                                 PRINCIPAL    PERCENTAGE   PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                                 AMOUNT OF   INTEREST OF   AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                                   CLASS        CLASS        CLASS        CLASS        CLASS        CLASS
                                  HE: A-6     HE: A-7 IO    HE: M-1      HE: M-2      HE: B-1      HE: B-2
  UNDERWRITER                   CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
  -----------                   ------------ ------------ ------------ ------------ ------------ ------------
                     .........   $                 %       $            $            $            $
                            ..   $                 %       $            $            $            $
                    ..........   $                 %       $            $            $            $
                                 ----------      ---       ----------   ----------   ----------   ---------
  Totals......................   $               100%      $            $            $            $
                                 ==========      ===       ==========   ==========   ==========   =========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any such Certificates are purchased. In the event of a default by the Underwriters, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Company has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                              SELLING   REALLOWANCE
        CLASS                                CONCESSION  DISCOUNT
        -----                                ---------- -----------
        HI:A-1..............................       %           %
        HI:A-2..............................       %           %
        HI:A-3..............................       %           %
        HI:M-1..............................       %           %
        HI:M-2..............................       %           %
        HI:B-1..............................        %           %
        HI:B-2..............................       %           %
        HE:A-1 ARM..........................       %           %

                                              SELLING   REALLOWANCE
        CLASS                                CONCESSION  DISCOUNT
        -----                                ---------- -----------
        HE:A-1..............................       %           %
        HE:A-2..............................       %           %
        HE:A-3..............................       %           %
        HE:A-4..............................       %           %
        HE:A-5..............................       %           %
        HE:A-6..............................       %           %
        HE:A-7 IO...........................       %           %
        HE:M-1..............................       %           %
        HE:M-2..............................       %           %
        HE:B-1..............................       %           %
        HE:B-2..............................        %           %

  In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purposes of pagging, fixing or maintaining the price of the Certificates.

  Each Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement contract or home equity loan pass-through certificates without the consent of the Underwriters.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be
passed upon for the Company and the Trust by [Company Counsel],            ,
         , and for the Underwriters by [Underwriter Counsel]. The material federal income tax consequences of the Certificates will be passed upon for the Company by [Company Counsel].

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the Certificates will be available only in book-entry form (the "Global Certificates"). Investors in the Global Certificates may hold such Global Certificates through any of DTC, CEDEL or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Certificates are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipts of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 846(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Certificates or such owner's agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Certificate or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a foreign trust within the meaning of Section 7701 (1)(31) of the Code. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.

                                                     BASE PROSPECTUS NO. 3
                                 SECURED HOME IMPROVEMENT AND HOME EQUITY LOANS

             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
            CERTIFICATES FOR HOME IMPROVEMENT AND HOME EQUITY LOANS
                             (ISSUABLE IN SERIES)

  Certificates for Home Improvement and Home Equity Loans ("Certificates") of one or more series (each, a "Series") may be sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more classes or subclasses (each, a "Class"), as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.

  The Certificates evidence specified interests in separate pools of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts") and (ii) closed-end home equity loans (the "Home Equity Contracts," and, together with the Home Improvement Contracts, collectively the "Contracts"), as more particularly described herein, and liens on the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by Green Tree Financial Corporation (the "Company"). Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a pool insurance policy, letter of credit, surety bond, guarantee of the Company, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Certificates, or one or more Classes of such Series, evidencing interests in the Contracts. The Company will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts.

  Each Series of Certificates may include one or more senior Classes of Certificates (the "Senior Certificates") and one or more subordinate Classes of Certificates (the "Subordinated Certificates"). A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. Certificates of a Series may be divided into two or more Classes which (i) represent interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Contracts relating to such Series, as specified in the related Prospectus Supplement, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series, or on a planned or targeted amortization schedule or upon the occurrence of other specified events. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered thereby.

  The Prospectus Supplement will set forth the Pass-Through Rate that will be paid to Certificateholders of each Class of a given Series. Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, the only obligations of the Company with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except as otherwise specified in the related Prospectus Supplement, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. See "Description of the Certificates--Advances" and "-- Distributions on Certificates."

  There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

  The Company may elect to cause the Trust Fund relating to a Series of Certificates to be treated as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                               ---------------

  THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES
    AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES COMMISSION NOR  HAS
       THE SECURITIES AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES
         COMMISSION  PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS
           PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY IS  A
              CRIMINAL OFFENSE.

THE  ATTORNEY GENERAL OF THE STATE OF  NEW YORK HAS NOT PASSED ON  OR ENDORSED
 THE  MERITS  OF  THIS  OFFERING.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS
  UNLAWFUL.

  This Prospectus may not be used to consummate sales of all or a portion of any Series of Certificates unless accompanied by a Prospectus Supplement relating to those particular Classes of Certificates.

             The date of this Prospectus is October 9, 1998.

                         REPORTS TO CERTIFICATEHOLDERS

  The Company will cause to be provided to the holders of the Certificates of each Series certain monthly and annual reports concerning such Certificates and the related Trust Fund as further described in the related Prospectus Supplement under "Description of the Certificates--Reports to Certificateholders."

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock and rights to purchase preferred shares are listed on the New York Stock Exchange ("NYSE") and on the Pacific Stock Exchange ("PSE"). The Company's Senior Subordinated Debentures are also listed on the NYSE and the PSE. The Company's Senior Subordinated Notes are listed on the NYSE. Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York and the Pacific Stock Exchange, Inc., 310 Pine Street, San Francisco, California.

                            ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document referred to are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  With respect to any Class of Certificates that is supported by a guarantee of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and Quarterly Reports for the quarters ended March 31, 1998, and June 30, 1998, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates, shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement relating to a Class of Certificates that is supported by a guarantee of the Company, and to be a part thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                                SUMMARY OF TERMS

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement.

Title of Securities..........  Certificates for Home Improvement and Home Eq-
                                uity Loans (Issuable in Series) (the "Certifi-cates").

Seller.......................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer," which term shall include any successor to Green Tree Financial Corporation in such capacity under the applicable Agreement (as defined herein)).

Risk Factors.................  Certain special considerations are particularly relevant to a decision to invest in any Certif-icates sold hereunder. See "Risk Factors" here-in.

Securities Offered...........  Certificates evidencing interests in pools of
                                Contracts (as defined herein) may be issued from time to time in one or more series (each, a "Series") pursuant to separate Pooling and Servicing Agreements (each, an "Agreement") be-tween the Company, as Seller and Servicer, and the Trustee specified in the related Prospectus Supplement for such Series of Certificates (the "Trustee").

The Contracts................  The Contracts underlying a Series of Certifi-
                                cates (the "Contract Pool") will be fixed or variable rate Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of (1) home improvement contracts and promissory notes (the "Home Improvement Contracts"), which will be either conventional contracts or contracts insured by the Federal Housing Administration ("FHA") pursuant to Ti-tle I of the National Housing Act ("Title I"), and (2) closed-end home equity loans (the "Home Equity Contracts"). Each Contract will be se-cured by the related real estate. If so speci-fied in the related Prospectus Supplement, the Contract Pool may be divided into two or more sub-pools, in which event the Certificates of certain specified Classes may be payable pri-marily from, and in respect of, the Contracts comprising a given sub-pool.

                               The Prospectus Supplement for each Series will
                                provide information with respect to (i) the ag-gregate principal balance of the Contracts com-prising the Contract Pool, as of the date spec-ified in the Prospectus Supplement (the "Cut-off Date"); (ii) the weighted average and range of contractual rates of interest (each, a "Con-tract Rate") on the Contracts; (iii) the weighted average and ranges of terms to sched-uled maturity of the Contracts as of origina-tion and as of the Cut-off Date; (iv) the per-centage of the Contracts that are Home Improve-ment Contracts and Home Equity Contracts, re-spectively; (v) the percentage of Contracts that are FHA-insured; (vi) the average out-standing principal balance of the Contracts as of the Cut-off Date; and (vii) the geographic location of improved real estate underlying the Con-tracts. In addition, if so specified in the re-lated Prospectus Supplement, additional Con-tracts may be purchased from the Company during the Pre-Funding Period specified in the related Prospectus Supplement, from funds on deposit in a Pre-Funding Account.

                               Except as otherwise specified in the related
                                Prospectus Sup-plement, the Contracts will have been originated by the Company on an individual basis in the ordinary course of its business.

Description of                 The Certificates of each Series may be issued in
 Certificates................   one or more Classes or subclasses as and on the
                                terms specified in the related Prospectus Sup-plement, each of which will evidence the inter-est specified in the related Prospectus Supple-ment in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust Fund"). For con-venience of description, any reference in this Prospectus to a "Class" of Certificates in-cludes a reference to any subclasses of such Class. If so specified in a Prospectus Supple-ment, a Series of Certificates may include one or more Classes which (i) are entitled to re-ceive distributions only in respect of princi-pal ("Principal Only Certificates"), interest
                                ("Interest Only Certificates") or any combina-tion thereof, or in specified proportions in respect of such payments, and/or (ii) are enti-tled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast
                                Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certifi-cates") or upon the occurrence of other speci-fied events. See "Description of Certificates."
                                The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Se-ries (the "Pass-Through Rate"). Such Pass-
                                Through Rate may be fixed, variable or adjust-able, as specified in the related Prospectus
                                Supplement.

                               Each Series of Certificates may include one or
                                more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certifi-cates"). Certificates of a Series which in-cludes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates.

                               The Certificates will be issuable in fully reg-
                                istered form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates." The Certifi-cates will not be guaranteed or insured by any government agency or, unless otherwise speci-fied in the related Prospectus Supplement, other insurer and, except as described herein and in the related Prospectus Supplement, the Contracts will not be guaranteed or insured by any government agency or other insurer.

Subordinated Certificates....  One or more Classes of any Series may be Subor-
                                dinated Certificates, as specified in the re-lated Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Certificateholders to the extent and in the manner specified in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders, to the extent not subordi-nated, may be on a parity with those of the Se-nior Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Certificateholders against losses. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be en-titled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the Subordinated Certificates, credit enhancement with respect to a Series of Certificates may be provided by pool insurance, letters of credit, surety bonds, a guarantee of the Company, cash reserve funds or other forms of enhancement ac-ceptable to each nationally recognized rating agency rating a Series of Certificates, in each case as described in the related Prospectus Supplement.

Interest.....................  Except as otherwise set forth in the related
                                Prospectus Supplement, interest on the Certifi-cates will be paid on the dates specified in the related Prospectus Supplement (each, a "Payment Date"). The related Prospectus Supple-ment will set forth for each Class of Certifi-cates the Pass-Through Rate, if any, for each such Class or the method of determining such Pass-Through Rate. See "Yield Considerations" and "Description of the Certificates." As spec-ified in the related Prospectus Supplement, Classes of a Series of Certificates may be en-titled to receive no interest or interest which is not proportionate to the principal allocable to such Certificates.

Principal (Including           Except as otherwise set forth in the related
 Prepayments)................   Prospectus Supple-ment, principal on each Con-
                                tract, including any principal pre-
                                payments, will be passed through on each Pay-ment Date. See "Maturity and Prepayment Consid-erations" and "Description of the Certifi-cates."

Optional Termination.........  Unless otherwise specified in the related Pro-
                                spectus Supplement, each of the Company or the Servicer may at its option repurchase all Con-tracts relating to a Series of Certificates re-maining outstanding at such time under the cir-cumstances specified in such Prospectus Supple-ment. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Con-tracts plus accrued and unpaid interest there-on. See "Description of the Certificates--Ter-mination of the Agreement."

Global Certificates..........  If so specified in the related Prospectus Sup-
                                plement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of one or more global cer-tificates (each, a "Global Certificate") to be held by a depositary (each, a "Depositary") on behalf of the beneficial owners of the Certifi-cates, as described herein under "Description of the Certificates--Global Certificates." The description of the Certificates in this Pro-spectus assumes that the Certificates of a Se-ries will not be issued in the form of Global Certificates. If some or all of the Certifi-cates of a Series are issued in the form of one or more Global Certificates, the term "Global Certificateholder," as used herein, will refer to such beneficial owners of such Certificates, and the rights of such Certificateholders will be limited as described herein under "Descrip-tion of the Certificates--Global Certificates."

Representations and
 Warranties of the Company...
                               As a condition to the Company's conveyance of
                                any Contract Pool to the Trust Fund, the Com-pany will be required to make certain represen-tations and warranties in the related Agreement regarding the Contracts. Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the af-fected Contract, in each case under the condi-tions further described herein and in the Pro-spectus Supplement. See "Description of the Certificates--Conveyance of Contracts."

Federal Income Tax             If an election (a "REMIC Election") is made to
 Considerations..............   treat the Trust Fund represented by a Series of
                                Certificates or a segregated portion thereof as a "real estate mortgage investment conduit" (a
                                "REMIC") under the Internal Revenue Code of
                                1986, as amended (the "Code"), the Classes of Certificates which are offered hereby may con-stitute "regular interests" or "residual inter-ests" in such REMIC under the Code, with the tax con-sequences under the Code described herein and in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, a Class of Certificates offered hereby may repre-sent interests in a "two-tier" REMIC, but all interests in the first and second tier REMIC will be created under the same Agreement. See
                                "Certain Federal Income Tax Consequences--REMIC
                                Series."

                               If a REMIC Election is not made with respect to
                                a Series of Certificates, the Trust Fund repre-sented by such Certificates may be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corpora-tion. In such event, each Certificateholder will be treated as the owner of an undivided pro rata interest in income and corpus attrib-utable to the related Contract Pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the Contracts included in such Con-tract Pool. If a REMIC Election is not made with respect to a Series of Certificates and the Trust Fund represented by such Certificates will not be treated as a grantor trust, the federal income tax consequences of ownership of such Certificates will be described in the re-lated Prospectus Supplement. See "Certain Fed-eral Income Tax Consequences--Non-REMIC Se-ries."

ERISA Considerations.........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should review carefully with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

Legal Investment.............  Unless otherwise indicated in the applicable
                                Prospectus Supplement, the Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Invest-ment."

Ratings......................  It is a condition precedent to the issuance of any Class of Certificates sold under this Pro-spectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the as-signing rating agency. See "Ratings."

                                 RISK FACTORS

  Prospective investors in Certificates should consider, among other things, the following factors in connection with the purchase of the Certificates:

    1. Limitations on Availability of FHA Insurance. The related Prospectus Supplement will specify the number and percentage of the Home Improvement Contracts included in the Contract Pool that are insured by FHA pursuant to Title I of the National Housing Act ("Title I"). The availability of FHA Insurance following a default on an FHA-insured Home Improvement Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Although the Company is an FHA-approved lender and believes, and will represent and warrant in the Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Company is not required to obtain, and has not obtained, approval from FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's enforcement of its regulations will not become stricter in the future. From time to time the Company is engaged in disputes with FHA over the validity of claims submitted and the Company's compliance with FHA regulations in servicing loans insured by FHA, such as the FHA-insured Home Improvement Contracts. In addition, any insurance claim paid by FHA will cover only 90% of the sum of the unpaid principal on the Home Improvement Contract, up to nine months unpaid interest thereon (computed at 7% per annum) and certain liquidation costs.

    The amount of FHA Insurance available with respect to a Series of Certificates at any given time with respect to the FHA-insured Home Improvement Contracts included in a Contract Pool is limited to the balance of a reserve amount determined with respect to all FHA Title I loans originated and reported for insurance by the Company and not sold, or sold with recourse, by the Company, including manufactured housing contracts as well as home improvement loans. Such reserve amount, as of December 31, 1997, was equal to approximately $86,950,000, but will be reduced by the amount of all FHA Insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by the Company. Severe losses on the Company's FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by the Company, could reduce or eliminate the Company's FHA Insurance reserves, in which event FHA Insurance would not be available to cover losses on FHA-insured Home Improvement Contracts. In the event the Company were terminated as Servicer due to its bankruptcy or otherwise, it is anticipated that a proportionate amount of the Company's FHA Insurance reserves would be transferred to the reserve account of the Trustee or other successor servicer, but there can be no assurance of the amount, if any, that would be so transferred. See "Description of FHA Insurance."

    2. Limited Obligations. Except as otherwise specified in the related Prospectus Supplement, the Certificates of a Series will not represent an interest in or obligation of the Company. The Certificates of any Series will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) any other party.

    3. Junior Mortgage Liens; Value of Mortgaged Property. The Company expects that a substantial number of the liens on the improved real estate securing the Contracts in a given Contract Pool will be junior to other liens on such real estate. The rights of the Trust Fund (and therefore the Certificateholders of the related Series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the Contract to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Contracts--Repurchase Obligations."

    A substantial portion of the Contracts included in a Contract Pool are expected to have loan-to-value ratios of 90% or more, based on the aggregate of the outstanding principal balances of all senior mortgages or deeds of trust and of the Contract on the one hand, and the value of the home and an estimate of the value of the financed improvement, where applicable, on the other. See "Green Tree Financial Corporation--Contract Origination." An overall decline in the residential real estate market, the general condition of a property securing a Contract or other factors could adversely affect the value of the property securing a conventional (i.e., not insured by FHA) Home Improvement Contract or a Home Equity Contract such that the remaining balance of such Contract, together with that of any senior liens on the related property, could equal or exceed the value of the property. While the same economic decline could affect the value of property securing an FHA-insured Home Improvement Contract, assuming compliance with other FHA regulations, an FHA claim would still be payable to the Company, notwithstanding the decline in property value below the aggregate outstanding principal balances of the Home Improvement Contract and of all senior liens on the property.

    4. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the holders of any of the Certificates with liquidity of investment or that if such a secondary market develops that it will continue to exist for the term of any Series of Certificates.

    5. Non-recordation of Mortgage Assignments. Because of the expense and administrative inconvenience involved, the Company may not record the assignment to the Trustee of the mortgage or deed of trust securing any Contract. In some states, in the absence of such recordation, the assignment to the related Trustee of the mortgage or deed of trust securing a Contract may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company.

    6. Certain Matters Relating to Insolvency. The Company intends that each transfer of Contracts to the related Trust Fund constitute a sale, rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Company or the Company as debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

                                THE TRUST FUND

GENERAL

  Each Trust Fund will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract
Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates, and (v) such other property as may be specified in the related Prospectus Supplement.

  Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates, except with respect to FHA Insurance Reserves. If so specified in the related Prospectus Supplement, the Contract Pool may be divided into two or more sub-pools, in which event the Certificates of certain specified Classes may be payable primarily from, and in respect of, the Contracts comprising a given sub-pool. If so specified in the related Prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Pre-Funding Period specified in the related Prospectus

Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by the Company in the ordinary course of its business. Specific information respecting the Contracts included in each Trust Fund will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust Fund, each Agreement and each Pass-Through Rate applicable to the related Class of Certificates.

THE CONTRACT POOLS

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts"), and (ii) closed-end home equity loans (the "Home Equity Contracts" and, together with the Home Improvement Contracts, collectively the "Contracts"), originated by the Company on an individual basis in the ordinary course of business. The Home Improvement Contracts may be conventional home improvement contracts or contracts insured by FHA. All Contracts will be secured by the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer", which term shall include any successor to the Company in such capacity under the applicable Agreement), will service the Contracts pursuant to the Agreement. See "Description of the Certificates--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  Each Contract Pool will be composed of Contracts bearing interest at the Contract Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate (or on some other principal balance unrelated to that of such Certificate) at the Pass-Through Rate, or both.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Contracts and the last maturity date of any Contract; and the geographic location of improved real estate securing the Contracts. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Company. See "Description of the Certificates--Conveyance of Contracts."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the origination or acquisition of additional home improvement contracts and home equity loans, costs of carrying such contracts and loans until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's quarterly and annual reports are available from the Company upon written request made to the Company.

CONTRACT ORIGINATION

  Home Improvement Contracts. Through its centralized loan processing operations in St. Paul, Minnesota, the Company arranges to purchase certain contracts from home improvement contractors located throughout the United States. The Company's regional sales managers contact home improvement contractors and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize the Company's available customer financing, the contractor must make an application for contractor approval. The Company has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell Contracts to the Company. In addition, the Company has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. The Company also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to the Company. The Company occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that the Company originates are written on forms provided or approved by the Company and are purchased on an individually approved basis in accordance with the Company's guidelines. The contractor submits the customer's credit application and construction contract to the Company's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by the Company in June 1993. If the Company determines that the application meets the Company's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, the Company purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, the Company follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by the Company include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. The Company may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an FHA-insured home improvement contract with respect to a single family property currently may not exceed $25,000 without specific FHA approval, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit or a $48,000 limit for four units of owner-occupied multiple-family homes. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  The Company began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The original principal amount of a conventional secured home improvement loan may not exceed $40,000 for the Company's secured "no equity" lien program, and $100,000 for the Company's secured equity lien program, unless a higher amount financed is approved by senior management. The original principal amount of a conventional home improvement loan may not exceed $100,000 for the Company's secured lien program, unless a higher amount financed is approved by senior management. The Company requires that any secured home improvement contract be secured by a recorded lien (which may be a first, second or (with respect to FHA-insured contracts and some conventional contracts of $30,000 or less) third lien) on the improved real estate.

  The Company's underwriting guidelines and credit scoring process weight significantly the applicant's creditworthiness and place less weight on the available equity in the related real estate being improved. While it is the Company's policy not to exceed 100% in loan-to-value ratio on any Contract, a substantial portion of the Home Improvement Contracts are expected to have loan-to-value ratios of 90% or more when considering the estimated value of the real estate, other liens senior to that of the Home Improvement Contract, and the improvements being financed. Because the Company does not require appraisals on most Home Improvement Contracts with loan amounts of less than $30,000 (which Home Improvement Contracts are expected to comprise a substantial portion of any Contract Pool), and given the many other factors that can affect the value of property securing a conventional Home Improvement Contract, the related Prospectus Supplement will not provide detailed disclosure of loan-to-value ratios on the Home Improvement Contracts.

  Home Equity Contracts. The Company has originated closed-end home equity loans since January 1996. As of December 31, 1997, the Company had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, the Company markets its home equity lending directly to consumers using a variety of marketing techniques. The Company also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  The Company's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                             YIELD CONSIDERATIONS

  The Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

PREPAYMENT CONSIDERATIONS

  Contracts generally may be prepaid in full or in part without penalty. FHA-insured Home Improvement Contracts may be prepaid at any time without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement contracts or home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Certificateholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or the Company's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option") will affect the timing of principal distributions on the Certificates of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Certificates, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund--The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. The provisions of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement") that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

GENERAL

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Contracts (the "Contract Pool") which are subject to the Agreement, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract
Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (v) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Contract Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

  Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Prospectus Supplement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

GLOBAL CERTIFICATES

  The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a Certificate in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

  The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

  Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the

Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

CONVEYANCE OF CONTRACTS

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trust Fund, the Company's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased or substituted for by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to the Company identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from the Company to the related Trust Fund would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust Fund were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust Fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each FHA-insured Home Improvement Contract was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Contract was either (i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to the Company, (ii) was originated by a home equity lender in the ordinary course of such lender's business and assigned to the Company, or (iii) was originated by the Company directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) each Contract creates a valid and perfected lien on the related improved real estate; (k) all parties to each Contract had full legal capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (o) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Contract; and (r) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

  The "Repurchase Price" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Pass-Through Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

PAYMENTS ON CONTRACTS

  Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories, or such other rating category as will not adversely affect the ratings assigned to the Certificates, by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank, (iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts;

    (iii) all FHA Insurance payments received by the Servicer;

    (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (v) any Advances made as described under "Advances" below and certain other amounts required under the Agreement to be deposited in the Certificate Account;

    (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or the Company, as described under "Conveyance of Contracts" above or under "Repurchase Option" below.

DISTRIBUTIONS ON CERTIFICATES

  Except as otherwise provided in the related Prospectus Supplement, on each Payment Date for a Series of Certificates, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of such Series of record on the preceding Record Date an amount equal to, in the aggregate, the "Amount Available" for such Payment Date. Unless otherwise specified in the applicable Prospectus Supplement, the "Amount Available" for a Payment Date is an amount equal to the aggregate of all amounts on deposit in the Certificate Account as of the seventh Business Day following the end of the related Due Period, or such other date as may be specified in the related Prospectus Supplement (the "Determination Date") except: (i) all payments on the Contracts that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Payment Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee. In the case of a Series of Certificates which includes only one Class, the Amount Available for each Payment Date will be distributed pro rata to the holders of such Certificates. In the case of any other Series of Certificates, the Amount Available for each Payment Date will be allocated and distributed to holders of the Certificates of such Series pursuant to the method and in the order of priority specified in the applicable Prospectus Supplement. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount."

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Payment Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, to the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof. The Servicer will deposit any Advances in the Certificate Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

EXAMPLE OF DISTRIBUTIONS

  The following is an example of the flow of funds as it would relate to a hypothetical Series of Certificates issued, and with a Cut-off Date occurring, in March 1996 (all weekdays are assumed to be business days):

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Contracts and any
                                                     principal prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 29........................................ (3) Record Date.
April 9......................................... (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Payment Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.
--------
(1) The initial principal balance of the Contract Pool will be the aggregate principal balance of the Contracts at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Contract Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.

(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution.
(4) On April 9 (the seventh Business Day following the end of the prior Due Period), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 9 will be distributed to Certificateholders.

INDEMNIFICATION

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any real estate related to a Contract and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

SERVICING

  Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of home improvement contracts and home equity loans of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of Contracts.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts and home equity loans serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts and home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Pool Scheduled Principal Balance for such Payment Date. As long as the Company is the Servicer, the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust Fund, for additional administrative services performed by the Servicer on behalf of the Trust Fund and for expenses paid by the Servicer on behalf of the Trust Fund.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Company from its Monthly Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation;
(d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) if the Company is the Servicer, the Company's servicing rights under its master seller-servicer contract with GNMA are terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of Certificateholders representing 25% or more of the Aggregate Certificate Principal Balance of a Series shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. In addition, the Trustee will notify FHA of the Company's termination as Servicer of the Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

  The Trustee will forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

    (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, principal prepayments on the Contracts, and other payments with respect to the Contracts;

    (b) the amount of such distribution which constitutes Monthly Interest;

    (c) the remaining Principal Balance represented by such Certificateholder's interest;

    (d) the Company's FHA Insurance reserve amount;

    (e) the amount of fees payable out of the Trust Fund;

    (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the Certificates and the denominator of which is the Initial Principal Amount of the Certificates) immediately before and immediately after such Payment Date;

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

    (h) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

    (i) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

    (j) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

REPURCHASE OPTION

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on any Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts in the related Contract Pool at a price equal to the greatest of (i) the principal balance of the Contracts on the prior Payment Date plus 30 days' accrued interest thereon at the applicable Pass-Through Rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties, (ii) the fair market value of all of the assets of the Trust Fund, and (iii) an amount equal to the Aggregate Certificate Principal Balance of the related Certificates plus interest on such Certificates payable on and prior to the Payment Date occurring in the month following such repurchase (less amounts on deposit in the Certificate Account and available to pay such principal and interest). Such price will be paid on the Payment Date on which such purchase occurs to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Contracts and any acquired properties to the Servicer. The distribution of such purchase price to Certificateholders will be in lieu of any other distribution to be made on such Payment Date with respect to the related Contracts.

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Code, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) representing 66 2/3% or more of the Aggregate Certificate Principal Balance of a Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

TERMINATION OF THE AGREEMENT

  The obligations created by each Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date next succeeding the later of the final payment or other liquidation of the last Contract or the disposition of all property acquired upon foreclosure of any Contract; or (b) the Payment Date on which the Company or the Servicer repurchases the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

THE TRUSTEE

  The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have customary commercial banking relationships with the Company or its affiliates and the Servicer or its affiliates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Payment Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

                         DESCRIPTION OF FHA INSURANCE

  Certain of the Home Improvement Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust Fund will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by the Company, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by the Company. The Company's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by the Company. In the Agreement, the Company will agree to pay all FHA Insurance premiums required by FHA Regulations. If the Company fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by the Company and from collections on the related Home Improvement Contracts.

  As of December 31, 1997, the Company's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing contracts and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Home Improvement Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Certificates--Events of Termination") occurs, each Trustee will notify FHA of the Company's termination as Servicer of the related FHA-insured Home Improvement Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Home Improvement Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure property improvement loans up to $25,000 for a single-family property, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Home Improvement Contract the Servicer may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on an FHA-insured Home Improvement Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Home Improvement Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Home Improvement Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Contract Origination," the Company does not purchase a Home Improvement Contract until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust Fund must assign its entire interest in the Home Improvement Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Home Improvement Contract at the date of default and uncollected interest computed at the Contract Rate earned to the date of default, (ii) accrued and unpaid interest on the unpaid amount of the Home Improvement Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, (iv) legal fees, not to exceed $500, and (v) expenses for recording the assignment of the lien to the United States, if applicable.

        CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of the Company's conveyance and assignment of a pool of Contracts to a Trust Fund, the Certificateholders of such Series, as the beneficial owners of the Trust Fund, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts and home equity loans secured by residential properties which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Home Improvement Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the Contracts may be situated or which may govern any Contract. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

MORTGAGES AND DEEDS OF TRUST

  The Contracts will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

SUBORDINATE MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Contracts in any Contract Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Contract to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although the Company generally does not cure defaults under a senior mortgage or deed of trust, it is the Company's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in the Company's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of the Company, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

SUBORDINATE FINANCING

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust Fund with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Certificateholders.

SECOND OR THIRD MORTGAGES

  The Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Contract. See "--Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

RIGHTS OF REDEMPTION

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Contracts included in a Contract Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Contracts) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured Home Improvement Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is the Company's practice with some of the Home Improvement Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

"DUE-ON-SALE" CLAUSES

  All of the Contract documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Contracts) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Contract which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Contracts which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Contracts, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Contracts and the number of Contracts which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to certain conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. The Company will represent and warrant in each Agreement that all Contracts comply with any applicable usury limitations.

ENVIRONMENTAL LEGISLATION

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

REPURCHASE OBLIGATIONS

  Under the Agreement, the Company will represent and warrant that each FHA-insured Home Improvement Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Home Improvement Contract due to a violation of FHA regulations in originating or servicing such Home Improvement Contracts, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation of the Company to repurchase such Home Improvement Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

  In addition, the Company will also represent and warrant under each Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in
Section 408 of the Code (collectively, "Tax-Favored Plans").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

  Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates, if assets of the Trust Fund were deemed to be assets of the Plan. An investment of Plan Assets (as defined below) in Certificates may cause the underlying assets included in the Trust to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of the Trust Fund or may be deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section the term "Plan Assets" or assets of a Plan has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests. The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to the Trust Fund and cause the Company, the Trust Fund, the Trustee, any successor, or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Trust Fund, the Trustee, any successor or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

  Any person who has discretionary authority or control respecting the management or disposition of Plan Assets and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the assets of the Trust Fund were to constitute Plan Assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the assets of the Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

  No purchases of Certificates by, on behalf of or with Plan Assets of any Plan will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan Assets of such Plan is permissible under applicable law, will not result in the assets of the Trust Fund being deemed to be Plan Assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust Fund, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan Assets of any Plan.

CONSULTATION WITH COUNSEL

  Any fiduciary or other Plan investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of any prohibited transaction exemption, as well as other issues and their potential consequences.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change (which change may be retroactive) or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular Series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC SERIES

  With respect to each Series of Certificates for which a REMIC Election is made, at the initial issuance of the Certificates in such Series the counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming ongoing compliance with the applicable Agreement, the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

  Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item of gross income and as a separate item of expense to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 for 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a Regular Certificate in such a REMIC, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the related Prospectus Supplement, the foregoing expenses will not be allocated to holders of a Regular Certificate in a REMIC. If the foregoing limitations apply, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, Regular Certificates in such a "single class-REMIC" may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in any such Regular Certificates.

  Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(4)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the Code requires that a prepayment assumption be used with respect to the underlying assets of a REMIC in computing the accrual of original issue discount on Regular Certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that such regulations are to provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates.

  In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than
 .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. As described above, it appears that the Prepayment Assumption will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption.

  Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or initial interest rate holiday) includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on Regular Certificates may not be considered to be unconditionally payable under the OID Regulations because Regular Certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the Regular Certificates. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Contract Pool, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Pass-Through Rate for a Certificate will not change. Accordingly, interest at the initial Pass-Through Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate generally includes that pre-issuance accrued interest.

  If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the accrual period and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate over the adjusted issue price of the Regular Certificate at the beginning of the accrual period. Generally, the accrual period for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The adjusted issue price of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's remaining stated redemption price. If the price paid exceeds the Regular Certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (i) the excess of the purchase price therefor over the Regular Certificate's adjusted issue price by (ii) the aggregate original issue discount remaining to be accrued with respect to such Regular Certificate.

  The Company believes that the holder of a Regular Certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

  Adjustable Rate Regular Certificates. Regular Certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate may be computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate Regular Certificates are issued, the related Prospectus Supplement will describe the manner in which the original issue discount rules may be applied with respect thereto and the method to be used in preparing information returns to the holders of such adjustable rate Regular Certificates and to the Service.

  For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to adjustable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its adjusted issue price as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either
(i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) under a ratable accrual method (pursuant to which the market discount is treated as accruing in equal daily installments during the period the Regular Certificate is held by the purchaser), in each case computed taking into account the Prepayment Assumption. Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, such regulations, when issued, might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

  The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income will require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Amortizable bond premium with respect to a Regular Certificate will be treated as an offset to interest income on such Regular Certificate, and a Certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such Regular Certificate for such year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the Service. Bond premium on a Regular Certificate held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Regular Certificate. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Realized Losses. Holders of a Regular Certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the Regular Certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a Regular Certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct such a loss until such holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any such loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a Regular Certificate. Such a holder may be required to accrue interest and original issue discount with respect to such Regular Certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until such holder can establish that such losses will not be recoverable under any circumstances. As a result, the holder of a Regular Certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of such holder in a particular period. It is expected, however, that the holder of such a Regular Certificate would eventually recognize a loss or reduction in income attributable to such income when such loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus any cancellation of indebtedness income due to realized losses with respect to Regular Certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased (but not below zero) by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

  If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is in excess of the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule described therein.

  The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which will equal the aggregate issue prices of the REMIC Certificates which are sold to investors and the estimated fair market value of any classes of Certificates which are retained). In respect of the Contracts that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

  Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a Contract as a capital asset will elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. In addition, if the Residual Holder is not a U.S. person, such Residual Holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false. For taxable years beginning after December 31, 1997, notwithstanding the preceding sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the recordholders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partnership).

  For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause
(ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

  Mark-to-Market Rules. On December 24, 1996, the Service released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual

Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" that is economically comparable to a Residual Certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, will not result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by the Company or the Trustee, if due to the breach of the Company's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement or in other cases, such taxes shall be borne by the related Trust Fund resulting in a reduction in amounts otherwise payable to holders of the related Regular or Residual Certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part I of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  It appears that a Regular Certificate will not be included in the estate of a Foreign Holder and will not be subject to United States estate taxes. However, Foreign Holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related Prospectus Supplement, transfers of Residual Certificates to Foreign Holders will be prohibited by the related Agreement.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

NON-REMIC SERIES

  Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will, unless otherwise specified in the related Prospectus Supplement, have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool", within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of the Code. In such event, each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein. The following discussion assumes the Trust Fund will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the "stripped bond" rules of the Code, Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Subject to the discussion below of certain limitations on itemized deductions, Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 for 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a Non-REMIC Certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. To the extent that the Non-REMIC Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used with respect to the Contracts comprising the Contract Pool in computing the accrual of any original issue discount, market discount or amortizable premiums. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." It is unclear whether a prepayment assumption would be applicable in accruing or amortizing any such original issue or market discount or premium with respect to Non-REMIC Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997.

  Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series--Market Discount" above.

  To the extent the Stripped Certificates represent an interest in any pool of debt instrument the yield on which may by affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used in computing yield on the underlying assets of a Trust Fund with respect to which a REMIC election is not made. It is unclear whether a prepayment assumption would be applicable to the Stripped Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997. The Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates that do not represent an interest in a pool of debt instruments the yield on which may be affected by reason of prepayments or for taxable years beginning prior to August 5, 1997. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  The servicing compensation to be received by the Company and the fee for credit enhancement, if any, may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported income or gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined above under "REMIC Series--Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

  Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

OTHER TAX CONSEQUENCES

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Contracts that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                 UNDERWRITING

  The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUP-PLEMENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDER-WRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OF-FER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR IN THE AFFAIRS OF THE TRUST SINCE THE DATE HEREOF.

                                ---------------

                               Table of Contents
                             Prospectus Supplement

                                                                           Page
                                                                           -----
Summary of the Terms of the Certificates..................................   S-5
Risk Factors..............................................................  S-46
Structure of the Transaction..............................................  S-47
Use of Proceeds...........................................................  S-48
The Contracts.............................................................  S-48
Yield and Prepayment Considerations.......................................  S-68
Green Tree Financial Corporation..........................................  S-82
Description of the Certificates...........................................  S-83
Description of the Class HI: B-2 Limited Guaranty......................... S-123
Description of the Class HE: B-2 Limited Guaranty......................... S-124
Certain Federal Income Tax Consequences................................... S-125
ERISA Considerations...................................................... S-125
Underwriting.............................................................. S-130
Legal Matters............................................................. S-132
Annex I...................................................................   A-1

                                  Prospectus

Reports to Certificateholders...............................................   2
Available Information.......................................................   2
Additional Information......................................................   2
Incorporation of Certain Documents by Reference.............................   2
Summary of Terms............................................................   4
Risk Factors................................................................   9
The Trust Fund..............................................................  10
Use of Proceeds.............................................................  12
Green Tree Financial Corporation............................................  12
Yield Considerations........................................................  14
Maturity and Prepayment Considerations......................................  14
Description of the Certificates.............................................  15
Description of FHA Insurance................................................  26
Certain Legal Aspects of the Contracts; Repurchase Obligations..............  28
ERISA Considerations........................................................  37
Certain Federal Income Tax Consequences.....................................  38
Legal Investment Considerations.............................................  55
Ratings.....................................................................  56
Underwriting................................................................  56
Legal Matters...............................................................  57
Experts.....................................................................  57

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          $            (APPROXIMATE)

                                     LOGO

                              SELLER AND SERVICER

            CERTIFICATES FOR HOME IMPROVEMENT ANDHOME EQUITY LOANS
                                 SERIES 1997-

$           (APPROXIMATE)     % CLASS HI: A-1
$           (APPROXIMATE)     % CLASS HI: A-2
$           (APPROXIMATE)     % CLASS HI: A-3
$           (APPROXIMATE)     % CLASS HI: M-1
$           (APPROXIMATE)     % CLASS HI: M-2
$           (APPROXIMATE)     % CLASS HI: B-1
$           (APPROXIMATE)     % CLASS HI: B-2

$           (APPROXIMATE) CLASS HE: A-1 ARM
$           (APPROXIMATE)     % CLASS HE: A-1
$           (APPROXIMATE)     % CLASS HE: A-2
$           (APPROXIMATE)     % CLASS HE: A-3
$           (APPROXIMATE)     % CLASS HE: A-4
$           (APPROXIMATE)     % CLASS HE: A-5
$           (APPROXIMATE)     % CLASS HE: A-6
                                % CLASS HE: A-7 IO
$           (APPROXIMATE)     % CLASS HE: M-1
$           (APPROXIMATE)     % CLASS HE: M-2
$           (APPROXIMATE)     % CLASS HE: B-1
$           (APPROXIMATE)     % CLASS HE: B-2

                                ---------------
                             PROSPECTUS SUPPLEMENT

                                ---------------


                                 [UNDERWRITER]


                                          , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE INFORMATION CONTAINED HEREIN   +
+ARE SUBJECT TO COMPLETION OR AMENDMENT AND PROSPECTIVE PURCHASERS ARE         +
+REFERRED TO THE RELATED FINAL PROSPECTUS SUPPLEMENT FOR DEFINITIVE            +
+INFORMATION ON ANY MATTER CONTAINED HEREIN. THIS PRELIMINARY PROSPECTUS       +
+SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN    +
+OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY           +
+JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL + +PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH +
+JURISDICTION.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT                                      PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED      , 1998)                                  TO BASE NO. 4

                           $           (APPROXIMATE)

                                      LOGO

                              SELLER AND SERVICER
                    CERTIFICATES FOR HOME IMPROVEMENT LOANS
                                 SERIES 1998-

$           (APPROXIMATE)     % CLASS
 A-1                                   $          (APPROXIMATE)     % CLASS M-2
$           (APPROXIMATE)     % CLASS
 A-2                                   $          (APPROXIMATE)     % CLASS B-1
$           (APPROXIMATE)     % CLASS
 A-3                                   $          (APPROXIMATE)     % CLASS B-2
$           (APPROXIMATE)     % CLASS
 M-1

 (PRINCIPAL AND INTEREST PAYABLE ON THE 15TH DAY OF EACH MONTH BEGINNING IN
                                     1998)
                                  ----------
  The Certificates for Home Improvement Loans, Series 1998-   offered hereby
(the "Certificates") will be comprised of seven Classes, designated as the
Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, respectively. The Certificates will be issued by, and evidence beneficial ownership interests in, Home Improvement Loan Trust 1998- (the "Trust"). The Trust will be created by Green Tree Financial Corporation (the "Company") pursuant to a Pooling and Servicing Agreement, dated as of
      (the "Agreement") between the Company and [Trustee], as Trustee (the "Trustee"). The Trust property will consist primarily of a pool of home improvement
                                                        (Continued on next page)
                                  -----------
  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK
FACTORS" ON PAGE S-   OF THIS PROSPECTUS SUPPLEMENT AND PAGE   OF THE
ACCOMPANYING PROSPECTUS.
                                  -----------
 THE CERTIFICATES  REPRESENT  INTERESTS  IN  THE TRUST  AND  DO  NOT REPRESENT
  INTERESTS IN  OR OBLIGATIONS OF THE  COMPANY, EXCEPT TO  THE LIMITED EXTENT
   DESCRIBED  HEREIN  AND  IN  THE   PROSPECTUS.  THE  CERTIFICATES  DO  NOT
    REPRESENT  OBLIGATIONS OF, AND  WILL NOT BE  INSURED OR GUARANTEED  BY,
      FHA OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON  OR ENDORSED
   THE  MERITS  OF THIS  OFFERING.  ANY REPRESENTATION  TO THE  CONTRARY  IS
     UNLAWFUL.
                                  -----------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                       PRICE TO        UNDERWRITING       PROCEEDS TO
                                                       PUBLIC(1)         DISCOUNT        COMPANY(1)(2)
------------------------------------------------------------------------------------------------------
Per Class A-1 Certificate........................          %                 %                 %
------------------------------------------------------------------------------------------------------
Per Class A-2 Certificate........................          %                 %                 %
------------------------------------------------------------------------------------------------------
Per Class A-3 Certificate........................          %                 %                 %
------------------------------------------------------------------------------------------------------
Per Class M-1 Certificate........................          %                 %                 %
------------------------------------------------------------------------------------------------------
Per Class M-2 Certificate........................          %                 %                 %
------------------------------------------------------------------------------------------------------
Per Class B-1 Certificate........................          %                 %                 %
------------------------------------------------------------------------------------------------------
Per Class B-2 Certificate........................          %                 %                 %
------------------------------------------------------------------------------------------------------
Total............................................   $                   $               $
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Plus accrued interest from and including       , 1998.
(2) Before deducting expenses, estimated to be $       .
  The Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement
system of The Depository Trust Company on or about       , 1998 (the actual
such date being hereinafter referred to as the "Closing Date").

                                  -----------

                                 [UNDERWRITERS]

                                  -----------

             The date of the Prospectus Supplement is      , 1998.

(Continued from previous page)

contracts and promissory notes (the "Contracts"), including the right to
receive payments due on the Contracts on and after       , 1998 (or the date
of origination thereof, if later) (the "Cut-off Date"), liens on the related real estate and amounts held for the Trust in the Certificate Account. Each of the Contracts is secured by a lien (substantially all of which are subordinate liens) on the related improved real estate. The rights of the holders of the Class M-1, Class M-2, Class B-1 and Class B-2 Certificates to receive distributions on each Payment Date will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class A-3 Certificates and, in addition, to such rights of the holders of the Class M-1 Certificates (in the case of the Class M-2, Class B-1 and Class B-2 Certificates), of the Class M-2 Certificates (in the case of the Class B-1 and Class B-2 Certificates) and of the Class B-1 Certificates (in the case of the Class B-2 Certificates), all to the extent described herein.

  The Class B-2 Certificateholders will have the benefit of a limited guaranty of the Company (the "Class B-2 Limited Guaranty") to protect against losses that would otherwise be borne by the Class B-2 Certificateholders. To the extent that funds in the Certificate Account are insufficient to distribute to the holders of the Class B-2 Certificates the Class B-2 Formula Distribution Amount or in the event that there is a Class B-2 Principal Liquidation Loss Amount for any Payment Date (each as described herein), the Company will be obligated to make a Class B-2 Guaranty Payment in respect thereof (as described herein). See "Description of the Class B-2 Limited Guaranty" herein.

  Principal and interest with respect to the Certificates are distributable on the fifteenth day of each month or, if such fifteenth day is not a business
day, the first Business Day thereafter, beginning in     1998. The Company
will act as servicer (in such capacity, the "Servicer") of the Contracts. The
final scheduled Payment Date of the Certificates is in         . See
"Description of the Certificates" herein and in the Prospectus.

  An election will be made to treat the Trust as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. As described more fully herein, the Certificates will constitute "regular interests" in the REMIC and the Class C Certificate, which is not being offered hereby, will constitute the "residual interest" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

  There is currently no secondary market for the Certificates offered hereby, and there is no assurance that any such market will develop or, if it does develop, that it will continue. [Underwriter] (the "Underwriter") expects, but is not obligated, to make a market in the Certificates.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  Until       , 1998, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Upon receipt of a request by an investor, or his or her representative, within the period during which there is a Prospectus delivery obligation, the Company or the Underwriter will transmit or cause to be transmitted promptly, without charge, and in addition to any such delivery requirements, a paper copy of a Prospectus Supplement and a Prospectus, or a Prospectus Supplement and a Prospectus encoded in an electronic format.

  The Certificates offered hereby constitute Classes of a Series of Certificates for Home Improvement Loans being offered by the Company from time to time pursuant to the Prospectus. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. To the extent that any statements in this Prospectus Supplement conflict with statements contained in the Prospectus, the statements in this Prospectus Supplement shall control.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them in the Prospectus and in Article I of the Agreement, a copy of which is available upon request made to the Company.

Securities Offered............  Certificates for Home Improvement Loans, Series
                                 1998-  (the "Certificates"), comprised of
                                 seven Classes designated as the Class A-1,
                                 Class A-2, Class A-3, Class M-1, Class M-2,
                                 Class B-1 and Class B-2 Certificates,
                                 respectively. The Certificates will be issued by, and evidence beneficial ownership interests in, Home Improvement Loan Trust 1998- (the "Trust"), the property of which consists primarily of the Contracts, having an aggregate principal balance as of the Cut-off Date (the "Cut-off Date Pool Principal
                                 Balance") of $             , and all rights,
                                 benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related improved real estate, and the Class B-2 Limited Guaranty for the benefit of the Class B-2
                                 Certificateholders.

Trustee.......................  [Trustee]

Seller and Servicer...........  Green Tree Financial Corporation.

Payment Date..................  The fifteenth day of each month or, if such day is not a Business Day, the next succeeding
                                 Business Day, commencing in     1998.

Cut-off Date..................        , 1998 (or the date of origination of the
                                 Contract, if later).

Record Date...................  The Business Day immediately preceding the related Payment Date.

Original Series 1998-           $           (approximate).
 Principal Balance............

  Original Class A-1
   Principal Balance........
                                $           (approximate).

  Original Class A-2
   Principal Balance........
                                $           (approximate).

  Original Class A-3
   Principal Balance........
                                $           (approximate).

  Original Class M-1
   Principal Balance........
                                $          (approximate).

  Original Class M-2
   Principal Balance........
                                $          (approximate).

  Original Class B-1
   Principal Balance........
                                $          (approximate).

  Original Class B-2
   Principal Balance........
                                $          (approximate).

Class A-1 Pass-Through Rate...      % per annum.

Class A-2 Pass-Through Rate...      % per annum.

Class A-3 Pass-Through Rate...      % per annum.

Class M-1 Pass-Through Rate...      % per annum.

Class M-2 Pass-Through Rate...      % per annum.

Class B-1 Pass-Through Rate...      % per annum.

Class B-2 Pass-Through Rate...      % per annum.

Description of Certificates...  The Class A-1, Class A-2 and Class A-3
                                 (collectively, the "Class A Certificates") are Senior Certificates and the Class M-1 and Class M-2 Certificates (collectively, the "Class M Certificates") and Class B-1 and Class B-2 Certificates (collectively, the "Class B Certificates") are Subordinated Certificates, all as described herein, and are issued by, and payable solely from the property of, the Trust. The undivided percentage interest of the holder of any Certificate in the distributions to be made to the related Class (the "Percentage Interest") will be equal to the percentage obtained by dividing the denomination specified on such Certificate by the original principal balance of such Class.

Distributions................  On each Payment Date, distributions on the Cer-
                                tificates will be made first to the holders of the Class A Certificates, then to the holders of the Class M Certificates, and then to the holders of the Class B Certificates, in the manner described below.

                               Distributions of interest and principal to the
                                holders of a Class of Class A Certificates will be made, to the extent that the Amount Avail-able in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respective Percentage Interests of the amount of interest calculated as described be-low under "A. Class A Interest" and (ii) their respective Percentage Interests of the Senior Percentage of the Formula Principal Distribu-tion Amount (each as defined below) for the re-lated Payment Date, in the order of priority described below under "B. Class A Principal." Distributions of interest and principal to the Class M-1 Certificateholders will be made in an amount equal to their respective Percentage In-terests multiplied by the Class M-1 Distribu-tion Amount (as described below). Distributions of interest and principal to the Class M-2 Certificateholders will be made in an amount equal to their respective Percentage Interests multiplied by the Class M-2 Distribution Amount (as described below). Distributions of interest and principal to the Class B-1 Certificateholders will be made in an amount equal to their respective Percentage Interests multiplied by the Class B-1 Distribution Amount (as described below). Distributions of interest and principal to the Class B-2 Certificateholders will be made in an amount equal to their respective Percentage Interests of the

                                Class B-2 Distribution Amount and any Class B-2 Guaranty Payment (each as described below). The rights of the Class M and Class B Certificateholders to receive distributions in respect of the Amount Available are subordi-nated to the rights of the Class A Certificate-holders, the rights of the Class M-2 and Class B Certificateholders to receive such distribu-tions are subordinated to the rights of the Class A Certificateholders and the Class M-1 Certificateholders, the rights of the Class B Certificateholders to receive such distribu-tions are subordinated to the rights of the Class M Certificateholders, and the rights of the Class B-2 Certificateholders to receive such distributions are subordinated to the rights of the Class B-1 Certificateholders. Distributions will be made on each Payment Date
                                commencing in     1998 to holders of record on
                                the related Record Date, except that the final distribution in respect of the Certificates will only be made upon presentation and surren-der of the Certificates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minnesota.

                               The "Class M-1 Distribution Amount" for any Pay-
                                ment Date is intended to be equal to the "Class M-1 Formula Distribution Amount," which equals the sum of (i) the amount of interest calcu-lated as described under "C. Class M-1 Inter-est" below and (ii) an amount of principal cal-culated as described under "D. Class M-1 Prin-cipal" below. The "Class M-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class M-1 Formula Distribu-tion Amount for such Payment Date or (ii) the Amount Available in the Certificate Account available for distribution to the Class M-1 Certificateholders (after giving effect to the distribution made to Class A Certificate-holders) on such Payment Date (the "Class M-1 Remaining Amount Available").

                               The "Class M-2 Distribution Amount" for any Pay-
                                ment Date is intended to be equal to the "Class M-2 Formula Distribution Amount," which equals the sum of (i) the amount of interest calcu-lated as described under "E. Class M-2 Inter-est" below and (ii) an amount of principal cal-culated as described under "F. Class M-2 Prin-cipal" below. The "Class M-2 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class M-2 Formula Distribu-tion Amount for such Payment Date or (ii) the Amount Available in the Certificate Account available for distribution to the Class M-2 Certificateholders (after giving effect to the distribution made to Class A and Class M-1 Certificateholders) on such Payment Date (the "Class M-2 Remaining Amount Available").

                               The "Class B-1 Distribution Amount" for any Pay-
                                ment Date is intended to be equal to the "Class B-1 Formula Distribution Amount," which equals the sum of (i) the amount of interest calculated as described under "G. Class B-1 In-terest" below and (ii) an amount of principal calculated as described under "H. Class B-1 Principal" below. The "Class B-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class B-1 Formula Distribu-tion Amount for such Payment Date or (ii) the Amount Available in the Certificate Account available for distribution to the Class B-1 Certificateholders (after giving effect to the distribution made to Class A and Class M Certificateholders) on such Payment Date (the "Class B-1 Remaining Amount Available").

                               The "Class B-2 Distribution Amount" for any Pay-
                                ment Date is intended to be equal to the "Class B-2 Formula Distribution Amount," which equals the sum of (i) the amount of interest calcu-lated as described under "I. Class B-2 Inter-est" below and (ii) the amount of principal calculated as described in the first paragraph under "J. Class B-2 Principal" below. The "Class B-2 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class B-2 Formula Distribution Amount for such Payment Date or (ii) the Amount Available in the Cer-tificate Account available for distribution to the Class B-2 Certificateholders (after giving effect to the distribution made to Class A, Class M and Class B-1 Certificateholders) on such Payment Date (the "Class B-2 Remaining Amount Available").

                               See "Description of the Certificates" for a de-
                                tailed description of the amounts on deposit in the Certificate Account that will constitute the Amount Available on each Payment Date. The Amount Available will include amounts otherwise payable to the Class M Certificateholders, to the Class B Certificateholders, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee, and to the Class C Certificateholder. The Class M-1 Remaining Amount Available will include amounts otherwise payable to the holders of the Class M-2 Certif-icates, to the Class B Certificates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee, and to the Class C Certificateholder. The Class M-2 Remaining Amount Available will include amounts otherwise payable to the holders of the Class B Certificates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servic-ing Fee, and to the Class C Certificateholder. The Class B-1 Remaining Amount Available will include amounts otherwise payable to the Class B-2 Certificateholders, to the Servicer (so long as the Company or any wholly owned subsid-iary of the Company is the Servicer) as the Monthly Servicing Fee, and to the Class C Certificateholder. The Class B-2 Remaining Amount Available will include amounts otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee, and to the Class C Certificateholder.

                               The "Principal Balance" of a Class of Certifi-
                                cates as of any Payment Date is the Original
                                Principal Balance of such Class of Certificates less all amounts previously distributed to such Class on account of principal. The Class A Principal Balance as of any Payment Date is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance and the Class A-3 Principal Balance. The Class M Principal Bal-ance as of any Payment Date is the sum of the Class M-1 Principal Balance and the Class M-2 Principal Balance. The Class B Principal Bal-ance as of any Payment Date is the sum of the Class B-1 Principal Balance and the Class B-2 Principal Balance.

                               A portion of the interest otherwise payable on a
                                Payment Date to the Class M and Class B
                                Certificateholders will be subordinated to other amounts payable to Certificateholders on that Payment Date if on the preceding Payment Date the Principal Balance of the Contracts is less than the Class A, Class M and Class B Principal Balances, as further described below in the sections describing interest payable on the Class M and Class B Certificates.

A. Class A Interest..........  Interest on the outstanding Principal Balance of each Class of Class A Certificates will accrue
                                from       , 1998, or from the most recent Pay-
                                ment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               Interest will be paid concurrently on each Class
                                of Class A Certificates on each Payment Date, to the extent of the Amount Available for such date in the Certificate Account, at the related Pass-Through Rate on the then outstanding Class A-1 Principal Balance, Class A-2 Principal Bal-ance and Class A-3 Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of outstanding Class A Certificates, the amount of interest to be distributed in respect of the Class A Certifi-cates will be allocated among each Class thereof (and within a Class among the Certifi-cates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Any such amount so carried forward will bear interest at the related Pass-Through Rate, to the extent legally permissible. See "De-scription of the Certificates."

B. Class A Principal.........  Holders of a Class of Class A Certificates will be entitled to receive on each Payment Date as payments of principal, in the order of priority set forth below and to the extent of the Amount Available in the Certificate Account after pay-ment of all interest payable on each Class of Class A Certificates, the Senior Percentage of the sum (such sum being hereinafter referred to as the "Formula Principal Distribution Amount") of (i) all scheduled payments of principal due on each outstanding Contract during the month preceding the month in which the Payment Date occurs, (ii) the Scheduled Principal Balance (as defined below) of each Contract which, dur-ing the month preceding the month of such Pay-ment Date, was purchased by the Company pursu-ant to the Agreement on account of certain breaches of its representations and warranties,
                                (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such preceding month, (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during such preceding month, and (v) any amount described in clauses
                                (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class B-2 Guaranty Payment and corresponding reduction in the Class B-2 Principal Balance. When the Principal Balance of a Class of Class A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

                               The Senior Percentage for any Payment Date prior
                                to the Class B Cross-over Date (as described below), and for any Payment Date on or after the Class B Cross-over Date (but on or prior to the Fifth Cross-over Date, as described below) on which each Class B Principal Distribution Test (as described below) has not been satis-fied, will equal 100%. On each Payment Date on or after the Class B Cross-over Date (but on or prior to the Fifth Cross-over Date), if each Class B Principal Distribution Test has been satisfied on such Payment Date, the Senior Per-centage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A Principal Balance and the Class M Principal Balance for such Payment Date and the denominator of which is the Pool Scheduled Principal Balance for the immediately preceding Payment Date. On any Payment Date after the Fifth Cross-over Date, the Senior Percentage will be zero.

                               The Scheduled Principal Balance of a Contract
                                with respect to any Payment Date is its princi-pal balance as of the scheduled payment date (the "Due Date") in the calendar month preced-ing such Payment Date (the "Due Period") as specified in its amortization schedule, after giving effect to any previous par-tial Principal Prepayments and to the scheduled payment due on such Due Date, but without giv-ing effect to any delinquency in payment or ad-justments due to bankruptcy or similar proceed-ings. The Pool Scheduled Principal Balance, as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Contracts that were outstanding during the preceding Due Peri-od. A Liquidated Contract is a defaulted Con-tract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

                               The Senior Percentage of the Formula Principal
                                Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest on each Class of Class A Certificates, first, to the Class A-1 Certificateholders un-til the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Princi-pal Balance has been reduced to zero, and then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero.

C. Class M-1 Interest........  Interest on the outstanding Class M-1 Principal
                                Balance will accrue from       , 1998, or from
                                the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class M-1 Remaining Amount
                                Available, if any, for a Payment Date after payment of the Class A Distribution Amount for such date, interest will be paid to the Class M-1 Certificateholders on such Payment Date in an amount (the "Class M-1 Interest Payment Amount") equal to the product of (a) the Class M-1 Pass-Through Rate and (b) the then out-standing Class M-1 Principal Balance less the Class M-1 Principal Shortfall Amount, if any. The "Class M-1 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the aggregate of the Principal Bal-ances of the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certifi-cates. The "Aggregate Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of (i) the sum of the Class A Principal Balance, the Class M Principal Bal-ance and the Class B Principal Balance as of the preceding Payment Date (after giving effect to distributions of principal thereon) over
                                (ii) the Pool Scheduled Principal Balance for such preceding Payment Date.

                               In the event that, on a particular Payment Date,
                                the Class M-1 Remaining Amount Available, plus other funds in the Certificate Account avail-able therefor, are not sufficient to make a full distribution of the Class M-1 Interest Payment Amount, the amount of interest to be distributed in respect of the Class M-1 Certif-icates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class M-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class M-1 Pass-Through Rate. See "Description of the Certifi-cates--Class M-1 Interest."

D. Class M-1 Principal.......  Payments of principal on the Class M-1 Certifi-
                                cates will not commence until the Class A Prin-cipal Balance has been reduced to zero. On each Payment Date on or after the date on which the Class A Principal Balance has been reduced to zero, holders of Class M-1 Certificates will be entitled to receive the Senior Percentage of the Formula Principal Distribution Amount, un-til the Class M-1 Principal Balance has been reduced to zero.

E. Class M-2 Interest........  Interest on the outstanding Class M-2 Principal
                                Balance will accrue from       , 1998, or from
                                the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class M-2 Remaining Amount
                                Available, if any, for a Payment Date after payment of the Class A Distribution Amount and the Class M-1 Distribution Amount for such date, interest will be paid to the Class M-2 Certificateholders on such Payment Date in an amount (the "Class M-2 Interest Payment Amount") equal to the product of (a) the Class M-2 Pass-Through Rate and (b) the then out-standing Class M-2 Principal Balance less the Class M-2 Principal Shortfall Amount, if any. The "Class M-2 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the Class B Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class M-2 Remaining Amount Available, plus other funds in the Certificate Account avail-able therefor, are not sufficient to make a full distribution of the Class M-2 Interest Payment Amount, the amount of interest to be distributed in respect of the Class M-2 Certif-icates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class M-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class M-2 Pass-Through Rate. See "Description of the Certifi-cates--Class M-2 Interest."

F. Class M-2 Principal.......  Payments of principal on the Class M-2 Certifi-
                                cates will not commence until the Class A Prin-cipal Balance and the Class M-1 Principal Bal-ance have been reduced to zero. On each Payment Date on or after the date on which the Class A Principal Balance and the Class M-1 Principal Balance has been reduced to zero, holders of Class M-2 Certificates will be entitled to re-ceive the Senior Percentage of the Formula Principal Distribution Amount, until the Class M-2 Principal Balance has been reduced to zero.

G. Class B-1 Interest........  Interest on the outstanding Class B-1 Principal
                                Balance will accrue from       , 1998, or from
                                the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of 360-day year of twelve 30-day months.

                               To the extent of the Class B-1 Remaining Amount
                                Available, if any, for a Payment Date after payment of the Class A Distribution Amount, the Class M-1 Distribution Amount and the Class M-2 Distribution Amount for such date, interest will be paid to the Class B-1
                                Certificateholders on such Payment Date in an amount (the "Class B-1 Interest Payment Amount") equal to the product of (a) the Class B-1 Pass-Through Rate and (b) the then out-standing Class B-1 Principal Balance less the Class B-1 Principal Shortfall Amount, if any. The "Class B-1 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the Class B-2 Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class B-1 Remaining Amount Available, plus other funds in the Certificate Account avail-able therefor, are not sufficient to make a full distribution of the Class B-1 Interest Payment Amount, the amount of interest to be distributed in respect of the Class B-1 Certif-icates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class B-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class B-1 Pass-Through Rate. See "Description of the Certifi-cates--Class B-1 Interest."

H. Class B-1 Principal.......  Payments of principal on the Class B-1 Certifi-
                                cates will not commence until the Class B
                                Cross-over Date, and will be made on that Pay-ment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Prin-cipal Balance have been reduced to zero). The Class B Cross-over Date will be the earlier of
                                (A) the Payment Date on which the Class M-2
                                Principal Balance is reduced to
                                zero (the "Fifth Cross-over Date") and (B) the first Payment Date on or after the Payment Date
                                in       on which the fraction, expressed as a
                                percentage, the numerator of which is the Class B Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preced-
                                ing Payment Date, is equal to or greater than
                                  %. The Class B Principal Distribution Tests
                                on each Payment Date relate to losses and de-
                                linquencies on the Contracts, and are described under "Description of the Certificates--Class B-1 Principal."

                               On each Payment Date on or after the Class B
                                Cross-over Date, the Class B Percentage of the Formula Principal Distribution Amount will be paid to the Class B-1 Certificateholders to the extent of the Class B-1 Remaining Amount Avail-able after payment of interest on the Class B-1 Certificates, until the Class B-1 Principal Balance has been reduced to zero.

                               The Class B Percentage for any Payment Date will
                                be equal to 100% minus the Senior Percentage. The Class B Percentage for each Payment Date, if any, after the Class A Principal Balance and the Class M Principal Balance have been reduced to zero will be equal to 100%.

I. Class B-2 Interest........  Interest on the outstanding Class B-2 Principal
                                Balance will accrue from       , 1998, or from
                                the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of (i) the Class B-2 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount and the Class B-1 Distribution Amount for such date, and (ii) the Class B-2 Guaranty Payment, if any, for such date, interest will be paid to the Class B-2 Certificateholders on such Payment Date in an amount (the "Class B-2 Interest Payment Amount") equal to the product of (a) the Class B-2 Pass-Through Rate and (b) the then out-standing Class B-2 Principal Balance less the Class B-2 Principal Shortfall Amount, if any. The "Class B-2 Principal Shortfall Amount" as of any Payment Date will equal the Aggregate Principal Shortfall Amount.

                               In the event that, on a particular Payment Date,
                                the Class B-2 Remaining Amount Available in the Certificate Account plus any amounts actually paid under the Class B-2 Limited Guaranty are not sufficient to make a full distribution of the Class B-2 Interest Payment Amount, the amount of interest to be distributed in respect of the Class B-2 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitle-ments to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class B-2 Certifi-cateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2 Pass-Through Rate. See "Description of the Certificates--Class B-2 Interest."

J. Class B-2 Principal.......  Except for payments of the Class B-2 Principal
                                Liquidation Loss Amount (as described below), payments of principal on the Class B-2 Certifi-cates will not commence until the Payment Date on which the Class B-1 Principal Balance has been reduced to zero (the "Seventh Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satis-fied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). On any such Payment Date, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Class B-2 Re-maining Amount Available and any amounts actu-ally paid under the Class B-2 Limited Guaranty after payment of interest on the Class B-2 Cer-tificates, to the Class B-2 Certificateholders until the Class B-2 Principal Balance has been reduced to zero. See "Description of the Cer-tificates--Class B-2 Principal."

                               On each Payment Date, the Class B-2
                                Certificateholders will be entitled to receive, pursuant to the Class B-2 Limited Guaranty, the Class B-2 Principal Liquidation Loss Amount un-til the Class B-2 Principal Balance has been reduced to zero. The "Class B-2 Principal Liq-uidation Loss Amount" for any Payment Date will equal the amount, if any, by which the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance for such Payment Date (after giving effect to all distributions of principal on such Payment Date). The Class B-2 Principal Liquidation Loss Amount repre-sents future principal payments on the Con-tracts that, because of the subordination of the Class B-2 Certificates and liquidation losses on the Contracts, will not be paid to the Class B-2 Certificateholders.

Subordination of Class M and
 Class B Certificates........
                               The rights of the holders of the Class M Certif-
                                icates and Class B Certificates to receive dis-tributions with respect to the Contracts in the Trust will be subordinated, to the extent de-scribed herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regu-lar receipt by the holders of the Class A Cer-tificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Contracts.

                               The protection afforded to the holders of the
                                Class A Certificates by means of the subordina-tion of the Class M and Class B Certificates will be accomplished by the preferential right of the Class A Certificateholders to receive, prior to any distribution being made on a Pay-ment Date in respect of the Class M and Class B Certificates, the amounts of interest and prin-cipal due them on each Payment Date out of the Amount Available on such date in the Certifi-cate Account and, if necessary, by the right of such Class A Certificateholders to receive fu-ture distributions of Amounts Available that would otherwise be payable to the holders of the Class M and Class B Certificates.

                               In addition, the rights of the holders of the
                                Class M-2 Certificates and Class B Certificates to receive distributions with respect to the Contracts will be subordinated, to the extent described herein, to such rights of the holders of the Class M-1 Certificates. This subordina-tion is intended to enhance the likelihood of regular receipt by the holders of the Class M-1 Certificates of the full amount of their sched-uled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Contracts.

                               The protection afforded to the holders of the
                                Class M-1 Certificates by means of the subordi-nation of the Class M-2 and Class B Certifi-cates will be accomplished by the preferential right of the Class M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class M-2 and Class B Certificates, the amounts of inter-est and principal due them on each Payment Date out of the Class M-1 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class M-1 Certificateholders to receive future distribu-tions of Class M-1 Remaining Amounts Available that would otherwise be payable to the holders of the Class M-2 and Class B Certificates.

                               In addition, the rights of the holders of the
                                Class B Certificates to receive distributions with respect to the Contracts will be subordi-nated, to the extent described herein, to such rights of the holders of the Class M-2 Certifi-cates. This subordination is intended to en-hance the likelihood of regular receipt by the holders of the Class M-2 Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Contracts.

                               The protection afforded to the holders of the
                                Class M-2 Certificates by means of the subordi-nation of the Class B Certificates will be ac-complished by the preferential right of the Class M-2 Certificateholders to receive prior to any distribution being made on a Payment Date in respect of the Class B Certificates, the amounts of interest and principal due them on each Pay-ment Date out of the Class M-2 Remaining Amount Available on such date in the Certificate Ac-count and, if necessary, by the right of such Class M-2 Certificateholders to receive future distributions of Class M-2 Remaining Amounts Available that would otherwise be payable to the holders of the Class B Certificates.

                               In addition, the rights of the holders of the
                                Class B-2 Certificates to receive distributions with respect to the Contracts will be subordi-nated, to the extent described herein, to such rights of the holders of the Class B-1 Certifi-cates. This subordination is intended to en-hance the likelihood of regular receipt by the holders of the Class B-1 Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Contracts.

                               The protection afforded to the holders of the
                                Class B-1 Certificates by means of the subordi-nation of the Class B-2 Certificates will be accomplished by the preferential right of the Class B-1 Certificateholders to receive prior to any distribution being made on a Payment Date in respect of the Class B-2 Certificates, the amounts of interest and principal due them on each Payment Date out of the Class B-1 Re-maining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class B-1 Certificateholders to receive future distributions of Class B-1 Re-maining Amounts Available that would otherwise be payable to the holders of the Class B-2 Cer-tificates.

                               If a Class B-2 Guaranty Payment is required  for
                                any Payment Date and the Company fails to pay such amount pursuant to the Class B-2 Limited Guaranty, the Class B-2 Certificateholders may incur losses on their investment in the Class B-2 Certificates to the extent such losses are not made up from future payments on the Con-tracts. See "Description of the Certificates-- Subordination of Class M Certificates and Class B Certificates."

Losses on Liquidated           As described above, the distribution of princi-
 Contracts...................   pal to the Class A Certificateholders is in-
                                tended to include the Senior Percentage of the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the preceding Due Period. If the Net Liquidation
                                Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract plus accrued and unpaid in-terest thereon, the deficiency will, in effect, be absorbed by the Class C Certificateholder, then the Monthly Servicing Fee otherwise pay-able to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), then the Class B-2
                                Certificateholders, then the Class B-1
                                Certificateholders, then the Class M-2 Certifi-cateholders and then the Class M-1
                                Certificateholders, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A

                                Certificateholders. Likewise, to the extent the Class M-1 Certificateholders or the Class M-2 Certificateholders are entitled to receive dis-tributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority.

                               If the Amount Available is not sufficient to
                                cover the entire amount distributable to the Class A Certificateholders, the Class M-1 Certificateholders or the Class M-2 Certifi-cateholders on a particular Payment Date, then the Senior Percentage on future Payment Dates may be increased and the Class B Percentage on future Payment Dates may be reduced as a result of such deficiency.

                               But for the effect of the subordination of the
                                Class M-2, Class B and Class C Certificates and the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class M-1 Certificateholders will absorb all losses on each Liquidated Con-tract in the amount by which its Net Liquida-tion Proceeds are less than its unpaid princi-pal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class M Certificates and Class B Certifi-cates."

                               But for the effect of the subordination of the
                                Class B and Class C Certificates and the
                                Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class M-2 Certificateholders will absorb all losses on each Liquidated Con-tract in the amount by which its Net Liquida-tion Proceeds are less than its unpaid princi-pal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class M Certificates and Class B Certifi-cates."

                               But for the effect of the subordination of the
                                Class B-2 and Class C Certificates and the
                                Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class B-1 Certificateholders will absorb all losses on each Liquidated Con-tract in the amount by which its Net Liquida-tion Proceeds are less than its unpaid princi-pal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordi-nation of Class M Certificates and Class B Cer-tificates" and "Yield and Prepayment Considera-tions."

                               But for the payments under the Class B-2 Limited
                                Guaranty described below and the subordination of the Class C Certifi-cate and the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class B-2 Certificateholders will absorb all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and un-paid interest thereon less the related Monthly Servicing Fee. See "Description of the Certifi-cates--Subordination of Class M Certificates and Class B Certificates."

Class B-2 Limited Guaranty.... In order to mitigate the effect of the subordi-
                                nation of the Class B-2 Certificates and liqui-dation losses and delinquencies on the Con-tracts, the Class B-2 Certificateholders are entitled to receive on each Payment Date an amount equal to the Class B-2 Guaranty Payment, if any, under the Class B-2 Limited Guaranty of the Company. Prior to the Sixth Cross-over Date, and on any Payment Date on or after the Sixth Cross-over Date on which any Class B Principal Distribution Test is not satisfied (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero), the Class B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class B-2 Formula Distribution Amount (which will be equal to accrued and un-paid interest on the Class B-2 Certificates) for such Payment Date and (ii) the Class B-2 Principal Liquidation Loss Amount, if any, for such Payment Date, exceeds (b) the Class B-2 Distribution Amount for such Payment Date. On each Payment Date on or after the Sixth Cross-over Date on which each Class B Principal Dis-tribution Test is satisfied (or on which the Class A Principal Balance and the Class M Prin-cipal Balance have been reduced to zero), the Class B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class B-2 Formula Distribution Amount (which will include both interest and principal) for such Payment Date and (ii) the Class B-2 Prin-cipal Liquidation Loss Amount, if any, exceeds
                                (b) the Class B-2 Distribution Amount for such Payment Date.

                                The Class B-2 Limited Guaranty will be an
                                 unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement.

Registration of                 The Certificates initially will each be
 Certificates.................   represented by one or more certificates
                                 registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company
                                 ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof. Certificates will otherwise be issued in definitive form only under the limited circumstances described herein. All references herein to the rights of "holders" or "Certificateholders" shall reflect the rights of beneficial owners as they may indirectly exercise such rights through

                                 DTC and participating members thereof, except as otherwise specified herein. See "Description of the Certificates--Registration of the Certificates" herein.

Contracts.....................  The Contracts consist of       conventional and
                                       FHA-insured home improvement contracts
                                 and promissory notes (the "Contracts"),
                                 including any and all rights to receive
                                 payments due thereunder on and after the Cut-off Date. The obligations of the Obligor under each Contract are secured by the related real estate and such Contracts constitute "Secured Contracts" as described in the Prospectus. The Contracts arise from loans relating to the improvement of real estate located in states and the District of Columbia. The
                                 contractual annual percentage rate of interest (the "Contract Rate") on the Contracts as of
                                 the Cut-off Date ranges from     % to      %
                                 with a weighted average of      %. The
                                 Contracts had a weighted average term to
                                 scheduled maturity, as of origination, of
                                 months, and a weighted average term to
                                 scheduled maturity, as of the Cut-off Date, of
                                     months. The final scheduled payment date
                                 on the Contract with the latest scheduled
                                 maturity is in         . See "The Contracts"
                                 herein.

FHA Insurance.................  Approximately      % of the Contracts, by
                                 principal balance as of the Cut-off Date, are insured by FHA against Obligor defaults pursuant to Title I of the National Housing Act ("FHA Insurance"). See "Description of FHA Insurance" in the Prospectus.

Advances......................  The Servicer is obligated to make Advances each month of any scheduled payments on the
                                 Contracts that were due but not received during the prior Due Period. The Servicer will be entitled to reimbursement of an Advance from funds available therefor in the Certificate Account. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee will be obligated (subject to certain conditions) to make such Advance. See "Description of the Certificates--Advances" herein and in the Prospectus.

Repurchases by the Company....  The Company has agreed to repurchase any
                                 Contract in which the Trust's or the
                                 Certificateholders' interest is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. See "Description of the Certificates--Conveyance of Contracts" herein and in the Prospectus.

Repurchase Option.............  The Servicer will have the option to repurchase all of the outstanding Contracts on any
                                 Payment Date on which the Pool Scheduled
                                 Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Repurchase Option" herein and in the Prospectus.

Monthly Servicing Fee.........  The Servicer will be entitled to monthly compensation for servicing the Contracts equal to 1/12 of the product of .75% and the Pool Scheduled Principal Balance (the "Monthly Servicing Fee"). See "Description of the Certificates--Servicing Compensation and
                                 Payment of Expenses" and "Rights upon an Event of Termination" herein.

Tax Status....................  In the opinion of counsel to the Company, for federal income tax purposes, the Trust will be treated as a real estate mortgage investment conduit ("REMIC"). The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates will constitute "regular interests" in such REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equivalent to the terms of such Certificates. The Class C Certificate, which is not being offered hereby, will constitute the "residual interest" in the REMIC. The holders of Certificates will be required to include in income interest on such Certificates (including any original issue discount) in accordance with the accrual method of accounting. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations..........  Subject to the conditions described herein, the
                                 Class A-1, Class A-2 and Class A-3
                                 Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No transfer of any other Certificates will be permitted to be made to any employee benefit plan subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), unless the opinion of counsel described under "ERISA Considerations" herein and in the Prospectus is delivered to the Trustee. See "ERISA Considerations" herein and in the Prospectus.

Rating........................  It is a condition precedent to the issuance of the Certificates that the Class A-1, Class A-2 and Class A-3 Certificates each be assigned a rating of not lower than ["Aaa"] by Moody's Investors Service, Inc. ("Moody's") and not lower than ["AAA"] by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), the Class M-1 Certificates be assigned a rating not lower than ["Aa2"] by Moody's and not lower than ["AA"] by S&P, the Class M-2 Certificates be assigned a rating not lower than ["A2"] by Moody's and not lower than ["A"] by S&P, the Class B-1 Certificates be assigned a rating not lower than ["Baa2"] by

                                 Moody's and not lower than ["BBB"] by S&P and the Class [B-2] Certificates be assigned a rating not lower than ["Baa1"] by Moody's and not lower than ["A-"] by S&P. The rating of each Class of Certificates by Moody's addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating of each Class of Certificates by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The ratings of the Class B-2 Certificates are based in part on an assessment of the Company's ability to make payments under the Class B-2 Limited Guaranty. Any reduction in Moody's or S&P's rating of the Company's debt securities may result in a similar reduction in the rating of the Class B-2 Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" in the Prospectus.


Repurchase Option.............  The Company has not requested a rating of the
                                 Certificates from any rating agencies other than Moody's and S&P. There can be no assurance as to whether any other rating agency will rate the Certificates or, if one does, what rating would be assigned by such rating agency.

Legal Investment                The Certificates will not constitute "mortgage
 Considerations...............   related securities" for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984 ("SMMEA") because there are a substantial number of Contracts that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates. Investors should consult with their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them.

                                 RISK FACTORS

  Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Certificates:

  Limited Historical Data With Respect to Home Improvement Loans. The Company began purchasing and servicing FHA-insured home improvement contracts in April 1989, and conventional home improvement contracts in September 1992, and thus has limited historical experience with respect to the performance, including the rate of prepayments of home improvement loans. Accordingly, the Company's delinquency experience and loan loss and liquidation experience set forth under "The Contracts" herein may not be indicative of the performance of the Contracts.

                         STRUCTURE OF THE TRANSACTION

  On or about       , 1998 (the "Closing Date"), the Company will establish
the Trust pursuant to a Pooling and Servicing Agreement to be dated as of
  , 1998 (the "Agreement"), between the Company, as Seller and Servicer, and the Trustee.

  The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates will be issued by the Trust, the corpus of which will consist primarily of the Contracts, including all rights to receive payments
due on such Contracts on and after      , 1998 (or the date of origination
thereof, if later) (the "Cut-off Date"), all rights under FHA Insurance with respect to the FHA-insured Contracts, liens on the related real estate, amounts held for the Trust in the Certificate Account (as defined below), and the Class B-2 Limited Guaranty of the Company for the benefit of the Class B-2 Certificates, as described in "Description of the Class B-2 Limited Guaranty" herein.

  Payments and recoveries in respect of principal and interest on the Contracts will be paid into a separate trust account maintained at an Eligible Institution (initially [Trustee], Minneapolis, Minnesota) in the name of the Trust (the "Certificate Account"), no later than one Business Day after receipt. Payments deposited in the Certificate Account in respect of each Due Period will be applied on the fifteenth day of the next month (or, if such day is not a Business Day, the next succeeding Business Day) (each a "Payment Date") to make the distributions to the Certificateholders as of the immediately preceding Record Date as described under "Description of the Certificates--Distributions on the Certificates" herein and to pay certain monthly fees to the Servicer as compensation for its servicing of the Contracts (the "Monthly Servicing Fee").

  The Servicer will be obligated to advance any scheduled payments on the Contracts that were due but not received during the prior Due Period ("Advances"). The Servicer will be entitled to reimbursement of an Advance from funds available therefor in the Certificate Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee is obligated (subject to certain conditions) to make such Advance.

  Following the transfer of the Contracts from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Contracts, (b) certain representations and warranties in the Agreement as described under "Description of the Certificates--Conveyance of Contracts" herein, (c) certain indemnities, and (d) the Class B-2 Limited Guaranty. The Company is obligated under the Agreement to repurchase at the Repurchase Price (as defined herein) any Contract on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Trustee, of any breach of any such representation and warranty in the Agreement that materially adversely affects the Certificateholders' interest in such Contract if such breach has not been cured prior to such date. The Agreement also provides that the Company has certain obligations to repurchase Contracts and to indemnify the Trustee and Certificateholders with respect to certain other matters.

                                USE OF PROCEEDS

  The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home improvement contracts and promissory notes, providing warehouse financing for the purchase of contracts and other costs of maintaining such contracts until they are pooled and sold to other investors.

                                 THE CONTRACTS

  Each Contract is a home improvement contract originated by a Company-approved home improvement contractor and purchased by the Company, or a home improvement promissory note originated by the Company directly. Each Contract finances improvements to a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a Company-approved park. Each Contract is secured by a lien on the related real estate.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Contract is fully amortizing with a fixed contractual rate of interest and provides for level monthly payments over the term of such loan, computed on the simple interest method, (b) each Contract
has its last scheduled payment due no later than         , (c) each FHA-
insured Contract was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance, and
(d) each Contract is secured by a lien (which is typically a subordinate lien) on the related real estate. The Contracts were originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Contracts is appended to the Agreement. See "Description of the
Certificates" herein and in the Prospectus. Approximately      % of the
Contracts, by principal balance as of the Cut-off Date, are insured by FHA to the extent described in "Description of FHA Insurance" in the Prospectus. Each
of the Contracts has a Contract Rate of at least     % per annum and not more
than      % and the weighted average of the Contract Rates of the Contracts as
of the Cut-off Date is      %. As of the Cut-off Date, the Contracts had
remaining maturities of at least    months but not more than     months and
original maturities of at least 24 months but not more than 360 months. The Contracts had a weighted average term to scheduled maturity, as of
origination, of     months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of months. The average principal balance per Contract
as of the Cut-off Date was $          and the principal balances on the
Contracts as of the Cut-off Date ranged from $         to $          . The
Contracts arise from loans relating to real property located in    states and
the District of Columbia. By principal balance as of the Cut-off Date,
approximately      % of the Contracts financed improvements to real estate
located in California,     % in New York,     % in Florida,     % in New
Jersey,     % in Pennsylvania and     % in Texas. No other state represented
 % or more of the Cut-off Date Pool Principal Balance. Substantially none of the Contracts provide for recourse to the originating contractor in the event of a default by the Obligor.

  Set forth below is a description of certain additional characteristics of the Contracts.

               GEOGRAPHICAL DISTRIBUTION OF IMPROVED REAL ESTATE

                                                                                    % OF
                                               % OF                           CONTRACT POOL BY
                                         CONTRACT POOL BY AGGREGATE PRINCIPAL   OUTSTANDING
                            NUMBER OF       NUMBER OF           BALANCE          PRINCIPAL
                         CONTRACTS AS OF   CONTRACTS AS    OUTSTANDING AS OF   BALANCE AS OF
                          CUT-OFF DATE   OF CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE
                         --------------- ---------------- ------------------- ----------------
Alabama.................                            %       $                            %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              ----            ------        --------------         ------
    Total...............                      100.00%       $                      100.00%
                              ====            ======        ==============         ======

                       YEARS OF ORIGINATION OF CONTRACTS

                                                                  % OF
                           NUMBER OF                        CONTRACT POOL BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
YEAR OF ORIGINATION         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------        ---------- ------------------- ---------------------
    ......................              $                              %
    ......................
    ......................
                             -----      --------------           ------
    Total.................              $                        100.00%
                             =====      ==============           ======

                   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS

                                                                  % OF
                           NUMBER OF                        CONTRACT POOL BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
ORIGINAL CONTRACT          AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
AMOUNT (IN DOLLARS)         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------        ---------- ------------------- ---------------------
Less than $ 10,000........              $                              %
Between$ 10,000--
 $ 19,999.................
Between$ 20,000--
 $ 29,999.................
Between$ 30,000--
 $ 39,999.................
Between$ 40,000--
 $ 49,999.................
Between$ 50,000--
 $ 59,999.................
Between$ 60,000--
 $ 69,999.................
Between$ 70,000--
 $ 79,999.................
Between$ 80,000--
 $ 89,999.................
Between$ 90,000--
 $ 99,999.................
Between$100,000--
 $109,999.................
Over     $110,000.........
                             -----      --------------           ------
    Total.................              $                        100.00%
                             =====      ==============           ======

                                 CONTRACT RATES

                                                                  % OF
                           NUMBER OF                        CONTRACT POOL BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
  RANGE OF CONTRACTS BY    AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
      CONTRACT RATE         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
  ---------------------    ---------- ------------------- ---------------------
From  0.00000%--
  9.00000%................              $                              %
From  9.00001%--
 10.00000%................
From 10.00001%--
 11.00000%................
From 11.00001%--
 12.00000%................
From 12.00001%--
 13.00000%................
From 13.00001%--
 14.00000%................
From 14.00001%--
 15.00000%................
From 15.00001%--
 16.00000%................
                             -----      --------------           ------
    Total.................              $                        100.00%
                             =====      ==============           ======

                         REMAINING MONTHS TO MATURITY

                                                                  % OF
                           NUMBER OF                        CONTRACT POOL BY
   MONTHS REMAINING TO     CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
    SCHEDULED MATURITY     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
    AS OF CUT-OFF DATE      OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
   -------------------     ---------- ------------------- ---------------------
Less than 31..............              $                              %
31-60.....................
61-90.....................
91-120....................
121-150...................
151-180...................
181-210...................
211-240...................
241-270...................
271-300...................
301-330...................
331-360...................
                             -----      --------------           ------
    Total.................              $                        100.00%
                             =====      ==============           ======

                          LIEN POSITION OF CONTRACTS

                                          % OF                                   % OF
                         NUMBER OF  CONTRACT POOL BY                       CONTRACT POOL BY
                         CONTRACTS     NUMBER OF     AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         AS OF CUT- CONTRACTS AS OF  BALANCE OUTSTANDING     BALANCE AS OF
                          OFF DATE    CUT-OFF DATE   AS OF CUT-OFF DATE      CUT-OFF DATE
                         ---------- ---------------- ------------------- ---------------------
First...................                      %        $                              %
Second..................
Third...................
Fourth..................
                           -----        -------        --------------           -------
    Total...............                100.00%        $                        100.00%
                           =====        =======        ==============           =======

DELINQUENCY, LOAN DEFAULT AND LOSS INFORMATION

  The following tables set forth the delinquency experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company (other than Contracts already in repossession).

                DELINQUENCY EXPERIENCE--CONVENTIONAL CONTRACTS

                                AT DECEMBER 31,
                              ---------------------
                               1995    1994   1993
                              ------  ------  -----
Number of Contracts Out-
 standing(1)................  56,028  29,788  3,893
Number of Contracts Delin-
 quent(2)(3)
  30-59 Days................     394      57      5
  60-89 Days................     109      10      1
  90 Days or More...........     126      15      0
                              ------  ------  -----
Total Contracts Delinquent..     629      82      6
Delinquencies as a Percent
 of Contracts
 Outstanding(4).............    1.12%    .28%   .15%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.

(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of contracts.

                 DELINQUENCY EXPERIENCE--FHA INSURED CONTRACTS

                                        AT DECEMBER 31,
                         ----------------------------------------------------
                         1997   1996    1995    1994    1993    1992    1991
                         -----  -----  ------  ------  ------  ------  ------
Number of Contracts
 Outstanding(1).........               25,925  26,885  29,787  25,698  21,337
Number of Contracts
 Delinquent(2)(3)
  30-59 Days............                  462     237     262     355     228
  60-89 Days............                  121      95      87      98      84
  90 Days or More.......                  183     146     164     207     164
                         -----  -----  ------  ------  ------  ------  ------
Total Contracts
 Delinquent.............                  766     478     513     660     476
Delinquencies as a
 Percent of Contracts
 Outstanding(4).........      %      %   2.95%   1.78%   1.72%   2.57%   2.23%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of contracts.

  The following tables set forth the loan loss and repossession experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company (other than Contracts already in repossession).

           LOAN DEFAULT AND LOSS EXPERIENCE--CONVENTIONAL CONTRACTS
                            (DOLLARS IN THOUSANDS)

                                              TWELVE MONTHS
                                           ENDED DECEMBER 31,
                                ---------------------------------------------
                                 1997     1996      1995      1994     1993
                                -------  -------  --------  --------  -------
Principal Balance of Contracts
 Serviced(1)................... $        $        $824,419  $418,055  $59,281
Contract Defaults(2)...........        %        %      .53%      .12%     .05%
Net Losses:
  Dollars(3)................... $        $        $  3,424  $    285  $     0
  Percentage(4)................        %        %      .42%      .07%     .00%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has commenced foreclosure or enforcement proceedings or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

            LOAN DEFAULT AND LOSS EXPERIENCE--FHA INSURED CONTRACTS
                            (DOLLARS IN THOUSANDS)

                                                  TWELVE MONTHS
                                                ENDED DECEMBER 31,
                          ------------------------------------------------------------------
                            1997     1996     1995      1994      1993      1992      1991
                          -------- -------- --------  --------  --------  --------  --------
Principal Balance of
 Contracts Serviced(1)..  $        $        $191,364  $199,286  $235,908  $206,062  $174,146
Contract Defaults(2)....         %        %     1.81%     1.88%     1.86%     1.87%     1.09%
Net Losses:
  Dollars(3)............      $        $    $    291  $    623  $    737  $    768  $    305
  Percentage(4).........         %        %      .15%      .31%      .31%      .37%      .18%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has submitted a claim to FHA, the Company has commenced foreclosure or enforcement proceedings, or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated. Includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

  The Company's management is not aware of any trends or anomalies which have adversely affected the delinquency, loan default and loss experience of its portfolio of home improvement contracts.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan default and loss experience of the Contracts will be similar to that set forth above. Moreover, because the Company began originating and purchasing FHA-insured home
improvement contracts in         , and secured conventional home improvement
contracts in         , it is likely that the Company's portfolio is not yet
sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. The delinquency, loan default and loss experience of home improvement loans may be adversely affected by a downturn in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield on any Certificate will depend on the price paid by the Certificateholder, the timing of principal payments, and the timing and amount of any liquidation losses on the Contracts.

  Higher than expected "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Contract, to reduce the outstanding principal balance on the Contracts) will increase the yield on Certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates and will decrease the yield on Certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates. The Company has no significant experience with respect to the rate of Principal Prepayments on home improvement contracts. Because the Contracts have scheduled due dates throughout the calendar month, and because all Principal Prepayments are passed through to Certificateholders on the Payment Date following the Due Period in which such Principal Prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of Defaulted Contracts or the Servicer's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option" herein) will affect the timing of principal distributions on the Certificates. Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The Certificates
were priced using a prepayment assumption of   % CPR. There can be no
assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  The amount of interest to which the Certificateholders of any Class are entitled on any Payment Date will be the product of the related Pass-Through Rate and the Principal Balance of such Class immediately following the preceding Payment Date, based on a 360-day year consisting of 12 months of 30 days each. Certificateholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Certificate Account are sufficient therefor, in the priority described under "Description of the Certificates--Distributions on the Certificates." As required by applicable state laws, interest paid by Obligors on the Contracts is computed according to the simple interest method. Principal and interest payable on the Certificates will be computed according to the actuarial method.

  The final scheduled payment date on the Contract with the latest maturity is
in         .

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of each Class of Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Contracts). Prepayments on Contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate model, is described above.

  As used in the following tables, "0% CPR" assumes that none of the Contracts are prepaid before maturity, " % CPR" assumes the Contracts will prepay at a CPR of %, and so forth.

  There is no assurance, however, that prepayment of the Contracts will conform to any level of the CPR, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of home improvement contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement contracts secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such home improvement contracts, the home improvement contracts are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such home improvement contracts. Conversely, if prevailing interest rates rise above the interest rates on such home improvement contracts, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the CPR set forth in the table; (ii) the Servicer exercises its option to repurchase the Contracts, as described under "Description of the Certificates--Repurchase Option"; (iii) the Contracts will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Contract Characteristics;" (iv) the Class A-1 Certificates have an Original Class A-1
Principal Balance of $           and a Class A-1 Pass-Through Rate of     %,
the Class A-2 Certificates have an Original Class A-2 Principal Balance of
$           and a Class A-2 Pass-Through Rate of     %, the Class A-3
Certificates have an Original Class A-3 Principal Balance of $           and a
Class A-3 Pass-Through Rate of     %, the Class M-1 Certificates have an
Original Class M-1 Principal Balance of $          and a Class M-1 Pass-
Through Rate of     %, the Class M-2 Certificates have an Original Class M-2
Principal Balance of $          and a Class M-2 Pass-Through Rate of     %,
the Class B-1 Certificates have an Original Class B-1 Principal Balance of
$          and a Class B-1 Pass-Through Rate of      % and the Class B-2
Certificates have an Original Class B-2 Principal Balance of $          and a
Class B-2 Pass-Through Rate of     %; (v) no interest shortfalls will arise in
connection with prepayments in full of the Contracts; (vi) no delinquencies or losses are experienced on the Contracts; (vii) distributions are made on the
Certificates on the 15th day of each month, commencing in         ; and (viii)
the Certificates are issued on       ,     . No representation is made that
the Contracts will not experience delinquencies or losses.

                       ASSUMED CONTRACT CHARACTERISTICS

                                                       WEIGHTED      WEIGHTED
                                 CUT-OFF   WEIGHTED    AVERAGE        AVERAGE
                                DATE POOL  AVERAGE  REMAINING TERM ORIGINAL TERM
                                PRINCIPAL  CONTRACT  TO MATURITY    TO MATURITY
POOL                             BALANCE     RATE      (MONTHS)      (MONTHS)
----                           ----------- -------- -------------- -------------
1............................. $                 %
2.............................
3.............................
4.............................

  It is not likely that the Contracts will prepay at any constant percentage of the CPR to maturity or that all of the Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

  Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Certificates, and set forth the percentages of the original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:

DATE                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
March 15, 1997.........................................
March 15, 1998.........................................
March 15, 1999.........................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES AT
            THE RESPECTIVE PERCENTAGES OF THE CPR SET FORTH BELOW:

DATE                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES AT
            THE RESPECTIVE PERCENTAGES OF THE CPR SET FORTH BELOW:

DATE                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class A-3 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-3 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-3 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:

DATE                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class M-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-1 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-2 CERTIFICATES AT
            THE RESPECTIVE PERCENTAGES OF THE CPR SET FORTH BELOW:

DATE                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class M-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-2 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:

DATE                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class B-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-1 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:

DATE                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class B-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-2 Certificate.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

RATIO OF EARNINGS TO FIXED CHARGES FOR THE COMPANY

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years ending December 31, 1997. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                             YEAR ENDED DECEMBER 31,    MONTHS ENDED      ,
                             ------------------------   -------------------
                             1993 1994 1995 1996 1997   1998
                             ---- ---- ---- ---- ---- --------
Ratio of Earnings to Fixed
 Charges.................... 4.81 7.98 7.90 5.44 3.94

RECENT DEVELOPMENTS

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree will continue to operate from its existing headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer, has agreed to continue to manage Green Tree's business for at least one year. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes the material provisions of the Agreement, reference to which is hereby made for a complete recital of its terms.

GENERAL

  The Certificates will be issued in fully registered, certificated form only in minimum denominations of $1,000 or any integral multiple in excess thereof. The Certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "Description of the Certificates--Registration of the Certificates" herein. The Trust consists primarily of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, rights under applicable FHA Insurance for FHA-insured Home Improvement Contracts, amounts held in the Certificate Account and the Class HI: B-2 Limited Guaranty and the Class HE:
B-2 Limited Guaranty of the Company for the benefit of the Class HI: B-2 Certificateholders and the Class HE: B-2 Certificateholders, respectively.

  Distributions on the Certificates will be made by the Paying Agent (which shall initially be the Trustee) on each Payment Date to persons in whose names the Certificates are registered as of the Business Day immediately preceding such Payment Date (the "Record Date"). See "Description of the Certificates-- Registration of the Certificates" herein. The first Payment Date for the
Certificates will be in     1998. Payments will be made by check mailed to
such Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment in respect of its Percentage Interest in such Class by wire transfer). Final payments will be made only upon tender of the Certificates to the Trustee for cancellation.

CONVEYANCE OF CONTRACTS

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to or upon the order of the Company. The Contracts are described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list includes the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. The list will be attached as an exhibit to the Agreement and will be available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Contracts to the Trust, the Company's internal audit department will have completed a review of all the Contract files, confirming the accuracy of each item on the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

  The Trustee will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

  [Dorsey & Whitney LLP], counsel to the Company, will render an opinion to the Trustee that the transfer of the Contracts from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  The Company will make certain representations and warranties in the Agreement with respect to each Contract, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee;
(c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract (if an FHA-insured Contract) was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Contract was originated by a home improvement contractor in the ordinary course of such contractor's business or was originated by the Company directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) each Contract creates a valid and perfected lien on the related improved real estate; (k) all parties to each Contract had full legal capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level monthly payments over the term of such Contract; (o) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Contract; and (r) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  The Company will also make certain representations and warranties with respect to the Contracts in the aggregate, including that (i) the Cut-off Date Pool Principal Balance equals at least the Original Series 1998- Principal Balance, and each Contract has a contractual rate of interest of at least
    %; (ii) no Contract had a remaining term to maturity at origination of
more than     months; (iii) no more than  % of the Contracts, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than % of the Contracts, by principal balance as of the Cut-off Date, were originated by any one contractor; and (v) no adverse selection procedures were employed in selecting the Contracts from the Company's portfolio.

  Under the terms of the Agreement, the Company has agreed to repurchase, at the Repurchase Price, any Contract that is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

  The "Repurchase Price," with respect to any Contract to be so repurchased or with respect to a Liquidated Contract, means the outstanding principal balance of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the Pass-Through Rate (which will be the weighted average of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Pass-Through Rates) on such Contract from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances made by the Servicer or the Trustee) through the date of such repurchase or liquidation.

  Pursuant to the Agreement, the Servicer will service and administer the Contracts conveyed and assigned to the Trustee as more fully set forth below.

PAYMENTS ON CONTRACTS

  The Servicer, on behalf of the Trust, will establish and maintain a Certificate Account in an "Eligible Account" (as defined below) at a
depository institution (initially [Trustee],    , Minnesota) with trust powers
organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term deposits have been rated P-1 by Moody's and A-1 by S&P or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's and S&P, and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or (iv) an account that will not cause Moody's or S&P to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by Moody's and S&P. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the Business Day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "Aa2" from Moody's and at least "AA" from S&P not in excess of 10% of amounts in the Certificate Account at the time of such investment; and commercial paper assigned a rating of at least P-1 by Moody's and at least A-1+ by S&P. Any losses on such investments will be deducted from other investment earnings or from other funds in the Certificate Account.

  All receipts by the Servicer of payments with respect to the Contracts, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one Business Day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Contracts, which are retained by the Servicer as part of its servicing fees and are not paid into the Certificate Account and except for certain proceeds from Liquidated Contracts which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. In addition, all payments under FHA Insurance received by the Servicer, any Advances by the Servicer or the Trustee as described under "Description of the Certificates--Advances," and amounts paid by the Company for Contracts repurchased as a result of breach of warranties under the Agreement as described under "Description of the Certificates--Conveyance of Contracts," shall be paid into the Certificate Account.

  On the seventh Business Day of each month (the "Determination Date"), the Servicer will determine the Amount Available in the Certificate Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Certificate Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Certificate Account the Repurchase Price of any Contracts required to be repurchased on such Payment Date as a result of a breach of representations and warranties.

  On each Payment Date the Trustee will withdraw the Amount Available from the Certificate Account and make the following payments, in the following order of priority:

    (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

    (ii) to pay interest and principal on the Certificates, in the manner and the order of priority described below;

    (iii) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

    (iv) to reimburse the Trustee or any successor Servicer for any payments of FHA Insurance premiums not paid by the Company, as Servicer, and for which the Trustee or such successor Servicer has not been reimbursed by the Company;

    (v) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances made in respect of current or prior Payment Dates;

    (vi) to reimburse the holder of the Class C Certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;
    (vii) to reimburse the Company for any prior unreimbursed Class B-2 Guaranty Payments; and

    (viii) to pay any remaining amounts to the holder of the Class C
  Certificate.

DISTRIBUTIONS

  On each Payment Date, distributions on the Certificates in respect of the Amount Available will be made first to the holders of the Class A Certificates, then to the holders of the Class M-1 Certificates, then to the holders of the Class M-2 Certificates, then to the holders of the Class B-1 Certificates and then to the holders of the Class B-2 Certificates, as described below.

  Distributions of interest and principal to holders of a Class of Class A Certificates will be made on each Payment Date, to the extent that the Amount Available in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respective Percentage Interests of the amount of interest calculated as described under "Class A Interest" below and (ii) their respective Percentage Interests, distributed to each Class of Class A Certificates in the order of priority described under "Class A Principal" below, of the Senior Percentage of the Formula Principal Distribution Amount, calculated as described under "Class A Principal" below. Distributions on the Class A Certificates will be applied first to the payment of interest and then to the payment of principal. The Class A Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class A Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class A Interest" below and (ii) the Senior Percentage of the Formula Principal Distribution Amount, provided that, if the Class A Formula Distribution Amount exceeds the Amount Available in the Certificate Account on such Payment Date, then the Class A Distribution Amount shall instead equal the Amount Available and the amount of such deficiency will be carried forward and added to the amount the Class A Certificateholders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class M-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class M-1 Distribution Amount. Distributions on the Class M-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class M-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class M-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class M-1 Interest" below and (ii) after the Class A Principal Balance has been reduced to zero and until the Class M-1 Principal Balance has been reduced to zero, the Senior Percentage of the Formula Principal Distribution Amount. If the Amount Available in the Certificate Account available for distribution to the Class M-1 Certificateholders (after giving effect to any distribution made to Class A Certificateholders on such Payment Date) (the "Class M-1 Remaining Amount Available") is less than the Class M-1 Formula Distribution Amount, then the Class M-1 Distribution Amount will equal the Class M-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class M-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class M-2 Distribution Amount. Distributions on the Class M-2 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class M-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class M-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class M-2 Interest" below and (ii) after the Class M-1 Principal Balance has been reduced to zero and until the Class M-2 Principal Balance has been reduced to zero, the Senior Percentage of the Formula Principal Distribution Amount. If the Amount Available in the Certificate Account available for distribution to the Class M-2 Certificateholders (after giving effect to any distribution made to Class A Certificateholders and the Class M-1 Certificateholders on such Payment Date) (the "Class M-2 Remaining Amount Available") is less than the Class M-2 Formula Distribution Amount, then the Class M-2 Distribution Amount will equal the Class M-2 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class B-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class B-1 Distribution Amount. Distributions on the Class B-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class B-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class B-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class B-1 Interest" below and (ii) until the Class B-1 Principal Balance has been reduced to zero, an amount of principal equal to the Class B Percentage of the Formula Principal Distribution Amount. If the Amount Available in the Certificate Account available for distribution to the Class B-1 Certificateholders (after giving effect to any distribution made to Class A Certificateholders, Class M-1 Certificateholders and Class M-2 Certificateholders on such Payment Date) (the "Class B-1 Remaining Amount Available") is less than the Class B-1 Formula Distribution Amount, then the Class B-1 Distribution Amount will equal the Class B-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of the Class B-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests of the Class B-2 Distribution Amount and any Class B-2 Guaranty Payment. The Class B-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class B-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class B-2 Interest" below and (ii) after the Class B-1 Principal Balance has been reduced to zero and until the Class B-2 Principal Balance has been reduced to zero, the Class B Percentage of the Formula Principal Distribution Amount. Distributions on the Class B-2 Certificates will be applied first to the payment of interest and then to the payment of principal. If the Amount Available in the Certificate Account available for distribution to the Class B-2 Certificateholders (after giving effect to distributions made to Class A Certificateholders, Class M Certificateholders and Class B-1 Certificateholders on such Payment Date) (the

"Class B-2 Remaining Amount Available") is not sufficient to make a full distribution of the Class B-2 Formula Distribution Amount to the Class B-2 Certificateholders, then the Class B-2 Distribution Amount will equal the Class B-2 Remaining Amount Available and the Company will be obligated to make a Class B-2 Guaranty Payment into the Certificate Account in respect thereof pursuant to the Class B-2 Limited Guaranty.

  On each Payment Date the Amount Available will be distributed to Class A Certificateholders, then Class M Certificateholders and then Class B Certificateholders in the amounts and order of priority set forth below:

CLASS A INTEREST

  One month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid concurrently to the holders of each Class of Class A Certificates on each Payment Date, to the extent of the Amount Available in the Certificate Account on such date, at the related Pass-Through Rate on the then outstanding Principal Balance of each Class of Class A Certificates.
Interest on each Class of Class A Certificates will accrue from       , 1998,
or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date.

  The Pass-Through Rates for the Class A-1, Class A-2 and Class A-3 Certificates are set forth on the cover of this Prospectus Supplement, and in each case will be computed on the basis of a 360-day year of twelve 30-day months.

  The Principal Balance of any Class of Class A Certificates as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed to holders of such Class on account of principal. The Class A Principal Balance as of any Payment Date is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance and the Class A-3 Principal Balance.

  In the event that, on a particular Payment Date, the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of each Class of Class A Certificates, the amount of interest to be distributed in respect of the Class A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Such a shortfall could occur, for example, if delinquencies or losses realized on the Contracts were exceptionally high and were concentrated in a particular month. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate for each Class of Class A Certificates, to the extent permitted by law.

CLASS A PRINCIPAL

  Holders of a Class of Class A Certificates will be entitled to receive on each Payment Date as payments of principal, in the order of priority set forth below and to the extent of the Amount Available in the Certificate Account on such date after payment of interest on each Class of Class A Certificates, the Senior Percentage of the sum (such sum being referred to hereinafter as the "Formula Principal Distribution Amount") of (i) all scheduled payments of principal due on each outstanding Contract during the month preceding the month in which the Payment Date occurs, (ii) the Scheduled Principal Balance of each Contract which, during the month preceding the month of such Payment Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such preceding month, (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during such preceding month, and
(v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class B-2 Guaranty Payment and corresponding reduction in the Class B-2 Principal Balance. When the Principal Balance of a Class of Class A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The Senior Percentage for any Payment Date prior to the Class B Cross-over Date, and for any Payment Date on or after the Class B Cross-over Date on which any Class B Principal Distribution Test is not satisfied (each as described under "Class B-1 Principal" below), will be 100%, and for any Payment Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test is satisfied will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A Principal Balance and the Class M Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Payment Date. The Scheduled Principal Balance of a Contract with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the calendar month preceding such Payment Date (the "Due Period") as specified in its amortization schedule, after giving effect to any previous partial Principal Prepayments and to the scheduled payment due on such Due Date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Principal Balance, as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Contracts that were outstanding during the preceding Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

  The Senior Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest on each Class of Class A Certificates, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero and then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero.

  As hereinafter described, all losses on Liquidated Contracts will be absorbed first by the Class C Certificate, then by the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), then by the Class B-2 Certificates, then by the Class B-1 Certificates, then by the Class M-2 Certificates and then by the Class M-1 Certificates. If the Amount Available on any Payment Date is less than the Class A Distribution Amount, the Amount Available will be applied first to the payment of interest on the Class A Certificates and then to the payment of principal to the Class of Class A Certificates then entitled thereto.

CLASS M-1 INTEREST

  Interest will be paid to the Class M-1 Certificateholders on each Payment Date, to the extent of the Class M-1 Remaining Amount Available, if any, in an amount (the "Class M-1 Interest Payment Amount") equal to the product of (a) the Class M-1 Pass-Through Rate and (b) the then outstanding Class M-1 Principal Balance less the Class M-1 Principal Shortfall Amount, if any. The "Class M-1 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the aggregate of the Principal Balances of the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates. The "Aggregate Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of (i) the aggregate Principal Balance of the Certificates as of the preceding Payment Date (after giving effect to distributions of principal thereon) over
(ii) the Pool Scheduled Principal Balance for such preceding Payment Date. Interest on the outstanding Class M-1 Principal Balance will accrue from
  , 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class M-1 Principal Balance is the Original Class M-1 Principal Balance less the sum of all amounts previously distributed to Class M-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class M-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class M-1 Interest Payment Amount to the Class M-1 Certificateholders, the amount of such interest to be distributed in respect of the Class M-1 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class M-1 Principal Shortfall Amount, if any, and will be payable on succeeding Payment Dates to the extent of the Amount Available remaining after payment of the Class A

Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B-1 Distribution Amount and the Class B-2 Distribution Amount. Any interest amounts carried forward will bear interest at the Class M-1 Pass-Through Rate, to the extent permitted by law.

  The Class M-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

CLASS M-1 PRINCIPAL

  On each Payment Date after the Class A Principal Balance has been reduced to zero, Class M-1 Certificateholders will be entitled to receive, as payments of principal, the Senior Percentage (as described under "Class A Principal" above) of the Formula Principal Distribution Amount to the extent of the Class M-1 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class M-1 Certificates, until the Class M-1 Principal Balance has been reduced to zero. On each Payment Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test is satisfied, payments of principal will be made to Class B-1 or Class B-2 Certificateholders, even if Class M-1 Certificateholders are not yet entitled to receive payments of principal because the Class A Principal Balance has not been reduced to zero.

CLASS M-2 INTEREST

  Interest will be paid to the Class M-2 Certificateholders on each Payment Date, to the extent of the Class M-2 Remaining Amount Available, if any, in an amount (the "Class M-2 Interest Payment Amount") equal to the product of (a) the Class M-2 Pass-Through Rate and (b) the then outstanding Class M-2 Principal Balance less the Class M-2 Principal Shortfall Amount, if any. The "Class M-2 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the aggregate of the Principal Balances of the Class B-1 Certificates and the Class B-2 Certificates. Interest on the outstanding Class M-2 Principal Balance will
accrue from       , 1998, or from the most recent Payment Date on which
interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class M-2 Principal Balance is the Original Class M-2 Principal Balance less the sum of all amounts previously distributed to Class M-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class M-2 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class M-2 Interest Payment Amount to the Class M-2 Certificateholders, the amount of such interest to be distributed in respect to the Class M-2 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class M-2 Principal Shortfall Amount, if any, and will be payable on succeeding Payment Dates to the extent of the Amount Available remaining after payment in full of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B-1 Distribution Amount, the Class B-2 Distribution Amount and interest accrued and unpaid on the Class M-1 Principal Shortfall Amount. Any interest amounts carried forward will bear interest at the Class M-2 Pass-Through Rate, to the extent permitted by law.

  The Class M-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

CLASS M-2 PRINCIPAL

  On each Payment Date after the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero, Class M-2 Certificateholders will be entitled to receive, as payments of principal, the Senior Percentage (as described under "Class A Principal" above) of the Formula Principal Distribution Amount to the extent of the Class M-2 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class M-2 Certificates, until the Class M-2 Principal Balance has been reduced to zero. On each Payment Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test is satisfied, payments of principal will be made to Class B-1 or Class B-2 Certificateholders, even if Class M-2 Certificateholders are not yet entitled to receive payments of principal because the Class A Principal Balance and Class M-1 Principal Balance have not been reduced to zero.

CLASS B-1 INTEREST

  Interest will be paid to the Class B-1 Certificateholders on each Payment Date, to the extent of the Class B-1 Remaining Amount Available, if any, in an amount (the "Class B-1 Interest Payment Amount") equal to the product of (a) the Class B-1 Pass-Through Rate and (b) the then outstanding Class B-1 Principal Balance less the Class B-1 Principal Shortfall Amount, if any. The "Class B-1 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the Class B-2 Principal Balance. Interest on the outstanding Class B-1 Principal Balance
will accrue from       , 1998, or from the most recent Payment Date on which
interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class B-1 Principal Balance is the Original Class B-1 Principal Balance less the sum of all amounts previously distributed to Class B-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class B-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class B-1 Interest Payment Amount to the Class B-1 Certificateholders, the amount of such interest to be distributed in respect of the Class B-1 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class B-1 Principal Shortfall Amount, if any, and will be payable on succeeding Payment Dates to the extent of the Amount Available remaining after payment in full of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B-1 Distribution Amount, the Class B-2 Distribution Amount and interest accrued and unpaid on the Class M-1 Principal Shortfall Amount and Class M-2 Principal Shortfall Amount. Any interest amounts carried forward will bear interest at the Class B-1 Pass-Through Rate, to the extent permitted by law.

  The Class B-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

CLASS B-1 PRINCIPAL

  Prior to the Class B Cross-over Date, there will be no distributions of principal on the Class B-1 Certificates. The Class B Cross-over Date will be the earlier of (A) the Payment Date on which the Class M-2 Principal Balance is reduced to zero (the "Fifth Cross-over Date"), and (B) the first Payment
Date on or after the Payment Date in          on which the fraction, expressed
as a percentage, the numerator of which is the Class B Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Payment Date, is equal to or greater
than   %.

  On each Payment Date on or after the Class B Cross-over Date and prior to the Payment Date on which the Class A Principal Balance and the Class M Principal Balance have been reduced to zero, holders of Class B Certificates will be entitled to distributions of principal only if each of the following tests (each a "Class B Principal Distribution Test") is satisfied on such Payment Date: (i) the Average Sixty-Day Delinquency Ratio (as defined in the
Agreement) as of such Payment Date must not exceed    %; (ii) the Average
Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date must not exceed %; (iii) the Cumulative Realized Losses (as defined in the Agreement) as of such Payment Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Payment Date occurs; (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 2.5%; and
(v) the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Payment Date must be equal to or
greater than   %.

  On each Payment Date on or after the Class B Cross-over Date, if each Class B Principal Distribution Test is satisfied on such Payment Date, Class B-1 Certificateholders will be entitled to receive, as payments of principal, the Class B Percentage of the Formula Principal Distribution Amount to the extent of the Class B-1 Remaining Amount Available in the Certificate Account on such date after payment of all interest payable on the Class B-1 Certificates, until the Class B-1 Principal Balance has been reduced to zero. The Class B-2 Certificateholders will not be entitled to any distributions of principal from the Class B-1 Remaining Amount Available until the Class B-1 Principal Balance has been reduced to zero. The Class B Percentage for any Payment Date will be equal to 100% minus the Senior Percentage. The Class B Percentage for each Payment Date, if any, after the Class A Principal Balance and the Class M Principal Balance have been reduced to zero will be equal to 100%.

CLASS B-2 INTEREST

  Interest will be paid to the Class B-2 Certificateholders on each Payment Date, to the extent of (i) the Class B-2 Remaining Amount Available, if any and (ii) the amount, if any, paid pursuant to the Class B-2 Limited Guarantee, in an amount (the "Class B-2 Interest Payment Amount") equal to the product of
(a) the Class B-2 Pass-Through Rate and (b) the then outstanding Class B-2 Principal Balance less the Class B-2 Principal Shortfall Amount, if any. The "Class B-2 Principal Shortfall Amount" as of any Payment Date will equal the Aggregate Principal Shortfall Amount. Interest on the outstanding Class B-2
Principal Balance will accrue from       , 1998, or from the most recent
Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class B-2 Principal Balance is the Original Class B-2 Principal Balance less the sum of all amounts previously distributed to Class B-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class B-2 Remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of the Class B-2 Interest Payment Amount to the Class B-2 Certificateholders and the Company fails to pay such amount under the Class B-2 Limited Guaranty, the amount of such interest to be distributed in respect of the Class B-2 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue in respect of the Class B-2 Principal Shortfall Amount, if any, and will be payable on succeeding Payment Dates to the extent of the Amount Available remaining after payment in full of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B-1 Distribution Amount, the Class B-2 Distribution Amount and interest accrued and unpaid on the Class M-1 Principal Shortfall Amount, the Class M-2 Principal Shortfall Amount and the Class B-1 Principal Shortfall Amount. Any interest amounts carried forward will bear interest at the Class B-2 Pass-Through Rate, to the extent permitted by law.

  The Class B-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

CLASS B-2 PRINCIPAL

  Except for distributions of any amounts representing a Class B-2 Principal Liquidation Loss Amount (as described below), payments of principal on the Class B-2 Certificates will not commence until the Payment Date on which the Class B-1 Principal Balance has been reduced to zero (the "Sixth Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). On any such Payment Date, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Class B-2 Remaining Amount Available and any amounts actually paid under the Class B-2 Limited Guaranty after payment of interest on the Class B-2 Certificates, to the Class B-2 Certificateholders until the Class B-2 Principal Balance has been reduced to zero.

  On each Payment Date, the Class B-2 Certificateholders will be entitled to receive pursuant to the Class B-2 Limited Guaranty the amount (the "Class B-2 Principal Liquidation Loss Amount"), if any, by which the sum

Class A Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the holders of Class M Certificates and Class B Certificates. On each Payment Date the Class M-1 Certificateholders will be entitled to receive only amounts described above under "Class M-1 Interest" and "Class M-1 Principal," the Class M-2 Certificateholders will be entitled to receive only amounts described under "Class M-2 Interest" and "Class M-2 Principal," the Class B-1 Certificateholders will be entitled to receive only amounts described above under "Class B-1 Interest" and "Class B-1 Principal," and the Class B-2 Certificateholders will be entitled to receive only amounts described above under "Class B-2 Interest" and "Class B-2 Principal."

  In addition, the rights of the holders of the Class M-2 Certificates and Class B Certificates to receive distributions with respect to the Contracts will be subordinate to such rights of the Class M-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class M-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class M-2 Certificates and the Class B Certificates, the amount of principal and interest due them on each Payment Date out of the Class M-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class M-1 Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the holders of Class M-2 Certificates and Class B Certificates.

  In addition, the rights of the holders of the Class B-1 Certificates and the Class B-2 Certificates to receive distributions with respect to the Contracts will be subordinate to such rights of the Class M-2 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-2 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class M-2 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-2 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class B Certificates, the amount of principal and interest due them on each Payment Date out of the Class M-2 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class M-2 Certificateholders to receive future distributions of the Contracts that would otherwise be payable to the holders of Class B Certificates.

  In addition, the rights of the holders of the Class B-2 Certificates to receive distributions with respect to the Contracts will be subordinate to such rights of the Class B-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class B-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class B-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class B-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class B-2 Certificates, the amount of principal and interest due them on each Payment Date out of the Class B-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class B-1 Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the holders of Class B-2 Certificates.

  As described above, prior to the time that the Class A Principal Balance is reduced to zero, the distribution of principal to the Class A Certificateholders is intended to include the Senior Percentage of the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the preceding Due Period. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than its Scheduled Principal Balance plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class M, the Class B and the Class C Certificateholders and the Company, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A or Class M Certificateholders. Likewise, to the extent the Class M-1 Certificateholders or the Class M-2 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority. If the Amount Available is not sufficient to cover the amounts distributable to the Class A or Class M Certificateholders on a particular Payment Date, then the Senior Percentage on future Payment Dates may be increased and the Class B Percentage on future Payment Dates may be reduced as a result of such deficiency. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) and amounts otherwise distributable to the Class M-2, Class B and Class C Certificateholders, the Class M-1 Certificateholders will absorb all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) and amounts otherwise distributable to the Class B and Class C Certificateholders on each Payment Date, the Class M-2 Certificateholders will absorb all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) and amounts otherwise distributable to the Class B-2 and Class C Certificateholders, the Class B-1 Certificateholders will absorb all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) and amounts otherwise distributable to the Class C Certificateholder on each Payment Date, and amounts paid under the Class B-2 Limited Guaranty as described below, the Class B-2 Certificateholders will absorb all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. Class B-2 Certificateholders, however, will be entitled to receive Class B-2 Guaranty Payments. If the Company fails to make a payment required under the Class B-2 Limited Guaranty, the Class B-2 Certificateholders will incur a loss on their investment in the Class B-2 Certificates.

ADVANCES

  To the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a Delinquent Payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent funds available therefor in the Certificate Account.

  If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent funds available therefor in the Certificate Account, or (ii) the Trustee determines that it is not legally able to make such Advance.

REPORTS TO CERTIFICATEHOLDERS

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of each Class of Class A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class A Formula Distribution Amount exceeds the Class A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class A Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Senior Percentage for such Payment Date;

    (f) the Pool Scheduled Principal Balance of the Contracts for such Payment Date;

    (g) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance); and

    (h) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class A
Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class M-1 Formula Distribution Amount exceeds the Class M-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Class M-1 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such Payment Date;

    (f) the Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of the Contracts for such Payment Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class M-2 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class M-2 Formula Distribution Amount exceeds the Class M-2 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Class M-2 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such Payment Date;

    (f) the Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of the Contracts for such Payment Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class B-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class B-1 Formula Distribution Amount exceeds the Class B-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class B-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Class B-1 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such Payment Date;

    (f) the Class B Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of the Contracts for such Payment Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class B-2 Certificates allocable to interest;

    (b) the amount of such distribution to holders of Class B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the sum of the Class B-2 Formula Distribution Amount and the Class B-2 Principal Liquidation Loss Amount, if any, exceeds the Class B-2 Distribution Amount for such Payment Date;

    (d) the Class B-2 Liquidation Loss Amount, if any, for such Payment Date;

    (e) the Class B-2 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such Payment Date;

    (f) the Class B-2 Guarantee Payment, if any, for such Payment Date;

    (g) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

    (h) the Class B Percentage for such Payment Date;

    (i) the Pool Scheduled Principal Balance of the Contracts for such Payment Date;

    (j) the Pool Factor; and

    (k) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

REPURCHASE OPTION

  The Agreement provides that at any time that the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts (other than any Contract as to which title to the underlying property has been assigned) at a price sufficient to pay the Aggregate Certificate Principal Balance plus the Monthly Interest due on all Certificates on the Payment Date occurring in the month following the date of repurchase. Such price will be distributed on such Payment Date.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Servicer will manage, administer, service and make collections on the Contracts, exercising the degree of skill and care required by FHA and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties, but is required under FHA regulations to monitor and ensure the maintenance of flood insurance on properties securing FHA-insured Contracts located in federally designated special flood hazard areas. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured contracts and generally on junior lien secured contracts with amounts financed of over
$      .

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) equal to one-twelfth of the product of
 .75% and the remaining Pool Scheduled Principal Balance of the Contracts.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Company from its servicing fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

EVIDENCE AS TO COMPLIANCE

  The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Description of the Certificates--Reports to Certificateholders." Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or
before         of each year, beginning in      1998, the Servicer will deliver
to the Trustee a report of [Accountant], or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  The Agreement provides that the Servicer shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

  The Agreement provides that a Certificateholder holding Certificates representing at least 5% of the Aggregate Certificate Principal Balance will have the same rights of inspection as the Trustee and may upon written request to the Servicer receive copies of all reports provided to the Trustee.

TRANSFERABILITY

  The Certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

CERTAIN MATTERS RELATING TO THE COMPANY

  The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

EVENTS OF TERMINATION

  An Event of Termination under the Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four Business Days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer contract with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

RIGHTS UPON AN EVENT OF TERMINATION

  If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates representing 25% or more of the Aggregate Certificate Principal Balance may terminate all of the Servicer's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the prior servicer or any obligation of the Company to repurchase Contracts for breach of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. In addition, the Trustee will notify FHA of the Servicer's termination as Servicer of the FHA-insured Contracts and will request that the portion of the Servicer's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance" in the Prospectus. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company as Servicer under the Agreement without the consent of all of the Certificateholders.

TERMINATION OF THE AGREEMENT

  The Agreement will terminate (after distribution of all principal and interest then due to Certificateholders) on the earlier of (a) the Payment Date on which the Pool Scheduled Principal Balance is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's repurchase of the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

AMENDMENT; WAIVER

  The Agreement may be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

  The Agreement may also be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA regulations, provided that prior to any such amendment Moody's and S&P shall have confirmed that the ratings of the Certificates will not be lowered or withdrawn following such amendment.

  The Agreement may also be amended from time to time by the Trustee, the Servicer and the Company with the consent of holders of Certificates representing 66 2/3% or more of the Aggregate Certificate Principal Balance, and holders of Certificates representing 51% or more of the Aggregate Certificate Principal Balance may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate, or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without unanimous consent of the Certificateholders.

  The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

INDEMNIFICATION

  The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation
(a) arising out of or resulting from the use or ownership by the Company or any affiliate thereof of any real estate securing a Contract, (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (c) with respect to certain other tax matters.

  The Agreement also provides that the Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Contract.

DUTIES AND IMMUNITIES OF THE TRUSTEE

  The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Contracts, or deposited into the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.

  Under the Agreement the Servicer will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company, the Servicer and the Certificateholders of any change thereof.

THE TRUSTEE

  [Trustee] has its corporate trust offices at        , Minnesota      .

  The Trustee may resign from its duties under the Agreement at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Any successor Trustee must be an FHA Title I approved lender.

REGISTRATION OF THE CERTIFICATES

  The Certificates initially will be registered in the name of Cede & Co., the nominee of DTC. The Certificates may be held by investors only through the book-entry facilities of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  The beneficial owners of Certificates ("Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Company advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

                 DESCRIPTION OF THE CLASS B-2 LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class B-2 Certificates and liquidation losses and delinquencies on the Contracts, the Company will provide a guaranty (the "Class B-2 Limited Guaranty") against losses that would otherwise be borne by the Class B-2 Certificates. Each payment required to be made under the Class B-2 Limited Guaranty is referred to as a "Class B-2 Guaranty Payment." Prior to the Sixth Cross-over Date, and on any Payment Date on or after the Sixth Cross-over Date on which a Class B Principal Distribution Test is not satisfied, the Class B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class B-2 Certificates) and (b) the Class B-2 Principal Liquidation Loss Amount, if any, for such Payment Date exceeds
(ii) the Class B-2 Distribution Amount for such Payment Date. The Class B-2 Principal Liquidation Loss Amount for any Payment Date equals the amount, if any, by which the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance for such Payment Date. The Class B-2 Principal

Liquidation Loss Amount is, in substance, the amount of delinquencies and losses experienced on the Contracts during the related Due Period that was not absorbed by the Class C Certificate and the Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer). On each Payment Date on or after the Sixth Cross-over Date, if each Class B Principal Distribution Test is satisfied on such Payment Date (or the Class A Principal Balance and the Class M Principal Balance have been reduced to zero), the Class B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class B-2 Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class B-2 Principal Liquidation Loss Amount, if any, for such Payment Date exceeds (b) the Class B-2 Distribution Amount for such Payment Date.

  The Class B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class B-2 Limited Guaranty will not benefit in any way, or result in any payment to, the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2 or Class B-1 Certificateholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  [Dorsey & Whitney LLP], counsel to the Company, will deliver its opinion that, assuming ongoing compliance with the terms of the Agreement, upon the issuance of the Certificates, the Trust will qualify as a REMIC for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates will constitute "regular interests" in the REMIC. The Class C Certificate, which is not being offered hereunder, will constitute the sole class of "residual interests" in the REMIC.

  It is not anticipated that any of the Certificates will be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used to determine the rate of accrual of market discount and premium, if any, will be based on the assumption that the
Contracts will prepay at a rate equal to   % CPR.

  Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in "qualifying real property loans," "loans secured by an interest in real property" and "real estate assets" for purposes of Sections 593(d), 7701(a)(19)(C) or 856(c)(5) of the Code, respectively. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the Code.

  For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the Prospectus.

                             ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A-1, Class A-2 and Class A-3
Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted an administrative exemption to [underwriter] [cite exemption] (the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include home improvement contracts such as the Contracts. The Exemption will apply to the acquisition, holding, and resale of the Class A-1, Class A-2 and Class A-3 Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Class A-1, Class A-2 and Class A-3 Certificates are the following:

    (1) The acquisition of the Class A-1, Class A-2 or Class A-3 Certificates by a Plan is on terms (including the price for the Class A-1, Class A-2 or Class A-3 Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class A-1, Class A-2 or Class A-3 Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class A-1, Class A-2 or Class A-3 Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc.;

    (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the Underwriter in connection with the distribution of the Class A-1, Class A-2 or Class A-3 Certificates represents not more than reasonable compensation for underwriting the Class A-1, Class A-2 or Class A-3 Certificates, as applicable. The sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Class A-1, Class A-2 or Class A-3 Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A-1, Class A-2 or Class A-3 Certificates in connection with the initial issuance, at least fifty percent (50%) of the Class A-1, Class A-2 or Class A-3 Certificates, as applicable, are acquired by persons independent of the Restricted Group, (ii) the Plan's investment in Class A-1, Class A-2 or Class A-3 Certificates does not exceed twenty-five percent (25%) of all of the Class A-1, Class A-2 or Class A-3 Certificates, as applicable, outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  The Company believes that the Exemption will apply to the acquisition and holding of Class A-1, Class A-2 and Class A-3 Certificates sold by the Underwriter and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent (5%) of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A-1, Class A-2 or Class A-3 Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A-1, Class A-2 or Class A-3 Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A-1, Class A-2 or Class A-3 Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  No transfer of any other Class of Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of any other Class of Certificates by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring such a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                                 UNDERWRITING

  The Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase the Certificates at the prices set forth on the cover page of this Prospectus Supplement.

  In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any such Certificates are purchased. In the event of a default by the Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Underwriter proposes to offer the Certificates in part directly to purchasers at the initial public offering prices set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at
such prices less concessions not to exceed     % of the Original Class A-1
Principal Balance,     % of the Original Class A-2 Principal Balance,    % of
the Original Class A-3 Principal Balance,     % of the Original Class M-1
Principal Balance,   % of the Original Class M-2 Principal Balance,   % of the
Original Class B-1 Principal Balance, or   % of the Original Class B-2
Principal Balance, as applicable. The Underwriter may allow, and such dealers
may reallow, concessions not to exceed     % of Original Class A-1 Principal
Balance,     % of the Original Class A-2 Principal Balance,     % of Original
Class A-3 Principal Balance,    % of the Original Class M-1 Principal Balance,
   % of the Original Class M-2 Principal Balance,    % of the Original Class
B-1 Principal Balance, or    % of the Original Class B-2 Principal Balance, as
applicable, to certain brokers and dealers. After the Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriter.

  The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement contract pass-through certificates without the consent of the Underwriter.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Company and the Trust by [Dorsey & Whitney LLP,] Minneapolis, Minnesota, and for the Underwriter by [Thacher Proffitt & Wood, New York, New York]. The material federal income tax consequences of the Certificates will be passed upon for the Company by[Dorsey & Whitney LLP].

PROSPECTUS

                                                     BASE PROSPECTUS NO. 4
                                                                   SECURED HOME
                                                              IMPROVEMENT LOANS

             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
            CERTIFICATES FOR HOME IMPROVEMENT AND HOME EQUITY LOANS
                             (ISSUABLE IN SERIES)

  Certificates for Home Improvement and Home Equity Loans ("Certificates") of one or more series (each, a "Series") may be sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more classes or subclasses (each, a "Class"), as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.

  The Certificates evidence specified interests in separate pools of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts") and (ii) closed-end home equity loans (the "Home Equity Contracts," and, together with the Home Improvement Contracts, collectively the "Contracts"), as more particularly described herein, and liens on the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by Green Tree Financial Corporation (the "Company"). Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a pool insurance policy, letter of credit, surety bond, guarantee of the Company, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Certificates, or one or more Classes of such Series, evidencing interests in the Contracts. The Company will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts.

  Each Series of Certificates may include one or more senior Classes of Certificates (the "Senior Certificates") and one or more subordinate Classes of Certificates (the "Subordinated Certificates"). A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. Certificates of a Series may be divided into two or more Classes which (i) represent interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Contracts relating to such Series, as specified in the related Prospectus Supplement, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series, or on a planned or targeted amortization schedule or upon the occurrence of other specified events. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered thereby.

  The Prospectus Supplement will set forth the Pass-Through Rate that will be paid to Certificateholders of each Class of a given Series. Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, the only obligations of the Company with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except as otherwise specified in the related Prospectus Supplement, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. See "Description of the Certificates--Advances" and "-- Distributions on Certificates."

  There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

  The Company may elect to cause the Trust Fund relating to a Series of Certificates to be treated as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                               ---------------

  THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES
    AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES COMMISSION NOR  HAS
       THE SECURITIES AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES
         COMMISSION  PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS
           PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY IS  A
              CRIMINAL OFFENSE.

THE  ATTORNEY GENERAL OF THE STATE OF  NEW YORK HAS NOT PASSED ON  OR ENDORSED
 THE  MERITS  OF  THIS  OFFERING.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS
  UNLAWFUL.

  This Prospectus may not be used to consummate sales of all or a portion of any Series of Certificates unless accompanied by a Prospectus Supplement relating to those particular Classes of Certificates.

             The date of this Prospectus is October 9, 1998.

                         REPORTS TO CERTIFICATEHOLDERS

  The Company will cause to be provided to the holders of the Certificates of each Series certain monthly and annual reports concerning such Certificates and the related Trust Fund as further described in the related Prospectus Supplement under "Description of the Certificates--Reports to Certificateholders."

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock and rights to purchase preferred shares are listed on the New York Stock Exchange ("NYSE") and on the Pacific Stock Exchange ("PSE"). The Company's Senior Subordinated Debentures are also listed on the NYSE and the PSE. The Company's Senior Subordinated Notes are listed on the NYSE. Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York and the Pacific Stock Exchange, Inc., 310 Pine Street, San Francisco, California.

                            ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document referred to are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  With respect to any Class of Certificates that is supported by a guarantee of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates, shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement relating to a Class of Certificates that is supported by a guarantee of the Company, and to be a part thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                                SUMMARY OF TERMS

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement.

Title of Securities..........  Certificates for Home Improvement and Home Eq-
                                uity Loans (Issuable in Series) (the "Certifi-cates").

Seller.......................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer," which term shall include any successor to Green Tree Financial Corporation in such capacity under the applicable Agreement (as defined herein)).

Risk Factors.................  Certain special considerations are particularly relevant to a decision to invest in any Certif-icates sold hereunder. See "Risk Factors" here-in.

Securities Offered...........  Certificates evidencing interests in pools of
                                Contracts (as defined herein) may be issued from time to time in one or more series (each, a "Series") pursuant to separate Pooling and Servicing Agreements (each, an "Agreement") be-tween the Company, as Seller and Servicer, and the Trustee specified in the related Prospectus Supplement for such Series of Certificates (the "Trustee").

The Contracts................  The Contracts underlying a Series of Certifi-
                                cates (the "Contract Pool") will be fixed or variable rate Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of (1) home improvement contracts and promissory notes (the "Home Improvement Contracts"), which will be either conventional contracts or contracts insured by the Federal Housing Administration ("FHA") pursuant to Ti-tle I of the National Housing Act ("Title I"), and (2) closed-end home equity loans (the "Home Equity Contracts"). Each Contract will be se-cured by the related real estate. If so speci-fied in the related Prospectus Supplement, the Contract Pool may be divided into two or more sub-pools, in which event the Certificates of certain specified Classes may be payable pri-marily from, and in respect of, the Contracts comprising a given sub-pool.

                               The Prospectus Supplement for each Series will
                                provide information with respect to (i) the ag-gregate principal balance of the Contracts com-prising the Contract Pool, as of the date spec-ified in the Prospectus Supplement (the "Cut-off Date"); (ii) the weighted average and range of contractual rates of interest (each, a "Con-tract Rate") on the Contracts; (iii) the weighted average and ranges of terms to sched-uled maturity of the Contracts as of origina-tion and as of the Cut-off Date; (iv) the per-centage of the Contracts that are Home Improve-ment Contracts and Home Equity Contracts, re-spectively; (v) the percentage of Contracts that are FHA-insured; (vi) the average out-standing principal balance of the Contracts as of the Cut-off Date; and (vii) the geographic location of improved real estate underlying the Con-tracts. In addition, if so specified in the re-lated Prospectus Supplement, additional Con-tracts may be purchased from the Company during the Pre-Funding Period specified in the related Prospectus Supplement, from funds on deposit in a Pre-Funding Account.

                               Except as otherwise specified in the related
                                Prospectus Supplement, the Contracts will have been originated by the Company on an individual basis in the ordinary course of its business.

Description of Certificates..  The Certificates of each Series may be issued in one or more Classes or subclasses as and on the terms specified in the related Prospectus Sup-plement, each of which will evidence the inter-est specified in the related Prospectus Supple-ment in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust Fund"). For con-venience of description, any reference in this Prospectus to a "Class" of Certificates in-cludes a reference to any subclasses of such Class. If so specified in a Prospectus Supple-ment, a Series of Certificates may include one or more Classes which (i) are entitled to re-ceive distributions only in respect of princi-pal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combina-tion thereof, or in specified proportions in respect of such payments, and/or (ii) are enti-tled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certifi-cates") or upon the occurrence of other speci-fied events. See "Description of Certificates." The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Se-ries (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjust-able, as specified in the related Prospectus Supplement.

                               Each Series of Certificates may include one or
                                more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certifi-cates"). Certificates of a Series which in-cludes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates.

                               The Certificates will be issuable in fully reg-
                                istered form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates." The Certifi-cates will not be guaranteed or insured by any government agency or, unless otherwise speci-fied in the related Prospectus Supplement, other insurer and, except as described herein and in the related Prospectus Supplement, the Contracts will not be guaranteed or insured by any government agency or other insurer.

Subordinated Certificates....  One or more Classes of any Series may be Subor-
                                dinated Certificates, as specified in the re-lated Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Certificateholders to the extent and in the manner specified in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders, to the extent not subordi-nated, may be on a parity with those of the Se-nior Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Certificateholders against losses. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be en-titled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the Subordinated Certificates, credit enhancement with respect to a Series of Certificates may be provided by pool insurance, letters of credit, surety bonds, a guarantee of the Company, cash reserve funds or other forms of enhancement ac-ceptable to each nationally recognized rating agency rating a Series of Certificates, in each case as described in the related Prospectus Supplement.

Interest.....................  Except as otherwise set forth in the related
                                Prospectus Supplement, interest on the Certifi-cates will be paid on the dates specified in the related Prospectus Supplement (each, a "Payment Date"). The related Prospectus Supple-ment will set forth for each Class of Certifi-cates the Pass-Through Rate, if any, for each such Class or the method of determining such Pass-Through Rate. See "Yield Considerations" and "Description of the Certificates." As spec-ified in the related Prospectus Supplement, Classes of a Series of Certificates may be en-titled to receive no interest or interest which is not proportionate to the principal allocable to such Certificates.

Principal (Including           Except as otherwise set forth in the related
 Prepayments)................   Prospectus Supple-ment, principal on each Con-
                                tract, including any principal pre-
                                payments, will be passed through on each Pay-ment Date. See "Maturity and Prepayment Consid-erations" and "Description of the Certifi-cates."

Optional Termination.........  Unless otherwise specified in the related Pro-
                                spectus Supplement, each of the Company or the Servicer may at its option repurchase all Con-tracts relating to a Series of Certificates re-maining outstanding at such time under the cir-cumstances specified in such Prospectus Supple-ment. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Con-tracts plus accrued and unpaid interest there-on. See "Description of the Certificates--Ter-mination of the Agreement."

Global Certificates..........  If so specified in the related Prospectus Sup-
                                plement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of one or more global cer-tificates (each, a "Global Certificate") to be held by a depositary (each, a "Depositary") on behalf of the beneficial owners of the Certifi-cates, as described herein under "Description of the Certificates--Global Certificates." The description of the Certificates in this Pro-spectus assumes that the Certificates of a Se-ries will not be issued in the form of Global Certificates. If some or all of the Certifi-cates of a Series are issued in the form of one or more Global Certificates, the term "Global Certificateholder," as used herein, will refer to such beneficial owners of such Certificates, and the rights of such Certificateholders will be limited as described herein under "Descrip-tion of the Certificates--Global Certificates."

Representations and
 Warranties of the Company...
                               As a condition to the Company's conveyance of
                                any Contract Pool to the Trust Fund, the Com-pany will be required to make certain represen-tations and warranties in the related Agreement regarding the Contracts. Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the af-fected Contract, in each case under the condi-tions further described herein and in the Pro-spectus Supplement. See "Description of the Certificates--Conveyance of Contracts."

Federal Income Tax             If an election (a "REMIC Election") is made to
 Considerations..............   treat the Trust Fund represented by a Series of
                                Certificates or a segregated portion thereof as a "real estate mortgage investment conduit" (a
                                "REMIC") under the Internal Revenue Code of
                                1986, as amended (the "Code"), the Classes of Certificates which are offered hereby may con-stitute "regular interests" or "residual inter-ests" in such REMIC under the Code, with the tax con-sequences under the Code described herein and in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, a Class of Certificates offered hereby may repre-sent interests in a "two-tier" REMIC, but all interests in the first and second tier REMIC will be created under the same Agreement. See
                                "Certain Federal Income Tax Consequences--REMIC
                                Series."

                               If a REMIC Election is not made with respect to
                                a Series of Certificates, the Trust Fund repre-sented by such Certificates may be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corpora-tion. In such event, each Certificateholder will be treated as the owner of an undivided pro rata interest in income and corpus attrib-utable to the related Contract Pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the Contracts included in such Con-tract Pool. If a REMIC Election is not made with respect to a Series of Certificates and the Trust Fund represented by such Certificates will not be treated as a grantor trust, the federal income tax consequences of ownership of such Certificates will be described in the re-lated Prospectus Supplement. See "Certain Fed-eral Income Tax Consequences--Non-REMIC Se-ries."

ERISA Considerations.........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should review carefully with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

Legal Investment.............  Unless otherwise indicated in the applicable
                                Prospectus Supplement, the Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Invest-ment."

Ratings......................  It is a condition precedent to the issuance of any Class of Certificates sold under this Pro-spectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the as-signing rating agency. See "Ratings."

                                 RISK FACTORS

  Prospective investors in Certificates should consider, among other things, the following factors in connection with the purchase of the Certificates:

    1. Limitations on Availability of FHA Insurance. The related Prospectus Supplement will specify the number and percentage of the Home Improvement Contracts included in the Contract Pool that are insured by FHA pursuant to Title I of the National Housing Act ("Title I"). The availability of FHA Insurance following a default on an FHA-insured Home Improvement Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Although the Company is an FHA-approved lender and believes, and will represent and warrant in the Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Company is not required to obtain, and has not obtained, approval from FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's enforcement of its regulations will not become stricter in the future. From time to time the Company is engaged in disputes with FHA over the validity of claims submitted and the Company's compliance with FHA regulations in servicing loans insured by FHA, such as the FHA-insured Home Improvement Contracts. In addition, any insurance claim paid by FHA will cover only 90% of the sum of the unpaid principal on the Home Improvement Contract, up to nine months unpaid interest thereon (computed at 7% per annum) and certain liquidation costs.

    The amount of FHA Insurance available with respect to a Series of Certificates at any given time with respect to the FHA-insured Home Improvement Contracts included in a Contract Pool is limited to the balance of a reserve amount determined with respect to all FHA Title I loans originated and reported for insurance by the Company and not sold, or sold with recourse, by the Company, including manufactured housing contracts as well as home improvement loans. Such reserve amount, as of December 31, 1997, was equal to approximately $86,950,000, but will be reduced by the amount of all FHA Insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by the Company. Severe losses on the Company's FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by the Company, could reduce or eliminate the Company's FHA Insurance reserves, in which event FHA Insurance would not be available to cover losses on FHA-insured Home Improvement Contracts. In the event the Company were terminated as Servicer due to its bankruptcy or otherwise, it is anticipated that a proportionate amount of the Company's FHA Insurance reserves would be transferred to the reserve account of the Trustee or other successor servicer, but there can be no assurance of the amount, if any, that would be so transferred. See "Description of FHA Insurance."

    2. Limited Obligations. Except as otherwise specified in the related Prospectus Supplement, the Certificates of a Series will not represent an interest in or obligation of the Company. The Certificates of any Series will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) any other party.

    3. Junior Mortgage Liens; Value of Mortgaged Property. The Company expects that a substantial number of the liens on the improved real estate securing the Contracts in a given Contract Pool will be junior to other liens on such real estate. The rights of the Trust Fund (and therefore the Certificateholders of the related Series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the Contract to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Contracts--Repurchase Obligations."

    A substantial portion of the Contracts included in a Contract Pool are expected to have loan-to-value ratios of 90% or more, based on the aggregate of the outstanding principal balances of all senior mortgages or deeds of trust and of the Contract on the one hand, and the value of the home and an estimate of the value of the financed improvement, where applicable, on the other. See "Green Tree Financial Corporation--Contract Origination." An overall decline in the residential real estate market, the general condition of a property securing a Contract or other factors could adversely affect the value of the property securing a conventional (i.e., not insured by FHA) Home Improvement Contract or a Home Equity Contract such that the remaining balance of such Contract, together with that of any senior liens on the related property, could equal or exceed the value of the property. While the same economic decline could affect the value of property securing an FHA-insured Home Improvement Contract, assuming compliance with other FHA regulations, an FHA claim would still be payable to the Company, notwithstanding the decline in property value below the aggregate outstanding principal balances of the Home Improvement Contract and of all senior liens on the property.

    4. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the holders of any of the Certificates with liquidity of investment or that if such a secondary market develops that it will continue to exist for the term of any Series of Certificates.

    5. Non-recordation of Mortgage Assignments. Because of the expense and administrative inconvenience involved, the Company will not record the assignment to the Trustee of the mortgage or deed of trust securing any Contract. In some states, in the absence of such recordation, the assignment to the related Trustee of the mortgage or deed of trust securing a Contract may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company.

    6. Certain Matters Relating to Insolvency. The Company intends that each transfer of Contracts to the related Trust Fund constitute a sale, rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Company or the Company as debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

                                THE TRUST FUND

GENERAL

  Each Trust Fund will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract
Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates, and (v) such other property as may be specified in the related Prospectus Supplement.

  Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates, except with respect to FHA Insurance Reserves. If so specified in the related Prospectus Supplement, the Contract Pool may be divided into two or more sub-pools, in which event the Certificates of certain specified Classes may be payable primarily from, and in respect of, the Contracts comprising a given sub-pool. If so specified in the related Prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Pre-Funding Period specified in the related Prospectus

Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by the Company in the ordinary course of its business. Specific information respecting the Contracts included in each Trust Fund will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust Fund, each Agreement and each Pass-Through Rate applicable to the related Class of Certificates.

THE CONTRACT POOLS

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts"), and (ii) closed-end home equity loans (the "Home Equity Contracts" and, together with the Home Improvement Contracts, collectively the "Contracts"), originated by the Company on an individual basis in the ordinary course of business. The Home Improvement Contracts may be conventional home improvement contracts or contracts insured by FHA. All Contracts will be secured by the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer", which term shall include any successor to the Company in such capacity under the applicable Agreement), will service the Contracts pursuant to the Agreement. See "Description of the Certificates--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  Each Contract Pool will be composed of Contracts bearing interest at the Contract Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate (or on some other principal balance unrelated to that of such Certificate) at the Pass-Through Rate, or both.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Contracts and the last maturity date of any Contract; and the geographic location of improved real estate securing the Contracts. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Company. See "Description of the Certificates--Conveyance of Contracts."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the origination or acquisition of additional home improvement contracts and home equity loans, costs of carrying such contracts and loans until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's quarterly and annual reports are available from the Company upon written request made to the Company.

CONTRACT ORIGINATION

  Home Improvement Contracts. Through its centralized loan processing operations in St. Paul, Minnesota, the Company arranges to purchase certain contracts from home improvement contractors located throughout the United States. The Company's regional sales managers contact home improvement contractors and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize the Company's available customer financing, the contractor must make an application for contractor approval. The Company has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell Contracts to the Company. In addition, the Company has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. The Company also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to the Company. The Company occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that the Company originates are written on forms provided or approved by the Company and are purchased on an individually approved basis in accordance with the Company's guidelines. The contractor submits the customer's credit application and construction contract to the Company's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by the Company in June 1993. If the Company determines that the application meets the Company's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, the Company purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, the Company follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by the Company include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. The Company may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an FHA-insured home improvement contract with respect to a single family property currently may not exceed $25,000 without specific FHA approval, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit or a $48,000 limit for four units of owner-occupied multiple-family homes. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  The Company began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The original principal amount of a conventional secured home improvement loan may not exceed $40,000 for the Company's secured "no equity" lien program, and $100,000 for the Company's secured equity lien program, unless a higher amount financed is approved by senior management. The original principal amount of a conventional home improvement loan may not exceed $100,000 for the Company's secured lien program, unless a higher amount financed is approved by senior management. The Company requires that any secured home improvement contract be secured by a recorded lien (which may be a first, second or (with respect to FHA-insured contracts and some conventional contracts of $30,000 or less) third lien) on the improved real estate.

  The Company's underwriting guidelines and credit scoring process weight significantly the applicant's creditworthiness and place less weight on the available equity in the related real estate being improved. While it is the Company's policy not to exceed 100% in loan-to-value ratio on any Contract, a substantial portion of the Home Improvement Contracts are expected to have loan-to-value ratios of 90% or more when considering the estimated value of the real estate, other liens senior to that of the Home Improvement Contract, and the improvements being financed. Because the Company does not require appraisals on most Home Improvement Contracts with loan amounts of less than $30,000 (which Home Improvement Contracts are expected to comprise a substantial portion of any Contract Pool), and given the many other factors that can affect the value of property securing a conventional Home Improvement Contract, the related Prospectus Supplement will not provide detailed disclosure of loan-to-value ratios on the Home Improvement Contracts.

  Home Equity Contracts. The Company has originated closed-end home equity loans since January 1996. As of December 31, 1997, the Company had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, the Company markets its home equity lending directly to consumers using a variety of marketing techniques. The Company also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  The Company's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                             YIELD CONSIDERATIONS

  The Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

PREPAYMENT CONSIDERATIONS

  Contracts generally may be prepaid in full or in part without penalty. FHA-insured Home Improvement Contracts may be prepaid at any time without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement contracts or home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Certificateholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or the Company's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option") will affect the timing of principal distributions on the Certificates of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Certificates, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund--The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. The provisions of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement") that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

GENERAL

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Contracts (the "Contract Pool") which are subject to the Agreement, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract
Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (v) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Contract Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

  Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Prospectus Supplement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

GLOBAL CERTIFICATES

  The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a Certificate in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

  The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

  Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the

Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

CONVEYANCE OF CONTRACTS

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trust Fund, the Company's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased or substituted for by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to the Company identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from the Company to the related Trust Fund would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust Fund were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust Fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each FHA-insured Home Improvement Contract was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Contract was either (i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to the Company, (ii) was originated by a home equity lender in the ordinary course of such lender's business and assigned to the Company, or (iii) was originated by the Company directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) each Contract creates a valid and perfected lien on the related improved real estate; (k) all parties to each Contract had full legal capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (o) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Contract; and (r) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

  The "Repurchase Price" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Pass-Through Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

PAYMENTS ON CONTRACTS

  Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories, or such other rating category as will not adversely affect the ratings assigned to the Certificates, by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank, (iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts;

    (iii) all FHA Insurance payments received by the Servicer;

    (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (v) any Advances made as described under "Advances" below and certain other amounts required under the Agreement to be deposited in the Certificate Account;

    (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or the Company, as described under "Conveyance of Contracts" above or under "Repurchase Option" below.

DISTRIBUTIONS ON CERTIFICATES

  Except as otherwise provided in the related Prospectus Supplement, on each Payment Date for a Series of Certificates, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of such Series of record on the preceding Record Date an amount equal to, in the aggregate, the "Amount Available" for such Payment Date. Unless otherwise specified in the applicable Prospectus Supplement, the "Amount Available" for a Payment Date is an amount equal to the aggregate of all amounts on deposit in the Certificate Account as of the seventh Business Day following the end of the related Due Period, or such other date as may be specified in the related Prospectus Supplement (the "Determination Date") except: (i) all payments on the Contracts that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Payment Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee. In the case of a Series of Certificates which includes only one Class, the Amount Available for each Payment Date will be distributed pro rata to the holders of such Certificates. In the case of any other Series of Certificates, the Amount Available for each Payment Date will be allocated and distributed to holders of the Certificates of such Series pursuant to the method and in the order of priority specified in the applicable Prospectus Supplement. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount."

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Payment Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, to the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof. The Servicer will deposit any Advances in the Certificate Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

EXAMPLE OF DISTRIBUTIONS

  The following is an example of the flow of funds as it would relate to a hypothetical Series of Certificates issued, and with a Cut-off Date occurring, in March 1998 (all weekdays are assumed to be business days):

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Contracts and any
                                                     principal prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 31........................................ (3) Record Date.
April 9......................................... (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Payment Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.
--------
(1) The initial principal balance of the Contract Pool will be the aggregate principal balance of the Contracts at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Contract Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.

(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution.
(4) On April 9 (the seventh Business Day following the end of the prior Due Period), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 9 will be distributed to Certificateholders.

INDEMNIFICATION

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any real estate related to a Contract and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

SERVICING

  Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of home improvement contracts and home equity loans of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of Contracts.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts and home equity loans serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts and home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Pool Scheduled Principal Balance for such Payment Date. As long as the Company is the Servicer, the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust Fund, for additional administrative services performed by the Servicer on behalf of the Trust Fund and for expenses paid by the Servicer on behalf of the Trust Fund.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Company from its Monthly Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation;
(d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) if the Company is the Servicer, the Company's servicing rights under its master seller-servicer contract with GNMA are terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of Certificateholders representing 25% or more of the Aggregate Certificate Principal Balance of a Series shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. In addition, the Trustee will notify FHA of the Company's termination as Servicer of the Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

  The Trustee will forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

    (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, principal prepayments on the Contracts, and other payments with respect to the Contracts;

    (b) the amount of such distribution which constitutes Monthly Interest;

    (c) the remaining Principal Balance represented by such Certificateholder's interest;

    (d) the Company's FHA Insurance reserve amount;

    (e) the amount of fees payable out of the Trust Fund;

    (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the Certificates and the denominator of which is the Initial Principal Amount of the Certificates) immediately before and immediately after such Payment Date;

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

    (h) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

    (i) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

    (j) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

REPURCHASE OPTION

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on any Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts in the related Contract Pool at a price equal to the greatest of (i) the principal balance of the Contracts on the prior Payment Date plus 30 days' accrued interest thereon at the applicable Pass-Through Rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties, (ii) the fair market value of all of the assets of the Trust Fund, and (iii) an amount equal to the Aggregate Certificate Principal Balance of the related Certificates plus interest on such Certificates payable on and prior to the Payment Date occurring in the month following such repurchase (less amounts on deposit in the Certificate Account and available to pay such principal and interest). Such price will be paid on the Payment Date on which such purchase occurs to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Contracts and any acquired properties to the Servicer. The distribution of such purchase price to Certificateholders will be in lieu of any other distribution to be made on such Payment Date with respect to the related Contracts.

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Code, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) representing 66 2/3% or more of the Aggregate Certificate Principal Balance of a Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

TERMINATION OF THE AGREEMENT

  The obligations created by each Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date next succeeding the later of the final payment or other liquidation of the last Contract or the disposition of all property acquired upon foreclosure of any Contract; or (b) the Payment Date on which the Company or the Servicer repurchases the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

THE TRUSTEE

  The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have customary commercial banking relationships with the Company or its affiliates and the Servicer or its affiliates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Payment Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

                         DESCRIPTION OF FHA INSURANCE

  Certain of the Home Improvement Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust Fund will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by the Company, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by the Company. The Company's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by the Company. In the Agreement, the Company will agree to pay all FHA Insurance premiums required by FHA Regulations. If the Company fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by the Company and from collections on the related Home Improvement Contracts.

  As of December 31, 1997, the Company's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing contracts and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Home Improvement Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Certificates--Events of Termination") occurs, each Trustee will notify FHA of the Company's termination as Servicer of the related FHA-insured Home Improvement Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Home Improvement Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure property improvement loans up to $25,000 for a single-family property, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Home Improvement Contract the Servicer may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on an FHA-insured Home Improvement Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Home Improvement Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Home Improvement Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Contract Origination," the Company does not purchase a Home Improvement Contract until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust Fund must assign its entire interest in the Home Improvement Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Home Improvement Contract at the date of default and uncollected interest computed at the Contract Rate earned to the date of default, (ii) accrued and unpaid interest on the unpaid amount of the Home Improvement Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, (iv) legal fees, not to exceed $500, and (v) expenses for recording the assignment of the lien to the United States, if applicable.

        CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of the Company's conveyance and assignment of a pool of Contracts to a Trust Fund, the Certificateholders of such Series, as the beneficial owners of the Trust Fund, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts and home equity loans secured by residential properties which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Home Improvement Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the Contracts may be situated or which may govern any Contract. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

MORTGAGES AND DEEDS OF TRUST

  The Contracts will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

SUBORDINATE MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Contracts in any Contract Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Contract to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although the Company generally does not cure defaults under a senior mortgage or deed of trust, it is the Company's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in the Company's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of the Company, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

SUBORDINATE FINANCING

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust Fund with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Certificateholders.

SECOND OR THIRD MORTGAGES

  The Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Contract. See "--Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

RIGHTS OF REDEMPTION

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Contracts included in a Contract Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Contracts) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured Home Improvement Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is the Company's practice with some of the Home Improvement Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

"DUE-ON-SALE" CLAUSES

  All of the Contract documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Contracts) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Contract which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Contracts which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Contracts, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Contracts and the number of Contracts which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to certain conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. The Company will represent and warrant in each Agreement that all Contracts comply with any applicable usury limitations.

ENVIRONMENTAL LEGISLATION

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

REPURCHASE OBLIGATIONS

  Under the Agreement, the Company will represent and warrant that each FHA-insured Home Improvement Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Home Improvement Contract due to a violation of FHA regulations in originating or servicing such Home Improvement Contracts, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation of the Company to repurchase such Home Improvement Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

  In addition, the Company will also represent and warrant under each Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in
Section 408 of the Code (collectively, "Tax-Favored Plans").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

  Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates, if assets of the Trust Fund were deemed to be assets of the Plan. An investment of Plan Assets (as defined below) in Certificates may cause the underlying assets included in the Trust to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of the Trust Fund or may be deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section the term "Plan Assets" or assets of a Plan has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests. The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to the Trust Fund and cause the Company, the Trust Fund, the Trustee, any successor, or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Trust Fund, the Trustee, any successor or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

  Any person who has discretionary authority or control respecting the management or disposition of Plan Assets and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the assets of the Trust Fund were to constitute Plan Assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the assets of the Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

  No purchases of Certificates by, on behalf of or with Plan Assets of any Plan will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan Assets of such Plan is permissible under applicable law, will not result in the assets of the Trust Fund being deemed to be Plan Assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust Fund, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan Assets of any Plan.

CONSULTATION WITH COUNSEL

  Any fiduciary or other Plan investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of any prohibited transaction exemption, as well as other issues and their potential consequences.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change (which change may be retroactive) or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular Series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC SERIES

  With respect to each Series of Certificates for which a REMIC Election is made, at the initial issuance of the Certificates in such Series the counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming ongoing compliance with the applicable Agreement, the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

  Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item of gross income and as a separate item of expense to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($121,200 for 1997, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a Regular Certificate in such a REMIC, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the related Prospectus Supplement, the foregoing expenses will not be allocated to holders of a Regular Certificate in a REMIC. If the foregoing limitations apply, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, Regular Certificates in such a "single class-REMIC" may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in any such Regular Certificates.

  Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the Code requires that a prepayment assumption be used with respect to the underlying assets of a REMIC in computing the accrual of original issue discount on Regular Certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that such regulations are to provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates.

  In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than
 .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. As described above, it appears that the Prepayment Assumption will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption.

  Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or initial interest rate holiday) includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on Regular Certificates may not be considered to be unconditionally payable under the OID Regulations because Regular Certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the Regular Certificates. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Contract Pool, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Pass-Through Rate for a Certificate will not change. Accordingly, interest at the initial Pass-Through Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate generally includes that pre-issuance accrued interest.

  If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the accrual period and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate over the adjusted issue price of the Regular Certificate at the beginning of the accrual period. Generally, the accrual period for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The adjusted issue price of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's remaining stated redemption price. If the price paid exceeds the Regular Certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (i) the excess of the purchase price therefor over the Regular Certificate's adjusted issue price by (ii) the aggregate original issue discount remaining to be accrued with respect to such Regular Certificate.

  The Company believes that the holder of a Regular Certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

  Adjustable Rate Regular Certificates. Regular Certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate may be computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate Regular Certificates are issued, the related Prospectus Supplement will describe the manner in which the original issue discount rules may be applied with respect thereto and the method to be used in preparing information returns to the holders of such adjustable rate Regular Certificates and to the Service.

  For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to adjustable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its adjusted issue price as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either
(i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) under a ratable accrual method (pursuant to which the market discount is treated as accruing in equal daily installments during the period the Regular Certificate is held by the purchaser), in each case computed taking into account the Prepayment Assumption. Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, such regulations, when issued, might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

  The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income will require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Amortizable bond premium with respect to a Regular Certificate will be treated as an offset to interest income on such Regular Certificate, and a Certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such Regular Certificate for such year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the Service. Bond premium on a Regular Certificate held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Regular Certificate. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Realized Losses. Holders of a Regular Certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the Regular Certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a Regular Certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct such a loss until such holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any such loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a Regular Certificate. Such a holder may be required to accrue interest and original issue discount with respect to such Regular Certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until such holder can establish that such losses will not be recoverable under any circumstances. As a result, the holder of a Regular Certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of such holder in a particular period. It is expected, however, that the holder of such a Regular Certificate would eventually recognize a loss or reduction in income attributable to such income when such loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus any cancellation of indebtedness income due to realized losses with respect to Regular Certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased (but not below zero) by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

  If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is in excess of the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule described therein.

  The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which will equal the aggregate issue prices of the REMIC Certificates which are sold to investors and the estimated fair market value of any classes of Certificates which are retained). In respect of the Contracts that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

  Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a Contract as a capital asset will elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. In addition, if the Residual Holder is not a U.S. person, such Residual Holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause
(ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

  Mark-to-Market Rules. On December 24, 1996, the Service released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" that is economically comparable to a Residual Certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, will not result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by the Company or the Trustee, if due to the breach of the Company's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement or in other cases, such taxes shall be borne by the related Trust Fund resulting in a reduction in amounts otherwise payable to holders of the related Regular or Residual Certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual

Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have authority to control all substantial decisions of the trust. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  It appears that a Regular Certificate will not be included in the estate of a Foreign Holder and will not be subject to United States estate taxes. However, Foreign Holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related Prospectus Supplement, transfers of Residual Certificates to Foreign Holders will be prohibited by the related Agreement.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

NON-REMIC SERIES

  Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will, unless otherwise specified in the related Prospectus Supplement, have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool", within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In such event, each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein. The following discussion assumes the Trust Fund will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the "stripped bond" rules of the Code, Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Subject to the discussion below of certain limitations on itemized deductions, Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC

Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 for 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a Non-REMIC Certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series-- Amortizable Premium." However, it is unclear whether a prepayment assumption should be used in accruing or amortizing any such discount or premium.

  Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series--Market Discount" above.

  Although the OID Regulations suggest that a prepayment assumption is not to be used in computing the yield on the underlying assets of a Trust Fund with respect to which a REMIC election is not made, the Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  The servicing compensation to be received by the Company and the fee for credit enhancement, if any, may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported income or gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined above under "REMIC Series--Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

  Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

OTHER TAX CONSEQUENCES

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Contracts that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                 UNDERWRITING

  The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PRO-SPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES IN ANY JURISDIC-TION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SO-LICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPEC-TUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IM-PLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR IN THE AFFAIRS OF THE TRUST SINCE THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of the Terms of the Certificates...................................  S-3
Risk Factors............................................................... S-21
Structure of the Transaction............................................... S-21
Use of Proceeds............................................................ S-22
The Contracts.............................................................. S-22
Yield and Prepayment Considerations........................................ S-27
Green Tree Financial Corporation........................................... S-33
Description of the Certificates............................................ S-34
Description of the Class B-2 Limited Guaranty.............................. S-53
Certain Federal Income Tax Consequences.................................... S-54
ERISA Considerations....................................................... S-54
Underwriting............................................................... S-56
Legal Matters.............................................................. S-56
                                PROSPECTUS
Reports to Certificateholders..............................................    2
Available Information......................................................    2
Additional Information.....................................................    2
Incorporation of Certain Documents by Reference............................    2
Summary of Terms...........................................................    4
Risk Factors...............................................................    9
The Trust Fund.............................................................   10
Use of Proceeds............................................................   12
Green Tree Financial Corporation...........................................   12
Yield Considerations.......................................................   14
Maturity and Prepayment Considerations.....................................   14
Description of the Certificates............................................   15
Description of FHA Insurance...............................................   26
Certain Legal Aspects of the Contracts; Repurchase Obligations.............   28
ERISA Considerations.......................................................   37
Certain Federal Income Tax Consequences....................................   38
Legal Investment Considerations............................................   55
Ratings....................................................................   55
Underwriting...............................................................   56
Legal Matters..............................................................   57
Experts....................................................................   57

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           $           (APPROXIMATE)

                                      LOGO

                              SELLER AND SERVICER

                    CERTIFICATES FOR HOME IMPROVEMENT LOANS
                                 SERIES 1998-

 $           (APPROXIMATE)     % CLASS A-1
 $           (APPROXIMATE)     % CLASS A-2
 $           (APPROXIMATE)     % CLASS A-3
  $          (APPROXIMATE)     % CLASS M-1
  $          (APPROXIMATE)     % CLASS M-2
  $          (APPROXIMATE)     % CLASS B-1
  $          (APPROXIMATE)     % CLASS B-2

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                                 [UNDERWRITERS]

                                       , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE INFORMATION CONTAINED HEREIN   +
+ARE SUBJECT TO COMPLETION OR AMENDMENT AND PROSPECTIVE PURCHASERS ARE         +
+REFERRED TO THE RELATED FINAL PROSPECTUS SUPPLEMENT FOR DEFINITIVE            +
+INFORMATION ON ANY MATTER CONTAINED HEREIN. THIS PRELIMINARY PROSPECTUS       +
+SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN    +
+OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY           +
+JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL + +PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH +
+JURISDICTION.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT                        PROSPECTUS SUPPLEMENT TO BASE NO. 5
(To Prospectus dated          , 1998)

                                      LOGO

                           $           (APPROXIMATE)

                        GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)

         GREEN TREE HOME IMPROVEMENT AND HOME EQUITY LOAN TRUST 1998-
       $       (APPROXIMATE) FLOATING RATE ASSET-BACKED NOTES, CLASS A-1
             $     (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-2
             $     (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-3
            $      (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-4
               $     (APPROXIMATE)    % ASSET-BACKED CERTIFICATES
                                  ----------
  Green Tree Home Equity Loan Trust 1998-  (the "Trust") will be governed
pursuant to a Trust Agreement, to be dated as of         , 1998 (the "Trust
Agreement"), among Green Tree Financial Corporation ("Green Tree"), Green Tree Second GP Inc. (the "General Partner"), a wholly owned subsidiary of Green Tree, and [Owner Trustee], as Owner Trustee. The Trust will issue a class of floating rate Asset-Backed Notes, designated as the Class A-1 Notes, and three classes of fixed rate Asset-Backed Notes, designated as the Class A-2, Class A-3 and Class A-4 Notes, respectively, pursuant to an Indenture, to be dated as
of         , 1998 (the "Indenture"), between the Trust and [Indenture Trustee], as Indenture Trustee. The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are referred to herein as the "Notes." The Trust will also issue Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities").

  The Trust Property will include, among other things, a pool of closed-end home equity loans (the "Home Equity Contracts") and retail installment sales contracts and promissory notes financing home improvements ("the Home Improvement Contracts" and, together with the Home Equity Contracts, the "Contracts"), including the right to receive payments due on the Home Equity and Home Improvement Contracts on or after the "Cutoff Date" (as defined herein). Most of the Contracts are secured by a subordinate lien on the related real estate, and
                                                   (Continued on following page)

 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
  PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" ON PAGE S-   HEREIN AND ON
                    PAGE    IN THE ACCOMPANYING PROSPECTUS.
                                  ----------
  THE  NOTES  REPRESENT   OBLIGATIONS  OF,  AND  THE
   CERTIFICATES REPRESENT  INTERESTS IN,  THE TRUST
    ONLY AND  DO NOT  REPRESENT OBLIGATIONS  OF OR
     INTERESTS   IN  GREEN   TREE,  THE   GENERAL
      PARTNER, THE  UNDERWRITER OR ANY  OF THEIR
       RESPECTIVE  AFFILIATES,  EXCEPT  TO  THE
        LIMITED EXTENT DESCRIBED HEREIN.
                                  ----------
THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
    PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                         Price to  Underwriting   Proceeds to
                                         Public(1)   Discount   Green Tree(1)(2)
--------------------------------------------------------------------------------
Per Class A-1 Note.....................        %          %               %
--------------------------------------------------------------------------------
Per Class A-2 Note.....................        %          %               %
--------------------------------------------------------------------------------
Per Class A-3 Note.....................        %          %               %
--------------------------------------------------------------------------------
Per Class A-4 Note.....................        %          %               %
--------------------------------------------------------------------------------
Per Certificate........................        %          %               %
--------------------------------------------------------------------------------
Total..................................   $           $             $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from and including          , 1998.
(2) Before deducting estimated expenses of $    payable by Green Tree.
                                  ----------
  The Securities are offered hereby by the Underwriter named below, subject to receipt and acceptance by the Underwriter and its right to reject any order in whole or in part. It is expected that delivery of the Securities will be made
on or about August   , 1998 (the "Closing Date").
                                  ----------
                                 [UNDERWRITERS]

The date of the Prospectus Supplement is          , 1998.

(Continued from preceding page)
certain of the Home Improvement Contracts are unsecured.The Trust Property will also include an assignment of Green Tree's security interests in the mortgages securing the Home Equity Contracts and certain Home Improvement Contracts and certain other property, as more fully described herein. Green Tree will also act as Servicer of the Contracts. Terms used and not otherwise defined herein have the meanings ascribed thereto in the Prospectus dated
         , 1998 attached hereto (the "Prospectus").

  Principal and interest on the Notes are payable on the 15th day of each month (or, if the 15th day is not a business day, the next business day
thereafter) (a "Distribution Date"), beginning in      1998. The rights of the
holders of the Class A-2, Class A-3 and Class A-4 Notes and the Certificates to receive distributions on each Distribution Date will be subordinated to such rights of the Class A-1 Noteholders; such rights of the holders of the Class A-3 and Class A-4 Notes and the Certificates will be subordinated to such rights of the Class A-2 Noteholders; such rights of the holders of the Class A-4 Notes and the Certificates will be subordinated to such rights of the Class A-3 Noteholders; and such rights of the Certificateholders will be subordinated to such rights of the Class A-4 Noteholders.

  The Certificates will represent fractional undivided interests in the Trust. Interest will be distributed to the Certificateholders on each Distribution Date as set forth herein. No distributions of principal on the Certificates will be payable until all of the Notes have been paid in full. The Certificateholders will have the benefit of a Limited Guaranty of Green Tree to protect against losses that would otherwise be absorbed by the Certificates. To the extent that available funds in the Collection Account are insufficient to distribute to the holders of the Certificates the Certificateholders' Distributable Amount (as described herein), Green Tree will be obligated to make a payment under the Limited Guaranty equal to the amount of such deficiency.

  The Securities initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under the limited circumstances described herein. Holders of the Securities may hold through DTC (in the United States) or, solely in the case of the Notes, through CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through CEDEL or Euroclear.

  The Certificates may not be offered or sold in the United Kingdom. The Notes may not be offered or sold in the United Kingdom by means of any document except in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services Act of 1986 must be complied with in connection with anything done in relation to the Notes in, from or otherwise involving the United Kingdom. See "Underwriting."

  There currently is no secondary market for the Securities. The Underwriter expects, but is not obligated, to make a market in the Securities. There is no assurance that any such market will develop or continue.

                                ---------------

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                          REPORTS TO SECURITYHOLDERS

  Unless and until Definitive Securities are issued, unaudited monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Indenture Trustee, the Owner Trustee, and Cede & Co., as registered holder of the Securities and the nominee of DTC. See "Description of the Trust Documents and Indenture-- Statements to Securityholders," herein and "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus. Security Owners may receive such reports, upon written request, together with a certification that they are Security Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at [address]. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, Green Tree expects that the Trust's obligation to file such reports will be terminated following the end of 1997.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the accompanying Prospectus.

Issuer........................  Green Tree Home Equity Loan Trust 1998-  (the
                                "Trust"), a Delaware business trust governed
                                pursuant to a Trust Agreement, to be dated as
                                of                (the "Trust Agreement"),
                                among Green Tree Second GP Inc. (the "General Partner"), Green Tree Financial Corporation ("Green Tree") and [Owner Trustee], as Owner Trustee (the "Owner Trustee").

Seller and Servicer...........  Green Tree Financial Corporation. See "Green
                                Tree Financial Corporation" herein and in the accompanying Prospectus.

Indenture Trustee.............  [Indenture Trustee/Address] (the "Indenture
                                Trustee"). See "The Notes--The Indenture
                                Trustee" in the accompanying Prospectus.

Owner Trustee.................  [Owner Trustee], not in its individual capacity but solely as Owner Trustee under the Trust
                                Agreement. See "Description of the Trust
                                Documents--The Trustee" in the accompanying
                                Prospectus.

The Notes.....................  The Trust will issue a class of floating rate
                                Asset-Backed Notes, designated as the Class A-1 Notes, and three classes of fixed rate Asset-Backed Notes, designated as the Class A-2, Class A-3 and Class A-4 Notes, respectively. The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are referred to herein as the "Notes." The rights of the holders of each Class of Notes to receive distributions will be subordinated to the rights of the holders of each Class of Notes with a prior numeric designation, in the manner and to the extent described herein. The Notes will be issued pursuant to an Indenture, to be
                                dated as of           ,      (the "Indenture"),
                                between the Trust and the Indenture Trustee.
                                The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. See "Certain Information Regarding the Securities--Book-Entry Registration" in the accompanying Prospectus.

                                The Notes will be secured by the assets of the Trust pursuant to the Indenture.

Original Class A-1 Principal    $      (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

Original Class A-2 Principal    $      (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

Original Class A-3 Principal    $      (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

Original Class A-4 Principal    $      (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

The Certificates..............  The Trust will issue Asset-Backed Certificates
                                (the "Certificates") representing fractional undivided interests in the Trust. The rights of the holders of the Certificates (the "Certificateholders") to receive distributions will be subordinated to the rights of the holders of the Notes (the "Noteholders") in the manner and to the extent described herein. The Certificates will be issued pursuant to the Trust Agreement. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. See "Certain Information Regarding the Securities--Book-Entry Registration" in the accompanying Prospectus.

Original Certificate            $      (Approximate. Subject to a permitted
Principal Balance.............  variance of plus or minus 5%).

Distribution Date.............  The 15th day of each month (or if such 15th day is not a Business Day, the next Business Day
                                thereafter) commencing in         1998. A
                                "Business Day" is a day on which banking
                                institutions in               , or in New York
                                City, New York, are not required or authorized by law to be closed.

Record Date...................  The Business Day immediately preceding the related Distribution Date.

Trust Property................  Each Note will represent an obligation of, and each Certificate will represent a fractional
                                undivided interest in, the Trust. The Trust's assets (the "Trust Property") will include, among other things, a pool (the "Contract Pool") of retail installment sales contracts and promissory notes financing home improvements (the "Home Improvement Contracts"), and closed-end home equity loans (the "Home Equity Contracts") (collectively referred to herein as the "Contracts"), and all rights to receive payments due thereon on or after the Cutoff Date. The Trust Property will also include an assignment of Green Tree's security interests in the mortgages securing the Home Equity Contracts and certain Home Improvement Contracts and of the right to receive proceeds from claims on certain insurance policies covering the real estate securing the Home Equity Contracts and certain Home Improvement Contracts or the Obligors (as defined herein); the Collection Account, the Spread Account, the Reserve Account and the Pre-Funding Account, including all investments therein, all income from the investment of funds therein and all proceeds thereof; certain other rights under the Sale and Servicing
                                Agreement to be dated as of         ,      (the
                                "Sale and Servicing Agreement"), between Green Tree and the Trust; and certain rights under the Interest Rate Cap Agreement (as defined herein). The Contracts will be transferred by Green Tree to the Trust pursuant to the Sale and Servicing Agreement, and Green Tree will be obligated to repurchase Contracts (each, a "Purchased Contract") upon the occurrence of certain breaches of representations and warranties thereunder. On the Closing Date, Green Tree will deposit an amount in an account (the "Pre-Funding Account") to provide the Trust with sufficient funds to purchase the Subsequent Contracts. Pursuant to the Indenture, the Trust Property will be pledged to the Indenture Trustee on behalf of the Noteholders. See "The Trust" herein.

Contracts.....................  The Contracts were originated or purchased by
                                Green Tree in the ordinary course of business. As of the Cutoff Date, the Contracts had a weighted average annual percentage rate of
                                     % and a weighted average remaining
                                maturity of approximately     months. As of the
                                Cutoff Date, no Contract had a scheduled
                                maturity prior to        and no Contract was
                                more than 30 days past due. The final scheduled payment date on the Contract with the latest
                                maturity occurs in       . The Contracts are
                                generally prepayable at any time without penalty to the Obligor. See "The Contract Pool" herein and "The Contracts" in the accompanying Prospectus.

Cutoff Date...................  The "Cutoff Date" will be (i)     , 1998 (or
                                the date of origination, if later), with
                                respect to all Contracts that had a first
                                scheduled payment due prior to    , 1998, and
                                (ii)    , 1998 with respect to those Contracts
                                that had a first scheduled payment due in 1998.

Terms of the Notes............  The principal terms of the Notes will be as described below:

  A. Distributions...........   Noteholders will be entitled to receive on each
                                Distribution Date, to the extent that the Amount Available in the Collection Account is sufficient therefor, the Noteholders'
                                Distributable Amount, as defined under
                                "Description of the Trust Documents and
                                Indenture." Distributions on the Notes will be made first to the Class A-1 Noteholders, then to the Class A-2 Noteholders, then to the Class
                                A-3 Noteholders, and then to the Class A-4
                                Noteholders, in the manner described below.

                                The "Amount Available" on each Distribution
                                Date generally includes payments on the
                                Contracts due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of Purchased Contracts, any Interest Rate Cap Payment, any Guaranty Payment, and all earnings from the investment of funds in the Collection Account.

                                The outstanding principal amount of each Class of Notes, to the extent not previously paid, will be payable on the Distribution Date
                                occurring in       (the "Final Scheduled
                                Distribution Date").

  B. Interest Rates..........   Class A-1 Notes : one-month LIBOR (as defined
                                below) for the monthly interest period plus
                                    % (the "Class A-1 Rate").

                                Class A-2 Notes :    % per annum (the "Class A-
                                2 Rate").

                                Class A-3 Notes :    % per annum (the "Class A-
                                3 Rate").

                                Class A-4 Notes :    % per annum (the "Class A-
                                4 Rate").

                                Interest on the Class A-2 Notes, Class A-3
                                Notes and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                Interest on the Class A-1 Notes will be
                                calculated on the basis of the actual number of days in the monthly interest period divided by 360.

                                "LIBOR" ("London Interbank Offered Rate") with respect to any monthly interest period will be established by the calculation agent appointed by the Trust (the "Calculation Agent") and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such monthly interest period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be designated by the Calculation Agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.00001%), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.00001%), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York

                                City selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the monthly interest period immediately preceding such monthly interest period. The "Calculation Agent" will initially be the Indenture Trustee.

                                The interest rates for the various classes of Notes are referred to collectively herein as the "Interest Rates."

  C. Class A-1:HE/HI
    Interest and Class A-1
    Interest.................

                                Interest on the outstanding Class A-1 Principal
                                Balance will accrue from       , 1998, or from
                                the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-1 Rate for such monthly interest period. The "Class A-1 Principal Balance" as of any Distribution Date will be the Original Class A-1 Principal Balance minus all amounts previously distributed to the Class A-1 Noteholders in respect of principal.

                                Interest will be paid on the Class A-1 Notes to the extent of funds available on such Distribution Date. In the event the funds available are not sufficient to make a full distribution of interest on the Class A-1 Notes, the funds available will be applied pro rata to the Class A-1 Notes based on the amount payable to such Class and the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1 Rate, to the extent legally permissible. See "Description of the Notes."

  D. Class A-1 Principal.....   Class A-1 Noteholders will be entitled to
                                receive on each Distribution Date as payment of
                                principal, to the extent of funds available
                                after payment of all interest then payable on
                                the Class A-1 Notes, an amount equal to the sum
                                of      % (approximate) of the Formula
                                Principal Distribution Amount for such
                                Distribution Date plus the Unpaid Class A-1
                                Principal Shortfall, if any, for such
                                Distribution Date. In the event the funds available are not sufficient to make a full distribution of principal on the Class A-1
                                Notes, the funds available will be applied pro rata to the Class A-1 Notes based on the amount payable to such Class.

                                The "Formula Principal Distribution Amount"
                                with respect to any Distribution Date (but
                                subject to the last sentence of this
                                definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each
                                Contract: (i) all scheduled payments of
                                principal due on each outstanding Contract
                                during the related Monthly Period, (ii) all
                                Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Contract, (iii) the
                                Scheduled Principal Balance of each Contract
                                that became a Liquidated Contract during the
                                related Monthly Period, (iv) the Scheduled
                                Principal Balance of each Contract which,
                                during the related Monthly Period, was
                                purchased by Green Tree as a result of a breach of a representation or warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing Agreement, and (v) with respect to the
                                Distribution Date in       1998, any remaining
                                amounts on deposit in the Pre-Funding Account. The Formula Principal Distribution Amount for
                                the Distribution Date in       will be the sum
                                of the Note Principal Balance and the
                                Certificate Principal Balance. A "Monthly
                                Period" with respect to a Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Scheduled Principal Balance" of a Contract for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, but without giving effect to any adjustments due to bankruptcy or similar proceedings. A "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related Product or real property have been recovered or any defaulted Contract in respect of which the related Product or real property has been realized upon and disposed of and the proceeds of such disposition have been received. See "Description of the Trust Documents and Indenture--Distributions."

  E. Class A-2 Interest......   Interest on the outstanding Class A-2 Principal
                                Balance will accrue from        , 1998, or from
                                the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-2 Rate for such monthly interest period. The "Class A-2 Principal Balance" as of any Distribution Date will be the Original
                                Class A-2 Principal Balance minus all amounts previously distributed to the Class A-2
                                Noteholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the Class A-2 Notes.

                                Interest will be paid on the Class A-2 Notes to the extent of funds available on each Distribution Date, after payment of all interest and principal then payable on the Class A-1 Notes. In the event such funds available are not sufficient to make a full distribution of interest on the Class A-2 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2 Rate, to the extent legally permissible. See "Description of the Notes."

                                Class A-2 Noteholders will be entitled to
  F. Class A-2 Principal.....   receive on each Distribution Date as payment of
                                principal, to the extent of funds available
                                after payment of all interest and principal
                                then payable on the Class A-1 Notes and after
                                payment of all interest then payable on the
                                Class A-2 Notes, the sum of      %
                                (approximate) of the Formula Principal
                                Distribution Amount for such Distribution Date plus the Unpaid Class A-2 Principal Shortfall, if any, from prior Distribution Dates.

  G. Class A-3 Interest......   Interest on the outstanding Class A-3 Principal
                                Balance will accrue from        , 1998, or from
                                the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-3 Rate for such monthly interest period. The "Class A-3 Principal Balance" as of any Distribution Date will be the Original
                                Class A-3 Principal Balance minus all amounts previously distributed to the Class A-3
                                Noteholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the Class A-3 Notes.

                                Interest will be paid on the Class A-3 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-2 Notes. In the event such funds available are not sufficient to make a full distribution of interest on the Class A-3 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-3 Rate, to the extent legally permissible. See "Description of the Notes."

  H. Class A-3 Principal.....   Class A-3 Noteholders will be entitled to
                                receive on each Distribution Date as payment of
                                principal, to the extent of funds available
                                after payment of all interest and principal
                                then payable on the Class A-2 Notes and after
                                payment of all interest then payable on the
                                Class A-3 Notes, the sum of     % (approximate)
                                of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid
                                Class A-3 Principal Shortfall, if any, from prior Distribution Dates.

  I. Class A-4 Interest......   Interest on the outstanding Class A-4 Principal
                                Balance will accrue from        , 1998, or from
                                the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-4 Rate for such monthly interest period. The "Class A-4 Principal Balance" as of any Distribution Date will be the Original
                                Class A-4 Principal Balance minus all amounts previously distributed to the Class A-4
                                Noteholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the Class A-4 Notes.

                                Interest will be paid on the Class A-4 Notes to the extent of funds available on each Distribution Date, after payment of all interest and principal then payable on the Class A-3 Notes. In the event such funds available are not sufficient to make a full distribution of interest on the Class A-4 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-4 Rate, to the extent legally permissible. See "Description of the Notes."

  J. Class A-4 Principal.....   Class A-4 Noteholders will be entitled to
                                receive on each Distribution Date as payment of
                                principal, to the extent of funds available
                                after payment of all interest and principal
                                then payable on the Class A-3 Notes and after
                                payment of all interest then payable on the
                                Class A-4 Notes, the sum of     % (approximate)
                                of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid
                                Class A-4 Principal Shortfall, if any, from prior Distribution Dates.

  K. Optional Redemption.....   The Notes will be redeemed in whole, but not in
                                part, on any Distribution Date on which Green
                                Tree exercises its option to purchase the Contracts, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the Pool Scheduled Principal Balance declines to 10% or less of the Cutoff Date Pool
                                Principal Balance, at a redemption price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon. The
                                "Pool Scheduled Principal Balance" is the aggregate Scheduled Principal Balance of all outstanding Contracts during a Monthly Period.
                                See "Description of the Notes--Optional
                                Redemption."

  L. Mandatory Prepayments...   The Class A-1, Class A-2, Class A-3 and Class
                                A-4 Notes will be prepaid in part on the first
                                Distribution Date after the Pre-Funding Period
                                (in no event later than         , 1998) to the
                                extent of any Pre-Funded Amount remaining in the Pre-Funding Account on such Distribution
                                Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class
                                A-3 and Class A-4 Noteholders will receive some prepayment of principal. See "Yield and Prepayment Considerations."

Interest Rate Cap               Class A-1 Noteholders will have the benefit of
Agreement.....................  an Interest Rate Cap Agreement, dated as of
                                      , 1998 (the "Interest Rate Cap
                                Agreement"), between the Trust and
                                                  (the "Counterparty"), a
                                                  . Pursuant to the Interest
                                Rate Cap Agreement, the Counterparty will make
                                a payment (the "Interest Rate Cap Payment") to
                                the Trust on each Distribution Date to the
                                extent that the Class A-1 Rate exceeds   %, in
                                an amount equal to the amount obtained by
                                multiplying the Class A-1 Principal Balance by
                                the product of (i) the maximum of (x) the
                                excess of the Class A-1 Rate over   % or (y) 0%
                                and (ii) the number of days in the monthly interest period divided by 360. See "Description of the Notes--
                                Interest Rate Cap Agreement" and "Description of the Counterparty."

Spread Account................  Class A-2, Class A-3 and Class A-4 Noteholders
                                will have the benefit of a separate sub-account for each Class contained in an account (the "Spread Account") to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) is insufficient to distribute all interest then payable on the Class A-2, Class A-3 or Class A-4 Notes, the Indenture Trustee will withdraw the amount of the deficiency from the applicable sub-account (or the amount on deposit in the applicable sub-account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class.

                                On the Closing Date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes and all interest then payable on the Certificates, first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub-account, until the amount on deposit in
                                such sub-accounts equals $     and $    ,
                                respectively (subject to reduction as provided in, and to the other terms and conditions contained in, the Sale and Servicing Agreement). If any sub-account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Spread Account will be included in the Trust Property. See "Description of the Notes--The Spread Account."

Reserve Account...............  Noteholders will have the benefit of an account
                                (the "Reserve Account") to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) are insufficient to make full payment in respect of interest or principal payable on a Class of Notes (after making appropriate draws upon the Spread Account), the Indenture Trustee will withdraw the amount of the deficiency from the Reserve Account (or the amount on deposit in the Reserve Account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class.

                                On the Closing Date, the amount on deposit in the Reserve Account will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes, all interest then payable on the Certificates and all deposits in the Spread Account, until the amount on deposit in the Reserve Account equals
                                   % of the Pool Scheduled Principal Balance
                                (subject to reduction as provided in,
                                and to other terms and conditions contained in, the Sale and Servicing Agreement). If the Reserve Account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Reserve Account will be included in the Trust Property. See "Description of the Notes--The Reserve Account."

Terms of the Certificates.....  The principal terms of the Certificates will be as described below:

 A. Distributions.............  Certificateholders will be entitled to receive on each Distribution Date commencing in
                                          1998, to the extent the Amount
                                Available in the Collection Account including the Guaranty Payment described below is sufficient therefor, the Certificateholders' Distributable Amount, as defined under "Description of the Trust Documents and Indenture."

                                The outstanding principal amount of the
                                Certificates, to the extent not previously paid, will be payable on the Final Scheduled Distribution Date.

 B. Pass-Through Rate.........      % per annum (the "Pass-Through Rate")
                                payable monthly at one-twelfth of the annual rate, calculated on the basis of a 360-day year consisting of twelve 30-day months.

 C. Interest..................  On each Distribution Date, the Owner Trustee will distribute to the Certificateholders, to the extent the Amount Available in the Collection Account including the Guaranty Payment described below is sufficient therefor, accrued interest at the Pass-Through Rate on the outstanding Certificate Principal Balance. Interest in respect of a Distribution Date will
                                accrue from       , 1998, or from the most
                                recent Distribution Date to but excluding the following Distribution Date. The "Certificate Principal Balance" as of any Distribution Date will be the Original Certificate Principal Balance minus all amounts previously distributed to the Certificateholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the Certificates.

                                Interest will be paid on the Certificates to the extent of funds available on each Distribution Date, after payment of all interest and principal then payable on the Notes. In the event such funds available are not sufficient to make a full distribution of interest on the Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

 D. Principal.................  No distributions of principal on the
                                Certificates will be payable until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal on the Certificates will be payable in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus the Unpaid Certificate Principal Shortfall, if any, from prior Distribution Dates.

 E. Limited Guaranty..........  In order to mitigate the effect of the subordination of the Certificates and the effect of liquidation losses on the Contracts, the Certificateholders are entitled to receive on each Distribution Date an amount equal to the Guaranty Payment, if any, under Green Tree's Limited Guaranty. The "Guaranty Payment" for any Distribution Date will equal the difference, if any, between the Certificateholders' Distributable Amount and the remaining funds available in the Collection Account after payment of all interest and principal on the Notes and the deposit in any sub-account of the Spread Account or the Reserve Account of any amounts previously withdrawn therefrom and not previously replenished. The "Certificateholders'
                                Distributable Amount" equals the unpaid and accrued interest on the Certificates, plus on each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus any Unpaid Certificate Principal Shortfall for such Distribution Date, and plus any unreimbursed Certificate Principal Liquidation Loss.

                                The Limited Guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The ratings assigned to the Certificates may be affected by the ratings of Green Tree's debt securities. Green Tree's senior debt securities were recently downgraded by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") from "A-" to "BBB+" and by Fitch IBCA Inc. ("Fitch") from "A" to "A-", which has been reflected in the ratings assigned to the Certificates. See "Summary of Terms--Ratings."

 F. Optional Prepayment.......  If Green Tree or the Servicer exercises its option to purchase the Contracts, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the Pool Scheduled Principal Balance declines to 10% or less of the Cutoff Date Pool Principal Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the principal amount, together with accrued interest at the Pass-Through Rate and the Certificates will be retired. See "Description of the Certificates--Optional Prepayment."

Collection Account; Priority    Except under certain conditions described
of Payments...................  herein or as otherwise acceptable to S&P and
                                Fitch, the Servicer will be required to remit payments received with respect to the Contracts within one Business Day of receipt thereof to an account in the name of the Indenture Trustee
                                (the "Collection Account"). On each

                                Distribution Date, the Servicer will instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on such Distribution Date as follows (in the priority indicated): (i) if Green Tree is not the Servicer, the monthly servicing fee, together with any unpaid servicing fees from prior Distribution Dates, (ii) reimbursement of any advances made that were recovered during the prior Monthly Period, (iii) the Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and any amounts previously withdrawn from any sub-account of the Spread Account or the Reserve Account and not previously replenished, (iv) the Certificateholders' Interest Distributable Amount and, after the Notes have been paid in full, the Certificateholders' Principal Distributable Amount, (v) amounts necessary to fully fund the Class A-2, Class A-3 and Class A-4 sub-accounts of the Spread Account, (vi) the amount necessary to fully fund the Reserve Account and (vii) any remaining amount to Green Tree as the monthly servicing and guaranty fee (the "Monthly Servicing and Guaranty Fee").

Pre-Funding Account...........  On the Closing Date, Green Tree will deposit an amount (as reduced from time-to-time, the "Pre-Funded Amount") in the Pre-Funding Account to provide the Trust with sufficient funds to purchase the Subsequent Contracts. The Pre-Funded Amount will initially equal the
                                difference between $       and the aggregate
                                principal balance as of the Cutoff Date of the Initial Contracts and Additional Contracts. The Pre-Funding Account will be included in the Trust Property. Any reimbursement income earned on amounts on deposit in the Pre-Funding Account will be taxable to Green Tree. See "Yield and Prepayment Considerations" and "Description of the Trust Documents and Indenture--Accounts" herein.

Tax Status....................  In the opinion of counsel to Green Tree, for federal and Minnesota income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an associa-tion (or a publicly traded partnership) taxable as a corporation, and neither the Trust nor any portion of the Trust will constitute a taxable mortgage pool taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. Each Certificateholder, by the acceptance of a Cer-tificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Al-ternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Certain Federal and State Income Tax Consequences" herein and "Cer-tain Federal Income Tax Consequences" and "Cer-tain State Income Tax Consequences" in the ac-companying Prospectus.

ERISA Considerations..........  If the Notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of Notes by or on behalf of a Benefit Plan will not cause the assets of the Trust to become plan assets, thereby generally preventing the application of certain prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, that otherwise would possibly be applicable. Green Tree believes that the Notes should be treated as indebtedness without substantial equity features for purposes of such regulation.

                                The Certificates may not be acquired by, or on the behalf of, any employee benefit plan, individual retirement account or Keogh Plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the accompanying Prospectus.

Ratings.......................  It is a condition to the issuance of the
                                Securities that:


                                the Class A-1 Notes be rated "AAA" by S&P and "AAA" by Fitch;

                                the Class A-2 Notes be rated at least "AA" by S&P and at least "AA" by Fitch;

                                the Class A-3 Notes be rated at least "A" by S&P and at least "A" by Fitch;

                                the Class A-4 Notes be rated at least "BBB" by S&P and at least "BBB" by Fitch; and

                                the Certificates be rated at least "BBB+" by S&P and at least "A-" by Fitch.

                                A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by a Rating Agency. The rating of the Certificates will be based in part on an assessment of Green Tree's ability to make payments under the Limited Guaranty. Any reduction in S&P's or Fitch's ratings of Green Tree's debt securities may result in a similar reduction in the ratings of the Certificates. Green Tree's senior debt securities were recently downgraded by S&P from "A-" to "BBB+" and by Fitch from "A" to "A-".

                                Green Tree has not requested a rating of the Securities from any rating agencies other than S&P and Fitch. There can be no assurance as to whether any other rating agency will rate the Securities or, if one does, what rating would be assigned by such rating agency.

                                 RISK FACTORS

  Prospective holders of the Securities should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Securities:

SUBORDINATION OF CLASS A-2, CLASS A-3 AND CLASS A-4 NOTES AND CERTIFICATES; LIMITED ASSETS

  Distributions of interest and principal on each Class of Notes will be subordinated to the rights of the holders of each Class of Notes with a prior numeric designation to receive prior payment of interest and principal. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Certificateholders, however, will not receive any distributions of principal until the Distribution Date on which the outstanding principal amounts of all of the Notes have been paid in full.

  Holders of the Notes and the Certificates must primarily rely for repayment upon payments on the Contracts. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts, the Spread Account, the Reserve Account, the Interest Rate Cap Payments and, for payment of losses absorbed by the Certificates, the Limited Guaranty of Green Tree.

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

  Green Tree began originating home improvement contracts in     , but has
less extensive underwriting and servicing experience with home equity loans. Although Green Tree has calculated and presented herein its delinquency and net loss experience with respect to its servicing portfolio of home improvement contracts (but not the home equity loans), there can be no assurance that the information presented will reflect actual experience with respect to the Contracts. In addition, there can be no assurance that the future delinquency, loan loss or repossession experience of the Trust with respect to the Contracts will be better or worse than that set forth herein with respect to Green Tree's servicing portfolio. See "The Contract Pool-- Delinquency, Loan Loss and Repossession Information."

ADEQUACY OF REAL ESTATE SECURING HOME EQUITY AND HOME IMPROVEMENT CONTRACTS

  As of the Cutoff Date, the weighted average loan-to-value ratio for the Home
Equity Contracts was approximately    %, and approximately      % of the
Cutoff Date            Principal Balance represented Contracts which were
either unsecured or secured by subordinate liens on the related real estate. Consequently, the real estate securing a Contract is not likely to provide adequate security in the event it becomes necessary to realize upon the collateral. Even assuming that the real estate securing a Contract provides adequate security, substantial delays could be encountered in connection with the liquidation of such Contract that would result in current shortfalls in
distributions to the holders of the        Certificates to the extent
described herein. In addition, liquidation expenses relating to any Liquidated Contract (such as legal fees, real estate taxes and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to the holders of the Securities. In the event that any real estate securing a Contract fails to provide adequate security, any losses in connection with such Contract will be borne by the holders of the Securities to the extent described herein.

GEOGRAPHIC CONCENTRATION OF INITIAL CONTRACTS

  As of the Cutoff Date, the Obligors on approximately      % of the Contracts
(based on principal balance and billing address of the Obligor) were located
in [         ]. See "The Contract Pool." Accordingly, adverse economic
conditions or other factors particularly affecting this state could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Contracts.

                                   THE TRUST

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

GENERAL

  Green Tree Home Equity Loan Trust 1998- is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust will initially be capitalized with equity equal to $ (approximate) from the sale of the Certificates to third party investors that are expected to be unaffiliated with Green Tree or its affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Contracts from Green Tree pursuant to the Sale and Servicing Agreement.

  The Trust's principal offices are in Wilmington, Delaware, at the address listed below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

  The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and Certificates had taken place on such date:

      Class A-1 Notes.............................................. $
      Class A-2 Notes..............................................
      Class A-3 Notes..............................................
      Class A-4 Notes..............................................
      Certificates.................................................
                                                                    ------------
        Total...................................................... $
                                                                    ============

THE OWNER TRUSTEE

  [Name of Owner Trustee] is the Owner Trustee under the Trust Agreement. [Owner Trustee] is a Delaware banking corporation and its principal offices
are located at [                          ] Delaware [        ]. The Owner
Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement.

                              THE TRUST PROPERTY

  The Trust Property will include, among other things, (i) the Contracts; (ii) all rights to receive payments due thereon on or after the Cutoff Date (excluding certain insurance premiums, late fees and other servicing charges);
(iii) such amounts as from time to time may be held in the Collection Account, the Spread Account, the Reserve Account, the Pre-Funding Account and certain other accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below (including all investments in the Collection Account, the Spread Account, the Reserve Account and such other accounts and all income from the investment of funds therein and all proceeds thereof); (iv) an assignment of the mortgages on the real estate securing the related Home Equity Contracts and certain Home Improvement Contracts; and (v) certain other rights under the Trust Documents. See "The Contracts" and "Description of the Trust Documents--Collections" in the accompanying Prospectus.

  Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Trust Documents and Indenture--Distributions."

  [Indenture Trustee] or custodian on its behalf will hold each original Contract, as well as copies of documents and instruments relating to such Contract and evidencing the lien on the real property, if any, securing such Contract (the "Contract Files"). In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota and Delaware to give notice of the Trust's ownership of the Contracts and the related Trust Property.

                               THE CONTRACT POOL

GENERAL

  This Prospectus Supplement contains information regarding the Initial
Contracts, which were originated through          and will be transferred to
the Trust on the Closing Date. The information for each Contract is as of the Cutoff Date for such Contract. The Contracts had an aggregate principal balance
as of the Cutoff Date of $     . The Sale and Servicing Agreement provides that
the Initial Contracts will be purchased by the Trust on the Closing Date, and that the Subsequent Contracts will be purchased by the Trust from time to time during the Pre-Funding Period.

  All of the Contracts will be purchased by Green Tree from dealers, home improvement contractors and correspondent lenders who regularly originate and sell such contracts to Green Tree, or will be originated by Green Tree
directly. The Home Equity Contracts constitute approximately      % of the
total pool of Initial Contracts by aggregate outstanding principal balance as of the Cutoff Date. Substantially all of the Home Equity Contracts have loan-to-value ratios equal to or greater than 125%. A significant portion of the Home Equity Contracts were purchased by Green Tree from an independent financing company. Green Tree believes that the underwriting standards employed by such independent financing company are similar to the standards used by Green Tree.

CERTAIN OTHER CHARACTERISTICS

  The Initial Contracts (i) had a remaining maturity, as of the Cutoff Date, of
at least    months, but not more than     months, (ii) had an original maturity
of at least    months, but not more than     months, (iii) had an original
principal balance of at least $         and not more than $    , (iv) had a
remaining principal balance as of the Cutoff Date of at least $       and not
more than     .

  The Initial Contracts have an aggregate principal balance as of the Cutoff
Date of approximately $            . The Initial Contracts were originated
between          and              . A significant portion of the Initial
Contracts were purchased by Green Tree from an independent financing company. Green Tree believes that the underwriting standards employed by such independent financing company are similar to the standards used by Green Tree.

                      CHARACTERISTICS OF INITIAL CONTRACTS

                                                                                            WEIGHTED
                                                               % OF POOL                     AVERAGE  WEIGHTED
                                                   SCHEDULED   SCHEDULED  AVERAGE  WEIGHTED ORIGINAL   AVERAGE
                         NUMBER OF % OF INITIAL    PRINCIPAL   PRINCIPAL PRINCIPAL AVERAGE  SCHEDULED REMAINING
       ASSET TYPE        CONTRACTS CONTRACT POOL    BALANCE     BALANCE   BALANCE    RATE     TERM    TERM (1)
------------------------ --------- ------------- ------------- --------- --------- -------- --------- ---------
Home Equity.............                    %    $                    %   $              %
Unsecured Home
 Improvement............                    %                         %                  %
Debt Consolidation Home
 Improvement............                    %                         %                  %
                           -----      -------    -------------  -------   -------   ------     ---       ---
  Total ................              100.00%    $              100.00%   $              %
                           =====      =======    =============  =======   =======   ======     ===       ===

--------
(1) Based on scheduled payments due after the Cutoff Date and assuming no prepayments on the Contracts.

                 GEOGRAPHIC CONCENTRATION OF INITIAL CONTRACTS

                            NUMBER OF
                         CONTRACTS AS OF PERCENT OF NUMBER PRINCIPAL BALANCE PERCENT OF CUTOFF DATE
       STATE (1)           CUTOFF DATE     OF CONTRACTS    AS OF CUTOFF DATE   PRINCIPAL BALANCE
       ---------         --------------- ----------------- ----------------- ----------------------
Alabama.................                            %       $                              %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----           ------        ---------------          ------
  Total.................                      100.00%       $                        100.00%
                              =====           ======        ===============          ======

--------
(1) Based on the address of the Obligor set forth in Green Tree's records.

         DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS OF INITIAL CONTRACTS

                                                AGGREGATE
                                                PRINCIPAL          % OF
                                                 BALANCE       CONTRACT POOL
                               NUMBER OF       OUTSTANDING    BY OUTSTANDING
                               CONTRACTS      AS OF CUTOFF   PRINCIPAL BALANCE
 ORIGINAL CONTRACT AMOUNT  AS OF CUTOFF DATE      DATE       AS OF CUTOFF DATE
 ------------------------  ----------------- --------------- -----------------
Less than $10,000.........                   $                          %
Between $10,000 and
 $19,999..................
Between $20,000 and
 $29,999..................
Between $30,000 and
 $39,999..................
Between $40,000 and
 $49,999..................
Between $50,000 and
 $59,999..................
Between $60,000 and
 $69,999..................
Between $70,000 and
 $79,999..................
Between $80,000 and
 $89,999..................
Between $90,000 and
 $99,999..................
Between $100,000 and
 $109,999.................
Between $110,000 and
 $119,999.................
Between $120,000 and
 $129,999.................
Between $130,000 and
 $139,999.................
Between $140,000 and
 $149,999.................
Between $150,000 and
 $159,999.................
Between $160,000 and
 $169,999.................
Between $170,000 and
 $179,999.................
Between $180,000 and
 $189,999.................
Between $190,000 and
 $199,999.................
Between $200,000 and
 $249,999.................
Between $250,000 and
 $299,999.................
Over $300,000.............
                                 -----       ---------------      ------
  Total...................                   $                    100.00%
                                 =====       ===============      ======

                    YEAR OF ORIGINATION OF INITIAL CONTRACTS

                                                                      % OF
                                                  AGGREGATE       CONTRACT POOL
                                NUMBER OF     PRINCIPAL BALANCE  BY OUTSTANDING
  YEAR OF                       CONTRACTS        OUTSTANDING    PRINCIPAL BALANCE
 OIGINATIONR                AS OF CUTOFF DATE AS OF CUTOFF DATE AS OF CUTOFF DATE
-----------                 ----------------- ----------------- -----------------
   1989....................                     $                          %
   1990....................
   1991....................
   1992....................
   1993....................
   1994....................
   1995....................
   1996....................
   1997....................
                                 ------         -------------        ------
     Total.................                     $                    100.00%
                                 ======         =============        ======

                           LIEN POSITION OF CONTRACTS

                                                                                           %
                                                  % OF                             CONTRACT POOL BY
                                                NUMBER OF    AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         NUMBER OF CONTRACTS CONTRACTS AS OF BALANCE OUTSTANDING     BALANCE AS OF
                          AS OF CUTOFF DATE    CUTOFF DATE    AS OF CUTOFF DATE       CUTOFF DATE
                         ------------------- --------------- ------------------- ---------------------
First...................                               %        $                             %
Second..................
Third...................
                                -----            ------         -------------           ------
    Total...............                         100.00%        $                       100.00%
                                =====            ======         =============           ======

                                 CONTRACT RATES

                                             AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
                         NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
     CONTRACT RATE        AS OF CUTOFF DATE   AS OF CUTOFF DATE  BALANCE AS OF CUTOFF DATE
     -------------       ------------------- ------------------- -------------------------
Less than 9.00%.........                        $                               %
 9.01% to 10.00%........
10.01% to 11.00%........
11.01% to 12.00%........
12.01% to 13.00%........
13.01% to 14.00%........
14.01% to 15.00%........
15.01% to 16.00%........
16.01% to 17.00%........
Over 17.00%.............
                                -----           -------------             ------
  Total.................                        $                         100.00%
                                =====           =============             ======

               REMAINING MONTHS TO MATURITY OF INITIAL CONTRACTS

                                                  AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
                              NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
REMAINING MONTHS TO MATURITY   AS OF CUTOFF DATE   AS OF CUTOFF DATE  BALANCE AS OF CUTOFF DATE
----------------------------  ------------------- ------------------- -------------------------
Fewer than 31.............                           $                               %
 31 to  60................
 61 to  90................
 91 to 120................
121 to 150................
151 to 180................
181 to 210................
211 to 240................
241-270...................
271-300...................
301-330...................
331-360...................
                                     -----           -------------             ------
  Total...................                           $                         100.00%
                                     =====           =============             ======

                       LIEN POSITION OF INITIAL CONTRACTS

                                          % OF
                             NUMBER OF   INITIAL                         % OF
                             CONTRACTS  CONTRACTS                      CONTRACT
                               AS OF      AS OF    AGGREGATE PRINCIPAL   POOL
                              CUT-OFF     CUT-     BALANCE OUTSTANDING PRINCIPAL
       LIEN POSITION           DATE     OFF DATE   AS OF CUT-OFF DATE   BALANCE
       -------------         --------- ----------- ------------------- ---------
First.......................                   %      $                       %
Second......................
Third.......................
Fourth......................
                               -----     ------       -------------     ------
  Total.....................             100.00%      $                 100.00%
                               =====     ======       =============     ======

--------
(1) Excludes unsecured Home Improvement Contracts.

                        GREEN TREE FINANCIAL CORPORATION

  The following information supplements the information in the Prospectus under the heading "Green Tree Financial Corporation." No delinquency, loan loss or liquidation information has been included with respect to home equity loans, because Green Tree has only limited historical experience with respect to the performance of such loans, and does not currently compile separate delinquency, loan loss and liquidation information on home equity loans with high loan-to-value ratios such as the Home Equity Contracts.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION FOR THE HOME IMPROVEMENT CONTRACTS

  The following tables set forth information relating to Green Tree's delinquency, loan loss and repossession information for each period indicated with respect to all unsecured home improvement contracts and all debt-consolidation home improvement contracts it has purchased and continues to service. Green Tree does not have meangingful delinquency, loan loss or repossession information with respect to home equity loans similar to the Home Equity Contracts.

   DELINQUENCY EXPERIENCE--UNSECURED AND DEBT CONSOLIDATION HOME IMPROVEMENT
                                   CONTRACTS

                                                       AT DECEMBER 31,
                                                 ------------------------------
                                                  1994    1995    1996    1997
                                                 ------  ------  ------  ------
Number of Contracts Outstanding (1)............. 10,397  18,411  25,104  25,077
Number of Contracts Delinquent (2)
  30-59 Days....................................     50     115     198     221
  60-89 Days....................................     18      44      68      90
  90 Days or More...............................      4      14      38     140
                                                 ------  ------  ------  ------
Total Contracts Delinquent......................     72     173     304     451
                                                 ======  ======  ======  ======
Delinquencies as a Percentage of Contracts
 Outstanding (3)................................   0.69%   0.94%   1.21%   1.80%

--------
(1) Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3) By number of contracts.

   LOAN LOSS/REPOSSESSION EXPERIENCE--UNSECURED AND DEBT CONSOLIDATION HOME
                             IMPROVEMENT CONTRACTS
                            (DOLLARS IN THOUSANDS)

                                             YEAR ENDED DECEMBER 31,
                                      -----------------------------------------
                                       1994     1995      1996      1997
                                      -------  -------  --------  --------
Number of Contracts Serviced (1).....  10,412   18,412    25,145    25,117
Principal Balance of Contracts (1)... $59,329  $97,544  $122,372  $113,405
Contract Liquidations:
  Units..............................      93      254       519       603
  Percentage (2).....................    0.89%    1.38%     2.06%     2.40%
Net Losses:
  Dollars (3)........................ $   578  $ 1,710  $  2,863  $  3,056
  Percentage (4).....................    0.97%    1.75%     2.34%     2.69%

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

  There can be no assurance that the delinquency, loan loss and repossession experience of the Trust with respect to the Home Improvement Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

  There can be no assurance that the delinquency, loan loss or repossession experience of the Trust with respect to the unsecured Home Improvement Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

DELINQUENCY INFORMATION FOR SECURED HOME IMPROVEMENT CONTRACTS

  The following tables set forth information relating to Green Tree's delinquency, loan loss and repossession experience for each period indicated with respect to all secured home improvement contracts serviced by Green Tree. Because of the rapid growth of Green Tree's portfolio of secured Home Improvement Contracts, the experience shown in more recent periods may not be indicative of the experience to be expected of a more seasoned portfolio.

          DELINQUENCY EXPERIENCE--SECURED HOME IMPROVEMENT CONTRACTS

                                           AT DECEMBER 31,             AS OF
                                     ------------------------------
                                      1994    1995    1996    1997     1998
                                     ------  ------  ------  ------  ---------
Number of Contracts Outstanding
 (1)................................ 56,673  81,953  96,022
Number of Contracts Delinquent
 (2)(3)
  30-59 Days........................    294     856   1,115
  60-89 Days........................    105     230     364
  90 Days or More...................    161     309     477
Total Contracts Delinquent..........    560   1,395   1,956
Delinquencies as a Percent of
 Contracts Outstanding (4)..........   0.99%   1.70%   2.04%       %         %

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by Green Tree if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of contracts.

     LOAN LOSS/REPOSSESSION EXPERIENCE--SECURED HOME IMPROVEMENT CONTRACTS
                            (DOLLARS IN THOUSANDS)

                                     AT DECEMBER 31,                   AS OF
                         ------------------------------------------
                           1994       1995        1996       1997       1998
                         --------  ----------  ----------  --------  ----------
Number of Contracts
 Serviced (1)...........   56,710     109,030      96,230
Principal Balance of
 Contracts (1).......... $617,341  $1,015,783  $1,308,549  $         $
Contract Liquidations:
  Units.................      541         766       1,564
  Percentage (2)........     0.95%       0.70%       1.63%         %           %
Net Losses:
  Dollars (3)........... $    908  $    3,715  $   11,646  $         $
  Percentage (4)........     0.15%       0.37%       0.89%         %           %

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

  There can be no assurance that the delinquency, loan loss and repossession experience of the Trust with respect to the Home Improvement Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

RECENT DEVELOPMENTS

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree will continue to operate from its existing headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer, has agreed to continue to manage Green Tree's business for at least one year. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  The Company has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of the Company as purported class actions on behalf of persons or entities who purchased common stock of the Company during the alleged class periods. In addition to the Company, certain current and former officers and directors of the Company are named as defendants in one or more of the lawsuits. The Company and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that the Company and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of the Company (particularly with respect to prepayment assumptions and performance of certain of the Company's loan portfolios) which allegedly rendered the Company's financial statements false and misleading. The Company believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements the information in the Prospectus under the heading "Yield and Prepayment Considerations."

  The Servicer and Green Tree each has the option to purchase from the Trust all remaining Contracts, and thereby effect early redemption of the Notes and early retirement of the Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is 10% or less of the Cutoff Date Pool Principal Balance. See "Description of the Trust Documents--Termination" in the Prospectus.

  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be prepaid in part on the first Distribution Date after the Pre-Funding Period (in no event
later than     , 1998) to the extent of any Pre-Funded Amount remaining in the
Pre-Funding Account on such Distribution Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the Formula Principal Distribution Amount.

  Principal prepayments on the Contracts will result in accelerating principal payments on the Notes. The rate of principal payments on pools of home equity loans and home improvement contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of home equity loans and home improvement contacts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. Since home equity loans and home improvement contracts are not generally viewed by borrowers as permanent financing, the Contracts may experience a higher rate of prepayments than traditional mortgage loans. In addition, if prevailing interest rates fall significantly below the interest rates on such loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such loans. Conversely, if prevailing interest rates rise above the interest rates on such loans, the rate of prepayment would be expected to decrease.

  Green Tree has no significant experience with respect to the rate of principal prepayments on home equity loans and home improvement contracts. In addition, liquidations of defaulted Contracts or the exercise by Green Tree or the Servicer of the option to purchase the remaining pool of Contracts will affect the timing of principal distributions on the Securities.

WEIGHTED AVERAGE LIFE OF THE NOTES AND THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments on the Contracts on the weighted average life of the Notes and the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes and the Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on the Contracts may be in the form of scheduled amortization or prepayments (including, for this purpose, liquidations due to default).

  The Base Case prepayment model is Green Tree management's best estimate of the prepayment rates that may be experienced on the Contracts. Because Green Tree began originating and servicing home equity loans, home improvement contracts and contracts for many of the Products only recently, such estimate is based in part on industry experience with similar loans and contracts rather than Green Tree's experience. There can be no assurance that the Contracts will experience prepayments at such projected rates or in the manner assumed by the prepayment model used for that type of Contract, or that the Contracts in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner projected in the Base Case.

                                                                    BASE CASE
                               PRODUCT                           PREPAYMENT RATE
                               -------                           ---------------
      Home Equity...............................................       % CPR
      Home Improvement (unsecured)..............................       % CPR
      Home Improvement (secured)................................       % CPR

  The model used in this Prospectus Supplement is the Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the Contracts.

  As used in the following tables, the columns headed 80%, 90%, 100%, 110% and 120% assume that prepayments on the Contracts are made at Base Case Prepayment Rates of 80%, 90%, 100%, 110% and 120%, respectively. For example, 80% Base Case Prepayment Rate and 120% Base Case Prepayment Rate mean that Home Equity
Contracts have been assumed to have a prepayment rate equal to    % CPR and
   % CPR, respectively; Home Improvement Contracts (unsecured) have been
assumed to have a prepayment rate equal to   % CPR and   % CPR, respectively;
and Home Improvement Contracts (secured) have been assumed to have a prepayment
rate equal to    % CPR and    % CPR, respectively. CPR DOES NOT PURPORT TO BE
AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF CONTRACTS, INCLUDING THE CONTRACTS.


                               [prepayment table]

                            DESCRIPTION OF THE NOTES

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Noteholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

GENERAL

  The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made. [Name of Indenture Trustee], a
national banking association headquartered in [       ,     ], will be the
Indenture Trustee.

DISTRIBUTIONS

  Noteholders will be entitled to receive on each Distribution Date commencing
in      , to the extent that funds available are sufficient therefor, the
Noteholders' Distributable Amount. Distributions on the Notes will be made from funds available first to the holders of the Class A-1 Notes, then to the holders of the Class A-2 Notes, then to the holders of the Class A-3 Notes and then to the holders of the Class A-4 Notes, in the manner and order of priority described below.

CLASS A-1 INTEREST

  Interest on the outstanding Class A-1 Principal Balance will accrue from
        , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-1 Rate for such monthly interest period. The "Class A-1 Principal Balance" as of any Distribution Date will be the Original Class A-1 Principal Balance minus all amounts previously distributed to the Class A-1 Noteholders in respect of principal.

  Interest will be paid on the Class A-1 Notes to the extent of funds available on such Distribution Date. In the event the funds available are not sufficient to make a full distribution of interest on the Class A-1 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1 Rate, to the extent legally permissible.

CLASS A-1 PRINCIPAL

  To the extent of funds available after payment of all interest payable on the Class A-1 Notes the Class A-1 Noteholders will be entitled to receive on each
Distribution Date as payment of principal, an amount equal to the sum of      %
(approximate) of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-1 Principal Shortfall, if any, for such Distribution Date. In the event the funds available are not sufficient to make a full distribution of principal on the Class A-1 Notes, the funds available will be applied pro rata to the Class A-1 Notes based on the amount payable to such Class.

  The "Formula Principal Distribution Amount" with respect to any Distribution Date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each
Contract: (i) all scheduled payments of principal due on each outstanding Contract during the related Monthly Period, (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Contract, (iii) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Monthly Period, (iv) the Scheduled Principal Balance of each Contract which, during the related Monthly Period, was purchased by Green Tree as a result of a breach of a representation as warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing Agreement, and (v) with respect to
the Distribution Date in       1998, any remaining amounts on deposit in the
Pre-Funding Account. The Formula Principal Distribution Amount for the
Distribution Date in       , will be the sum of the Note Principal Balance and
the Certificate Principal Balance. A "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related Product or real property have been recovered or any defaulted Contract in respect of which the related Product or real property has been realized upon and disposed of and the proceeds of such disposition have been received. The "Unpaid Class A-1 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-1 Notes on any prior Distribution Date but not paid on any intervening Distribution Date.

CLASS A-2 INTEREST

  Interest on the outstanding Class A-2 Principal Balance will accrue from
                 , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-2 Rate for such monthly interest period. The "Class A-2 Principal Balance" as of any Distribution Date will be the Original Class A-2 Principal Balance minus all amounts previously distributed to the Class A-2 Noteholders in respect of principal, and minus any unreimbursed Class A-2 Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-2 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-1 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-2 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2 Rate, to the extent legally permissible.

CLASS A-2 PRINCIPAL

  Class A-2 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-1 Notes and after payment of all
interest payable on the Class A-2 Notes, the sum of      % (approximate) of
the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-2 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-2 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-2 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-2 Principal Liquidation Loss.

CLASS A-3 INTEREST

  Interest on the outstanding Class A-3 Principal Balance will accrue from
                 , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-3 Rate for such monthly interest period. The "Class A-3 Principal Balance" as of any Distribution Date will be the Original Class A-3 Principal Balance minus all amounts previously distributed to the Class A-3 Noteholders in respect of principal, and minus any unreimbursed Class A-3 Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-3 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-2 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-3 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-3 Rate, to the extent legally permissible.

CLASS A-3 PRINCIPAL

  Class A-3 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-2 Notes and after payment of all
interest payable on the Class A-3 Notes, the sum of    % (approximate) of the
Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-3 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-3 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-3 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-3 Principal Liquidation Loss.

CLASS A-4 INTEREST

  Interest on the outstanding Class A-4 Principal Balance will accrue from
                 , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-4 Rate for such monthly interest period. The "Class A-4 Principal Balance" as of any Distribution Date will be the Original Class A-4 Principal Balance minus all amounts previously distributed to the Class A-4 Noteholders in respect of principal, and minus any unreimbursed Class A-4 Principal Liquidation Loss (described below under "-- Losses on Liquidated Contracts").

  Interest will be paid on the Class A-4 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-3 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-4 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-4 Rate, to the extent legally permissible.

CLASS A-4 PRINCIPAL

  Class A-4 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-3 Notes and after payment of all interest payable on the Class A-4 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-4 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-4 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-4 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-4 Principal Liquidation Loss.

OPTIONAL REDEMPTION

  The Notes will be redeemed in whole, but not in part, on any Distribution Date on which Green Tree exercises its option to purchase the Contracts. Green Tree may purchase the Contracts when the Pool Scheduled Principal Balance has declined to 10% or less of the Cutoff Date Pool Principal Balance, as described in the accompanying Prospectus under "Description of the Trust Documents-- Termination." The "Pool Scheduled Principal Balance" is the aggregate Scheduled Principal Balance of all outstanding Contracts during a Monthly Period. Such redemption will effect early retirement of the Notes. The redemption price will be equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon.

MANDATORY PREPAYMENTS

  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be prepaid in part on the first Distribution Date after the Pre-Funding Period (in no event
later than         , 1998) to the extent of any Pre-Funded Amount remaining in the Pre-Funding Account on such Distribution Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the Formula Principal Distribution Amount.

THE INTEREST RATE CAP AGREEMENT

  Class A-1 Noteholders will have the benefit of the Interest Rate Cap Agreement between the Trust and the Counterparty. Pursuant to the Interest Rate Cap Agreement, the Counterparty will make a payment (the "Interest Rate Cap Payment") to the Trust on each Distribution Date to the extent that the Class
A-1 Rate exceeds   %, in an amount equal to the amount obtained by multiplying the Class A-1 Principal Balance by the product of (i) the maximum of (x) the
excess of the Class A-1 Rate over   % or (y) 0% and (ii) the number of days in
the monthly interest period divided by 360. Payments received by the Indenture Trustee pursuant to the Interest Rate Cap Agreement will be deposited in the Collection Account. See "Description of the Counterparty."

THE SPREAD ACCOUNT

  Class A-2, Class A-3 and Class A-4 Noteholders will have the benefit of a separate sub-account for each Class contained in the Spread Account to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) is insufficient to distribute all interest then payable on the Class A-2, Class A-3 or Class A-4 Notes, the Indenture Trustee will withdraw the amount of the deficiency from the applicable sub-account (or the amount on deposit in the applicable sub-account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class. On any Distribution Date, the amount of funds in the Spread Account will not be available to cover a shortfall in principal distributable on any Class of Notes, but would only be available to cover a shortfall in interest distributable on the Class A-2, Class A-3 and Class A-4 Notes.

  On the Closing Date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes and all interest then payable on the Certificates, first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub-account, until
the amount on deposit in such sub-accounts equals $         , $        and
$     , respectively (subject to reduction as provided in, and to the other terms and conditions contained in, the Sale and Servicing Agreement). If any sub-account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Spread Account is included in the Trust Property. Any amount remaining in the Spread Account upon termination of the Trust will be distributed to Green Tree.

THE RESERVE ACCOUNT

  Noteholders will have the benefit of the Reserve Account to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) are insufficient to make full payment in respect of interest or principal payable on a Class of Notes (after making appropriate draws upon the Spread Account), the Indenture Trustee will withdraw the amount of the deficiency from the Reserve Account (or the amount on deposit in the Reserve Account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class.

  On the Closing Date, the amount on deposit in the Reserve Account will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes, all interest then payable on the Certificates and all deposits in the Spread Account, until the amount on
deposit in the Reserve Account equals    % of the Pool Scheduled Principal
Balance (subject to reduction as provided in, and to other terms and conditions contained in, the Sale and Servicing Agreement). If the Reserve Account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Reserve Account is included in the Trust Property. Any amount remaining in the Reserve Account upon termination of the Trust will be distributed to Green Tree.

LOSSES ON LIQUIDATED CONTRACTS

  As described above, the distribution of principal to each Class of Notes is intended to equal the applicable percentage of the Formula Principal Distribution Amount. On each Distribution Date, each such amount includes the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Monthly Period related to such Distribution Date. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree, then by the Certificateholders (although Green Tree will be obligated to make a Guaranty Payment equal to any shortfall in the distribution to the Certificateholders), and then by each Class of Notes in inverse numeric order (although funds on deposit in the Reserve Account will be available to pay any shortfall in the distribution of interest and principal to any Class of Notes).

  If the funds available for any Distribution Date, after making all required distributions of interest and principal to more senior Classes of Notes, are insufficient to make a full distribution of interest and/or principal to a Class of Notes or the Certificates, such deficiency will be carried forward and added to the amount to be distributed to such Class of Notes or the Certificates on the following Distribution Date.

  If the Pool Scheduled Principal Balance for any Distribution Date is less than the sum of the aggregate outstanding principal balance of the Notes and the Certificate Principal Balance after giving effect to all distributions of principal on such Distribution Date, then the Certificate Principal Balance will be reduced by the amount of such deficiency (a "Certificate Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Certificate Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Certificates on future Distribution Dates would include interest on any such Certificate Principal Liquidation Loss at the Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Pass-Through
Rate) accrued from the date such Certificate Principal Liquidation Loss was incurred, and the amount of such Certificate Principal Liquidation Loss.

  Similarly, if the Certificate Principal Balance were reduced to zero (which would be caused only by Certificate Principal Liquidation Losses, whether or not Green Tree makes any required payments under the Limited Guaranty) and the Pool Scheduled Principal Balance on any Distribution Date were less than the aggregate outstanding principal balance of the Notes after giving effect to distributions of principal on such Distribution Date, then the Class A-4 Principal Balance would be reduced by the amount of such deficiency (a "Class A-4 Principal Liquidation Loss"). The funds on deposit in the Reserve Account will be available to pay the amount of any such Class A-4 Principal Liquidation Loss. If the funds available in the Reserve Account are insufficient to pay such amount, however, the amount distributable on the Class A-4 Notes on future Distribution Dates would include interest on any such Class A-4 Principal Liquidation Loss at the Class A-4 Rate (and, to the extent legally permissible, interest on such unpaid interest at the Class A-4 Rate) accrued from the date such Class A-4 Principal Liquidation Loss was incurred, and the amount of such Class A-4 Principal Liquidation Loss. Each more senior Class of Notes would similarly be subject to reduction in its outstanding principal balance if the aggregate outstanding principal balance of all more junior Classes of Notes were reduced to zero and the Pool Scheduled Principal Balance were less than the aggregate outstanding principal balance of the Notes, and would similarly be entitled on future Distribution Dates to receive interest on any such Principal Liquidation Loss at the applicable Interest Rate, and the amount of such Principal Liquidation Loss. The applicable percentage of the Formula Principal Distribution Amount distributable to each Class of Notes on each Distribution Date will not be affected by any Principal Liquidation Loss experienced by a Class of Notes. Accordingly, even if a Class of Notes has experienced a Principal Liquidation Loss, such Class will continue to be entitled to receive its applicable percentage of the Formula Principal Distribution Amount (or, if the Amount Available in the Collection Account is insufficient to make such distribution, such Class will be entitled to receive the amount of such deficiency on subsequent Distribution Dates as an Unpaid Principal Shortfall).

BOOK-ENTRY REGISTRATION

  Holders of the Notes or the Certificates may hold through DTC (in the United States) or, solely in the case of the Notes, CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through CEDEL or Euroclear.

  Cede & Co., as nominee for DTC, will hold the Notes and the Certificates. CEDEL and Euroclear will hold omnibus positions in the Notes on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  For a description of transfers between persons holding directly or indirectly through DTC, see "Certain Information Regarding the Securities--Book-Entry Registration" in the Prospectus.

  Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                        DESCRIPTION OF THE COUNTERPARTY


                      [insert description of counterparty]


  The description of the Counterparty set out above has been provided by the Counterparty. The Counterparty has not, however, been involved in the preparation of, and does not accept responsibility for, this Prospectus Supplement as a whole.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements the information contained in the accompanying Prospectus. Prospective Certificateholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Certificates," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

GENERAL

  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS

  Certificateholders will be entitled to receive on each Distribution Date
commencing in         1998, to the extent that funds available together with
the Guaranty Payment described below are sufficient therefor, the Certificateholders' Distributable Amount.

INTEREST

  On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders accrued interest at the Pass-Through Rate on the outstanding Certificate Principal Balance. Interest in respect of a Distribution Date will
accrue from          , 1998, or from the most recent Distribution Date to but
excluding the following Distribution Date. The "Certificate Principal Balance" as of any Distribution Date will be the Original Certificate Principal Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders minus any unreimbursed Certificate Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Certificates to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Notes and any amounts previously withdrawn from any sub-account of the Spread Account or the Reserve Account and not previously replenished. In the event such funds available are not sufficient to make a full distribution of interest on the Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

PRINCIPAL

  No distributions of principal on the Certificates will be payable until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal on the Certificates will be payable in an amount equal to the Class A-1:HE/HI Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus the Unpaid Certificate Principal Shortfall, if any, from prior Distribution Dates.

  The "Unpaid Certificate Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Certificates on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Certificate Principal Liquidation Loss.

OPTIONAL PREPAYMENT

  If Green Tree exercises its option to purchase the Contracts when the Pool Scheduled Principal Balance declines to 10% or less of the Cutoff Date Pool Principal Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding principal amount together with accrued interest at the Pass-Through Rate, which distribution will effect early retirement of the Certificates. See "Description of the Trust Documents-- Termination" in the accompanying Prospectus.

LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Certificates and the effect of liquidation losses and delinquencies on the Contracts, the Certificateholders are entitled to receive on each Distribution Date the amount equal to the Guaranty Payment, if any, under Green Tree's Limited Guaranty. The Guaranty Payment for any Distribution Date will equal the difference, if any, between the Certificateholders' Distributable Amount and the remaining funds available in the Collection Account after payment of all interest and principal on the Notes and the deposit in any sub-account of the Spread Account or the Reserve Account of any amounts previously withdrawn therefrom and not previously replenished. The "Certificateholders' Distributable Amount" equals the unpaid and accrued interest on the Certificates, plus on each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus any Unpaid Certificate Principal Shortfall for such Distribution Date, and plus any unreimbursed Certificate Principal Liquidation Loss.

  The Limited Guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The ratings assigned to the Certificates may be affected by the ratings of Green Tree's debt securities. Green Tree's senior debt securities were recently downgraded by S&P from "A-" to "BBB+" and by Fitch from "A" to "A-", which has been reflected in the ratings assigned to the Certificates. See "Summary of Terms--Ratings."

  The Limited Guaranty will not benefit in any way, or result in any payment to, the Class A-1, Class A-2, Class A-3 or Class A-4 Noteholders.

  As compensation for servicing the Contracts and providing the Limited Guaranty, Green Tree will be entitled to receive the Monthly Servicing and Guaranty Fee on each Distribution Date, which will be equal to the Amount Available remaining after payment of the Certificateholders' Distributable Amount and any deposits into the Spread Account or the Reserve Account required on that Distribution Date.

TRANSFERS OF CERTIFICATES

  Certificateholders, other than individuals or entities holding Certificates through a broker who reports sales of securities on Form 1099-B, are required under the Trust Agreement to notify the Owner Trustee of any transfer of their Certificates in a taxable sale or exchange within 30 days of such transfer.

LOSSES ON LIQUIDATED CONTRACTS

  As described above, the distribution of principal to the Certificates is intended to equal the Formula Principal Distribution Amount. Such amount includes the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Monthly Period preceding such Distribution Date. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree and then by the Certificateholders (although Green Tree will be obligated to make a Guaranty Payment equal to any shortfall in the distribution to the Certificateholders).

  If the funds available for any Distribution Date, after making all required distributions of interest and principal to the Notes, are insufficient to make a full distribution of interest and/or principal to the Certificates, such deficiency will be carried forward and added to the amount to be distributed to the Certificates on the following Distribution Date.

  If the Pool Scheduled Principal Balance for any Distribution Date is less than the sum of the aggregate outstanding Principal Balance of the Notes and the Certificate Principal Balance after giving effect to all distributions of principal on such Distribution Date, then the Certificate Principal Balance will be reduced by the amount of such deficiency (a "Certificate Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Certificate Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Certificates on future Distribution Dates would include interest on any such Certificate Principal Liquidation Loss at the Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Pass-Through
Rate) accrued from the date such Certificate Principal Liquidation Loss was incurred, and the amount of such Certificate Principal Liquidation Loss.

                DESCRIPTION OF THE TRUST DOCUMENTS AND INDENTURE

  The following summary describes certain terms of the Sale and Servicing Agreement and the Trust Agreement (together, the "Trust Documents") and the Indenture. Forms of the Trust Documents and Indenture, as executed, have been filed as exhibits to the Registration Statement. A copy of each of the Trust Documents and Indenture will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents and Indenture. The following summary supplements, the description of the general terms and provisions of the Trust Documents and Indenture (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.

ACCOUNTS

  The Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, into which all payments made on or with respect to the Contracts will be deposited (the "Collection Account"). The Servicer will establish and maintain the Spread Account, which will include sub-accounts for the Class A-2, Class A-3 and Class A-4 Noteholders, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts will be deposited to cover shortfalls in interest distributable on the Class A-2, Class A-3 and Class A-4 Notes. In addition, the Servicer will establish and maintain the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts will be deposited to cover shortfalls in interest or principal distributable on the Notes. The Servicer will establish and maintain an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account, the Spread Account and the Reserve Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain an account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account"). See "Description of the Trust Documents--Collections" in the accompanying Prospectus.

  An account (the "Pre-Funding Account") will be established by the Indenture Trustee and funded by Green Tree on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Contracts. The amount deposited in the Pre-Funding Account (as reduced from time-to-time, the "Pre-Funded Amount")
will initially equal the difference between $           and the aggregate
principal balance as of the Cutoff Date of the Initial Contracts and Additional Contracts. The Pre-Funding Account will be used to purchase Subsequent Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than
$10,000, (ii)        or (iii) the date on which an Event of Termination occurs
under the Sale and Servicing Agreement (the "Pre-Funding Period"). The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount used to purchase Subsequent Contracts in accordance with the Sale and Servicing Agreement.

  Under the Sale and Servicing Agreement, following the initial issuance of the Securities, the Trust will be obligated to purchase Subsequent Contracts from Green Tree during the Pre-Funding Period, subject to the availability thereof. Each Subsequent Contract will have been underwritten in accordance with Green Tree's standard underwriting criteria. Subsequent Contracts will be transferred to the Trust pursuant to subsequent transfer instruments between Green Tree and the Trust. In connection with the purchase of Subsequent Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to Green Tree from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. Green Tree will designate the Subsequent Transfer Date as the Cutoff Date with respect to the related Subsequent Contracts purchased on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Contracts in the Trust will increase by an amount equal to the aggregate principal balance of the Contracts so purchased and the amount in the Pre-Funding Account will decrease accordingly. Any Pre-Funded Amount remaining after the purchase of Subsequent Contracts will be applied on the first Distribution Date on or after the last day of the Pre-Funding Period to prepay principal on the Class A-1 Class A-2, Class A-3 and Class A-4 Notes.

  Any conveyance of Subsequent Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Sale and Servicing Agreement; (b) Green Tree will not select Subsequent Contracts in a manner that it believes is adverse to the interests of the Securityholders; (c) as of its respective Cutoff Date, each Subsequent Contract will satisfy the following criteria: (i) no Subsequent Contract may be more than 59 days contractually delinquent; (ii) the remaining stated term to maturity of each Subsequent Contract will not exceed 240 months; (iii) each Subsequent Contract will be underwritten in accordance with Green Tree's standard underwriting criteria; and (iv) no Subsequent Contract will have a loan-to-value ratio greater than 100%.

DISTRIBUTIONS

  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute from the Collection Account the Amount Available in the following order of priority:

    1. If Green Tree or an affiliate is no longer the Servicer, then to the Servicer, the Servicing Fee for the related Monthly Period.

    2. To the Servicer, reimbursement for advances made with respect to delinquent payments that were recovered during the prior Monthly Period.

    3. To the Note Distribution Account, the Noteholders' Distributable Amount and any amounts previously withdrawn from any sub-account of the Spread Account or the Reserve Account and not previously replenished.

    4. To the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount and, after the Notes have been paid in full, the Certificateholders' Principal Distributable Amount.

    5. To the Indenture Trustee for deposit in the Spread Account, to fund the initial amounts required in the Class A-2, Class A-3 and Class A-4 sub-accounts.

    6. To the Indenture Trustee for deposit in the Reserve Account, to fund the initial amount required therein.

    7. To Green Tree, the Monthly Servicing and Guaranty Fee.

  On each Distribution Date, the Indenture Trustee will distribute all amounts on deposit in the Note Distribution Account in the following order of priority:

    (i) to the Class A-1 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods;

    (ii) to the Class A-2 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (iii) to the Class A-2 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-2 Notes and have not previously been replenished;

    (iv) to the Class A-3 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (v) to the Class A-3 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-3 Notes and have not previously been replenished;

    (vi) to the Class A-4 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (vii) to the Class A-4 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-4 Notes and have not previously been replenished; and

    (viii) to the Reserve Account to the extent amounts have previously been withdrawn therefrom to pay interest or principal on any Class of Notes and have not previously been replenished.

On each Distribution Date, the Owner Trustee or its Paying Agent will distribute all amounts on deposit in the Certificate Distribution Account to the Certificateholders.

  For the purposes hereof, the following terms shall have the following meanings:

  "Amount Available" with respect to any Distribution Date, means generally the sum of payments on the Contracts due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of Purchased Contracts, any Interest Rate Cap Payment, any Guaranty Payment, and all earnings from the investment of funds in the Collection Account.

  The "Formula Principal Distribution Amount" with respect to any Distribution Date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each
Contract: (i) all scheduled payments of principal due on each outstanding Contract during the related Monthly Period, (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Contract, (iii) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Monthly Period, (iv) the Scheduled Principal Balance of each Contract which, during the related Monthly Period, was purchased by Green Tree as a result of a breach of a representation or warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing
Agreement, and (v) with respect to the Distribution Date in       1998, any
remaining amounts on deposit in the Pre-Funding Account. The Formula Principal
Distribution Amount for the Distribution Date in       2029, will be the sum of
the Note Principal Balance and the Certificate Principal Balance.

  "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related real property have been recovered; provided that any defaulted Contract in respect of which the related Product or real property has been realized upon and disposed of and proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

  "Purchased Contract" means a Contract (i) that Green Tree has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by Green Tree of a representation or warranty made by Green Tree with respect to such Contract or (ii) that the Servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such Contract.

  "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount.

  "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

  "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related monthly interest period on each Class of Notes at the respective Interest Rate for such Class on (i) the outstanding Principal Balance of the Notes of such Class and (ii) the aggregate unreimbursed Principal Liquidation Losses of such Class on each prior Distribution Date, in each case after giving effect to all payments of principal to the Noteholders of such Class on the immediately preceding Distribution Date.

  "Principal Liquidation Loss" means, with respect to any Distribution Date and any Class of Notes, the amount by which the aggregate Principal Balance of such Class and each junior Class and the Certificate Principal Balance (after giving effect to any Principal Liquidation Losses imposed on such junior Classes and Certificates) exceeds the Pool Scheduled Principal Balance, after giving effect to all distributions of principal on such Distribution Date.

  "Principal Balance" means, with respect to any Determination Date and any Class of Notes, the Original Principal Balance of such Class minus all amounts previously distributed in respect of principal of such Class and minus any unreimbursed Principal Liquidation Losses of such Class.

  "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rate for each Class of Notes for the applicable monthly interest period.

  "Noteholder's Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes, and provided further, that the Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balances (including all unreimbursed Principal Liquidation Losses) of all Classes of Notes to zero.

  "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Formula Principal Distribution Amount plus the aggregate unreimbursed Principal Liquidation Losses of each Class of Notes.

  "Noteholders' Percentage" means, 100% until and including the Distribution Date on which the aggregate Principal Balance of the Notes are paid in full and 0% thereafter.

  "Noteholders' Unpaid Principal Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Unpaid Principal Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

  "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.

  "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

  "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued at the Pass-Through Rate on
(i) the Certificate Principal Balance and (ii) the aggregate unreimbursed Certificate Principal Liquidation Losses on each prior Distribution Date, in each case after giving effect to all payments of principal to the Certificateholders on the immediately preceding Distribution Date.

  "Certificate Principal Liquidation Loss" means, with respect to any Distribution Date, the amount by which the aggregate Principal Balance of the Notes and the Certificate Principal Balance exceeds the Pool Scheduled Principal Balance, after giving effect to all distributions of principal on such Distribution Date.

  "Certificate Principal Balance" equals, initially, $      (approximate) and,
thereafter, equals the Original Certificate Principal Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders minus any unreimbursed Certificate Principal Liquidation Losses.

  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but excluding the current Distribution Date.

  "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the

Certificateholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Principal Balance plus any unreimbursed Certificate Principal Liquidation Losses. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited into the Certificate Distribution Account shall not be less than the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce to zero the Certificate Principal Balance plus the unreimbursed Certificate Principal Liquidation Losses.

  "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, the Class A-1:HE/HI Formula Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

  "Certificateholders' Unpaid Principal Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Unpaid Principal Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

STATEMENTS TO SECURITYHOLDERS

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders and to the Owner Trustee a statement to be delivered to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each Class of Notes and to the Certificates;

    (ii) the amount of the distribution allocable to principal on or with respect to each Class of Notes and to the Certificates;

    (iii) the aggregate outstanding principal balance and the Note Pool Factor for the Notes and the Certificate Principal Balance and the Certificate Pool Factor for the Certificates after giving effect to all payments reported under (ii) above on such date;

    (iv) the Noteholders' Interest Shortfall, the Noteholders' Principal Shortfall, the Certificateholders' Interest Shortfall and the
  Certificateholders' Principal Shortfall, if any, and the change in such amounts from the preceding statement;

    (v) the amount, if any, of Principal Liquidation Losses, aggregate unreimbursed Principal Liquidation Losses since the Closing Date and the amount of the distribution allocable to such losses for the Notes and Certificates;

    (vi) the amount, if any, deposited or withdrawn from each sub-account of the Spread Account and the amount on deposit in each sub-account of the Spread Account after giving effect to all withdrawals and deposits on such Distribution Date;

    (vii) the amount, if any, deposited or withdrawn from the Reserve Account and the amount on deposit in the Reserve Account after giving effect to all withdrawals and deposits on such Distribution Date;

    (viii) the amount, if any, of the Interest Rate Cap Payment and the Guaranty Payment;

    (ix) the amount of the Monthly Servicing and Guaranty Fee paid to the Servicer;

    (x) the number and aggregate principal balances of delinquent Contracts, the number of Products repossessed and repossessed and remaining in inventory, the number of foreclosures and the number of Contracts that became Liquidated Contracts with respect to the immediately preceding Monthly Period; and

    (xi) the aggregate amount of Servicer Advances made by the Servicer with respect to such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates.

  Each amount set forth pursuant to subclauses (i) through (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or the initial Certificate Principal Balance, as applicable.

  Unless and until Definitive Notes or Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. Note Owners and Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Note Owners or Certificate Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Indenture Trustee or Owner Trustee. See "Reports to Securityholders" herein and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying Prospectus.

  Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as Green Tree deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" herein.

ADMINISTRATOR

  Green Tree Financial Servicing Corporation, a Delaware corporation (the "Administrator"), will provide the notices and perform other administrative obligations required by the Indenture and the Trust Agreement. The Administrator, a subsidiary of Green Tree, will enter into an Administration Agreement with the Trust and the Indenture Trustee relating to its duties and obligations as Administrator.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership, and disposition of the Notes and the Certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain Federal Income Tax Consequences--Owner Trust Series" and "Certain State Income Tax Consequences" in the Prospectus.

  Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed herein or in the accompanying Prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

  In the opinion of [Dorsey & Whitney LLP,] for federal and Minnesota income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and neither the Trust nor any portion of the Trust will constitute a taxable mortgage pool taxable as a corporation. Each Certificateholder, by the acceptance of a Certificate, agrees to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. The Notes will not be issued with original issue discount ("OID"). The Class A-1 Notes provide for stated interest at a floating rate based on LIBOR. Under Treasury regulations, stated interest payable at a variable rate is not treated as OID or contingent interest if the variable rate is a qualified floating rate or a qualified objective rate. The stated interest on the Class A-1 Notes represents interest payable at a qualified floating rate and will be taxable to holders of such Notes as interest and not as OID or contingent interest. The Class A-2, Class A-3 and Class A-4 Notes will not be issued with OID or contingent interest because interest will be payable at a single fixed rate at least annually.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and or Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

  Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Green Tree believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

  The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). The Small Business Job Protection Act of 1996 (the "1996 Act") became effective on August 20, 1996. The 1996 Act amends ERISA to require the Department of Labor to issue regulations to clarify, retroactively, the application of ERISA and the prohibited transaction provisions of the Code to insurance company general accounts. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Such plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

  A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

  [Underwriters] (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from Green Tree the respective principal amounts of Notes and Certificates set forth below:

        CLASS A-1      CLASS A-2        CLASS A-3        CLASS A-4
          NOTES          NOTES            NOTES            NOTES          CERTIFICATES
       -----------     ----------       ----------       ----------       ------------
       $               $                $                $                 $

  The Underwriting Agreement provides that the Underwriter is obligated to purchase all of the Notes and Certificates offered hereby, if any of such Notes and Certificates are purchased.

  Green Tree has been advised by the Underwriter that it proposes initially to offer the Notes and Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain
dealers at such price less a concession not in excess of    % of the Class A-1
Principal Balance,    % of the Class A-2 Principal Balance,    % of the Class
A-3 Principal Balance,    % of the Class A-4 Principal Balance and    % of the
Certificate Principal Balance, and that the Underwriter and such dealers may
reallow a discount of not in excess of     % of the Class A-1 Principal
Balance,    % of the Class A-2 Principal Balance,     % of the Class A-3
Principal Balance,    % of the Class A-4 Principal Balance and    % of the
Certificate Principal Balance, to other dealers. The public offering price and the concession and discount to dealers may be changed by the Underwriter after the initial public offering of the Notes and Certificates offered hereby.

  Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

  If the Underwriter creates a short position in the Securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Securities in the open market.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither Green Tree nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither Green Tree nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

  The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and the Underwriter has agreed that it will not offer or sell any of the Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Green Tree has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Green Tree does not intend to apply for listing of the Notes and Certificates on a national securities exchange, but has been advised by the Underwriter that the Underwriter currently intends to make a market in the Securities, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Securities and any such market may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Securities.

                                 LEGAL MATTERS

  Certain matters with respect to the legality of the Notes and Certificates and with respect to the federal and Minnesota income tax matters discussed under "Certain Federal and State Income Tax Consequences" will be passed upon
for Green Tree by [                                      ] Minnesota. The
validity of the Notes and Certificates will be passed upon for the Underwriter
by [                 ] New York, New York.

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the Notes will be available only in book-entry form (the "Global Notes"). Investors in the Global Notes may hold such Global Notes through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Notes through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Notes through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Notes to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Notes from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Notes holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

    Exemption for non-U.S. Person with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

PROSPECTUS

                                                     BASE PROSPECTUS NO. 5
   UNSECURED HOME IMPROVEMENT LOANS AND HIGH-LTV HOME EQUITY LOANS--OWNER TRUST

            GREEN TREE HOME IMPROVEMENT AND HOME EQUITY LOAN TRUSTS
                               LOAN-BACKED NOTES
                           LOAN-BACKED CERTIFICATES

                               ---------------

                       GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)

                               ---------------

  The Loan-Backed Notes (the "Notes") and the Loan-Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will include either one or more classes (each, a "Class") of Notes or, if Certificates are issued as part of a Series, one or more Classes of Notes and one or more Classes of Certificates, as set forth in the related Prospectus Supplement.

  The Notes and the Certificates, if any, of any Series of Securities will be issued by a trust (a "Trust") to be formed with respect to such Series by Green Tree Financial Corporation ("Green Tree"). The assets of each Trust (the "Trust Property") will include specified interests in separate pools of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts") and (ii) closed-end home equity loans, and liens on the related real estate (the "Home Equity Contracts," and, together with the Home Improvement Contracts, the "Contracts"), as more particularly described herein. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by Green Tree. Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Securities will be set forth in the related Prospectus Supplement. Green Tree will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with an Indenture Trustee, which may include a Pre-Funding Account which would be used to purchase additional Contracts (the "Subsequent Contracts") from the Seller from time to time during the Pre-Funding Period specified in the related Prospectus Supplement.

  Each Trust will be formed pursuant to a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the Owner Trustee and certain other parties as specified in the related Prospectus Supplement. A Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among Green Tree, as Seller and Servicer, and each Trust. The Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes of a Series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

                                                       (Continued on next page)


FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE 15 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ---------------

  THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF GREEN TREE (EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT) OR ANY AFFILIATE OF GREEN TREE.

                               ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               ---------------

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS OCTOBER 9, 1998.

(Continued from previous page)

  Except as otherwise provided in the related Prospectus Supplement, each Class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Contracts in the manner described herein and in the related Prospectus Supplement. The right of each Class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. A Series may include two or more Classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any Series, if any, will be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

  Each Class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes of any Class will depend on the priority of payment of such Class and the rate and timing of payments (including prepayments, liquidations and repurchases of Contracts) on the related Contracts.

  Except as otherwise specified in the related Prospectus Supplement, the only obligations of Green Tree with respect to a Series of Securities will be pursuant to certain limited representations and warranties. Except as otherwise specified in the related Prospectus Supplement, the Servicer's obligations with respect to the Securities evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. See "Description of the Trust Documents--Advances."

  If specified in the related Prospectus Supplement, a financial guaranty insurance policy, letter of credit, surety bond, Green Tree guaranty, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Trust or any Class of Securities.

  Unless otherwise provided in the related Prospectus Supplement, the Notes and the Certificates, if any, of any Series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.

  There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

                             AVAILABLE INFORMATION

  Green Tree, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                          REPORTS TO SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Certificates or Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities--Statements to Securityholders" and "--Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Green Tree does not intend to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. However, unless otherwise specified in the related Prospectus Supplement, Green Tree expects that each Trust's obligation to file such reports will be terminated following the end of the year in which such Trust is formed in accordance with the Exchange Act and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, and the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Servicer on behalf of each Trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

  Green Tree will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement.

Issuer.............................. With respect to each series of Securities, a trust (the "Trust") will be formed by
                                     Green Tree pursuant to a Trust Agreement
                                     between the Seller, the trustee (the "Owner
                                     Trustee") specified in the related
                                     Prospectus Supplement and certain other
                                     parties as specified in the related
                                     Prospectus Supplement.
Seller.............................. Green Tree Financial Corporation (in such capacity referred to herein as "Green
                                     Tree").
Servicer............................ Green Tree Financial Corporation (in such capacity referred to herein as the
                                     "Servicer," which term shall include any
                                     successor to Green Tree Financial
                                     Corporation in such capacity under the
                                     applicable Sale and Servicing Agreement (as
                                     defined herein)).
Risk Factors........................ Certain special considerations are particularly relevant to a decision to
                                     invest in any Securities sold hereunder.
                                     See "Risk Factors" herein.
Trustee............................. The Owner Trustee for a Trust, as specified in the related Prospectus Supplement. The
                                     Owner Trustee for any Trust will be
                                     referred to in this Prospectus as the
                                     "Trustee," although the Prospectus
                                     Supplement will refer to the Trustee as the
                                     "Owner Trustee" in order to distinguish the
                                     Owner Trustee and the Indenture Trustee for
                                     such Series. See "Description of the Trust
                                     Documents--The Trustee."
Indenture Trustee................... With respect to any Series of Securities, the Indenture Trustee specified in the
                                     related Prospectus Supplement (the
                                     "Indenture Trustee").


The Notes.......................... Each Series of Securities will include one or more Classes of Notes, which will be
                                    issued pursuant to an Indenture.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, Notes will be
                                    available for purchase in denominations of
                                    $1,000 and integral multiples thereof, and
                                    will be available in book-entry form only.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, beneficial owners of
                                    Notes ("Note Owners") will be able to
                                    receive Definitive Notes only in the
                                    limited circumstances described herein or

     in the related Prospectus Supplement. See
     "Certain Information Regarding the
     Securities--Book-Entry Registration."

     The Notes will not be guaranteed or insured by any government agency or, unless otherwise specified in the related
     Prospectus Supplement, other insurer and, except as described herein and in the related Prospectus Supplement, the
     Contracts will not be guaranteed or insured by any government agency or other insurer.
     Unless otherwise specified in the related
     Prospectus Supplement, each Class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each Class of Notes, the "Interest Rate"). Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable
     Interest Rate, or any combination of the foregoing. The related Prospectus
     Supplement will specify the Interest Rate and the method for determining subsequent changes to the Interest Rate.
     A Series may include two or more Classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Contract Pool. In addition, a Series may include one or more Classes of Notes
     ("Stripped Notes") entitled to (i)
     principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.
     The Notes of a Series may include one or more Classes ("Subordinated Notes") which are subordinated in right of distribution to one or more other Classes of Notes
     ("Senior Notes"). Notes of a Series which includes Senior Notes and Subordinated
     Notes are referred to herein collectively as "Senior/Subordinated Notes." A Series of
     Senior/Subordinated Notes may include one or more Classes ("Mezzanine Notes") which are subordinated to one or more Classes of Notes and are senior to one or more Classes of Notes.
     If the Seller or the Servicer exercises its option to purchase the Contracts of a Trust on the terms and conditions described under "Description of the Trust Documents--
     Termination," the outstanding Notes, if

                                     any, of such Series will be redeemed as set
                                     forth in the related Prospectus Supplement.
                                     In addition, if the related Prospectus
                                     Supplement provides that the property of a
                                     Trust will include a Pre-Funding Account
                                     (the "Pre-Funding Account"), the
                                     outstanding Notes, if any, of such Series
                                     will be subject to partial redemption on or
                                     immediately following the end of the Pre-
                                     Funding Period in an amount and manner
                                     specified in the related Prospectus
                                     Supplement (the "Pre-Funding Period"). In
                                     the event of such partial redemption, the
                                     Note Owners may be entitled to receive a
                                     prepayment premium from the Trust, in the
                                     amount and to the extent provided in the
                                     related Prospectus Supplement.
The Certificates.................... With respect to any Series of Securities including one or more Classes of
                                     Certificates, such Certificates will be
                                     issued pursuant to the related Trust
                                     Documents. For convenience of description,
                                     any reference in this Prospectus to a
                                     "Class" of Certificates includes a
                                     reference to any subclasses of such Class.
                                     If so specified in a Prospectus Supplement,
                                     the Certificates of a Series may include
                                     one or more Classes which (i) are entitled
                                     to receive distributions only in respect of
                                     principal ("Principal Only Certificates"),
                                     interest ("Interest Only Certificates") or
                                     any combination thereof, or in specified
                                     proportions in respect of such payments,
                                     and/or (ii) are entitled to receive
                                     distributions in respect of principal
                                     before or after specified principal
                                     distributions have been made on one or more
                                     other Classes of Certificates within such
                                     Series ("Fast Pay/Slow Pay Certificates"),
                                     or on a planned amortization schedule ("PAC
                                     Certificates") or targeted amortization
                                     schedule ("TAC Certificates") or upon the
                                     occurrence of other specified events. See
                                     "The Certificates."
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, Certificates will be
                                     available for purchase in denominations of
                                     $1,000 and in integral multiples thereof
                                     and will be available in book-entry form
                                     only. Unless otherwise specified in the
                                     related Prospectus Supplement, beneficial
                                     owners of Certificates ("Certificate
                                     Owners") will be able to receive Definitive
                                     Certificates only in the limited
                                     circumstances described herein or in the
                                     related Prospectus Supplement. See "Certain
                                     Information Regarding the Securities--Book-
                                     Entry Registration."

     The Certificates of a Series will not be guaranteed or insured by any government agency or, unless otherwise specified in the related Prospectus
                                     Supplement, other insurer and, except as
                                     described herein and in the related
                                     Prospectus Supplement, the Contracts will
                                     not be guaranteed or insured by any
                                     government agency or other insurer.
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, each Class of
                                     Certificates will have a stated Certificate
                                     Balance (as defined in the related
                                     Prospectus Supplement) and will accrue
                                     interest on such Certificate Balance at a
                                     specified rate (with respect to each Class
                                     of Certificates, the "Pass-Through Rate").
                                     Each Class of Certificates may have
                                     a different Pass-Through Rate, which may be
                                     a fixed, variable or adjustable Pass-
                                     Through Rate, or any combination of the
                                     foregoing. The related Prospectus
                                     Supplement will specify the Pass-Through
                                     Rate for each Class of Certificates, or the
                                     initial Pass-Through Rate and the method
                                     for determining subsequent changes to the
                                     Pass-Through Rate.
                                     The Certificates of a Series may include
                                     one or more Classes ("Subordinated
                                     Certificates") which are subordinated in
                                     right of distribution to one or more other
                                     Classes of Certificates ("Senior
                                     Certificates"). Certificates of a Series
                                     which includes Senior Certificates and
                                     Subordinated Certificates are referred to
                                     herein collectively as "Senior/Subordinated
                                     Certificates." A Series of
                                     Senior/Subordinated Certificates may
                                     include one or more Classes ("Mezzanine
                                     Certificates") which are subordinated to
                                     one or more Classes of Certificates and are
                                     senior to one or more Classes of
                                     Certificates.
                                     If the Seller or Servicer exercises its
                                     option to purchase the Contracts of a Trust
                                     on the terms and conditions described under
                                     "Description of the Trust Documents--
                                     Termination," Certificate Owners will
                                     receive an amount in respect of the
                                     Certificates as specified in the related
                                     Prospectus Supplement. In addition, if the
                                     related Prospectus Supplement provides that
                                     the property of a Trust will include a Pre-
                                     Funding Account, Certificate Owners will
                                     receive a distribution in respect of
                                     principal on or immediately following the
                                     end of the funding period specified in the
                                     related Prospectus Supplement in an amount
                                     and manner specified in the related
                                     Prospectus Supplement.
Subordination....................... With respect to any Series of Securities including one or more Classes of
                                     Certificates, distributions in respect of
                                     the Certificates may be subordinated in
                                     priority of payment to payments on the
                                     Notes, to the
                                     extent specified in the related Prospectus
                                     Supplement.

     One or more Classes of Notes of any Series may be Subordinated Notes, as specified in the related Prospectus Supplement. The rights of the Subordinated Noteholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Noteholders to the extent and in the manner specified in the related Prospectus
     Supplement. If a Series contains more than one Class of Subordinated Notes, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Noteholders, to the extent not subordinated, may be on a parity with those of the Senior
     Noteholders. This subordination is intended to enhance the likelihood of regular receipt by Senior Noteholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Noteholders against losses. If so specified in the applicable
     Prospectus Supplement, other Classes of
     Subordinated Notes may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.
     One or more Classes of Certificates of any Series may be Subordinated Certificates, as specified in the related Prospectus
     Supplement. The rights of the Subordinated
     Certificateholders to receive any or a
     specified portion of distributions with
     respect to the Contracts will be
     subordinated to the rights of Senior
     Certificateholders to the extent and in the manner specified in the related Prospectus
     Supplement. If a Series contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated
     Certificateholders, to the extent not
     subordinated, may be on a parity with those of the Senior Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by Senior
     Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior
     Certificateholders against losses. If so specified in the applicable Prospectus
     Supplement, Mezzanine Certificates or other
     Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

Trust Property...................... Each Note will represent an obligation of, and each Certificate, if any, will
                                     represent a fractional undivided interest
                                     in, the related Trust. The assets of
                                     each Trust (the "Trust Property") will
                                     include, among other things, (i) a pool
                                     (the "Contract Pool") of fixed or variable
                                     rate home improvement contacts and
                                     promissory notes and closed-end home equity
                                     loans, (ii) amounts held in the Collection
                                     Account, including all investments therein,
                                     all income from the investment of funds
                                     therein and all proceeds thereof, certain
                                     other accounts and the proceeds thereof,
                                     (iii) proceeds from FHA Insurance (with
                                     respect to any FHA-insured Home Improvement
                                     Contract included in the Contract Pool),
                                     (iv) any letter of credit, guarantee,
                                     surety bond, insurance policy, cash reserve
                                     fund or other credit enhancement securing
                                     payment of all or part of a Series of
                                     Securities, (v) certain other rights under
                                     the Trust Documents and (vi) such other
                                     property as may be specified in the related
                                     Prospectus Supplement. In addition, if so
                                     specified in the related Prospectus
                                     Supplement, the Trust Property will include
                                     monies on deposit in a Pre-Funding Account
                                     to be established with the Indenture
                                     Trustee or the Trustee, which will be used
                                     to purchase Subsequent Contracts (as
                                     defined below) from the Seller from time to
                                     time during the Pre-Funding Period
                                     specified in the related Prospectus
                                     Supplement, as well as any Subsequent
                                     Contracts so purchased. See "The Trusts."
                                     If and to the extent provided in the
                                     related Prospectus Supplement, the related
                                     Trust will be obligated to purchase from
                                     Green Tree (subject to the satisfaction of
                                     certain conditions described in the
                                     applicable Sale and Servicing Agreement),
                                     additional Contracts (the "Subsequent
                                     Contracts") from time to time (as
                                     frequently as daily) during the Pre-Funding
                                     Period specified in the related Prospectus
                                     Supplement having an aggregate principal
                                     balance approximately equal to the amount
                                     on deposit in the Pre-Funding Account (the
                                     "Pre-Funded Amount") on such Closing Date.
                                     Green Tree will be obligated to repurchase
                                     Contracts upon the occurrence of certain
                                     breaches of representations and warranties
                                     (a "Repurchase Event"). See "Description of
                                     the Trust Documents--Sale and Assignment of
                                     the Contracts" and "Certain Legal Aspects
                                     of the Contracts--Repurchase Obligations."

Enhancement......................... If and to the extent specified in the related Prospectus Supplement, as an
                                     alternative, or in addition, to the credit
                                     enhancement afforded by subordination of
                                     the Subordinated Notes and Subordinated
                                     Certiticates, credit enhancement with
                                     respect to a Trust or any Class of
                                     Securities may include any one or more of
                                     the following: a financial guaranty
                                     insurance policy,
                                     letter of credit, surety bond, Green Tree
                                     guaranty, cash reserve fund, derivative
                                     product, or other form of credit
                                     enhancement, or any combination thereof.
                                     The enhancement with respect to any Trust
                                     or any Class of Securities may be
                                     structured to provide protection against
                                     delinquencies and/or losses on the
                                     Contracts, against changes in interest
                                     rates, or other risks, to the extent and
                                     under the conditions specified in the
                                     related Prospectus Supplement. Unless
                                     otherwise specified in the related
                                     Prospectus Supplement, any form of
                                     enhancement will have certain limitations
                                     and exclusions from coverage thereunder,
                                     which will be described in the related
                                     Prospectus Supplement. Further information
                                     regarding any provider of credit
                                     enhancement, including financial
                                     information when material, will be included
                                     in the related Prospectus Supplement. See
                                     "Description of the Trust Documents--
                                     Enhancement."
Servicing........................... The Servicer will be responsible for managing, administering, servicing and
                                     making collections on the Contracts held by
                                     each Trust. Unless otherwise specified in
                                     the related Prospectus Supplement, with
                                     respect to each Series of Securities
                                     compensation to the Servicer will include a
                                     monthly fee (the "Monthly Servicing Fee")
                                     which will be payable from the
                                     related Trust to the Servicer on each
                                     Distribution Date, in an amount equal to
                                     the product of one-twelfth of the annual
                                     servicing fee rate described in the
                                     applicable Prospectus Supplement multiplied
                                     by the aggregate principal balance of the
                                     Contracts (the "Aggregate Principal
                                     Balance") as of the first day of the prior
                                     calendar month ("Due Period"), plus any
                                     late fees and other administrative fees and
                                     expenses or similar charges collected with
                                     respect to the Contracts during such Due
                                     Period. See "Description of the Trust
                                     Documents--Servicing."
Advances............................ Unless otherwise specified in the related
                                     Prospectus Supplement, the Servicer will be
                                     obligated to make advances ("Advances")
                                     each month of any scheduled payments on the
                                     Contracts that were due but not received
                                     during the prior Due Period. The Servicer
                                     will be entitled to reimbursement of an
                                     Advance from the Amount Available in the
                                     Collection Account for

                                     the related Trust. The Servicer will be
                                     obligated to make an Advance only to the
                                     extent that it determines that such Advance
                                     will be recoverable from subsequent funds
                                     available therefor in the Collection
                                     Account for the related Trust. See
                                     "Description of the Trust Documents--
                                     Advances."
Contracts........................... The Contract Pool underlying a Series of
                                     Securities will consist of fixed or
                                     variable rate Contracts. Such Contracts, as
                                     specified in the related Prospectus
                                     Supplement, will consist of (1) home
                                     improvement contracts and promissory notes
                                     (the "Home Improvement Contracts"), which
                                     will be either conventional contracts or
                                     contracts insured by the Federal Housing
                                     Administration ("FHA") pursuant to Title I
                                     of the National Housing Act ("Title I"),
                                     and (2) closed-end home equity loans (the
                                     "Home Equity Contracts"). The Home
                                     Improvement Contracts will not be secured
                                     by any lien on the related real estate, and
                                     the Home Equity Loans may have a loan-to-
                                     value ratio substantially in excess of
                                     100%. If so specified in the related
                                     Prospectus Supplement, the Contract Pool
                                     may be divided into two or more sub-pools,
                                     in which event the Securities of certain
                                     specified Classes may be payable primarily
                                     from, and in respect of, the Contracts
                                     comprising a given sub-pool.

     The Prospectus Supplement for each Series will provide information with respect to
     (i) the aggregate principal balance of the Contracts comprising the Contract Pool, as of the date specified in the Prospectus
     Supplement (the "Cut-off Date"); (ii) the weighted average and range of contractual rates of interest (each, a "Contract Rate") on the Contracts; (iii) the weighted average and ranges of terms to scheduled maturity of the Contracts as of origination and as of the Cut-off Date; (iv) the percentage of the Contracts that are Home
     Improvement Contracts and Home Equity
     Contracts, respectively; (v) the average outstanding principal balance of the
     Contracts as of the Cut-off Date; (vi) the percentage of the Contracts that are FHA-insured; and (vii) the geographic location of improved real estate underlying the Contracts. In addition, if so specified in the related Prospectus Supplement, additional Contracts may be purchased from Green Tree during the Pre-Funding Period specified in the related Prospectus
     Supplement, from funds on deposit in a Pre-
     Funding Account.

                                    Except as otherwise specified in the
                                    related Prospectus Supplement, the
                                    Contracts will have been originated by
                                    Green Tree on an individual basis in the
                                    ordinary course of its business.
Collection Account................. With respect to each Series of Securities, the Servicer will establish and maintain
                                    one or more separate accounts (the
                                    "Collection Account") in the name of the
                                    Indenture Trustee for the benefit of the
                                    Certificate Owners and the Note Owners. All
                                    payments from obligors under the Contracts
                                    ("Obligors") that are received by the
                                    Servicer on behalf of each Trust will be
                                    deposited in the related Collection Account
                                    no later than one Business Day after
                                    receipt thereof.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, all payments from
                                    Obligors and all proceeds (net of
                                    reasonable expenses of collection) with
                                    respect to Liquidated Contracts ("Net
                                    Liquidation Proceeds") that are received by
                                    the Servicer will be deposited in the
                                    related Collection Account no later than
                                    one Business Day after receipt thereof.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, the Servicer will be
                                    permitted to use any alternative remittance
                                    schedule acceptable to the Rating Agencies
                                    (as defined below). See "Description of the
                                    Trust Documents--Collections."
Representations and Warranties of   As a condition to the Seller's conveyance
 the Seller........................ of any Contract Pool to the Trust, the
                                    Seller will make certain representations
                                    and warranties in the related Sale and
                                    Servicing Agreement regarding the
                                    Contracts. The Trustee will assign its
                                    right to enforce such representations and
                                    warranties to the related Indenture Trustee
                                    as collateral for the Notes. Under the
                                    terms of the Sale and Servicing Agreement,
                                    if the Seller becomes aware of a breach of
                                    any such representation or warranty that
                                    materially adversely affects the interests
                                    of the Note Owners, the Certificate Owners,
                                    if any, or the related Trust therein (a
                                    "Repurchase Event") in any Contract or
                                    receives written notice of such a breach
                                    from the Trustee, the Indenture Trustee or
                                    the Servicer, then the Seller will be
                                    obligated either to cure such breach or to
                                    repurchase or, if so provided in the
                                    related Prospectus Supplement, substitute
                                    for the affected Contract, in each case
                                    under the conditions further described
                                    herein and in the Prospectus Supplement.
                                    See "Description of the Trust Documents--
                                    Sale and Assignment of the Contracts."
Optional Purchase of Contracts..... Unless otherwise specified in the related
                                    Prospectus Supplement, with respect to each
                                    Series of Securities, the Seller or the
                                    Servicer may purchase all the

                                     Contracts held by the related Trust on any
                                     Distribution Date following the first Due
                                     Period as of which the Aggregate Principal
                                     Balance has declined
                                     to 10% or less (or such other percentage as
                                     may be specified in the related Prospectus
                                     Supplement) of the Aggregate Principal
                                     Balance as of the Cut-off Date (the "Cut-
                                     off Date Principal Balance"), subject to
                                     certain provisions in the related Trust
                                     Documents. See "Description of the Trust
                                     Documents--Termination."
Tax Status.......................... In the opinion of Counsel to Green Tree, for federal and Minnesota income tax
                                     purposes, the Notes will be characterized
                                     as debt and the Trust will not be
                                     characterized as an association or a
                                     publicly traded partnership taxable as a
                                     corporation. Each Noteholder, by the
                                     acceptance of a Note, will agree to treat
                                     the Notes as debt. Each Certificateholder,
                                     by the acceptance of a Certificate, will
                                     agree to treat the Trust as a partnership
                                     in which the Certificateholders are
                                     partners for federal income tax purposes.
                                     Alternative characterizations of the Trust,
                                     the Notes and the Certificates are
                                     possible, but would not result in
                                     materially adverse tax consequences to
                                     Noteholders or Certificateholders. See
                                     "Certain Federal Income Tax Consequences"
                                     and "Certain State Income Tax Consequences"
                                     herein.
ERISA Considerations ............... Subject to the considerations discussed under "ERISA Considerations" herein and in
                                     the related Prospectus Supplement, and
                                     unless otherwise specified in the related
                                     Prospectus Supplement, the Notes will be
                                     eligible for purchase by employee benefit
                                     plans subject to the Employee Retirement
                                     Income Security Act of 1974, as amended
                                     ("ERISA"). The related Prospectus
                                     Supplement will provide further information
                                     with respect to the eligibility of a Class
                                     of Certificates for purchase
                                     by employee benefit plans. A fiduciary of
                                     any employee benefit plan subject to ERISA,
                                     or the Internal Revenue Code of 1986, as
                                     amended (the "Code"), should review
                                     carefully with its legal advisors whether
                                     the purchase or holding of a Class of
                                     Certificates could give rise to a
                                     transaction prohibited or otherwise
                                     impermissible under ERISA or the Code. See
                                     "ERISA Considerations" herein and in the
                                     related Prospectus Supplement.
Legal Investment ................... The Securities will not constitute
                                     "mortgage related securities" under the
                                     Secondary Mortgage Market Enhancement Act
                                     of 1984, as amended. See "Legal Investment
                                     Considerations."

Rating.............................. As a condition of issuance, the Securities of each Series offered pursuant to this
                                     Prospectus will be rated in one of the four
                                     highest rating categories by at least one
                                     nationally recognized rating agency (a
                                     "Rating Agency"). There is no assurance
                                     that the rating initially assigned to such
                                     Securities will not be subsequently lowered
                                     or withdrawn by the Rating Agency. In the
                                     event the rating initially assigned to any
                                     Securities is subsequently lowered for any
                                     reason, no person or entity will be
                                     obligated to provide any
                                     credit enhancement in addition to the
                                     credit enhancement, if any, specified in
                                     the related Prospectus Supplement.
Registration of Certificates........ Unless otherwise specified in the related
                                     Prospectus Supplement, the Notes and the
                                     Certificates, if any, of each Series will
                                     be registered in the name of Cede & Co., as
                                     the nominee of DTC, and will be available
                                     for purchase only in book-entry form on the
                                     records of DTC and participating members
                                     thereof. Notes and Certificates will be
                                     issued in definitive form only under the
                                     limited circumstances
                                     described herein. All references herein to
                                     "Holders," "Certificateholders" or
                                     "Noteholders" shall reflect the rights of
                                     beneficial owners of Notes ("Note Owners")
                                     or of Certificates ("Certificate Owners"),
                                     as the case may be, as they may indirectly
                                     exercise such rights through DTC and
                                     participating members thereof, except as
                                     otherwise specified herein or in the
                                     related Prospectus Supplement. See "Certain
                                     Information Regarding the Securities--Book-
                                     Entry Registration."

                                 RISK FACTORS

LIMITATIONS ON AVAILABILITY OF FHA INSURANCE

  The related Prospectus Supplement will specify the number and percentage of Contracts included in the Contract Pool that are insured by FHA pursuant to Title I. The availability of FHA Insurance following a default on an FHA-insured Home Improvement Contract is subject to a number of conditions, including strict compliance by Green Tree with FHA regulations in originating and servicing the Home-Improvement Contract. Although Green Tree is an FHA-approved lender and believes, and will represent and warrant in the Sale and Servicing Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. Green Tree is not required to obtain, and has not obtained, approval from FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's enforcement of its regulations will not become stricter in the future. From time to time Green Tree is engaged in disputes with FHA over the validity of claims submitted and Green Tree's compliance with FHA regulations in servicing loans insured by FHA, such as the FHA-insured Home Improvement Contracts. In addition, any insurance claim paid by FHA will cover only 90% of the sum of the unpaid principal on the Home Improvement Contract, up to nine months unpaid interest thereon (computed at 7% per annum) and certain liquidation costs.

  The amount of FHA Insurance available with respect to a Series of Securities at any given time with respect to the FHA-insured Home Improvement Contracts included in a Contract Pool is limited to the balance of a reserve amount determined with respect to all FHA Title I loans originated and reported for insurance by Green Tree and not sold, or sold with recourse, by Green Tree, including manufactured housing contracts as well as home improvement loans. Such reserve amount, as of December 31, 1997, was equal to approximately $86,950,000, but will be reduced by the amount of all FHA Insurance claims paid, and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by Green Tree. Severe losses on Green Tree's FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by Green Tree, could reduce or eliminate Green Tree's FHA Insurance reserves, in which event FHA Insurance would not be available to cover losses on FHA-insured Contracts. In the event Green Tree were terminated as Servicer due to its bankruptcy or otherwise, it is anticipated that a proportionate amount of Green Tree's FHA Insurance reserves would be transferred to the reserve account of the Trustee or other successor servicer, but there can be no assurance of the amount, if any, that would be so transferred. See "Description of FHA Insurance."

LIMITED OBLIGATIONS

  Except as otherwise specified in the related Prospectus Supplement, the Securities of a Series will not represent an interest in or obligation of Green Tree. The Securities of any Series will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) any other party.

JUNIOR MORTGAGE LIENS

  Green Tree expects that a substantial number of the liens on the improved real estate securing the Contracts in a given Contract Pool will be junior to other liens on such real estate. The rights of the Trust (and therefore the Securityholders of the related Series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the Home Equity Contract to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Contracts--Repurchase Obligations."

HOME IMPROVEMENT CONTRACTS UNSECURED

  The obligations of the Obligor under each Home Improvement Contract included in a Contract Pool will not be secured by an interest in the related real estate or otherwise, and the related Trust, as the owner of such

Home Improvement Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under a Home Improvement Contract, the related Trust will have recourse only against the Obligor's assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on a Home Improvement Contract, the obligations of the Obligor under such Home Improvement Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the related Trust as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. An Obligor on a Home Improvement Contract may not demonstrate the same degree of concern over performance of the Obligor's obligations under such Home Improvement Contract as if such obligations were secured by the real estate owned by such Obligor.

RISKS TO INVESTORS UPON ANY INSOLVENCY OF GREEN TREE

  Green Tree intends that any transfer of Contracts to the related Trust will constitute a sale, rather than a pledge of the Contracts to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of Green Tree or Green Tree as debtor-in-possession might argue that such sale of Contracts by Green Tree was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could cause the related Trust to experience a delay in or reduction of collections on the Contracts.

VALUE OF MORTGAGED PROPERTY

  A substantial portion of the Home Equity Contracts included in a Contract Pool are expected to have loan-to-value ratios of 90% or more, based on the aggregate of the outstanding principal balances of all senior mortgages or deeds of trust and of the Contract on the one hand, and the value of the home and an estimate of the value of the financed improvement, where applicable, on the other. See "Green Tree Financial Corporation--Contract Origination." An overall decline in the residential real estate market, the general condition of a property securing a Contract or other factors could adversely affect the value of the property securing a conventional (i.e., not insured by FHA) Home Improvement Contract or a Home Equity Contract such that the remaining balance of such Contract, together with that of any senior liens on the related property, could equal or exceed the value of the property.

NON-RECORDATION OF MORTGAGE ASSIGNMENTS

  Because of the expense and administrative inconvenience involved, Green Tree will not record the assignment to the Trustee of the mortgage or deed of trust securing any Home Equity Contract. In some states, in the absence of such recordation, the assignment to the related Trustee of the mortgage or deed of trust securing a Home Equity Contract may not be effective against creditors of or purchasers from Green Tree or a trustee in bankruptcy of Green Tree.

SUBORDINATION OF CERTAIN CLASSES OF SECURITIES; LIMITED ASSETS

  To the extent specified in the related Prospectus Supplement, distributions of interest and principal on some or all Classes of Securities of a Series may be subordinated in priority of payment to interest and principal due on the Notes of such Series and/or to distributions of interest and principal on other Classes of Securities of such Series. In addition, holders of certain Classes of Securities of any Series may have the right to take actions that are detrimental to the interests of the holders of certain other Classes of Securities of such Series. For example, holders of a Class of more senior Securities may be entitled to instruct the Indenture Trustee or Trustee to liquidate the Trust Property when it is not in the interest of holders of more junior Classes of Securities of such Series to do so. Conversely, certain actions may require the consent of a majority of Security Owners of all Classes of a Series, which may mean that Security Owners of more junior classes can prevent the Security Owners of more senior Classes of such Series from taking action. Moreover, no Trust will have any significant assets or sources of funds other than the Contracts and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account and any credit enhancement specified in the related Prospectus Supplement. The Notes of any Series will represent obligations solely of, and the Certificates, if any, of such Series will represent interests solely in, the related Trust, and, except as specified in the related Prospectus Supplement, neither the Notes nor the Certificates of any such Series will be insured or guaranteed by Green Tree, the Servicer, the applicable Owner Trustee, the applicable Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any Series must rely for payment upon payments on the related Contracts and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, credit enhancement for a Class of Securities of a Series may cover one or more other Classes of Securities of such Series, and accordingly may be exhausted for the benefit of some Classes and thereafter be unavailable for such other Classes.

YIELD AND PREPAYMENT CONSIDERATIONS

  The weighted average life of the Securities will be reduced by full or partial prepayments on the Contracts. The Contracts will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Green Tree as a result of certain uncured breaches of the warranties made by it with respect to the Contracts, purchases by the Servicer as a result of certain uncured breaches of the covenants with respect to the Contracts made by it in the related Sale and Servicing Agreement, or Green Tree or the Servicer exercising its option to purchase all of the remaining Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the amounts paid to Securityholders in respect of principal on any Distribution Date will include all prepayments on the Contracts during the corresponding Due Periods. The Certificate Owners and the Note Owners will bear all reinvestment risk resulting from the timing of payments of principal on the Securities.

LIMITED LIQUIDITY OF THE SECURITIES

  There is currently no market for the Securities of any Series. Although Green Tree expects that the underwriters of any particular Series will intend to make a secondary market for such Securities, they will have no obligation to do so. There can be no assurance that any such market will develop or, if it does develop, that it will provide Certificate Owners or Note Owners with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

  Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge them may be adversely affected. See "Plan of Distribution" and "Certain Information Regarding the Securities--Book-Entry Registration."

                                  THE TRUSTS

  With respect to each Series of Securities, Green Tree will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Contracts pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Notes and the Certificates, if any, of such Series and distributing payments thereon.

  Each Note will represent an obligation of, and each Certificate, if any, will represent a fractional undivided interest in, the related Trust. The Trust Property of each Trust will include, among other things, (i) a Contract Pool, (ii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof), (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Securities,
(v) certain other rights under the Trust Documents and (vi) such other property as may be specified in the related Prospectus Supplement. See "The Contracts" and "Description of the Trust Documents--Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Subsequent Contracts from Green Tree from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Contracts so purchased will be included in the related Contract Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more Classes of Securities. Holders of Securities of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Securities, except with respect to FHA Insurance reserves.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by Green Tree in the ordinary course of its business. Specific information respecting the Contracts included in each Trust will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Securities. A copy of the Sale and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Sale and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust," "Sale and Servicing Agreement," "Interest Rate or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust, each Sale and Servicing Agreement, each Interest Rate applicable to the related Class of Notes and each Pass-Through Rate applicable to the related Class of Certificates.

THE CONTRACT POOLS

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts"), and (ii) closed-end home equity loans (the "Home Equity Contracts" and, together with the Home Improvement Contracts, the "Contracts"), originated by Green Tree on an individual basis in the ordinary course of business. The Home Improvement Contracts may be conventional home improvement contracts or contracts insured by FHA. The Home Improvement Contracts will not be secured by any lien on the related real estate, and the Home Equity Loans may have a loan-to-value ratio substantially in excess of 100%. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Securities, Green Tree will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). Green Tree, as Servicer (in such capacity referred to herein as the "Servicer," which term shall include any successor to Green Tree in such capacity under the applicable Sale and Servicing Agreement), will service the Contracts pursuant to the Sale and Servicing Agreement. See "Description of the Trust Documents--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Contracts and the last maturity date of any Contract; and the geographic location of improved real estate securing the Contracts. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Green Tree will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders in a Contract, Green Tree will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of representation or warranty by Green Tree. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

THE TRUSTEE

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities of such Series will be limited solely to the express obligations of such Trustee set forth in the related Trust Documents. A Trustee may resign at any time, in which event the General Partner will be obligated to appoint a successor trustee. The General Partner may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the General Partner will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  Green Tree is a Delaware corporation that, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. Through its various divisions, Green Tree purchases, pools, sells and services retail conditional sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and home equity loans. Green Tree is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, Green Tree serves all 50 states. Green Tree began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. Green Tree also purchases, pools and services installment sales contracts for various consumer products. Its principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from Green Tree upon written request.

CONTRACT ORIGINATION

  Home Improvement Contracts. Through its centralized loan processing operations in St. Paul, Minnesota, Green Tree arranges to purchase certain contracts from home improvement contractors located throughout the United States. Green Tree's regional sales managers contact home improvement contractors and explain Green

Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize Green Tree's available customer financing, the contractor must make an application for contractor approval. Green Tree has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell contracts to Green Tree. In addition, Green Tree has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. Green Tree also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to Green Tree. Green Tree occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that Green Tree originates are written on forms provided or approved by Green Tree and are purchased on an individually approved basis in accordance with Green Tree's guidelines. The contractor submits the customer's credit application and construction contract to Green Tree's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by Green Tree in June 1993. If Green Tree determines that the application meets Green Tree's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, Green Tree purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, Green Tree follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by Green Tree include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. Green Tree may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an unsecured FHA-insured home improvement contract currently may not exceed $7,500 without specific FHA approval, with a maximum term of 20 years. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  Green Tree began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The unsecured conventional program allows for an amount financed from $2,500 to $15,000 (except in Massachusetts where the loan limit may be $20,000). The allowable term of unsecured contracts is 24 to 120 months. Green Tree's underwriting standards with respect to unsecured home improvement contracts are, in general, more stringent than its underwriting standards with respect to secured home improvement contracts with similar terms. Eligible property includes an owner-occupied single family home, up to four unit multiple-family dwelling, owner-occupied condominium or town house, or an owner-occupied manufactured home located in a Green Tree-approved park or attached to the real estate.

  Home Equity Contracts. Green Tree has originated closed-end home equity loans since January 1996. As of December 31, 1997, Green Tree had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, Green Tree markets its home equity lending directly to consumers using a variety of marketing techniques. Green Tree also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  Green Tree's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

LOSS AND DELINQUENCY INFORMATION

  Each Prospectus Supplement will include Green Tree's loss and delinquency experience with respect to its entire servicing portfolio of home improvement contracts and home equity loans. However, there can be no assurance that such experience will be indicative of the performance of the Contracts included in a particular Contract Pool.

RATIO OF EARNINGS TO FIXED CHARGES FOR GREEN TREE

  Set forth below are Green Tree's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                              YEAR ENDED DECEMBER 31,
                                              ------------------------
                                                                          MONTHS
                                                                         ENDED
                                              1993 1994 1995 1996 1997   1998
                                              ---- ---- ---- ---- ---- ---------
Ratio of Earnings to Fixed Charges........... 4.81 7.98 7.90 5.44 3.94

                             YIELD CONSIDERATIONS

  The Interest Rates, Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Securities will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Securities that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Securities that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Securities which may be offered hereby, such as Stripped Notes, Interest Only Certificates, Principal Only Certificates and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Securities which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Securities may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

PREPAYMENT CONSIDERATIONS

  Contracts generally may be prepaid in full or in part without penalty. FHA-insured Contracts may be prepaid at any time without penalty. Green Tree has no significant experience with respect to the rate of principal prepayments on home improvement contracts and home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Securityholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Securities on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or Green Tree's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Trust Documents--Termination") will affect the timing of principal distributions on the Securities of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Securities. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Securities, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Trust Documents--Termination" for a description of Green Tree's or the Servicer's option to repurchase the Contracts comprising part of a Trust when the Aggregate Principal Balance of such Contracts as of the related Cut-off Date is less than a specified percentage of the Cut-off Date Principal Balance of such Contracts. See also "The Trusts--The Contract Pools" for a description of the obligations of Green Tree to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                                  POOL FACTOR

  The "Certificate Pool Factor" for each Class of Certificates will be an eight-digit decimal which the Servicer will compute indicating the outstanding balance (the "Certificate Balance") with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution Date), as a fraction of the original Certificate Balance of such Certificates. The "Note Pool Factor" for each Class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Distribution Date (after giving effect to all distributions of principal on such Distribution Date) as a fraction of the initial outstanding principal balance of such Class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable Class of Certificates or reductions in the outstanding principal balance of the applicable Class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related Class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable Class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

  With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the related Certificateholders and Noteholders will receive periodic reports from the Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Trustee and the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Trustee and the Indenture Trustee at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Trust from the sale of each Series of Securities will be used to pay to Green Tree the purchase price for the Contracts and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Green Tree will be used for its general corporate purposes, including the origination or acquisition of additional home improvement loan contracts and home equity loans, costs of carrying such contracts until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Securities.

                                   THE NOTES

GENERAL

  With respect to each Series of Securities, one or more Classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any Series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any Class or Classes of Notes of such Series, or any Class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A Series may include one or more Classes of Stripped Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain Classes of Stripped Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more Classes of Notes of a Series may be redeemable under the circumstances specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all Classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each Class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

  In the case of a Series of Securities which includes two or more Classes of Notes, the timing, sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any Class of Notes will be made on a pro rata basis among all of the Notes of such Class.

THE INDENTURE

  A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

  Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust;
(iii) to add additional covenants for the benefit of the related Noteholders;
(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

  Modifications of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

  Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment, any place of payment where, or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, Green Tree or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

  Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any Class of Notes on any Payment Date (prior to the final scheduled payment date, if any, for such Class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default unless such Class of Notes has a final scheduled payment date, and then not until such final scheduled payment date for such Class of Notes.

  Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

  Unless otherwise specified in the related Prospectus Supplement, if the Notes of any Series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Contracts following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Note Owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the

Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  No holder of a Note of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such Series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, Green Tree, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

  Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Note Owner or Certificate Owner.

  Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or
(v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

  Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. Note Owners may receive such reports upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the address specified in the related Prospectus Supplement.

  Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

  The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. Green Tree may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, Green Tree will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                               THE CERTIFICATES

GENERAL

  A Series of Securities may include one or more Classes of Certificates issued pursuant to Trust Documents to be entered into between Green Tree, as Seller and as Servicer, and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

  If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by Green Tree, the "Depository"). See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

  The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any Series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A Series may include one or more Classes of Certificates ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes of Certificates ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series may include one or more Classes of Certificates which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the Pass-Through Rate for each Class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificateholders of such Class.

  In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

  Unless otherwise provided in the related Prospectus Supplement, the Securities of each Series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

  Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

  With respect to any Series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

  With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates (if any) and Notes will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, Green Tree or the Servicer advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and Green Tree, the Servicer, the Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) Green Tree or the Administrator (if any) at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and (iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

  DTC has advised Green Tree that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised Green Tree that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

  Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

STATEMENTS TO SECURITYHOLDERS

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each Class of Securities;

    (ii) the amount of the distribution allocable to principal on or with respect to each Class of Securities;

    (iii) the Certificate Balance and the Certificate Pool Factor for each Class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each Class of Notes, after giving effect to all payments reported under (ii) above on such date;

    (iv) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Due Period or Periods, as the case may be;

    (v) the Pass-Through Rate or Interest Rate for the next period for any Class of Certificates or Notes with variable or adjustable rates;

    (vi) the amount of Advances made by the Servicer with respect to such Distribution Date, and the amount paid to the Servicer on such Distribution Date as reimbursement of Advances made on previous Distribution Dates;

    (vii) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related form of credit enhancement, if any;

    (viii) Green Tree's FHA Insurance reserve amount;

    (ix) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

    (x) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

    (xi) such customary factual information as is necessary to enable Securityholders to prepare their tax returns; and

    (xii) such other information as may be specified in the related Prospectus Supplement.

  Each amount set forth pursuant to subclauses (i), (ii), (iv) and (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

  Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a Series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "--Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a Class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. DTC will convey such information to its Participants, who in turn will convey such information to their related indirect participants in accordance with arrangements among DTC and such participants. Certificate Owners and Note Owners may receive such reports upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such information, from the Trustee, with respect to Certificate Owners, or from the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                      DESCRIPTION OF THE TRUST DOCUMENTS

  Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Sale and Servicing Agreements and the Trust Agreements (collectively referred to as the "Trust Documents") pursuant to which Green Tree will sell and assign such Contracts to a Trust and the Servicer will agree to service such Contracts on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Documents. Where particular provisions or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE CONTRACTS

  On the Closing Date (as defined in the Prospectus Supplement), Green Tree will sell and assign to the Trust, without recourse, Green Tree's entire interest in the related Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). Each Contract transferred by Green Tree to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Contracts"). Concurrently with such sale and assignment, the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes to or upon the order of the Seller, and the Trustee will execute and deliver the related certificates representing the Certificates, if any, to or upon the order of Green Tree.

  The Schedule of Contracts will include the amount of monthly payments due on each Contract as of the date of issuance of the Securities, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Securityholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trustee, Green Tree's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Securityholders will be repurchased or substituted for by Green Tree, or, if the discrepancy relates to the unpaid principal balance of a Contract, Green Tree may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Collection Account") in an amount sufficient to offset such discrepancy. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to Green Tree identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from Green Tree to the related Trust would, in the event Green Tree became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from Green Tree to the Trust were treated as a pledge to secure borrowings by Green Tree, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by Green Tree, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if Green Tree were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, Green Tree will make certain representations and warranties in the Sale and Servicing Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each FHA-insured Home Improvement Contract was originated in accordance with applicable FHA regulations and is insured, without set off, surcharge or defense, by FHA Insurance; (f) each Contract was either (i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to Green Tree or (ii) was originated by a home equity lender in the ordinary course of such lender's business and assigned to Green Tree or (iii) was originated by Green Tree directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Sale and Servicing Agreement or the Securities unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and Green Tree has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and Green Tree has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (n) the description of each Contract set forth in the list delivered to the Trustee is true and correct;
(o) there is only one original of each Contract; and (p) each Contract was originated or purchased in accordance with Green Tree's then-current underwriting guidelines.

  The warranties of Green Tree will be made as of the execution and delivery of the related Trust Documents and will survive the sale, transfer and assignment of the related Contracts and other Trust Property to the Trust but will speak only as of the date made.

  Under the terms of the Sale and Servicing Agreement, if Green Tree becomes aware of a breach of any such representation or warranty that materially adversely affects the interests of the Note Owners, the Certificate Owners, if any, or the related Trust in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then Green Tree will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust and the Securityholders for a breach of a representation or warranty under the Sale and Servicing Agreement with respect to the Contracts (but not with respect to any other breach by Green Tree of its obligations under the Sale and Servicing Agreement).

  The "Purchase Amount" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

  Upon the purchase by Green Tree of a Contract due to a breach of a representation or warranty, the Trustee will convey such Contract and the related Trust Property to Green Tree.

COLLECTIONS

  With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Indenture Trustee will establish and maintain for each Series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to any Series including one or more Classes of Certificates, the Trustee will establish and maintain for each Series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). The Collection Account, the Certificate Distribution Account (if any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

  Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) has a credit rating from each rating agency rating such Series of Notes and/or Certificates (a "Rating Agency") in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities, as confirmed in writing by each Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Securities of such Series. On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Contracts received by the Servicer after the Cut-off Date and on or prior to the second Business Day preceding the Closing Date.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Collection Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts;

    (iii) all FHA Insurance payments received by the Servicer;

    (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (v) any Advances made as described under "Advances" below and certain other amounts required under the Sale and Servicing Agreement to be deposited in the Collection Account;

    (vi) all amounts received from any credit enhancement provided with respect to a Series of Securities; and

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or Green Tree, as described under "Sale and Assignment of the Contracts" above or under "Repurchase Option" below.

  Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule, if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Green Tree will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Contract to be purchased by it for breach of a representation or warranty.

  For any Series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the related Trust Documents ("Eligible Investments"). Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date for the Due Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

  Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Contract (other than late fees or certain other similar fees or charges) received during a Due Period and Purchase Amounts deposited with the Trustee prior to a Distribution Date will be applied first to any outstanding Advances made by the Servicer with respect to such Contract, and then to interest and principal on the Contract in accordance with the terms of the Contract.

SERVICING

  Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Sale and Servicing Agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Sale and Servicing Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, as well as submission of FHA Insurance claims where applicable.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Sale and Servicing Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Sale and Servicing Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Securities of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Sale and Servicing Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts serviced by the Servicer under agreements similar to the Sale and Servicing Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Sale and Servicing Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Sale and Servicing Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Sale and Servicing Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Sale and Servicing Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which Green Tree may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Aggregate Principal Balance for such Payment Date. As long as Green Tree is the Servicer, the Trustee will pay Green Tree its Monthly Servicing Fee from any monies remaining after the Securityholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Securityholders and providing related data processing and reporting services for Securityholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by Green Tree from its Monthly Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (including submission of FHA Insurance claims, if applicable) or payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Securityholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Sale and Servicing Agreement will occur if (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Noteholders or to the Trustee for distribution to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Documents that materially and adversely affects the interests of Securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Trust Documents, except as specifically permitted under the Trust Documents, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; (v) the Servicer is no longer an Eligible Servicer (as defined in the Trust Documents) or (vi) if Green Tree is the Servicer, Green Tree's receiving rights under its master seller-servicer contract with GNMA are terminated. Notice as used herein shall mean notice to the Servicer by the Trustee, the Indenture Trustee, if any, or Green Tree, or to Green Tree, the Servicer, the Indenture Trustee, if any, and the Trustee by the holders of Securities representing interests aggregating not less than 25% of the outstanding principal balance of the Securities issued by such Trust.

  Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Trustee, the Indenture Trustee or the holders of at least 25% in aggregate principal balance of the outstanding Securities issued by such Trust, by notice then given in writing to the Servicer (and to the Trustee and the Indenture Trustee if given by the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Trustee, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Trustee or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

  On and after the time the Servicer receives a notice of termination, the Trustee or other successor Servicer specified in the related Prospectus Supplement (the "Backup Servicer") will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer.

  In addition, the Trustee will notify FHA of Green Tree's termination as Servicer of the Contracts and will request that the portion of Green Tree's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Green Tree's obligation to repurchase certain Contracts for breaches of representations or warranties under the Trust Documents. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Trust Documents without the consent of all of the Securityholders.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Sale and Servicing Agreement at the request, order or direction of any of the Holders of Securities, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

  Green Tree, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders), except certain expenses incurred in connection with realizing upon the Contracts.

  Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register and to each Rating Agency.

DISTRIBUTIONS

  With respect to each Trust, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each Class of Certificateholders and all payments to each Class of Noteholders will be set forth in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, on the third Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Notes and Certificates for such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, the "Amount Available" for any Distribution Date will be equal to (i) the funds on deposit in the Collection Account at the close of business on the last day of the related Due Period, plus (ii) any Advances to be made by the Servicer with respect to delinquent payments, plus (iii) any Purchase Amounts to be deposited by Green Tree with respect to Contracts to be repurchased due to a breach of a representation or warranty, minus (iv) any amounts paid by Obligors in the related Due Period, but to be applied in respect of a regular monthly payment due in a subsequent Due Period (an "Advance Payment"), minus
(v) any amounts incorrectly deposited in the Collection Account.

  Except as otherwise specified in the related Prospectus Supplement, on each Distribution Date, prior to making distributions in respect of the Notes and Certificates, the Amount Available will be applied, first, if Green Tree is no longer the Servicer, to pay the Monthly Servicing Fee to the successor Servicer, and second, to reimburse the Servicer (including Green Tree) for any Advances made with respect to a prior Due Period and subsequently recovered and for any Advances previously made that the Servicer has determined are Uncollectible Advances.

ENHANCEMENT

  The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to each Class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, Green Tree guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, enhancement for a Class of Securities of a Series may cover one or more other Classes of Securities in such Series, and accordingly may be exhausted for the benefit of a particular Class and thereafter be unavailable to such other Classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the related Prospectus Supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the enhancement for a Class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such enhancement will be exhausted by the claims of Securityholders of other Classes.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances each month of any scheduled payments on the Contracts included in a Trust that were due but not received during the prior Due Period. The Servicer will be entitled to reimbursement of an Advance from the Amount Available in the Collection Account for the related Trust (i) when the delinquent payment is recovered by the Trust, or (ii) when the Servicer has determined that such Advance has become an Uncollectible Advance. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Collection Account for the related Trust. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by Green Tree for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from Net Liquidation Proceeds (including FHA Insurance payments, if applicable), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Sale and Servicing Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Collection Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

EVIDENCE AS TO COMPLIANCE

  On or before March 31 of each year the Servicer will deliver to each Trustee and each Indenture Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of Contracts serviced by the Servicer under pooling and servicing agreements or sale and servicing agreements similar to the Trust Documents and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the applicable Trust Documents, except for any exceptions set forth in such report. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

INDEMNIFICATION AND LIMITS ON LIABILITY

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

  The Servicer may, with the prior consent of the Trustee and the Indenture Trustee, if any, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

AMENDMENT

  Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Trustee and the Indenture Trustee, but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to Green Tree or the Servicer) reasonably satisfactory to the Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by Green Tree, the Servicer and the Trustee and the Indenture Trustee, and a Certificate Majority and a Note Majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

TERMINATION

  The obligations created by the Trust Documents will terminate upon the date calculated as specified in the Trust Documents, generally upon (i) the later of the final payment or other liquidation of the last Contract subject thereto and the disposition of all property acquired upon repossession of any Product and (ii) the payment to the Securityholders of all amounts held by the Servicer or the Trustee and required to be paid to the Securityholders pursuant to the Trust Documents.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Securities, in order to avoid excessive administrative expense, Green Tree and the Servicer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following any Due Period as of the last day of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cut-off Date Principal Balance, all remaining Contracts in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

  If a General Partner is named in the related Prospectus Supplement, unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the General Partner becomes insolvent, withdraws or is expelled as a General Partner or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes and prepayment of the Certificates (if any) following the winding-up of the affairs of the related Trust, unless within such 90 days the remaining General Partner, if any, and holders of a majority of the Certificates of such Series agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the former General Partner, and the Owner Trustee is able to obtain an opinion of counsel to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates (if any), to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

THE TRUSTEE

  The Trustee or Owner Trustee, as applicable, for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee. The General Partner, if any, specified in the related Prospectus Supplement (or, if no such General Partner is specified, the Servicer) may also remove the Trustee, if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE TRUSTEE

  The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Contracts or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Contracts prior to deposit in the related Collection Account.

  The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

ADMINISTRATOR

  If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

                         DESCRIPTION OF FHA INSURANCE

  Certain of the Home Improvement Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by Green Tree, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by Green Tree. Green Tree's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by Green Tree. In the Sale and Servicing Agreement, Green Tree will agree to pay all FHA Insurance premiums required by FHA Regulations. If Green Tree fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by Green Tree and from collections on the related Home Improvement Contracts.

  As of December 31, 1997, Green Tree's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing contracts and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Trust Documents--Termination") occurs, each Trustee will notify FHA of Green Tree's termination as Servicer of the related FHA-insured Contracts and will request that the portion of Green Tree's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure unsecured property improvement loans up to $7,500, with a maximum term of 20 years. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary

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

of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Home Improvement Contract the Servicer may, subject to certain conditions, submit a claim to FHA. The availability of FHA Insurance following a default on an FHA-insured Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Home Improvement Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation-- Contract Origination," Green Tree does not purchase a Contract until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust must assign its entire interest in the Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Home Improvement Contract at the date of default and uncollected interest computed at the Contract Rate earned to the data of default, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, and (iv) legal fees, not to exceed $500.

        CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of Green Tree's conveyance and assignment of a pool of Contracts to a Trust, the Securityholders of such Series, as the beneficial owners of the Trust, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Home Improvement Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

MORTGAGES AND DEEDS OF TRUST

  The Home Equity Contracts (but not the Home Improvement Contracts) will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

SUBORDINATE MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Home Equity Contracts in any Contract Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust (and therefore the Securityholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Contract to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although Green Tree generally does not cure defaults under a senior mortgage or deed of trust, it is Green Tree's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in Green Tree's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of Green Tree, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.


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

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

SUBORDINATE FINANCING

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Securityholders.

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

SECOND OR THIRD MORTGAGES

  The Home Equity Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Securityholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Contract. See "--Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

RIGHTS OF REDEMPTION

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.
  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Contracts included in a Contract Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Contracts) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured Home Improvement Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Sale and Servicing Agreement, late charges (to the extent permitted by law and not waived by Green Tree) will be retained by Green Tree as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is Green Tree's practice with some of the Home Improvement Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

"DUE-ON-SALE" CLAUSES

  All of the Contract documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Contracts) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Contract which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Contracts which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Contracts, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Contracts and the number of Contracts which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to certain conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. Green Tree will represent and warrant in each Sale and Servicing Agreement that all Contracts comply with any applicable usury limitations.

ENVIRONMENTAL LEGISLATION

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related Series of Securities in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, Green Tree has not made and will not make such evaluations prior to the origination of the Contracts. Neither Green Tree nor any replacement Servicer will be required by any Sale and Servicing Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Green Tree does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, Green Tree will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Securityholders of the related Series.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest

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

on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders.

REPURCHASE OBLIGATIONS

  Under the Sale and Servicing Agreement, Green Tree will represent and warrant that each FHA-insured Home Improvement Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Home Improvement Contract due to a violation of FHA regulations in originating or servicing such Home Improvement Contracts, such violation would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and would create an obligation of Green Tree to repurchase such Home Improvement Contract unless the breach is cured. See "Description of the Trust Documents-- Sale and Assignment of the Contracts."

  In addition, Green Tree will also represent and warrant under each Sale and Servicing Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the Securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors with respect to the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Securities.

  Dorsey & Whitney LLP, counsel to Green Tree, has delivered an opinion regarding certain federal income tax matters discussed below. Counsel to Green Tree identified in the related Prospectus Supplement ("Counsel") will deliver an opinion regarding tax matters applicable to each Series of Securities. Such an opinion, however, is not binding on the Internal Revenue Service (the "Service") or the courts. The opinion of Counsel will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also will state that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Service.

TAX STATUS OF THE TRUST

  With respect to each Series of Securities which includes both Notes and Certificates, Counsel will deliver its opinion that the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of Counsel, the Trust itself will not be subject to federal

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

income tax but, instead, each Certificateholder will be required to take into account its distributive share of items of income and deduction (including deductions for distributions of interest to the Noteholders) of the Trust as though such items had been realized directly by the Certificateholder. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. There are, however, no cases or Service rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the Service may disagree with all or a part of this discussion.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Contracts, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates.

TAX CONSEQUENCES TO NOTEHOLDERS

  Treatment of the Notes as Indebtedness. The Owner Trustee, on behalf of the Trust, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Counsel will deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  Interest Income on the Notes. Interest on the Notes will be taxable as ordinary interest income when received by Noteholders utilizing the cash-basis method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Under the applicable regulations, the Notes would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note.

  While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Notes are not deemed to be "qualified stated interest" because the Notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the Trust will treat interest payments on the Notes as qualified stated interest under the OID regulations. If the Notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Notes would be includible in the income of Noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes were not materially different from its coupon, this treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

  A Noteholder must include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID.

  Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Noteholder purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the Notes to the extent that the amount of such payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Noteholder held the Note and the denominator of which is the number of days after the date the Noteholder acquired the Note until and including its maturity date. The Noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Service.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder may elect to include market discount in gross income as it accrues and, if such Noteholder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service.

  Amortizable Bond Premium. In general, if a Noteholder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Such Noteholder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a Note will be treated as an offset to interest income on such Note, and a Noteholder's deduction for amortizable bond premium with respect to a Note will be limited in each year to the amount of interest income derived with respect to such Note for such year. Any election to deduct amortizable bond premium shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

  Disposition of Notes. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the Note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a Noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the Note in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Noteholder will be entitled to receive interest payments on the Notes free of United States federal income tax provided that such Noteholder periodically provides the Indenture Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Noteholder is not a United States person and providing the name and address of such Noteholder and will not be subject to federal income tax on gain from the disposition of a Note unless the Noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

  Tax Administration and Reporting. The Indenture Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.

  Backup Withholding. Under certain circumstances, a Noteholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Indenture Trustee. Backup withholding may apply, under certain circumstances, to a Noteholder who is a foreign person if the Noteholder fails to provide the Indenture Trustee or the Noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Note.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of Counsel, the Service successfully asserted that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO CERTIFICATEHOLDERS

  Treatment of the Trust as a Partnership. Green Tree, the General Partner and the Owner Trustee will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the General Partner, and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the General Partner, Green Tree and the Servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of the Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of the Contracts.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) Prepayment Premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Although it is not anticipated that the Certificates will be issued at a price which exceeds their principal amount, such allocations of Trust income to the Certificateholders will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any such excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the General Partner. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  A Certificateholder's share of expenses of the Trust (including fees to the Servicer but not interest expense) will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Code ($124,500 in 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. The purchase price paid by the Trust for the Contracts may exceed the remaining principal balance of the Contracts at the time of purchase. If the Trust is deemed to acquire the Contracts at such a premium or at a market discount, the Trust will elect to offset any such premium against interest income on the Contracts or to include any such discount in income currently as it accrues over the life of the Contracts. The Trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a Contract-by-Contract basis. As indicated above, a portion of such premium deduction or market discount income may be allocated to Certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in its Certificates (as described below under "Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss generally will be capital gain or loss if the Certificates are held as capital assets and will be long-term gain or loss if the holding period of the Certificates is more than one year.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a Certificateholder sells a Certificate, the Certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the Certificate. A Certificateholder's tax basis in a Certificate generally will equal the Certificateholder's cost increased by the Certificateholder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the Certificateholder's share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintain a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the related Record Date. As a result, a Certificateholder purchasing a Certificate may be allocated tax items (which will affect the Certificateholder's tax liability and tax basis) attributable to periods before the Certificateholder actually owns the Certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust may be reallocated among the Certificateholders. The General Partner is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit or loss, the purchasing Certificateholder will have a higher or lower basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders may be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. Pursuant to the Administration Agreement, the Trustee will monitor the performance of the following responsibilities of the Trust by other service providers. The Trust is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form 1065) with the Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-
1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with certain required information statements relating to identification of beneficial owners of Certificates and such nominees will be required to forward such information to such beneficial owners. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the Service of all such inconsistencies.

  Green Tree or a subsidiary identified in the related Prospectus Supplement will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust will be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. It is expected that the Trust will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally will be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes are due because the Trust is not engaged in a U.S. trade or business. However, the Service may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "--Tax Consequences to Noteholders--Backup Withholding."

                     CERTAIN STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change (which may be retroactive). No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the Notes are treated as debt for federal income tax purposes, in the opinion of Counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the Notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the Notes.

  If the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the partnership.

  If the Certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of Counsel this treatment would also apply for Minnesota income and franchise tax purposes. Pursuant to this treatment, the Trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to Certificateholders). Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

                             ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Securities offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Contracts that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Securities.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Securities sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                 UNDERWRITING

  Green Tree may sell Securities of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Securities directly to other purchasers or through agents. Green Tree intends that Securities will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of such methods.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Securities, Green Tree or any affiliate thereof may purchase some or all of one or more Classes of Securities of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Securities so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Securities or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Securities, Underwriters may receive compensation from Green Tree or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Securities of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from Green Tree and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from Green Tree will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by Green Tree, Underwriters and agents who participate in the distribution of the Securities may be entitled to indemnification by Green Tree against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, Green Tree will authorize Underwriters or other persons acting as Green Tree's agents to solicit offers by certain institutions to purchase the Securities from Green Tree pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by Green Tree. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Securities. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for Green Tree in the ordinary course of business.

  The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

  Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for Green Tree by the counsel for Green Tree identified in the applicable Prospectus Supplement. The validity of the Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by the counsel for the underwriters identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND ANY INFOR-MATION OR REPRESENTATION NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GREEN TREE OR ANY UNDERWRITER. THIS PROSPEC-TUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THE PROSPECTUS SUPPLEMENT RE-LATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GREEN TREE OR THE TRUST SINCE THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT

Reports to Securityholders.................................................  S-2
Summary of Terms...........................................................  S-3
Risk Factors............................................................... S-16
The Trust.................................................................. S-17
The Trust Property......................................................... S-18
The Contract Pool.......................................................... S-19
Green Tree Financial Corporation........................................... S-24
Yield and Prepayment Considerations........................................ S-27
Description of the Notes................................................... S-29
Description of the Counterparty............................................ S-36
Description of the Certificates............................................ S-36
Description of the Trust Documents and Indenture........................... S-38
Certain Federal and State Income Tax Consequences.......................... S-44
ERISA Considerations....................................................... S-45
Underwriting............................................................... S-47
Legal Matters.............................................................. S-48
Annex I....................................................................  A-1
                                PROSPECTUS
Available Information......................................................    3
Reports to Securityholders.................................................    3
Incorporation of Certain Documents by Reference............................    3
Prospectus Summary.........................................................    4
Risk Factors...............................................................   15
The Trusts.................................................................   17
Green Tree Financial Corporation...........................................   19
Yield Considerations.......................................................   21
Maturity and Prepayment Considerations.....................................   21
Pool Factor................................................................   22
Use of Proceeds............................................................   23
The Notes..................................................................   23
The Certificates...........................................................   27
Certain Information Regarding the Securities...............................   29
Description of the Trust Documents.........................................   32
Description of FHA Insurance...............................................   42
Certain Legal Aspects of the Contracts.....................................   43
Certain Federal Income Tax Consequences....................................   52
Certain State Income Tax Consequences......................................   59
ERISA Considerations.......................................................   59
Legal Investment Considerations............................................   60
Ratings....................................................................   60
Underwriting...............................................................   60
Legal Matters..............................................................   62
Experts....................................................................   62

                                ---------------

  FOR 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT ALL DEALERS EFFECT-ING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DIS-TRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          $            (APPROXIMATE)

                                     LOGO

                              SELLER AND SERVICER

                  GREEN TREE HOME IMPROVEMENT AND HOME EQUITY
                               LOAN TRUST 1998-

        $       (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-1:HE/HI

       $       (APPROXIMATE) FLOATING RATE ASSET-BACKED NOTES, CLASS A-1

            $     (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-2

            $     (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-3

            $      (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-4

              $     (APPROXIMATE)    % ASSET-BACKED CERTIFICATES

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                                [UNDERWRITERS]



                                         , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE INFORMATION CONTAINED HEREIN   +
+ARE SUBJECT TO COMPLETION OR AMENDMENT AND PROSPECTIVE PURCHASERS ARE         +
+REFERRED TO THE RELATED FINAL PROSPECTUS SUPPLEMENT FOR DEFINITIVE            +
+INFORMATION ON ANY MATTER CONTAINED HEREIN. THIS PRELIMINARY PROSPECTUS       +
+SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN    +
+OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY           +
+JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL + +PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH +
+JURISDICTION.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT                                      PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED         , 1998)                              TO BASE NO. 6

                             $        (APPROXIMATE)

                                      LOGO

                              SELLER AND SERVICER
                    CERTIFICATES FOR HOME IMPROVEMENT LOANS
                                 SERIES 1998-

                                % PASS-THROUGH RATE

(PRINCIPAL AND INTEREST PAYABLE ON THE 15TH DAY OF EACH MONTH BEGINNING IN
                                     1998)
                                 ------------
  The Certificates for Home Improvement Loans, Series 1998- offered hereby (the "Certificates") will be issued by, and evidence beneficial ownership interests in, Home Improvement Loan Trust 1998- (the "Trust"). The Trust will be created by Green Tree Financial Corporation (the "Company") pursuant to a
Pooling and Servicing Agreement, dated as of      , 1998 (the "Agreement")
between the Company and, as Trustee (the "Trustee"). The Trust property will consist primarily of a pool of home improvement contracts and promissory notes (the "Contracts"), including the right to receive payments due on the Contracts
on and after          (or the date of origination thereof, if later) (the "Cut-
off Date"), and amounts held for the Trust in the Certificate Account. The Contracts are not secured by any mortgage or other lien on the related improved real estate.

  The Certificateholders will have the benefit of a limited guaranty of the Company (the "Limited Guaranty") to protect against losses that would otherwise be borne by the Certificateholders, subject to the limit of the Guaranty Amount (as described herein). To the extent that funds in the Certificate Account are insufficient to distribute to the holders of the Certificates the Formula Distribution Amount (as described herein), the Company will be obligated (subject to the limit of the Guaranty Amount) to pay the Guaranty Payment (as
described herein). The Guaranty Amount initially equals $     and will be
reduced thereafter as described herein. See "Description of the Limited Guaranty" herein.

  Principal and interest with respect to the Certificates are distributable on the fifteenth day of each month or, if such fifteenth day is not a business
day, the first business day thereafter, beginning in     1998. The Company will
act as servicer (in such capacity, the "Servicer") of the Contracts. The final
scheduled Payment Date of the Certificates is in       . See "Description of
the Certificates" herein and in the Prospectus.
                                                        (Continued on next page)
                                 ------------

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE ACCOMPANYING PROSPECTUS.

 THE  CERTIFICATES REPRESENT  INTERESTS  IN  THE TRUST  AND  DO NOT  REPRESENT
   INTERESTS IN OR OBLIGATIONS OF THE  COMPANY, EXCEPT TO THE LIMITED EXTENT
    DESCRIBED  HEREIN  AND  IN  THE PROSPECTUS.  THE  CERTIFICATES  DO  NOT
      REPRESENT OBLIGATIONS OF, AND WILL NOT BE INSURED OR GUARANTEED BY,
       ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF  THE STATE OF NEW  YORK HAS NOT PASSED  ON OR
          ENDORSED THE MERITS  OF THIS  OFFERING. ANY REPRESENTATION
               TO THE CONTRARY IS UNLAWFUL.

--------------------------------------------------------------------------------

                                                               UNDERWRITING  PROCEEDS TO
                                            PRICE TO PUBLIC(1)   DISCOUNT   COMPANY(1)(2)
-----------------------------------------------------------------------------------------
Per Certificate...........................            %               %             %
-----------------------------------------------------------------------------------------
Total.....................................        $               $            $
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Plus accrued interest from and including       , 199 .
(2) Before deducting expenses, estimated to be $170,000.
                                 ------------
  The Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement
system of The Depository Trust Company on or about        , 1998 (the actual
such date being hereinafter referred to as the "Closing Date").
                                 ------------
                                 [UNDERWRITERS]
                                 ------------
              The date of the Prospectus Supplement is      , 1998

(Continued from previous page)

  There is currently no secondary market for the Certificates offered hereby, and there is no assurance that any such market will develop or, if it does develop, that it will continue. [Underwriters] (the "Underwriters") expect, but are not obligated, to make a market in the Certificates.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  For 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Upon receipt of a request by an investor, or his or her representative, within the period during which there is a Prospectus delivery obligation, the Company or the Underwriters will transmit or cause to be transmitted promptly, without charge, and in addition to any such delivery requirements, a paper copy of a Prospectus Supplement and a Prospectus, or a Prospectus Supplement and a Prospectus encoded in an electronic format.

  The Certificates offered hereby constitute a separate Series of Certificates for Home Improvement Loans being offered by the Company from time to time pursuant to the Prospectus. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. To the extent that any statements in this Prospectus Supplement conflict with statements contained in the Prospectus, the statements in this Prospectus Supplement shall control.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them in the Prospectus and in Article I of the Agreement, a copy of which is available upon request made to the Company.

Securities Offered............  Certificates for Home Improvement Loans, Series
                                 1998- (the "Certificates"). The Certificates will be issued by, and evidence beneficial ownership interests in, Home Improvement Loan Trust 1998- (the "Trust"), the property of which consists primarily of the Contracts, having an aggregate principal balance as of the Cut-off Date (the "Cut-off Date Pool
                                 Principal Balance") of $      , and all
                                 rights, benefits, obligations and proceeds arising therefrom or in connection therewith.

Trustee.......................  [Trustee], [     , Minnesota].

Seller and Servicer...........  Green Tree Financial Corporation.

Payment Date..................  The fifteenth day of each month or, if such day is not a Business Day, the next succeeding
                                 Business Day, commencing in      1998.

Cut-off Date..................       , 1998 (or the date of origination of the
                                 Contract, if later).

Record Date...................  The Business Day immediately preceding the related Payment Date.

Original Series 1998-
 Certificate Principal
 Balance......................
                                $      (approximate).
Pass-Through Rate.............      % per annum.
Description of Certificates...  The Certificates are issued in a single Class by, and are payable solely from the property
                                 of, the Trust. The undivided percentage
                                 interest of the holder of any Certificate in
                                 the distributions to be made in respect of the Certificates (the "Percentage Interest") will be equal to the percentage obtained by dividing the denomination specified on such Certificate by the Original Series 1998-Certificate Principal Balance.
Distributions.................  Holders of the Certificates will be entitled to receive on each Payment Date, to the extent that the Amount Available in the Certificate Account (together with the Guaranty Payment, as described below) is sufficient therefor, distributions allocable to interest and principal, as described herein. Distributions will be made on each Payment Date to holders of record of the Certificates on the related Record Date, except that the final distribution in respect of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minnesota. The Amount Available for the Trust on each Payment Date generally includes payments on the Contracts due during the previous calendar month (the "Due Period") and received on or prior to the Determination Date, prepayments and other unscheduled collections received on the Contracts during such Due Period, any Advances (as defined herein) made by the Servicer or the Trustee with respect to such Due Period and any amounts paid by the Company to repurchase a Contract due to a breach of representation or warranty.


Distributions on the
 Certificates

  Interest..................    Interest on the Certificates will be payable on
                                 each Payment Date in an amount equal to one
                                 month's interest at the Pass-Through Rate on
                                 the Aggregate Certificate Principal Balance
                                 (as defined below) immediately prior to such
                                 Payment Date; provided that, in the case of
                                 the first Payment Date, such interest will be payable only for the period from the Closing
                                 Date to but excluding      , 1998. The
                                 "Aggregate Certificate Principal Balance" with respect to any Payment Date will equal the Original Series 1998- Certificate Principal Balance minus all distributions previously made in respect of principal on the Certificates. Accrued interest will be computed on the basis of a 360-day year of twelve 30-day months.

                                In the event that, on a particular Payment
                                 Date, the Amount Available in the Certificate Account, together with any Guaranty Payment, is not sufficient to make a full distribution of interest to the Certificateholders, the amount of interest to be distributed in respect of the Certificates will be allocated among the outstanding Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Any such amount so carried forward will bear interest at the Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

  Principal.................    On each Payment Date, the Certificateholders
                                 will be entitled to receive as distributions of principal, to the extent of the Amount Available in the Certificate Account after payment of all interest payable on the Certificates, an amount equal to the sum (such sum being hereinafter referred to as the "Monthly Principal") of (a) the amount of regular principal payments on Contracts paid or applied during the prior Due Period; (b) the amount of Principal Prepayments received on Contracts during the prior Due Period; (c) the principal portion of all payments on Contracts that were Delinquent Payments as of the end of the prior Due Period; (d) the unpaid principal balance of all Contracts that became Liquidated Contracts with respect to the prior Due Period; (e) the principal portion of the Repurchase Price paid by the Company to repurchase Contracts for breach of representations and warranties with respect to the prior Due Period, as described in this Summary under "Repurchases by the Company;" (f) the amount of any reduction in the principal amount deemed owed on any Contract as a result of the Obligor's bankruptcy; and (g) any principal amount described in clauses (a) through (f) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account and the Company either was not obligated to or failed to pay such amount under the Limited Guaranty.

Limited Guaranty..............  In order to mitigate the effect of liquidation losses and delinquencies on the Contracts, the Certificateholders are entitled to receive on each Payment Date (subject to the limit of the Guaranty Amount) the amount equal to the Guaranty Payment, if any, under the Limited Guaranty of the Company. The Guaranty Payment for any Payment Date will equal the amount, if any, by which the Formula Distribution Amount (equal to one month's interest at the Pass-Through Rate on the Aggregate Certificate Principal Balance plus the Monthly Principal for such Payment Date) exceeds the Amount Available in the Certificate Account for such Payment Date.

                                The "Guaranty Amount" initially equals $    .
                                 Thereafter, on any Payment Date, the Guaranty Amount will equal the lesser of (i) $ minus all Guaranty Payments previously made by the Company, or (ii) the Aggregate Certificate Principal Balance on such Payment Date plus three months of interest at the Pass-Through Rate on the Aggregate Certificate Principal Balance as of such Payment Date.

                                The Limited Guaranty will be an unsecured
                                 general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement.

Registration of                 The Certificates initially will each be
 Certificates.................   represented by one or more certificates
                                 registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company
                                 ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof. Certificates will otherwise be issued in definitive form only under the limited circumstances described herein. All references herein to the rights of "holders" or "Certificateholders" shall reflect the rights of beneficial owners as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See
                                 "Description of the Certificates--Registration of the Certificates" herein.

Contracts.....................  The Contracts consist of       conventional and
                                    FHA-insured home improvement contracts and
                                 promissory notes (the "Contracts"), including any and all rights to receive payments due thereunder on and after the Cut-off Date. The obligations of the Obligor under each Contract are unsecured and such Contracts constitute "Unsecured Contracts" as described in the Prospectus. The Contracts arise from loans relating to the improvement of real estate
                                 located in    states and the District of
                                 Columbia. The contractual annual percentage
                                 rate of interest (the "Contract Rate") on the Contracts as of the Cut-off Date ranges from
                                      % to      % with a weighted average of
                                      %. The Contracts had a weighted average
                                 term to scheduled maturity, as of origination,
                                 of    months, and a weighted average term to
                                 scheduled maturity, as of the Cut-off Date, of
                                    months. The final scheduled payment date on
                                 the Contract with the latest scheduled
                                 maturity is in       . See "The Contracts"
                                 herein.

FHA Insurance.................  Approximately    % of the Contracts by
                                 principal balance as of the Cut-Off Date are insured by FHA against Obligor defaults pursuant to Title I of the National Housing Act ("FHA Insurance"). See "Description of FHA Insurance" in the Prospectus.

Advances......................  The Servicer is obligated to make Advances each month of any scheduled payments on the
                                 Contracts that were due but not received during the prior Due Period. The Servicer will be entitled to reimbursement of an Advance from subsequent funds available therefor in the Certificate Account. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee will be obligated (subject to certain conditions) to make such Advance. See "Description of the Certificates--Advances" herein and in the Prospectus.

Repurchase or Substitution      The Company has agreed to repurchase any
 Obligations..................   Contract in which the Trust's or the
                                 Certificateholders' interest is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. In lieu of repurchasing a Contract, during the 120 day period following the Closing Date, the Company may, at its option, substitute another contract for the Contract that it is otherwise obligated to repurchase. See "Description of the Certificates--Conveyance of Contracts" herein and in the Prospectus.

Repurchase Option.............  The Servicer will have the option to repurchase all of the outstanding Contracts on any
                                 Payment Date on which the Pool Scheduled
                                 Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Repurchase Option" herein and in the Prospectus.

Monthly Servicing Fee.........  The Servicer will be entitled to monthly compensation for servicing the Contracts equal to 1/12 of the product of .75% and the Pool Scheduled Principal Balance (the "Monthly Servicing Fee"). See "Description of the Certificates--Servicing Compensation and
                                 Payment of Expenses" and "Rights upon an Event of Termination" herein.

Tax Status....................  In the opinion of counsel to the Company, the
                                 Trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. Each Certificateholder will be treated for such purposes as the owner of an undivided interest in the Contracts. Accordingly, each such Certificateholder must report on its federal income tax return its share of the income from the Contracts and, subject to limitations on deductions by individuals, estates and trusts, may deduct its share of the reasonable fees paid by the Trust, determined in accordance with such Certificateholder's tax accounting method. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations..........  No transfer of any Certificates will be permitted to be made to any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to the Internal Revenue Code of 1986, as amended (the "Code"), unless the opinion of counsel described under "ERISA Considerations" herein and in the Prospectus is delivered to the Trustee. See "ERISA Considerations" herein and in the Prospectus.

Rating........................  It is a condition precedent to the issuance of the Certificates that the Certificates be assigned a rating not lower than [A-] by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and ["A"] by Fitch Investors Service, L.P. ("Fitch"). S&P's rating of the Certificates addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of the Certificates is based in part on an assessment of the Company's ability to make payments under the Limited Guaranty. Fitch's rating of the Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Any reduction in S&P's or Fitch's rating of the Company's debt securities may result in a similar reduction in the rating of the Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" in the Prospectus.

                                The Company has not requested a rating of the
                                 Certificates from any rating agencies other than S&P and Fitch. There can be no assurance as to whether any other rating agency will rate the Certificates or, if one does, what rating would be assigned by such rating agency.

Legal Investment                The Certificates will not constitute "mortgage
 Considerations...............   related securities" for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984 ("SMMEA") because the Contracts are not secured by liens on real estate, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates. Investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for them.

                                 RISK FACTORS

  Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Certificates:

  Limited Historical Data With Respect to Home Improvement Loans. The Company began purchasing and servicing FHA-insured home improvement contracts in April 1989, and conventional home improvement contracts in September 1992, and thus has limited historical experience with respect to the performance, including the rate of prepayments of home improvement loans. Accordingly, the Company's delinquency experience and loan loss and liquidation experience set forth under "The Contracts" herein may not be indicative of the performance of the Contracts.

  Delinquency and Loan Default Rates on Unsecured Home Improvement Loans. Based on the Company's experience to date, home improvement loans that are not secured by any lien on the improved real estate have experienced, and are expected to continue to experience, a higher rate of delinquency and loan default as compared with the Company's servicing portfolio of FHA-insured and other secured home improvement loans. Based on the Company's experience to date, contract defaults on unsecured home improvement contracts typically result in chargeoffs that equal or exceed 100% of the outstanding principal balance of the contract.

                         STRUCTURE OF THE TRANSACTION

  On or about       , 1998 (the "Closing Date"), the Company will establish
the Trust pursuant to a Pooling and Servicing Agreement to be dated as of
     , 1998 (the "Agreement"), between the Company, as Seller and Servicer, and the Trustee.

  The Certificates will be issued by the Trust, the corpus of which will consist primarily of the Contracts, including all rights to receive payments
due on the  Contracts on and after      , 1998 (or the date of origination
thereof, if later) (the "Cut-off Date"), all rights under FHA Insurance with respect to the FHA-insured Contracts, amounts held for the Trust in the Certificate Account (as defined below), and the Limited Guaranty of the Company described in "Description of the Limited Guaranty" herein.

  Payments and recoveries in respect of principal and interest on the Contracts will be paid into a separate trust account maintained at an Eligible
Institution (initially [Trustee],      , Minnesota) in the name of the Trust
(the "Certificate Account"), no later than one Business Day after receipt. Payments deposited in the Certificate Account in respect of each Due Period will be applied on the fifteenth day of the next month (or, if such day is not a business day, the next succeeding business day) (each a "Payment Date") to make the distributions to the Certificateholders as of the immediately preceding Record Date as described under "Description of the Certificates-- Distributions on the Certificates" herein, and to pay certain monthly fees to the Servicer as compensation for its servicing of the Contracts (the "Monthly Servicing Fee") and to pay any remaining amounts in the Certificate Account to the Company as compensation for providing the Limited Guaranty (the "Guaranty Fee").

  The Servicer will be obligated to advance any scheduled payments on the Contracts that were due but not received during the prior Due Period ("Advances"). The Servicer will be entitled to reimbursement of an Advance from payments on or liquidation proceeds of the related Contract and then from other funds in the Certificate Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent collections on the Contract or from liquidation proceeds thereof. If the Servicer fails to make any Advance required under the Agreement, the Trustee is obligated (subject to certain conditions) to make such Advance.

  Following the transfer of the Contracts from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Contracts, (b) certain representations and warranties in the Agreement as described under "Description of the Certificates--Conveyance of Contracts" herein, (c) certain indemnities, and (d) the Limited Guaranty. The Company is obligated under the Agreement to repurchase at the Repurchase Price (as defined herein), or, at its option, to substitute another contract for, any Contract on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Trustee, of any breach of any such representation and warranty in the Agreement that materially adversely affects the Certificateholders' interest in such Contract if such breach has not been cured prior to such date. The Agreement also provides that the Company has certain obligations to repurchase Contracts and to indemnify the Trustee and Certificateholders with respect to certain other matters.

                                USE OF PROCEEDS

  The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home improvement contracts and promissory notes, providing warehouse financing for the purchase of contracts and other costs of maintaining such contracts until they are pooled and sold to other investors.

                                 THE CONTRACTS

  Each Contract is a home improvement contract originated by a Company-approved home improvement contractor and purchased by the Company, or a home improvement promissory note originated by the Company directly. Each Contract finances improvements to a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a Company-approved park. The Contracts are not secured by any mortgage or other lien on or security interest in the related improved real estate or any other real or personal property.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Contract is fully amortizing with a fixed contractual rate of interest and provides for level payments over the term of such loan, computed on the simple interest method, (b) each Contract has its
last scheduled payment due no later than         and (c) each FHA-insured
Contract was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance. The Contracts were originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus.
Each of the Contracts has a Contract Rate of at least      % per annum and not
more than      % and the weighted average of the Contract Rates of the
Contracts as of the Cut-off Date is      %. As of the Cut-off Date, the
Contracts had remaining maturities of at least    months but not more than
months and original maturities of at least 24 months but not more than months. The Contracts had a weighted average term to scheduled maturity, as of
origination, of    months, and a weighted average term to scheduled maturity,
as of the Cut-off Date, of    months. The average principal balance per
Contract as of the Cut-off Date was $     and the principal balances on the
Contracts as of the Cut-off Date ranged from $     to $    . The Contracts
arise from loans relating to real property located in    states and the
District of Columbia. By principal balance as of the Cut-off Date,
approximately      % of the Contracts financed improvements to real estate
located in California. No other state represented   % or more of the Cut-off
Date Pool Principal Balance. Substantially none of the Contracts provide for recourse to the originating contractor in the event of a default by the Obligor.

  Set forth below is a description of certain additional characteristics of the Contracts.

               GEOGRAPHICAL DISTRIBUTION OF IMPROVED REAL ESTATE

                                                                                        % OF
                                                                                   CONTRACT POOL BY
                                         % OF CONTRACT POOL BY AGGREGATE PRINCIPAL   OUTSTANDING
                            NUMBER OF          NUMBER OF             BALANCE          PRINCIPAL
                         CONTRACTS AS OF     CONTRACTS AS       OUTSTANDING AS OF   BALANCE AS OF
                          CUT-OFF DATE      OF CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
                         --------------- --------------------- ------------------- ----------------
Alabama.................                               %          $                           %
Alaska..................
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----             -------           ------------          ------
    Total...............                        100.00%           $                     100.00%
                              =====             =======           ============          ======

                       YEARS OF ORIGINATION OF CONTRACTS

                                                                           % OF
                                                                     CONTRACT POOL BY
                                              AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         NUMBER OF CONTRACTS  BALANCE OUTSTANDING     BALANCE AS OF
  YEAR OF ORIGINATION     AS OF CUT-OFF DATE  AS OF CUT-OFF DATE       CUT-OFF DATE
  -------------------    -------------------- ------------------- ----------------------
    ....................                         $                              %
    ....................
    ....................
                                ------           ------------             ------
    Total...............                         $                        100.00%
                                ======           ============             ======

                   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS

                                                                           % OF
                                                                     CONTRACT POOL BY
                                              AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
   ORIGINAL CONTRACT     NUMBER OF CONTRACTS  BALANCE OUTSTANDING     BALANCE AS OF
  AMOUNT (IN DOLLARS)     AS OF CUT-OFF DATE  AS OF CUT-OFF DATE       CUT-OFF DATE
  -------------------    -------------------- ------------------- ----------------------
Less than $10,000.......                         $                              %
$10,000-$19,999.........
                                ------           ------------             ------
    Total...............                         $                        100.00%
                                ======           ============             ======

                                 CONTRACT RATES

                                                                           % OF
                                                                     CONTRACT POOL BY
                                              AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
RANGE OF CONTRACTS       NUMBER OF CONTRACTS  BALANCE OUTSTANDING     BALANCE AS OF
BY CONTRACT RATE          AS OF CUT-OFF DATE  AS OF CUT-OFF DATE       CUT-OFF DATE
------------------       -------------------- ------------------- ----------------------
 9.00001%-10.00000%.....                         $                              %
10.00001%-11.00000%.....
11.00001%-12.00000%.....
12.00001%-13.00000%.....
13.00001%-14.00000%.....
14.00001%-15.00000%.....
15.00001%-16.00000%.....
16.00001%-17.00000%.....
Over 17.00000%..........
                                ------           ------------             ------
    Total...............                         $                        100.00%
                                ======           ============             ======

                          REMAINING MONTHS TO MATURITY

                                                                           % OF
                                                                     CONTRACT POOL BY
  MONTHS REMAINING TO                         AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
   SCHEDULED MATURITY    NUMBER OF  CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
   AS OF CUT-OFF DATE     AS OF CUT-OFF DATE  AS OF CUT-OFF DATE       CUT-OFF DATE
  -------------------    -------------------- ------------------- ----------------------
Less than 31............                         $                              %
31 to 60................
61 to 90................
91 to 120...............
121 to 150..............
151 to 180..............
181 to 210..............
211 to 240..............
                                ------           ------------             ------
    Total...............                         $                        100.00%
                                ======           ============             ======

DELINQUENCY, LOAN DEFAULT AND LOSS INFORMATION

  The following table sets forth the delinquency experience for the periods indicated of the portfolio of unsecured home improvement loans serviced by the Company (other than Contracts already in liquidation).

                            DELINQUENCY EXPERIENCE

                                                           AT DECEMBER 31,
                                                   AT    , ------------------
                                                           1997  1996   1995
                                                   ------- ----  ----  ------
Number of Contracts Outstanding(1)................                     18,411
Number of Contracts Delinquent(2)(3)
  30-59 Days......................................                        115
  60-89 Days......................................                         44
  90 Days or More.................................                         14
                                                    ----   ----  ----  ------
Total Contracts Delinquent........................                        173
Delinquencies as a Percent of Contracts Outstand-
 ing(4)...........................................      %      %     %    .94%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of contracts.

  The following table sets forth the loan default and loss experience for the periods indicated of the portfolio of unsecured home improvement loans serviced by the Company.

                       LOAN DEFAULT AND LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                     TWELVE MONTHS
                                     MONTHS       ENDED DECEMBER 31,
                                 ENDED    , ----------------------------------
                                    1998     1997     1996     1995
                                 ---------- -------  -------  -------
Principal Balance of Contracts
 Serviced(1)....................  $         $        $        $97,544
Contract Defaults(2)............          %        %        %    1.38%
Net Losses:
  Dollars(3)....................  $         $        $        $ 1,710
  Percentage(4).................          %        %        %    1.75%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has submitted a claim to FHA (in the case of FHA-insured contracts), the Company has commenced foreclosure or enforcement proceedings, or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated. The calculation of net loss on FHA-insured contracts includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

  The Company's management is not aware of any trends or anomalies which have adversely affected the delinquency, loan default and loss experience of its portfolio of home improvement contracts.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan default and loss experience of the Contracts will be similar to that set forth above. Moreover, because the Company began originating and purchasing unsecured home improvement contracts in September 1992, it is likely that the Company's portfolio is not yet sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. The delinquency, loan default and loss experience of home improvement loans may be adversely affected by a downturn in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield on any Certificate will depend on the price paid by the Certificateholder, the timing of principal payments, and the timing and amount of any liquidation losses on the Contracts.

  Higher than expected "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Contract, to reduce the outstanding principal balance on the Contracts) will increase the yield on Certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates and will decrease the yield on Certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates. Because the Contracts have scheduled due dates throughout the calendar month, and because all Principal Prepayments are passed through to Certificateholders on the Payment Date following the Due Period in which such Principal Prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of Defaulted Contracts or the Servicer's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates-- Repurchase Option" herein) will affect the timing of principal distributions on the Certificates. Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The Certificates were priced using a
prepayment assumption of   % CPR. There can be no assurance that the Contracts
will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  The amount of interest to which the Certificateholders are entitled on any Payment Date will be the product of the Pass-Through Rate and the Aggregate Certificate Principal Balance immediately following the preceding Payment Date, based on a 360-day year consisting of 12 months of 30 days each. Certificateholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Certificate Account are sufficient therefor, in the priority described under "Description of the Certificates--Distributions on the Certificates." As required by applicable state laws, interest paid by Obligors on the Contracts is computed according to the simple interest method. Principal and interest payable on the Certificates will be computed according to the actuarial method.

  The final scheduled payment date on the Contract with the latest maturity is
in      .

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Contracts). Prepayments on Contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate model, is described above.

  As used in the following table, "0% CPR" assumes that none of the Contracts are prepaid before maturity, " % CPR" assumes the Contracts will prepay at a
CPR of   %, and so forth.

  There is no assurance, however, that prepayment of the Contracts will conform to any level of the CPR, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of home improvement contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement contracts secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such home improvement contracts, the home improvement contracts are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such home improvement contracts. Conversely, if prevailing interest rates rise above the interest rates on such home improvement contracts, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following table were determined assuming that: (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the CPR set forth in the table; (ii) the Servicer exercises its option to repurchase the Contracts, as described under "Description of the Certificates--Repurchase Option"; (iii) the Contracts will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Contract Characteristics"; (iv) the Certificates have an Original Series 1998- Certificate Principal Balance
of $      and a Pass-Through Rate of     %; (v) no interest shortfalls will
arise in connection with prepayments in full of the Contracts; (vi) no delinquencies or losses are experienced on the Contracts; (vii) distributions are made on the Certificates on the 15th day of each month, commencing in
1998; and (viii) the Certificates are issued on       , 1998. No
representation is made that the Contracts will not experience delinquencies or losses.

                       ASSUMED CONTRACT CHARACTERISTICS

                CUT-OFF DATE                  WEIGHTED AVERAGE WEIGHTED AVERAGE
                    POOL                       REMAINING TERM   ORIGINAL TERM
                 PRINCIPAL   WEIGHTED AVERAGE   TO MATURITY      TO MATURITY
     POOL         BALANCE     CONTRACT RATE       (MONTHS)         (MONTHS)
     ----       ------------ ---------------- ---------------- ----------------
1.............. $                     %
2..............
3..............
4..............

  It is not likely that the Contracts will prepay at any constant percentage of the CPR to maturity or that all of the Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

  Based on the foregoing assumptions, the following table indicates the projected weighted average life of the Certificates and sets forth the percentages of the Original Series 1996-E Certificate Principal Balance that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.

   PERCENTAGE OF THE ORIGINAL SERIES 1996-E CERTIFICATE PRINCIPAL BALANCE AT
             THERESPECTIVE PERCENTAGES OF THE CPR SET FORTH BELOW:

DATE                                                    10%  15%  20%  25%  30%
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
        ...............................................
        ...............................................
        ...............................................
        ...............................................
        ...............................................
        ...............................................
        ...............................................
        ...............................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Certificate.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

RATIO OF EARNINGS TO FIXED CHARGES FOR THE COMPANY

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years ending December 31, 1997. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                             YEAR ENDED DECEMBER 31,       MONTHS ENDED     ,
                             ------------------------  ----------------------
                             1993 1994 1995 1996 1997   1998
                             ---- ---- ---- ---- ---- --------
Ratio of Earnings to Fixed
 Charges.................... 4.81 7.98 7.90 5.44 3.94   3.06

RECENT DEVELOPMENTS

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree will continue to operate from its existing headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer, has agreed to continue to manage Green Tree's business for at least one year. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Green Tree and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of Green Tree (particularly with respect to prepayment assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes the material provisions of the Agreement, reference to which is hereby made for a complete recital of its terms.

GENERAL

  The Certificates will be issued in fully registered, certificated form only in denominations of $1,000 or any integral multiple in excess thereof, except for one Certificate with a denomination representing the remainder of the Original Principal Balance. The Certificates initially will be represented by one or more certificates registered in the name of Cede & Co. as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "Description of the Certificates--Registration of the Certificates" herein. The Trust consists primarily of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, all rights under FHA Insurance with respect to the FHA-insured Contracts, amounts held in the Certificate Account and the Limited Guaranty of the Company.

  Distributions on the Certificates will be made by the Paying Agent (which shall initially be the Trustee) on each Payment Date to persons in whose names the Certificates are registered as of the Business Day immediately preceding such Payment Date (the "Record Date"). See "Description of the Certificates-- Registration of the Certificates" herein. The first Payment Date for the
Certificates will be in      1998. Payments will be made by check mailed to
such Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of the Trust may request payment by wire transfer). Final payments will be made only upon tender of the Certificates to the Trustee for cancellation.

CONVEYANCE OF CONTRACTS

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to or upon the order of the Company. The Contracts are described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list includes the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. The list will be attached as an exhibit to the Agreement and will be available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Contracts to the Trust, the Company's internal audit department will have completed a review of all the Contract files, confirming the accuracy of each item on the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

  The Trustee will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

  [Dorsey & Whitney LLP], counsel to the Company, will render an opinion to the Trustee that the transfer of the Contracts from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  The Company will make certain representations and warranties in the Agreement with respect to each Contract, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee;
(c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract (if an FHA-insured contract) was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Contract was originated by a home improvement contractor in the ordinary course of such contractor's business or was originated by the Company directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied or rescinded; (j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level monthly payments over the term of such Contract; (n) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (o) there is only one original of each Contract; and (p) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  The Company will also make certain representations and warranties with respect to the Contracts in the aggregate, including that (i) the Cut-off Date Pool Principal Balance equals at least the Original Series 1998- Certificate Principal Balance, and each Contract has a contractual rate of interest of at
least     %; (ii) no Contract had a remaining term to maturity at origination
of more than     months; (iii) no more than  % of the Contracts, by principal balance as of the Cut-off Date, related to properties located in an area with the same zip code; and (iv) no adverse selection procedures were employed in selecting the Contracts from the Company's portfolio.

  Under the terms of the Agreement, and subject to the Company's option to effect a substitution as described in the next paragraph, the Company has agreed to repurchase, at the Repurchase Price, any Contract that is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. The "Repurchase Price," with respect to any Contract to be so repurchased or with respect to a Liquidated Contract, means the outstanding principal balance of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest on such Contract at the Pass-Through Rate from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the date of such repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

  In lieu of purchasing a Contract as specified in the preceding paragraph, during the 120 day period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a Partial Principal Prepayment.

  Pursuant to the Agreement, the Servicer will service and administer the Contracts conveyed and assigned to the Trustee as more fully set forth below.

PAYMENTS ON CONTRACTS

  The Servicer, on behalf of the Trust, will establish and maintain a Certificate Account in an "Eligible Account" (as defined below) at a
depository institution (initially [Trustee],      , Minnesota) with trust
powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corpora-tion (the "FDIC"), whose short-term deposits have been rated A-1 by S&P and F-1 by Fitch (if rated by Fitch) or whose unsecured long-term debt has been rated in one of the two highest rating categories by S&P and Fitch, and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus of not
less than $     ; or (iv) an account that will not cause S&P or Fitch to
downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by S&P and Fitch. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the business day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "AA" from S&P and Fitch (if rated by Fitch) not in excess of 10% of amounts in the Certificate Account at the time of such investment; and commercial paper assigned a rating of at least A-1+ by S&P and F-1+ by Fitch (if rated by Fitch). Any losses on such investments will be deducted from other investment earnings or from other funds in the Certificate Account.

  All receipts by the Servicer of payments with respect to the Contracts, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one business day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Contracts, which are retained by the Servicer as part of its servicing fees and are not paid into the Certificate Account and except for certain proceeds from Liquidated Contracts which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. In addition, all payments under FHA Insurance received by the Servicer, any Advances by the Servicer or the Trustee as described under "Description of the Certificates--Advances," amounts paid by the Company for Contracts repurchased as a result of breach of warranties under the Agreement, and amounts required to be deposited upon substitution of a Contract because of breach of warranties under the Agreement, as described under "Description of the Certificates--Conveyance of Contracts," shall be paid into the Certificate Account.

  On the seventh Business Day of each month (the "Determination Date"), the Servicer will determine the Amount Available in the Certificate Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Certificate Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Certificate Account the Repurchase Price of any Contracts required to be repurchased on such Payment Date and any amounts required to be deposited therein due to the substitution of a Contract, as a result of a breach of representations and warranties.

DISTRIBUTIONS

  Holders of the Certificates will be entitled to receive on the Payment Date, to the extent that the Amount Available (together with any Guaranty Payment, as described below) in the Certificate Account is sufficient therefor, distributions allocable to interest and principal, as described herein. Distributions will be made on each Payment Date to holders of record of the Certificates on the related Record Date, except that the final distribution in respect of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minnesota. The Amount Available on each Payment Date generally includes scheduled payments on the Contracts due during the previous calendar month (the "Due Period") and received on or prior to the related Determination Date, prepayments and other unscheduled collections received on the Contracts during such Due Period, any Advances (as defined herein) made by the Servicer or the Trustee with respect to such Due Period and any amounts paid by the Company to repurchase a Contract due to a breach of representation or warranty.

DISTRIBUTIONS ON THE CERTIFICATES

  Interest. Interest on the Certificates will be payable on each Payment Date in an amount (such amount being hereinafter referred to as the "Monthly Interest") equal to one month's interest at the Pass-Through Rate on the Aggregate Certificate Principal Balance immediately prior to such Payment Date; provided that, in the case of the first Payment Date, such interest will
be payable only for the period from the Closing Date to but excluding      ,
1998. The "Aggregate Certificate Principal Balance" with respect to any Payment Date will equal the Original Series 1998- Certificate Principal Balance minus all distributions previously made in respect of principal on the Certificates. Accrued interest will be computed on the basis of a 360-day year of twelve 30-day months.

  In the event that, on a particular Payment Date, the Amount Available in the Certificate Account, together with any Guaranty Payment, is not sufficient to make a full distribution of interest to the Certificateholders, the amount of interest to be distributed in respect of the Certificates will be allocated among the outstanding Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment

Date. Any such amount so carried forward will bear interest at the Pass-Through Rate, to the extent legally permissible.

  Principal. On each Payment Date, the Certificateholders will be entitled to receive as distributions of principal, to the extent of the Amount Available in the Certificate Account after payment of all interest payable on the Certificates, an amount equal to the sum (such sum being hereinafter referred to as the "Monthly Principal") of (a) the amount of regular principal payments on the Contracts paid or applied during the prior Due Period; (b) the amount of Principal Prepayments received on the Contracts during the prior Due Period; (c) the principal portion of all payments on Contracts that were Delinquent Payments with respect to the prior Due Period; (d) the unpaid principal balance of all Contracts that became Liquidated Contracts during the prior Due Period; (e) the principal portion of the Repurchase Price paid by the Company to repurchase Contracts for breach of representations and warranties during the prior Due Period, as described below under "Repurchases by the Company"; (f) the amount of any reduction in the principal amount deemed owed on any Contract as a result of the Obligor's bankruptcy; and (g) any principal amount described in clauses (a) through (f) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account and the Company either was not obligated to or failed to pay such amount under the Limited Guaranty.

  On each Payment Date the Trustee will withdraw the Amount Available from the Certificate Account and make the following payments, in the following order of priority:

    (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

    (ii) to pay interest on the Certificates;

    (iii) to pay principal on the Certificates;

    (iv) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

    (v) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances made in respect of current or prior Payment Dates; and

    (vi) to pay the remainder, if any, of the Amount Available to the Company as the fee for providing the Limited Guaranty.

ADVANCES

  To the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a Delinquent Payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent funds available therefor in the Certificate Account.

  If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent funds available therefor in the Certificate Account, or (ii) the Trustee determines that it is not legally able to make such Advance.

REPORTS TO CERTIFICATEHOLDERS

  The Servicer will include with each distribution to a Certificateholder a statement as of such Payment Date setting forth, with respect to the Certificates and Trust:

    (a) the amount of interest being paid to Certificateholders;

    (b) the amount of Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, Principal Prepayments on the Contracts, and other payments with respect to the Contracts;

    (c) the amount of principal being distributed to Certificateholders;

    (d) the Aggregate Certificate Principal Balance;

    (e) the amount of fees paid out of the Trust;

    (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Aggregate Certificate Principal Balance and the denominator of which is the Original Series 1998- Certificate Principal Balance) immediately before and immediately after such Payment Date;

    (g) the amount of any Guaranty Payment being distributed on such Payment
  Date;

    (h) the remaining Guaranty Amount (after giving effect to the distribution on such Payment Date);

    (i) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

    (j) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

    (k) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

    (l) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

REPURCHASE OPTION

  The Agreement provides that at any time that the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts at a price sufficient to pay the Aggregate Certificate Principal Balance plus the Monthly Interest due on all Certificates on the Payment Date occurring in the month following the date of repurchase. Such price will be distributed on such Payment Date.

  The "Scheduled Principal Balance" of a Contract for any month is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, but without giving effect to any adjustments due to bankruptcy or similar proceedings. The "Pool Scheduled Principal Balance" with respect to any Payment Date is the aggregate of the Scheduled Principal Balances of the Contracts outstanding at the end of the prior calendar month.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Servicer will manage, administer, service and make collections on the Contracts, exercising the degree of skill and care required by the FHA and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) equal to one-twelfth of the product of
 .75% and the remaining Pool Scheduled Principal Balance of the Contracts.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Servicer from its servicing fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

EVIDENCE AS TO COMPLIANCE

  The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Description of the Certificates--Reports to Certificateholders." Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or
before      of each year, beginning in     , the Servicer will deliver to the
Trustee a report of [Accountant], or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  The Agreement provides that the Servicer shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

  The Agreement provides that a Certificateholder holding Certificates representing at least 5% of the interests in the Trust will have the same rights of inspection as the Trustee and may upon written request to the Servicer receive copies of all reports provided to the Trustee.

TRANSFERABILITY

  The Certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

CERTAIN MATTERS RELATING TO THE COMPANY

  The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

EVENTS OF TERMINATION

  An Event of Termination under the Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four Business Days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the

Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer contract with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

RIGHTS UPON AN EVENT OF TERMINATION

  If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates representing 25% or more of the Trust may terminate all of the Servicer's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the prior servicer or any obligation of the Company to repurchase Contracts for breach of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. In addition, the Trustee will notify FHA of the Servicer's termination as Servicer of the FHA-insured Contracts and will request that the portion of the Servicer's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance" in the Prospectus. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination of the Company as Servicer will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company under the Agreement without the consent of all of the Certificateholders.

TERMINATION OF THE AGREEMENT

  The Agreement will terminate (after distribution of all principal and interest then due to Certificateholders) on the earlier of (a) the Payment Date on which the Aggregate Certificate Principal Balance is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's repurchase of the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

AMENDMENT; WAIVER

  The Agreement may be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

  The Agreement may also be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA regulations, provided that prior to any such amendment S&P and Fitch shall have confirmed that the ratings of the Certificates will not be lowered or withdrawn following such amendment.

  The Agreement may also be amended from time to time by the Trustee, the Servicer and the Company with the consent of holders of Certificates representing 66 2/3% or more of the Trust, the Servicer and holders of Certificates representing 51% or more of the Trust may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate, or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without unanimous consent of the Certificateholders.

  The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

INDEMNIFICATION

  The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation
(a) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (b) with respect to certain other tax matters.

  The Agreement also provides that the Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Contract.

DUTIES AND IMMUNITIES OF THE TRUSTEE

  The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Contracts, or deposited into the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.

  Under the Agreement the Servicer will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company, the Servicer and the Certificateholders of any change thereof.

THE TRUSTEE

  [Trustee] has its corporate trust offices at [address], Minnesota      .

  The Trustee may resign from its duties under the Agreement at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Any successor Trustee must be an FHA Title I approved lender.

REGISTRATION OF THE CERTIFICATES

  The Certificates initially will be registered in the name of Cede & Co., the nominee of DTC. The Certificates may be held by investors only through the book-entry facilities of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  The beneficial owners of Certificates ("Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Company advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

                      DESCRIPTION OF THE LIMITED GUARANTY

  In order to mitigate the effect of liquidation losses and delinquencies on the Contracts, the Certificateholders are entitled to receive on each Payment Date (subject to the limit of the Guaranty Amount) the amount equal to the Guaranty Payment, if any, under the Limited Guaranty of the Company. The Guaranty Payment for any Payment Date will equal the amount, if any, by which the Formula Distribution Amount (equal to one month's interest at the Pass-Through Rate on the Aggregate Certificate Principal Balance plus the Monthly Principal for such Payment Date) exceeds the Amount Available in the Certificate Account for such Payment Date.

  The "Guaranty Amount" initially equals $    . Thereafter, on any Payment
Date, the Guaranty Amount will equal the lesser of (i) $     minus all
Guaranty Payments previously made by the Company, or (ii) the Aggregate Certificate Principal Balance as of such Payment Date plus three months of interest at the Pass-Through Rate on the Aggregate Certificate Principal Balance as of such Payment Date.

  The Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement.

  As compensation for providing the Limited Guaranty, the Company will be entitled to receive a Guaranty Fee on each Payment Date equal to the Amount Available in the Certificate Account less the amounts distributed to the Certificateholders, the Monthly Servicing Fee and certain amounts required to reimburse the Trustee or the Servicer, as described under "Description of the Certificates--Distributions on the Certificates."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


  [Dorsey & Whitney LLP], counsel to the Company, will deliver its opinion that, assuming ongoing compliance with the terms of the Agreement, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. The Company does not intend to treat the Certificates as Stripped Certificates for federal income tax reporting purposes. If, however, any fees paid to the Company are deemed to exceed a reasonable amount, the Certificates may be required to be treated as Stripped Certificates, which would require any discount at which a Certificate is purchased to be treated as original issue discount. See "Certain Federal Income Tax Consequences--Stripped Certificates" in the Prospectus.

  The Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will not represent interests in "qualifying real property loans," "loans secured by an interest in real property" or "real estate assets" for purposes of Sections 593(d), 7701(a)(19)(C) or 856(c)(5) of the Code, respectively. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will not be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the Code.

  For purposes of the exemption from United States withholding tax described in the Prospectus, potential foreign investors are advised that all of the Contracts were originated after July 18, 1984.

  For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- Non-REMIC Series" in the Prospectus.

                             ERISA CONSIDERATIONS


  No transfer of any Certificates will be permitted to be made to any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of any Certificates by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                                 UNDERWRITING

  The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Certificates set forth opposite their names below.

                                                                PRINCIPAL AMOUNT
      UNDERWRITER                                               OF CERTIFICATES
      -----------                                               ----------------

                    ...........................................    $
                 ..............................................    $
                                                                   ----------
          Total................................................    $
                                                                   ==========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any such Certificates are purchased. In the event of a default by the Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Underwriters propose to offer the Certificates in part directly to purchasers at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such
price less concessions not to exceed    % of the Original Series 1998-
Certificate Principal Balance. The Underwriters may allow, and such dealers
may reallow, concessions not to exceed    % of the Original Series 1998-
Certificate Principal Balance to certain brokers and dealers. After the Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement contract pass-through certificates without the consent of the Underwriters.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Company and the Trust by [Dorsey & Whitney LLP] Minneapolis, Minnesota, and for the Underwriters by [Thacher Proffitt & Wood, New York, New York.] The material federal income tax consequences of the Certificates will be passed upon for the Company by [Dorsey & Whitney LLP].

PROSPECTUS

                                                     BASE PROSPECTUS NO. 6
                                                                 UNSECURED HOME
                                                              IMPROVEMENT LOANS
                                                                --GRANTOR TRUST

             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
                    CERTIFICATES FOR HOME IMPROVEMENT LOANS
                             (ISSUABLE IN SERIES)

  Certificates for Home Improvement Loans ("Certificates") of one or more series (each, a "Series") may be sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more classes or subclasses (each, a "Class"), as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.

  The Certificates evidence specified interests in separate pools of home improvement contracts and promissory notes (the "Contracts"), as more particularly described herein. No Contract will be secured by an interest in the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by Green Tree Financial Corporation (the "Company"). Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a pool insurance policy, letter of credit, surety bond, guarantee of the Company, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Certificates, or one or more Classes of such Series, evidencing interests in the Contracts. The Company will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts.

  Each Series of Certificates may include one or more senior Classes of Certificates (the "Senior Certificates") and one or more subordinate Classes of Certificates (the "Subordinated Certificates"). A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. Certificates of a Series may be divided into two or more Classes which (i) represent interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Contracts relating to such Series, as specified in the related Prospectus Supplement, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series, or on a planned or targeted amortization schedule or upon the occurrence of other specified events. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered thereby.

  The Prospectus Supplement will set forth the Pass-Through Rate that will be paid to Certificateholders of each Class of a given Series. Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, the only obligations of the Company with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except as otherwise specified in the related Prospectus Supplement, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. See "Description of the Certificates--Advances" and "-- Distributions on Certificates."

  There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

                               ---------------

  THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES
    AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES COMMISSION NOR  HAS
       THE SECURITIES AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES
         COMMISSION  PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS
           PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY IS  A
              CRIMINAL OFFENSE.

THE  ATTORNEY GENERAL OF THE STATE OF  NEW YORK HAS NOT PASSED ON  OR ENDORSED
 THE  MERITS  OF  THIS  OFFERING.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS
  UNLAWFUL.

  This Prospectus may not be used to consummate sales of all or a portion of any Series of Certificates unless accompanied by a Prospectus Supplement relating to those particular Classes of Certificates.

             The date of this Prospectus is October 9, 1998.

                         REPORTS TO CERTIFICATEHOLDERS

  The Company will cause to be provided to the holders of the Certificates of each Series certain monthly and annual reports concerning such Certificates and the related Trust Fund as further described in the related Prospectus Supplement under "Description of the Certificates--Reports to Certificateholders."

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock and rights to purchase preferred shares are listed on the New York Stock Exchange ("NYSE") and on the Pacific Stock Exchange ("PSE"). The Company's Senior Subordinated Debentures are also listed on the NYSE and the PSE. The Company's Senior Subordinated Notes are listed on the NYSE. Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York and the Pacific Stock Exchange, Inc., 310 Pine Street, San Francisco, California.

                            ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document referred to are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  With respect to any Class of Certificates that is supported by a guarantee of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates, shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement relating to a Class of Certificates that is supported by a guarantee of the Company, and to be a part thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                                SUMMARY OF TERMS

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement.

Title of Securities..........  Certificates for Home Improvement Loans (Issua-
                                ble in Series) (the "Certificates").

Seller.......................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer," which term shall include any successor to Green Tree Financial Corporation in such capacity under the applicable Agreement (as defined herein)).

Risk Factors.................  Certain special considerations are particularly relevant to a decision to invest in any Certif-icates sold hereunder. See "Risk Factors" here-in.

Securities Offered...........  Certificates evidencing interests in pools of
                                Contracts (as defined herein) may be issued from time to time in one or more series (each, a "Series") pursuant to separate Pooling and Servicing Agreements (each, an "Agreement") be-tween the Company, as Seller and Servicer, and the Trustee specified in the related Prospectus Supplement for such Series of Certificates (the "Trustee").

The Contracts................  The Contracts underlying a Series of Certifi-
                                cates (the "Contract Pool") will be fixed or variable rate Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of home improvement contracts and promissory notes and will be either conven-tional contracts or contracts insured by the Federal Housing Administration ("FHA") pursuant to Title I of the National Housing Act ("Title I"). No Contract will be secured by an interest in the related real estate.

                               The Prospectus Supplement for each Series will
                                provide information with respect to (i) the ag-gregate principal balance of the Contracts com-prising the Contract Pool, as of the date spec-ified in the Prospectus Supplement (the "Cut-off Date"); (ii) the weighted average and range of contractual rates of interest (each, a "Con-tract Rate") on the Contracts; (iii) the weighted average and ranges of terms to sched-uled maturity of the Contracts as of origina-tion and as of the Cut-off Date; (iv) the aver-age outstanding principal balance of the Con-tracts as of the Cut-off Date; (v) the percent-age of the Contracts that are FHA-issued; and
                                (vi) the geographic location of improved real estate underlying the Contracts. In addition, if so specified in the related Prospectus Sup-plement, additional Contracts may be purchased from the Company during the Pre-Funding Period specified in the related Prospectus Supplement, from funds on deposit in a Pre-Funding Account.

                               Except as otherwise specified in the related
                                Prospectus Supplement, the Contracts will have been originated by the Company on an individual basis in the ordinary course of its business.

Description of Certificates..  The Certificates of each Series may be issued in one or more Classes or subclasses as and on the terms specified in the related Prospectus Sup-plement, each of which will evidence the inter-est specified in the related Prospectus Supple-ment in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust Fund"). For con-venience of description, any reference in this Prospectus to a "Class" of Certificates in-cludes a reference to any subclasses of such Class. If so specified in a Prospectus Supple-ment, a Series of Certificates may include one or more Classes which (i) are entitled to re-ceive distributions only in respect of princi-pal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combina-tion thereof, or in specified proportions in respect of such payments, and/or (ii) are enti-tled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certifi-cates") or upon the occurrence of other speci-fied events. See "Description of Certificates." The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Se-ries (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjust-able, as specified in the related Prospectus Supplement.

                               Each Series of Certificates may include one or
                                more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certifi-cates"). Certificates of a Series which in-cludes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates.

                               The Certificates will be issuable in fully reg-
                                istered form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates." The Cer-tificates will not be guaranteed or insured by any government agency or, unless otherwise specified in the related Prospectus Supplement, other insurer and, except as described herein and in the related Prospectus Supplement, the Contracts will not be guaranteed or insured by any government agency or other insurer.

Subordinated Certificates....  One or more Classes of any Series may be Subor-
                                dinated Certificates, as specified in the re-lated Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Certificateholders to the extent and in the manner specified in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders, to the extent not subordi-nated, may be on a parity with those of the Se-nior Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Certificateholders against losses. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be en-titled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the Subordinated Certificates, credit enhancement with respect to a Series of Certificates may be provided by pool insurance, letters of credit, surety bonds, a guarantee of the Company, cash reserve funds or other forms of enhancement ac-ceptable to each nationally recognized rating agency rating a Series of Certificates, in each case as described in the related Prospectus Supplement.

Interest.....................  Except as otherwise set forth in the related
                                Prospectus Supplement, interest on the Certifi-cates will be paid on the dates specified in the related Prospectus Supplement (each, a "Payment Date"). The related Prospectus Supple-ment will set forth for each Class of Certifi-cates the Pass-Through Rate, if any, for each such Class or the method of determining such Pass-Through Rate. See "Yield Considerations" and "Description of the Certificates." As spec-ified in the related Prospectus Supplement, Classes of a Series of Certificates may be en-titled to receive no interest or interest which is not proportionate to the principal allocable to such Certificates.

Principal (Including           Except as otherwise set forth in the related
 Prepayments)................   Prospectus Supple-ment, principal on each Con-
                                tract, including any principal prepayments, will be passed through on each Payment Date.
                                See "Maturity and Prepayment Considerations" and "Description of the Certificates."

Optional Termination.........  Unless otherwise specified in the related Pro-
                                spectus Supplement, each of the Company or the Servicer may at its option repurchase all Con-tracts relating to a Series of Certificates re-maining outstanding at such time under the cir-cumstances specified in such Prospectus Supple-ment. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Con-tracts plus accrued and unpaid interest there-on. See "Description of the Certificates--Ter-mination of the Agreement."

Global Certificates..........  If so specified in the related Prospectus Sup-
                                plement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of one or more global cer-tificates (each, a "Global Certificate") to be held by a depositary (each, a "Depositary") on behalf of the beneficial owners of the Certifi-cates, as described herein under "Description of the Certificates--Global Certificates." The description of the Certificates in this Pro-spectus assumes that the Certificates of a Se-ries will not be issued in the form of Global Certificates. If some or all of the Certifi-cates of a Series are issued in the form of one or more Global Certificates, the term "Global Certificateholder," as used herein, will refer to such beneficial owners of such Certificates, and the rights of such Certificateholders will be limited as described herein under "Descrip-tion of the Certificates--Global Certificates."

Representations and
 Warranties of the Company...
                               As a condition to the Company's conveyance of
                                any Contract Pool to the Trust Fund, the Com-pany will be required to make certain represen-tations and warranties in the related Agreement regarding the Contracts. Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the af-fected Contract, in each case under the condi-tions further described herein and in the Pro-spectus Supplement. See "Description of the Certificates--Conveyance of Contracts."

Federal Income Tax             The Trust Fund represented by a Series of Cer-
 Considerations..............   tificates may be treated as a grantor trust for
                                federal income tax purposes and not as an asso-ciation taxable as a corporation. In such event, each Certificateholder will be treated as the owner of an undivided pro rata interest in income and corpus attributable to the re-lated Contract Pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the Contracts included in such Contact Pool. If the Trust Fund represented by a Series of Certifi-cates will not be treated as a grantor trust, the federal income tax consequences of owner-ship of such Certificates will be described in the related Prospectus Supplement. See "Certain
                                Federal Income Tax Consequences."

ERISA Considerations.........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), should review carefully with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

Legal Investment.............  The Certificates will not constitute "mortgage related securities" under the Secondary Mort-gage Market Enhancement Act of 1984, as amend-ed. See "Legal Investment."

Ratings......................  It is a condition precedent to the issuance of any Class of Certificates sold under this Pro-spectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the as-signing rating agency. See "Ratings."

                                 RISK FACTORS

  Prospective investors in Certificates should consider, among other things, the following factors in connection with the purchase of the Certificates:

    1. Limitations on Availability of FHA Insurance. The related Prospectus Supplement will specify the number and percentage of the Contracts included in the Contract Pool that are insured by FHA pursuant to Title I of the National Housing Act ("Title I"). The availability of FHA Insurance following a default on an FHA-insured Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Although the Company is an FHA-approved lender and believes, and will represent and warrant in the Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Company is not required to obtain, and has not obtained, approval from FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's enforcement of its regulations will not become stricter in the future. From time to time the Company is engaged in disputes with FHA over the validity of claims submitted and the Company's compliance with FHA regulations in servicing loans insured by FHA, such as the FHA-insured Contracts. In addition, any insurance claim paid by FHA will cover only 90% of the sum of the unpaid principal on the Contract, up to nine months unpaid interest thereon (computed at 7% per annum) and certain liquidation costs.

    The amount of FHA Insurance available with respect to a Series of Certificates at any given time with respect to the FHA-insured Contracts included in a Contract Pool is limited to the balance of a reserve amount determined with respect to all FHA Title I loans originated and reported for insurance by the Company and not sold, or sold with recourse, by the Company, including manufactured housing contracts as well as home improvement loans. Such reserve amount, as of December 31, 1997, was equal to approximately $86,950,000, but will be reduced by the amount of all FHA Insurance claims paid, and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by the Company. Severe losses on the Company's FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by the Company, could reduce or eliminate the Company's FHA Insurance reserves, in which event FHA Insurance would not be available to cover losses on FHA-insured Contracts. In the event the Company were terminated as Servicer due to its bankruptcy or otherwise, it is anticipated that a proportionate amount of the Company's FHA Insurance reserves would be transferred to the reserve account of the Trustee or other successor servicer, but there can be no assurance of the amount, if any, that would be so transferred. See "Description of FHA Insurance."

    2. Limited Obligations. Except as otherwise specified in the related Prospectus Supplement, the Certificates of a Series will not represent an interest in or obligation of the Company. The Certificates of any Series will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) any other party.

    3. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the holders of any of the Certificates with liquidity of investment or that if such a secondary market develops that it will continue to exist for the term of any Series of Certificates.

    4. Contracts Unsecured. The obligations of the Obligor under the Contract included in a Contract Pool will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under a Contract, the related Trust Fund will have recourse only against the Obligor's assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on a Contract, the obligations of the Obligor under such Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. An Obligor on a Contract may not demonstrate the same degree of concern over performance of the Obligor's obligations under such Contract as if such obligations were secured by the real estate owned by such Obligor.

    5. Certain Matters Relating to Insolvency. The Company intends that each transfer of Contracts to the related Trust Fund constitute a sale, rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Company or the Company as debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

                                THE TRUST FUND

GENERAL

  Each Trust Fund will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Contract included in the Contract Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates, and (v) such other property as may be specified in the related Prospectus Supplement.

  Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates, except with respect to FHA Insurance reserves. If so specified in the related Prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Pre-Funding Period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by the Company in the ordinary course of its business. Specific information respecting the Contracts included in each Trust Fund will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust Fund, each Agreement and each Pass-Through Rate applicable to the related Class of Certificates.

THE CONTRACT POOLS

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of home improvement contracts and promissory notes (collectively, the "Contracts") originated by the Company on an individual basis in the ordinary course of business. The Contracts will be conventional home improvement contracts or contracts insured by FHA. No Contract will be secured by an interest in the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer", which term shall include any successor to the Company in such capacity under the applicable Agreement), will service the Contracts pursuant to the Agreement. See "Description of the Certificates--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  Each Contract Pool will be composed of Contracts bearing interest at the Contract Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate (or on some other principal balance unrelated to that of such Certificate) at the Pass-Through Rate, or both.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; and the range of original maturities of the Contracts and the last maturity date of any Contract. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Company. See "Description of the Certificates--Conveyance of Contracts."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the origination or acquisition of additional home improvement loan contracts, costs of carrying such contracts until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-
3400). The Company's quarterly and annual reports are available from the Company upon written request made to the Company.

CONTRACT ORIGINATION

  Through its centralized loan processing operations in St. Paul, Minnesota, the Company arranges to purchase certain contracts from home improvement contractors located throughout the United States. The Company's regional sales managers contact home improvement contractors and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize the Company's available customer financing, the contractor must make an application for contractor approval. The Company has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell Contracts to the Company. In addition, the Company has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. The Company also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to the Company. The Company occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that the Company originates are written on forms provided or approved by the Company and are purchased on an individually approved basis in accordance with the Company's guidelines. The contractor submits the customer's credit application and construction contract to the Company's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by the Company in June 1993. If the Company determines that the application meets the Company's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, the Company purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, the Company follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by the Company include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. The Company may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an unsecured FHA-insured home improvement contract currently may not exceed $7,500 without specific FHA approval, with a maximum term of 20 years. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  The Company began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The unsecured conventional program allows for an amount financed from $2,500 to $15,000 (except in Massachusetts where the loan limit may be $20,000). The allowable term of unsecured contracts is 24 to 120 months. The Company's underwriting standards with respect to unsecured home improvement contracts are, in general, more stringent than its underwriting standards with respect to secured home improvement contracts with similar terms. Eligible property includes an owner-occupied single family home, up to four unit multiple-family dwelling, owner-occupied condominium or town house, or an owner-occupied manufactured home located in a Company-approved park or attached to the real estate.

                             YIELD CONSIDERATIONS

  The Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

PREPAYMENT CONSIDERATIONS

  Contracts generally may be prepaid in full or in part without penalty. FHA-insured Contracts may be prepaid at any time without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement contracts. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Certificateholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or the Company's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option") will affect the timing of principal distributions on the Certificates of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Certificates, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund-- The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. The provisions of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement") that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

GENERAL

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Contracts (the "Contract Pool") which are subject to the Agreement, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Contract included in the Contract Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (v) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Contract Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

  Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Prospectus Supplement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

GLOBAL CERTIFICATES

  The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a Certificate in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

  The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

  Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

CONVEYANCE OF CONTRACTS

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trust Fund, the Company's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased or substituted for by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to the Company identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from the Company to the related Trust Fund would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust Fund were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust Fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each FHA-insured Contract was originated in accordance with applicable FHA regulations and is insured, without set off, surcharge or defense, by FHA Insurance; (f) each Contract was either (i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to the Company or (ii) was originated by the Company directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful;
(h) each Contract complies with all requirements of law; (i) no Contract has been satisfied or rescinded; (j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each

Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (n) the description of each Contract set forth in the list delivered to the Trustee is true and correct;
(o) there is only one original of each Contract; and (p) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

  The "Repurchase Price" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Pass-Through Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

PAYMENTS ON CONTRACTS

  Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories, or such other rating category as will not adversely affect the ratings assigned to the Certificates, by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank, (iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts;

    (iii) all FHA Insurance payments received by the Servicer;

    (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (v) any Advances made as described under "Advances" below and certain other amounts required under the Agreement to be deposited in the Certificate Account;

    (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or the Company, as described under "Conveyance of Contracts" above or under "Repurchase Option" below.

DISTRIBUTIONS ON CERTIFICATES

  Except as otherwise provided in the related Prospectus Supplement, on each Payment Date for a Series of Certificates, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of such Series of record on the preceding Record Date an amount equal to, in the aggregate, the "Amount Available" for such Payment Date. Unless otherwise specified in the applicable Prospectus Supplement, the "Amount Available" for a Payment Date is an amount equal to the aggregate of all amounts on deposit in the Certificate Account as of the seventh Business Day following the end of the related Due Period, or such other date as may be specified in the related Prospectus Supplement (the "Determination Date") except: (i) all payments on the Contracts that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Payment Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee. In the case of a Series of Certificates which includes only one Class, the Amount Available for each Payment Date will be distributed pro rata to the holders of such Certificates. In the case of any other Series of Certificates, the Amount Available for each Payment Date will be allocated and distributed to holders of the Certificates of such Series pursuant to the method and in the order of priority specified in the applicable Prospectus Supplement. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount."

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Payment Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, to the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof. The Servicer will deposit any Advances in the Certificate Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including FHA Insurance payments, if applicable), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

EXAMPLE OF DISTRIBUTIONS

  The following is an example of the flow of funds as it would relate to a hypothetical Series of Certificates issued, and with a Cut-off Date occurring, in March 1996 (all weekdays are assumed to be business days):

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Contracts and any
                                                     principal prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 29........................................ (3) Record Date.
April 9......................................... (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Payment Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.
--------
(1) The initial principal balance of the Contract Pool will be the aggregate principal balance of the Contracts at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Contract Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.
(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution.
(4) On April 9 (the seventh Business Day following the end of the prior Due Period), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 9 will be distributed to Certificateholders.

INDEMNIFICATION

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

SERVICING

  Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, as well as submission of FHA Insurance claims where applicable.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Pool Scheduled Principal Balance for such Payment Date. As long as the Company is the Servicer, the Trustee will pay the Company its

Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust Fund, for additional administrative services performed by the Servicer on behalf of the Trust Fund and for expenses paid by the Servicer on behalf of the Trust Fund.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Company from its Monthly
Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (including submission of FHA Insurance claims, if applicable) or payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation;
(d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) if the Company is the Servicer, the Company's receiving rights under its master seller-servicer contract with GNMA are terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of Certificateholders representing 25% or more of the Aggregate Certificate Principal Balance of a Series shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. In addition, the Trustee will notify FHA of the Company's termination as Servicer of the Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA

Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement without the consent of all of the Certificateholders.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

  The Trustee will forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

    (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, principal prepayments on the Contracts, and other payments with respect to the Contracts;

    (b) the amount of such distribution which constitutes Monthly Interest;

    (c) the remaining Principal Balance represented by such Certificateholder's interest;

    (d) the Company's FHA Insurance reserve amount;

    (e) the amount of fees payable out of the Trust Fund;

    (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the Certificates and the denominator of which is the Initial Principal Amount of the Certificates) immediately before and immediately after such Payment Date;

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

    (h) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

    (i) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

    (j) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

REPURCHASE OPTION

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on any Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts in the related Contract Pool at a price equal to the greatest of (i) the principal balance of the Contracts on the prior Payment Date plus 30 days' accrued interest thereon at the applicable Pass-Through Rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties, (ii) the fair market value of all of the assets of the Trust Fund, and (iii) an amount equal to the Aggregate Certificate Principal Balance of the related Certificates plus interest on such Certificates payable on and prior to the Payment Date occurring in the month following such repurchase (less amounts on deposit in the Certificate Account and available to pay such principal and interest). Such price will be paid on the Payment Date on which such purchase occurs to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Contracts and any acquired properties to the Servicer. The distribution of such purchase price to Certificateholders will be in lieu of any other distribution to be made on such Payment Date with respect to the related Contracts.

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or (iii) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) representing 66 2/3% or more of the Aggregate Certificate Principal Balance of a Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

TERMINATION OF THE AGREEMENT

  The obligations created by each Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date next succeeding the final payment or other liquidation of the last Contract or (b) the Payment Date on which the Company or the Servicer repurchases the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

THE TRUSTEE

  The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have customary commercial banking relationships with the Company or its affiliates and the Servicer or its affiliates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Payment Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

                         DESCRIPTION OF FHA INSURANCE

  Certain of the Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust Fund will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by the Company, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by the Company. The Company's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by the Company. In the Agreement, the Company will agree to pay all FHA Insurance premiums required by FHA Regulations. If the Company fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by the Company and from collections on the related Contracts.

  As of December 31, 1997, the Company's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing contracts and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Certificates--Events of Termination") occurs, each Trustee will notify FHA of the Company's termination as Servicer of the related FHA-insured Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure unsecured property improvement loans up to $7,500, with a maximum term of 20 years. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Contract the Servicer may, subject to certain conditions, submit a claim to FHA. The availability of FHA Insurance following a default on an FHA-insured Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Contract Origination," the Company does not purchase a Contract until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust Fund must assign its entire interest in the Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest computed at the Contract Rate earned to the data of default, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, and
(iv) legal fees, not to exceed $500.

        CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of the Company's conveyance and assignment of a pool of Contracts to a Trust Fund, the Certificateholders of such Series, as the beneficial owners of the Trust Fund, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a Contract to all claims and defenses which the debtor could assert against the home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor.

  The obligations of the Obligor under each Contract are not secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of a Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under a Contract, the related Trust Fund will have recourse only against the Obligor's assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on a Contract, the obligations of the Obligor under such Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The standard form of note generally contains provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA- insured Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

  The standard form of note also includes a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to accelerate when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is the Company's practice with some of the Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Certificateholders. In the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

  The Company will represent and warrant under each Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Certificates-- Conveyance of Contracts."

REPURCHASE OBLIGATIONS

  Under the Agreement, the Company will represent and warrant that each FHA-insured Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Contract due to a violation of FHA regulations in originating or servicing such Contracts, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation of the Company to repurchase such Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

  In addition, the Company will also represent and warrant under each Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in
Section 408 of the Code (collectively, "Tax-Favored Plans").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving the "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

  Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates, if assets of the Trust Fund were deemed to be assets of the Plan. An investment of Plan Assets (as defined below) in Certificates may cause the underlying assets included in the Trust to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the

"DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of the Trust Fund or may be deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section the term "Plan Assets" or assets of a Plan has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests. The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to the Trust Fund and cause the Company, the Trust Fund, the Trustee, any successor, or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Trust Fund, the Trustee, any successor or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

  Any person who has discretionary authority or control respecting the management or disposition of Plan Assets and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the assets of the Trust Fund were to constitute Plan Assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the assets of the Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

  No purchases of Certificates by, on behalf of or with Plan Assets of any Plan will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan Assets of such Plan is permissible under applicable law, will not result in the assets of the Trust Fund being deemed to be Plan Assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust Fund, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan Assets of any Plan.

CONSULTATION WITH COUNSEL

  Any fiduciary or other Plan investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of any prohibited transaction exemption, as well as other issues and their potential consequences.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change (which change may be retroactive) or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

  Tax Status of the Trust Fund. Counsel will, unless otherwise specified in the related Prospectus Supplement, have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Certificates will be issued to Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool," within the meaning of Section 7701(i) of the Internal Revenue Code of 1986, as amended (the "Code"), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In such event, each Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein. The following discussion assumes the Trust Fund will be so classified as a grantor trust.

  Tax Status of Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will not be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and
(ii) Certificates held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. Investors affected by the foregoing provisions of the Code should consult with their own tax advisors with respect to these matters.

  Tax Treatment of Certificates. Subject to the discussion below of the "stripped bond" rules of the Code, Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Certificate.) Subject to the discussion below of certain limitations on itemized deductions, Certificateholders will be entitled under
Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 for 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a Certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  A Certificateholder will be treated as purchasing an interest in each Contract comprising the Contract Pool at a price determined by allocating the purchase price paid for the Certificate among all such Contracts in proportion to their fair market values at the time of purchase of the Certificate. To the extent that the portion of the purchase price of a Certificate allocated to a Contract is greater than or less than the portion of the principal balance of the Contract allocable to the Certificate, that interest in the Contract will be deemed to have been acquired with premium or discount, respectively.

  Market Discount. A Certificateholder generally will be treated as having acquired an interest in a Contract at a market discount if, at the time the Certificate is acquired, the unpaid principal balance on such Contract allocable to the Certificate exceeds the portion of the price paid for the Certificate by such Certificateholder that is allocated to that Contract. A Certificateholder who acquires an interest in a Contract at a market discount will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Contract or upon the sale or exchange of the Certificate. Section 1276(b)(3) of the Code authorizes the issuance of regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment, such as a Contract. Until such regulations are issued, the legislative history associated with this provision indicates certain methods which are to be used. In general, the holder of a Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or
(ii) under a ratable accrual method (pursuant to which the market discount is treated as accruing in equal daily installments during the period the Certificate is held by the purchaser), in each case computed taking into account the prepayment assumption used in pricing the initial offering of such Certificate (the "Prepayment Assumption"). Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, such regulations, when issued, might have on the tax treatment of an interest in a Contract purchased at a discount.

  The Code provides that the market discount in respect of a Contract will be considered to be zero if the amount of discount allocable to the Contract is less than 0.25% of the Contract's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled payment representing the stated redemption price of such Contract and that portion of the discount allocable to such payment would be reported as income when such payment occurs or is due.

  The Code further provides that any principal payment with respect to a Contract acquired with market discount or any gain on disposition of such a Contract shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Contract is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of an interest in a Contract having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Contract. Alternatively, a holder of an interest in a Contract may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  The treatment of any discount will depend upon whether the discount represents market discount or original issue discount. It is not anticipated that the Contracts will have original issue discount, unless they are subject to the "stripped bond" rules of the Code described below. If the Contracts are subject to the stripped bond rules of the Code, the market discount rules discussed above may not apply.

  Amortizable Premium. A holder of a Certificate who holds the Certificate as a capital asset and who is treated as having purchased an interest in a Contract at a cost greater than its stated redemption price at maturity will be considered to have purchased the interest in the Contract at a premium. In general, the Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Certificateholder's tax basis in the Certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the Prepayment Assumption should be taken into account in determining the term of a Contract for this purpose. Amortizable bond premium with respect to an interest in a Contract will be treated as an offset to interest income on such Contract, and a Certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such Contract for such year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the Service. Bond premium on an interest in a Contract held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Certificate. Certificateholders who pay a premium for a Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Stripped Certificates. Certain classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a portion of the payments to be made under the Contracts comprising a Contract Pool;
(iii) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder (the "OID Regulations"). In general, in the hands of the original holder of a Stripped Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Certificate and its "issue price." For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules if it is less than .25% of the principal amount of the Certificate multiplied by the weighted average maturity of the Certificate as defined in the OID Regulations. A purchaser of a Stripped Certificate may be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "Market Discount" above.

  Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Stripped Certificateholder's ordinary gross income in any taxable year will be computed in accordance with Section 1272(a) of the code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. Although the OID Regulations suggest that a prepayment assumption is not to be used in computing the yield on the underlying assets of a Trust Fund, the Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  The servicing compensation to be received by the Company and the fee for credit enhancement, if any, may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Certificate. Generally, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate increased by the amount of any previously reported income or gain with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Certificate and who is not
(i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to execute primary supervision over the administration of the trust and (B) one or more United States trustees have authority to control all substantial decisions of the trust. Unless the interest on a Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. If the interest on a Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  It appears that a Certificate will not be included in the estate of a Foreign Holder and will not be subject to United States estate taxes. However, Foreign Holders should consult their own tax advisors regarding estate tax consequences.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a Certificateholder who is a foreign person if the Certificateholder fails to provide the Trustee or the Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Tax Administration and Reporting. The Company will furnish to each Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Certificates.

  Other Tax Consequences. No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  No Certificates offered hereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because none of the Contracts will be secured as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                 UNDERWRITING

  The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their reports given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PRO-SPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES IN ANY JURISDIC-TION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SO-LICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPEC-TUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IM-PLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR IN THE AFFAIRS OF THE TRUST SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of the Terms of the Certificates...................................  S-3
Risk Factors...............................................................  S-8
Structure of the Transaction...............................................  S-8
Use of Proceeds............................................................  S-9
The Contracts..............................................................  S-9
Yield and Prepayment Considerations........................................ S-13
Green Tree Financial Corporation........................................... S-16
Description of the Certificates............................................ S-17
Description of the Limited Guaranty........................................ S-27
Certain Federal Income Tax Consequences.................................... S-28
ERISA Considerations....................................................... S-28
Underwriting............................................................... S-29
Legal Matters.............................................................. S-29
                                PROSPECTUS
Reports to Certificateholders..............................................    2
Available Information......................................................    2
Additional Information.....................................................    2
Incorporation of Certain Documents by Reference............................    2
Summary of Terms...........................................................    4
Risk Factors...............................................................    9
The Trust Fund.............................................................   10
Use of Proceeds............................................................   11
Green Tree Financial Corporation...........................................   11
Yield Considerations.......................................................   13
Maturity and Prepayment Considerations.....................................   13
Description of the Certificates............................................   14
Description of FHA Insurance...............................................   25
Certain Legal Aspects of the Contracts; Repurchase Obligations.............   26
ERISA Considerations.......................................................   28
Certain Federal Income Tax Consequences....................................   30
Legal Investment Considerations............................................   34
Ratings....................................................................   35
Underwriting...............................................................   35
Legal Matters..............................................................   36
Experts....................................................................   36

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              $      (APPROXIMATE)

                                      LOGO

                              SELLER AND SERVICER

                    CERTIFICATES FOR HOME IMPROVEMENT LOANS
                                 SERIES 1998-

                                % PASS-THROUGH RATE

                              ------------------

                             PROSPECTUS SUPPLEMENT

                              ------------------

                                 [UNDERWRITERS]


                                        , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE INFORMATION CONTAINED HEREIN   +
+ARE SUBJECT TO COMPLETION OR AMENDMENT AND PROSPECTIVE PURCHASERS ARE         +
+REFERRED TO THE RELATED FINAL PROSPECTUS SUPPLEMENT FOR DEFINITIVE            +
+INFORMATION ON ANY MATTER CONTAINED HEREIN. THIS PRELIMINARY PROSPECTUS       +
+SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN    +
+OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY           +
+JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL      +
+PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH  +
+JURISDICTION.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                                           PROSPECTUS SUPPLEMENT
                                                                   TO BASE NO. 7
PROSPECTUS SUPPLEMENT
(To Prospectus dated       , 1998)
                                      LOGO
                           $            (APPROXIMATE)
                        GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)
                    GREEN TREE HOME IMPROVEMENT TRUST 1998-
       $       (APPROXIMATE) FLOATING RATE ASSET-BACKED NOTES, CLASS A-1
             $     (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-2
             $     (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-3
            $      (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-4
               $     (APPROXIMATE)    % ASSET-BACKED CERTIFICATES
                                  ----------
  Green Tree Home Equity Loan Trust 1998-  (the "Trust") will be governed
pursuant to a Trust Agreement, to be dated as of     1, 1998 (the "Trust
Agreement"), among Green Tree Financial Corporation ("Green Tree"), Green Tree Second GP Inc. (the "General Partner"), a wholly owned subsidiary of Green
Tree, and Owner Trustee, as Owner Trustee. The Trust will issue a class of floating rate Asset-Backed Notes, designated as the Class A-1 Notes, and three classes of fixed rate Asset-Backed Notes, designated as the Class A-2, Class A-3 and Class A-4 Notes, respectively, pursuant to an Indenture, to be dated as
of      ,      (the "Indenture"), between the Trust and [Indenture Trustee], as
Indenture Trustee. The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are referred to herein as the "Notes." The Trust will also issue Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities").

  The Trust Property will include, among other things, a pool of retail installment sales contracts and promissory notes financing home improvements ("the Contracts"), including the right to receive payments due on the Contracts on or after the "Cutoff Date" (as defined herein). Most of the Contracts are either secured by a subordinate lien on the related real estate, or are unsecured.The Trust Property will also include an
                                                   (Continued on following page)

 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
  PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" ON PAGE S-   HEREIN AND ON
                    PAGE    IN THE ACCOMPANYING PROSPECTUS.
                                  ----------
 THE  NOTES  REPRESENT  OBLIGATIONS  OF,  AND  THE
  CERTIFICATES REPRESENT  INTERESTS IN, THE TRUST
   ONLY  AND DO NOT REPRESENT OBLIGATIONS OF  OR
    INTERESTS   IN  GREEN  TREE,  THE   GENERAL
     PARTNER, THE UNDERWRITER  OR ANY OF THEIR
      RESPECTIVE  AFFILIATES,  EXCEPT TO  THE
       LIMITED EXTENT DESCRIBED HEREIN.
                                  ----------
THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
    PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                         Price to  Underwriting   Proceeds to
                                         Public(1)   Discount   Green Tree(1)(2)
--------------------------------------------------------------------------------
Per Class A-1:HE/HI Note...............        %          %               %
--------------------------------------------------------------------------------
Per Class A-2 Note.....................        %          %               %
--------------------------------------------------------------------------------
Per Class A-3 Note.....................        %          %               %
--------------------------------------------------------------------------------
Per Class A-4 Note.....................        %          %               %
--------------------------------------------------------------------------------
Per Certificate........................        %          %               %
--------------------------------------------------------------------------------
Total..................................   $           $             $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from and including       , 1998.
(2) Before deducting estimated expenses of $    payable by Green Tree.
                                  ----------
  The Securities are offered hereby by the Underwriter named below, subject to receipt and acceptance by the Underwriter and its right to reject any order in whole or in part. It is expected that delivery of the Securities will be made
on or about       , 1998 (the "Closing Date").
                                  ----------
                                 [UNDERWRITERS]

The date of the Prospectus Supplement is       , 1998.

(Continued from preceding page)
assignment of Green Tree's security interests in the mortgages securing certain Contracts and certain other property, as more fully described herein. Green Tree will also act as Servicer of the Contracts. Terms used and not otherwise defined herein have the meanings ascribed thereto in the Prospectus
dated       , 1998 attached hereto (the "Prospectus").

  Principal and interest on the Notes are payable on the 15th day of each month (or, if the 15th day is not a business day, the next business day
thereafter) (a "Distribution Date"), beginning in      1998. The rights of the
holders of the Class A-2, Class A-3 and Class A-4 Notes and the Certificates to receive distributions on each Distribution Date will be subordinated to such rights of the Class A-1 Noteholders; such rights of the holders of the Class A-3 and Class A-4 Notes and the Certificates will be subordinated to such rights of the Class A-2 Noteholders; such rights of the holders of the Class A-4 Notes and the Certificates will be subordinated to such rights of the Class A-3 Noteholders; and such rights of the Certificateholders will be subordinated to such rights of the Class A-4 Noteholders.

  The Certificates will represent fractional undivided interests in the Trust. Interest will be distributed to the Certificateholders on each Distribution Date as set forth herein. No distributions of principal on the Certificates will be payable until all of the Notes have been paid in full. The Certificateholders will have the benefit of a Limited Guaranty of Green Tree to protect against losses that would otherwise be absorbed by the Certificates. To the extent that available funds in the Collection Account are insufficient to distribute to the holders of the Certificates the Certificateholders' Distributable Amount (as described herein), Green Tree will be obligated to make a payment under the Limited Guaranty equal to the amount of such deficiency.
  The Securities initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under the limited circumstances described herein. Holders of the Securities may hold through DTC (in the United States) or, solely in the case of the Notes, through CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through CEDEL or Euroclear.

  The Certificates may not be offered or sold in the United Kingdom. The Notes may not be offered or sold in the United Kingdom by means of any document except in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services Act of 1986 must be complied with in connection with anything done in relation to the Notes in, from or otherwise involving the United Kingdom. See "Underwriting."

  There currently is no secondary market for the Securities. The Underwriter expects, but is not obligated, to make a market in the Securities. There is no assurance that any such market will develop or continue.

                                ---------------

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                          REPORTS TO SECURITYHOLDERS

  Unless and until Definitive Securities are issued, unaudited monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Indenture Trustee, the Owner Trustee, and Cede & Co., as registered holder of the Securities and the nominee of DTC. See "Description of the Trust Documents and Indenture-- Statements to Securityholders," herein and "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus. Security Owners may receive such reports, upon written request, together with a certification that they are Security Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at [address]. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, Green Tree expects that the Trust's obligation to file such reports will be terminated following the end of 1998.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the accompanying Prospectus.

Issuer........................  Green Tree Home Improvement Loan Trust 1998-
                                (the "Trust"), a Delaware business trust
                                governed pursuant to a Trust Agreement, to be
                                dated as of      ,      (the "Trust
                                Agreement"), among Green Tree Second GP Inc.
                                (the "General Partner"), Green Tree Financial Corporation ("Green Tree") and [Owner Trustee], as Owner Trustee (the "Owner Trustee").

Seller and Servicer...........  Green Tree Financial Corporation. See "Green
                                Tree Financial Corporation" herein and in the accompanying Prospectus.

Indenture Trustee.............  [Indenture Trustee Address], (the "Indenture
                                Trustee"). See "The Notes--The Indenture
                                Trustee" in the accompanying Prospectus.

Owner Trustee.................  [Owner Trustee], not in its individual capacity but solely as Owner Trustee under the Trust
                                Agreement. See "Description of the Trust
                                Documents--The Trustee" in the accompanying
                                Prospectus.

The Notes.....................  The Trust will issue a class of floating rate
                                Asset-Backed Notes, designated as the Class A-1 Notes, and three classes of fixed rate Asset-Backed Notes, designated as the Class A-2, Class A-3 and Class A-4 Notes, respectively. The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are referred to herein as the "Notes." The rights of the holders of each Class of Notes to receive distributions will be subordinated to the rights of the holders of each Class of Notes with a prior numeric designation, in the manner and to the extent described herein. The Notes will be issued pursuant to an Indenture, to be
                                dated as of       ,      (the "Indenture"),
                                between the Trust and the Indenture Trustee.
                                The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. See "Certain Information Regarding the Securities--Book-Entry Registration" in the accompanying Prospectus.

                                The Notes will be secured by the assets of the Trust pursuant to the Indenture.


Original Class A-1 Principal    $      (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

Original Class A-2 Principal    $      (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

Original Class A-3 Principal    $      (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

Original Class A-4 Principal    $      (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

The Certificates..............  The Trust will issue Asset-Backed Certificates
                                (the "Certificates") representing fractional undivided interests in the Trust. The rights of the holders of the Certificates (the "Certificateholders") to receive distributions will be subordinated to the rights of the holders of the Notes (the "Noteholders") in the manner and to the extent described herein. The Certificates will be issued pursuant to the Trust Agreement. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. See "Certain Information Regarding the Securities--Book-Entry Registration" in the accompanying Prospectus.

Original Certificate            $      (Approximate. Subject to a permitted
Principal Balance.............  variance of plus or minus 5%).

Distribution Date.............  The 15th day of each month (or if such 15th day is not a Business Day, the next Business Day
                                thereafter) commencing in     1998. A "Business
                                Day" is a day on which banking institutions in Minneapolis or St. Paul, Minnesota, or in New York City, New York, are not required or authorized by law to be closed.

Record Date...................  The Business Day immediately preceding the related Distribution Date.

Trust Property................  Each Note will represent an obligation of, and each Certificate will represent a fractional
                                undivided interest in, the Trust. The Trust's assets (the "Trust Property") will include, among other things, a pool (the "Contract Pool") of retail installment sales contracts and promissory notes financing home improvements (the "Contracts"), and all rights to receive payments due thereon on or after the Cutoff Date. The Trust Property will also include an assignment of Green Tree's security interests in the mortgages securing certain Contracts and of the right to receive proceeds from claims on certain insurance policies covering the real estate securing certain Contracts, or the Obligors (as defined herein); the Collection Account, the Spread Account, the Reserve Account and the Pre-Funding Account, including all investments therein, all income from the investment of funds therein and all proceeds thereof; certain other rights under the Sale and Servicing Agreement to be dated as
                                of       ,      (the "Sale and Servicing
                                Agreement"), between Green Tree and the Trust; and certain rights under the Interest Rate Cap Agreement (as defined herein). The Contracts will be transferred by Green Tree to the Trust pursuant to the Sale and Servicing Agreement, and Green Tree will be obligated to repurchase Contracts (each, a "Purchased Contract") upon the occurrence of certain breaches of representations and warranties thereunder. On the Closing Date, Green Tree will deposit an amount in an account (the "Pre-Funding Account") to provide the Trust with sufficient funds to purchase the Subsequent Contracts. Pursuant to the Indenture, the

                                Trust Property will be pledged to the Indenture Trustee on behalf of the Noteholders. See "The Trust" herein.

Contracts.....................  The Contracts were originated or purchased by
                                Green Tree in the ordinary course of business. As of the Cutoff Date, the Contracts had a weighted average annual percentage rate of
                                     % and a weighted average remaining
                                maturity of approximately     months. As of the
                                Cutoff Date, no Contract had a scheduled
                                maturity prior to        and no Contract was
                                more than 30 days past due. The final scheduled payment date on the Contract with the latest
                                maturity occurs in       . The Contracts are
                                generally prepayable at any time without penalty to the Obligor. See "The Contract Pool" herein and "The Contracts" in the accompanying Prospectus.

Cutoff Date...................  The "Cutoff Date" will be (i)     , 1998 (or
                                the date of origination, if later), with
                                respect to all Contracts that had a first
                                scheduled payment due prior to    , 1998, and
                                (ii)    , 1998 with respect to those Contracts
                                that had a first scheduled payment due in    ,
                                1998.

Terms of the Notes............  The principal terms of the Notes will be as described below:

  A. Distributions...........   Noteholders will be entitled to receive on each
                                Distribution Date, to the extent that the Amount Available in the Collection Account is sufficient therefor, the Noteholders'
                                Distributable Amount, as defined under
                                "Description of the Trust Documents and
                                Indenture." Distributions on the Notes will be made first to the Class A-1 Noteholders, then to the Class A-2 Noteholders, then to the Class
                                A-3 Noteholders, and then to the Class A-4
                                Noteholders, in the manner described below.

                                The "Amount Available" on each Distribution
                                Date generally includes payments on the
                                Contracts due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of Purchased Contracts, any Interest Rate Cap Payment, any Guaranty Payment, and all earnings from the investment of funds in the Collection Account.

                                The outstanding principal amount of each Class of Notes, to the extent not previously paid, will be payable on the Distribution Date
                                occurring in       (the "Final Scheduled
                                Distribution Date").

  B. Interest Rates..........   Class A-1 Notes : one-month LIBOR (as defined
                                below) for the monthly interest period plus
                                   % (the "Class A-1 Rate").

                                Class A-2 Notes :    % per annum (the "Class A-
                                2 Rate").

                                Class A-3 Notes :    % per annum (the "Class A-
                                3 Rate").

                                Class A-4 Notes :    % per annum (the "Class A-
                                4 Rate").

                                Interest on the Class A-2 Notes, Class A-3
                                Notes and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                Interest on the Class A-1 Notes will be
                                calculated on the basis of the actual number of days in the monthly interest period divided by 360.

                                "LIBOR" ("London Interbank Offered Rate") with respect to any monthly interest period will be established by the calculation agent appointed by the Trust (the "Calculation Agent") and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such monthly interest period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be designated by the Calculation Agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.00001%), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.00001%), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the monthly interest period immediately preceding such monthly interest period. The "Calculation Agent" will initially be the Indenture Trustee.

                                The interest rates for the various classes of Notes are referred to collectively herein as the "Interest Rates."

  C. Class A-1 Interest......   Interest on the outstanding Class A-1 Principal
                                Balance will accrue from       , 1998, or from
                                the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-1 Rate for such monthly interest period. The "Class A-1 Principal Balance" as of any Distribution Date will be the Original
                                Class A-1 Principal Balance minus all amounts previously distributed to the Class A-1
                                Noteholders in respect of principal.

                                Interest will be paid on the Class A-1 Notes to the extent of funds available on such Distribution Date. In the event the funds available are not sufficient to make a full distribution of interest on the Class A-1 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1 Rate, to the extent legally permissible. See "Description of the Notes."

  D. Class A-1 Principal.....   Class A-1 Noteholders will be entitled to
                                receive on each Distribution Date as payment of
                                principal, to the extent of funds available
                                after payment of all interest then payable on
                                the Class A-1 Notes, an amount equal to the sum
                                of      % (approximate) of the Formula
                                Principal Distribution Amount for such
                                Distribution Date plus the Unpaid Class A-1
                                Principal Shortfall, if any, for such
                                Distribution Date.

                                The "Formula Principal Distribution Amount"
                                with respect to any Distribution Date (but
                                subject to the last sentence of this
                                definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each
                                Contract: (i) all scheduled payments of
                                principal due on each outstanding Contract
                                during the related Monthly Period, (ii) all
                                Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Contract, (iii) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Monthly Period,
                                (iv) the Scheduled Principal Balance of each
                                Contract which, during the related Monthly
                                Period, was purchased by Green Tree as a result of a breach of a representation or warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing Agreement, and (v) with respect to
                                the Distribution Date in     1998, any
                                remaining amounts on deposit in the Pre-Funding Account. The Formula Principal Distribution
                                Amount for the Distribution Date in    2029
                                will be the sum of the Note Principal Balance and the Certificate Principal Balance.

                                A "Monthly Period" with respect to a
                                Distribution Date is the calendar month
                                immediately preceding the month in which such Distribution Date occurs. The "Scheduled Principal Balance" of a Contract for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, but without giving effect to any adjustments due to bankruptcy or similar proceedings. A "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related real property have been recovered or any defaulted Contract in respect of which the related real property has been realized upon and disposed of and the proceeds of such disposition have been received. See "Description of the Trust Documents and Indenture--Distributions."

  E. Class A-2 Interest......   Interest on the outstanding Class A-2 Principal
                                Balance will accrue from        , 1998, or from
                                the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-2 Rate for such monthly interest period. The "Class A-2 Principal Balance" as of any Distribution Date will be the Original
                                Class A-2 Principal Balance minus all amounts previously distributed to the Class A-2
                                Noteholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the Class A-2 Notes.

                                Interest will be paid on the Class A-2 Notes to the extent of funds available on each Distribution Date, after payment of all interest and principal then payable on the Class A-1 Notes. In the event such funds available are not sufficient to make a full distribution of interest on the Class A-2 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2 Rate, to the extent legally permissible. See "Description of the Notes."

  F. Class A-2 Principal.....   Class A-2 Noteholders will be entitled to
                                receive on each Distribution Date as payment of
                                principal, to the extent of funds available
                                after payment of all interest and principal
                                then payable on the Class A-1 Notes and after
                                payment of all interest then payable on the
                                Class A-2 Notes, the sum of      %
                                (approximate) of the Formula Principal
                                Distribution Amount for such Distribution Date plus the Unpaid Class A-2 Principal Shortfall, if any, from prior Distribution Dates.

  G. Class A-3 Interest......   Interest on the outstanding Class A-3 Principal
                                Balance will accrue from        , 1998, or from
                                the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-3 Rate for such monthly interest period. The

                                "Class A-3 Principal Balance" as of any
                                Distribution Date will be the Original Class A-3 Principal Balance minus all amounts previously distributed to the Class A-3 Noteholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the Class A-3 Notes.

                                Interest will be paid on the Class A-3 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-2 Notes. In the event such funds available are not sufficient to make a full distribution of interest on the Class A-3 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-3 Rate, to the extent legally permissible. See "Description of the Notes."

  H. Class A-3 Principal.....   Class A-3 Noteholders will be entitled to
                                receive on each Distribution Date as payment of
                                principal, to the extent of funds available
                                after payment of all interest and principal
                                then payable on the Class A-2 Notes and after
                                payment of all interest then payable on the
                                Class A-3 Notes, the sum of     % (approximate)
                                of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid
                                Class A-3 Principal Shortfall, if any, from prior Distribution Dates.

  I. Class A-4 Interest......   Interest on the outstanding Class A-4 Principal
                                Balance will accrue from        , 1998, or from
                                the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-4 Rate for such monthly interest period. The "Class A-4 Principal Balance" as of any Distribution Date will be the Original
                                Class A-4 Principal Balance minus all amounts previously distributed to the Class A-4
                                Noteholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the Class A-4 Notes.

                                Interest will be paid on the Class A-4 Notes to the extent of funds available on each Distribution Date, after payment of all interest and principal then payable on the Class A-3 Notes. In the event such funds available are not sufficient to make a full distribution of interest on the Class A-4 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-4 Rate, to the extent legally permissible. See "Description of the Notes."

  J. Class A-4 Principal.....   Class A-4 Noteholders will be entitled to
                                receive on each Distribution Date as payment of
                                principal, to the extent of funds available
                                after payment of all interest and principal
                                then payable on the Class A-3 Notes and after
                                payment of all interest then payable on the
                                Class A-4 Notes, the sum of     % (approximate)
                                of the Formula Principal Distribution Amount for such

                                Distribution Date plus the Unpaid Class A-4
                                Principal Shortfall, if any, from prior
                                Distribution Dates.

  K. Optional Redemption.....   The Notes will be redeemed in whole, but not in
                                part, on any Distribution Date on which Green
                                Tree exercises its option to purchase the Contracts, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the Pool Scheduled Principal Balance declines to 10% or less of the Cutoff Date Pool
                                Principal Balance, at a redemption price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon. The
                                "Pool Scheduled Principal Balance" is the aggregate Scheduled Principal Balance of all outstanding Contracts during a Monthly Period.
                                See "Description of the Notes--Optional
                                Redemption."

  L. Mandatory Prepayments...   The Class A-1, Class A-2, Class A-3 and Class
                                A-4 Notes will be prepaid in part on the first
                                Distribution Date after the Pre-Funding Period
                                (in no event later than       , 1998) to the
                                extent of any Pre-Funded Amount remaining in the Pre-Funding Account on such Distribution
                                Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class
                                A-3 and Class A-4 Noteholders will receive some prepayment of principal. See "Yield and Prepayment Considerations."

Interest Rate Cap               Class A-1 Noteholders will have the benefit of
Agreement.....................  an Interest Rate Cap Agreement, dated as of
                                      , 1998 (the "Interest Rate Cap
                                Agreement"), between the Trust and
                                [Counterparty] (the "Counterparty"), a      .
                                Pursuant to the Interest Rate Cap Agreement,
                                the Counterparty will make a payment (the
                                "Interest Rate Cap Payment") to the Trust on
                                each Distribution Date to the extent that the
                                Class A-1 Rate exceeds 10%, in an amount equal
                                to the amount obtained by multiplying the Class
                                A-1 Principal Balance by the product of (i) the
                                maximum of (x) the excess of the Class A-1 Rate
                                over   % or (y) 0% and (ii) the number of days
                                in the monthly interest period divided by 360.
                                See "Description of the Notes--Interest Rate
                                Cap Agreement" and "Description of the
                                Counterparty."

Spread Account................  Class A-2, Class A-3 and Class A-4 Noteholders
                                will have the benefit of a separate sub-account for each Class contained in an account (the "Spread Account") to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) is insufficient to distribute all interest then payable on the Class A-2, Class A-3 or Class A-4 Notes, the Indenture Trustee will withdraw the amount of the deficiency from the applicable sub-account (or the amount on deposit in the applicable sub-account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class.

                                On the Closing Date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes and all interest then payable on the Certificates, first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub-account, until the amount on deposit in
                                such sub-accounts equals $     and $    ,
                                respectively (subject to reduction as provided in, and to the other terms and conditions contained in, the Sale and Servicing Agreement). If any sub-account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Spread Account will be included in the Trust Property. See "Description of the Notes--The Spread Account."

Reserve Account...............  Noteholders will have the benefit of an account
                                (the "Reserve Account") to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) are insufficient to make full payment in respect of interest or principal payable on a Class of Notes (after making appropriate draws upon the Spread Account), the Indenture Trustee will withdraw the amount of the deficiency from the Reserve Account (or the amount on deposit in the Reserve Account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class.

                                On the Closing Date, the amount on deposit in the Reserve Account will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes, all interest then payable on the Certificates and all deposits in the Spread Account, until the amount on deposit in the Reserve Account equals
                                  % of the Pool Scheduled Principal Balance
                                (subject to reduction as provided in, and to
                                other terms and conditions contained in, the Sale and Servicing Agreement). If the Reserve Account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Reserve Account will be included in the Trust Property. See "Description of the Notes--The Reserve Account."

Terms of the Certificates.....  The principal terms of the Certificates will be as described below:

 A. Distributions.............  Certificateholders will be entitled to receive on each Distribution Date commencing in
                                1998, to the extent the Amount Available in the Collection Account including the Guaranty Payment described below is sufficient therefor, the

                                Certificateholders' Distributable Amount, as defined under "Description of the Trust Documents and Indenture."

                                The outstanding principal amount of the
                                Certificates, to the extent not previously paid, will be payable on the Final Scheduled Distribution Date.

 B. Pass-Through Rate.........      % per annum (the "Pass-Through Rate")
                                payable monthly at one-twelfth of the annual rate, calculated on the basis of a 360-day year consisting of twelve 30-day months.

 C. Interest..................  On each Distribution Date, the Owner Trustee will distribute to the Certificateholders, to the extent the Amount Available in the Collection Account including the Guaranty Payment described below is sufficient therefor, accrued interest at the Pass-Through Rate on the outstanding Certificate Principal Balance. Interest in respect of a Distribution Date will
                                accrue from       , 1998, or from the most
                                recent Distribution Date to but excluding the following Distribution Date. The "Certificate Principal Balance" as of any Distribution Date will be the Original Certificate Principal Balance minus all amounts previously distributed to the Certificateholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the Certificates.

                                Interest will be paid on the Certificates to the extent of funds available on each Distribution Date, after payment of all interest and principal then payable on the Notes. In the event such funds available are not sufficient to make a full distribution of interest on the Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

 D. Principal.................  No distributions of principal on the
                                Certificates will be payable until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal on the Certificates will be payable in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus the Unpaid Certificate Principal Shortfall, if any, from prior Distribution Dates.

 E. Limited Guaranty..........  In order to mitigate the effect of the subordination of the Certificates and the effect of liquidation losses on the Contracts, the Certificateholders are entitled to receive on each Distribution Date an amount equal to the Guaranty Payment, if any, under Green Tree's Limited Guaranty. The "Guaranty Payment" for any Distribution Date will equal the difference, if any, between the Certificateholders' Distributable Amount and the remaining funds available in the Collection Account after payment of all interest and principal on the Notes and the deposit in any sub-account of the Spread Account or the Reserve Account of any amounts previously withdrawn therefrom and not previously replenished. The "Certificateholders'
                                Distributable Amount" equals the unpaid and accrued interest on the Certificates, plus on each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus any Unpaid Certificate Principal Shortfall for such Distribution Date, and plus any unreimbursed Certificate Principal Liquidation Loss.

                                The Limited Guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The ratings assigned to the Certificates may be affected by the ratings of Green Tree's debt securities. Green Tree's senior debt securities were recently downgraded by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") from "A-" to "BBB+" and by Fitch IBCA, Inc. ("Fitch") from "A" to "A-", which has been reflected in the ratings assigned to the Certificates. See "Summary of Terms--Ratings."

 F. Optional Prepayment.......  If Green Tree or the Servicer exercises its option to purchase the Contracts, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the Pool Scheduled Principal Balance declines to 10% or less of the Cutoff Date Pool Principal Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the principal amount, together with accrued interest at the Pass-Through Rate and the Certificates will be retired. See "Description of the Certificates--Optional Prepayment."

Collection Account; Priority    Except under certain conditions described
of Payments...................  herein or as otherwise acceptable to S&P and
                                Fitch, the Servicer will be required to remit payments received with respect to the Contracts within one Business Day of receipt thereof to an account in the name of the Indenture Trustee
                                (the "Collection Account"). On each
                                Distribution Date, the Servicer will instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on such Distribution Date as follows
                                (in the priority indicated): (i) if Green Tree is not the Servicer, the monthly servicing fee, together with any unpaid servicing fees from prior Distribution Dates, (ii) reimbursement of any advances made that were recovered during the prior Monthly Period, (iii) the Noteholders' Interest Distributable Amount, the
                                Noteholders' Principal Distributable Amount and any amounts previously withdrawn from any sub-account of the Spread Account or the Reserve
                                Account and not previously replenished, (iv) the Certificateholders' Interest Distributable
                                Amount and,
                                after the Notes have been paid in full, the Certificateholders' Principal Distributable
                                Amount, (v) amounts necessary to fully fund the Class A-2, Class A-3 and Class A-4 sub-accounts of the Spread Account, (vi) the amount necessary to fully fund the Reserve Account and
                                (vii) any remaining amount to Green Tree as the monthly servicing and guaranty fee (the
                                "Monthly Servicing and Guaranty Fee").

Pre-Funding Account...........  On the Closing Date, Green Tree will deposit an amount (as reduced from time-to-time, the "Pre-Funded Amount") in the Pre-Funding Account to provide the Trust with sufficient funds to purchase the Subsequent Contracts. The Pre-Funded Amount will initially equal the
                                difference between $       and the aggregate
                                principal balance as of the Cutoff Date of the Initial Contracts. The Pre-Funding Account will be included in the Trust Property. Any reimbursement income earned on amounts on deposit in the Pre-Funding Account will be taxable to Green Tree. See "Yield and Prepayment Considerations" and "Description of the Trust Documents and Indenture--Accounts" herein.

Tax Status....................  In the opinion of counsel to Green Tree, for federal and Minnesota income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an associa-tion (or a publicly traded partnership) taxable as a corporation, and neither the Trust nor any portion of the Trust will constitute a taxable mortgage pool taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. Each Certificateholder, by the acceptance of a Cer-tificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Al-ternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Certain Federal and State Income Tax Consequences" herein and "Cer-tain Federal Income Tax Consequences" and "Cer-tain State Income Tax Consequences" in the ac-companying Prospectus.

ERISA Considerations..........  If the Notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of Notes by or on behalf of a Benefit Plan will not cause the assets of the Trust to become plan assets, thereby generally preventing the application of certain prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, that otherwise would possibly be applicable. Green Tree believes that the Notes should be treated as indebtedness without substantial equity features for purposes of such regulation.

                                The Certificates may not be acquired by, or on the behalf of, any employee benefit plan, individual retirement account or Keogh

                                Plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the accompanying Prospectus.

Ratings.......................  It is a condition to the issuance of the
                                Securities that:


                                the Class A-1 Notes be rated "AAA" by S&P and "AAA" by Fitch;

                                the Class A-2 Notes be rated at least "AA" by S&P and at least "AA" by Fitch;

                                the Class A-3 Notes be rated at least "A" by S&P and at least "A" by Fitch;

                                the Class A-4 Notes be rated at least "BBB" by S&P and at least "BBB" by Fitch; and

                                the Certificates be rated at least "BBB+" by S&P and at least "A-" by Fitch.

                                A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by a Rating Agency. The rating of the Certificates will be based in part on an assessment of Green Tree's ability to make payments under the Limited Guaranty. Any reduction in S&P's or Fitch's ratings of Green Tree's debt securities may result in a similar reduction in the ratings of the Certificates. Green Tree's senior debt securities were recently downgraded by S&P from "A-" to "BBB+" and by Fitch from "A" to "A-".

                                Green Tree has not requested a rating of the Securities from any rating agencies other than S&P and Fitch. There can be no assurance as to whether any other rating agency will rate the Securities or, if one does, what rating would be assigned by such rating agency.

                                  RISK FACTORS

  Prospective holders of the Securities should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Securities:

SUBORDINATION OF CLASS A-2, CLASS A-3 AND CLASS A-4 NOTES AND CERTIFICATES; LIMITED ASSETS

  Distributions of interest and principal on each Class of Notes will be subordinated to the rights of the holders of each Class of Notes with a prior numeric designation to receive prior payment of interest and principal. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Certificateholders, however, will not receive any distributions of principal until the Distribution Date on which the outstanding principal amounts of all of the Notes have been paid in full.

  Holders of the Notes and the Certificates must primarily rely for repayment upon payments on the Contracts. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts, the Spread Account, the Reserve Account, the Interest Rate Cap Payments and, for payment of losses absorbed by the Certificates, the Limited Guaranty of Green Tree.

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

  Green Tree has limited underwriting and servicing experience with home improvement contracts similar to the Contracts. Although Green Tree has calculated and presented herein its delinquency and net loss experience with respect to its servicing portfolio of home improvement contracts, there can be no assurance that the information presented will reflect actual experience with respect to the Contracts. In addition, there can be no assurance that the future delinquency, loan loss or repossession experience of the Trust with respect to the Contracts will be better or worse than that set forth herein with respect to Green Tree's servicing portfolio. See "The Contract Pool-- Delinquency, Loan Loss and Repossession Information."

ADEQUACY OF REAL ESTATE SECURING CONTRACTS

  As of the Cutoff Date, approximately      % of the Cutoff Date Principal
Balance represented Contracts which were either unsecured or secured by subordinate liens on the related real estate. Consequently, the real estate securing a Contract is not likely to provide adequate security in the event it becomes necessary to realize upon the collateral. Even assuming that the real estate securing a Contract provides adequate security, substantial delays could be encountered in connection with the liquidation of such Contract that would result in current shortfalls in distributions to the holders of the Certificates to the extent described herein. In addition, liquidation expenses relating to any Liquidated Contract (such as legal fees, real estate taxes and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to the holders of the Certificates. In the event that any real estate securing a Contract fails to provide adequate security, any losses in connection with such Contract will be borne by the holders of the Certificates to the extent described herein.

GEOGRAPHIC CONCENTRATION OF INITIAL CONTRACTS

  As of the Cutoff Date, the Obligors on approximately      % of the Initial
Contracts (based on principal balance and billing address of the Obligor) were
located in [   ]. See "The Contract Pool." Accordingly, adverse economic
conditions or other factors particularly affecting this state could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Contracts.

                                   THE TRUST

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

GENERAL

  Green Tree Home Improvement Loan Trust 1998-E is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust will initially be capitalized with equity equal to $
(approximate) from the sale of the Certificates to third party investors that are expected to be unaffiliated with Green Tree or its affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Contracts from Green Tree pursuant to the Sale and Servicing Agreement.

  The Trust's principal offices are in    , Delaware, at the address listed
below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

  The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and Certificates had taken place on such date:

      Class A-1 Notes.............................................. $
      Class A-2 Notes..............................................
      Class A-3 Notes..............................................
      Class A-4 Notes..............................................
      Certificates.................................................
                                                                    ------------
        Total...................................................... $
                                                                    ============

THE OWNER TRUSTEE

  [Owner Trustee name] is the Owner Trustee under the Trust Agreement. [Owner Trustee] is a Delaware banking corporation and its principal offices are
located at             , Delaware          . The Owner Trustee will perform
limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement.

                               THE TRUST PROPERTY

  The Trust Property will include, among other things, (i) the Contracts; (ii) all rights to receive payments due thereon on or after the Cutoff Date (excluding certain insurance premiums, late fees and other servicing charges);
(iii) such amounts as from time to time may be held in the Collection Account, the Spread Account, the Reserve Account, the Pre-Funding Account and certain other accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below (including all investments in the Collection Account, the Spread Account, the Reserve Account and such other accounts and all income from the investment of funds therein and all proceeds thereof); (iv) an assignment of the mortgages on the real estate securing the certain Contracts; and (v) certain other rights under the Trust Documents. See "The Contracts" and "Description of the Trust Documents--Collections" in the accompanying Prospectus.

  Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Trust Documents and Indenture--Distributions."

  Green Tree, as [Indenture Trustee] or custodian on its behalf, will hold each original Contract, as well as copies of documents and instruments relating to such Contract and evidencing the lien on the real estate securing such Contract (the "Contract Files"). In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota and Delaware to give notice of the Trust's ownership of the Contracts and the related Trust Property.

                               THE CONTRACT POOL

GENERAL

  This Prospectus Supplement contains information regarding the Initial
Contracts, which were originated through          and will be transferred to
the Trust on the Closing Date. The information for each Initial Contract is as of the Cutoff Date for such Contract. The Initial Contracts had an aggregate
principal balance as of the Cutoff Date of $     . The Sale and Servicing
Agreement provides that the Initial Contracts will be purchased by the Trust on the Closing Date and that subsequent Contracts will be purchased by the Trust from time to time during the Pre-Funding Period.

  All of the Contracts will be purchased by Green Tree from dealers, home improvement contractors and correspondent lenders who regularly originate and sell such contracts to Green Tree, or will be originated by Green Tree directly. Green Tree believes that the underwriting standards employed by such independent financing company are similar to the standards used by Green Tree.

CERTAIN OTHER CHARACTERISTICS

  The Initial Contracts (i) had a remaining maturity, as of the Cutoff Date, of
at least    months, but not more than     months, (ii) had an original maturity
of at least    months, but not more than     months, (iii) had an original
principal balance of at least $         and not more than $    , (iv) had a
remaining principal balance as of the Cutoff Date of at least $       and not
more than     . Neither Green Tree nor the Servicer may substitute other contracts for the Home Improvement Contracts at any time at any time during the term of the Pooling and Servicing Agreement.

  The Initial Contracts have an aggregate principal balance as of the Cutoff
Date of approximately $            (the "Cutoff Date Principal Balance"). The
Initial Contracts were originated between          and         . A significant
portion of the Initial Contracts were purchased by Green Tree from an independent financing company. Green Tree believes that the underwriting standards employed by such independent financing company are similar to the standards used by Green Tree.

                      CHARACTERISTICS OF INITIAL CONTRACTS

                                                                                        WEIGHTED
                                                              % OF                       AVERAGE  WEIGHTED
                                     % OF      SCHEDULED    SCHEDULED  AVERAGE  WEIGHT  ORIGINAL   AVERAGE
                         NUMBER OF INITIAL     PRINCIPAL   PRINCIPAL  PRINCIPAL AVERAGE SCHEDULED REMAINING
       ASSET TYPE        CONTRACTS CONTRACTS    BALANCE     BALANCE    BALANCE   RATE     TERM    TERM (1)
------------------------ --------- --------- ------------- ---------- --------- ------- --------- ---------
Unsecured Home
 Improvement............                  %                       %                  %
Debt Consolidation Home
 Improvement............                  %                       %                  %
                           -----    -------  -------------  -------    -------  ------     ---       ---
  Total ................            100.00%  $              100.00%    $             %
                           =====    =======  =============  =======    =======  ======     ===       ===

--------
(1) Based on scheduled payments due after the Cutoff Date and assuming no prepayments on the Contracts.

                 GEOGRAPHIC CONCENTRATION OF INITIAL CONTRACTS

                            NUMBER OF
                         CONTRACTS AS OF PERCENT OF NUMBER PRINCIPAL BALANCE PERCENT OF CUTOFF DATE
       STATE (1)           CUTOFF DATE     OF CONTRACTS    AS OF CUTOFF DATE   PRINCIPAL BALANCE
       ---------         --------------- ----------------- ----------------- ----------------------
Alabama.................                            %       $                              %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----           ------        ---------------          ------
  Total.................                      100.00%       $                        100.00%
                              =====           ======        ===============          ======

--------
(1) Based on the address of the Obligor set forth in Green Tree's records.

         DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS OF INITIAL CONTRACTS

                                                AGGREGATE
                                                PRINCIPAL          % OF
                                                 BALANCE       CONTRACT POOL
                               NUMBER OF       OUTSTANDING    BY OUTSTANDING
                               CONTRACTS      AS OF CUTOFF   PRINCIPAL BALANCE
 ORIGINAL CONTRACT AMOUNT  AS OF CUTOFF DATE      DATE       AS OF CUTOFF DATE
 ------------------------  ----------------- --------------- -----------------
Less than $10,000.........                   $                          %
Between $10,000 and
 $19,999..................
Between $20,000 and
 $29,999..................
Between $30,000 and
 $39,999..................
Between $40,000 and
 $49,999..................
Between $50,000 and
 $59,999..................
Between $60,000 and
 $69,999..................
Between $70,000 and
 $79,999..................
Between $80,000 and
 $89,999..................
Between $90,000 and
 $99,999..................
Between $100,000 and
 $109,999.................
Between $110,000 and
 $119,999.................
Between $120,000 and
 $129,999.................
Between $130,000 and
 $139,999.................
Between $140,000 and
 $149,999.................
Between $150,000 and
 $159,999.................
Between $160,000 and
 $169,999.................
Between $170,000 and
 $179,999.................
Between $180,000 and
 $189,999.................
Between $190,000 and
 $199,999.................
Between $200,000 and
 $249,999.................
Between $250,000 and
 $299,999.................
Over $300,000.............
                                 -----       ---------------      ------
  Total...................                   $                    100.00%
                                 =====       ===============      ======

                    YEAR OF ORIGINATION OF INITIAL CONTRACTS

                                                                      % OF
                                                  AGGREGATE       CONTRACT POOL
                                NUMBER OF     PRINCIPAL BALANCE  BY OUTSTANDING
  YEAR OF                       CONTRACTS        OUTSTANDING    PRINCIPAL BALANCE
 OIGINATIONR                AS OF CUTOFF DATE AS OF CUTOFF DATE AS OF CUTOFF DATE
-----------                 ----------------- ----------------- -----------------
   1989....................                     $                          %
   1990....................
   1991....................
   1992....................
   1993....................
   1994....................
   1995....................
   1996....................
   1997....................
                                 ------         -------------        ------
     Total.................                     $                    100.00%
                                 ======         =============        ======

                             INITIAL CONTRACT RATES

                                             AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
                         NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
     CONTRACT RATE        AS OF CUTOFF DATE   AS OF CUTOFF DATE  BALANCE AS OF CUTOFF DATE
     -------------       ------------------- ------------------- -------------------------
Less than 9.00%.........                        $                               %
 9.01% to 10.00%........
10.01% to 11.00%........
11.01% to 12.00%........
12.01% to 13.00%........
13.01% to 14.00%........
14.01% to 15.00%........
15.01% to 16.00%........
16.01% to 17.00%........
Over 17.00%.............
                                -----           -------------             ------
  Total.................                        $                         100.00%
                                =====           =============             ======

               REMAINING MONTHS TO MATURITY OF INITIAL CONTRACTS

                                                  AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
                              NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
REMAINING MONTHS TO MATURITY   AS OF CUTOFF DATE   AS OF CUTOFF DATE  BALANCE AS OF CUTOFF DATE
----------------------------  ------------------- ------------------- -------------------------
Fewer than 31.............                           $                               %
 31 to  60................
 61 to  90................
 91 to 120................
121 to 150................
151 to 180................
181 to 210................
211 to 240................
241-270...................
271-300...................
301-330...................
331-360...................
                                     -----           -------------             ------
  Total...................                           $                         100.00%
                                     =====           =============             ======

                       LIEN POSITION OF INITIAL CONTRACTS

                             NUMBER OF   % OF
                             CONTRACTS CONTRACTS                        % OF
                               AS OF     AS OF   AGGREGATE PRINCIPAL CUTOFF DATE
                              CUT-OFF   CUT-OFF  BALANCE OUTSTANDING  PRINCIPAL
       LIEN POSITION           DATE      DATE    AS OF CUT-OFF DATE    BALANCE
       -------------         --------- --------- ------------------- -----------
First.......................                  %     $                        %
Second......................
Third.......................
Fourth......................
                               -----    ------      -------------      ------
  Total.....................            100.00%     $                  100.00%
                               =====    ======      =============      ======

--------
(1) Excludes unsecured Home Improvement Contracts.

                        GREEN TREE FINANCIAL CORPORATION

  The following information supplements the information in the Prospectus under the heading "Green Tree Financial Corporation."

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION FOR THE HOME IMPROVEMENT CONTRACTS

  The following tables set forth information relating to Green Tree's delinquency, loan loss and repossession information for each period indicated with respect to all unsecured home improvement contracts and all debt-consolidation home improvement contracts it has purchased and continues to service.

   DELINQUENCY EXPERIENCE--UNSECURED AND DEBT CONSOLIDATION HOME IMPROVEMENT
                                   CONTRACTS

                                                       AT DECEMBER 31,
                                                 ------------------------------
                                                  1994    1995    1996    1997
                                                 ------  ------  ------  ------
Number of Contracts Outstanding (1)............. 10,397  18,411  25,104  25,077
Number of Contracts Delinquent (2)
  30-59 Days....................................     50     115     198     221
  60-89 Days....................................     18      44      68      90
  90 Days or More...............................      4      14      38     140
                                                 ------  ------  ------  ------
Total Contracts Delinquent......................     72     173     304     451
                                                 ======  ======  ======  ======
Delinquencies as a Percentage of Contracts
 Outstanding (3)................................   0.69%   0.94%   1.21%   1.80%

--------
(1) Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3) By number of contracts.

    LOAN LOSS/REPOSSESSION EXPERIENCE--UNSECURED AND DEBT CONSOLIDATION HOME
                             IMPROVEMENT CONTRACTS
                             (DOLLARS IN THOUSANDS)

                                             YEAR ENDED DECEMBER 31,
                                      -----------------------------------------
                                       1994     1995      1996      1997
                                      -------  -------  --------  --------
Number of Contracts Serviced (1).....  10,412   18,412    25,145    25,117
Principal Balance of Contracts (1)... $59,329  $97,544  $122,372  $113,405
Contract Liquidations:
  Units..............................      93      254       519       603
  Percentage (2).....................    0.89%    1.38%     2.06%     2.40%
Net Losses:
  Dollars (3)........................ $   578  $ 1,710  $  2,863  $  3,056
  Percentage (4).....................    0.97%    1.75%     2.34%     2.69%

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

  There can be no assurance that the delinquency, loan loss and repossession experience of the Trust with respect to the Home Improvement Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

  There can be no assurance that the delinquency, loan loss or repossession experience of the Trust with respect to the unsecured Home Improvement Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

DELINQUENCY INFORMATION FOR SECURED HOME IMPROVEMENT CONTRACTS

  The following tables set forth information relating to Green Tree's delinquency, loan loss and repossession experience for each period indicated with respect to all secured home improvement contracts serviced by Green Tree. Because of the rapid growth of Green Tree's portfolio of secured Home Improvement Contracts, the experience shown in more recent periods may not be indicative of the experience to be expected of a more seasoned portfolio.

           DELINQUENCY EXPERIENCE--SECURED HOME IMPROVEMENT CONTRACTS

                                           AT DECEMBER 31,            AS OF
                                     ------------------------------
                                      1994    1995    1996    1997     1998
                                     ------  ------  ------  ------  --------
Number of Contracts Outstanding
 (1)................................ 56,673  81,953  96,022
Number of Contracts Delinquent
 (2)(3)
  30-59 Days........................    294     856   1,115
  60-89 Days........................    105     230     364
  90 Days or More...................    161     309     477
Total Contracts Delinquent..........    560   1,395   1,956
Delinquencies as a Percent of
 Contracts Outstanding (4)..........   0.99%   1.70%   2.04%       %         %

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by Green Tree if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of contracts.

     LOAN LOSS/REPOSSESSION EXPERIENCE--SECURED HOME IMPROVEMENT CONTRACTS
                             (DOLLARS IN THOUSANDS)

                                     AT DECEMBER 31,                   AS OF
                         ------------------------------------------  MARCH 30,
                           1994       1995        1996       1997       1998
                         --------  ----------  ----------  --------  ----------
Number of Contracts
 Serviced (1)...........   56,710     109,030      96,230
Principal Balance of
 Contracts (1).......... $617,341  $1,015,783  $1,308,549  $         $
Contract Liquidations:
  Units.................      541         766       1,564
  Percentage (2)........     0.95%       0.70%       1.63%         %           %
Net Losses:
  Dollars (3)........... $    908  $    3,715  $   11,646  $         $
  Percentage (4)........     0.15%       0.37%       0.89%         %           %

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

  There can be no assurance that the delinquency, loan loss and repossession experience of the Trust with respect to the Home Improvement Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

RECENT DEVELOPMENTS

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  The Company has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of the Company as purported class actions on behalf of persons or entities who purchased common stock of the Company during the alleged class periods. In addition to the Company, certain current and former officers and directors of the Company are named as defendants in one or more of the lawsuits. The Company and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that the Company and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of the Company (particularly with respect to prepayment assumptions and performance of certain of the Company's loan portfolios) which allegedly rendered the Company's financial statements false and misleading. The Company believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements the information in the Prospectus under the heading "Yield and Prepayment Considerations."

  The Servicer and Green Tree each has the option to purchase from the Trust all remaining Contracts, and thereby effect early redemption of the Notes and early retirement of the Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is 10% or less of the Cutoff Date Pool Principal Balance. See "Description of the Trust Documents--Termination" in the Prospectus.

  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be prepaid in part on the first Distribution Date after the Pre-Funding Period (in no event
later than     , 1998) to the extent of any Pre-Funded Amount remaining in the
Pre-Funding Account on such Distribution Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the Formula Principal Distribution Amount.

  Principal prepayments on the Contracts will result in accelerating principal payments on the Notes. The rate of principal payments on pools of home equity loans and home improvement contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of home improvement contacts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. Since home improvement contracts are not generally viewed by borrowers as permanent financing, Contracts may experience a higher rate of prepayments than traditional mortgage loans. In addition, if prevailing interest rates fall significantly below the interest rates on such loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such loans. Conversely, if prevailing interest rates rise above the interest rates on such loans, the rate of prepayment would be expected to decrease.

  Green Tree has no significant experience with respect to the rate of principal prepayments on home improvement contracts. In addition, liquidations of defaulted Contracts or the exercise by Green Tree or the Servicer of the option to purchase the remaining pool of Contracts will affect the timing of principal distributions on the Securities.

WEIGHTED AVERAGE LIFE OF THE NOTES AND THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments on the Contracts on the weighted average life of the Notes and the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes and the Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on the Contracts may be in the form of scheduled amortization or prepayments (including, for this purpose, liquidations due to default).

  The Base Case prepayment model is Green Tree management's best estimate of the prepayment rates that may be experienced on the Contracts. Because Green Tree began originating and servicing home improvement contracts only recently, such estimate is based in part on industry experience with similar loans and contracts rather than Green Tree's experience. There can be no assurance that the Contracts will experience prepayments at such projected rates or in the manner assumed by the prepayment model used for that type of Contract, or that the Contracts in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner projected in the Base Case.

                                                                    BASE CASE
                               PRODUCT                           PREPAYMENT RATE
                               -------                           ---------------
      Home Improvement (unsecured)..............................          % CPR
      Home Improvement (secured)................................          % CPR

  The model used in this Prospectus Supplement is the Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the Contracts.

  As used in the following tables, the columns headed 80%, 90%, 100%, 110% and 120% assume that prepayments on the Contracts are made at Base Case Prepayment Rates of 80%, 90%, 100%, 110% and 120%, respectively. For example, Home Improvement Contracts (unsecured) have been assumed to have a prepayment rate
equal to   % CPR and   % CPR, respectively; and Home Improvement Contracts
(secured) have been assumed to have a prepayment rate equal to     % CPR and
    % CPR, respectively; CPR DOES NOT PURPORT TO BE AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF CONTRACTS, INCLUDING THE CONTRACTS.

                            DESCRIPTION OF THE NOTES

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Noteholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Trust Documents."


GENERAL

  The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made. [Indenture Trustee], a national
banking association headquartered in    , will be the Indenture Trustee.

DISTRIBUTIONS

  Noteholders will be entitled to receive on each Distribution Date commencing
in     1998, to the extent that funds available are sufficient therefor, the
Noteholders' Distributable Amount. Distributions on the Notes will be made from funds available first to the holders of the Class A-1 Notes, then to the holders of the Class A-2 Notes, then to the holders of the Class A-3 Notes and then to the holders of the Class A-4 Notes, in the manner and order of priority described below.

CLASS A-1 INTEREST

  Interest on the outstanding Class A-1 Principal Balance will accrue from
  ,     , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-1 Rate for such monthly interest period. The "Class A-1 Principal Balance" as of any Distribution Date will be the Original Class A-1 Principal Balance minus all amounts previously distributed to the Class A-1 Noteholders in respect of principal.

  Interest will be paid on the Class A-1 Notes to the extent of funds available on such Distribution Date. In the event the funds available are not sufficient to make a full distribution of interest on the Class A-1 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1 Rate, respectively, to the extent legally permissible.

CLASS A-1 PRINCIPAL

  To the extent of funds available after payment of all interest payable on the Class A-1 Notes, the Class A-1 Noteholders will be entitled to receive on each
Distribution Date as payment of principal  an amount equal to the sum of      %
(approximate) of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-1 Principal Shortfall, if any, for such Distribution Date.

  The "Formula Principal Distribution Amount" with respect to any Distribution Date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each
Contract: (i) all scheduled payments of principal due on each outstanding Consumer Product Contract during the related Monthly Period, (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Contract, (iii) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Monthly Period, (iv) the Scheduled Principal Balance of each Contract which, during the related Monthly Period, was purchased by Green Tree as a result of a breach of a representation as warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing Agreement, and (v) with
respect to the Distribution Date in     1998, any remaining amounts on deposit
in the Pre-Funding Account. The Formula Principal Distribution Amount for the
Distribution Date in       , will be the sum of the Note Principal Balance and
the Certificate Principal Balance. The "Unpaid Class A-1 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-1 Notes on any prior Distribution Date but not paid on any intervening Distribution Date.

  A "Monthly Period" with respect to a Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Scheduled Principal Balance" of a Contract for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, but without giving effect to any adjustments due to bankruptcy or similar proceedings. A "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related real property have been recovered or any defaulted Contract in respect of which the related real property has been realized upon and disposed of and the proceeds of such disposition have been received.

CLASS A-2 INTEREST

  Interest on the outstanding Class A-2 Principal Balance will accrue from
  ,     , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-2 Rate for such monthly interest period. The "Class A-2 Principal Balance" as of any Distribution Date will be the Original Class A-2 Principal Balance minus all amounts previously distributed to the Class A-2 Noteholders in respect of principal, and minus any unreimbursed Class A-2 Principal Liquidation Loss (described below under "-- Losses on Liquidated Contracts").

  Interest will be paid on the Class A-2 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-1 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-2 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2 Rate, to the extent legally permissible.

CLASS A-2 PRINCIPAL

  Class A-2 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-1 Notes and after payment of all interest payable on the Class A-2 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-2 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-2 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-2 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-2 Principal Liquidation Loss.

CLASS A-3 INTEREST

  Interest on the outstanding Class A-3 Principal Balance will accrue from
  ,    , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-3 Rate for such monthly interest period. The "Class A-3 Principal Balance" as of any Distribution Date will be the Original Class A-3 Principal Balance minus all amounts previously distributed to the Class A-3 Noteholders in respect of principal, and minus any unreimbursed Class A-3 Principal Liquidation Loss (described below under "-- Losses on Liquidated Contracts").

  Interest will be paid on the Class A-3 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-2 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-3 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-3 Rate, to the extent legally permissible.

CLASS A-3 PRINCIPAL

  Class A-3 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-2 Notes and after payment of all interest payable on the Class A-3 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-3 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-3 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-3 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-3 Principal Liquidation Loss.

CLASS A-4 INTEREST

  Interest on the outstanding Class A-4 Principal Balance will accrue from
  ,     , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-4 Rate for such monthly interest period. The "Class A-4 Principal Balance" as of any Distribution Date will be the Original Class A-4 Principal Balance minus all amounts previously distributed to the Class A-4 Noteholders in respect of principal, and minus any unreimbursed Class A-4 Principal Liquidation Loss (described below under "-- Losses on Liquidated Contracts").

  Interest will be paid on the Class A-4 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-3 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-4 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-4 Rate, to the extent legally permissible.

CLASS A-4 PRINCIPAL

  Class A-4 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-3 Notes and after payment of all interest payable on the Class A-4 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-4 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-4 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-4 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-4 Principal Liquidation Loss.

OPTIONAL REDEMPTION

  The Notes will be redeemed in whole, but not in part, on any Distribution Date on which Green Tree exercises its option to purchase the Contracts. Green Tree may purchase the Contracts when the Pool Scheduled Principal Balance has declined to 10% or less of the Cutoff Date Pool Principal Balance, as described in the accompanying Prospectus under "Description of the Trust Documents-- Termination." The "Pool Scheduled Principal Balance" is the aggregate Scheduled Principal Balance of all outstanding Contracts during a Monthly

Period. Such redemption will effect early retirement of the Notes. The redemption price will be equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon.

MANDATORY PREPAYMENTS

  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be prepaid in part on the first Distribution Date after the Pre-Funding Period (in no event
later than       , 1998) to the extent of any Pre-Funded Amount remaining in the Pre-Funding Account on such Distribution Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the Formula Principal Distribution Amount.

THE INTEREST RATE CAP AGREEMENT

  Class A-1 Noteholders will have the benefit of the Interest Rate Cap Agreement between the Trust and the Counterparty. Pursuant to the Interest Rate Cap Agreement, the Counterparty will make a payment (the "Interest Rate Cap Payment") to the Trust on each Distribution Date to the extent that the Class
A-1 Rate exceeds   %, in an amount equal to the amount obtained by multiplying the Class A-1 Principal Balance by the product of (i) the maximum of (x) the excess of the Class A-1 Rate over 10% or (y) 0% and (ii) the number of days in the monthly interest period divided by 360. Payments received by the Indenture Trustee pursuant to the Interest Rate Cap Agreement will be deposited in the Collection Account. See "Description of the Counterparty."

THE SPREAD ACCOUNT

  Class A-2, Class A-3 and Class A-4 Noteholders will have the benefit of a separate sub-account for each Class contained in the Spread Account to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) is insufficient to distribute all interest then payable on the Class A-2, Class A-3 or Class A-4 Notes, the Indenture Trustee will withdraw the amount of the deficiency from the applicable sub-account (or the amount on deposit in the applicable sub-account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class. On any Distribution Date, the amount of funds in the Spread Account will not be available to cover a shortfall in principal distributable on any Class of Notes, but would only be available to cover a shortfall in interest distributable on the Class A-2, Class A-3 and Class A-4 Notes.

  On the Closing Date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes and all interest then payable on the Certificates, first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub-account, until
the amount on deposit in such sub-accounts equals $         , $        and
$       , respectively (subject to reduction as provided in, and to the other terms and conditions contained in, the Sale and Servicing Agreement). If any sub-account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Spread Account is included in the Trust Property. Any amount remaining in the Spread Account upon termination of the Trust will be distributed to Green Tree.

THE RESERVE ACCOUNT

  Noteholders will have the benefit of the Reserve Account to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) are insufficient to make full payment in respect of interest or principal payable on a Class of Notes (after making appropriate draws upon the Spread Account), the Indenture Trustee will withdraw the amount of the deficiency from the Reserve Account (or the amount on deposit in the Reserve

Account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class.

  On the Closing Date, the amount on deposit in the Reserve Account will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes, all interest then payable on the Certificates and all deposits in the Spread Account, until the amount on
deposit in the Reserve Account equals    % of the Pool Scheduled Principal
Balance (subject to reduction as provided in, and to other terms and conditions contained in, the Sale and Servicing Agreement). If the Reserve Account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Reserve Account is included in the Trust Property. Any amount remaining in the Reserve Account upon termination of the Trust will be distributed to Green Tree.

LOSSES ON LIQUIDATED CONTRACTS

  As described above, the distribution of principal to each Class of Notes is intended to equal the applicable percentage of the Formula Principal Distribution Amount. On each Distribution Date, each such amount includes the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Monthly Period related to such Distribution Date. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree, then by the Certificateholders (although Green Tree will be obligated to make a Guaranty Payment equal to any shortfall in the distribution to the Certificateholders), and then by each Class of Notes in inverse numeric order (although funds on deposit in the Reserve Account will be available to pay any shortfall in the distribution of interest and principal to any Class of Notes).

  If the funds available for any Distribution Date, after making all required distributions of interest and principal to more senior Classes of Notes, are insufficient to make a full distribution of interest and/or principal to a Class of Notes or the Certificates, such deficiency will be carried forward and added to the amount to be distributed to such Class of Notes or the Certificates on the following Distribution Date.

  If the Pool Scheduled Principal Balance for any Distribution Date is less than the sum of the aggregate outstanding principal balance of the Notes and the Certificate Principal Balance after giving effect to all distributions of principal on such Distribution Date, then the Certificate Principal Balance will be reduced by the amount of such deficiency (a "Certificate Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Certificate Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Certificates on future Distribution Dates would include interest on any such Certificate Principal Liquidation Loss at the Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Pass-Through
Rate) accrued from the date such Certificate Principal Liquidation Loss was incurred, and the amount of such Certificate Principal Liquidation Loss.

  Similarly, if the Certificate Principal Balance were reduced to zero (which would be caused only by Certificate Principal Liquidation Losses, whether or not Green Tree makes any required payments under the Limited Guaranty) and the Pool Scheduled Principal Balance on any Distribution Date were less than the aggregate outstanding principal balance of the Notes after giving effect to distributions of principal on such Distribution Date, then the Class A-4 Principal Balance would be reduced by the amount of such deficiency (a "Class A-4 Principal Liquidation Loss"). The funds on deposit in the Reserve Account will be available to pay the amount of any such Class A-4 Principal Liquidation Loss. If the funds available in the Reserve Account are insufficient to pay such amount, however, the amount distributable on the Class A-4 Notes on future Distribution Dates would include interest on any such Class A-4 Principal Liquidation Loss at the Class A-4 Rate (and, to the extent legally permissible, interest on such unpaid interest at the Class A-4 Rate) accrued from the date such Class A-4 Principal Liquidation Loss was incurred, and the amount of such Class A-4 Principal Liquidation Loss. Each more senior Class of Notes would similarly be subject to reduction in its outstanding principal balance if the aggregate outstanding principal balance of all more junior Classes of Notes were reduced to zero and the

Pool Scheduled Principal Balance were less than the aggregate outstanding principal balance of the Notes, and would similarly be entitled on future Distribution Dates to receive interest on any such Principal Liquidation Loss at the applicable Interest Rate, and the amount of such Principal Liquidation Loss. The applicable percentage of the Formula Principal Distribution Amount distributable to each Class of Notes on each Distribution Date will not be affected by any Principal Liquidation Loss experienced by a Class of Notes. Accordingly, even if a Class of Notes has experienced a Principal Liquidation Loss, such Class will continue to be entitled to receive applicable percentage of the Formula Principal Distribution Amount (or, if the Amount Available in the Collection Account is insufficient to make such distribution, such Class will be entitled to receive the amount of such deficiency on subsequent Distribution Dates as an Unpaid Principal Shortfall).

BOOK-ENTRY REGISTRATION

  Holders of the Notes or the Certificates may hold through DTC (in the United States) or, solely in the case of the Notes, CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through CEDEL or Euroclear.

  Cede & Co., as nominee for DTC, will hold the Notes and the Certificates. CEDEL and Euroclear will hold omnibus positions in the Notes on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  For a description of transfers between persons holding directly or indirectly through DTC, see "Certain Information Regarding the Securities--Book-Entry Registration" in the Prospectus.

  Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                        DESCRIPTION OF THE COUNTERPARTY


                         [description of counterparty]



  The description of the Counterparty set out above has been provided by the Counterparty. The Counterparty has not, however, been involved in the preparation of, and does not accept responsibility for, this Prospectus Supplement as a whole.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements the information contained in the accompanying Prospectus. Prospective Certificateholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Certificates," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

GENERAL

  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS

  Certificateholders will be entitled to receive on each Distribution Date
commencing in       , to the extent that funds available together with the
Guaranty Payment described below are sufficient therefor, the Certificateholders' Distributable Amount.

INTEREST

  On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders accrued interest at the Pass-Through Rate on the outstanding Certificate Principal Balance. Interest in respect of a Distribution Date will
accrue from       , 1998, or from the most recent Distribution Date to but
excluding the following Distribution Date. The "Certificate Principal Balance" as of any Distribution Date will be the Original Certificate Principal Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders minus any unreimbursed Certificate Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Certificates to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Notes and any amounts previously withdrawn from any sub-account of the Spread Account or the Reserve Account and not previously replenished. In the event such funds available are not sufficient to make a full distribution of interest on the Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

PRINCIPAL

  No distributions of principal on the Certificates will be payable until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal on the Certificates will be payable in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus the Unpaid Certificate Principal Shortfall, if any, from prior Distribution Dates.

  The "Unpaid Certificate Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Certificates on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Certificate Principal Liquidation Loss.

OPTIONAL PREPAYMENT

  If Green Tree exercises its option to purchase the Contracts when the Pool Scheduled Principal Balance declines to 10% or less of the Cutoff Date Pool Principal Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding principal amount together with accrued interest at the Pass-Through Rate, which distribution will effect early retirement of the Certificates. See "Description of the Trust Documents-- Termination" in the accompanying Prospectus.

LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Certificates and the effect of liquidation losses and delinquencies on the Contracts, the Certificateholders are entitled to receive on each Distribution Date the amount equal to the Guaranty Payment, if any, under Green Tree's Limited Guaranty. The Guaranty Payment for any Distribution Date will equal the difference, if any, between the Certificateholders' Distributable Amount and the remaining funds available in the Collection Account after payment of all interest and principal on the Notes and the deposit in any sub-account of the Spread Account or the Reserve Account of any amounts previously withdrawn therefrom and not previously replenished. The "Certificateholders' Distributable Amount" equals the unpaid and accrued interest on the Certificates, plus on each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus any Unpaid Certificate Principal Shortfall for such Distribution Date, and plus any unreimbursed Certificate Principal Liquidation Loss.

  The Limited Guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The ratings assigned to the Certificates may be affected by the ratings of Green Tree's debt securities. Green Tree's senior debt securities were recently downgraded by S&P from "A-" to "BBB+" and by Fitch from "A" to "A-", which has been reflected in the ratings assigned to the Certificates. See "Summary of Terms--Ratings."

  The Limited Guaranty will not benefit in any way, or result in any payment to, the Class A-1:HI, Class A-1, Class A-2, Class A-3 or Class A-4 Noteholders.

  As compensation for servicing the Contracts and providing the Limited Guaranty, Green Tree will be entitled to receive the Monthly Servicing and Guaranty Fee on each Distribution Date, which will be equal to the Amount Available remaining after payment of the Certificateholders' Distributable Amount and any deposits into the Spread Account or the Reserve Account required on that Distribution Date.

TRANSFERS OF CERTIFICATES

  Certificateholders, other than individuals or entities holding Certificates through a broker who reports sales of securities on Form 1099-B, are required under the Trust Agreement to notify the Owner Trustee of any transfer of their Certificates in a taxable sale or exchange within 30 days of such transfer.

LOSSES ON LIQUIDATED CONTRACTS

  As described above, the distribution of principal to the Certificates is intended to equal the Class A-1:HI Formula Principal Distribution Amount. Such amount includes the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Monthly Period preceding such Distribution Date. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree and then by the Certificateholders (although Green Tree will be obligated to make a Guaranty Payment equal to any shortfall in the distribution to the Certificateholders).

  If the funds available for any Distribution Date, after making all required distributions of interest and principal to the Notes, are insufficient to make a full distribution of interest and/or principal to the Certificates, such deficiency will be carried forward and added to the amount to be distributed to the Certificates on the following Distribution Date.

  If the Pool Scheduled Principal Balance for any Distribution Date is less than the sum of the aggregate outstanding Principal Balance of the Notes and the Certificate Principal Balance after giving effect to all distributions of principal on such Distribution Date, then the Certificate Principal Balance will be reduced by the amount of such deficiency (a "Certificate Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Certificate Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Certificates on future Distribution Dates would include interest on any such Certificate Principal Liquidation Loss at the Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Pass-Through
Rate) accrued from the date such Certificate Principal Liquidation Loss was incurred, and the amount of such Certificate Principal Liquidation Loss.

                DESCRIPTION OF THE TRUST DOCUMENTS AND INDENTURE

  The following summary describes certain terms of the Sale and Servicing Agreement and the Trust Agreement (together, the "Trust Documents") and the Indenture. Forms of the Trust Documents and Indenture, as executed, have been filed as exhibits to the Registration Statement. A copy of each of the Trust Documents and Indenture will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents and Indenture. The following summary supplements, the description of the general terms and provisions of the Trust Documents and Indenture (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.

ACCOUNTS

  The Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, into which all payments made on or with respect to the Contracts will be deposited (the "Collection Account"). The Servicer will establish and maintain the Spread Account, which will include sub-accounts for the Class A-2, Class A-3 and Class A-4 Noteholders, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts will be deposited to cover shortfalls in interest distributable on the Class A-2, Class A-3 and Class A-4 Notes. In addition, the Servicer will establish and maintain the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts will be deposited to cover shortfalls in interest or principal distributable on the Notes. The Servicer will establish and maintain an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account, the Spread Account and the Reserve Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain an account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account"). See "Description of the Trust Documents--Collections" in the accompanying Prospectus.

  An account (the "Pre-Funding Account") will be established by the Indenture Trustee and funded by Green Tree on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Contracts. The amount deposited in the Pre-Funding Account (as reduced from time-to-time, the "Pre-Funded Amount")
will initially equal the difference between $            and the aggregate
principal balance as of the Cutoff Date of the Initial Contracts and Additional Contracts. The Pre-Funding Account will be used to purchase Subsequent Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than
$10,000, (ii)      , 1998 or (iii) the date on which an Event of Termination
occurs under the Sale and Servicing Agreement (the "Pre-Funding Period"). The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount used to purchase Subsequent Contracts in accordance with the Sale and Servicing Agreement.

  Under the Sale and Servicing Agreement, following the initial issuance of the Securities, the Trust will be obligated to purchase Subsequent Contracts from Green Tree during the Pre-Funding Period, subject to the availability thereof. Each Subsequent Contract will have been underwritten in accordance with Green Tree's standard underwriting criteria. Subsequent Contracts will be transferred to the Trust pursuant to subsequent transfer instruments between Green Tree and the Trust. In connection with the purchase of Subsequent Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to Green Tree from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. Green Tree will designate the Subsequent Transfer Date as the Cutoff Date with respect to the related Subsequent Contracts purchased on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Contracts in the Trust will increase by an amount equal to the aggregate principal balance of the Contracts so purchased and the amount in the Pre-Funding Account will decrease accordingly. Any Pre-Funded Amount remaining after the purchase of Subsequent Contracts will be applied on the first Distribution Date on or after the last day of the Pre-Funding Period to prepay principal on the Class A-1 Class A-2, Class A-3 and Class A-4 Notes.

  Any conveyance of Subsequent Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Sale and Servicing Agreement; (b) Green Tree will not select Subsequent Contracts in a manner that it believes is adverse to the interests of the Securityholders; (c) as of its respective Cutoff Date, each Subsequent Contract will satisfy the following criteria: (i) no Subsequent Contract may be more than 59 days contractually delinquent; (ii) the remaining stated term to maturity of each Subsequent Contract will not exceed 240 months; (iii) each Subsequent Contract will be underwritten in accordance with Green Tree's standard underwriting criteria; and (iv) no Subsequent Contract will have a loan-to-value ratio greater than 100%.

DISTRIBUTIONS

  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute from the Collection Account the Amount Available in the following order of priority:

    1. If Green Tree or an affiliate is no longer the Servicer, then to the Servicer, the Servicing Fee for the related Monthly Period.

    2. To the Servicer, reimbursement for advances made with respect to delinquent payments that were recovered during the prior Monthly Period.

    3. To the Note Distribution Account, the Noteholders' Distributable Amount and any amounts previously withdrawn from any sub-account of the Spread Account or the Reserve Account and not previously replenished.

    4. To the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount and, after the Notes have been paid in full, the Certificateholders' Principal Distributable Amount.

    5. To the Indenture Trustee for deposit in the Spread Account, to fund the initial amounts required in the Class A-2, Class A-3 and Class A-4 sub-accounts.

    6. To the Indenture Trustee for deposit in the Reserve Account, to fund the initial amount required therein.

    7. To Green Tree, the Monthly Servicing and Guaranty Fee.

  On each Distribution Date, the Indenture Trustee will distribute all amounts on deposit in the Note Distribution Account in the following order of priority:

    (i) to the Class A-1 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods;

    (ii) to the Class A-2 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (iii) to the Class A-2 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-2 Notes and have not previously been replenished;

    (iv) to the Class A-3 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (v) to the Class A-3 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-3 Notes and have not previously been replenished;

    (vi) to the Class A-4 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (vii) to the Class A-4 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-4 Notes and have not previously been replenished; and

    (viii) to the Reserve Account to the extent amounts have previously been withdrawn therefrom to pay interest or principal on any Class of Notes and have not previously been replenished.

On each Distribution Date, the Owner Trustee or its Paying Agent will distribute all amounts on deposit in the Certificate Distribution Account to the Certificateholders.

  For the purposes hereof, the following terms shall have the following meanings:

  "Amount Available" with respect to any Distribution Date, means generally the sum of payments on the Contracts due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of Purchased Contracts, any Interest Rate Cap Payment, any Guaranty Payment, and all earnings from the investment of funds in the Collection Account, minus, with respect to all Distribution Dates
other than the Distribution Date in     1998, all collections of
principal on the Consumer Product Contracts received during the preceding month up to and including the third Business Day prior to the preceding Distribution Date (but in no event later than the 10th day of the prior month).

  The "Formula Principal Distribution Amount" with respect to any Distribution Date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each
Contract: (i) all scheduled payments of principal due on each outstanding Contract during the related Monthly Period, (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Contract, (iii) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Monthly Period, (iv) the Scheduled Principal Balance of each Contract which, during the related Monthly Period, was purchased by Green Tree as a result of a breach of a representation or warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing
Agreement, and (v) with respect to the Distribution Date in     1998, any
remaining amounts on deposit in the Pre-Funding Account. The Formula Principal
Distribution Amount for the Distribution Date in     2029, will be the sum of
the Note Principal Balance and the Certificate Principal Balance.

  "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related real property have been recovered; provided that any defaulted Contract in respect of which the related real property has been realized upon and disposed of and proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

  "Purchased Contract" means a Contract (i) that Green Tree has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by Green Tree of a representation or warranty made by Green Tree with respect to such Contract or (ii) that the Servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such Contract.

  "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount.

  "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

  "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related monthly interest period on each Class of Notes at the respective Interest Rate for such Class on (i) the outstanding Principal Balance of the Notes of such Class and (ii) the aggregate unreimbursed Principal Liquidation Losses of such Class on each prior Distribution Date, in each case after giving effect to all payments of principal to the Noteholders of such Class on the immediately preceding Distribution Date.

  "Principal Liquidation Loss" means, with respect to any Distribution Date and any Class of Notes, the amount by which the aggregate Principal Balance of such Class and each junior Class and the Certificate Principal Balance (after giving effect to any Principal Liquidation Losses imposed on such junior Classes and Certificates) exceeds the Pool Scheduled Principal Balance, after giving effect to all distributions of principal on such Distribution Date.

  "Principal Balance" means, with respect to any Determination Date and any Class of Notes, the Original Principal Balance of such Class minus all amounts previously distributed in respect of principal of such Class and minus any unreimbursed Principal Liquidation Losses of such Class.

  "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding

Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rate for each Class of Notes for the applicable monthly interest period.

  "Noteholder's Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes, and provided further, that the Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balances (including all unreimbursed Principal Liquidation Losses) of all Classes of Notes to zero.

  "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Formula Principal Distribution Amount plus the aggregate unreimbursed Principal Liquidation Losses of each Class of Notes.

  "Noteholders' Percentage" means, 100% until and including the Distribution Date on which the aggregate Principal Balance of the Notes are paid in full and 0% thereafter.

  "Noteholders' Unpaid Principal Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Unpaid Principal Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

  "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.

  "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

  "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued at the Pass-Through Rate on
(i) the Certificate Principal Balance and (ii) the aggregate unreimbursed Certificate Principal Liquidation Losses on each prior Distribution Date, in each case after giving effect to all payments of principal to the Certificateholders on the immediately preceding Distribution Date.

  "Certificate Principal Liquidation Loss" means, with respect to any Distribution Date, the amount by which the aggregate Principal Balance of the Notes and the Certificate Principal Balance exceeds the Pool Scheduled Principal Balance, after giving effect to all distributions of principal on such Distribution Date.

  "Certificate Principal Balance" equals, initially, $           (approximate)
and, thereafter, equals the Original Certificate Principal Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders minus any unreimbursed Certificate Principal Liquidation Losses.

  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but excluding the current Distribution Date.

  "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Principal Balance plus any unreimbursed Certificate Principal Liquidation Losses. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited into the Certificate Distribution Account shall not be less than the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce to zero the Certificate Principal Balance plus the unreimbursed Certificate Principal Liquidation Losses.

  "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, the Formula Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

  "Certificateholders' Unpaid Principal Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Unpaid Principal Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

STATEMENTS TO SECURITYHOLDERS

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders and to the Owner Trustee a statement to be delivered to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each Class of Notes and to the Certificates;

    (ii) the amount of the distribution allocable to principal on or with respect to each Class of Notes and to the Certificates;

    (iii) the aggregate outstanding principal balance and the Note Pool Factor for the Notes and the Certificate Principal Balance and the Certificate Pool Factor for the Certificates after giving effect to all payments reported under (ii) above on such date;

    (iv) the Noteholders' Interest Shortfall, the Noteholders' Principal Shortfall, the Certificateholders' Interest Shortfall and the
  Certificateholders' Principal Shortfall, if any, and the change in such amounts from the preceding statement;

    (v) the amount, if any, of Principal Liquidation Losses, aggregate unreimbursed Principal Liquidation Losses since the Closing Date and the amount of the distribution allocable to such losses for the Notes and Certificates;

    (vi) the amount, if any, deposited or withdrawn from each sub-account of the Spread Account and the amount on deposit in each sub-account of the Spread Account after giving effect to all withdrawals and deposits on such Distribution Date;

    (vii) the amount, if any, deposited or withdrawn from the Reserve Account and the amount on deposit in the Reserve Account after giving effect to all withdrawals and deposits on such Distribution Date;

    (viii) the amount, if any, of the Interest Rate Cap Payment and the Guaranty Payment;

    (ix) the amount of the Monthly Servicing and Guaranty Fee paid to the Servicer;

    (x) the number and aggregate principal balances of delinquent Contracts, the number of Products repossessed and repossessed and remaining in inventory, the number of foreclosures and the number of Contracts that became Liquidated Contracts with respect to the immediately preceding Monthly Period; and

    (xi) the aggregate amount of Servicer Advances made by the Servicer with respect to such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates.

  Each amount set forth pursuant to subclauses (i) through (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or the initial Certificate Principal Balance, as applicable.

  Unless and until Definitive Notes or Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. Note Owners and Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Note Owners or Certificate Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Indenture Trustee or Owner Trustee. See "Reports to Securityholders" herein and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying Prospectus.

  Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as Green Tree deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" herein.

ADMINISTRATOR

  Green Tree Financial Servicing Corporation, a Delaware corporation (the "Administrator"), will provide the notices and perform other administrative obligations required by the Indenture and the Trust Agreement. The Administrator, a subsidiary of Green Tree, will enter into an Administration Agreement with the Trust and the Indenture Trustee relating to its duties and obligations as Administrator.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership, and disposition of the Notes and the Certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain Federal Income Tax Consequences--Owner Trust Series" and "Certain State Income Tax Consequences" in the Prospectus.

  Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed herein or in the accompanying Prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

  In the opinion of [Dorsey & Whitney LLP], for federal and Minnesota income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and neither the Trust nor any portion of the Trust will constitute a taxable mortgage pool taxable as a corporation. Each Certificateholder, by the acceptance of a Certificate, agrees to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. The Notes will not be issued with original issue discount ("OID"). The Class A-1 Notes provide for stated interest at a floating rate based on LIBOR. Under Treasury regulations, stated interest payable at a variable rate is not treated as OID or contingent interest if the variable rate is a qualified floating rate or a qualified objective rate. The stated interest on the Class A-1 Notes represents interest payable at a qualified floating rate and will be taxable to holders of such Notes as interest and not as OID or contingent interest. The Class A-2, Class A-3 and Class A-4 Notes will not be issued with OID or contingent interest because interest will be payable at a single fixed rate at least annually.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and or Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

  Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Green Tree believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

  The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). The Small Business Job Protection Act of 1996 (the "1996 Act") became effective on August 20, 1996. The 1996 Act amends ERISA to require the Department of Labor to issue regulations to clarify, retroactively, the application of ERISA and the prohibited transaction provisions of the Code to insurance company general accounts. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Such plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

  A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

  [Underwriters] (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from Green Tree the respective principal amounts of Notes and Certificates set forth below:

        CLASS A-1      CLASS A-2        CLASS A-3        CLASS A-4
          NOTES          NOTES            NOTES            NOTES          CERTIFICATES
       -----------     ----------       ----------       ----------       ------------
       $               $                $                $                 $

  The Underwriting Agreement provides that the Underwriter is obligated to purchase all of the Notes and Certificates offered hereby, if any of such Notes and Certificates are purchased.

  Green Tree has been advised by the Underwriter that it proposes initially to offer the Notes and Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain
dealers at such price less a concession not in excess of    % of the Class A-1
Principal Balance,    % of the Class A-2 Principal Balance,    % of the Class
A-3 Principal Balance,    % of the Class A-4 Principal Balance and   % of the
Certificate Principal Balance, and that the Underwriter and such dealers may
reallow a discount of not in excess of     % of the Class A-1 Principal
Balance,    % of the Class A-2 Principal Balance,     % of the Class A-3
Principal Balance,    % of the Class A-4 Principal Balance and    % of the
Certificate Principal Balance, to other dealers. The public offering price and the concession and discount to dealers may be changed by the Underwriter after the initial public offering of the Notes and Certificates offered hereby.

  Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

  If the Underwriter creates a short position in the Securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Securities in the open market.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither Green Tree nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither Green Tree nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

  The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and the Underwriter has agreed that it will not offer or sell any of the Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Green Tree has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Green Tree does not intend to apply for listing of the Notes and Certificates on a national securities exchange, but has been advised by the Underwriter that the Underwriter currently intends to make a market in the Securities as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Securities and any such market may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Securities.

                                 LEGAL MATTERS

  Certain matters with respect to the legality of the Notes and Certificates and with respect to the federal and Minnesota income tax matters discussed under "Certain Federal and State Income Tax Consequences" will be passed upon
for Green Tree by                , Minnesota. The validity of the Notes and
Certificates will be passed upon for the Underwriter by        , New York, New
York.

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the Notes will be available only in book-entry form (the "Global Notes"). Investors in the Global Notes may hold such Global Notes through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Notes through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Notes through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Notes to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Notes from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Notes holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

    Exemption for non-U.S. Person with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

PROSPECTUS

      BASE PROSPECTUS NO. 7 UNSECURED HOME IMPROVEMENT LOANS --OWNER TRUST

                    GREEN TREE HOME IMPROVEMENT LOAN TRUSTS
                               LOAN-BACKED NOTES
                           LOAN-BACKED CERTIFICATES

                               ---------------

                       GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)

                               ---------------

  The Loan-Backed Notes (the "Notes") and the Loan-Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will include either one or more classes (each, a "Class") of Notes or, if Certificates are issued as part of a Series, one or more Classes of Notes and one or more Classes of Certificates, as set forth in the related Prospectus Supplement.

  The Notes and the Certificates, if any, of any Series of Securities will be issued by a trust (a "Trust") to be formed with respect to such Series by Green Tree Financial Corporation ("Green Tree"). The assets of each Trust (the "Trust Property") will include specified interests in separate pools of home improvement contracts and promissory notes (the "Contracts"), as more particularly described herein. No Contract will be secured by an interest in the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by Green Tree. Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Securities will be set forth in the related Prospectus Supplement. Green Tree will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with an Indenture Trustee, which may include a Pre-Funding Account which would be used to purchase additional Contracts (the "Subsequent Contracts") from the Seller from time to time during the Pre-Funding Period specified in the related Prospectus Supplement.

  Each Trust will be formed pursuant to a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the Owner Trustee and certain other parties as specified in the related Prospectus Supplement. A Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among Green Tree, as Seller and Servicer, and each Trust. The Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes of a Series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

                                                       (Continued on next page)


FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE 15 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ---------------

  THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF GREEN TREE (EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT) OR ANY AFFILIATE OF GREEN TREE.

                               ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               ---------------

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS OCTOBER 9, 1998.

(Continued from previous page)

  Except as otherwise provided in the related Prospectus Supplement, each Class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Contracts in the manner described herein and in the related Prospectus Supplement. The right of each Class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. A Series may include two or more Classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any Series, if any, will be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

  Each Class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes of any Class will depend on the priority of payment of such Class and the rate and timing of payments (including prepayments, liquidations and repurchases of Contracts) on the related Contracts.

  Except as otherwise specified in the related Prospectus Supplement, the only obligations of Green Tree with respect to a Series of Securities will be pursuant to certain limited representations and warranties. Except as otherwise specified in the related Prospectus Supplement, the Servicer's obligations with respect to the Securities evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. See "Description of the Trust Documents--Advances."

  If specified in the related Prospectus Supplement, a financial guaranty insurance policy, letter of credit, surety bond, Green Tree guaranty, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Trust or any Class of Securities.

  Unless otherwise provided in the related Prospectus Supplement, the Notes and the Certificates, if any, of any Series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.

  There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

                             AVAILABLE INFORMATION

  Green Tree, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                          REPORTS TO SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Certificates or Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities--Statements to Securityholders" and "--Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Green Tree does not intend to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. However, unless otherwise specified in the related Prospectus Supplement, Green Tree expects that each Trust's obligation to file such reports will be terminated following the end of the year in which such Trust is formed in accordance with the Exchange Act and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, and the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, which have been filed with the Commission, is hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Servicer on behalf of each Trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

  Green Tree will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement.

Issuer.............................. With respect to each series of Securities, a trust (the "Trust") will be formed by
                                     Green Tree pursuant to a Trust Agreement
                                     between the Seller, the trustee (the "Owner
                                     Trustee") specified in the related
                                     Prospectus Supplement and certain other
                                     parties as specified in the related
                                     Prospectus Supplement.
Seller.............................. Green Tree Financial Corporation (in such capacity referred to herein as "Green
                                     Tree").
Servicer............................ Green Tree Financial Corporation (in such capacity referred to herein as the
                                     "Servicer," which term shall include any
                                     successor to Green Tree Financial
                                     Corporation in such capacity under the
                                     applicable Sale and Servicing Agreement (as
                                     defined herein)).
Risk Factors........................ Certain special considerations are particularly relevant to a decision to
                                     invest in any Securities sold hereunder.
                                     See "Risk Factors" herein.
Trustee............................. The Owner Trustee for a Trust, as specified in the related Prospectus Supplement. The
                                     Owner Trustee for any Trust will be
                                     referred to in this Prospectus as the
                                     "Trustee," although the Prospectus
                                     Supplement will refer to the Trustee as the
                                     "Owner Trustee" in order to distinguish the
                                     Owner Trustee and the Indenture Trustee for
                                     such Series. See "Description of the Trust
                                     Documents--The Trustee."
Indenture Trustee................... With respect to any Series of Securities, the Indenture Trustee specified in the
                                     related Prospectus Supplement (the
                                     "Indenture Trustee").


The Notes.......................... Each Series of Securities will include one or more Classes of Notes, which will be
                                    issued pursuant to an Indenture.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, Notes will be
                                    available for purchase in denominations of
                                    $1,000 and integral multiples thereof, and
                                    will be available in book-entry form only.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, beneficial owners of
                                    Notes ("Note Owners") will be able to
                                    receive Definitive Notes only in the
                                    limited circumstances described herein or

     in the related Prospectus Supplement. See
     "Certain Information Regarding the
     Securities--Book-Entry Registration."

     The Notes will not be guaranteed or insured by any government agency or, unless otherwise specified in the related
     Prospectus Supplement, other insurer and, except as described herein and in the related Prospectus Supplement, the
     Contracts will not be guaranteed or insured by any government agency or other insurer.
     Unless otherwise specified in the related
     Prospectus Supplement, each Class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each Class of Notes, the "Interest Rate"). Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable
     Interest Rate, or any combination of the foregoing. The related Prospectus
     Supplement will specify the Interest Rate and the method for determining subsequent changes to the Interest Rate.
     A Series may include two or more Classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Contract Pool. In addition, a Series may include one or more Classes of Notes
     ("Stripped Notes") entitled to (i)
     principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.
     The Notes of a Series may include one or more Classes ("Subordinated Notes") which are subordinated in right of distribution to one or more other Classes of Notes
     ("Senior Notes"). Notes of a Series which includes Senior Notes and Subordinated
     Notes are referred to herein collectively as "Senior/Subordinated Notes." A Series of
     Senior/Subordinated Notes may include one or more Classes ("Mezzanine Notes") which are subordinated to one or more Classes of Notes and are senior to one or more Classes of Notes.
     If the Seller or the Servicer exercises its option to purchase the Contracts of a Trust on the terms and conditions described under "Description of the Trust Documents--
     Termination," the outstanding Notes, if

                                     any, of such Series will be redeemed as set
                                     forth in the related Prospectus Supplement.
                                     In addition, if the related Prospectus
                                     Supplement provides that the property of a
                                     Trust will include a Pre-Funding Account
                                     (the "Pre-Funding Account"), the
                                     outstanding Notes, if any, of such Series
                                     will be subject to partial redemption on or
                                     immediately following the end of the Pre-
                                     Funding Period in an amount and manner
                                     specified in the related Prospectus
                                     Supplement (the "Pre-Funding Period"). In
                                     the event of such partial redemption, the
                                     Note Owners may be entitled to receive a
                                     prepayment premium from the Trust, in the
                                     amount and to the extent provided in the
                                     related Prospectus Supplement.
The Certificates.................... With respect to any Series of Securities including one or more Classes of
                                     Certificates, such Certificates will be
                                     issued pursuant to the related Trust
                                     Documents. For convenience of description,
                                     any reference in this Prospectus to a
                                     "Class" of Certificates includes a
                                     reference to any subclasses of such Class.
                                     If so specified in a Prospectus Supplement,
                                     the Certificates of a Series may include
                                     one or more Classes which (i) are entitled
                                     to receive distributions only in respect of
                                     principal ("Principal Only Certificates"),
                                     interest ("Interest Only Certificates") or
                                     any combination thereof, or in specified
                                     proportions in respect of such payments,
                                     and/or (ii) are entitled to receive
                                     distributions in respect of principal
                                     before or after specified principal
                                     distributions have been made on one or more
                                     other Classes of Certificates within such
                                     Series ("Fast Pay/Slow Pay Certificates"),
                                     or on a planned amortization schedule ("PAC
                                     Certificates") or targeted amortization
                                     schedule ("TAC Certificates") or upon the
                                     occurrence of other specified events. See
                                     "The Certificates."
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, Certificates will be
                                     available for purchase in denominations of
                                     $1,000 and in integral multiples thereof
                                     and will be available in book-entry form
                                     only. Unless otherwise specified in the
                                     related Prospectus Supplement, beneficial
                                     owners of Certificates ("Certificate
                                     Owners") will be able to receive Definitive
                                     Certificates only in the limited
                                     circumstances described herein or in the
                                     related Prospectus Supplement. See "Certain
                                     Information Regarding the Securities--Book-
                                     Entry Registration."

     The Certificates of a Series will not be guaranteed or insured by any government agency or, unless otherwise specified in the related Prospectus
                                     Supplement, other insurer and, except as
                                     described herein and in the related
                                     Prospectus Supplement, the Contracts will
                                     not be guaranteed or insured by any
                                     government agency or other insurer.
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, each Class of
                                     Certificates will have a stated Certificate
                                     Balance (as defined in the related
                                     Prospectus Supplement) and will accrue
                                     interest on such Certificate Balance at a
                                     specified rate (with respect to each Class
                                     of Certificates, the "Pass-Through Rate").
                                     Each Class of Certificates may have
                                     a different Pass-Through Rate, which may be
                                     a fixed, variable or adjustable Pass-
                                     Through Rate, or any combination of the
                                     foregoing. The related Prospectus
                                     Supplement will specify the Pass-Through
                                     Rate for each Class of Certificates, or the
                                     initial Pass-Through Rate and the method
                                     for determining subsequent changes to the
                                     Pass-Through Rate.
                                     The Certificates of a Series may include
                                     one or more Classes ("Subordinated
                                     Certificates") which are subordinated in
                                     right of distribution to one or more other
                                     Classes of Certificates ("Senior
                                     Certificates"). Certificates of a Series
                                     which includes Senior Certificates and
                                     Subordinated Certificates are referred to
                                     herein collectively as "Senior/Subordinated
                                     Certificates." A Series of
                                     Senior/Subordinated Certificates may
                                     include one or more Classes ("Mezzanine
                                     Certificates") which are subordinated to
                                     one or more Classes of Certificates and are
                                     senior to one or more Classes of
                                     Certificates.
                                     If the Seller or Servicer exercises its
                                     option to purchase the Contracts of a Trust
                                     on the terms and conditions described under
                                     "Description of the Trust Documents--
                                     Termination," Certificate Owners will
                                     receive an amount in respect of the
                                     Certificates as specified in the related
                                     Prospectus Supplement. In addition, if the
                                     related Prospectus Supplement provides that
                                     the property of a Trust will include a Pre-
                                     Funding Account, Certificate Owners will
                                     receive a distribution in respect of
                                     principal on or immediately following the
                                     end of the funding period specified in the
                                     related Prospectus Supplement in an amount
                                     and manner specified in the related
                                     Prospectus Supplement.
Subordination....................... With respect to any Series of Securities including one or more Classes of
                                     Certificates, distributions in respect of
                                     the Certificates may be subordinated in
                                     priority of payment to payments on the
                                     Notes, to the
                                     extent specified in the related Prospectus
                                     Supplement.

     One or more Classes of Notes of any Series may be Subordinated Notes, as specified in the related Prospectus Supplement. The rights of the Subordinated Noteholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Noteholders to the extent and in the manner specified in the related Prospectus
     Supplement. If a Series contains more than one Class of Subordinated Notes, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Noteholders, to the extent not subordinated, may be on a parity with those of the Senior
     Noteholders. This subordination is intended to enhance the likelihood of regular receipt by Senior Noteholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Noteholders against losses. If so specified in the applicable
     Prospectus Supplement, other Classes of
     Subordinated Notes may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.
     One or more Classes of Certificates of any Series may be Subordinated Certificates, as specified in the related Prospectus
     Supplement. The rights of the Subordinated
     Certificateholders to receive any or a
     specified portion of distributions with
     respect to the Contracts will be
     subordinated to the rights of Senior
     Certificateholders to the extent and in the manner specified in the related Prospectus
     Supplement. If a Series contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated
     Certificateholders, to the extent not
     subordinated, may be on a parity with those of the Senior Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by Senior
     Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior
     Certificateholders against losses. If so specified in the applicable Prospectus
     Supplement, Mezzanine Certificates or other
     Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

Trust Property...................... Each Note will represent an obligation of, and each Certificate, if any, will
                                     represent a fractional undivided interest
                                     in, the related Trust. The assets of
                                     each Trust (the "Trust Property") will
                                     include, among other things, (i) a pool
                                     (the "Contract Pool") of fixed or variable
                                     rate home improvement contacts and
                                     promissory notes, (ii) amounts held in the
                                     Collection Account, including all
                                     investments therein, all income from the
                                     investment of funds therein and all
                                     proceeds thereof, certain other accounts
                                     and the proceeds thereof, (iii) proceeds
                                     from FHA Insurance (with respect to any
                                     FHA-insured Contract included in the
                                     Contract Pool), (iv) any letter of credit,
                                     guarantee, surety bond, insurance policy,
                                     cash reserve fund or other credit
                                     enhancement securing payment of all or part
                                     of a Series of Securities, (v) certain
                                     other rights under the Trust Documents and
                                     (vi) such other property as may be
                                     specified in the related Prospectus
                                     Supplement. In addition, if so specified in
                                     the related Prospectus Supplement, the
                                     Trust Property will include monies on
                                     deposit in a Pre-Funding Account to be
                                     established with the Indenture Trustee or
                                     the Trustee, which will be used to purchase
                                     Subsequent Contracts (as defined below)
                                     from the Seller from time to time during
                                     the Pre-Funding Period specified in the
                                     related Prospectus Supplement, as well as
                                     any Subsequent Contracts so purchased. See
                                     "The Trusts."
                                     If and to the extent provided in the
                                     related Prospectus Supplement, the related
                                     Trust will be obligated to purchase from
                                     Green Tree (subject to the satisfaction of
                                     certain conditions described in the
                                     applicable Sale and Servicing Agreement),
                                     additional Contracts (the "Subsequent
                                     Contracts") from time to time (as
                                     frequently as daily) during the Pre-Funding
                                     Period specified in the related Prospectus
                                     Supplement having an aggregate principal
                                     balance approximately equal to the amount
                                     on deposit in the Pre-Funding Account (the
                                     "Pre-Funded Amount") on such Closing Date.
                                     Green Tree will be obligated to repurchase
                                     Contracts upon the occurrence of certain
                                     breaches of representations and warranties
                                     (a "Repurchase Event"). See "Description of
                                     the Trust Documents--Sale and Assignment of
                                     the Contracts" and "Certain Legal Aspects
                                     of the Contracts--Repurchase Obligations."

Enhancement......................... If and to the extent specified in the related Prospectus Supplement, as an
                                     alternative, or in addition, to the credit
                                     enhancement afforded by subordination of
                                     the Subordinated Notes and Subordinated
                                     Certiticates, credit enhancement with
                                     respect to a Trust or any Class of
                                     Securities may include any one or more of
                                     the following: a financial guaranty
                                     insurance policy,
                                     letter of credit, surety bond, Green Tree
                                     guaranty, cash reserve fund, derivative
                                     product, or other form of credit
                                     enhancement, or any combination thereof.
                                     The enhancement with respect to any Trust
                                     or any Class of Securities may be
                                     structured to provide protection against
                                     delinquencies and/or losses on the
                                     Contracts, against changes in interest
                                     rates, or other risks, to the extent and
                                     under the conditions specified in the
                                     related Prospectus Supplement. Unless
                                     otherwise specified in the related
                                     Prospectus Supplement, any form of
                                     enhancement will have certain limitations
                                     and exclusions from coverage thereunder,
                                     which will be described in the related
                                     Prospectus Supplement. Further information
                                     regarding any provider of credit
                                     enhancement, including financial
                                     information when material, will be included
                                     in the related Prospectus Supplement. See
                                     "Description of the Trust Documents--
                                     Enhancement."
Servicing........................... The Servicer will be responsible for managing, administering, servicing and
                                     making collections on the Contracts held by
                                     each Trust. Unless otherwise specified in
                                     the related Prospectus Supplement, with
                                     respect to each Series of Securities
                                     compensation to the Servicer will include a
                                     monthly fee (the "Monthly Servicing Fee")
                                     which will be payable from the
                                     related Trust to the Servicer on each
                                     Distribution Date, in an amount equal to
                                     the product of one-twelfth of the annual
                                     servicing fee rate described in the
                                     applicable Prospectus Supplement multiplied
                                     by the aggregate principal balance of the
                                     Contracts (the "Aggregate Principal
                                     Balance") as of the first day of the prior
                                     calendar month ("Due Period"), plus any
                                     late fees and other administrative fees and
                                     expenses or similar charges collected with
                                     respect to the Contracts during such Due
                                     Period. See "Description of the Trust
                                     Documents--Servicing."
Advances............................ Unless otherwise specified in the related
                                     Prospectus Supplement, the Servicer will be
                                     obligated to make advances ("Advances")
                                     each month of any scheduled payments on the
                                     Contracts that were due but not received
                                     during the prior Due Period. The Servicer
                                     will be entitled to reimbursement of an
                                     Advance from the Amount Available in the
                                     Collection Account for

                                     the related Trust. The Servicer will be
                                     obligated to make an Advance only to the
                                     extent that it determines that such Advance
                                     will be recoverable from subsequent funds
                                     available therefor in the Collection
                                     Account for the related Trust. See
                                     "Description of the Trust Documents--
                                     Advances."
Contracts........................... The Contract Pool underlying a Series of
                                     Securities will consist of fixed or
                                     variable rate Contracts. Such Contracts, as
                                     specified in the related Prospectus
                                     Supplement, will consist of home
                                     improvement contracts and promissory notes
                                     and will be either conventional contracts
                                     or contracts insured by the Federal Housing
                                     Administration ("FHA") pursuant to Title I
                                     of the National Housing Act ("Title I").
                                     The Contracts will not be secured by any
                                     lien on the related real estate.

     The Prospectus Supplement for each Series will provide information with respect to
     (i) the aggregate principal balance of the Contracts comprising the Contract Pool, as of the date specified in the Prospectus
     Supplement (the "Cut-off Date"); (ii) the weighted average and range of contractual rates of interest (each, a "Contract Rate") on the Contracts; (iii) the weighted average and ranges of terms to scheduled maturity of the Contracts as of origination and as of the Cut-off Date; (iv) the average outstanding principal balance of the Contracts as of the Cut-off Date; (v) the percentage of the Contracts that are FHA-insured; and (vi) the geographic location of improved real estate underlying the Contracts. In addition, if so specified in the related Prospectus Supplement, additional Contracts may be purchased from Green Tree during the Pre-Funding
     Period specified in the related Prospectus
     Supplement, from funds on deposit in a Pre-
     Funding Account.

                                     Except as otherwise specified in the
                                     related Prospectus Supplement, the
                                     Contracts will have been originated by
                                     Green Tree on an individual basis in the
                                     ordinary course of its business.
Collection Account.................. With respect to each Series of Securities, the Servicer will establish and maintain
                                     one or more separate accounts (the
                                     "Collection Account") in the name of the
                                     Indenture Trustee for the benefit of the
                                     Certificate Owners and the Note Owners. All
                                     payments from obligors under the Contracts
                                     ("Obligors") that are received by the
                                     Servicer on behalf of each Trust will be
                                     deposited in the related Collection Account
                                     no later than one Business Day after
                                     receipt thereof.

                                    Unless otherwise specified in the related
                                    Prospectus Supplement, all payments from
                                    Obligors and all proceeds (net of
                                    reasonable expenses of collection) with
                                    respect to Liquidated Contracts ("Net
                                    Liquidation Proceeds") that are received by
                                    the Servicer will be deposited in the
                                    related Collection Account no later than
                                    one Business Day after receipt thereof.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, the Servicer will be
                                    permitted to use any alternative remittance
                                    schedule acceptable to the Rating Agencies
                                    (as defined below). See "Description of the
                                    Trust Documents--Collections."
Representations and Warranties of   As a condition to the Seller's conveyance
 the Seller........................ of any Contract Pool to the Trust, the
                                    Seller will make certain representations
                                    and warranties in the related Sale and
                                    Servicing Agreement regarding the
                                    Contracts. The Trustee will assign its
                                    right to enforce such representations and
                                    warranties to the related Indenture Trustee
                                    as collateral for the Notes. Under the
                                    terms of the Sale and Servicing Agreement,
                                    if the Seller becomes aware of a breach of
                                    any such representation or warranty that
                                    materially adversely affects the interests
                                    of the Note Owners, the Certificate Owners,
                                    if any, or the related Trust therein (a
                                    "Repurchase Event") in any Contract or
                                    receives written notice of such a breach
                                    from the Trustee, the Indenture Trustee or
                                    the Servicer, then the Seller will be
                                    obligated either to cure such breach or to
                                    repurchase or, if so provided in the
                                    related Prospectus Supplement, substitute
                                    for the affected Contract, in each case
                                    under the conditions further described
                                    herein and in the Prospectus Supplement.
                                    See "Description of the Trust Documents--
                                    Sale and Assignment of the Contracts."
Optional Purchase of Contracts..... Unless otherwise specified in the related
                                    Prospectus Supplement, with respect to each
                                    Series of Securities, the Seller or the
                                    Servicer may purchase all the Contracts
                                    held by the related Trust on any
                                    Distribution Date following the first Due
                                    Period as of which the Aggregate Principal
                                    Balance has declined to 10% or less (or
                                    such other percentage as may be specified
                                    in the related Prospectus Supplement) of
                                    the Aggregate Principal Balance as of the
                                    Cut-off Date (the "Cut-off Date Principal
                                    Balance"), subject to certain provisions in
                                    the related Trust Documents. See
                                    "Description of the Trust Documents--
                                    Termination."

Tax Status.......................... In the opinion of Counsel to Green Tree, for federal and Minnesota income tax
                                     purposes, the Notes will be characterized
                                     as debt and the Trust will not be
                                     characterized as an association or a
                                     publicly traded partnership taxable as a
                                     corporation. Each Noteholder, by the
                                     acceptance of a Note, will agree to treat
                                     the Notes as debt. Each Certificateholder,
                                     by the acceptance of a Certificate, will
                                     agree to treat the Trust as a partnership
                                     in which the Certificateholders are
                                     partners for federal income tax purposes.
                                     Alternative characterizations of the Trust,
                                     the Notes and the Certificates are
                                     possible, but would not result in
                                     materially adverse tax consequences to
                                     Noteholders or Certificateholders. See
                                     "Certain Federal Income Tax Consequences"
                                     and "Certain State Income Tax Consequences"
                                     herein.
ERISA Considerations ............... Subject to the considerations discussed under "ERISA Considerations" herein and in
                                     the related Prospectus Supplement, and
                                     unless otherwise specified in the related
                                     Prospectus Supplement, the Notes will be
                                     eligible for purchase by employee benefit
                                     plans subject to the Employee Retirement
                                     Income Security Act of 1974, as amended
                                     ("ERISA"). The related Prospectus
                                     Supplement will provide further information
                                     with respect to the eligibility of a Class
                                     of Certificates for purchase
                                     by employee benefit plans. A fiduciary of
                                     any employee benefit plan subject to ERISA,
                                     or the Internal Revenue Code of 1986, as
                                     amended (the "Code"), should review
                                     carefully with its legal advisors whether
                                     the purchase or holding of a Class of
                                     Certificates could give rise to a
                                     transaction prohibited or otherwise
                                     impermissible under ERISA or the Code. See
                                     "ERISA Considerations" herein and in the
                                     related Prospectus Supplement.
Legal Investment ................... The Securities will not constitute
                                     "mortgage related securities" under the
                                     Secondary Mortgage Market Enhancement Act
                                     of 1984, as amended. See "Legal Investment
                                     Considerations."
Rating.............................. As a condition of issuance, the Securities of each Series offered pursuant to this
                                     Prospectus will be rated in one of the four
                                     highest rating categories by at least one
                                     nationally recognized rating agency (a
                                     "Rating Agency"). There is no assurance
                                     that the rating initially assigned to such
                                     Securities will not be subsequently lowered
                                     or withdrawn by the Rating Agency. In the
                                     event the rating initially assigned to any
                                     Securities is subsequently lowered for any
                                     reason, no person or entity will be
                                     obligated to provide any

                                     credit enhancement in addition to the
                                     credit enhancement, if any, specified in
                                     the related Prospectus Supplement.
Registration of Certificates........ Unless otherwise specified in the related
                                     Prospectus Supplement, the Notes and the
                                     Certificates, if any, of each Series will
                                     be registered in the name of Cede & Co., as
                                     the nominee of DTC, and will be available
                                     for purchase only in book-entry form on the
                                     records of DTC and participating members
                                     thereof. Notes and Certificates will be
                                     issued in definitive form only under the
                                     limited circumstances
                                     described herein. All references herein to
                                     "Holders," "Certificateholders" or
                                     "Noteholders" shall reflect the rights of
                                     beneficial owners of Notes ("Note Owners")
                                     or of Certificates ("Certificate Owners"),
                                     as the case may be, as they may indirectly
                                     exercise such rights through DTC and
                                     participating members thereof, except as
                                     otherwise specified herein or in the
                                     related Prospectus Supplement. See "Certain
                                     Information Regarding the Securities--Book-
                                     Entry Registration."

                                 RISK FACTORS

LIMITATIONS ON AVAILABILITY OF FHA INSURANCE

  The related Prospectus Supplement will specify the number and percentage of the Contracts included in the Contract Pool that are insured by FHA pursuant to Title I. The availability of FHA Insurance following a default on an FHA-insured Contract is subject to a number of conditions, including strict compliance by Green Tree with FHA regulations in originating and servicing the Contract. Although Green Tree is an FHA-approved lender and believes, and will represent and warrant in the Sale and Servicing Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. Green Tree is not required to obtain, and has not obtained, approval from FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's enforcement of its regulations will not become stricter in the future. From time to time Green Tree is engaged in disputes with FHA over the validity of claims submitted and Green Tree's compliance with FHA regulations in servicing loans insured by FHA, such as the FHA-insured Contracts. In addition, any insurance claim paid by FHA will cover only 90% of the sum of the unpaid principal on the Contract, up to nine months unpaid interest thereon (computed at 7% per annum) and certain liquidation costs.

  The amount of FHA Insurance available with respect to a Series of Securities at any given time with respect to the FHA-insured Contracts included in a Contract Pool is limited to the balance of a reserve amount determined with respect to all FHA Title I loans originated and reported for insurance by Green Tree and not sold, or sold with recourse, by Green Tree, including manufactured housing contracts as well as home improvement loans. Such reserve amount, as of December 31, 1997, was equal to approximately $86,950,000, but will be reduced by the amount of all FHA Insurance claims paid, and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by Green Tree. Severe losses on Green Tree's FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by Green Tree, could reduce or eliminate Green Tree's FHA Insurance reserves, in which event FHA Insurance would not be available to cover losses on FHA-insured Contracts. In the event Green Tree were terminated as Servicer due to its bankruptcy or otherwise, it is anticipated that a proportionate amount of Green Tree's FHA Insurance reserves would be transferred to the reserve account of the Trustee or other successor servicer, but there can be no assurance of the amount, if any, that would be so transferred. See "Description of FHA Insurance."

LIMITED OBLIGATIONS

  Except as otherwise specified in the related Prospectus Supplement, the Securities of a Series will not represent an interest in or obligation of Green Tree. The Securities of any Series will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) any other party.


CONTRACTS UNSECURED

  The obligations of the Obligor under the Contract included in a Contract Pool will not be secured by an interest in the related real estate or otherwise, and the related Trust, as the owner of such Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under a Contract, the related Trust will have recourse only against the Obligor's assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on a Contract, the obligations of the Obligor under such Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the related Trust as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. An Obligor on a Contract may not demonstrate the same degree of concern over performance of the Obligor's obligations under such Contract as if such obligations were secured by the real estate owned by such Obligor.

RISKS TO INVESTORS UPON ANY INSOLVENCY OF GREEN TREE

  Green Tree intends that any transfer of Contracts to the related Trust will constitute a sale, rather than a pledge of the Contracts to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of Green Tree or Green Tree as debtor-in-possession might argue that such sale of Contracts by Green Tree was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could cause the related Trust to experience a delay in or reduction of collections on the Contracts.

SUBORDINATION OF CERTAIN CLASSES OF SECURITIES; LIMITED ASSETS

  To the extent specified in the related Prospectus Supplement, distributions of interest and principal on some or all Classes of Securities of a Series may be subordinated in priority of payment to interest and principal due on the Notes of such Series and/or to distributions of interest and principal on other Classes of Securities of such Series. In addition, holders of certain Classes of Securities of any Series may have the right to take actions that are detrimental to the interests of the holders of certain other Classes of Securities of such Series. For example, holders of a Class of more senior Securities may be entitled to instruct the Indenture Trustee or Trustee to liquidate the Trust Property when it is not in the interest of holders of more junior Classes of Securities of such Series to do so. Conversely, certain actions may require the consent of a majority of Security Owners of all Classes of a Series, which may mean that Security Owners of more junior classes can prevent the Security Owners of more senior Classes of such Series from taking action. Moreover, no Trust will have any significant assets or sources of funds other than the Contracts and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account and any credit enhancement specified in the related Prospectus Supplement. The Notes of any Series will represent obligations solely of, and the Certificates, if any, of such Series will represent interests solely in, the related Trust, and, except as specified in the related Prospectus Supplement, neither the Notes nor the Certificates of any such Series will be insured or guaranteed by Green Tree, the Servicer, the applicable Owner Trustee, the applicable Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any Series must rely for payment upon payments on the related Contracts and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, credit enhancement for a Class of Securities of a Series may cover one or more other Classes of Securities of such Series, and accordingly may be exhausted for the benefit of some Classes and thereafter be unavailable for such other Classes.

YIELD AND PREPAYMENT CONSIDERATIONS

  The weighted average life of the Securities will be reduced by full or partial prepayments on the Contracts. The Contracts will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Green Tree as a result of certain uncured breaches of the warranties made by it with respect to the Contracts, purchases by the Servicer as a result of certain uncured breaches of the covenants with respect to the Contracts made by it in the related Sale and Servicing Agreement, or Green Tree or the Servicer exercising its option to purchase all of the remaining Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the amounts paid to Securityholders in respect of principal on any Distribution Date will include all prepayments on the Contracts during the corresponding Due Periods. The Certificate Owners and the Note Owners will bear all reinvestment risk resulting from the timing of payments of principal on the Securities.

LIMITED LIQUIDITY OF THE SECURITIES

  There is currently no market for the Securities of any Series. Although Green Tree expects that the underwriters of any particular Series will intend to make a secondary market for such Securities, they will have no obligation to do so. There can be no assurance that any such market will develop or, if it does develop, that it will provide Certificate Owners or Note Owners with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

  Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge them may be adversely affected. See "Plan of Distribution" and "Certain Information Regarding the Securities--Book-Entry Registration."

                                  THE TRUSTS

  With respect to each Series of Securities, Green Tree will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Contracts pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Notes and the Certificates, if any, of such Series and distributing payments thereon.

  Each Note will represent an obligation of, and each Certificate, if any, will represent a fractional undivided interest in, the related Trust. The Trust Property of each Trust will include, among other things, (i) a Contract Pool, (ii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof), (iii) proceeds from FHA Insurance (with respect to any FHA-insured Contract included in the Contract
Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Securities, (v) certain other rights under the Trust Documents and (vi) such other property as may be specified in the related Prospectus Supplement. See "The Contracts" and "Description of the Trust Documents-- Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Subsequent Contracts from Green Tree from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Contracts so purchased will be included in the related Contract Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more Classes of Securities. Holders of Securities of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Securities, except with respect to FHA Insurance reserves.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by Green Tree in the ordinary course of its business. Specific information respecting the Contracts included in each Trust will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Securities. A copy of the Sale and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Sale and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust," "Sale and Servicing Agreement," "Interest Rate or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust, each Sale and Servicing Agreement, each Interest Rate applicable to the related Class of Notes and each Pass-Through Rate applicable to the related Class of Certificates.

THE CONTRACT POOLS

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of home improvement contracts and promissory notes (collectively, the "Contracts") originated by Green Tree on an individual basis in the ordinary course of business. The Contracts will be conventional home improvement contracts or contracts insured by FHA. No Contract will be secured by an interest in the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Securities, Green Tree will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). Green Tree, as Servicer (in such capacity referred to herein as the "Servicer," which term shall include any successor to Green Tree in such capacity under the applicable Sale and Servicing Agreement), will service the Contracts pursuant to the Sale and Servicing Agreement. See "Description of the Trust Documents--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; and the range of original maturities of the Contracts and the last maturity date of any Contract. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Green Tree will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders in a Contract, Green Tree will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of representation or warranty by Green Tree. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

THE TRUSTEE

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities of such Series will be limited solely to the express obligations of such Trustee set forth in the related Trust Documents. A Trustee may resign at any time, in which event the General Partner will be obligated to appoint a successor trustee. The General Partner may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the General Partner will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  Green Tree is a Delaware corporation that, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. Through its various divisions, Green Tree purchases, pools, sells and services retail conditional sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and provides credit to manufactured housing dealers for purposes of purchasing manufactured home inventory from manufacturers. Green Tree is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, Green Tree serves all 50 states. Green Tree began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. Green Tree also purchases, pools and services installment sales contracts for various consumer products. Its principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from Green Tree upon written request.

CONTRACT ORIGINATION

  Through its centralized loan processing operations in St. Paul, Minnesota, Green Tree arranges to purchase certain contracts from home improvement contractors located throughout the United States. Green Tree's regional sales managers contact home improvement contractors and explain Green Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize Green Tree's available customer financing, the contractor must make an application for contractor approval. Green Tree has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell contracts to Green Tree. In addition, Green Tree has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. Green Tree also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to Green Tree. Green Tree occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that Green Tree originates are written on forms provided or approved by Green Tree and are purchased on an individually approved basis in accordance with Green Tree's guidelines. The contractor submits the customer's credit application and construction contract to Green Tree's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by Green Tree in June 1993. If Green Tree determines that the application meets Green Tree's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, Green Tree purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, Green Tree follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by Green Tree include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. Green Tree may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an unsecured FHA-insured home improvement contract currently may not exceed $7,500 without specific FHA approval, with a maximum term of 20 years. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  Green Tree began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The unsecured conventional program allows for an amount financed from $2,500 to $15,000 (except in Massachusetts where the loan limit may be $20,000). The allowable term of unsecured contracts is 24 to 120 months. Green Tree's underwriting standards with respect to unsecured home improvement contracts are, in general, more stringent than its underwriting standards with respect to secured home improvement contracts with similar terms. Eligible property includes an owner-occupied single family home, up to four unit multiple-family dwelling, owner-occupied condominium or town house, or an owner-occupied manufactured home located in a Green Tree-approved park or attached to the real estate.

LOSS AND DELINQUENCY INFORMATION

  Each Prospectus Supplement will include Green Tree's loss and delinquency experience with respect to its entire servicing portfolio of home improvement contracts. However, there can be no assurance that such experience will be indicative of the performance of the Contracts included in a particular Contract Pool.

RATIO OF EARNINGS TO FIXED CHARGES FOR GREEN TREE

  Set forth below are Green Tree's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                              YEAR ENDED DECEMBER 31,
                                              ------------------------
                                                                          MONTHS
                                                                         ENDED
                                              1993 1994 1995 1996 1997   1998
                                              ---- ---- ---- ---- ---- ---------
Ratio of Earnings to Fixed Charges........... 4.81 7.98 7.90 5.44 3.94

                             YIELD CONSIDERATIONS

  The Interest Rates, Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Securities will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Securities that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Securities that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Securities which may be offered hereby, such as Stripped Notes, Interest Only Certificates, Principal Only Certificates and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Securities which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Securities may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

PREPAYMENT CONSIDERATIONS

  Contracts generally may be prepaid in full or in part without penalty. FHA-insured Contracts may be prepaid at any time without penalty. Green Tree has no significant experience with respect to the rate of principal prepayments on home improvement contracts. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Securityholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Securities on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or Green Tree's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Trust Documents--Termination") will affect the timing of principal distributions on the Securities of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Securities. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Securities, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Trust Documents--Termination" for a description of Green Tree's or the Servicer's option to repurchase the Contracts comprising part of a Trust when the Aggregate Principal Balance of such Contracts as of the related Cut-off Date is less than a specified percentage of the Cut-off Date Principal Balance of such Contracts. See also "The Trusts--The Contract Pools" for a description of the obligations of Green Tree to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                                  POOL FACTOR

  The "Certificate Pool Factor" for each Class of Certificates will be an eight-digit decimal which the Servicer will compute indicating the outstanding balance (the "Certificate Balance") with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution Date), as a fraction of the original Certificate Balance of such Certificates. The "Note Pool Factor" for each Class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Distribution Date (after giving effect to all distributions of principal on such Distribution Date) as a fraction of the initial outstanding principal balance of such Class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable Class of Certificates or reductions in the outstanding principal balance of the applicable Class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related Class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable Class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

  With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the related Certificateholders and Noteholders will receive periodic reports from the Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Trustee and the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Trustee and the Indenture Trustee at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Trust from the sale of each Series of Securities will be used to pay to Green Tree the purchase price for the Contracts and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Green Tree will be used for its general corporate purposes, including the origination or acquisition of additional home improvement loan contracts, costs of carrying such contracts until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Securities.

                                   THE NOTES

GENERAL

  With respect to each Series of Securities, one or more Classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any Series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any Class or Classes of Notes of such Series, or any Class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A Series may include one or more Classes of Stripped Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain Classes of Stripped Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more Classes of Notes of a Series may be redeemable under the circumstances specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all Classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each Class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

  In the case of a Series of Securities which includes two or more Classes of Notes, the timing, sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any Class of Notes will be made on a pro rata basis among all of the Notes of such Class.

THE INDENTURE

  A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

  Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust;
(iii) to add additional covenants for the benefit of the related Noteholders;
(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

  Modifications of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

  Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment, any place of payment where, or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, Green Tree or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

  Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any Class of Notes on any Payment Date (prior to the final scheduled payment date, if any, for such Class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default unless such Class of Notes has a final scheduled payment date, and then not until such final scheduled payment date for such Class of Notes.

  Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

  Unless otherwise specified in the related Prospectus Supplement, if the Notes of any Series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Contracts following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Note Owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  No holder of a Note of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such Series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, Green Tree, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

  Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Note Owner or Certificate Owner.

  Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

  Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. Note Owners may receive such reports upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the address specified in the related Prospectus Supplement.

  Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

  The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. Green Tree may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, Green Tree will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                               THE CERTIFICATES

GENERAL

  A Series of Securities may include one or more Classes of Certificates issued pursuant to Trust Documents to be entered into between Green Tree, as Seller and as Servicer, and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

  If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by Green Tree, the "Depository"). See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

  The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any Series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A Series may include one or more Classes of Certificates ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes of Certificates ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series may include one or more Classes of Certificates which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest

("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the Pass-Through Rate for each Class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificateholders of such Class.

  In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

  Unless otherwise provided in the related Prospectus Supplement, the Securities of each Series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

  Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note

Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

  With respect to any Series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

  With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates (if any) and Notes will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, Green Tree or the Servicer advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and Green Tree, the Servicer, the Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) Green Tree or the Administrator (if any) at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and
(iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

  DTC has advised Green Tree that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised Green Tree that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

  Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

STATEMENTS TO SECURITYHOLDERS

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each Class of Securities;

    (ii) the amount of the distribution allocable to principal on or with respect to each Class of Securities;

    (iii) the Certificate Balance and the Certificate Pool Factor for each Class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each Class of Notes, after giving effect to all payments reported under (ii) above on such date;

    (iv) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Due Period or Periods, as the case may be;

    (v) the Pass-Through Rate or Interest Rate for the next period for any Class of Certificates or Notes with variable or adjustable rates;

    (vi) the amount of Advances made by the Servicer with respect to such Distribution Date, and the amount paid to the Servicer on such Distribution Date as reimbursement of Advances made on previous Distribution Dates;

    (vii) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related form of credit enhancement, if any;

    (viii) Green Tree's FHA Insurance reserve amount;

    (ix) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

    (x) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

    (xi) such customary factual information as is necessary to enable Securityholders to prepare their tax returns; and

    (xii) such other information as may be specified in the related Prospectus Supplement.

  Each amount set forth pursuant to subclauses (i), (ii), (iv) and (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

  Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a Series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "--Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a Class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. DTC will convey such information to its Participants, who in turn will convey such information to their related indirect participants in accordance with arrangements among DTC and such participants. Certificate Owners and Note Owners may receive such reports upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such information, from the Trustee, with respect to Certificate Owners, or from the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                      DESCRIPTION OF THE TRUST DOCUMENTS

  Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Sale and Servicing Agreements and the Trust Agreements (collectively referred to as the "Trust Documents") pursuant to which Green Tree will sell and assign such Contracts to a Trust and the Servicer will agree to service such Contracts on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Documents. Where particular provisions or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE CONTRACTS

  On the Closing Date (as defined in the Prospectus Supplement), Green Tree will sell and assign to the Trust, without recourse, Green Tree's entire interest in the related Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). Each Contract transferred by Green Tree to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Contracts"). Concurrently with such sale and assignment, the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes to or upon the order of the Seller, and the Trustee will execute and deliver the related certificates representing the Certificates, if any, to or upon the order of Green Tree.

  The Schedule of Contracts will include the amount of monthly payments due on each Contract as of the date of issuance of the Securities, the Contract Rate on each Contract and the maturity date of each Contract.

Such list will be available for inspection by any Securityholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trustee, Green Tree's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Securityholders will be repurchased or substituted for by Green Tree, or, if the discrepancy relates to the unpaid principal balance of a Contract, Green Tree may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Collection Account") in an amount sufficient to offset such discrepancy. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to Green Tree identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from Green Tree to the related Trust would, in the event Green Tree became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from Green Tree to the Trust were treated as a pledge to secure borrowings by Green Tree, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by Green Tree, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if Green Tree were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, Green Tree will make certain representations and warranties in the Sale and Servicing Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each FHA-insured Contract was originated in accordance with applicable FHA regulations and is insured, without set off, surcharge or defense, by FHA Insurance; (f) each Contract was either
(i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to Green Tree or (ii) was originated by Green Tree directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Sale and Servicing Agreement or the Securities unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied or rescinded;
(j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and Green Tree has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and Green Tree has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (n) the description of each Contract set forth in the list delivered to the Trustee is true and correct;
(o) there is only one original of
each Contract; and (p) each Contract was originated or purchased in accordance with Green Tree's then-current underwriting guidelines.

  The warranties of Green Tree will be made as of the execution and delivery of the related Trust Documents and will survive the sale, transfer and assignment of the related Contracts and other Trust Property to the Trust but will speak only as of the date made.

  Under the terms of the Sale and Servicing Agreement, if Green Tree becomes aware of a breach of any such representation or warranty that materially adversely affects the interests of the Note Owners, the Certificate Owners, if any, or the related Trust in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then Green Tree will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust and the Securityholders for a breach of a representation or warranty under the Sale and Servicing Agreement with respect to the Contracts (but not with respect to any other breach by Green Tree of its obligations under the Sale and Servicing Agreement).

  The "Purchase Amount" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

  Upon the purchase by Green Tree of a Contract due to a breach of a representation or warranty, the Trustee will convey such Contract and the related Trust Property to Green Tree.

COLLECTIONS

  With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Indenture Trustee will establish and maintain for each Series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to any Series including one or more Classes of Certificates, the Trustee will establish and maintain for each Series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). The Collection Account, the Certificate Distribution Account (if any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

  Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) has a credit rating from each rating agency rating such Series of Notes and/or Certificates (a "Rating Agency") in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities, as confirmed in writing by each Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Securities of such Series. On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Contracts received by the Servicer after the Cut-off Date and on or prior to the second Business Day preceding the Closing Date.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Collection Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts;

    (iii) all FHA Insurance payments received by the Servicer;

    (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (v) any Advances made as described under "Advances" below and certain other amounts required under the Sale and Servicing Agreement to be deposited in the Collection Account;

    (vi) all amounts received from any credit enhancement provided with respect to a Series of Securities; and

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or Green Tree, as described under "Sale and Assignment of the Contracts" above or under "Repurchase Option" below.

  Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule, if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Green Tree will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Contract to be purchased by it for breach of a representation or warranty.

  For any Series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the related Trust Documents ("Eligible Investments"). Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date for the Due Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

  Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Contract (other than late fees or certain other similar fees or charges) received during a Due Period and Purchase Amounts deposited with the Trustee prior to a Distribution Date will be applied first to any outstanding Advances made by the Servicer with respect to such Contract, and then to interest and principal on the Contract in accordance with the terms of the Contract.

SERVICING

  Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Sale and Servicing Agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Sale and Servicing Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, as well as submission of FHA Insurance claims where applicable.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Sale and Servicing Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Sale and Servicing Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Securities of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Sale and Servicing Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts serviced by the Servicer under agreements similar to the Sale and Servicing Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Sale and Servicing Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Sale and Servicing Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Sale and Servicing Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Sale and Servicing Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which Green Tree may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Aggregate Principal Balance for such Payment Date. As long as Green Tree is the Servicer, the Trustee will pay Green Tree its Monthly Servicing Fee from any monies remaining after the Securityholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Securityholders and providing related data processing and reporting services for Securityholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by Green Tree from its Monthly Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (including submission of FHA Insurance claims, if applicable) or payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Securityholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Sale and Servicing Agreement will occur if (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Noteholders or to the Trustee for distribution to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Documents that materially and adversely affects the interests of Securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Trust Documents, except as specifically permitted under the Trust Documents, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; (v) the Servicer is no longer an Eligible Servicer (as defined in the Trust Documents) or (vi) if Green Tree is the Servicer, Green Tree's receiving rights under its master seller-servicer contract with GNMA are terminated. Notice as used herein shall mean notice to the Servicer by the Trustee, the Indenture Trustee, if any, or Green Tree, or to Green Tree, the Servicer, the Indenture Trustee, if any, and the Trustee by the holders of Securities representing interests aggregating not less than 25% of the outstanding principal balance of the Securities issued by such Trust.

  Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Trustee, the Indenture Trustee or the holders of at least 25% in aggregate principal balance of the outstanding Securities issued by such Trust, by notice then given in writing to the Servicer (and to the Trustee and the Indenture Trustee if given by the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Trustee, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Trustee or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

  On and after the time the Servicer receives a notice of termination, the Trustee or other successor Servicer specified in the related Prospectus Supplement (the "Backup Servicer") will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer.

  In addition, the Trustee will notify FHA of Green Tree's termination as Servicer of the Contracts and will request that the portion of Green Tree's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Green Tree's obligation to repurchase certain Contracts for breaches of representations or warranties under the Trust Documents. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Trust Documents without the consent of all of the Securityholders.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Sale and Servicing Agreement at the request, order or direction of any of the Holders of Securities, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

  Green Tree, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders), except certain expenses incurred in connection with realizing upon the Contracts.

  Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register and to each Rating Agency.

DISTRIBUTIONS

  With respect to each Trust, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each Class of Certificateholders and all payments to each Class of Noteholders will be set forth in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, on the third Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Notes and Certificates for such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, the "Amount Available" for any Distribution Date will be equal to (i) the funds on deposit in the Collection Account at the close of business on the last day of the related Due Period, plus (ii) any Advances to be made by the Servicer with respect to delinquent payments, plus (iii) any Purchase Amounts to be deposited by Green Tree with respect to Contracts to be repurchased due to a breach of a representation or warranty, minus (iv) any amounts paid by Obligors in the related Due Period, but to be applied in respect of a regular monthly payment due in a subsequent Due Period (an "Advance Payment"), minus
(v) any amounts incorrectly deposited in the Collection Account.

  Except as otherwise specified in the related Prospectus Supplement, on each Distribution Date, prior to making distributions in respect of the Notes and Certificates, the Amount Available will be applied, first, if Green Tree is no longer the Servicer, to pay the Monthly Servicing Fee to the successor Servicer, and second, to reimburse the Servicer (including Green Tree) for any Advances made with respect to a prior Due Period and subsequently recovered and for any Advances previously made that the Servicer has determined are Uncollectible Advances.

ENHANCEMENT

  The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to each Class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, Green Tree guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, enhancement for a Class of Securities of a Series may cover one or more other Classes of Securities in such Series, and accordingly may be exhausted for the benefit of a particular Class and thereafter be unavailable to such other Classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the related Prospectus Supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the enhancement for a Class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such enhancement will be exhausted by the claims of Securityholders of other Classes.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances each month of any scheduled payments on the Contracts included in a Trust that were due but not received during the prior Due Period. The Servicer will be entitled to reimbursement of an Advance from the Amount Available in the Collection Account for the related Trust (i) when the delinquent payment is recovered by the Trust, or (ii) when the Servicer has determined that such Advance has become an Uncollectible Advance. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Collection Account for the related Trust. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by Green Tree for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from Net Liquidation Proceeds (including FHA Insurance payments, if applicable), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Sale and Servicing Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Collection Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

EVIDENCE AS TO COMPLIANCE

  On or before March 31 of each year the Servicer will deliver to each Trustee and each Indenture Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of Contracts serviced by the Servicer under pooling and servicing agreements or sale and servicing agreements similar to the Trust Documents and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the applicable Trust Documents, except for any exceptions set forth in such report. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

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

INDEMNIFICATION AND LIMITS ON LIABILITY

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

  The Servicer may, with the prior consent of the Trustee and the Indenture Trustee, if any, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

AMENDMENT

  Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Trustee and the Indenture Trustee, but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to Green Tree or the Servicer) reasonably satisfactory to the Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by Green Tree, the Servicer and the Trustee and the Indenture Trustee, and a Certificate Majority and a Note Majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

TERMINATION

  The obligations created by the Trust Documents will terminate upon the date calculated as specified in the Trust Documents, generally upon (i) the later of the final payment or other liquidation of the last Contract subject thereto and the disposition of all property acquired upon repossession of any Product and (ii) the payment to the Securityholders of all amounts held by the Servicer or the Trustee and required to be paid to the Securityholders pursuant to the Trust Documents.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Securities, in order to avoid excessive administrative expense, Green Tree and the Servicer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following any Due Period as of the last day of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cut-off Date Principal Balance, all remaining Contracts in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

  If a General Partner is named in the related Prospectus Supplement, unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the General Partner becomes insolvent, withdraws or is expelled as a General Partner or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes and prepayment of the Certificates (if any) following the winding-up of the affairs of the related Trust, unless within such 90 days the remaining General Partner, if any, and holders of a majority of the Certificates of such Series agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the former General Partner, and the Owner Trustee is able to obtain an opinion of counsel to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates (if any), to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

THE TRUSTEE

  The Trustee or Owner Trustee, as applicable, for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee. The General Partner, if any, specified in the related Prospectus Supplement (or, if no such General Partner is specified, the Servicer) may also remove the Trustee, if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE TRUSTEE

  The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Contracts or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Contracts prior to deposit in the related Collection Account.

  The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

ADMINISTRATOR

  If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

                         DESCRIPTION OF FHA INSURANCE

  Certain of the Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by Green Tree, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by Green Tree. Green Tree's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by Green Tree. In the Sale and Servicing Agreement, Green Tree will agree to pay all FHA Insurance premiums required by FHA Regulations. If Green Tree fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by Green Tree and from collections on the related Contracts.

  As of December 31, 1997, Green Tree's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing contracts and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Trust Documents--Termination") occurs, each Trustee will notify FHA of Green Tree's termination as Servicer of the related FHA-insured Contracts and will request that the portion of Green Tree's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure unsecured property improvement loans up to $7,500, with a maximum term of 20 years. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Contract the Servicer may, subject to certain conditions, submit a claim to FHA. The availability of FHA Insurance following a default on an FHA-insured Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Contract Origination," Green Tree does not purchase a Contract until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust must assign its entire interest in the Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest computed at the Contract Rate earned to the data of default, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, and (iv) legal fees, not to exceed $500.

        CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of Green Tree's conveyance and assignment of a pool of Contracts to a Trust, the Securityholders of such Series, as the beneficial owners of the Trust, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a Contract to all claims and defenses which the debtor could assert against the home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor.

  The obligations of the Obligor under each Contract are not secured by an interest in the related real estate or otherwise, and the related Trust, as the owner of a Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under a Contract, the related Trust will have recourse only against the Obligor's assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on a Contract, the obligations of the Obligor under such Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the Trust as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The standard form of note generally contains provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA- insured Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Sale and Servicing Agreement, late charges (to the extent permitted by law and not waived by Green Tree) will be retained by Green Tree as additional servicing compensation.

  The standard form of note also includes a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to accelerate when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  It is Green Tree's practice with some of the Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Securityholders. In the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders.

  Green Tree will represent and warrant under each Sale and Servicing Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

REPURCHASE OBLIGATIONS

  Under the Agreement, Green Tree will represent and warrant that each FHA-insured Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Contract due to a violation of FHA regulations in originating or servicing such Contracts, such violation would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and would create an obligation of the Company to repurchase such Contract unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

  In addition, Green Tree will also represent and warrant under each Sale and Servicing Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the Securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors with respect to the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Securities.

  Dorsey & Whitney LLP, counsel to Green Tree, has delivered an opinion regarding certain federal income tax matters discussed below. Counsel to Green Tree identified in the related Prospectus Supplement ("Counsel") will deliver an opinion regarding tax matters applicable to each Series of Securities. Such an opinion, however, is not binding on the Internal Revenue Service (the "Service") or the courts. The opinion of Counsel will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also will state that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Service.


TAX STATUS OF THE TRUST

  With respect to each Series of Securities which includes both Notes and Certificates, Counsel will deliver its opinion that the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of Counsel, the Trust itself will not be subject to federal income tax but, instead, each Certificateholder will be required to take into account its distributive share of items of income and deduction (including deductions for distributions of interest to the Noteholders) of the Trust as though such items had been realized directly by the Certificateholder. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. There are, however, no cases or Service rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the Service may disagree with all or a part of this discussion.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the

Contracts, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates.

TAX CONSEQUENCES TO NOTEHOLDERS

  Treatment of the Notes as Indebtedness. The Owner Trustee, on behalf of the Trust, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Counsel will deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  Interest Income on the Notes. Interest on the Notes will be taxable as ordinary interest income when received by Noteholders utilizing the cash-basis method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Under the applicable regulations, the Notes would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note.

  While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Notes are not deemed to be "qualified stated interest" because the Notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the Trust will treat interest payments on the Notes as qualified stated interest under the OID regulations. If the Notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Notes would be includible in the income of Noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes were not materially different from its coupon, this treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

  A Noteholder must include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID.

  Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Noteholder purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the Notes to the extent that the amount of such payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Noteholder held the Note and the denominator of which is the number of days after the date the Noteholder acquired the Note until and including its maturity date. The Noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Service.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder may elect to include market discount in gross income as it accrues and, if such Noteholder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service.

  Amortizable Bond Premium. In general, if a Noteholder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Such Noteholder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a Note will be treated as an offset to interest income on such Note, and a Noteholder's deduction for amortizable bond premium with respect to a Note will be limited in each year to the amount of interest income derived with respect to such Note for such year. Any election to deduct amortizable bond premium shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

  Disposition of Notes. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the Note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a Noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the Note in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Noteholder will be entitled to receive interest payments on the Notes free of United States federal income tax provided that such Noteholder periodically provides the Indenture Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Noteholder is not a United States person and providing the name and address of such Noteholder and will not be subject to federal income tax on gain from the disposition of a Note unless the Noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

  Tax Administration and Reporting. The Indenture Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.

  Backup Withholding. Under certain circumstances, a Noteholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Indenture Trustee. Backup withholding may apply, under certain circumstances, to a Noteholder who is a foreign person if the Noteholder fails to provide the Indenture Trustee or the Noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Note.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of Counsel, the Service successfully asserted that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO CERTIFICATEHOLDERS

  Treatment of the Trust as a Partnership. Green Tree, the General Partner and the Owner Trustee will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the General Partner, and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the General Partner, Green Tree and the Servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of the Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of the Contracts.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

(iii) Prepayment Premium payable to the Certificateholders for such month; and
(iv) any other amounts of income payable to the Certificateholders for such month. Although it is not anticipated that the Certificates will be issued at a price which exceeds their principal amount, such allocations of Trust income to the Certificateholders will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any such excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the General Partner. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  A Certificateholder's share of expenses of the Trust (including fees to the Servicer but not interest expense) will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Code ($124,500 in 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. The purchase price paid by the Trust for the Contracts may exceed the remaining principal balance of the Contracts at the time of purchase. If the Trust is deemed to acquire the Contracts at such a premium or at a market discount, the Trust will elect to offset any such premium against interest income on the Contracts or to include any such discount in income currently as it accrues over the life of the Contracts. The Trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a Contract-by-Contract basis. As indicated above, a portion of such premium deduction or market discount income may be allocated to Certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in its Certificates (as described below under "Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss generally will be capital gain or loss if the Certificates are held as capital assets and will be long-term gain or loss if the holding period of the Certificates is more than one year.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a Certificateholder sells a Certificate, the Certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the Certificate. A Certificateholder's tax basis in a Certificate generally will equal the Certificateholder's cost increased by the Certificateholder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the Certificateholder's share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintain a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the related Record Date. As a result, a Certificateholder purchasing a Certificate may be allocated tax items (which will affect the Certificateholder's tax liability and tax basis) attributable to periods before the Certificateholder actually owns the Certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust may be reallocated among the Certificateholders. The General Partner is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit or loss, the purchasing Certificateholder will have a higher or lower basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders may be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. Pursuant to the Administration Agreement, the Trustee will monitor the performance of the following responsibilities of the Trust by other service providers. The Trust is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The

Trust will file a partnership information return (IRS Form 1065) with the Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with certain required information statements relating to identification of beneficial owners of Certificates and such nominees will be required to forward such information to such beneficial owners. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the Service of all such inconsistencies.

  Green Tree or a subsidiary identified in the related Prospectus Supplement will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust will be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. It is expected that the Trust will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally will be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes are due because the Trust is not engaged in a U.S. trade or business. However, the Service may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "--Tax Consequences to Noteholders--Backup Withholding."

                     CERTAIN STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change (which may be retroactive). No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the Notes are treated as debt for federal income tax purposes, in the opinion of Counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the Notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the Notes.

  If the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the partnership.

  If the Certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of Counsel this treatment would also apply for Minnesota income and franchise tax purposes. Pursuant to this treatment, the Trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to Certificateholders). Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

                             ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                        LEGAL INVESTMENT CONSIDERATIONS

  No Securities offered hereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because none of the Contracts will be secured as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Securities.

  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Securities sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                 UNDERWRITING

  Green Tree may sell Securities of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Securities directly to other purchasers or through agents. Green Tree intends that Securities will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of such methods.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Securities, Green Tree or any affiliate thereof may purchase some or all of one or more Classes of Securities of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Securities so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Securities or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Securities, Underwriters may receive compensation from Green Tree or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Securities of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from Green Tree and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from Green Tree will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by Green Tree, Underwriters and agents who participate in the distribution of the Securities may be entitled to indemnification by Green Tree against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, Green Tree will authorize Underwriters or other persons acting as Green Tree's agents to solicit offers by certain institutions to purchase the Securities from Green Tree pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by Green Tree. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Securities. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for Green Tree in the ordinary course of business.


  The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

  Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for Green Tree by the counsel for Green Tree identified in the applicable Prospectus Supplement. The validity of the Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by the counsel for the underwriters identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND ANY INFOR-MATION OR REPRESENTATION NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GREEN TREE OR ANY UNDERWRITER. THIS PROSPEC-TUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THE PROSPECTUS SUPPLEMENT RE-LATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GREEN TREE OR THE TRUST SINCE THE DATE HEREOF.
                                ---------------
                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT

Reports to Securityholders.................................................  S-2
Summary of Terms...........................................................  S-3
Risk Factors............................................................... S-16
The Trust.................................................................. S-17
The Trust Property......................................................... S-18
The Contract Pool.......................................................... S-19
Green Tree Financial Corporation........................................... S-24
Yield and Prepayment Considerations........................................ S-27
Description of the Notes................................................... S-29
Description of the Counterparty............................................ S-36
Description of the Certificates............................................ S-36
Description of the Trust Documents and Indenture........................... S-38
Certain Federal and State Income Tax Consequences.......................... S-45
ERISA Considerations....................................................... S-45
Underwriting............................................................... S-47
Legal Matters.............................................................. S-48
Annex I....................................................................  A-1
                                PROSPECTUS
Available Information......................................................    3
Reports to Securityholders.................................................    3
Incorporation of Certain Documents by Reference............................    3
Prospectus Summary.........................................................    4
Risk Factors...............................................................   15
The Trusts.................................................................   17
Green Tree Financial Corporation...........................................   19
Yield Considerations.......................................................   20
Maturity and Prepayment Considerations.....................................   21
Pool Factor................................................................   21
Use of Proceeds............................................................   22
The Notes..................................................................   22
The Certificates...........................................................   26
Certain Information Regarding the Securities...............................   28
Description of the Trust Documents.........................................   31
Description of FHA Insurance...............................................   41
Certain Legal Aspects of the Contracts; Repurchase Obligations.............   42
Certain Federal Income Tax Consequences....................................   44
Certain State Income Tax Consequences......................................   50
ERISA Considerations.......................................................   51
Legal Investment Considerations............................................   52
Ratings....................................................................   52
Underwriting...............................................................   52
Legal Matters..............................................................   53
Experts....................................................................   53

                                ---------------
  FOR 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT ALL DEALERS EFFECT-ING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DIS-TRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          $            (APPROXIMATE)

                                     LOGO

                              SELLER AND SERVICER

                          GREEN TREE HOME IMPROVEMENT
                               LOAN TRUST 1998-

          $       (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-1:HI

       $       (APPROXIMATE) FLOATING RATE ASSET-BACKED NOTES, CLASS A-1

            $     (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-2

            $     (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-3

            $      (APPROXIMATE)    % ASSET-BACKED NOTES, CLASS A-4

              $     (APPROXIMATE)    % ASSET-BACKED CERTIFICATES

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                                [UNDERWRITERS]



                                       , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

   SEC registration fee.............................................. $  590,000
   Blue Sky fees and expenses........................................     10,000
   Accountant's fee and expenses.....................................     40,000
   Attorneys' fees and expenses......................................    160,000
   Trustee's fees and expenses.......................................     20,000
   Printing and engraving expenses...................................    100,000
   Rating Agency fee.................................................    180,000
   Miscellaneous.....................................................     40,000
                                                                      ----------
       Total......................................................... $1,140,000
                                                                      ==========

ITEM 15. Indemnification of Directors and Officers

  Green Tree Financial Corporation is incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where and officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The Certificate of Incorporation and Bylaws of Green Tree Financial Corporation provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

  Green Tree Financial Corporation maintains a directors' and officers' insurance policy.

  Pursuant to the form of Underwriting Agreement, a copy of which is incorporated by reference as Exhibit 1.1 hereto, the Underwriters will agree, subject to certain conditions, to indemnify the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

ITEM 16. EXHIBITS

   1.1 Proposed form of Underwriting Agreement (1)
   3.1 Certificate of Incorporation of Green Tree Financial Corporation (2)
   3.2 Restated By-Laws of Green Tree Financial Corporation (2)
   4.1 Form of Pooling and Servicing Agreement (3)
   4.2 Form of Sale and Servicing Agreement (4)

      4.3  Form of Trust Agreement(4)
      4.4  Form of Indenture between the Trust and the Indenture Trustee, including form of Note(4)
     *5.1  Opinion and consent of Dorsey & Whitney LLP with respect to legality
     *8.1  Opinion of Dorsey & Whitney with respect to tax matters
     12.1  Computation of Ratio of Earnings to Fixed Charges (5)
   **23.1  Consent of KPMG Peat Marwick LLP (filed herewith)
     23.2  Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1)
     23.3  Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1)
     24.1  Power of attorney from officers and directors of the Registrant signed by an attorney-in-fact
           (included on page II-5)
     25.1  Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee
           (6)

--------

  *   Previously filed

 **   Filed herewith

 (1) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement on Form S-3 (File No. 33-55853), as amended, which became effective on November 10, 1994.
 (2) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement No. 333-52233.
 (3) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Current Report on Form 8-K dated March 13, 1998.
 (4) Incorporated by reference to the similarly numbered exhibit to the Registrant's Registration Statement No. 333-46457.
 (5) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998.
 (6) To be filed subsequently pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement;
      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAINT PAUL, STATE OF MINNESOTA, ON THE 30TH DAY OF SEPTEMBER, 1998.

                                          Green Tree Financial Corporation


                                          By /s/ Joel H. Gottesman
                                             ----------------------------------
                                                     JOEL H. GOTTESMAN
                                              Senior Vice President, General
                                                   Counsel and Secretary


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED. EACH PERSON WHOSE SIGNATURE TO THIS REGISTRATION STATEMENT APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS JOEL H. GOTTESMANN AND JAMES S. ADAMS AS HIS/HER TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION, TO SIGN ON THEIR BEHALF INDIVIDUALLY AND IN THE CAPACITY STATED BELOW AND TO PERFORM ANY ACTS NECESSARY TO BE DONE IN ORDER TO FILE ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, AND ANY AND ALL INSTRUMENTS OR DOCUMENTS FILED AS PART OF OR IN CONNECTION WITH THIS REGISTRATION STATEMENT OR THE AMENDMENTS THERETO AND EACH OF THE UNDERSIGNED DOES HEREBY RATIFY AND CONFORM ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, OR HIS SUBSTITUTES, SHALL DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

              SIGNATURE                        TITLE                 DATE

                                       Chairman of the
               *                        Board and Chief
-------------------------------------   Executive Officer
          LAWRENCE M. COSS              (Principal
                                        Executive Officer
                                        and Director)

                                       Executive Vice
               *                        President and Chief
-------------------------------------   Financial Officer
           ROLLIN M. DICK               (Principal
                                        Financial Officer)

                                       Senior Vice
               *                        President and Chief
-------------------------------------   Accounting Officer
           JAMES S. ADAMS               (Principal
                                        Accounting Officer)

                                       Director
               *
-------------------------------------
         STEPHEN C. HILBERT

                                       Director
               *
-------------------------------------
          THOMAS J. KILIAN

*By:/s/ Joel H. Gottesman              Director                  September 30,
                                                                     1998

  ---------------------------------

 JOEL H. GOTTESMAN ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

                                                                          PAGE
                                                                          ----
    1.1 Proposed form of Underwriting Agreement (1)
    3.1 Certificate of Incorporation of Green Tree (2)
    3.2 Restated By-Laws of Green Tree (2)
    4.1 Form of Pooling and Servicing Agreement (3)
    4.2 Form of Sale and Servicing Agreement (4)
    4.3 Form of Trust Agreement (4)
    4.4 Form of Indenture between the Trust and the Indenture Trustee, including form of
        Note (4)
   *5.1 Opinion and consent of Dorsey & Whitney LLP with respect to legality
   *8.1 Opinion of Dorsey & Whitney with respect to tax matters
   12.1 Computation of Ratio of Earnings to Fixed Charges (5)
 **23.1 Consent of KPMG Peat Marwick LLP
   23.2 Consent of Dorsey & Whitney LLP (included as part of Exhibit
        5.1)
   23.3 Consent of Dorsey & Whitney LLP (included as part of Exhibit
        8.1)
   24.1 Power of attorney from officers and directors of the Registrant signed by an
        attorney-in-fact (included on page II-4)
   25.1 Form of T-1 Statement of Eligibility under the Trust Indenture
        Act of 1939 of the
        Indenture Trustee (6)

-------
 *Filed herewith.
**To be filed by amendment.
 (1) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement on Form S-3 (File No. 33-55853), as amended, which became effective on November 10, 1994.
 (2) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement No. 333-52233.
 (3) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Current Report on Form 8-K dated December 19, 1997.
 (4) Incorporated by reference to the similarly numbered exhibit to the Registrant's Registration Statement No. 333-46457.
 (5) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998.
 (6) To be filed subsequently pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended